UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

HARVEST NATURAL RESOURCES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c)(2), the filing fee of $12,285.40 was determined by multiplying 0.0001007 by transaction consideration of $122,000,000, consisting of (i) $80 million in cash, (ii) a note for $12 million, and (iii) the cancellation of $30 million in debt.

	(4)	Proposed maximum aggregate value of transaction: $122,000,000
	(5)	Total fee paid: $12,285.40
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

JAMES A. EDMISTON PRESIDENT AND CEO

[●], 2016

Dear Fellow Stockholders,

On behalf of the Board of Directors of Harvest Natural Resources, Inc. (“Harvest,” “we,” “us,” or “our”), we invite you to join us at our annual meeting of stockholders, which will be held on [●], 2016, at [●] central time, at our headquarters located at 1177 Enclave Parkway, Suite 300, Houston, Texas 77077.

On June 30, 2016, we announced that we had entered into a share purchase agreement under which we would sell all of the interests in our Venezuelan assets to CT Energy Holding SRL, a private investment firm (“CT Energy”). Our board of directors (our “Board”), after receiving the unanimous advice and recommendation of an independent committee of our Board, has unanimously approved the proposed sale and has recommended that it be authorized by our stockholders. We are asking you to approve this sale. In connection with the vote to approve the sale of our Venezuelan assets, and as required by Securities and Exchange Commission regulations, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by us to our named executive officers under existing agreements as a result of the sale. For more information concerning the proposed sale of our Venezuelan assets and compensation payable as a result of the sale, please see the section of the proxy statement titled Sale of our Venezuelan Assets and Proposals 1 and 2 beginning on page 3.

At the annual meeting, we are also asking you to vote on our usual annual meeting proposals, including proposals to elect seven directors and to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016. We are also asking you to vote on a proposal to amend our certificate of incorporation to effect a reverse split of our common stock at a ratio between one-for-four and one-for-ten, inclusive, with the exact ratio to be determined by our Board based on market and other considerations. This amendment is necessary for us to continue to comply with the listing requirements of the New York Stock Exchange. For information concerning these matters, please see the sections of the proxy statement titled Standard Annual Meeting Matters and Proposals 3 and 4 beginning on page 76 and Reverse Stock Split and Proposal 5 beginning on page 105.

Your vote is very important. The proposed sale of our Venezuelan interests and the proposed amendment of our certificate of incorporation to effect a reverse stock split cannot be effected without the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote. The proposed sale of our Venezuelan interests also requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock, other than CT Energy, entitled to vote. If you abstain from voting, if you do not provide us with your proxy, if you do not instruct your broker to vote your shares, or if you otherwise fail to vote, it will have the same effect as voting against the proposed sale and amendment.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

We encourage you to read the accompanying proxy statement, which provides information regarding Harvest and each proposal to be considered at the annual meeting. Whether or not you plan to attend the annual meeting, please submit your enclosed proxy card or vote by telephone or internet as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy over the internet, by telephone or by mail, as further described in the section of the proxy statement titled Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals beginning on page 118. Voting by proxy will not prevent you from voting your shares in person if you choose to attend the annual meeting.

Thank you for your continued support of Harvest Natural Resources.

Sincerely,

James A. Edmiston

President and Chief Executive Officer

PROXY STATEMENT

HARVEST NATURAL RESOURCES, INC.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(281) 899-5700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	[●], 2016 [●] central time

PLACE	Harvest Natural Resources, Inc. 1177 Enclave Parkway Suite 300 Houston, Texas 77077

ITEMS OF BUSINESS	(1)	The authorization of a sale by us, indirectly through subsidiaries, of all of our interests in Venezuela;
	(2)	The advisory approval of compensation that will or may become payable by us to our named executive officers in connection with the sale of our Venezuelan interests;
	(3)	The election of seven directors;
	(4)	The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016;
	(5)	The adoption of an amendment to our certificate of incorporation to effect a reverse stock split of our common stock at a ratio between one-for-four and one-for-ten, inclusive, with the exact ratio to be determined by our Board;
	(6)	The approval of an adjournment of the meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals; and
	(7)	Such other business as may properly come before the meeting.

RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on [●], 2016.

VOTING BY PROXY	Please complete, sign, date and promptly return the enclosed proxy card as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may also submit your proxy over the internet or by telephone. For specific instructions, please see the section of this proxy
statement titled Questions and Answers Regarding the Annual
Meeting and Future Stockholder Proposals beginning on
page 118.

STOCKHOLDER LISTING	A list of our stockholders as of the record date will be available for inspection by our stockholders at our headquarters located at
1177 Enclave Parkway, Suite 300, Houston, Texas 77077,
during the 10 days immediately preceding the date of the annual meeting.

By Order of the Board of Directors

James A. Edmiston

President and Chief Executive Officer

On or about [●], 2016, we will mail to our stockholders the proxy materials for our annual meeting, including the proxy statement, the proxy card and our 2015 Annual Report. These proxy materials will contain instructions on how to vote your shares.

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INDEX TO APPENDICES

APPENDIX A – Share Purchase Agreement dated June 29, 2016, among CT Energy Holding SRL, HNR Energia B.V., and Harvest National Resources, Inc.	A-1

APPENDIX B – Opinion of Tudor, Pickering, Holt & Co. Advisors, LLC	B-1

APPENDIX C – Audited Consolidated Financial Statements of Harvest Natural Resources and Subsidiaries, related Management’s Discussion and Analysis of Financial Condition and Results of Operations and related Information about Oil and Gas Producing Activities

Report of Independent Registered Public Accounting Firm	C-1
Consolidated Balance Sheets at December 31, 2015 and 2014	C-2
Consolidated Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2015 and 2014	C-3
Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2015 and 2014	C-4
Consolidated Statements of Cash Flows for the Years Ended December 31, 2015 and 2014	C-5
Notes to Consolidated Financial Statements	C-7
Management’s Discussion and Analysis of Financial Condition and Results of Operations	C-62

APPENDIX D – Unaudited Consolidated Financial Statements of Harvest Natural Resources and Subsidiaries and related Management’s Discussion and Analysis of Financial Condition and Results of Operations

Consolidated Balance Sheets at March 31, 2016 and December 31, 2015	D-1
Consolidated Statements of Operations and Comprehensive Loss for the Quarters ended March 31, 2016 and 2015	D-2
Consolidated Statements of Cash Flows for the Quarters ended March 31, 2016 and 2015	D-3
Notes to Consolidated Financial Statements	D-5
Management’s Discussion and Analysis of Financial Condition and Results of Operations	D-28

APPENDIX E – Unaudited Financial Statements of Harvest-Vinccler Dutch Holding B.V. and Subsidiaries

Consolidated Balance Sheets at December 31, 2015 and 2014	E-1
Consolidated Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2015 and 2014	E-2
Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2015 and 2014	E-3
Consolidated Statements of Cash Flows for the Years Ended December 31, 2015 and 2014	E-4
Notes to Consolidated Financial Statements	E-5

Consolidated Balance Sheets at March 31, 2016 and December 31, 2015	E-23
Consolidated Statements of Operations and Comprehensive Loss for the Quarters Ended March 31, 2016 and 2015	E-24
Consolidated Statements of Shareholders’ Equity (Deficit) for the Quarter Ended March 31, 2016	E-25
Consolidated Statements of Cash Flows for the Quarters Ended March 31, 2016 and 2015	E-26
Notes to Consolidated Financial Statements	E-27

APPENDIX F – Audited Financial Statements of Petrodelta, S.A.*	F-1

Independent Auditor’s Report	F-2
Statements of Financial Position at December 31, 2014, 2013, and 2012	F-4
Statements of Comprehensive Income for the Years Ended December 31, 2014, 2013, and 2012	F-5
Statements of Changes in Equity for the Years Ended December 31, 2014, 2013, and 2012	F-6
Statements of Cash Flow for the Years Ended December 31, 2014, 2013, and 2012	F-8
Notes to the Financial Statements	F-9

*	2015 Financial Statements of Petrodelta, S.A. are not required to be provided in this proxy statement under applicable rules.

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INTRODUCTION TO THIS PROXY STATEMENT

This proxy statement provides our stockholders with important information about us and the proposals to be considered at our annual meeting to be held on [●], 2016. We are asking our stockholders of record on [●], 2016 (the “Record Date”) to vote on four sets of proposals, all of which are described in detail in this proxy statement.

THE PROPOSALS

First, we are asking you to vote on proposals relating to our recently announced transaction with CT Energy Holding SRL, a private investment firm (“CT Energy”), by which we will sell our interests in Venezuela to CT Energy. These proposals include:

•	A proposal to authorize the sale by us, indirectly through subsidiaries, of all of our interests in Venezuela, consisting of our indirect 20.4% equity interest in Petrodelta, S.A., to CT Energy in exchange for (1) $80 million in cash (subject to adjustment), (2) a note for $12 million, payable six months after the closing, (3) the cancellation of $30 million in debt owed by us to CT Energy, (4) CT Energy’s relinquishment of 8,667,597 shares of our common stock (approximately 16.8% of all outstanding shares), representing all shares of our common stock owned by CT Energy, and (5) the termination of the warrant issued to CT Energy in June 2015 to buy up to 34,070,820 shares of our common stock for $1.25 per share; and

•	A non-binding, advisory proposal to approve compensation that will or may become payable by us to our named executive officers under existing agreements in connection with the sale of our Venezuelan interests, which we are required to submit to you under Securities and Exchange Commission (“SEC”) regulations.

You can find more information about the proposed sale of our Venezuelan assets and associated management compensation in the section of this proxy statement titled Sale of our Venezuelan Interests and Proposals 1 and 2 beginning on page 3.

Second, we are asking you to vote on two proposals relating to the matters our stockholders typically consider at our annual meetings. They include:

•	A proposal to elect seven directors; and

•	A proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016.

You can find more information about these annual meeting proposals in the section of this proxy statement titled Standard Annual Meeting Matters and Proposals 3 and 4 beginning on page 76. This section also includes information about our corporate governance, our board of directors (our “Board”), our executive officers, our stock ownership, certain relationships and related transactions and audit matters.

Third, we are asking you to vote on a proposal to amend our certificate of incorporation to effect a reverse stock split of our common stock at a ratio between one-for-four and one-for-ten, inclusive, with the exact ratio to be determined by our Board, which is required to align the per share price of our common stock with New York Stock Exchange (“NYSE”) regulations. You can find more information about this proposed amendment and our plans for the reverse stock split under the heading Reverse Stock Split and Proposal 5 beginning on page 109.

Finally, we are asking you to approve two administrative proposals relating to the conduct of the meeting:

•	A proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals; and

•	A proposal to conduct such other business as may properly come before the meeting.

You can find more information about these two administrative proposals under the heading Administrative Matters and Proposals 6 and 7 beginning on page 117.

In total, we are asking you to vote on seven proposals, all of which have been approved unanimously by our Board. We request that each stockholder of record on the Record Date vote on these matters as soon as possible by submitting a proxy in accordance with the procedures described in the section of this proxy statement titled Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals beginning on page 118. This section also includes other information about the annual meeting and related procedures.

INFORMATION IN THIS PROXY STATEMENT

Terms

We have used numerous defined terms in this proxy statement. For your convenience, we have included a list of those defined terms in the section of this proxy statement titled Index to Defined Terms Used in this Proxy Statement beginning on page 124.

Organizational Chart

To help you better understand some of the information in this proxy statement, including the proposal to sell our interests in Venezuela, and the various relationships among us, our subsidiaries and related parties, there is an organizational chart for your reference on page 11.

Cautionary Notice Regarding Forward-Looking Statements

We caution that any forward-looking statements, as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in this proxy statement involve risks and uncertainties and are subject to change based on various important factors. When used in this proxy statement, the words “budget,” “forecast,” “expect,” “believes,” “goals,” “projects,” “plans,” “expects,” “anticipates,” “estimates,” “should,” “could,” “assume” and similar expressions are intended to identify forward-looking statements. In accordance with the provisions of the Securities Act and the Exchange Act, we caution you that important factors could cause actual results to differ materially from those in any forward-looking statements. These factors include, among other factors, the failure to obtain the requisite stockholder approvals of the proposed transaction; the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the Share Purchase Agreement; risks related to the disruption of the transaction to Harvest and its management; the effect of announcement of the transaction on Harvest’s ability to retain and hire key personnel and maintain relationships with its partners, suppliers and other third parties; difficult global economic and commodity and capital markets conditions; changes in the legal and regulatory environment; our concentration of operations in Venezuela; political and economic risks associated with international operations (particularly those in Venezuela); anticipated future development costs for undeveloped reserves; drilling risks; risk that actual results may vary considerably from reserve estimates; the dependence on the abilities and continued participation of our key employees; risks normally incident to the exploration, operation and development of oil and natural gas properties; risks incumbent to being a noncontrolling interest stockholder in a corporation; permitting and drilling of oil and natural gas wells; availability of materials and supplies necessary to projects and operations; prices for oil and natural gas and related financial derivatives; changes in interest rates; our ability to acquire oil and natural gas properties that meet our objectives; availability and cost of drilling rigs and seismic crews; political stability; civil unrest; acts of terrorism; currency and exchange risks; currency controls; changes in existing or potential tariffs, duties or quotas; changes in taxes; changes in governmental policy; lack of liquidity; availability of sufficient financing; estimates of amounts and timing of sales of securities; changes in weather conditions; our ability to continue as a going concern; and other risks, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2015 and other public filings.

References to Other Documents

Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and are qualified by reference to that contract or other document.

Effectiveness of Information

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. The mailing of the proxy statement to stockholders does not create any implication to the contrary.

Consulting Your Own Advisors

You may wish to consult your own legal, tax and financial advisors with respect to any aspect of the proposed sale of our Venezuelan interests or other matters described in this proxy statement.

SALE OF OUR VENEZUELAN INTERESTS AND PROPOSALS 1 AND 2

THE PROPOSED SALE

Summary Term Sheet

This summary of the proposed sale of our Venezuelan interests highlights important information discussed in more detail elsewhere in this proxy statement. The summary does not contain all of the information you should consider before voting on the proposed sale. To understand the proposed sale more fully, you are urged to read carefully this entire proxy statement and all of its appendices, including the Share Purchase Agreement, a copy of which is attached as Appendix A to this proxy statement, before voting on whether to authorize the proposed sale. The parenthetical page references beside each heading in this summary indicate where in this proxy statement you can find more detailed information about each subject. This summary only relates to the proposed sale of our Venezuelan interests. Information regarding other matters to be considered at the annual meeting are included in other sections of this proxy statement; please refer to the table of contents to help you locate this other information.

Parties Related to the Proposed Sale (Page 10)

Harvest Natural Resources, Inc. – We are an independent energy company headquartered in Houston, Texas. We own all of HNR Energia B.V. For information about how to contact us, please see Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals – How Can I obtain additional Information? beginning on page 122. In the Share Purchase Agreement, we are referred to as “HNR.”

HNR Energia B.V. (“HNR Energia”) – HNR Energia, a private company with limited liability under the laws of Curacao, is one of our wholly owned subsidiaries. It owns a 51% interest in Harvest-Vinccler

Dutch Holding B.V. (“Harvest Holding”), which indirectly owns 40% of Petrodelta, a joint venture that owns and operates certain oil and gas interests in Venezuela. HNR Energia’s principal place of business is Prins Bemhardplein 200, 1097 JB Amsterdam, the Netherlands, and its telephone number is + 31 20 521 4777. In the Share Purchase Agreement, HNR Energia is referred to as the “Seller.”

CT Energy Holding SRL – CT Energy is a private investment firm based in Venezuela that currently owns approximately 16.8% of our outstanding common stock. For information about how to contact CT Energy, please see – Information About CT Energy beginning on page 71. In the Share Purchase Agreement, CT Energy is referred to as the “Buyer.”

A chart showing our Venezuelan-related organization is on page 11.

You are being asked to approve HNR Energia’s sale of its 51% interest in Harvest Holding to CT Energy.

Key Terms of the Proposed Sale (Page 12)

On June 29, 2016, we and HNR Energia entered into a share purchase agreement with CT Energy (also referred to as the “Share Purchase Agreement”) to sell all of our Venezuelan interests through the sale of HNR Energia’s equity interest in Harvest Holding, in exchange for (1) $80 million in cash (subject to adjustment), (2) a promissory note for $12 million payable six months after closing, (3) the cancellation of $30 million of debt owed by us to CT Energy, (4) CT Energy’s relinquishment of 8,667,597 shares of our common stock (approximately 16.8% of all outstanding shares), representing all shares of our common stock owned by CT Energy, and (5) the termination of a warrant held by CT Energy to buy 34,070,820 shares of our common stock for $1.25 per share. At the closing, we are required to pay all outstanding amounts we owe to CT Energy under existing notes, after the cancellation of the $30 million of debt. The effective date of the transaction for economic and financial purposes will be June 1, 2016.

The closing of the sale is conditioned on, among other things, (1) the approval by the Government of the Bolivarian Republic of Venezuela (“Venezuela”), (2) the authorization by the holders of (a) a majority of our outstanding common stock and (b) a majority of our outstanding common stock held by stockholders other than CT Energy and its affiliates and (3) the waiver by Petroandina Resources Corporation N.V. (“Petroandina”), a subsidiary of Pluspetrol Resources Corporation B.V. (“Pluspetrol”), of its rights under the Shareholders’ Agreement with HNR Energia, dated as of December 16, 2013 (the “Shareholders’ Agreement”), with respect to the sale of our Venezuelan interests, including any obligation of CT Energy to become a party to the Shareholders’ Agreement, or the exercise by Petroandina of its change of control put right to sell its 29% interest in Harvest Holding to CT Energy at the same time as HNR Energia sells its interests.

When the parties signed the Share Purchase Agreement, CT Energy provided us with a $15 million irrevocable standby letter of credit issued by JP Morgan Chase Bank (the “Letter of Credit”). If the closing occurs, the Letter of Credit will be returned undrawn to CT Energy and JP Morgan Chase Bank. We are entitled to draw on the Letter of Credit and keep the $15 million proceeds as liquidated damages if (1) the Share Purchase Agreement is terminated because of a material uncured breach by CT Energy or (2) the Share Purchase Agreement is terminated when all conditions to closing have been satisfied (other than the approval by the Government of Venezuela and other conditions that can only be satisfied by CT Energy at the closing), including the authorization by our stockholders that is the subject of this proxy statement. If the Share Purchase Agreement is terminated for any other reason, the Letter of Credit must be returned undrawn to CT Energy and JP Morgan Chase Bank.

We are also entitled to draw on the Letter of Credit within 10 business days of the expiration of the Letter of Credit if the Share Purchase Agreement has not been terminated, and as of such date, CT Energy has failed to deliver or cause to be delivered a replacement letter of credit and our Board has authorized a draw on the Letter of Credit. In this case, we are required to hold the $15 million proceeds in trust for disbursement to either Harvest or CT Energy pursuant to the terms of the Share Purchase Agreement.

The Share Purchase Agreement requires that the closing of the sale will occur within ten business days after the satisfaction or waiver of the last condition to closing (unless otherwise agreed to by the parties). If we do not receive the approval of our stockholders by September 15, 2016, then CT Energy may terminate the Share Purchase Agreement. If all conditions to the sale are not satisfied within 30 days after we receive the approval of our stockholders, then HNR Energia or CT Energy may terminate the Share Purchase Agreement.

We also have the right to terminate the Share Purchase Agreement if we decide to enter into an alternative acquisition agreement with respect to a “superior proposal” (as defined in the Share Purchase Agreement, and as further discussed in Documents Governing the Proposed Sale – Share Purchase Agreement – Fiduciary Out beginning on page 45). If we exercise this right, then we must pay CT Energy a termination fee of $4.6 million and pay all outstanding debt we owe to CT Energy, which was approximately $32.9 million in aggregate principal amount as of June 30, 2016, plus accrued interest and any associated make-whole premiums. We must also pay this termination fee if CT Energy terminates the Share Purchase Agreement as a result of our uncured breach of the agreement or if our Board effects a “change in recommendation” (as that term is defined in the Share Purchase Agreement) with respect to the proposed sale to CT Energy.

We have guaranteed HNR Energia’s performance of all obligations arising under the Share Purchase Agreement.

The Share Purchase Agreement is attached as Appendix A to this proxy statement.

Opinion of Financial Advisor (Page 23)

The Special Committee engaged Tudor, Pickering, Holt & Co. Advisors, LLC (“TPH”) as its financial advisor for purposes of the proposed transaction. TPH delivered an opinion to the Special Committee as to the fairness, from a financial point of view, to Harvest of the consideration to be received by Harvest and HNR Energia under the Share Purchase Agreement.

The full text of TPH’s written opinion, dated June 29, 2016, is attached as Appendix B to this proxy statement and is incorporated by reference into this document. We encourage you to read the opinion carefully in its entirety for a description of, among other things, the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken. TPH’s opinion was provided to the Special Committee in connection with the Special Committee’s consideration of the Share Purchase Agreement, does not address any other aspect of the proposed sale and does not constitute a recommendation as to how any holder of interests in Harvest or any other party to the Share Purchase Agreement should vote or act with respect to the sale, or any other matter. See The Proposed Sale — Opinion of the Financial Advisor to the Special Committee beginning on page 23.

Interests of Harvest’s Directors and Executive Officers in the Proposed Sale (Page 71)

In considering the recommendation of the our Board, stockholders should be aware that some of Harvest’s directors and executive officers may have interests in the proposed sale that are different from, or in addition to, the interests they may have as stockholders. See Interests of Harvest’s Directors and Executive Officers in the Proposed Sale beginning on page 71.

Use of Proceeds and Nature of Our Business Following the Proposed Sale (Page 29)

If the proposed sale of our Venezuelan interests is completed, a significant portion of our assets will be cash from the proceeds of the sale. We will use these proceeds to pay expenses and taxes associated with the sale and for other operating expenses. Subject to determinations to be made by our Board, the remaining proceeds may be used to pay dividends or other distributions to stockholders, to continue to operate our business in the ordinary course (including possible acquisitions of assets), or some combination of the two.

The decision of our Board regarding how to use the remaining assets will be based on its determination of what is in the best interests of Harvest and its stockholders at the time a decision is made. We will also continue to seek opportunities to sell some or all of our non-Venezuelan asset if we are able to negotiate a sale or sales in transactions that our Board believes are in the best interests of Harvest and its stockholders. To the extent we have not sold any non-Venezuelan asset, we intend to operate and develop those assets in the ordinary course of business.

Stockholder Vote Required to Approve the Proposed Sale (Page 40)

You are being asked to consider and vote on a proposal to authorize the sale of our Venezuelan interests described in this proxy statement and in the Share Purchase Agreement. We are obtaining this vote for two reasons: first, to comply with Section 271 of the Delaware General Corporation Law (“DGCL”), which requires a stockholder vote for a corporation to sell substantially all of its assets, we need the affirmative authorization of the holders of a majority of all outstanding shares of our common stock; and second, because the Share Purchase Agreement requires that we also obtain the affirmative authorization of the holders of a majority of our outstanding shares of common stock held by stockholders other than CT Energy and its affiliates. Abstentions, broker non-votes and failures to vote will have the effect of a vote against the proposed sale of our Venezuelan interests. On the Record Date there were [●] shares of our common stock outstanding and entitled to be voted at the meeting.

Recommendation of Our Board and Reasons for the Proposed Sale (Page 21)

Our Board designated and appointed a special, independent committee of our Board (the “Special Committee”) for the purpose of evaluating, reviewing and negotiating the proposed sale. The Special Committee unanimously (1) determined that the proposed transaction with CT Energy and the terms of the Share Purchase Agreement and related documents are expedient, advisable, fair to, and in the best interest of our stockholders, (2) approved the transaction and the related documents, (3) recommended that the full Board approve the transaction and related documents and recommended that our stockholders authorize the transaction in accordance with the terms of the Share Purchase Agreement. Our full Board unanimously (1) determined that the proposed transaction with CT Energy and the terms of the Share Purchase Agreement and related documents are expedient, advisable, fair to, and in the best interest of our stockholders, (2) approved the transaction and the related documents, and (3) recommended that our stockholders authorize the transaction in accordance with the terms of the Share Purchase Agreement. Our Board recommends that you vote “FOR” the authorization of the proposed sale of our Venezuelan interests.

Voting Procedures (Page 118)

Each share of our outstanding common stock is entitled to one vote at the meeting. You may vote by completing, signing and mailing your proxy card in the postage-paid envelope, by submitting your proxy by the internet, by submitting your proxy by telephone, or by attending the meeting and voting in person. Whether or not you intend to attend the meeting, please provide your proxy to ensure that your shares are represented at the meeting and your vote is counted.

Risk Factors Related to the Proposed Sale of Our Venezuelan Interests

You should carefully review the risk factors described below as well as the other information provided to you or referenced in this proxy statement in deciding how to vote on the proposed sale of our Venezuelan interests. For a discussion of additional considerations, we refer you to the documents we file from time to time with the SEC, particularly our most recent Annual Report on Form 10-K, including under the heading “Item 1A. Risk Factors,” and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed since December 31, 2015. Additional risk factors and other considerations not known to us or that we currently believe are immaterial may also adversely affect our business and operations. If any of the following considerations actually occurs, our business, financial condition or results of operations could be materially and adversely affected, the value of our common stock could decline, and you may lose all or part of your investment. Please note that the risk factors discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in those forward-looking statements. See Introduction to This Proxy Statement – Information in This Proxy Statement – Cautionary Statement Regarding Forward-Looking Information beginning on page 2.

While the proposed sale of our Venezuelan interests is pending, it creates uncertainty about our future that could have a material adverse effect on our business, financial condition and results of operations.

While the proposed sale of our Venezuelan interests is pending, it creates uncertainty about our future. As a result of this uncertainty, our current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with us pending completion or termination of the proposed sale. In addition, while the proposed sale is pending, we are subject to a number of risks, including:

•	the diversion of management and employee attention from our day-to-day business;

•	the potential disruption to business partners and other service providers; and

•	the possible inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition and results of operation.

There is no assurance that the proposed sale of our Venezuelan interests will be completed, and our inability to consummate the proposed sale could harm the market price of our common stock and our business, results of operations and financial condition.

If our stockholders fail to authorize the proposed sale of our Venezuelan interests, or if the proposed sale is not completed for any other reason, the market price of our common stock may decline. In addition, failure to complete the proposed sale will result in a reduction in the amount of cash otherwise available to us and, given that we do not currently have any operating cash flow, may substantially limit our ability to implement our business strategy.

We cannot assure you that the proposed sale of our Venezuelan interests will be consummated. The consummation of the proposed sale is subject to the satisfaction or waiver of a number of conditions, including, among others, (i) the requirement that we obtain stockholder approval of the proposed sale, including approvals by both the holders of a majority of our outstanding common stock and the holders of a majority of our outstanding common stock held by stockholders other than CT Energy or its affiliates; (ii) the requirement that we obtain approval of the proposed sale from the Government of Venezuela; (iii) the requirement that Petroandina waive its rights under the Shareholders’ Agreement or exercise its change of control put right; (iv) requirements with respect to the accuracy of the representations and warranties of the parties to the Share Purchase Agreement; and (v) requirements with respect to the satisfaction or waiver of the covenants and obligations of the parties to the Share Purchase Agreement. See Documents Governing the Proposed Sale – Share Purchase Agreement – Conditions to the Proposed Sale beginning on page 40for detailed information about all conditions to the closing. In addition, the Share Purchase Agreement may be terminated in certain circumstances under the terms of the Share Purchase Agreement.

We cannot guarantee that the parties to the Share Purchase Agreement will be able to meet all of the closing conditions. If we are unable to meet all of the closing conditions, CT Energy would not be obligated to close the proposed sale of our Venezuelan interests. We also cannot be sure that circumstances, such as a material adverse effect, will not arise that would also allow CT Energy to terminate the Share Purchase Agreement before the closing. If the proposed sale is not approved by our stockholders or does not close for another reason, our Board will be forced to evaluate other alternatives, which may be less favorable to us than the current proposed sale.

If the Share Purchase Agreement is terminated:

•	because (i) the conditions to closing the sale have not been satisfied or waived within 30 days after we have received stockholder approval, or (ii) because our stockholders do not approve the proposed sale, and we receive an acquisition proposal after the date of the Share Purchase Agreement or a proposal becomes publicly known, and in either case is not withdrawn, before the termination of the Share Purchase Agreement, then we will be required to pay CT Energy a break-up fee of $4.6 million and pay all of our debt to CT Energy (including any associated make-whole premiums) if, in certain circumstances, within 12 months of termination of the share purchase agreement we execute a definitive agreement with respect to, or our Board recommends, an alternative acquisition proposal and we subsequently consummate that alternative transaction;

•	because our Board has determined to enter into an alternative acquisition agreement with respect to a superior proposal, then we will be required to pay CT Energy a break-up up fee of $4.6 million and pay all of our debt to CT Energy (including any associated make-whole premiums);

•	because our Board has changed its recommendation to our stockholders to vote for the proposed sale or we have intentionally committed a breach of our obligations under the share purchase agreement regarding alternative acquisition proposals, then we will be required to pay CT Energy a break-up fee of $4.6 million; or

•	because we have breached or failed to perform any of our representations, warranties, covenants or other agreements in the Share Purchase Agreement (other than those regarding alternative acquisition proposals) and failed to cure the breach within the applicable cure period, then we will be required to pay CT Energy a break-up fee of $4.6 million.

We will not be entitled to draw on the $15 million available under the Letter of Credit provided by CT Energy at the signing of the Share Purchase Agreement and retain the proceeds of that draw, unless:

•	the Share Purchase Agreement is terminated because of CT Energy’s uncured breach of or failure to perform under any of its representations, warranties, covenants or other agreements in the Share Purchase Agreement; or

•	the Share Purchase Agreement is terminated at a point when all closing conditions have been satisfied, including receipt of approval by our stockholders, but excluding obtaining the Venezuelan approval and satisfaction of those conditions that can only be satisfied by CT Energy at the closing.

As discussed under – Documents Governing the Proposed Sale – Share Purchase Agreement – CT Energy’s Funding Covenant beginning on page 45, CT Energy has agreed to make certain monthly loans to us to fund our transaction expenses and operations until the closing. If the Share Purchase Agreement is terminated for any reason, there can be no assurance that CT Energy will continue to provide these funds after the date of termination. In addition, if the proposed sale of our Venezuelan interests is not consummated, our directors, executive officers and other employees will have expended extensive time and effort during the pendency of the sale and we will have incurred significant transaction costs, in each case without any commensurate benefit.

We are required to obtain the approval of the sale of our Venezuelan interests from the Ministerio del Poder Popular de Petroleo y Mineria, representing the Government of Venezuela. There can be no assurances that we will be able to obtain this approval, or that we will be able to obtain this approval on terms reasonably satisfactory to us and CT Energy. If this approval is not obtained, then the Share Purchase Agreement may be terminated. See Documents Governing the Proposed Sale – Share Purchase Agreement – Termination. In two previous proposed transactions, we were unable to obtain the approval of the Government of Venezuela to sell certain of our Venezuelan interests. We believe these proposed transactions did not succeed because the level of financial support the prospective purchasers offered to Petrodelta to carry on future Petrodelta operations was not sufficient to obtain the approval of the Government of Venezuela. See – The Proposed Sale – Background of the Proposed Sale beginning on page 14.

Closing of the transaction is also conditioned on receipt of the waiver by Petroandina of its rights under the Shareholders’ Agreement with respect to the sale of our Venezuelan interests, including any obligation of CT Energy to become a party to the Shareholders’ Agreement, or the exercise by Petroandina of its change of control put right to sell its 29% interest in Harvest Holding to CT Energy at the same time as HNR Energia sells its interests.

We may not be able to reach an amicable solution to the allegations of Petroandina that our transaction with CT Energy is in breach of the Shareholders’ Agreement.

On July 12, 2016, Petroandina filed a claim against us in the Court of Chancery in the State of Delaware alleging that by entering into the Share Purchase Agreement we breached the Shareholders’ Agreement. The claim requests that the Court of Chancery grant an injunction barring us from completing our transaction with CT Energy. While we are currently vigorously defending our right to complete our transaction with CT Energy (provided that we comply with the change of control put right provisions of the Shareholders’ Agreement), there can be no assurances that we will be successful in this defense or in ultimately coming to an amicable resolution with Petroandina regarding these matters. For more information, see Sale of Our Venezuelan Interests and Proposals 1 and 2 – The Proposed Sale – Background of the Proposed Sale beginning on page 14.

If the proposed sale of our Venezuelan interests is not completed, there may not be any other offers from potential acquirors.

If the proposed sale of our Venezuelan interests is not completed, we may seek another purchaser for our interests in Venezuela. There can be no assurances that we would be able to enter into meaningful discussions or to otherwise complete any transaction with any other party who may have an interest in purchasing our Venezuelan interests on terms acceptable to us.

Our directors and executive officers may have interests in the proposed sale that are different from, or in addition to, the interests they may have as stockholders.

In accordance with the terms of certain pre-existing agreements, our directors and executive officers may receive certain change of control payments as a result of the consummation of the proposed sale of our Venezuelan interests, or as a result of the combination of the consummation of the proposed sale and a termination event under the applicable agreement. Accordingly, our directors and executive officers may have interests in the proposed sale that are difference from, or in addition to, the interests of our stockholders generally. See – Golden Parachute Compensation beginning on page 72.

The opinion of the financial advisor to the Special Committee does not reflect changes in circumstances that may have occurred after the date of the opinion.

On June 29, 2016, the date the Share Purchase Agreement was executed, TPH delivered its opinion to the Special Committee that, based upon and subject to the assumptions, limitations and qualifications set forth in the opinion and based upon such other matters as TPH considered relevant, the consideration to be received by Harvest and HNR Energia pursuant to the Share Purchase Agreement was fair from a financial point of view to Harvest. TPH’s opinion speaks only as of the time it was rendered and not as of the closing of the proposed sale or any other time. Changes in circumstances that have or may occur after the date of TPH’s opinion could significantly alter the value, facts or elements on which the opinion was based.

There is no guarantee that you will receive any of the net cash proceeds from the proposed sale of our Venezuelan interests in the form of dividends.

The purchase price for the sale of our interests in Venezuela will be paid directly to us. After the payment of expenses related to the proposed sale (including taxes) and reservation of some of the proceeds for operating costs and contingent liabilities, any use of the remaining proceeds will be at the discretion of our Board and based on its determination of what is in the best interests of Harvest and its stockholders at the time of determination. Our Board could decide that we should use all or a significant portion of the net cash proceeds from the sale for purposes other than to pay dividends to stockholders, including continuing our business.

We cannot assure you that our common stock will continue to meet NYSE continued listing standards after the consummation of the proposed sale of our Venezuelan interests.

If the proposed sale of our Venezuelan interests is consummated, our assets will consist of cash and our interests in of the Republic of Gabon (“Gabon”). The NYSE’s continued listing requirements provide that a listed company’s securities can be delisted if the company’s operating assets have been substantially reduced. While we intend to take all necessary actions to cause our common stock to continue to be listed on the NYSE, there can be no assurances that NYSE will not seek to delist our common stock based on our post-closing asset base. We expect that any determination by the NYSE would be influenced by our strategy going forward, including the continued operation of our Gabon interests, after the closing, a matter that remains subject to our Board’s discretion. See – Use of Proceeds and Nature of Our Business Following the Proposed Sale beginning on page 29. The delisting of our common stock from the NYSE would adversely impact liquidity of our common stock and could damage the trading price of our common stock.

Parties Related to the Proposed Sale

Harvest Natural Resources, Inc. is a petroleum exploration and production company incorporated under Delaware law in 1988. Our focus is on acquiring exploration, development and producing properties in geological basins with proven active hydrocarbon systems. Our experienced technical, business development and operating personnel have identified low entry cost exploration opportunities in areas with large hydrocarbon resource potential. We own and have developed significant interests in Venezuela. In addition to our interests in Venezuela, we hold exploration acreage offshore Gabon. We operate from our Houston, Texas headquarters. We also have a regional office in Caracas, Venezuela and a field office in Port-Gentil, Gabon to support operations in those areas.

Our Venezuelan interests are owned through several subsidiaries in all of which we have direct or indirect controlling interests. The main business purpose of these subsidiaries is to assist us in the management of our Venezuela assets. We directly own all of the equity interest in HNR Energia. HNR Energia owns a 51% equity interest in Harvest Holding. The remaining equity interest of Harvest Holding is owned by Oil & Gas Technology Consultants (Netherlands) Cooperatie U.A. (“OGTC”) (20%) and Petroandina (29%), a subsidiary of Pluspetrol.

Harvest Holding owns, indirectly through subsidiaries, 40% of Petrodelta, S.A., (“Petrodelta”), which is a joint venture between Harvest Holding and affiliates of the Government of Venezuela that owns and operates our Venezuelan interests. Petrodelta is engaged in the exploration, production, gathering, transportation and storage of hydrocarbons from fields in Venezuela. Petrodelta’s portfolio of properties in eastern Venezuela includes large proven oil fields as well as properties with substantial opportunities for both development and exploration. We own a net 20.4% equity interest in Petrodelta, while OGTC owns a net 8.0% and Petroandina owns a net 11.6%. We do not have a business relationship with OGTC or Petroandina outside of Venezuela. HNR Energia and Petroandina are parties to the Shareholders’ Agreement governing their rights as owners of Harvest Holding. See Background of the Proposed Sale beginning on page 14.

The remaining 60% interest in Petrodelta is owned 56% by Corporacion Venezolana del Petroleo S.A. (“CVP”), and PDVSA Social S.A. owns the remaining 4%. Petroleos de Venezuela S.A. (“PDVSA”), which is 100% owned by the Government of Venezuela, owns 100% of CVP and PDVSA Social S.A. CVP, PDVSA

Social S.A. and PDVSA are not parties to the Share Purchase Agreement. CVP is a Venezuelan corporation that has been designated by the Government of Venezuela as the entity that administers business ventures with private sector entities in the petroleum industry on behalf of PDVSA. PDVSA Social S.A. is a Venezuelan corporation that has been designated by the Government of Venezuela as the entity that will own portions of business ventures with private sector entities on behalf of PDVSA and use funds distributed to it by those entities to invest in social programs.

The following chart represents the ownership structure of Petrodelta:

This chart reflects only the entities related to Harvest’s Venezuelan operations. HNR Energia B.V. also owns Harvest’s other significant asset, its Gabon operations.

CT Energy is a private investment firm. CT Energy owns 8,667,597 shares (approximately 16.8%, of our common stock) and a warrant to acquire up to 34,070,820 shares of our common stock, subject to conditions set forth in the warrant (the “CT Warrant”).

Terms of the Proposed Sale of Our Venezuelan Interests

On June 29, 2016, Harvest and HNR Energia entered into the Share Purchase Agreement with CT Energy to sell our 51% equity interest in Harvest Holding for an aggregate consideration of:

•	$80 million in cash, subject to adjustments as described below;

•	an 11% promissory note in the principal amount of $12 million payable to HNR Energia within six months after the closing, and guaranteed by Oswaldo Cisneros, the sole member of CT Energy.

•	the relinquishment of 8,667,597 shares of our common stock owned by CT Energy (approximately 16.8% of all outstanding shares), representing all shares of our common stock owned by CT Energy, to be surrendered and held by us as treasury shares;

•	the cancellation of $30 million in principal and accrued interest under our 15% senior secured promissory note due 2020 held by CT Energy, dated June 19, 2015 (the “15% Note”); and

•	the cancellation of the warrant we issued to CT Energy on June 19, 2015, under which CT Energy could acquire up to 34,070,820 shares of our common stock for $1.25 per share, subject to conditions set forth in the warrant.

We have guaranteed HNR Energia’s performance of all obligations arising under the Share Purchase Agreement.

When the parties signed the Share Purchase Agreement, CT Energy provided us with the Letter of Credit. If the closing occurs, the Letter of Credit will be returned undrawn to CT Energy and JP Morgan Chase Bank. We are entitled to draw on the Letter of Credit and keep the $15 million proceeds as liquidated damages if (1) the Share Purchase Agreement is terminated because of a material uncured breach by CT Energy or (2) the Share Purchase Agreement is terminated when all conditions to closing have been satisfied (other than the approval by the Government of Venezuela and other conditions that can only be satisfied by CT Energy at the closing), including the authorization by our stockholders that is the subject of this proxy statement. If the Share Purchase Agreement is terminated for any other reason, the Letter of Credit must be returned undrawn to CT Energy and JP Morgan Chase Bank.

We are also entitled to draw on the Letter of Credit within 10 business days of the expiration of the Letter of Credit if the Share Purchase Agreement has not been terminated, and as of such date, CT Energy has failed to deliver or cause to be delivered a replacement letter of credit and our Board has authorized a draw on the Letter of Credit. In this case, we are required to hold the $15 million proceeds in trust for disbursement to either Harvest or CT Energy pursuant to the terms of the Share Purchase Agreement.

At the closing, the $80 million cash consideration will be (1) reduced by the amount by which the outstanding principal and accrued interest under the 15% Note exceeds $30 million, (2) reduced by any other debt and accrued and unpaid interest we owe CT Energy (including debt and accrued and unpaid interest outstanding under the Additional Draw Note, as discussed below), and (3) increased by the aggregate amount of cash contributed by Harvest or HNR Energia to, or accounts payable and other expenses accrued by Harvest or HNR Energia for the benefit of, Harvest Holding and its subsidiaries in respect of expenditures included in Harvest Holdings’ budget. The 15% Note and the Additional Draw Note will be transferred by HNR Energia to Harvest after the closing and subsequently cancelled.

The closing of the transaction is subject to the following conditions, in addition to other customary conditions:

•	Approval by Our Stockholders – Authorization by the holders of a majority of all of our outstanding shares of common stock; and authorization by the holders of a majority of the outstanding shares of our common stock that are not owned, directly or indirectly, by CT Energy or its affiliates.

•	Approval by the Government of Venezuela – Approval by the Ministerio del Poder Popular de Petroleo y Mineria, representing the Government of Venezuela, which indirectly owns a 60% interest in Petrodelta.

•	Waiver or Sale by Petroandina – Waiver by Petroandina of its rights under the Shareholders’ Agreement with respect to the sale of our Venezuelan interests, including any obligation of CT Energy to become a party to the Shareholders’ Agreement, or the exercise by Petroandina of its right to sell its 29% interest in Harvest Holding to CT Energy at the same time as HNR Energia sells its interests.

See Documents Governing the Proposed Sale – Share Purchase Agreement – Conditions to the Proposed Sale beginning on page 40 for detailed information about all conditions to the closing.

We have agreed not to solicit other offers to acquire us or our interests in Venezuela while the Share Purchase Agreement is in effect. If we receive an unsolicited offer, we may not engage in negotiations or substantive discussions with, or furnish any information and reasonable access to, any third party making the offer or its representatives unless the Special Committee determines in good faith, after consultation with the Special Committee’s outside legal and financial advisors, and based on information then available, that the offer constitutes, or is reasonably likely to result in, a superior proposal and we comply with other contractual requirements, including giving written notice to CT Energy after any such determination by the Special Committee and before taking any of the actions described above, providing information regarding the third party and its offer to CT Energy, entering into an acceptable confidentiality agreement with the third party and providing to CT Energy any material nonpublic information furnished to the third party.

We have the right to terminate the Share Purchase Agreement to accept a third party proposal if the Special Committee determines in good faith (after consultation with its outside legal counsel and financial advisor) that the third party proposal constitutes a superior proposal and that the failure to approve or recommend the superior proposal would be inconsistent with the fiduciary duties to our stockholders under applicable law. Before terminating the Share Purchase Agreement, we must (at CT Energy’s request) engage in good faith negotiations with CT Energy regarding the terms of the Share Purchase Agreement, and the Special Committee must consider any adjustments in the Share Purchase Agreement proposed by CT Energy and determine in good faith (after consultation with its outside legal counsel and financial advisor) that the superior proposal continues to be superior. In addition, we may not terminate the Share Purchase Agreement unless, concurrently with the termination, we pay CT Energy a break-up fee of $4.6 million and all outstanding principal and accrued interest under the 15% Note and the Additional Draw Note. For more information regarding what constitutes a superior proposal, see Documents Governing the Proposed Sale – Share Purchase Agreement – Fiduciary Out beginning on page 45.

CT Energy may terminate the Share Purchase Agreement if our stockholders do not approve the transaction by September 15, 2016. Either CT Energy or HNR Energia may terminate the Share Purchase Agreement if all conditions to the closing are not satisfied within 30 days after receipt of the approval by our stockholders, except that a party that is in material breach of its obligations under the Share Purchase Agreement may not terminate the Share Purchase Agreement if the material breach is the principal cause of a condition to closing not being satisfied. If the Share Purchase Agreement is terminated as a result of a material uncured breach of the Share Purchase Agreement by us, or because our Board changes its recommendation that our stockholders approve the transaction, we will be required to pay CT Energy a break-up fee of $4.6 million.

To fund our transaction expenses and operations until the closing, CT Energy has agreed to lend us $2.0 million of funds per month for up to five months beginning on July 19, 2016, until the earlier of the closing or the termination of the Share Purchase Agreement. These loans will be made under a 15% senior secured promissory note due 2020 dated June 19, 2015, payable to CT Energy (the “Additional Draw Note”). As of the date of this proxy statement, the outstanding principal under the Additional Draw Note is $2.0 million. We expect that the outstanding principal will increase to $4.0 million on July 19, 2016, to $6.0 million on August 19, 2016 and to

$8.0 million on September 19, 2016. As discussed above, the $80 million cash consideration will be reduced by the amount outstanding under the Additional Draw Note at closing, including both outstanding principal and accrued interest.

The Share Purchase Agreement contains customary representations warranties and covenants. These representations, warranties and covenants were made only for the purposes of the Share Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Share Purchase Agreement, may be subject to limitations agreed on by the parties, and may be subject to standards of materiality applicable to the parties that differ from those applicable to our stockholders. You should not rely on the representations, warranties or covenants, or any description of them as characterizations of the actual state of facts or conditions of any party to the Share Purchase Agreement or any of their subsidiaries or affiliates. Information about the subject matter of the representations, warranties and covenants may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Under the Share Purchase Agreement, we waived all rights to exercise any legal action against PDVSA, unless and until the Share Purchase Agreement is terminated in accordance with its terms.

For a more detailed description of the documents governing the proposed transaction, see – Documents Governing the Proposed Sale beginning on page 38. For a more detailed description of the Venezuelan interests that are the subject of the proposed transaction, see – Description of Interests to be Sold beginning on page 32.

Background of the Proposed Sale

During the last several years, we have been exploring a broad range of strategic alternatives for enhancing and realizing stockholder value. In September 2010, we retained a financial advisor to provide advisory services to assist us in exploring those strategic alternatives, including among others, a sale of assets. We received several indications of interest from third parties, provided due diligence materials to third parties under confidentiality agreements and had preliminary discussions with third parties regarding a sale of our interests in Venezuela.

In June 2012 we entered into an agreement with PT Pertamina (Persero), a state-owned limited liability company existing under the laws of the Republic of Indonesia (“Pertamina”), to sell all of our interests in Venezuela for a cash consideration of $725 million, subject to certain price adjustments. The sale to Pertamina was conditioned on, among other things, the approval of the Ministerio del Poder Popular de Petroleo y Mineria, representing the Government of Venezuela (which indirectly owns 60% of Petrodelta), and the approval of Pertamina’s stockholder, the Government of the Republic of Indonesia. After receiving notice from Pertamina in February 2013 that Pertamina’s stockholder had decided not to approve the transaction, we exercised our right to terminate the agreement in accordance with its terms. Although Pertamina did not explain why the Government of the Republic of Indonesia decided not to approve the proposed transaction, we believe that its decision was based in part on its conclusion that approval of the transaction by the Government of Venezuela would not be obtained on satisfactory terms.

After the termination of the Pertamina transaction, we continued to consider our strategic alternatives. We received several new indications of interest from third parties, provided due diligence materials to third parties under confidentiality agreements and had preliminary discussions with third parties regarding a sale of our interests in Venezuela.

On December 16, 2013, we entered into a share purchase agreement with Petroandina and its parent company, Pluspetrol, to sell all of our then-80% interest in Harvest Holding to Petroandina in two closings for an aggregate cash purchase price of $400 million. The first closing occurred on December 16, 2013, contemporaneously with the signing of the share purchase agreement, when we sold Petroandina a 29% equity interest in Harvest Holding for $125 million. The second closing, to sell the remaining 51% equity interest in Harvest Holding, was subject to certain conditions, including approval of our stockholders and approval of the

Government of Venezuela. At a meeting held on May 7, 2014, our stockholders approved the second-closing sale of our 51% interest in Harvest Holding. However, the approval of this transaction by the Government of Venezuela was not forthcoming. On January 1, 2015, we exercised our right to terminate the Petroandina share purchase agreement.

We believe that the proposed transaction with Pertamina and the second stage transaction with Petroandina did not succeed because the level of financial support the prospective purchasers offered to Petrodelta to carry on future Petrodelta operations was not sufficient to obtain the approval of the Government of Venezuela.

As a result of the termination of the Petroandina share purchase agreement on January 1, 2015, the Shareholders’ Agreement became effective. Generally, this agreement governs various rights of HNR Energia and Petroandina, as stockholders of Harvest Holding. In addition, under the Shareholders’ Agreement, we granted Petroandina certain rights if we propose to take certain actions that would effect a direct or indirect sale of our interests in Venezuela. These rights included (1) a tag-along right, which gives Petroandina the right to participate as a seller, if we propose to sell our Venezuelan interests to a third party under certain circumstances, (2) a change of control put right, which gives Petroandina the right to sell its 29% interest in Harvest Holding if there is a “change of control” over our Venezuelan interests, as defined in the Shareholders’ Agreement, and (3) a participation right, which gives Petroandina the right to receive information and offer to purchase our remaining Venezuela interests if we decide to offer them for sale.

After the termination of our share purchase agreement with Petroandina, we again considered our strategic alternatives. We received indications of interest from third-parties, provided due diligence materials to third parties under confidentiality agreements and had preliminary discussions with third parties regarding various kinds of transactions that would provide us with capital, either through the disposition of our assets or through financing arrangements. During this time, we also considered possible alternatives, court-supervised reorganizations, including in federal bankruptcy court and under Delaware corporate law, and engaged in conversations with the Government of Venezuela to explore possible transactions entailing the sale or other monetization of our interest in Petrodelta. Additionally, on January 15, 2015, HNR Finance and Harvest Vinccler S.C.A submitted a Request for Arbitration against the Government of Venezuela before the International Centre for Settlement of Investment Disputes (“ICSID”) regarding HNR Finance’s interest in Petrodelta. See Information About Harvest – Legal Proceedings beginning on page 54.

In April 2015 we met with representatives of CT Energy to discuss a possible transaction that would entail CT Energy’s acquisition of some measure of ownership of us and our Venezuelan operations, related financing of our operations, and strategic opportunities to work together to reorganize Petrodelta operations and financing. On June 19, 2015, we entered into a securities purchase agreement with CT Energy (the “Securities Purchase Agreement”) and related agreements, including:

•	A 9% convertible senior secured note due 2020 (the “9% Note”) in the original principal amount of $7.0 million. The 9% Note was convertible into 8,506,097 shares of our common stock at a conversion price of $.82 per share. On September 15, 2015, CT Energy fully converted the 9% Note and accrued interest into 8,667,597 shares of our common stock and the 9% Note was canceled.

•	The 15% Note in the original principal amount of $25.2 million. The 15% Note was subsequently amended three times, and the current balance under the 15% Note is $30.9 million in principal.

•	The Additional Draw Note, which carried no original balance, was entered into to accommodate possible future loans from CT Energy to us. Under the Share Purchase Agreement, CT Energy has agreed to provide us with loans of $2.0 million under the Additional Draw Note each month until the closing occurs or the Share Purchase Agreement is terminated. As of the date of this proxy statement, the outstanding principal under the Additional Draw Note is $2.0 million. We expect that the outstanding principal will increase to $4.0 million on July 19, 2016, to $6.0 million on August 19, 2016 and to $8.0 million on September 19, 2016.

•	A warrant to purchase up to 34,070,820 shares of our common stock for $1.25 per share (the “CT Warrant”). The CT Warrant may be exercised only after the 30-day volume weighted average price of our common stock is at least $2.50 per share.

•	A management agreement (the “Management Agreement”) between us and CT Energia Holding Ltd., a Malta corporation (“CT Energia”), which is an international energy trading firm. Under the Management Agreement, CT Energia provides management services with respect to the operations of Petrodelta.

Under the Securities Purchase Agreement, CT Energy has certain governance rights, including

•	The right to designate three members of our Board (which designated directors, like all of our director nominees, are subject to election by our stockholders at our annual meetings);

•	Board approval rights requiring the vote of at least five of our seven Board members with respect to certain actions; and

•	The right to designate our two designated members on the board of directors of Petrodelta.

Certain aspects of the June 19, 2015, transaction with CT Energy, including an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock and our obligation to issue shares of our stock to CT Energy upon exercise of the CT Warrant and in certain other circumstances, were approved by our stockholders at our annual stockholders’ meeting held on September 9, 2015.

In accordance with the discussions held with CT Energy and the terms of the Management Agreement, beginning in June 2015, we worked with representatives of CT Energy, CT Energia, CVP and PDVSA to attempt to restructure the operational and financing functions of Petrodelta. For more information about the terms of the proposed restructuring, see – Description of Interests to Be Sold – Petrodelta Restructuring Negotiations beginning on page 37. Our collective work to effect this restructuring is currently ongoing, and there are no assurances that we can be successful in reaching a definitive agreement to effect the terms we have discussed.

Beginning in early 2016, we began further discussions with representatives of CT Energy regarding prospects of our continuing negotiations with CVP and PDVSA to restructure the operations and financing of Petrodelta and our own financial requirements. Those discussions led to more specific discussions about the potential benefits to us and our stockholders if CT Energy would acquire all of our Venezuelan interests. While we held open the possibility of selling our Venezuelan interests to other parties, we knew from our experience with the failed Pertamina and Petroandina transactions that any such sale to a non-Venezuelan party would not be likely to succeed, and we received no credible proposals from other parties to buy our Venezuelan interests.

The Securities Purchase Agreement originally prohibited CT Energy from, among other things, making any offers to acquire our Venezuelan assets. After our initial discussions with CT Energy about possibly entering into a transaction in which CT Energy would purchase all of our interests in Venezuela, CT Energy requested that we provide it with a waiver of this prohibition so that these discussions could continue and so that CT Energy could consider whether it wished to provide us with a proposal. In response to CT Energy’s request, on April 1, 2016, James Edmiston, our CEO, provided CT Energy with a limited, two-week waiver, which permitted CT Energy to make an offer to purchase HNR Energia’s 51% interest in Harvest Holding.

On April 13, 2016, Harvest received a non-binding indication of interest from CT Energy outlining the terms under which CT Energy proposed to purchase HNR Energia’s 51% interest in Harvest Holding. The consideration proposed in CT Energy’s letter consisted of a cash payment of $60 million and surrender for cancellation of the 15% Note, 8,667,597 shares of our common stock and the CT Warrant. CT Energy’s letter indicated that it valued its proposal at approximately $104 million, with the surrender of the 15% Note being valued at approximately $33.6 million, which included $27.0 million of principal and a make-whole payment as a result of the prepayment of the 15% Note of approximately $6.6 million, the surrender of the shares of our common stock being valued at approximately $5.2 million based on the average price of our common stock for the preceding 30 trading days, and the surrender of the CT Warrant being valued at approximately $5.5 million based on the fair value attributed to the CT Warrant, as reported in our Annual Report on Form 10-K for the year ended December 31, 2015.

Our Board recognized that the proposed offer by CT Energy to purchase our Venezuelan interests was an interested-party transaction and that we should institute special procedures to protect our non-CT Energy stockholders in any negotiation process in connection with the proposed transaction. Our Board believed that these measures were necessary because CT Energy is our largest stockholder and has the right to nominate three members of our Board and because certain significant actions by our Board cannot be taken without the vote of at least one of the three members of our Board nominated by CT Energy.

On April 14, 2016, our Board established the Special Committee, consisting of Messrs. Chesebro’, Irelan and Murray, with Mr. Chesebro’ acting as chairman of the Special Committee. Our Board selected these individuals because they had no relevant interest in or relationship to CT Energy and its affiliates and would exercise independent judgment in determining whether we should enter into any transaction with CT Energy and, if so, what those terms should be. Our Board provided the Special Committee with a charter giving the Special Committee general authority to consider the CT Energy proposal, to negotiate any transaction between us and CT Energy, and to consider any similar proposals. Under the charter, the Special Committee was charged with considering, evaluating, negotiating, accepting or rejecting CT Energy’s proposal or any similar proposal, and to act on behalf of the best interest of all of our stockholders, as a whole. The Special Committee could decide to recommend a proposal to our full Board, or to decline to recommend any proposal at all. The Special Committee was permitted to incur expenses in connection with the discharge of its responsibilities. It was charged with selecting, retaining and determining the compensation and other terms of the retention of independent professional advisors, including legal counsel and financial advisors.

On April 21, 2016, the members of the Special Committee discussed the CT Energy proposal.

On May 9, 2016 the Special Committee met by telephone to further discuss the CT Energy offer on a preliminary basis and to consider the estimated return to stockholders from the CT Energy offer and other potential strategic alternatives, including a liquidation of Harvest. At that meeting, the Special Committee determined that it would retain separate legal counsel and a financial advisor to render an opinion with respect to any transaction. Mayer Brown LLP was retained as counsel to the Special Committee on May 10, 2016, because of its familiarity with Harvest’s Venezuelan assets and its involvement in prior efforts to sell those assets.

On May 16, 2016, James Edmiston, our CEO, Steve Haynes, our Chief Financial Officer, and Keith Head, our General Counsel, met with representatives of TPH. During this meeting, these members of our management provided certain information and updates about Harvest.

On May 17, 2016, Stephen Chesebro’, the Chairman of the Special Committee, sent a letter to Oswaldo Cisneros, the Chairman of CT Energy, thanking him for the CT Energy offer and conveying that although it was premature to negotiate the terms of a potential transaction, any offer by CT Energy for the purchase of HNR Energia’s 51% interest in Harvest Holding that would serve as the basis of negotiations would have to be conditioned on approval by the Special Committee and our Board as well as by both a majority of the issued and outstanding shares of our common stock and a majority of the issued and outstanding shares of our common stock that were not beneficially owned by CT Energy or its affiliates (the “Additional Stockholder Approval”). The letter also stated that because of the uncertainty in obtaining Venezuelan approval for any transaction, any offer, to serve as the basis of negotiations, must include a significantly higher cash purchase price, a means of compensating Harvest if Venezuelan approval was not obtained and continued financing for Harvest’s operations.

After contacting two potential financial advisor candidates, the Special Committee ultimately retained TPH as its financial advisor on May 20, 2016.

On May 20, 2016, CT Energy sent a letter to the Special Committee. Among other items, the letter highlighted the strategic advantages to Harvest that CT Energy believed would result from the proposed transaction. In its letter, CT Energy agreed to deposit of 5% of the proposed $60 million cash purchase price into escrow and that this amount would be released to Harvest if a transaction could not be consummated due to the failure to obtain Venezuelan approval by a mutually agreed date. The letter also stated that any agreement to continue to fund Harvest’s operations was independent from its offer to purchase the Harvest Holding interest and that it did not believe that the Additional Stockholder Approval was necessary. The letter proposed a meeting on May 25, 2016 in Harvest’s offices to discuss CT Energy’s offer.

In preparation for the proposed meeting on May 25, 2016, the Special Committee, working with its legal advisors, met on May 24, 2016 and prepared a non-binding term sheet for a possible transaction with CT Energy. Among other terms, the term sheet proposed a cash purchase price of $125 million in addition to cancelation of the 15% Note, the shares of our common stock held by CT Energy and the CT Warrant. To the extent that the principal and interest of the 15% Note exceeded $30 million, the term sheet provided that the excess would be repaid out of the cash consideration, but no make-whole premium would be payable. The term sheet also provided for CT Energy to deposit $25 million into escrow and that this amount would be released to Harvest if the transaction did not close because Venezuelan approval could not be obtained, and to continue to fund Harvest pursuant to the terms of the Securities Purchase Agreement. The term sheet specified that the definitive agreement for the proposed transaction would be modeled on the December 2013 share purchase agreement between Harvest and Petroandina since those terms had been negotiated on an arm’s length basis between unaffiliated parties. The term sheet also provided for the Additional Stockholder Approval, in addition to the requirement that the transaction be approved by a majority of the outstanding shares of our common stock, including those owned by CT Energy and its affiliates, as required by Delaware law.

On May 24, 2016, the Special Committee met for dinner with Mr. Cisneros and representatives of CT Energy. At that dinner, the Special Committee presented CT Energy with the term sheet that had been prepared by the Special Committee in consultation with legal advisors.

On May 25, the Special Committee met with Mr. Cisneros and representatives of CT Energy for approximately two hours to discuss the term sheet provided the previous day. At that meeting, CT Energy offered to increase the cash portion of the purchase price to $80 million.

The Special Committee met again with representatives of CT Energy on May 26. The first part of that meeting included Harvest management, which presented various timing and budget scenarios in the event that Harvest and CT Energy were able to negotiate a definitive transaction. Following those discussions, Harvest management was asked to leave the meeting and the Special Committee continued to discuss the terms of a possible transaction with CT Energy. The Special Committee stated that it was willing to reduce the cash consideration from $125 million to $105 million if all of the other terms were satisfactory. CT Energy stated that it was not willing to increase the cash portion of the purchase price to more than $80 million, but was willing to provide a deposit of $15 million that would be retained by Harvest if the only condition precedent to a closing that was not satisfied was the required Venezuelan approval. The Special Committee stated that cash consideration of $80 million was insufficient and the meeting ended.

After the meeting between the Special Committee and CT Energy on May 26, the Special Committee met with representatives of TPH that same day and discussed the status of the negotiations and the financial terms of the CT Energy offer.

Following its meeting with representatives of TPH, the Special Committee authorized a revision to the term sheet provided to CT Energy on May 24, reducing the cash portion of the purchase price to $92 million and accepting CT Energy’s proposed deposit of $15 million. On May 26 and May 27, there were further discussions with CT Energy and as a result of those discussions, the Special Committee authorized the term sheet to be further revised to provide for a cash portion of the purchase price of $80 million plus a six-month 15% promissory note of $12 million that would be secured by suitable collateral. This revised term sheet was delivered to CT Energy on May 28.

CT Energy responded to the May 28 term sheet on June 1 with its own non-binding term sheet. That term sheet also included a cash portion of the purchase price of $80 million and a $12 million six-month note guaranteed by Mr. Cisneros and bearing interest at 6%, but provided that if the principal, interest and make-whole premium of the 15% Note exceeded $30 million, the excess would be repaid by a reduction of the cash portion of the purchase price. The CT Energy term sheet also provided less generous interim funding terms and amounts and provided for a break-up fee of $15 million if Harvest accepted a superior proposal following the execution of the definitive share purchase agreement. The CT Energy term sheet also allowed CT Energy to waive the requirement of the Additional Stockholder Approval if it agreed to indemnify our Board for any liability arising from the transaction.

The term sheet proposed by CT Energy was discussed by the Special Committee on a conference call on June 2. During that call, the Special Committee authorized the preparation of a revised term sheet that increased the interest rate on the $12 million note to 11%, provided that no make-whole payment on the 15% Note would be payable, increased the interim funding to the levels provided in the Securities Purchase Agreement, and reduced the break-up fee in the event that Harvest accepted a superior proposal to 3.5% of the $92 million cash and note portions of the purchase price. The term sheet also deleted CT Energy’s right to waive the requirement of the Additional Stockholder Approval. This term sheet was delivered to CT Energy on June 3.

On June 7, the Special Committee received a response to its term sheet from CT Energy which, among other changes, reinstated the payment of the make-whole premium on the 15% Note, reduced the interim funding levels below those permitted by the Securities Purchase Agreement and increased the break-up fee payable on acceptance of a superior proposal to 4% of the total consideration.

The Special Committee authorized a response to the CT Energy June 7 term sheet that eliminated the make-whole payment, increased the interim funding requirements to the levels provided in the Securities Purchase Agreement and proposed a break-up fee of 3.5% of the total consideration.

CT Energy responded on June 8, 2016 by accepting the commercial terms proposed in the Special Committee’s June 7 term sheet and proposing several non-commercial changes relating to the need to obtain a waiver under the Shareholders’ Agreement. During the course of June 8, the final points on the term sheet were negotiated. On June 9, 2016, the final term sheet was approved by the Special Committee by unanimous written consent and signed by representatives of Harvest and CT Energy.

On June 10, Harvest provided Petroandina with a notice required by the Shareholders’ Agreement stating that Harvest was in negotiations with CT Energy for the sale of the Harvest Holding shares and offering Petroandina the opportunity to make an offer for those shares. Petroandina responded to that notice on June 15, reserving its rights under the Shareholders’ Agreement.

On June 11, 2016, representatives of the Special Committee delivered a draft Share Purchase Agreement to CT Energy. The draft incorporated the terms of the term sheet and, as agreed by the parties, was otherwise generally consistent with the December 2013 share purchase agreement between Harvest and HNR Energia, on the one hand, and Pluspetrol and Petroandina, on the other hand. During the period between June 13 and June 20, counsel for the Special Committee and counsel for CT Energy negotiated the terms of the definitive Share Purchase Agreement, and by June 20, those negotiations had advanced to the point where the remaining material issues concerned the terms of the Letter of Credit to be issued by CT Energy to fund the deposit and the timing for the issuance of the Letter of Credit. The Special Committee was regularly advised and provided input during the course of these negotiations.

The Special Committee met by telephone on June 20 to hear a report on the status of the negotiations and a report from representatives of TPH as to its preliminary financial analysis of the transaction. Based on those reports, the Special Committee authorized its counsel to finalize the terms of the Share Purchase Agreement, subject to finalizing the terms on which the Letter of Credit would be issued, and authorized TPH to continue its analysis of the fairness to Harvest of the consideration to be received by Harvest and HNR Energia in the proposed transaction from a financial point of view.

On June 20, 2016, CT Energy funded the first of the monthly $2.0 million loans to us under the terms of the Securities Purchase Agreement and the Additional Draw Note.

On June 29, 2016, counsel to the Special Committee and CT Energy finalized with JP Morgan Chase Bank the terms upon which the Letter of Credit would be issued.

On June 29, 2016, after further consideration of the transaction and the oral report of TPH at the June 20, 2016 meeting, the members of the Special Committee met to consider the transaction, including the terms of the final draft of the Share Purchase Agreement. The Special Committee’s legal counsel and representatives of TPH also attended the meeting. The TPH representatives reviewed its analysis with the Special Committee and orally delivered the opinion described in The Proposed Sale – Opinion of the Financial Advisor to the Special Committee beginning on page 23. The Special Committee discussed these matters and unanimously (1) determined that the proposed transaction with CT Energy and the terms of the Share Purchase Agreement and related documents are expedient, advisable, fair to, and in the best interest of our stockholders, (2) approved the transaction and the related documents, (3) recommended that the full Board approve the transaction and related documents and recommended that our stockholders authorize the transaction in accordance with the terms of the Share Purchase Agreement.

On June 29, 2016, after the conclusion of the meeting of the Special Committee, the full Board met to consider the recommendations of the Special Committee and other matters related to the transaction. After discussion, the full Board unanimously (1) determined that the proposed transaction with CT Energy and the terms of the Share Purchase Agreement and related documents are expedient, advisable, fair to, and in the best interest of our stockholders, (2) approved the transaction and the related documents, (3) recommended that our stockholders authorize the transaction in accordance with the terms of the Share Purchase Agreement and (4) generally authorized our officers to take all necessary actions to effect these resolutions.

After the full Board meeting on June 29, 2016, we, HNR Energia and CT Energy signed and delivered the Share Purchase Agreement. After the signing, we issued a press release to announce the transaction. On June 30, 2016, we filed a Current Report on Form 8-K with the SEC describing the transaction and attaching as an exhibit the Share Purchase Agreement.

On June 30, 2016, we sent Petroandina a notice of a change of control over our Venezuelan interests based on our belief that the transaction with CT Energy met the definition of “change of control” in the Shareholders’ Agreement. The Shareholders’ Agreement provides Petroandina with a put right to cause its interest in Harvest Holding to be purchased if there is a change of control event. Under the change of control put right procedures, Petroandina would have 15 days from the date of our notice to request a determination of the fair market value of Petroandina’s 29% interest in Harvest Holding. Upon delivery of the notice, the parties would have 15 days from the date of the request to mutually agree on the appointment of an appraiser of Petroandina’s 29% interest in Harvest Holding, and, once appointed, the appraiser would have 30 days to conduct the appraisal. After the completion of the appraisal, Petroandina would have 15 days to notify us that it wishes to exercise its right to cause its 29% interest in Harvest Holding to be purchased. Upon exercise of the right, we would have to purchase, or cause to be purchased, all of Petroandina’s interest in Harvest Holding. The parties would then be required to close the sale by Petroandina of its 29% interest in Harvest Holding concurrently with the closing of the transaction giving rise to the change of control, in this case, the closing of our transaction with CT Energy.

On July 5, 2016, Petroandina responded to our June 30, 2016 notice, stating its position that Harvest and HNR Energia were in breach of the Shareholders’ Agreement as a result of the execution of the Share Purchase

Agreement, and reserving the right to take all appropriate actions barring a prompt and amicable resolution. Petroandina’s response stated that we were prohibited from selling our 51% interest in Harvest Holding under provisions of the Shareholders’ Agreement generally prohibiting a transfer of the interest. This argument was based on Petroandina’s assertion that our proposed transaction with CT Energy did not constitute a “change of control” under the Shareholders’ Agreement; the Shareholders’ Agreement provides for several exceptions to the provisions generally prohibiting a transfer of our interest, including if there is a “change of control” event and we comply with the put right provisions.

On July 6, 2016, we responded to Petroandina’s response by reiterating that we believed that the provisions of the Shareholders’ Agreement permitted the sale of HNR Energia’s interest in Harvest Holding in reliance on the change of control put right exception.

On July 7, 2016, we received a letter from Petroandina reasserting its original position that we are in breach of the Shareholders’ Agreement. However, Petroandina did request a determination of the fair market value of its interest in Harvest Holding, without prejudice to its position that the CT Energy transaction does not comply with the Shareholders’ Agreement.

On July 12, 2016, Petroandina filed a claim in the Court of Chancery of the State of Delaware alleging that we are in breach of the Shareholders’ Agreement and requesting an injunction to prevent us from completing our transaction with CT Energy under the Share Purchase Agreement. Petroandina filed this claim by amending a previously filed breach of contract claim against us filed in the Chancery Court on January 26, 2015. While the January 26, 2015 claim and the July 12, 2016 claim both relate to alleged breaches of contract of the Shareholders’ Agreement, the basis for the earlier claim (relating to our previous attempt to commence arbitration proceedings against the government of Venezuela) is not related to the basis for the current claim. For detailed information about the previous claim, see Information About Harvest – Legal Proceedings beginning on page 54.

We currently are attempting to reach an amicable resolution of the dispute with Petroandina.

Recommendation of Our Board and Reasons for the Proposed Sale

At a meeting held on June 29, 2016, the Special Committee unanimously (1) determined that the proposed transaction with CT Energy and the terms of the Share Purchase Agreement and related documents are expedient, advisable, fair to, and in the best interest of our stockholders, (2) approved the transaction and the related documents, (3) recommended that the full Board approve the transaction and related documents and recommended that our stockholders authorize the transaction in accordance with the terms of the Share Purchase Agreement. At a meeting held on June 29, 2016, our full Board unanimously (1) determined that the proposed transaction with CT Energy and the terms of the Share Purchase Agreement and related documents are expedient, advisable, fair to, and in the best interest of our stockholders, (2) approved the transaction and the related documents, and (3) recommended that our stockholders authorize the transaction in accordance with the terms of the Share Purchase Agreement. Our Board recommends that you vote “FOR” the authorization of the proposed sale of our Venezuelan interests.

Our Board has recognized that we have very limited choices in Venezuela. Our Board has met on several occasions to discuss the situation in Venezuela to determine the best alternative available to Harvest. Our Board believes the proposed sale of our Venezuelan interests is the best alternative we have at this time. In recommending the approval of the proposed sale, our Board considered a number of factors, both positive and negative, and potential benefits and detriments of the proposed sale. Our Board believes that the following factors support its decision to approve the sale of our Venezuelan interests and recommended that our stockholders authorize the sale:

•	the deterioration, over the last two years, of global energy prices;

•	the changing nature, over the last five years, of the economic and political situation in Venezuela;

•	that we have held a prolonged process to find a buyer for our Venezuelan interests, that two agreements to sell these assets in the past had failed, and that the proposed sale is the best offer that could be found;

•	the risks and uncertainties associated with the consummation of the proposed sale of our Venezuelan interests described in Risk Factors Related to the Proposed Sale of Our Venezuelan Interests beginning on page 6;

•	our financial needs, given that we do not currently have any operating cash flow;

•	the ongoing negotiations with PDVSA regarding the restructuring of the operational and financing functions of Petrodelta, which commenced contemporaneously with the negotiation of the June 19, 2015 transaction with CT Energy, and the fact that those negotiations are still continuing;

•	the operational and financial performance of Petrodelta, the history of dividend declarations and payments to Petrodelta’s equity owners, the amount of accrued and unpaid dividends from Petrodelta and the failure of PDVSA to pay on a timely basis certain amounts owed to contractors that PDVSA has contracted to do work for Petrodelta;

•	the Special Committee’s conclusion that no value could be assigned to potential dividends from Petrodelta due to a number of factors, including (1) Petrodelta’s failure to pay dividends since 2009, (2) indications from PDVSA that no dividends would be paid absent additional funding from us and (3) the economic instability, foreign currency risks and lack of marketability of our assets in Venezuela;

•	our limited ability to implement or influence Petrodelta’s business plan, assure quality control and set the timing and pace of development that could adversely affect our ownership interest in Petrodelta;

•	the potential financing needs of Petrodelta and our ability to provide those financing needs;

•	Petrodelta’s Windfall Profits Tax burden, which has increased significantly in recent years and reduces Petrodelta’s ability to pay dividends;

•	the ability to reduce our debt, to fund our business going forward, and to sell other assets;

•	CT Energy’s unique knowledge of Venezuelan oil and gas operations in general, and its unique position to become the owner of our Venezuelan assets and to continue its relationship and negotiations with PDVSA;

•	CT Energy’s willingness to provide funds in the form of loans to us pending the closing of the transaction;

•	the recommendation of the Special Committee, which was informed by the opinion of TPH as to the fairness, from a financial point of view, to Harvest of the consideration to be received by Harvest and HNR Energia in the proposed transaction, the advice of the Special Committee’s legal counsel, and many of the factors discussed below, and the fact that the members of the Special Committee are independent with no financial or other ties to CT Energy and its affiliates;

•	the fact that CT Energy would issue the Letter of Credit to be available to us to draw down $15 million if the transaction is terminated for certain reasons (see Terms of the Proposed Sale of Our Venezuelan Interests beginning on page 12);

•	the willingness of Mr. Cisneros to guarantee CT Energy’s obligations under the $12 million note to be given to us as part of the consideration at closing;

•	the opinion of TPH, dated June 29, 2016 and addressed to our Special Committee, as to the fairness, from a financial point of view and as of the date of the opinion, to Harvest of the consideration to be received by Harvest and HNR Energia, as more fully described below in the section entitled Opinion of the Financial Advisor to the Special Committee;

•	presentations made by our management and advice of outside legal counsel;

•	the detailed terms and conditions of the Share Purchase Agreement;

•	the anticipated net, after tax, proceeds from the sale;

•	the ability to consider unsolicited alternative transactions and to enter into negotiations with a third party if our Board determines that an unsolicited proposal is reasonably likely to result in a superior proposal (even taking into consideration that we would be required to give CT Energy a right to match a superior proposal, and if we accept a superior proposal, we would be required to pay a break-up fee);

•	our existing relationship with CT Energy, based on the original CT Energy transaction; and

•	the potential to pay a dividend or other distribution to our stockholders.

In the course of its deliberations, our Board also considered risks and other countervailing factors related to our entering into the Share Purchase Agreement, including the risk factors described under Risk Factors Related to the Proposed Sale of Our Venezuelan Interests beginning on page 6.

Our Board based its ultimate decision on its business judgment that the benefits of the proposed sale of our Venezuelan interests significantly outweigh the risks of alternatives to that sale. Our Board judged that the proposed sale represents the best currently available strategic alternative to preserve stockholder value, and unanimously concluded that the completion of the proposed sale pursuant to the Share Purchase Agreement is expedient, advisable, fair to and in the best interests of Harvest and our stockholders.

The preceding discussion is not, and is not intended to be, exhaustive. In light of the number and the wide variety of positive and negative factors that our Board considered in connection with its evaluation of the proposed sale of our Venezuelan interests and the complexity of these matters, our Board did not find it practicable, and has not tried, to quantify, rank or otherwise assign relative weights to the specific factors it considered. Individual members of our Board may have given different weight to different factors. Our Board considered all these factors together and, on the whole, considered them to be favorable to, and to support, its determination.

Our Board recommends that you vote “FOR” the authorization of the proposed sale of our Venezuelan interests.

Opinion of the Financial Advisor to Special Committee

The Special Committee retained TPH to act as its financial advisor and provide an opinion in connection with the sale. The Special Committee instructed TPH to evaluate the fairness, from a financial point of view, to Harvest of the consideration to be received by Harvest and HNR Energia under the Share Purchase Agreement.

On June 29, 2016, at a meeting of the Special Committee held to evaluate the transaction, TPH delivered to the Special Committee an oral opinion that, as of June 29, 2016 and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion and based upon such other matters as TPH considered relevant, the consideration to be received by Harvest and HNR Energia pursuant to the Share Purchase Agreement was fair from a financial point of view to Harvest. Subsequent to rendering its oral opinion, TPH confirmed its opinion in writing to the Special Committee on June 29, 2016.

The opinion speaks only as of the date and the time it was rendered and not as of the time the transaction may be completed or any other time. The opinion does not reflect changes that may occur or may have occurred after its delivery, which could significantly alter the value, facts or elements on which the opinion was based.

The full text of TPH’s written opinion to the Special Committee, which describes, among other things, the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken, is attached as Appendix B to this proxy statement and is incorporated by reference in its entirety. The summary of TPH’s opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. Harvest stockholders are urged to read the TPH opinion carefully and in its entirety. TPH delivered its opinion for the information and assistance of the Special Committee in connection with its evaluation of the transaction. TPH’s opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed transaction or any related matter.

In connection with rendering its opinion, TPH reviewed, among other things:

•	the financial terms of a draft of the Share Purchase Agreement dated June 29, 2016;

•	annual reports to stockholders and Annual Reports on Form 10-K of Harvest for the three years ended December 31, 2015;

•	certain interim reports to stockholders of Harvest;

•	audited financial statements of Harvest and its subsidiaries on a consolidated basis as of and for the years ended December 31, 2015, 2014 and 2013 and the unaudited financial statements of Harvest and its subsidiaries on a consolidated basis for the three months ended March 31, 2016;

•	audited financial information for Petrodelta provided by management of Harvest as of and for the years ended December 31, 2014, 2013, 2012 and 2011;

•	unaudited draft financial information for Petrodelta provided by management of Harvest as of and for the year ended December 31, 2015;

•	certain estimates of proved, probable and possible reserves, future production, and income attributable to the interest of HNR Finance, in certain properties located in the Greater Oficina Trend of Eastern Venezuela prepared for HNR Finance by Harvest’s independent engineering firm as of December 31, 2012, December 31, 2013 and December 31, 2015 (the “Reserve Reports”);

•	certain other communications from Harvest to its stockholders;

•	certain internal financial information and forecasts for Harvest and Petrodelta prepared by the management of Harvest; and

•	certain publicly available research analyst reports with respect to the future financial performance of Harvest published in 2014 and 2015.

TPH also held discussions with members of the senior management of Harvest regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction and the past and current business operations, future prospects and financial condition of Harvest and Petrodelta, including Harvest’s projected cash shortfall in July 2016. In addition, TPH reviewed the reported price and trading activity for Harvest’s common stock, compared certain financial and stock market information for Harvest with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent transactions in the upstream oil and gas industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as TPH considered appropriate.

For purposes of its opinion, TPH assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by or for it, or publicly available. In that regard, TPH assumed with the Special Committee’s consent that the forecasts for Harvest and Petrodelta prepared by the management of Harvest were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Harvest, and that such management forecasts will be realized (subject to the assumption stated in the immediately following sentence) in the amounts and time periods contemplated thereby. TPH assumed, as instructed by the Special Committee and in accordance with guidance from management of Harvest, that current dividends receivable and future dividend payments from Petrodelta will not be paid to Harvest for the remaining term of Petrodelta’s concession with affiliates of PDVSA. Further, TPH assumed with the Special Committee’s consent that (i) the consideration in the proposed transaction will not be reduced as a result of any purchase price adjustments in the Share Purchase Agreement or otherwise, (ii) the transactions will not result in the default or acceleration of any obligation under material agreements of Harvest, HNR Energia or any of their subsidiaries and (iii) all governmental, regulatory or other consents or approvals necessary for the consummation of the transactions will be obtained without any material adverse effect on Harvest, HNR Energia, their subsidiaries or the expected benefits of the transactions in any way meaningful to TPH’s analysis. In addition, TPH did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Harvest, HNR Energia or any of their subsidiaries and TPH was not furnished with any such evaluation or appraisal. TPH’s opinion did not address any legal, regulatory, tax or accounting matters.

TPH’s opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of June 29, 2016. TPH has disclaimed any obligation to update, revise or reaffirm its opinion, including with respect to circumstances, developments or events that occur after the rendering of its opinion.

The estimates contained in TPH’s analysis and the results from any particular analysis are not necessarily indicative of future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, TPH’s analysis and estimates are inherently subject to substantial uncertainty.

In arriving at its opinion, TPH did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by TPH in its analyses, and no one single method of analysis should be regarded as critical to the overall conclusion reached by TPH. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, TPH believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by TPH, therefore, is based on the application of TPH’s own experience and judgment to all analyses and factors considered by it, taken as a whole. The delivery of TPH’s opinion was approved by its fairness opinion committee.

TPH’s opinion addresses only the fairness from a financial point of view, as of June 29, 2016, to Harvest of the aggregate consideration to be received by Harvest and HNR Energia under the Share Purchase Agreement. TPH’s opinion did not address the underlying business decision of Harvest or HNR Energia to engage in or consummate the transactions, or the relative merits of the transactions as compared to any other alternative transaction that might be available to Harvest or HNR Energia. TPH did not express any view on, and the fairness opinion does not address, any other term or aspect of the Share Purchase Agreement or the transactions, including, without limitation, the fairness of the transactions to, or any consideration received in connection therewith by, creditors or other constituencies of Harvest or HNR Energia; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Harvest or HNR Energia, or any class of such persons, in connection with the transactions, whether relative to the consideration pursuant to the Share Purchase Agreement or otherwise. TPH did not express any opinion as to the price at which the shares of Harvest stock will trade at any time.

The data and analyses summarized herein are from TPH’s presentation to the Special Committee delivered on June 29, 2016, which primarily used market closing prices as of June 28, 2016. The analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed, the tables must be considered together with the textual summary of the analyses. For purposes of its analysis, TPH defined EBITDA as net income plus income taxes, interest expense (less interest income), depreciation and amortization.

Summary of TPH’s Analysis

Commodity Price Assumptions

The commodity price assumptions used by TPH in certain of its analyses are summarized below:

New York Mercantile Exchange (“NYMEX”) Strip Pricing as of June 10, 2016 (“Strip”):

Year	WTI Crude (per Bbl)	Henry Hub Gas (per MMBtu)
2016 (May to December)	$50.37	$2.77
2017	$52.12	$3.10
2018	$52.83	$3.04
2019	$53.67	$3.02
2020 and thereafter	$54.60	$3.09

Research Consensus per Bloomberg (“Research Consensus”):

Year	WTI Crude (per Bbl)	Henry Hub Gas (per MMBtu)
2016 (May to December)	$42.39	$2.31
2017	$54.00	$3.00
2018	$59.00	$3.13
2019	$62.50	$3.25
2020 and thereafter	$62.50	$3.25

3-Year Historical Average (“Three-Year Average”):

Year	WTI Crude (per Bbl)	Henry Hub Gas (per MMBtu)
2016	$71.68	$3.30
2017	$71.68	$3.30
2018	$71.68	$3.30
2019	$71.68	$3.30
2020 and thereafter	$71.68	$3.30

Expected Dividend Distribution Analysis

TPH calculated implied value reference ranges by discounting projected distributions from Petrodelta. However, TPH assumed, as instructed by the Special Committee and in accordance with guidance from management of Harvest, that current dividends receivable and future dividend payments from Petrodelta will not be paid to Harvest for the remaining term of the concession with PDVSA. In light of this assumption, TPH calculated an implied valuation of $0.0.

Precedent Transaction Analysis

TPH reviewed the financial terms of Harvest’s prior agreements with PT Pertamina and Pluspetrol related to the previous failed attempts by Harvest to sell its interest in Petrodelta. TPH used the current value of approximated oil and gas revenues in the future, minus anticipated expenses, discounted using a discount rate of

10% (“PV10”) as calculated in Petrodelta’s Reserve Reports at the time of each transaction based upon the following risk probabilities associated with the reserve categories: 100% for proved developed reserves, 90% for proved undeveloped reserves, 50% for probable reserves and 10% for possible reserves. Based on the foregoing, TPH calculated the consideration for each precedent transaction as a percentage of risked PV10 reserve value. TPH estimated that the consideration as a percentage of risked reserves for the precedent transactions ranged from the 44th to 98th percentiles, compared to 113th percentile based on the terms of the Share Purchase Agreement. From this analysis, TPH calculated an implied valuation range of $49.0 million to $110.0 million.

Net Asset Value Analysis

TPH performed an illustrative asset-level Net Asset Value analysis of Petrodelta. TPH calculated the present value, as of June 9, 2016, of the pre-tax future cash flows expected to be generated in 2016 through the remaining concession period with PDVSA, which expires in October 2027, based on management’s estimates of production, operating expenses and capital expenditures. In performing this analysis, TPH applied discount rates ranging from 20.4% to 28.3%. The discount rates were based on an analysis of the weighted average cost of capital of certain comparable companies with international, diversified U.S. oil or Permian Basin reserves, all of which were adjusted for the relative risk premium (based on third party reports) associated with operating in Venezuela. TPH estimated Net Asset Value as the present value of the unlevered free cash flows generated by these estimates. For the purposes of its analysis, unlevered cash flow was calculated as EBITDA less capital expenditures. The commodity prices used to derive the cash flows through 2020 were based on Strip, Research Consensus and Three-Year Average prices. The commodity prices used to derive cash flows in 2020 and beyond were based on 2019 commodity price estimates for Research Consensus and 2020 prices for Strip. The analysis did not include $174.0 million of current dividends owed to HNR Energia (on account of the $340.2 million dividend payable to HNR Finance, HNR Energia’s indirect, 51% owned subsidiary), because of management’s assumption that such dividends will not be paid for the remaining life of the PDVSA concession. Using Strip commodity prices, the foregoing sensitivities applied to the Net Asset Value calculation for 3P reserves resulted in an implied valuation range of negative $13.0 million to negative $12.0 million. Using Research Consensus commodity prices, the foregoing sensitivities applied to the Net Asset Value calculation for 3P reserves resulted in an implied valuation range of $19.0 million to $41.0 million. Using Three-Year Average commodity prices, the foregoing sensitivities applied to the Net Asset Value calculation for 3P reserves resulted in an implied valuation range of $144.0 million to $192.0 million. In certain of the commodity price scenarios referenced above, the Net Asset Value analysis resulted in a positive present value which does not reflect management’s expectation that dividend payments will not be received from Petrodelta for the remaining life of the PDVSA concession. The expectation of not receiving any cash from Petrodelta was taken into consideration by TPH when comparing the results of the net asset value analysis to the results of the other analyses performed.

General

TPH and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes.

TPH and its affiliates also engage in securities trading and brokerage, private equity activities, investment management activities, equity research and other financial services, and in the ordinary course of these activities, TPH and its affiliates may from time to time acquire, hold or sell, for their own accounts and for the accounts of their customers, (i) equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of Harvest or any of the other parties to the proposed transactions and any of their respective affiliates and (ii) any currency or commodity that may be involved in the transactions and the other matters contemplated by the Share Purchase Agreement.

In addition, TPH and its affiliates and certain of its and their employees, including members of the team performing services in connection with the transactions, as well as certain private equity funds and investment management funds associated or affiliated with TPH in which they may have financial interests, may from time to time acquire, hold or make direct or indirect investments in or otherwise finance a wide variety of companies, including Harvest or any of the other parties to the transactions and any of their respective affiliates. TPH was not requested to, and did not, solicit indications of interest or proposals from third parties regarding the proposed transactions or any alternative transaction. TPH was not requested to, and did not, participate in the negotiation of the terms of the Share Purchase Agreement or the transactions, nor was TPH requested to, and it did not, provide any advice or services in connection with the Share Purchase Agreement or the transactions other than the delivery of its opinion described above.

TPH is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee selected TPH to act as its financial advisor in connection with the transaction on the basis of TPH’s experience in transactions similar to the transaction set forth in the Share Purchase Agreement, its reputation in the investment community and its familiarity with Harvest and its business.

Since 2013, TPH has provided advisory services to Harvest related to acquisition and divestiture matters, and TPH has thus far received $360,148 in compensation and expense reimbursement in connection with these engagements. TPH remains engaged to provide other investment banking services, for which TPH may receive up to $1.0 million in additional compensation from Harvest pursuant to an agreement between the parties. TPH may provide investment banking or other financial services to Harvest or any of the other parties to the transactions or their respective shareholders or affiliates in the future. In connection with such investment banking or other financial services, TPH may receive compensation.

The description set forth above constitutes a summary of the analyses employed and factors considered by TPH in rendering its opinion to the Special Committee. TPH believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. The preparation of a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description.

No company or transaction used in the analyses of comparable transactions summarized above is identical or directly comparable to Harvest, Petrodelta or the transaction. Accordingly, these analyses must take into account differences in the financial and operating characteristics of the selected publicly traded companies and differences in the structure and timing of the selected transactions and other factors that would affect the public trading value and acquisition value of the companies considered.

Pursuant to the terms of the Special Committee’s engagement of TPH, TPH became entitled to receive $1.0 million upon the Special Committee’s request that TPH render a fairness opinion (regardless of the conclusion reached therein). In addition, Harvest has agreed to reimburse TPH for its reasonable out-of-pocket expenses incurred in connection with the engagement, including fees and disbursements of its legal counsel. Harvest also agreed to indemnify TPH, its affiliates and their respective officers, directors, partners, agents, employees and controlling persons for certain liabilities related to or arising out of its rendering of services under its engagement, including liabilities under the federal securities laws, or to contribute to payments TPH may be required to make in respect of these liabilities.

Results of Consummation of Proposed Transaction

If all conditions to the closing of the transaction described in the Share Purchase Agreement are met or otherwise waived (if permitted to be waived), the following will occur:

•	all of our debt to CT Energy will be paid, and we will be essentially debt free;

•	the 15% Note and the Additional Draw Note will be canceled;

•	the security we pledged to secure the 15% Note and the Additional Draw Note (consisting of substantially all of our assets) will be released

•	CT Energy will relinquish 8,667,597 shares of our common stock (approximately 16.8% of all outstanding shares), representing all shares of our common stock owned by CT Energy, and the number of outstanding shares of our common stock will be reduced from 51,415,164 to 42,747,567;

•	the CT Warrant will terminate;

•	the Securities Purchase Agreement will terminate;

•	the two non-independent members of our Board designated by CT Energy will resign, and we will be able to appoint additional directors as their replacements, at the discretion of our Board; and

•	the Management Agreement will terminate.

As a result of the closing of the transaction, our primary non-cash asset will be our oil and gas interests in Gabon. See – Information About Harvest – Business beginning at page 48.

Also as a result of the closing of the transaction, we may be obligated to make certain change of control payments to members of our management. For a description of these obligations, see – Interests of Harvest’s Directors and Executive Officers in the Proposed Sale beginning on page 71.

For information on the financial effects of consummating the transaction, see – Information About Harvest – Unaudited Pro Forma Consolidated Financial Statements beginning on page 60

Use of Proceeds and Nature of Our Business Following the Proposed Sale

If the proposed sale of our Venezuelan interests is completed, a significant portion of our assets will be cash from the proceeds of the sale. Operating and capital requirements related to the portfolio of retained assets in Gabon at the time of the closing will influence the determination by our Board of the size of any cash distribution to the stockholders from the proceeds of the closing. For clarity, the possible sale of our non-Venezuelan asset before the closing would diminish the need for us to retain proceeds from the closing. Depending on the timing of these events, we anticipate using a portion of the proceeds from the closing as follows:

•	To pay for expenses and other costs related to the transaction, which we estimate will be approximately $3.5 million in the aggregate (a portion of which has been paid or will be paid before closing);

•	To pay taxes related to the transaction, which we estimate will be less than $100,000;

•	If we do not sell our non-Venezuelan asset before the closing, then we estimate that we will need to retain approximately $4.4 million to fund projected general operating expenses and capital expenditures through December 31, 2016 (to the extent that those general operating expenses are not already reserved from any possible sale of our non-Venezuelan asset);

•	If we sell our non-Venezuelan asset before the closing, then we estimate that we will need to retain approximately $4.0 million to fund projected general operating expenses and capital expenditures through December 31, 2016 (to the extent that those general operating expenses are not already reserved from any possible sale of our non-Venezuelan asset); and

•	To pay any severance or other costs during 2016 associated with the possible severance of some of our personnel in connection with a downsizing of Harvest both related to the sale of our Venezuelan interests and related to any sale of our non-Venezuelan asset, if our Board determines that a downsizing would be in our best interests, which we estimate could be approximately $11.9 million. See Interests of Harvest’s Directors and Executive Officers in the Proposed Sale beginning on page 71.

We will use the remainder of the proceeds as our Board, in its discretion, determines, based on its determination of what is in the best interests to us and our stockholders at the time a decision is made. In addition to the possibility that our Board may use part of the proceeds to pay a dividend or other distribution to our stockholders, it is also possible that our Board may use part of the proceeds to continue our business. For a description of our non-Venezuelan asset and operations, see Information About Harvest. For a description of the tax consequences of the sale of our Venezuelan interests, see Proposal No. 1 – Terms of the Proposed Sale of Our Venezuelan Interests – Material Income Tax Consequences of the Proposed Sale.

Before making any decisions with respect to paying a dividend or other distribution to our stockholders, our Board will also need to consider the possible need to provide for retention of funds for contingent obligations relating to any lawsuits or other claims that may exist at the time that the Board considers these matters.

We intend to continue our consideration of a possible sale of our non-Venezuelan asset if we are able to negotiate a sale or sales in transactions that our Board believes are in the best interests of us and our stockholders. In the meantime, we intend to operate our business in the ordinary course and may ultimately decide to keep our non-Venezuelan asset and acquire additional assets. We may also decide to access additional capital through equity or debt sales. After the sale, we would continue to be a reporting company under SEC regulations and would continue to file reports required by those regulations, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Through these reports and other public announcements, we will update our strategy and plans for use of the proceeds from the sale of our Venezuelan interests. We also currently expect that our common stock will continue to be traded on the NYSE or another appropriate exchange as long as we meet applicable listing requirements.

Accounting Treatment of the Proposed Sale

Under Accounting Standards Codification (“ASC”) 740-30-25-17, no deferred tax liability must be recorded if sufficient evidence shows that the subsidiary has invested or will invest the undistributed earnings or that the earnings will be remitted in a tax-free manner. Management must consider numerous factors in determining timing and amounts of possible future distribution of these earnings to the parent company and whether a U.S. deferred tax liability should be recorded for these earnings. These factors include the future operating and capital requirements of both the parent company and the subsidiaries, remittance restrictions imposed by foreign governments or financial agreements and tax consequences of the remittance, including possible application of U.S. foreign tax credits and limitations on foreign tax credits that may be imposed by the Internal Revenue Code of 1986, as amended (the “Code”), and regulations.

Prior to 2013, no United States (“U.S.”) taxes had been recorded on the unremitted earnings of our non-U.S. subsidiaries as it was our practice and intention to reinvest the earnings of those non-U.S. subsidiaries into our foreign operations. During the fourth quarter of 2013 and in subsequent periods, management evaluated numerous factors related to the timing and amounts of possible future distribution of foreign earnings to the parent company, with consideration of the sale of non-U.S. assets. Because management was pursuing various alternatives with respect to Harvest’s future operations and disposition of any sale proceeds, a determination was made that it was appropriate to record a deferred tax liability associated with the unremitted earnings of our foreign subsidiaries. However, due primarily to impairments of our Venezuelan cost investment, the deferred tax liability associated with the foreign earnings was reduced to zero as of December 31, 2015.

As noted below, Harvest is expected to realize a gain for U.S. income tax purposes on closing of the sale although not all of that gain may be currently recognized due to exceptions under U.S. tax rules. As a result of the sale, we expect that the tax impact for financial reporting purposes primarily will be attributable to any U.S. deferred tax liability recorded on the gain on sale realized for income taxes purposes but currently deferred from U.S. taxation. On closing of the sale, Harvest will review its intentions with respect to the earnings derived that would be deferred from current U.S. taxation to determine if a U.S. deferred tax liability should be recorded on those earnings.

Management assessed the available positive and negative evidence related to its U.S. net operating losses, AMT credit carryforwards, and other U.S. deferred tax assets to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. After reviewing the earnings history of our operations and the possible future operations of Harvest, management has determined that we may not have sufficient taxable income in the U.S. following the closing of the sale. Consequently, the valuation allowance currently offsetting our U.S. deferred tax assets has remained in-place.

Material Income Tax Consequences of the Proposed Sale

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the sale of our Venezuelan interests. The following discussion is based on the Code, its legislative history, currently applicable and proposed Treasury regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state and local laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. The following discussion has no binding effect on the Internal Revenue Service (“IRS”) or the courts.

Consequences to the Stockholders of Harvest

There should be no U.S. federal income tax consequence to the stockholders of Harvest as a result of the sale of our Venezuelan interests, as the gain will be realized by Harvest, through HNR Energia. However, stockholders may incur a tax if they receive dividends or other distributions from Harvest of any proceeds from the sale of our Venezuelan interests, or they sell or otherwise dispose of their stock in Harvest in a taxable transaction at a price higher than their adjusted tax basis in that stock. You are urged to consult your own tax advisor with respect to the U.S. federal income, as well as state, local, and non-U.S., tax consequences to you of receiving distributions on, or disposing of, the stock you hold in Harvest.

Consequences to Harvest

Harvest may be subject to U.S. federal income tax arising from the gain on the sale of our Venezuelan interests. The gain realized by HNR Energia is potentially subject to the Subpart F rules of the Code, which could cause all or a portion of the gain realized to be currently taxable to Harvest. However, to the extent that HNR Energia’s earnings from the sale qualify for an exception to the Subpart F rules, U.S. taxation of those earnings should be deferred until the earnings are distributed or deemed distributed to Harvest. If any portion of the gain is currently subject to tax in the U.S., the taxable portion can be further reduced by any U.S. tax losses available to Harvest.

Material Dutch Income Tax Consequences

There will be no material Dutch tax consequences to Harvest or its affiliates as a result of the sale of our Venezuelan interests. Capital gains arising from HNR Energia’s sale of shares in Harvest Holding will be fully exempt from corporate income tax as a result of the Dutch participation exemption.

Material Venezuelan Income Tax Consequences

There should be no Venezuelan income tax consequences to Harvest or its affiliates arising as a result of the sale of our Venezuelan interests because no Venezuelan entities will be sold. Instead, the shares to be sold by

HNR Energia are those of a Dutch BV (i.e., Harvest Holding), that indirectly owns stock in the Venezuelan entities. The sale of our Venezuelan interests will be consummated outside of Venezuela between HNR Energia, a Curacao company that is tax resident in the Netherlands, and CT Energy, a Barbados Society with Restricted Liability.

Regulatory Matters

We are not aware of any antitrust or other material regulatory consents that are required in connection with the sale of our Venezuelan interests, except for the approval by the Ministerio del Poder Popular de Petroleo y Mineria, representing the Government of Venezuela. As of the date of this proxy statement, the Ministerio del Poder Popular de Petroleo y Mineria has not approved the transaction.

DESCRIPTION OF INTERESTS TO BE SOLD

Under the Share Purchase Agreement, Harvest and HNR Energia agreed to sell all of HNR Energia’s 51% equity interest in Harvest Holding to CT Energy. Harvest Holding owns, indirectly through wholly owned subsidiaries, a 40% equity interest in Petrodelta. The sale of our equity interest in Harvest Holding, including its direct and indirect subsidiaries, will constitute the sale of all of our interests in Venezuela, which consists of an indirect 20.4% equity interest in Petrodelta (owned through our 51% equity interest in Harvest Holding).

This section of the proxy statement (Description of Interests to Be Sold) relates only to our Venezuelan interests. For information regarding other aspects of our operations, see – Information About Harvest beginning on page 48.

General

Before 2007, we operated our Venezuelan assets through an operating service agreement between us and an affiliate of PDVSA to develop certain oil and gas fields in Venezuela. In 2005, the Government of Venezuela initiated a series of actions to compel companies with operating services agreements to convert those agreements into new, “mixed” companies in which PDVSA has a majority interest. While these actions adversely affected our operations in Venezuela, we were able to negotiate a joint mixed company agreement with the Government of Venezuela under which Petrodelta was formed. In October 2007, the Venezuelan Presidential Decree, which formally transferred to Petrodelta the rights to the fields we operated, was published in the Official Gazette, the official government publication where laws, decrees, resolutions, instructions and other regulations of general interest issued by the Government of Venezuela are published, to make those acts valid and official.

Petrodelta is responsible for the exploration, development, production, gathering, transportation and storage of hydrocarbons in six fields. Petrodelta’s current portfolio of properties in eastern Venezuela includes large proven oil fields as well as properties with substantial opportunities for both development and exploration. Petrodelta has 247,113 gross acres (50,411 net acres to our interest) under concessions. Approximately 88% of the acreage is undeveloped, which we believe provides us with substantial opportunities for multi-year development upside through our concession period, which expires in October 2027. Petrodelta is governed by its own charter and bylaws and its stockholders intend that the company be self-funding and rely on internally generated cash flow.

PDVSA, as administrator of certain operating contracts for several mixed companies in Venezuela, has failed to pay on a timely basis certain amounts owed to contractors doing work for Petrodelta. PDVSA purchases all of Petrodelta’s oil production. PDVSA and its affiliates have reported shortfalls in meeting their cash requirements for operations and planned capital expenditures. In addition, PDVSA has fallen behind in certain of its payment obligations to Petrodelta, which payments Petrodelta would otherwise use to pay its contractors, including Harvest Holding. As a result, Petrodelta has experienced, and is continuing to experience, difficulty in retaining contractors who provide services for Petrodelta’s operations. We cannot provide any assurance as to whether or when PDVSA will become current on its payment obligations. Inability to retain contractors or to pay them on a timely basis has had, and may continue to have, an adverse effect on Petrodelta’s operations and on Petrodelta’s ability to carry out its business plan.

Crude oil delivered from Uracoa, Bombal, Tucupita, Isleño and Temblador fields of Petrodelta to PDVSA Petroleo S.A. (“PPSA”), a wholly owned subsidiary of PDVSA, is priced with reference to Merey 16 published prices, weighted for different markets and adjusted for variations in gravity and sulfur content, commercialization costs and distortions that may occur given the reference price and prevailing market conditions. Merey 16 published prices are quoted and sold in U.S. dollars. The crude oil produced and delivered from El Salto field is priced with reference to Boscan, a heavier 10 degree API crude oil, published prices, also weighted for different markets and quality adjusted as described above. Boscan published prices are also quoted and sold in U.S. dollars. An amendment to Petrodelta’s Contract for Sale and Purchase of Hydrocarbons with PPSA (the “Sales Contract”) has been approved by Petrodelta’s stockholders and was executed during the first quarter 2015. Natural gas delivered from the Petrodelta fields to PPSA is priced at $1.54 per MMcf. PPSA is obligated to make payment to Petrodelta in U.S. dollars for crude oil and natural gas liquids delivered. Natural gas deliveries are paid in Venezuelan Bolivars (“Bolivars”), but the pricing for natural gas is referenced to the U.S. dollar.

In April 2011, the Government of Venezuela published in the Official Gazette the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market (the “Windfall Profits Tax”). See Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page C-62 for a discussion of the effects of the Windfall Profits Tax on Petrodelta’s business.

On November 12, 2010, Petrodelta’s board of directors declared a dividend of $30.6 million, $12.2 million net to HNR Finance B.V., a wholly owned subsidiary of Harvest Holding that owns a 40% interest in Petrodelta (“HNR Finance”). Petrodelta stockholder approval of the dividend was received on March 14, 2011. Due to Petrodelta’s liquidity constraints caused by PDVSA’s insufficient monetary support and contractual adherence, as of the date of this proxy statement, the dividend has not been received, although it is due and payable. Petrodelta’s board of directors declared this dividend and has never indicated that the dividend is not payable, or that it will not be paid. The dividend receivable was classified as a long-term receivable at December 31, 2014 due to the uncertainty in the timing of payment. During the year ended December 31, 2014 we recorded an allowance of $12.2 million to fully reserve the dividend receivable due from Petrodelta.

As a result of legislation enacted in December 2013 and January and February of 2014, Venezuela now has a multiple exchange rate system. Most of Petrodelta’s transactions are subject to a fixed official exchange rate of 6.3. The Government of Venezuela modified the currency exchange system whereby the official exchange rate of 6.3 Bolivars per U.S. dollar would only apply to certain economic sectors related to purchases of “essential goods and services” while other sectors of the economy would be subject to a new exchange rate, SICAD I, determined by an auction process conducted by Venezuela’s Complimentary System of Foreign Currency Administration. Participation in the SICAD I mechanism is controlled by the Government of Venezuela and is limited to certain companies that operate in designated economic sectors. In March 2014, an additional currency exchange mechanism was established by the Government of Venezuela that allows companies within other economic sectors to participate in an additional auction process (“SICAD II”). The financial information for Petrodelta is prepared using the official fixed exchange rate (6.3 from February 2013 through December 2014).

On February 10, 2015, the Ministry of Economy, Finance, and Public Banking, and the Central Bank of Venezuela (BCV) published in the Extraordinary Official Gazette No.6.171 Exchange Agreement No. 33 with two Official Notices. The first notice said that the SICAD II exchange rate would be no longer permitted. The second notice said that a new exchange rate called the Foreign Exchange Marginal System (“SIMADI”) has been created. The SIMADI rate published on December 31, 2015 is 198.70 Bolivars per U.S. dollar. The SIMADI’s marginal system is available in limited quantities for individuals and companies to purchase and sell foreign currency via banks and exchange houses.

On December 16, 2013, we entered into a purchase agreement under which, among other things, we sold a 29% interest in Harvest Holding to Petroandina and agreed to sell our remaining 51% interest in Harvest Holding at a future time. Under this purchase agreement, Petroandina has the right to any dividends paid by Harvest Holding after December 16, 2013 that would attach with respect to its current 29% interest regardless of whether the dividends are paid in connection with dividends paid by Petrodelta that are declared before, on or after the date of our purchase agreement with Petroandina dated December 16, 2013 and regardless of the record date therefor.

Through December 31, 2014, we included the results of Petrodelta in our consolidated financial statements using the equity method of accounting. We ceased recording earnings from Petrodelta in the second quarter of 2014 due to the expected sales price in the second closing under the Petroandina purchase agreement approximating the recorded value of our investment in Petrodelta. Due to our failed sales attempts, lack of management influence, and actions and inactions by the majority owner, PDVSA, we believe we no longer exercise significant influence in Petrodelta and in accordance with Accounting Standards Codification “ASC 323 – Investments – Equity Method and Joint Ventures,” we are accounting for our investment in Petrodelta under the cost method (“ASC 325 – Investments – Other”), effective December 31, 2014. Under the cost method we will not recognize any equity in earnings from our investment in Petrodelta in our results of operations, but will recognize any cash dividends as income in the period they are received.

We have been required under applicable accounting principles to assess our assets in Venezuela for impairment. As of December 31, 2014, we recorded a pre-tax impairment charge against the carrying value of our investment of $355.7 million. Our impairment analysis was based on the estimated fair value of Petrodelta’s oil and natural gas properties and other net assets as of December 31, 2014, discounted by a factor for economic instability, foreign currency risks and lack of marketability. As of December 31, 2015, we concluded that the estimated fair value of our investment in Petrodelta was nil and recorded a pre-tax impairment charge of $164.7 million to fully impair the investment. Our impairment analysis was prompted by the continued decline in world oil prices and deteriorating economic conditions in Venezuela.

On January 4, 2016, HNR Finance made a loan to CT Energia in the amount of $5.2 million under an 11% promissory note due 2019, dated January 4, 2016, executed by CT Energia (the “CT Energia Note”). The purpose of the loan was to provide CT Energia with collateral to obtain funds for one or more loans to Petrodelta. The loans to Petrodelta are to assist Petrodelta in satisfying its working capital needs and discharging its obligations. Interest on the CT Energia Note is due and payable on the first of each January and July, commencing July 1, 2016. The full amount outstanding, including any unpaid accrued interest, is due on January 4, 2019; however, HNR Finance’s sole recourse for payment of the principal amount of the loan is the payments of principal and interest from loans that CT Energia has made to Petrodelta. If and when CT Energia receives any payments of principal or interest from loans it has made to Petrodelta, then those proceeds must be used to prepay unpaid interest and principal under the CT Energia Note. The source of funds for HNR Finance’s $5.2 million loan to CT Energia was a capital contribution from Harvest Holding, which, in return, received the same aggregate amount of capital contributions from its stockholders, pro rata according to their equity interests in Harvest Holding. Of that aggregate amount of capital contributions, HNR Energia contributed $2.6 million, which it had received as a capital contribution from Harvest. (The CT Energia Note would be transferred to CT Energy as part of the proposed sale of our Venezuelan interests.)

Location and Geology

Uracoa Field

At December 31, 2015, there were 52 (compared to 66 at December 31, 2014) oil and natural gas producing wells and six (compared to seven at December 31, 2014) water injection wells in the field. The current production facility has capacity to handle 30 thousand barrels (“MBbls”) of oil per day, 130 MBbls of water per day, and storage of up to 75 MBbls of crude oil. The oil produced from Uracoa is blended with the oil produced from Tucupita, Bombal and Isleño fields then transported through a 25-mile oil pipeline from the Uracoa plant facilities UM-2 to PDVSA’s EPT-1 storage and fiscalization facility. Substantially all natural gas currently being delivered by Petrodelta is produced from the Uracoa field and is delivered to PDVSA through a 64-mile pipeline to Mamo natural gas station and PDVSA’s natural gas network.

Tucupita Field

At December 31, 2015, there were 15 (compared to 17 at December 31, 2014) oil producing wells and five (compared to five at December 31, 2014) water injection wells in the field. The Tucupita production facility has a capacity to process 30 MBbls of oil per day, 125 MBbls of water per day and storage for up to 60 MBbls of crude oil. The oil is transported through a 31-mile, 20-MBbls-of-oil-per-day pipeline from the Tucupita field to the Uracoa plant facilities UM-2. See Uracoa Field above.

Bombal Field

At December 31, 2015, there were four (compared to four at December 31, 2014) oil producing wells. The oil is transported through a five-mile, ten-MBbls-of-oil-per-day pipeline from the Bombal field to the Uracoa plant facilities UM-2. See Uracoa Field above.

Isleño Field

The Isleño field was discovered in 1953. Seven oil appraisal wells were drilled by PDVSA prior to the field being contributed to Petrodelta. At December 31, 2015, there were nine (compared to eight at December 31, 2014) oil producing wells in the field. The oil is transported through a pipeline to the Uracoa plant facilities UM-2. See Uracoa Field above. A 16-inch, 6.2-mile, 20-MBbls-per-day transfer line capacity was completed and is operational from the Isleño field to Uracoa to transport the oil produced.

Temblador Field

At December 31, 2015, there were 31 (compared to 31 at December 31, 2014) oil producing wells in the field, and eight (compared to eight at December 31, 2014) water injection wells in the field. The oil is transported through two pipelines: a 5.6-mile, 40-MBbls-of-oil-per-day trunkline from the TY-8 flow station (east end of the field) to the TY-23 flow station; and a 4.3-mile, 20 MBbls-of-oil-per-day gathering system from the west end of the field to the TY-23 flow station. The total crude oil is then delivered from the TY-23 flow station into PDVSA’s EPT-1 storage facility.

El Salto Field

At December 31, 2015, there were 31 (compared to 23 at December 31, 2014) oil producing wells and one (compared to one at December 31, 2014) water injection well in the El Salto field. The oil is transported through an 18.1-mile, 40-MBbls-of-oil-per-day pipeline to PDVSA’s EPM-1 storage facility.

Infrastructure and Facilities

Petrodelta has a 25-mile oil pipeline from its oil processing facilities at Uracoa to PDVSA’s EPT-1 storage facility, the custody transfer point. The pipeline has a nominal capacity of 30 MBbls of oil per day and a design capacity of 60 MBbls of oil per day.

Petrodelta has a 64-mile pipeline from Uracoa to the Mamo natural gas station and the PDVSA natural gas network with a nominal capacity of 70 million cubic feet (“MMcf”) of natural gas per day and a design capacity of 90 MMcf of natural gas per day.

Petrodelta has two main gathering systems at Temblador Field, one in the east side of the field, a 5.6-mile trunkline from the TY-8 flow station to the TY-23 flow station, which is next to PDVSA’s EPT-1 storage facility. The trunkline has an operational capacity of 40 MBbls of fluid per day and a design capacity of 60 MBbls of oil per day. The second gathering system, on the west side of the field, is a 4.3-mile, 20-MBbls-of-total-fluid-per-day gathering system from the end of the field to the TY-23 flow station. The total crude oil, on specification, is then delivered from the TY-23 flow station into PDVSA’s EPT-1 storage facility (the custody transfer point).

Petrodelta has an 18.1-mile pipeline from El Salto to PDVSA’s COMOR EPM-1 storage facility, the custody transfer point. The pipeline has a nominal capacity of 30 MBbls of oil per day and a design capacity of 40 MBbls of oil per day. Petrodelta is executing additional infrastructure enhancement projects in El Salto and Temblador.

Petrodelta has long-term agreements in place with the PDVSA natural gas affiliate for purchase of power for electrical needs, leasing of compression, and operation and maintenance of the natural gas treatment and compression facilities at the Uracoa and Tucupita fields.

Drilling and Development Activity

During the year ended December 31, 2015, Petrodelta drilled and completed 18 development wells. Petrodelta delivered approximately 14.8 MBbls of oil and 3.9 billion cubic feet (“Bcf”) of natural gas, averaging 42,237 barrels of oil equivalent (“BOE”) per day during the year ended December 31, 2015.

During the year ended December 31, 2014, Petrodelta drilled and completed 13 development wells. Petrodelta delivered approximately 15.6 MBbls of oil and 3.0 Bcf of natural gas, averaging 43,994 BOE per day during the year ended December 31, 2014. During the year ended December 31, 2013, Petrodelta drilled and completed 13 development wells, delivered approximately 14.5 MBbls of oil and 2.6 Bcf of natural gas, averaging 41,014 BOE per day during the year ended December 31, 2013.

Currently, Petrodelta is operating five drilling rigs and one workover rig and is continuing with infrastructure enhancement projects in the El Salto and Temblador fields.

Reserve Report

As of December 31, 2014, we changed our accounting for our investment in Petrodelta from the equity interest method to the cost method. As a result, and because of other factors, our reserves would be recorded at zero under applicable standards. Therefore we did not include reserve information in our Annual Report on Form 10-K for the year ended December 31, 2015 and do not include any such information in this proxy statement.

Production, Prices and Lifting Cost Summary

In the following table we have set forth, for Venezuela, our net production, average sales prices and average operating expenses for the years ended December 31, 2015, 2014 and 2013. The presentation for Venezuela shows our net ownership interest in Petrodelta which was 32% through December 15, 2013 and 20.4% thereafter.

	Year Ended December 31,
	2015		2014	2013
Venezuela (Petrodelta)
Crude Oil Production (MBbls)(b)	2,008		2,116	3,052
Natural Gas Production (MMcf)(a)(c)	535		405	547
Average Crude Oil Sales Price ($ per Bbl)(e)	$36.92		$86.33	$91.22
Average Natural Gas Sales Price ($ per MMcf)	$1.54		$1.54	$1.54
Average Operating Expenses and Workovers ($ per BOE)(d)		(f)	$19.79	$11.41

(a)	Royalty-in-kind paid on natural gas used as fuel by Petrodelta net to our ownership interest (32% through December 15, 2013 and 20.4% thereafter) was 2,516 MMcf for 2015 (3,416 MMcf for 2014 and 6,412 MMcf for 2013).
(b)	Crude oil sales net to our ownership interest (32% through December 15, 2013 and 20.4% thereafter) after deduction of royalty. Crude oil sales for Petrodelta at 100% were 14,761 MBbls for 2015 (15,561 MBbls for 2014 and 14,538 MBbls for 2013).
(c)	Natural gas sales net to our ownership interest (32% through December 15, 2013 and 20.4% thereafter) after deduction of royalty. Natural gas sales for Petrodelta at 100% were 3,934 MMcf for 2015 (2,981 MMcf for 2014 and 2,593 MMcf for 2013).
(d)	Petrodelta is not subject to ad valorem or severance taxes. Average operating expenses per BOE net of royalties and workovers were $27.04 per BOE for 2014 and $14.19 per BOE for 2013.
(e)	Includes additional pricing adjustments related to the approved El Salto contract of $60.4 million for previous years that were invoiced in 2014. Excluding these pricing adjustments, the average crude oil sales price for 2014 was $82.45.
(f)	Due to the change in accounting method from equity method to cost method of accounting for our investment in Petrodelta, certain operating statistics for 2015 have been excluded.

Other Information

Information on drilling and developed acreage, regulation environmental regulation, competition, properties and legal proceedings, as those items relate to our Venezuelan interests, is included under the heading Information About Harvest beginning on p. 48.

Petrodelta Restructuring Negotiations

Our representatives, including representatives of CT Energy and CT Energia, and representatives of CVP, which, along with PDVSA, owns 60% of Petrodelta, negotiated a non-binding term sheet that sets forth a framework for definitive agreements for the restructuring of the management and operations of Petrodelta, as described below. A preliminary version of the term sheet was signed by us on June 18, 2015, and the final version of the term sheet was signed by all parties, including CVP, PDVSA and HNR Finance, as of July 14, 2015.

In general, the CVP term sheet provides for:

•	A financing plan to ensure funding of the capital expenditures that will facilitate Petrodelta’s operations and production growth. Under the plan, we would make cash contributions to Petrodelta, on behalf of CVP and ourselves, to support Petrodelta’s operations. Those cash contributions would be reimbursed to us, with interest, through a compensatory dividends account to be established with a bank, as an offshore clearing trust, to manage cash flows from Petrodelta and the distribution of dividends from Petrodelta. CT Energia, on behalf of HNR Finance, would arrange for the financing necessary for us to make these cash contributions, whose purpose is to provide Petrodelta with sufficient resources to perform with efficiency, to be able to contract directly for the best services available, to pay for those services in hard currency, and to manage cash from operations, including the ability to pay dividends to HNR Finance. Before HNR Finance would make any cash contributions to Petrodelta, Petrodelta, PDVSA and their affiliates must settle all accounts receivable and payable. We expect that the cash contributions to be made will, in turn, result in Petrodelta’s improved drilling performance, expedited purchasing and contracting processes (both national and international) and an increase in oil production under a development plan agreed to by the Venezuela Ministry of Oil and Energy and PDVSA.

•

The independent cash management of Petrodelta’s hydrocarbon sales, as well as procurement functions independent of the functions and structure of CVP and PDVSA, which we believe will ensure timely payment of Petrodelta’s obligations to the Government of Venezuela, vendors and debt holders, as well as the payments of dividends. When the financing for Petrodelta’s development (described above) is in place, Petrodelta would retain responsibility for cash management from operations, with disbursements of cash in accordance with a waterfall priority agreed to between HNR Finance and CVP that is customary in these types of transactions.

•	Technical assistance through a contract under which HNR Finance would provide critical services and drilling and technical expertise to Petrodelta. Petrodelta would be authorized to directly manage the purchasing and other services supported under the technical service agreement, which would also allow Petrodelta to request assistance from HNR Finance in the contracting and construction of Petrodelta facilities, supporting geological, geophysical and reservoir engineering functions, and other matters in connection with Petrodelta’s operations; and

•	The ability of HNR Finance to place its secondees in up to 40% of the key management positions in Petrodelta, including critical functions such as finance, technology, operations, purchasing, contracting, planning and others in accordance with Petrodelta’s bylaws. These would be management positions in core Petrodelta operations and would be in addition to those secondees already provided to Petrodelta under the terms of the September 2007 conversion agreement between HNR Finance and CVP

We continue to believe that entering into the term sheet with CVP eventually could help us resolve the historical lack of cash flows from Petrodelta and enhance Petrodelta’s ability to finance operations and expansion. However, there can be no assurances that the definitive agreements described in the CVP term sheet will be entered into, or that suitable financing will be obtained to make the required cash contributions to Petrodelta. Because of these continuing uncertainties regarding whether our negotiations with CVP and PDVSA will lead to a successful resolution of the matters discussed above, including entering into binding definitive agreements in accordance with the term sheet, and because our discussions along these lines have been ongoing for over a year, we have come to the conclusion that selling our Venezuelan interests to CT Energy under the terms of the Share Purchase Agreement, assuming that all conditions to closing can be satisfied, would provide us and our stockholders with a preferable course of action. For information regarding our previous efforts to sell our Venezuelan interests, see --The Proposed Sale - Background of the Proposed Sale beginning on page 14. If we are not able to consummate the sale of our Venezuelan interests pursuant to the Share Purchase Agreement with CT Energy, we will continue our negotiations with CVP and PDVSA to try to successfully implement the financial and operational restructuring of Petrodelta, but there can be no assurances that we will be able to do so.

DOCUMENTS GOVERNING THE PROPOSED SALE

The following is a summary of the material documents relevant to the proposed sale of our Venezuelan interests. The Share Purchase Agreement is attached to this proxy statement as Appendix A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information that is important to you. To understand the proposed sale of our Venezuelan interests more fully, and for a more complete legal description of the proposed sale, you are urged to read this entire proxy statement carefully, including the appendices.

The description of each of the documents governing the proposed sale of our Venezuelan interests have been included to provide you with general information regarding the terms of each document. Except for the status of each document as a contractual document among the parties with respect to the proposed sale, these descriptions are not intended to provide factual information about any of the parties. The documents may contain representations and warranties made by the parties as of specific dates or based on a party’s knowledge and belief, may be subject to limitations agreed on by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between the parties instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. You should not rely on the representations and warranties set forth in these documents as statements of factual information.

Share Purchase Agreement

General

We, HNR Energia, and CT Energia entered into the Share Purchase Agreement on June 29, 2016. An overview of some of the terms and conditions of the Share Purchase Agreement is provided below. This overview is not intended to be a complete description of all of the terms and conditions in the Share Purchase Agreement and you are urged to read the Share Purchase Agreement in its entirety.

We own 100% of HNR Energia. HNR Energia owns 51% of the equity interests in Harvest Holding, which is the interest to be sold to CT Energy under the Share Purchase Agreement. Harvest Holding, through subsidiaries, has a 40% interest in Petrodelta. For more information about the entities owning Petrodelta, including an organizational chart, see – The Proposed Sale – Parties Related to the Proposed Sale beginning on page 10.

At the closing described in the Share Purchase Agreement, HNR Energia will transfer its 51% interest in Harvest Holding in exchange for:

•	$80 million in cash, to be adjusted as described below;

•	an 11% note from CT Energy or its designee in the principal amount of $12 million due six months after the closing; this note will be guaranteed by Oswaldo Cisneros, an affiliate of CT Energy;

•	the cancellation of $30 million in principal and accrued interest under the 15% Note;

•	CT Energy’s return to us of 8,667,597 shares of our common stock (constituting approximately 16.8% of our outstanding common stock), which stock will become treasury shares; and

•	CT Energy’s return to us of the CT Warrant, under which CT Energy has the right to buy 34,070,820 shares of our common stock for $1.25 per share, subject to the conditions set forth in the warrant.

The cash portion of the purchase price will be:

•	reduced by the amount by which the outstanding principal and accrued interest under the 15% Note exceeds $30 million;

•	reduced by the amount of outstanding principal and accrued interest under the Additional Draw Note; and

•	increased by the sum of all cash amounts we contribute to Harvest Holding or its subsidiaries on or after June 1, 2016, in accordance with Harvest Holding’s budget, and all accounts payable and other accrued costs and expenses that we incur for the benefit of Harvest Holding and its subsidiaries on or after June 1, 2016, in accordance with Harvest Holding’s budget.

The 15% Note and the Additional Draw Note will be cancelled after the closing.

For information about the 15% Note, the Additional Draw Note and the CT Warrant, see – The Proposed Sale – Background of the Proposed Sale beginning on page 14. For information about CT Energy’s commitment to make loans from time to time under the Additional Draw Note, see – CT Energy’s Funding Covenant beginning on page 45.

Closing

The closing will take place within ten business days after the date on which the conditions to the closing set out in the Share Purchase Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing), or at such other time as the parties may agree.

Conditions to the Proposed Sale

The following conditions must be satisfied before consummation of the proposed sale of our Venezuelan interests:

•	The obligations of each party to consummate the proposed sale of our Venezuelan interests at the closing is subject to the satisfaction (or waiver by HNR Energia and CT Energy), on or before the closing date, of the following conditions:

•	the approval of the sale of our Venezuelan interests by the holders of (1) a majority of all of our outstanding shares of common stock entitled to vote at the meeting and (2) a majority of all of our outstanding shares of common stock not held by CT Energy or its affiliates and entitled to vote at the annual meeting, shall have been received;

•	the approval by the Ministerio del Poder Popular de Petroleo y Mineria, representing the Government of Venezuela, of the sale of our Venezuelan interests, as required under Petrodelta’s charter documents; and

•	there being no legal proceeding pending against us, HNR Energia, Harvest Holding or any of Harvest Holding’s subsidiaries seeking to enjoin the sale and no governmental authority shall have enacted or issued any law or order having that effect.

•	The obligation of CT Energy to consummate the proposed sale of our Venezuelan interests at the closing is subject to the satisfaction (or waiver by CT Energy), on or before the closing date, of the following conditions:

•	each of our representations and warranties that relates to ownership, capitalization, authority relative to the Share Purchase Agreement, or brokers’ fees shall be true and correct in all respects at and as of the date of the Share Purchase Agreement and the closing date (except to the extent expressly made as of an earlier date, in which case as of the earlier date), and (ii) all of our other representations and warranties shall be true and correct, to the extent qualified as to materiality, and to the extent not qualified as to materiality, shall be true and correct in all material respects, in each case at and as of the date of the Share Purchase Agreement and the closing date (except to the extent previously made as of an earlier date, in which case as of the earlier date);

•	we shall have performed or complied in all material respects with each agreement and covenant contained in the Share Purchase Agreement to be performed or complied with by them on or before to the closing date;

•	no material adverse effect shall have occurred since the date of the Share Purchase Agreement;

•	no insolvency event (as defined in the Share Purchase Agreement) shall have commenced and be continuing in respect of us or HNR Energia, unless a court has entered an order approving the sale following the occurrence of an insolvency event;

•	no material adverse effect with respect to the business, assets, liabilities, condition or results of operations of Petrodelta shall have occurred since the date of the Share Purchase Agreement;

•	Petroandina shall have waived its rights under the Shareholders’ Agreement with respect to the sale of our Venezuelan interests, including any obligation of CT Energy to become a party to the Shareholders’ Agreement, or shall have exercised its change of control put right and sold its 29% interest in Harvest Holding to CT Energy; and

•	our delivery of an agreement that terminates the Securities Purchase Agreement, the Management Agreement and related documents.

•	Our obligation to consummate the sale of our Venezuelan interests at the closing is subject to the satisfaction (or waiver by us), on or before the closing date, of each of the following conditions:

•

the representations and warranties of CT Energy that relate to its corporate authority relative the Share Purchase Agreement or brokers’ fees shall be true and correct in all respects at and as of the date of the

Share Purchase Agreement and the closing date (except to the extent expressly made as of an earlier date, in which case as of the earlier date) and (ii) all other representations and warranties of CT Energy shall be true and correct (without giving effect to any materiality or similar qualifications) at and as of the date of the Share Purchase Agreement and the closing date (except to the extent expressly made as of an earlier date, in which case as of the earlier date), except for such failures to be true and correct as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of CT Energia to consummate the transactions contemplated by the Share Purchase Agreement;

•	CT Energy shall have performed or complied in all material respects with each agreement and covenant required by the Share Purchase Agreement to be performed or complied with by it on or before the closing date;

•	CT Energy’s delivery of an agreement that terminates the securities purchase agreement and related documents;

•	the two non-independent members of our Board designed by CT Energy (Messrs. Cisneros and Sosa) shall have resigned; and

•	Petroandina shall have waived its rights under the Shareholders’ Agreement with respect to the sale of our Venezuelan interests, including any obligation of CT Energy to become a party to the Shareholders’ Agreement, or shall have exercised its change of control put right and sold its 29% interest in Harvest Holding to CT Energy.

For information about the Shareholders’ Agreement, Securities Purchase Agreement and Management Agreement, see – The Proposed Sale – Background of the Proposed Sale beginning on page 14.

Representations and Warranties

The representations and warranties made in the Share Purchase Agreement do not purport to be accurate as of the date of this proxy statement or to provide factual information about the parties to the Share Purchase Agreement.

Representations and Warranties of Harvest and HNR Energia

We made various representations and warranties in the Share Purchase Agreement. Our representations and warranties relate to, among other things:

•	our corporate organization and qualification to do business, ownership and capitalization;

•	our corporate power and authority to enter into and perform the Share Purchase Agreement and consummate the sale of our Venezuelan interests, subject to obtaining the approval of our stockholders;

•	entering into the Share Purchase Agreement and consummating the sale of our Venezuelan interests constituting a legal, valid and binding obligation of ours and not conflicting with, among other things, our organizational documents, material contracts and applicable law;

•	the consents, approvals and filings required for the execution and performance of the Share Purchase Agreement;

•	our financial statements and SEC filings and the absence of undisclosed liabilities;

•	the liabilities and obligations of Harvest Holding and its subsidiaries;

•	the consideration payable by CT Energy at the closing constituting fair value for our Venezuelan interests and representing the highest and best offer for our Venezuelan interests as of the date of the Share Purchase Agreement;

•	any material pending litigation against us, HNR Energia, Harvest Holding or any subsidiary of Harvest Holding and no material pending or threatened litigation against any officers or directors of us, HNR Energia, Harvest Holding or any subsidiary of Harvest Holding;

•	no violation of the Foreign Corrupt Practices Act and no questionable payments, bribes or related actions with respect to governments or political activities;

•	organizational and related documents establishing and governing Petrodelta;

•	the Special Committee’s receipt of TPH’s fairness opinion;

•	no fees payable to brokers in connection with the sale of our Venezuelan assets; and

•	our solvency after the closing of the sale of our Venezuelan assets.

Representations and Warranties of CT Energy

CT Energy made various representations and warranties in the Share Purchase Agreement. Its representations and warranties relate to, among other things:

•	corporate organization and qualification to do business;

•	corporate power and authority to enter into and perform the Share Purchase Agreement and consummate the purchase of our Venezuelan interests;

•	entering into the Share Purchase Agreement and consummating the purchase of our Venezuelan assets constituting a legal, valid and binding obligation of CT Energy and not conflicting with, among other things, CT Energy’s organizational documents, material contracts and applicable law;

•	the consents, approvals and filings required for the execution and performance of the Share Purchase Agreement;

•	any material pending or threatened proceeding that could impair CT Energy’s ability to purchase our Venezuelan interests;

•	availability of funds to consummate the purchase;

•	no violation of the Foreign Corrupt Practices Act and no questionable payments, bribes or related actions with respect to governments or political activities;

•	no fees payable to brokers in connection with the purchase of our Venezuelan assets; and

•	certain relationships between (1) CT Energy and its executive officers or directors and (2) any executive officers or directors of us or any of our subsidiaries.

Certain Actions Before the Closing

Until the closing of the sale of our Venezuelan interests, we have agreed to cause Harvest Holding and its subsidiaries to conduct their business in the ordinary course consistent with past practice. We have agreed that before the closing HNR Energia will not, and will not permit Harvest Holding or its subsidiaries to:

•	amend their articles of association, charter or bylaws or other organizational documents of Harvest Holding or any of its subsidiaries;

•	issue, sell or pledge additional shares or any options, warrants, convertible securities or other rights to acquire any shares;

•	declare, authorize, make or pay certain restricted payments, including any dividend, bonus or other distribution of capital or income, any repurchase, redemption, repayment or return of share or loan capital or any payment for the benefit of us or any of our affiliates other than Harvest Holding or its affiliates;

•	split, combine or reclassify any shares of capital stock or other equity interests;

•	redeem, purchase or otherwise acquire any shares of capital stock or other securities;

•	amend or alter the rights, privileges, powers, preferences or restrictions of any capital stock or other equity interest of Harvest Holding or its subsidiaries;

•	increase the compensation or other benefits payable, grant any severance or termination pay, or hire any employees, directors, officers or consultants of Harvest Holding or its subsidiaries, other than in the ordinary course of business consistent with past practice;

•	enter into, terminate or renew any employment agreement, terminate establish, or amend any employee benefit plan, or enter into or amend any collective bargaining agreement with respect to employees of Harvest Holding or its subsidiaries;

•	grant, accelerate the vesting of, confer or award options, convertible securities, restricted stock, restricted stock units or other rights to acquire any capital stock or any equity-based award to any employee, officer or director of Harvest Holding or any of its subsidiaries based in whole or in part on capital stock, or cause to be exercisable otherwise unexercisable options or other equity-based awards of any employee, officer or director of Harvest Holding or any of its subsidiaries under any existing plan;

•	acquire any ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets, other than acquisitions of inventory in the ordinary course of business consistent with past practice;

•	dispose of, transfer, lease, encumber or subject to a lien any assets other than permitted dispositions of owned intellectual property, dispositions pursuant to certain existing material contracts or dispositions of obsolete equipment or assets in the ordinary course of business consistent with past practice or abandon, allow to lapse or fail to maintain any intellectual property owned by Harvest Holding or its subsidiaries;

•	incur or guarantee any indebtedness or issue any debt securities, or assume or guarantee the obligations of, or make any loans or capital contributions to, any person other than Harvest Holding or its subsidiaries;

•	loan, advance, invest or make a capital contribution to or in any person other than to Harvest Holding or its subsidiaries and except to the extent required to comply with obligations to Petrodelta or its subsidiaries;

•	make any expenditure outside Harvest Holding’s 2016 budget;

•	amend, cancel, terminate, waive or release any material rights or claims under any material contract, take any action that would result in a breach of a material contract or enter into any new material contracts, in each case, in each case, of Harvest Holding or its subsidiaries;

•	make any material change in accounting principles, except as required by generally accepted accounting principles or as required by a change in applicable law;

•	waive, release, assign, settle or compromise any (1) governmental complaint, (2) claims, liabilities or obligations arising out of any litigation not concerning the Share Purchase Agreement unless it involves only the payment of monetary damages not in excess of $500,000 in any single instance and $1,000,000 in the aggregate (in each case without the imposition of equitable relief on, or the admission of wrongdoing by, Harvest Holding or any of its subsidiaries) or (3) claims, liabilities or obligations arising out of any litigation concerning the Share Purchase Agreement;

•	take any steps that may result in a change of residence of Harvest Holding or any of its subsidiaries for tax purposes;

•	except as required by applicable law, make or rescind any material tax election, change any material tax method, file any amended tax return that is material, incur any tax liability outside the ordinary course of business, or settle or compromise any material tax liability;

•	fail to maintain insurance consistent with prudent industry practice and in any event no less than maintained in past practice;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Harvest Holding or its subsidiaries;

•	except as may be required by applicable law, enter into any contract or arrangement with respect to the voting or registration of capital stock of Harvest Holding or any of its subsidiaries;

•	alter the scope, nature or scale of business of Harvest Holding or its subsidiaries;

•	enter into, modify or terminate any transactions or contracts with us or any of our affiliates other than Harvest Holding and its subsidiaries;

•	enter into any contract that indemnifies or exculpates any director, officer, employee or agent of CT Energy, any of its subsidiaries or any of their predecessors; or

•	assert any claim or commence any litigation, arbitration or other proceeding against Petrodelta, any affiliate of Petrodelta or any governmental authority.

However, with respect to any actions taken or omitted to be taken by CT Energia with respect to Harvest Holding or its subsidiaries, our obligations only apply to the extent that we have knowledge of the action or omission and have the right to consent to or veto the action or omission pursuant to the Management Agreement. For information about the Management Agreement with CT Energia, see – The Proposed Sale – Background of the Proposed Sale beginning on page 14.

Other Covenants of Harvest and HNR Energia

Under the Share Purchase Agreement, we have made a number of other covenants, including the following:

•	to call a meeting of our stockholders to vote on the proposed sale of our Venezuelan assets and to provide our stockholders with appropriate proxy materials with respect to the vote;

•	to provide CT Energy and its authorized representatives access to information with Harvest Holding, its subsidiaries and Petrodelta; and

•	to retain any liability in connection any right to receive shares of our common stock or benefits measured by the value of our common stock.

Covenants of Harvest, HNR Energia and CT Energy

The parties have made a number of other covenants, including the following:

•	to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated by the Share Purchase Agreement;

•	to use reasonable best efforts to obtain all necessary consents or approvals from any governmental authority or other party necessary to consummate the transactions contemplated by the Share Purchase Agreement; and

•	(i) to file all notifications or other submissions required in connection with the Ministerio del Poder Popular de Petroleo y Mineria’s approval of the sale of our Venezuelan interests, (ii) to supply any additional information and documentary material that may be requested by any applicable governmental authority in connection with such Venezuelan approval, and (iii) to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to cause the granting of such Venezuelan approval as promptly as reasonably practicable.

CT Energy’s Funding Covenant

To fund our transaction expenses and operations until the closing, CT Energy has agreed to lend $2.0 million to us under the Additional Draw Note on each of July 19, August 19, September 19, October 19, and November 21, 2016. CT Energy’s funding commitment under the Share Purchase Agreement terminates on the earlier of the closing of the transaction and the termination of the Share Purchase Agreement. As of the date of this proxy statement the outstanding principal under the Additional Draw Note is $2.0 million, consisting of a loan made to us on June 20, 2016 before the Share Purchase Agreement was executed. We expect that the outstanding principal under the Additional Draw Note will increase to $4.0 million on July 19, 2016, to $6.0 million on August 19, 2016 and to $8.0 million on September 19, 2016. The principal outstanding under Additional Draw Note cannot exceed $12.0 million in the aggregate, and the Additional Draw Note bears interest at a rate of 15.0%, compounded quarterly.

Fiduciary Out

We have agreed that, while the Share Purchase Agreement is in effect, we will not solicit offers to acquire (1) any equity interests in Harvest Holding, its subsidiaries or Petrodelta, (2) any assets of Harvest Holding, its subsidiaries or Petrodelta, (3) 20% or more of the equity interests in us or HNR Energia, or (4) 20% or more of the assets in us or HNR Energia. If we receive an unsolicited offer, we may not engage in negotiations or substantive discussions with, or furnish any information and reasonable access to, any third party making the offer or its representatives unless the Special Committee determines in good faith, after consultation with the Special Committee’s outside legal and financial advisors, and based on information then available, that the offer constitutes, or is reasonably likely to result in, a “superior proposal” (as defined in the Share Purchase Agreement and further discussed below) and we comply with other contractual requirements, including giving written notice to CT Energy after any such determination by the Special Committee and before taking any of the actions described above, providing information regarding the third party and its offer to CT Energy, entering into an acceptable confidentiality agreement with the third party and providing to CT Energy any material nonpublic information furnished to the third party.

We have the right to terminate the Share Purchase Agreement to accept a third party proposal if the Special Committee determines in good faith (after consultation with its outside legal counsel and financial advisor) that the third party proposal constitutes a superior proposal and that the failure to approve or recommend the superior proposal would be inconsistent with the fiduciary duties to our stockholders under applicable law. Before terminating the Share Purchase Agreement, we must (at CT Energy’s request) engage in good faith negotiations with CT Energy regarding the terms of the Share Purchase Agreement, and the Special Committee must consider any adjustments in the Share Purchase Agreement proposed by CT Energy and determine in good faith (after consultation with its outside legal counsel and financial advisor) that the superior proposal continues to be superior. In addition, we may not terminate the Share Purchase Agreement unless, concurrently with the termination, we pay CT Energy a break-up fee of $4.6 million and all outstanding principal and accrued interest under the 15% Note and the Additional Draw Note.

A “superior proposal” is defined in the Share Purchase Agreement to mean and acquisition proposal that if consummated would result in the third party making the acquisition proposal owning, directly or indirectly (1) all of the equity interest in Harvest or HNR Energia or all of the assets of Harvest or HNR Energia (in each case assuming that the acquisition proposal is conditioned on the termination of the Share Purchase Agreement Agreement), (2) 51% of the equity interests of Harvest Holding or 100% of the assets of Harvest Holding, or (3) 100% of all of the assets of all the subsidiaries of Harvest Holding, made by a third party as to which the Special Committee determines in good faith, after consultation with its representatives, and considering such factors as the Special Committee considers in good faith to be appropriate (including the tax consequences), (A) is on terms that are more favorable to our stockholders than the transactions contemplated by the Share Purchase Agreement (after giving effect to all changes to the terms of Share Purchase Agreement proposed by CT Energy in response to the acquisition proposal) from a financial point of view, (B) is not conditioned on the receipt of financing and (C) is reasonably likely to be consummated on a timely basis.

Termination

The Share Purchase Agreement may, by written notice given before or at the closing, be terminated, among other reasons:

•	by mutual written consent of HNR Energia and CT Energy;

•	by either HNR Energia or CT Energy if all conditions to the closing have not been satisfied on or before the date that is 30 days after our stockholders have approved the proposed sale of our Venezuelan interests as described in this proxy statement, if the terminating party has not breached its covenants under the Share Purchase Agreement in a manner that causes conditions not to have been satisfied or results in the failure of the closing to occur;

•	by either HNR Energia or CT Energy if any governmental authority has enacted, issued or enforced any law or order that is in effect, final and non-appealable and that enjoins or otherwise prohibits the consummation of the sale;

•	by either HNR or CT Energy if a vote to approve the proposed sale of our Venezuelan interests is taken at our annual meeting (or any adjournment or postponement thereof) and our stockholders do not approve the proposed sale.

•	by HNR Energia if CT Energy has breached any of its representations, warranties or covenants and the breach gives rise to the failure of a closing condition and is incapable of being cured or has not been cured within 30 days after CT Energy receives written notice of the breach or noncompliance;

•	by HNR Energia if the Special Committee determines to accept, and we enter into, an alternative acquisition agreement with respect to a superior proposal in compliance with requirements of the Share Purchase Agreement, but only if we pay a termination fee as described below;

•	by CT Energy if our stockholders have not approved the proposed sale of our Venezuelan interests on or before September 15, 2016;

•	by CT Energy if we have breached any of our representations, warranties or covenants and the breach gives rise to the failure of a closing condition and is incapable of being cured or has not been cured within 30 days after we receive written notice of the breach or noncompliance; or

•	by CT Energy if our Board changes (or notifies CT Energy that it will change) its recommendation that the stockholders approve the sale, or we fail to include in this proxy statement the recommendation of our Board that our stockholders approve the proposed sale.

Termination Consequences

Under the Share Purchase Agreement, we must pay CT Energy a break-up fee of $4.6 million and pay all principal and interest under the 15% Note and the Additional Draw Note (as well as any make-whole premiums) if the Share Purchase Agreement is terminated:

•	by us or by CT Energy because all conditions to the closing have not been satisfied on or before the date that is 30 days after our stockholders have approved the proposed sale or because our stockholders do not approve the proposed sale, and (1) we receive an acquisition proposal after the date of the Share Purchase Agreement or a proposal becomes publicly known, and in either case is not withdrawn, before termination of the Share Purchase Agreement, (2) within 12 months of the termination of the Share Purchase Agreement we enter into a definite agreement with respect to, or our Board recommends, an acquisition proposal and (3) the acquisition proposal is consummated by us (provided that solely for these purposes “acquisition proposal” means a proposal related to the acquisition of any of the equity or assets of Harvest Holding, any of its subsidiaries or Petrodelta or a proposal related to the acquisition of 60% or more of the equity or assets of us or HNR Energia); or

•	by us if our Special Committee has determined to enter into an alternative acquisition agreement with respect to a superior proposal to the extent permitted by the Share Purchase Agreement, and we have actually entered into the alternative acquisition agreement.

Under the Share Purchase Agreement, we must pay CT Energy a break-up fee of $4.6 million if the Share Purchase Agreement is terminated:

•	by CT Energy because we have we have breached any of our representations, warranties or covenants giving rise to the failure of a closing condition that cannot be or has not been cured; or

•	by CT Energy because our Board changes its recommendation that our stockholders approve the sale of our Venezuelan assets or we fail to include in this proxy statement the recommendation of our Board that our stockholders approve the proposed sale.

Under the Share Purchase Agreement, we are entitled to draw $15 million under the Letter of Credit if the Share Purchase Agreement is terminated:

•	by us because CT Energy has breached any of its representations, warranties or covenants giving rise to the failure of a closing condition that cannot be or has not been cured; or

•	for any reason permitted under the Share Purchase Agreement and at the time of termination, the conditions to closing have been satisfied or waived, other than the condition that the Government of Venezuela shall have approved the proposed sale and those other conditions that can only be satisfied by CT Energy at the closing.

If the Share Purchase Agreement is terminated and we are not entitled to draw funds under the Letter of Credit, then the Letter of Credit will be terminated and returned undrawn to CT Energy and JP Morgan Chase Bank.

Amendment

The Share Purchase Agreement may be amended in writing by mutual agreement of the parties at any time before or after we receive approval from our stockholders for the proposed sale. After we receive stockholder approval, there will not be any amendment that by law requires further approval by our stockholders without obtaining further stockholder approval.

Applicable Law and Jurisdiction

The Share Purchase Agreement is governed by Delaware law, except the deed for the transfer of the shares of Harvest Holding and related stockholders’ resolutions or minutes of Harvest Holding related to the deed are governed by the laws of the Netherlands.

Guaranty of Harvest Natural Resources, Inc.

Harvest has agreed to guarantee HNR Energia’s obligations under the Share Purchase Agreement.

Related Documents

Letter of Credit

Concurrently with the signing of the Share Purchase Agreement, CT Energy provided us with the Letter of Credit described under –The Proposed Sale – Terms of the Proposed Sale of Our Venezuelan Interests beginning on page 12. The $15 million will be paid to HNR Energia as liquidated damages, by way of a draw on the Letter of Credit, upon (1) the termination of the Share Purchase Agreement as a result of a material breach by CT Energy, or (2) the termination of the Share Purchase Agreement when all conditions precedent, other than the approval by the Government of Venezuela and conditions that can be satisfied only by CT Energy at the closing, have been satisfied or waived (to the extent permitted by law). If the Share Purchase Agreement is terminated for any other reason, the Letter of Credit will be returned undrawn to CT Energy and JP Morgan Chase Bank.

We are also entitled to draw on the Letter of Credit within 10 business days of the expiration of the Letter of Credit if the Share Purchase Agreement has not been terminated, and as of such date, CT Energy has failed to deliver or cause to be delivered a replacement letter of credit and our Board has authorized a draw on the Letter of Credit. In this case, we are required to hold the $15 million proceeds in trust for disbursement to either Harvest or CT Energy pursuant to the terms of the Share Purchase Agreement.

Promissory Note and Guaranty

Under the Share Purchase Agreement, CT Energy agreed to pay part of the consideration for the sale of our Venezuelan assets in the form of an unsecured promissory note payable by CT Energy or its designee (the “CT Energy Note”). The CT Energy Note will be in the principal amount of $12 million, bear interest of 11% per annum, and become due and payable six months after the date of the closing.

Also under the Share Purchase Agreement, CT Energy agreed that its sole member and 100% owner, Oswaldo Cisneros, will guarantee the CT Energy Note by signing and delivering a guaranty.

Release

Under the Share Purchase Agreement, we will deliver to CT Energy at the closing a release of all claims that we, HNR Energy or any of our affiliates (other than Harvest Holding and its subsidiaries) may have against  Harvest Holding or its subsidiaries.

INFORMATION ABOUT HARVEST

Business

Executive Summary

Harvest Natural Resources, Inc. is a petroleum exploration and production company incorporated under Delaware law in 1988. Our focus is on acquiring exploration, development and producing properties in geological basins with proven active hydrocarbon systems. Our experienced technical, business development and operating personnel have identified low entry cost exploration opportunities in areas with large hydrocarbon resource potential. We own and have developed significant interests in Venezuela. In addition to our interests in Venezuela, we hold exploration acreage offshore of Gabon. We operate from our Houston, Texas headquarters. We also have a regional office in Caracas, Venezuela and a field office in Port-Gentil, Gabon to support operations in those areas.

This section of the proxy statement (Information About Harvest) relates primarily to our operations in general and outside of Venezuela. For information regarding our Venezuelan interests, see – Description of Interests to Be Sold beginning on page 32.

In addition to our interests in Venezuela, we have a 66.667% ownership interest in the Dussafu Production Sharing Contract (“Dussafu PSC”) and we are the operator. The Dussafu PSC, which is located offshore Gabon, covers an area of 680,000 acres with water depths up to 1,650 feet. In December 2014, we recorded a $50.3 million impairment related to the unproved costs of the Dussafu PSC based on a qualitative analysis which considered our current liquidity needs, our inability to attract additional capital and the decrease in oil and natural gas prices. In December 2015, we reassessed the carrying value of the unproved costs related to the Dussafu PSC and recorded an additional impairment of $23.2 million based on an analysis of the value of the unproved costs which considered the value of the contingent and exploration resources and our ability to develop the project given its current liquidity situation and the depressed price of crude oil We also impaired the oilfield inventory related to our property in Gabon by $1.0 million, leaving $3.0 million related to this inventory. We recorded the oilfield inventory impairment based on the decrease in demand for inventory due to continued decreases in oil prices. Operational activities during the year ended December 31, 2015, included continued evaluation of development plans, based on the 3D seismic data acquired in late 2013 and processed during 2014.

As of December 31, 2015, we had total assets of $47.8 million, unrestricted cash of $7.8 million and debt, net of discount, of $0.2 million. For the year ended December 31, 2015, we had no revenues from continuing operations and net cash used in operating activities of $23.9 million. As of December 31, 2014, we had total assets of $228.0 million, unrestricted cash of $6.6 million and a note payable to controlling interest owner of $13.7 million. For the year ended December 31, 2014, we had no revenues from continuing operations and net cash used in operating activities of $39.2 million.

We expect that in 2016 we will not generate revenues and will continue to generate losses from operations and our operating cash flows will not be sufficient to cover our operating expenses. While we believe that we may be able to raise additional capital through issuance of debt or equity or through sales of assets, our circumstances raise substantial doubt about our ability to continue as a going concern.

Business Strategy

We are currently negotiating the management and structure of our investment in Petrodelta. In July 2015, HNR Finance entered into a non-binding term sheet with CVP and PDVSA. The term sets forth a framework for definitive agreements that would govern the restructuring of the management and operations of Petrodelta. Because the term sheet is non-binding and subject to several conditions precedent, we cannot guarantee that HNR Finance will be able to consummate the transactions contemplated by the term sheet. Given the concentration of our assets in Petrodelta, our results of operations and financial conditions could be adversely affected if we are unable to consummate the restructuring of the management and operations of Petrodelta, as contemplated by the term sheet.

Harvest is considering options to develop, sell or farm-down its interest in the Dussafu PSC to obtain the maximum value from the asset, while maintaining the required liquidity to continue our current operations.

Our financial statements have been prepared under the assumption that we will continue as a going concern, which contemplates that we will continue in operation for the foreseeable future and will be able to realize assets and settle liabilities and commitments in the normal course of business.

Available Information

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549-0213. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.

We also make available, free of charge on or through our website (http://www.harvestnr.com), our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. Forms 3, 4 and 5 filed with respect to our equity securities under Section 16(a) of the Exchange Act are also available on our website. In addition, we have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our chief executive officer and principal financial and accounting officer. The text of the Code of Business Conduct and Ethics has been posted on the Corporate Governance section of our website. We post on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics applicable to our senior officers. Additionally, the Code of Business Conduct and Ethics is available in print to any person who requests the information. Individuals wishing to obtain this printed material should submit a request to Harvest Natural Resources, Inc., 1177 Enclave Parkway, Suite 300, Houston, Texas 77077, Attention: Investor Relations.

Dussafu Marin, Offshore Gabon

General

In 2008, we acquired a 66.667% ownership interest in the Dussafu PSC through two separate acquisitions. We are the operator.

The Dussafu PSC partners and Gabon, represented by the Ministry of Mines, Energy, Petroleum and Hydraulic Resources, entered into the third exploration phase of the Dussafu PSC with an effective date of May 28, 2012. The third exploration phase expired May 27, 2016. Expiration of the exploration phase has no effect on the discovered fields under the Exclusive Exploitation Authorization (“EEA”) as discussed below.

On March 26, 2014, the joint venture partners approved a resolution that the discovered fields are commercial to exploit. On June 4, 2014, a declaration of commerciality was signed with Gabon pertaining to four discoveries on the Dussafu Project offshore Gabon. Furthermore, on July 17, 2014, the Direction Generale Des Hydrocarbures awarded an EEA for the development and exploitation of certain oil discoveries on the Dussafu Project and on October 10, 2014, the field development plan was approved. We have four years from the date of the EEA approval to begin production.

Location and Geology

The Dussafu PSC contract area is located offshore Gabon, adjacent to the border with the Republic of Congo. It contains 680,000 acres with water depths to 1,650 feet. Production and infrastructure exist in the blocks contiguous to the Dussafu PSC.

Drilling and Development Activity

During 2011, we drilled our first exploratory well, Dussafu Ruche Marin-1 (“DRM-1”), and two appraisal sidetracks. DRM-1 and sidetracks discovered oil of approximately 149 feet of pay within the Gamba and Middle Dentale Formations. DRM-1 and the sidetracks are currently suspended pending further exploration and development activities.

During the fourth quarter of 2012, our second exploration well on the Tortue prospect to target stacked pre-salt Gamba and Dentale reservoirs commenced. DTM-1 was spud on November 19, 2012 in a water depth of 380 feet. On January 4, 2013, we announced that DTM-1 had reached a vertical depth of 11,260 feet within the Dentale Formation. Log evaluation and pressure data indicate that we have an oil discovery of approximately 42 feet of pay in a 72-foot column within the Gamba Formation and 123 feet of pay in stacked reservoirs within the Dentale Formation.

The first appraisal sidetrack of DTM-1 (“DTM-1ST1”) was spud in January 12, 2013. DTM-1ST1 was drilled to a total depth of 11,385 feet in the Dentale Formation, approximately 1,800 feet from DTM-1 wellbore, and found 65 feet of pay in the primary Dentale reservoir. Several other stacked sands with oil shows were encountered; however, due to a stuck downhole tool, logging operations were terminated before pressure data could be collected to confirm connectivity. The downhole tool was retrieved and the DTM-1 and DTM-1ST1 were suspended for future re-entry.

We have met all funding commitments for the third exploration phase of the Dussafu PSC.

Operational activities during the year ended December 31, 2015, included continued evaluation of development plans based on the 3D seismic data acquired in late 2013 and processed during 2014.

Central/Inboard 3D seismic data acquired in 2011 has been processed and interpreted to evaluate prospectivity. We have also completed processing data from the 1,260 sq. km 3D seismic survey acquired during the fourth quarter of 2013. This survey provides 3D coverage over the outboard portion of the block and has confirmed significant pre-salt prospectivity which had been inferred from 2D seismic data. The new 3D seismic data also covers the Ruche, Tortue and Moubenga discoveries and we expect will facilitate the effective placement of future development wells in the Ruche and Tortue development program, as well as allowing improved assessment of the numerous undrilled structures already identified on older 3D seismic surveys.

Since approval of the Field Development Plan (“FDP”) in October 2014, Harvest has continued to move toward development of the Ruche Exclusive Exploitation Area. A tender for all the subsea equipment was concluded in January 2015 where prices exceeded the costs employed in the FDP. Efforts continue to negotiate with the lowest priced vendors and to revise the development scheme to bring the projected cost back to the FDP levels. The depth volume from the 2013 3D seismic acquisition over the discovered fields and the outboard area of the license has been received and interpreted.

This new data was incorporated into our reservoir models and optimization of well trajectories to maximize oil recovery is ongoing. Results from an ongoing seismic inversion study, aimed at recognizing reservoir ‘sweet spots’, will be incorporated when available. In addition, the prospect inventory was updated and several prospects have been high graded for drilling.

Harvest and its joint venture partner engaged a contractor to undertake a fixed-price, geophysical site survey over multiple potential well locations in the Dussafu block in August 2015. The survey is a prerequisite for siting mobile drilling units and other installations required for continuing exploration and development activities over the license. The survey will provide information about the seabed and shallow geological conditions, essential for the safe siting and operation of these installations. A tender for a jackup drilling rig was completed in November 2015 and a tender for well testing and other services was concluded in January 2016.

We are considering options to develop, sell or farm-down our interest in the Dussafu PSC to obtain the maximum value from the asset, while maintaining the required liquidity to continue our current operations

Budong-Budong, Onshore Indonesia – Discontinued Operations

We fully impaired our investment in the Budong Production Sharing Contract (“Budong PSC”) in Indonesia as of March 31, 2014. In June 2014, Harvest and its partner adopted a resolution to terminate the Budong PSC. Harvest advised the Indonesian government of this decision and submitted a request to terminate the Budong PSC. On February 5, 2015, Harvest entered into a share purchase agreement to transfer shares of Harvest Budong-Budong B.V. to Stockbridge Capital Limited for a nominal amount. On February 17, 2015, a withdrawal request of the earlier termination request was made to the Indonesian government and the withdrawal request was accepted on April 15, 2015. The transfer of shares to Stockbridge Capital Limited was completed on May 4, 2015. As we no longer have any interests in Indonesia, we reflected the results in discontinued operations in our financial statements.

Colombia – Discontinued Operations

We received notices of default from our partners in Colombia for failing to comply with certain terms of the farm-down agreements for Block VSM14 and Block VSM15, followed by notices of termination on November 27, 2013. Our partners filed for arbitration of claims related to these agreements. After evaluating these circumstances, we determined that it was appropriate to fully impair the costs associated with these interests, and we recorded an impairment charge of $3.2 million during the year ended December 31, 2013, which included an accrual of $2.0 million related to this matter. On December 14, 2014, we settled all arbitration claims for a payment of $2.0 million and the arbitration was dismissed. We are in the process of closing and exiting our Colombia venture. As we no longer have any interests in Colombia, we reflected the results in discontinued operations in our financial statements.

Drilling and Undeveloped Acreage

For acquisitions of leases, development and exploratory drilling, we spent approximately (excluding our share of capital expenditures incurred by our investment in Petrodelta) $0.9 million in 2015 ($4.4 million in 2014, $43.9 million in 2013). These numbers do not include any costs for the development of proved undeveloped reserves in 2015, 2014 or 2013.

Our net ownership interest in our investment in Petrodelta was 32% through December 15, 2013 and 20.4% thereafter. We have participated in the drilling of wells as follows:

	Year Ended December 31,
	2015		2014		2013
	Gross	Net	Gross	Net	Gross	Net
Wells Drilled Productive:
Venezuela (Petrodelta)
Development	18	3.7	13	2.7	13	2.7
Gabon
Exploration	—	—	—	—	1	0.7
Producing Wells*:
Venezuela (Petrodelta)
Crude Oil	142	29.0	170	34.7	173	35.0

*	The information related to producing wells reflects wells we drilled, wells we participated in drilling, and producing wells we acquired.

	Year Ended December 31,
	2015	2014	2013
Average Depth of Wells (Feet) Drilled
Venezuela (Petrodelta)
Crude Oil	8,618	6,881	7,979
Gabon
Crude Oil	—	—	11,260

In Gabon, following the success of an exploration well drilled in 2011 and a second in 2013 in both the pre-salt Gamba and Dentale reservoirs, a new seismic survey commenced in October 2013. We received the first high quality seismic products during the second quarter of 2014 and interpretation was completed in early 2015. The new 3D seismic data was extended over the two Harvest discoveries and should also enhance the placement of future development wells in the Ruche and Tortue development program. We continue to evaluate our prospects, but we have not drilled any additional wells.

All of our drilling activities are conducted on a contract basis with independent drilling contractors. We do not directly operate any drilling equipment.

Acreage

The following table summarizes the developed and undeveloped acreage that we own, lease or hold under concession as of December 31, 2015:

	Developed		Undeveloped
	Gross	Net	Gross	Net
Venezuela – Petrodelta	29,900	6,100	217,213	44,311
Gabon	—	—	685,470	456,982

Total	29,900	6,100	902,683	501,293

Regulation

Our operations and our ability to finance and fund our growth strategy are affected by political developments and laws and regulations in the areas in which we operate. In particular, oil and natural gas production operations and economics are affected by:

•	change in governments;

•	civil unrest;

•	price and currency controls;

•	limitations on oil and natural gas production;

•	tax, environmental, safety and other laws relating to the petroleum industry;

•	changes in laws relating to the petroleum industry;

•	changes in contract interpretation and policies of contract adherence.

In any country in which we may do business, the oil and natural gas industry legislation and agency regulation are periodically changed, sometimes retroactively, for a variety of political, economic, environmental and other reasons. Numerous governmental departments and agencies issue rules and regulations binding on the oil and natural gas industry, some of which carry substantial penalties for the failure to comply. The regulatory burden on the oil and natural gas industry increases our cost of doing business and our potential for economic loss.

Our operations are subject to various federal, state, local and international laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. The cost of compliance could be significant. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial and damage payment obligations, or the issuance of injunctive relief (including orders to cease operations). Environmental laws and regulations are complex and have tended to become more stringent over time. We also are subject to various environmental permit requirements. Some environmental laws and regulations may impose strict liability, which could subject us to liability for conduct that was lawful at the time it occurred or conduct or conditions caused by prior operators or third parties. To the extent laws are enacted or other governmental action is taken that prohibits or restricts drilling or imposes environmental protection requirements that result in increased costs to the oil and natural gas industry in general, our business and financial results could be adversely affected.

Competition

We encounter substantial competition from major, national and independent oil and natural gas companies in acquiring properties and leases for the exploration and development of crude oil and natural gas. The principal competitive factors in the acquisition of oil and natural gas properties include staff and data necessary to identify, investigate and purchase properties, the financial resources necessary to acquire and develop properties, and access to local partners and governmental entities. Many of our competitors have influence, financial resources, staffs, data resources and facilities substantially greater than ours.

Employees

At December 31, 2015, we employed 27 full-time employees. We augment our employees from time to time with independent consultants, as required.

Properties

We have a regional office in Caracas, Venezuela that provides oversight of our investment in Petrodelta. Our corporate headquarters are in Houston, Texas. At December 31, 2015, we had the following lease commitments for office space:

Location	Date Lease Signed	Term	Annual Expense
Houston, Texas	December 2014	1.8 years	$81,100
Caracas, Venezuela	December 2015	1.0 years	$83,100

Legal Proceedings

The following related class action lawsuits were filed on the dates specified in the United States District Court, Southern District of Texas: John Phillips v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (March 22, 2013); Sang Kim v. Harvest Natural Resources, Inc., James A. Edmiston, Stephen C. Haynes, Stephen D. Chesebro’, Igor Effimoff, H. H. Hardee, Robert E. Irelan, Patrick M. Murray and J. Michael Stinson (April 3, 2013); Chris Kean v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 11, 2013); Prastitis v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 17, 2013); Alan Myers v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 22, 2013); and Edward W. Walbridge and the Edward W. Walbridge Trust v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 26, 2013). The complaints allege that we made certain false or misleading public statements and demand that the defendants pay unspecified damages to the class action plaintiffs based on stock price declines. All of these actions have been consolidated into John Phillips v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (March 22, 2013). We and the other named defendants have filed a motion to dismiss and intend to vigorously defend the consolidated lawsuits. We are currently unable to estimate the amount or range of any possible loss.

In May 2012, Newfield Production Company (“Newfield”) filed notice pursuant to the Purchase and Sale Agreement between Harvest (US) Holdings, Inc. (“Harvest US”), a wholly owned subsidiary of Harvest, and Newfield dated March 21, 2011 (the “PSA”) of a potential environmental claim involving certain wells drilled on the Antelope Project. The claim asserts that locations constructed by Harvest US were built on, within, or otherwise impact or potentially impact wetlands and other water bodies. The notice asserts that, to the extent of potential penalties or other obligations that might result from potential violations, Harvest US must indemnify Newfield pursuant to the PSA. In June 2012, we provided Newfield with notice pursuant to the PSA (1) denying that Newfield has any right to indemnification from us, (2) alleging that any potential environmental claim related to Newfield’s notice would be an assumed liability under the PSA and (3) asserting that Newfield indemnify us pursuant to the PSA. We dispute Newfield’s claims and plan to vigorously defend against them. We are currently unable to estimate the amount or range of any possible loss.

On February 27, 2015, Harvest US and Branta Exploration & Production Company, LLC filed a complaint against Newfield in the United States District Court for the District of Colorado. The plaintiffs previously sold oil and natural gas assets located in Utah’s Uinta Basin to Newfield pursuant to two Purchase and Sale Agreements, each dated March 21, 2011. In the complaint, the plaintiffs allege that, prior to the sale, Newfield breached separate confidentiality agreements with Harvest US and Branta by discussing the auction of the assets with a potential bidder for the assets, which caused the potential bidder not to participate in the auction and resulted in a depressed sales price for the assets. The complaint seeks damages and fees for breach of contract, violation of the Colorado Antitrust Act, violation of the Sherman Antitrust Act and tortious interference with a prospective business advantage. In September 2015, plaintiffs amended their complaint to add Ute Energy, LLC and Crescent Point Energy Corporation as defendants. Subsequently, Plaintiffs agreed to dismiss with prejudice all claims against Ute Energy, LLC and Crescent Point Energy Corporation.

On May 31, 2011, the United Kingdom branch of our subsidiary, Harvest Natural Resources, Inc. (UK), initiated a wire transfer of approximately $1.1 million ($0.7 million net to our 66.667% interest) intending to pay

Libya Oil Gabon S.A. (“LOGSA”) for fuel that LOGSA supplied to our subsidiary in the Netherlands, Harvest Dussafu, B.V., for the company’s drilling operations in Gabon. On June 1, 2011, our bank notified us that it had been required to block the payment in accordance with the U.S. sanctions against Libya as set forth in Executive Order 13566 of February 25, 2011, and administered by OFAC, because the payee, LOGSA, may be a blocked party under the sanctions. The bank further advised us that it could not release the funds to the payee or return the funds to us unless we obtain authorization from OFAC. On October 26, 2011, we filed an application with OFAC for return of the blocked funds to us. Until that application is approved, the funds will remain in the blocked account, and we can give no assurance when OFAC will permit the funds to be released. On April 23, 2014, we received a notice that OFAC had denied our October 26, 2011 application for the return of the blocked funds. During the year ended December 31, 2015, primarily due to the passage of time, we recorded a $0.7 million allowance for doubtful accounts to general and administrative costs associated with the blocked payment and a $0.4 million receivable from our joint venture partner. On October 13, 2015, we filed a request that OFAC reconsider its decision and on March 8, 2016, OFAC denied our October 13, 2015 request for the return of blocked funds; however, we will continue attempts to recover the funds from OFAC.

Harvest Vinccler, a subsidiary of Harvest Holding, has received nine assessments from a tax inspector for the Uracoa municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	Three claims were filed in July 2004 and allege a failure to withhold for technical service payments and a failure to pay taxes on the capital fee reimbursement and related interest paid by PDVSA under the Operating Service Agreement. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss one of the claims and has protested with the municipality the remaining claims.

•	Two claims were filed in July 2006 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Tax Court in Barcelona, Venezuela, on these claims.

•	Two claims were filed in August 2006 alleging a failure to pay taxes on estimated revenues for the second quarter of 2006 and a withholding error with respect to certain vendor payments. Harvest Holding has filed a protest with the Tax Court in Barcelona, Venezuela, on one claim and filed a protest with the municipality on the other claim.

•	Two claims were filed in March 2007 alleging a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a protest with the municipality on these claims.

Harvest Vinccler disputes the Uracoa tax assessments and believes it has a substantial basis for its positions based on the interpretation of the tax code by SENIAT (the Venezuelan income tax authority), as it applies to operating service agreements, Harvest Holding has filed claims in the Tax Court in Caracas against the Uracoa Municipality for the refund of all municipal taxes paid since 1997. The Uracoa tax assessments would be transferred upon the closing of the proposed sale of our Venezuelan assets.

Libertador Municipality Tax Assessments. Harvest Vinccler has received five assessments from a tax inspector for the Libertador municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	One claim was filed in April 2005 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Mayor’s Office and a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss the claim. On April 10, 2008, the Tax Court suspended the case pending a response from the Mayor’s Office to the protest. If the municipality’s response is to confirm the assessment, Harvest Holding will defer to the Tax Court to enjoin and dismiss the claim.

•	Two claims were filed in June 2007. One claim relates to the period 2003 through 2006 and seeks to impose a tax on interest paid by PDVSA under the Operating Service Agreement. The second claim alleges a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

•	Two claims were filed in July 2007 seeking to impose penalties on tax assessments filed and settled in 2004. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

Harvest Vinccler disputes the Libertador allegations set forth in the assessments and believes it has a substantial basis for its position. As a result of the SENIAT’s interpretation of the tax code as it applies to operating service agreements, Harvest Vinccler has filed claims in the Tax Court in Caracas against the Libertador Municipality for the refund of all municipal taxes paid since 2002.

On May 4, 2012, Harvest Vinccler learned that the Political Administrative Chamber of the Supreme Court of Justice issued a decision dismissing one of Harvest Vinccler’s claims against the Libertador Municipality. Harvest Vinccler continues to believe that it has sufficient arguments to maintain its position in accordance with the Venezuelan Constitution. Harvest Vinccler plans to present a request of Constitutional Revision to the Constitutional Chamber of the Supreme Court of Justice once it is notified officially of the decision. Harvest Vinccler has not received official notification of the decision. Harvest Vinccler is unable to predict the effect of this decision on the remaining outstanding municipality claims and assessments.

On January 15, 2015, HNR Finance and Harvest Vinccler S.C.A submitted a Request for Arbitration against the Government of Venezuela before the International Centre for Settlement of Investment Disputes (“ICSID”) regarding HNR Finance’s interest in Petrodelta. The Request for Arbitration set forth numerous claims, including (a) the failure of the Government of Venezuela to approve our negotiated sale of its 51% interest in Harvest Holding to Petroandina on any reasonable grounds in 2013-2014, resulting in the termination of the SPA (b) the failure of the Government of Venezuela to approve Harvest’s previously negotiated sale of its interest in Petrodelta to PT Pertamina (Persero) on any reasonable grounds in 2012-2013, resulting in the termination of a purchase agreement entered into between HNR Energia and PT Pertamina (Persero); (c) the failure of the Government of Venezuela to allow Petrodelta to pay approved and declared dividends for 2009; (d) the failure of the Government of Venezuela to allow Petrodelta to approve and declare dividends since 2010, in violation of Petrodelta’s bylaws and despite Petrodelta’s positive financial results between 2010 and 2013; (e) the denial of Petrodelta’s right to fully explore the reserves within its designated areas; (f) the failure of the Government of Venezuela to pay Petrodelta for all hydrocarbons sales since Petrodelta’s incorporation, recording them instead as an ongoing balance in the accounts of PDVSA, the Government of Venezuela-owned oil company that controls Venezuela’s 60% interest in Petrodelta, and as a result disregarding Petrodelta’s managerial and financial autonomy; (g) the failure of the Government of Venezuela to pay Petrodelta in US dollars for the hydrocarbons sold to PDVSA, as required under the mixed company contract; (h) interference with Petrodelta’s operations, including PDVSA’s insistence that PDVSA and its affiliates act as a supplier of materials and equipment and provider of services to Petrodelta; (i) interference with Petrodelta’s financial management, including the use of low exchange rates Bolivars/US dollars to the detriment of Harvest and to the benefit of the Government of Venezuela, PDVSA and its affiliates; and (j) the forced migration of our investment in Venezuela from an operating services agreement to a mixed company structure in 2007.

On January 26, 2015, Petroandina filed a complaint for breach of contract against Harvest and its subsidiary HNR Energia in Court of Chancery of the State of Delaware. The complaint states that HNR Energia breached provisions of the Shareholders’ Agreement between Petroandina and HNR Energia, which provisions require HNR Energia to provide advance notice of, and deposit $5.0 million into an escrow account, before bringing any claim against the Government of Venezuela. Under those provisions, if Petroandina so requests, an appraisal of Petroandina’s 29% interest in Harvest Holding must be performed, and Petroandina has the right to require HNR Energia to purchase that 29% interest at the appraised value. Petroandina’s claim requests that, among other things, the court (a) declare that HNR Energia has breached the Shareholders’ Agreement by submitting the Request for Arbitration against the Government of Venezuela on January 15, 2015 (which Request for

Arbitration was subsequently withdrawn without prejudice); (b) declare that we have breached its guaranty of HNR Energia’s obligations under the Shareholders’ Agreement; (c) direct Harvest and HNR Energia to refrain from prosecuting any legal proceeding against the Government of Venezuela (including the previously filed Request for Arbitration) until such time as they have complied with the relevant provisions of the Shareholders’ Agreement; (d) award Petroandina costs and fees related to the lawsuit; and (e) award Petroandina such other relief as the court deems just and proper. On January 28, 2015, the Court of Chancery issued an injunction ordering Harvest and HNR Energia to withdraw the Request for Arbitration and not take any action to pursue its claims against Venezuela until Harvest and HNR Energia have complied with the provisions of the Shareholders’ Agreement or otherwise reached an agreement with Petroandina. Accordingly, on January 28, 2015, HNR Finance B.V. and Harvest Vinccler S.C.A. withdrew without prejudice the Request for Arbitration. In the Delaware proceeding, Harvest and HNR Energia have until August 23, 2016 to respond to Petroandina’s complaint. We are currently unable to estimate the amount or range of any possible loss.

On July 12, 2016, Petroandina amended its January 26, 2015 breach of contract petition to state a second claim in the Court of Chancery. For information about the July 12, 2016 claim, see Background of the Proposed Sale beginning on page 14.

We are a defendant in or otherwise involved in other litigation incidental to our business. In the opinion of management, there is no such incidental litigation that will have a material adverse effect on our financial condition, results of operations and cash flows.

Risk Factors

We face significant risks in holding a minority investment in Petrodelta. These risks and other risk factors are discussed in our Annual Report on Form 10-K filed with the SEC on March 27, 2016, under the heading Item 1A. Risk Factors.

Financial Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following audited consolidated financial statements of Harvest Natural Resources, Inc. and its subsidiaries, along with the related Management’s Discussion and Analysis of Financial Condition and Results of Operations and related Information about Oil and Gas Producing Activities, are attached to this proxy statement as Appendix C. This information is excerpted from our Annual Report on Form 10-K for the year ended December 31, 2015.

•	Report of Independent Registered Public Accounting Firm

•	Consolidated Balance Sheets at December 31, 2015 and 2014

•	Consolidated Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2015 and 2014

•	Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2015 and 2014

•	Consolidated Statements of Cash Flows for the Years Ended December 31, 2015 and 2014

•	Notes to Consolidated Financial Statements

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following unaudited consolidated financial statements of Harvest Natural Resources, Inc. and its subsidiaries, along with the related Management’s Discussion and Analysis of Financial Condition and Results of Operations, are attached to this proxy statement as Appendix D. This information is excerpted from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

•	Consolidated Balance Sheets at March 31, 2016 and December 31, 2015

•	Consolidated Statements of Operations and Comprehensive Loss for the Quarters Ended March 31, 2016 and 2015

•	Consolidated Statements of Cash Flows for the Quarters Ended March 31, 2016 and 2015

•	Notes to Consolidated Financial Statements

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following unaudited consolidated financial statements of Harvest Holding and its subsidiaries are attached to this proxy statement as Appendix E.

•	Consolidated Balance Sheets at December 31, 2015 and 2014

•	Consolidated Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2015 and 2014

•	Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2015 and 2014

•	Consolidated Statements of Cash Flows for the Years Ended December 31, 2015 and 2014

•	Notes to Consolidated Financial Statements.

•	Consolidated Balance Sheets at March 31, 2016 and December 31, 2015

•	Consolidated Statements of Operations and Comprehensive Loss for the Quarters Ended March 31, 2016 and 2015

•	Consolidated Statements of Stockholders’ Equity (Deficit) for the Quarter Ended March 31, 2016

•	Consolidated Statements of Cash Flows for the Quarters Ended March 31, 2016 and 2015

•	Notes to Consolidated Financial Statements.

The following audited financial statements of Petrodelta for the years ended December 31, 2014, 2013 and 2012 are attached to this proxy statement as Appendix F. This information is excerpted from the Amendment No. 2 on Form 10-K/A, filed with the SEC on June 26, 2015, to our Annual Report on Form 10-K for the year ended December 31, 2014.

•	Independent Auditor’s Report

•	Statements of Financial Position at December 31, 2014, 2013, and 2012

•	Statements of Comprehensive Income for the Years Ended December 31, 2014, 2013, and 2012

•	Statements of Changes in Equity for the Years Ended December 31, 2014, 2013, and 2012

•	Statements of Cash Flow for the Years Ended December 31, 2014, 2013, and 2012

•	Notes to Financial Statements

Selected Consolidated Financial Data

Harvest Selected Consolidated Financial Data

The following tables set forth our selected consolidated financial data for each of the years in the five-year period ended December 31, 2015.

	Year Ended December 31,
	2015	2014	2013	2012	2011
	(in thousands, except per share data)
Operating loss	$(211,896)	$(449,605)	$(45,436)	$(38,826)	$(77,155)
Earnings from Investment in Affiliates	—	34,949	72,578	67,769	73,451
Income (loss) from continuing operations(1)	(98,570)	(192,936)	(83,946)	2,199	(30,285)
Net income (loss) attributable to Harvest	(98,570)	(193,490)	(89,096)	(12,211)	55,960
Net income (loss) from continuing operations attributable to Harvest per common share:
Basic(1)	$(2.18)	$(4.59)	$(2.12)	$0.06	$(0.89)

Diluted(1)	$(2.18)	$(4.59)	$(2.12)	$0.06	$(0.89)

Dividends declared per common share	$—	$—	$—	$—	$—

Weighted average common shares outstanding
Basic	45,288	42,039	39,579	37,424	34,117
Diluted	45,288	42,039	39,579	37,591	34,117

(1)	Net of net income attributable to noncontrolling interest owners.

	As of December 31,
	2015	2014	2013	2012	2011
	(in thousands, except per share data)
Balance Sheet Data:
Total assets	$47,781	$228,046	$734,880	$596,837	$507,203
Long-term debt(3)	214	—	—	74,839	31,535
Total Harvest stockholders’ equity(1)(2)	36,759	113,726	302,630	379,337	355,691
Book value per common share	$0.71	$2.66	$7.19	$9.64	$10.43

Harvest common shares outstanding	51,415	42,748	42,115	39,355	34,104

(1)	No cash dividends were declared or paid during the periods presented.
(2)	Net of noncontrolling interest owners.
(3)	The carrying value of the long-term debt with related party at December 31, 2015 is $0.2 million, net of discount of $25.0 million.

Selected quarterly financial data for each of the quarters in each of the years ended December 31, 2015 and 2014 appears in the financial information included in Appendix C attached to this proxy statement.

Pro Forma Selected Consolidated Financial Data

The following tables set forth our selected pro forma equivalent per share data for the three months ended March 31, 2016 and the years ended December 31, 2015 and 2014 and our selected pro forma balance sheet data as of March 31, 2016. Pro forma balance sheet data was derived from, and presented in conformity with, the unaudited pro forma consolidated balance sheet as of March 31, 2016.

The data in the tables is unaudited. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of future operating results or the financial position of Harvest. This data should be read in conjunction with Harvest’s historical consolidated financial statements and related notes contained within this proxy statement.

Harvest’s pro forma book value per share was calculated by dividing total pro forma stockholders’ equity by pro forma total common shares outstanding as of March 31, 2016. Pro forma total common shares outstanding as of March 31, 2016 includes two adjustments from the total common shares outstanding reported in Harvest’s historical consolidated balance sheet as of March 31, 2016. The first is an additional 1.6 million shares due to the accelerated vesting of certain restricted stock units to be settled in shares and the second is a reduction of 8.7 million shares due to the surrender of shares owned by CT Energy. Both of these adjustments assume the transaction with CT Energy occurred on March 31, 2016.

	For the Three Months Ended March 31, 2016	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
	(in thousands, except per share data)
Pro Forma Equivalent Per Common Share:
Loss from continuing operations	$(5,367)	$(25,270)	$(20,970)
Net loss from continuing operations per common share:
Basic	$(0.13)	$(0.59)	$(0.50)
Diluted	$(0.13)	$(0.59)	$(0.50)
Dividends declared per common share	—	—	—
Weighted average common shares outstanding:
Basic	42,747	42,747	42,039
Diluted	42,747	42,747	42,039

As of March 31, 2016
(in thousands, except per share data)
Pro Forma Balance Sheet Data:
Total assets	$121,790
Long-term debt	—
Total Harvest stockholders’ equity	85,803
Harvest common shares outstanding	44,318
Book value per common share	$1.94

Unaudited Pro Forma Consolidated Financial Statements of Harvest Natural Resources, Inc.

Introduction

On June 29, 2016, Harvest and its wholly owned subsidiary, HNR Energia entered into the Share Purchase Agreement with CT Energy to sell all of Harvest’s interest in Venezuela. Under the terms of the Share Purchase Agreement, CT Energy will acquire 51.0% of the outstanding shares of Harvest Holding. In exchange, CT Energy will pay Harvest $80.0 million at closing of the Transaction and an additional $12.0 million upon the maturity of a six-month 11.0% note payable by CT Energy. Principal of $30.0 million on Harvest’s 15.0% senior secured note due 2020 will be cancelled at closing. All remaining outstanding debt and accrued interest due to CT Energy in excess of the $30.0 million cancelled at closing will be paid by Harvest by means of a dollar-for-dollar reduction of the $80.0 million cash portion of the purchase price. In addition, the 8.67 million shares of Harvest common stock, $0.01 par value per share, held by CT Energy will be surrendered at closing, and CT Energy’s warrant to purchase 34.07 million shares of Harvest common stock will be cancelled at closing.

After giving effect to the transaction, Harvest would cease to have a presence in Venezuela, and the existing relationship between Harvest and CT Energy, which currently owns 16.8% of Harvest’s outstanding shares of common stock, would terminate. In addition, at the closing, the two CT Energy non-independent directors appointed in connection with CT Energy’s initial investment in Harvest would resign from the Board. Going forward, Harvest’s primary assets would be its oil and gas interests in Gabon and cash.

Harvest’s Board unanimously approved the Share Purchase Agreement. Closing of the transaction is subject to approval by stockholders representing a majority of outstanding shares of Harvest common stock, a majority of outstanding shares held by stockholders not affiliated with CT Energy, and the Government of the Bolivarian Republic of Venezuela.

The following unaudited pro forma consolidated balance sheet as of March 31, 2016 and the consolidated statements of operations for the three months ended March 31, 2016 and the years ended December 31, 2015 and 2014 have been derived from our historical financial statements. The pro forma adjustments have been prepared as if the transaction had taken place on March 31, 2016, in the case of the pro forma consolidated balance sheet and on January 1, 2015, in the case of the pro forma consolidated statements of operations for the three months ended March 31, 2016 and for the year ended December 31, 2015. The pro forma consolidated statement of operations for the year ended December 31, 2014 reflects the elimination of the operations of Harvest Holding from continuing operations as those amounts will be reflected as discontinued operations upon closing of the transaction.

The unaudited pro forma consolidated balance sheet as of March 31, 2016, also reflects the related pro forma tax impact of the sale. As discussed further in the notes to the pro forma financial information, Harvest is expected to realize a gain for United States (“U.S.”) income tax purposes upon closing of the sale although not all of that gain may be currently recognized due to exceptions under U.S. tax rules. As a result of the sale and as reflected in the pro forma consolidated balance sheet, we expect that the most likely tax impact for financial reporting purposes will be the recording of an U.S. deferred tax liability on the gain on sale realized for income tax purposes but currently deferred from U.S. taxation.

Under ASC 740-30-25-17, no deferred tax liability must be recorded if sufficient evidence shows that the subsidiary has invested or will invest the undistributed earnings or that the earnings will be remitted in a tax-free manner. Management must consider numerous factors in determining timing and amounts of possible future distribution of these earnings to the parent company and whether a U.S. deferred tax liability should be recorded for these earnings. Prior to 2013, no U.S. taxes had been recorded on the unremitted earnings of our non-U.S. subsidiaries as it was our practice and intention to reinvest the earnings of those non-U.S. subsidiaries into our foreign operations.

During the fourth quarter of 2013 and in subsequent periods, management evaluated numerous factors related to the timing and amounts of possible future distributions of foreign earnings to the parent company, with consideration of the sale of non-U.S. assets including the sale of the then-29.0% equity interest in Harvest Holding. Because management was pursuing various alternatives with respect to Harvest’s future operations and disposition of any sale proceeds, a determination was made that it was appropriate to record a deferred tax liability associated with the unremitted earnings of our foreign subsidiaries. However, due primarily to impairments of Harvest’s investment in our Venezuelan cost investment, Petrodelta, during the years ended December 31, 2015 and 2014, the deferred tax liability associated with the unremitted foreign earnings was reduced to zero as of December 31, 2015.

Management also assessed the available positive and negative evidence related to its U.S. net operating losses, alternative minimum tax credit carryforwards, and other U.S. deferred tax assets to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. After reviewing the terms of the sale of Harvest Holding and the possible future operations of Harvest, management has determined that we may not have sufficient taxable income in the U.S. from the sale of Harvest Holding nor from ongoing operations in the years following the closing of the sale to use the deferred tax assets. The unaudited pro forma consolidated statements of operations for the periods presented therefore reflect the continued imposition of a valuation allowance on the U.S. tax attributes.

For pro forma purposes, funds received from debt, warrant and equity issuances with CT Energia would no longer have been required as proceeds from the sale of the 51.0% equity interest in Harvest Holding on January 1, 2015 and would have been adequate to fund operations and capital requirements during the pro forma periods from January 1, 2015 through March 31, 2016. Therefore in these unaudited pro forma consolidated financial statements, we have reflected pro forma adjustments related to the impact of the sale of the equity interest in Harvest Holding on the debt and equity instruments that were outstanding during the periods January 1, 2015 through March 31, 2016 presented in the unaudited pro forma consolidated financial statements. The pro forma consolidated statement of operations for the year ended December 31, 2014 reflects the elimination of the operations of Harvest Holding from continuing operations as those amounts will be reflected as discontinued operations upon closing of the transaction.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that our management believes to be directly attributable to the transaction and factually supportable. Actual results may differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of our future operating results. The unaudited pro forma consolidated financial information and the accompanying unaudited notes should be read in conjunction with our consolidated financial statements and related notes and Harvest Holding’s unaudited consolidated financial statements and related notes thereto included elsewhere in this proxy statement.

Harvest Natural Resources, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2016

(in thousands)

	March 31, 2016 As Filed	Sale of 51% Equity Interest in Harvest Holding		March 31, 2016 Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,417	$80,000	(1)	$77,251
		(124)	(2)
		(3,500)	(3)
		(542)	(5)
Accounts receivable, net	351	(3)	(2)	348
Note receivable	—	12,000	(1)	12,000
Prepaid expenses and other	664	(14)	(2)	650

TOTAL CURRENT ASSETS	2,432	87,817		90,249
LONG-TERM NOTE RECEIVABLE – RELATED PARTY, net of reserve for $5.2 million	—	—	(2)	—
INVESTMENT IN AFFILIATE	—	—		—
PROPERTY AND EQUIPMENT:
Oil and natural gas properties (successful efforts method)	30,910	—		30,910
Other administrative property, net	528	(16)	(2)	512

TOTAL PROPERTY AND EQUIPMENT, NET	31,438	(16)		31,422
EMBEDDED DERIVATIVE ASSET	5,001	(5,001)	(1)	—
LONG-TERM DEFERRED INCOME TAX ASSETS	85	(85)	(2)	—
OTHER ASSETS, NET	141	(22)	(2)	119

TOTAL ASSETS	$39,097	$82,693		121,790

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable, trade and other	825	(11)	(2)	814
Accrued expenses	4,791	(509)	(2)	4,573
		291	(5)
Accrued interest – related party	975	(975)	(1)	—
Other current liabilities	107	(107)	(2)	—

TOTAL CURRENT LIABILITIES	6,698	(1,311)		5,387
LONG-TERM DEFERRED TAX LIABILITY	—	30,600	(6)	30,600
LONG-TERM DEBT DUE TO RELATED PARTY, net of discount	1,211	(1,211)	(1)	—
WARRANT DERIVATIVE LIABILITY WITH RELATED PARTY	9,564	(9,564)	(1)	—
OTHER LONG-TERM LIABILITIES	217	(217)	(5)	—

TOTAL LIABILITIES	17,690	18,297		35,987
COMMITMENTS AND CONTINGENCIES
EQUITY
STOCKHOLDERS’ EQUITY:
Common stock	580	16	(5)	596
Additional paid-in capital	302,937	(1,920)	(4)	304,183
		3,166	(5)
Accumulated deficit	(213,874)	97,015	(1), (3), (5)	(147,459)
		(30,600)	(6)
Treasury stock	(66,316)	(5,201)	(1)	(71,517)

TOTAL HARVEST STOCKHOLDERS’ EQUITY	23,327	62,476		85,803
NONCONTROLLING INTEREST OWNERS	(1,920)	1,920	(4)	—

TOTAL EQUITY	21,407	64,396		85,803

TOTAL LIABILITIES AND EQUITY	39,097	82,693		121,790

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Harvest Natural Resources, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2016

(in thousands, except per share data)

	Three Months Ended March 31, 2016 As Filed	Sale of 51% Equity Interest in Harvest Holding		Three Months Ended March 31, 2016 Pro Forma
EXPENSES:
Depreciation and amortization	$26	(6)	(7)	$20
Exploration expense	721	—		721
Impairment expense	128	—		128
Reserve for note receivable – related party	5,160	(5,160)	(7)	—
General and administrative	5,949	(939)	(7)	4,492
		(518)	(14)

	11,984	(6,623)		5,361

INCOME (LOSS) FROM OPERATIONS	(11,984)	6,623		(5,361)
OTHER NON-OPERATING INCOME (EXPENSE):
Change in fair value of warrant liabilities	(4,061)	4,061	(8)	—
Change in fair value of embedded derivative assets	(9)	9	(8)	—
Interest expense, net	(1,096)	(17)	(7)	—
		1,113	(9)
Loss on extinguishment of debt	—	—		—
Foreign currency transaction (losses) gains, net	154	(160)	(7)	(6)
Other non-operating expenses	—	—		—

	(5,012)	5,006		(6)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(16,996)	11,629		(5,367)
INCOME TAX EXPENSE (BENEFIT)	8	(8)	(7)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(17,004)	11,637		(5,367)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(2,908)	2,908	(7)	—

NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO HARVEST	$(14,096)	$8,729		$(5,367)

LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic loss per share:	$(0.27)			$(0.13)

Diluted loss per share	$(0.27)			$(0.13)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	51,415			42,747	(10)
Diluted	51,415			42,747	(10)

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Harvest Natural Resources, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2015

(in thousands, except per share data)

	Year Ended December 31, 2015 as Filed	Sale of 51% Equity Interest in Harvest Holding		Year Ended December 31, 2015 as Adjusted
EXPENSES:
Depreciation and amortization	$108	$(21)	(7)	$87
Exploration expense	3,900	—		3,900
Impairment expense – unproved property costs and oilfield inventories	24,178	—		24,178
Impairment expense – investment in affilate	164,700	(164,700)	(7)	—
General and administrative	19,010	(3,101)	(7)	13,979
		(1,930)	(14)

	211,896	(169,752)		42,144

INCOME (LOSS) FROM OPERATIONS	(211,896)	169,752		(42,144)
OTHER NON-OPERATING INCOME (EXPENSE):
Change in fair value of warrant liability	34,510	(34,510)	(8)	—
Change in fair value of derivative assets and liabilities	4,813	(4,813)	(8)	—
Interest expense	(2,959)	(4)	(7)	—
		2,963	(13)
Loss on debt conversion	(1,890)	1,890	(12)	—
Loss on issuance of debt and warrants	(20,402)	20,402	(11)	—
Foreign currency transaction gains (losses), net	261	(320)	(7)	(59)
Other non-operating income (expense), net	483	—		483

	14,816	(14,392)		424

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(197,080)	155,360		(41,720)
INCOME TAX BENEFIT	(16,423)	(27)	(7)	(16,450)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(180,657)	155,387		(25,270)
LESS: NET INCOME (LOSS) ATTIRBUTABLE TO NONCONTROLLING INTEREST OWNERS	(82,087)	82,087	(7)	—

NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO HARVEST	$(98,570)	$73,300		$(25,270)

BASIC LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic loss per share	$(2.18)			$(0.59)
Diluted loss per share	$(2.18)			$(0.59)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	45,288			42,747	(10)
Diluted	45,288			42,747	(10)

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Harvest Natural Resources, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except per share data)

	Year Ended December 31, 2014 as Filed	Sale of 51% Equity Interest in Harvest Holding		Year Ended December 31, 2014 as Adjusted
EXPENSES:
Depreciation and amortization	$198	(67)	(7)	$131
Exploration expense	6,267	—		6,267
Impairment expense – unproved property costs and oilfield inventories	57,994	—		57,994
Impairment expense – investment in affilate	355,650	(355,650)	(7)	—
General and administrative	29,496	(16,325)	(7)	13,171

	449,605	(372,042)		77,563

INCOME (LOSS) FROM OPERATIONS	(449,605)	372,042		(77,563)
OTHER NON-OPERATING INCOME (EXPENSE):
Loss on sale of interest in Harvest Holding	(1,574)	—		(1,574)
Gain on sale of oil and gas properties	2,865	—		2,865
Change in fair value of warrant liability	1,953	—		1,953
Interest (expense) income, net	(11)	13	(7)	2
Loss on extinguishment of long-term debt	(4,749)	—		(4,749)
Foreign currency transaction gains (losses), net	(219)	57	(7)	(162)
Other non-operating (expense), net	(58)	(1)	(7)	(59)

	(1,793)	69		(1,724)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(451,398)	372,111		(79,287)
INCOME TAX BENEFIT	(58,290)	(27)	(7)	(58,317)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE EARNINGS FROM EQUITY AFFILIATE	(393,108)	372,138		(20,970)
EARNINGS FROM INVESTMENT IN AFFILIATE	34,949	(34,949)	(7)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(358,159)	337,189		(20,970)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS	(165,223)	165,223	(7)	—

NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO HARVEST	$(192,936)	$171,966		$(20,970)

LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic loss per share	$(4.59)			$(0.50)
Diluted loss per share	$(4.59)			$(0.50)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	42,039			42,039	(10)
Diluted	42,039			42,039	(10)

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Notes to the Unaudited Pro Forma Consolidated Financial Information

1.	Basis of Presentation

The unaudited pro forma consolidated balance sheet as of March 31, 2016 is based on the unaudited consolidated balance sheet of Harvest, as adjusted to reflect the following items in connection with the proposed sale of the 51.0% equity interest in Harvest Holding to CT Energy as though they had occurred on March 31, 2016:

•	The $80.0 million to be paid in cash to HNR Energia by CT Energy at closing;

•	A note receivable for an additional $12.0 million to be paid to HNR Energia by CT Energy or its permitted designee no later than six months from the date of closing. The note will bear an annual interest rate of 11.0%;

•	The cancellation of $30.0 million of debt at closing on the 15.0% Note due 2020. All remaining outstanding principal and accrued interest held by CT Energy in excess of the $30.0 million will be paid by Harvest by means of a reduction of the $80.0 million cash portion of the purchase price;

•	The surrender at closing of 8.67 million shares of Harvest common stock held by CT Energy;

•	The surrender at closing of CT Energy’s warrant to purchase 34.07 million shares of common stock; and

•	The accelerated vesting of certain of Harvest’s outstanding options, stock appreciation rights, restricted stock units, and restricted stock awards granted to employees as long-term incentives. The transaction results in a change of control event that triggers this acceleration.

The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2016 is based on the unaudited consolidated statement of operations of Harvest for that period, with adjustments made to recast historical operations as if the transaction had occurred on January 1, 2015. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2015 and 2014 are based on the audited consolidated statement of operations of Harvest for those periods. Adjustments were made to the unaudited pro forma consolidated statement of operations for the year ended December 31, 2015 to recast historical operations as if the transaction had occurred on January 1, 2015. Adjustments were made to the unaudited pro forma consolidated statement of operations for the year ended December 31, 2014 to deconsolidate Harvest Holding as a result of selling Harvest’s 51% controlling equity interest in Harvest Holding.

2.	Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations:

(1)	Amounts reflect the pro forma adjustments related to Harvest’s consolidated balance sheet, as if the transaction occurred on March 31, 2016, for the following items with respect to the anticipated sale of our 51.0% equity interest in Harvest Holding to CT Energy:

a.

Cash proceeds to be received at closing consisting of $80.0 million. Principal and accrued interest of $30.0 million on the 15% Note will be cancelled at closing. All remaining outstanding debt and accrued interest on the 15% Note in excess of the $30.0 million principal balance at closing will be paid by Harvest by means of a reduction of the $80.0 million cash portion of the purchase price. On March 31, 2016, the balance of the 15% Note, including accrued interest, was $27.1 million. On June 30, 2016, the principal balance of the 15% Note was $30.0 million. In addition, as of June 30, 2016, Harvest has borrowed $2.0 million on its five-year 15.0% additional non-convertible senior secured note, under which CT Energy may elect to provide $2.0 million of additional funds to Harvest per month for up to six months following the one-year anniversary of the closing date of the Securities Purchase Agreement with CT Energy. Under the Share Purchase Agreement, CT Energy

is obligated to make those loans until the earlier of the closing and the termination of the Share Purchase Agreement. Harvest currently expects to borrow an additional $6.0 million on the Additional Draw Note before closing, which will be used to fund operating expenses. The $8.0 million borrowed or expected to be borrowed plus related accrued interest of $0.2 million will reduce the cash received at closing. Amounts received after March 31, 2016 under the Additional Draw Note with CT Energy have been excluded from the pro forma consolidated balance sheet as of March 31, 2016.

b.	A $12.0 million note receivable from CT Energy or its permitted designee, to be paid no later than six months from the date of closing. The note will bear interest of 11.0%. The pro forma financial statements do not reflect the estimated $0.7 million of interest income expected to be received from the $12.0 million note receivable from CT Energy. It is assumed that the note will be paid six months from the date of closing for purposes of calculating interest income.

c.	Cancellation of the 15% Note upon closing. Harvest’s basis in the 15% Note, net of discount, was $1.2 million as of March 31, 2016. The embedded derivative asset related to the 15% Note was removed in connection with the cancellation of the 15% Note. The fair value of the embedded derivative asset was $5.0 million at March 31, 2016.

d.	Surrender at closing of 8.67 million shares of Harvest common stock, par value of $0.01, held by CT Energy at March 31, 2016. The fair value of those shares on March 31, 2016 was $5.2 million, which was calculated using the closing share price of $0.60 for the Company’s common stock on that date.

e.	Surrender at closing of warrants held by CT Energy to purchase 34.07 million shares of Harvest common stock recorded at fair value of $9.6 million on Harvest’s historical unaudited consolidated balance sheet as of March 31, 2016.

f.	As summarized in the table below, the pre-tax gain on the sale of $97.0 million as of March 31, 2016 for its 51.0% controlling equity interest in Harvest Holding is determined based on the proceeds received, forgiveness of debt and accrued interest, surrender of shares of common stock and the warrant and cancellation of related derivative assets and liabilities, net of transaction costs and stock compensation cost attributable to the contractually obligated accelerated vesting of certain options, restricted stock units, and stock appreciation rights from the resulting change in control caused by the transaction (in millions):

Cash due at closing	$80.0
Note receivable to be received at closing	12.0
Forgiveness of 15% Note, net of discount	1.2
Forgiveness of accrued interest on 15% Note	1.0
Fair value of common shares received as treasury stock	5.2
Fair value of warrant derivative liability cancelled	9.6
Fair value of derivative asset cancelled	(5.0)
Effect of deconsolidating Harvest Holding’s net assets	0.3
Estimated transaction costs paid at closing	(3.5)
Estimated change in control costs	(3.8)

Pre-tax gain	$97.0

(2)	Reflects the pro forma impact of deconsolidating Harvest Holding as a result of the sale of the 51.0% controlling equity interest in Harvest Holding. As a result, various assets and liabilities related to Harvest Holding have been removed from the pro forma consolidated balance sheet.

(3)	Reflects estimated transaction costs of $3.5 million directly attributable to Harvest’s sale of its 51.0% interest in Harvest Holding. Note that direct transaction costs are included in Harvest’s gain on the transaction, which is reflected through accumulated deficit for pro forma consolidated balance sheet purposes. These estimated costs are not reflected in the pro forma statements of operations as they are non-recurring in nature. See note (1) above.

(4)	Reflects the pro forma impact of removing the 49.0% noncontrolling interest in Harvest Holding as a result of the deconsolidation of Harvest Holding upon the sale of the 51.0% controlling equity interest in Harvest Holding.

(5)	Reflects the $3.8 million pro forma impact resulting from a change of control, which would accelerate the vesting of certain of Harvest’s outstanding options in the amount of $2.5 million, stock appreciation rights (“SARs”) in the amount of $0.4 million, restricted stock units (“RSUs”) in the amount of $0.9 million, and restricted stock awards of a minimal amount. These awards were granted to employees as long-term incentives. Upon vesting, 1.57 million shares of Harvest common stock would be issued in settlement of the share-settled restricted stock units, additional employee compensation of $0.7 million will be recognized, and additional paid in capital will be increased by $0.7 million. The cash-settled RSUs will result in cash payments of $0.5 million, a reduction in accrued expenses of $0.1 million, a reduction in other long-term liabilities of $0.2 million, and recognition of $0.2 million in additional employee compensation. The acceleration of the vesting of the SARs will result in additional employee compensation of $0.4 million and an increase in accrued expenses of the same amount. The acceleration of the vesting of the options will result in additional employee compensation of $2.5 million and an increase in additional paid in capital of the same amount. The pro forma adjustments for the change in control include only those estimated costs that are directly attributable to the transaction and are contractually obligated. The additional expense related to the accelerated vesting is netted against our gain on the transaction, which is reflected through accumulated deficit for pro forma consolidated balance sheet purposes. See note (1) above.

A summary of the effect of each award type and the effect on the financial statements is presented in the table below (in millions):

Effects of Accelerated Vestings on Change of Control	Options	Cash-settled RSUs	Share-settled RSUs	SARs	Total
Cash		(0.5)			(0.5)
Accrued Expenses		0.1		(0.4)	(0.3)
Other Long-Term Liabilites		0.2			0.2
Common Stock, par value $0.01 per share			—		—
Additional Paid-in-capital	(2.5)		(0.7)		(3.2)
Accumulated Deficit-Recognition of additional employee compensation	2.5	0.2	0.7	0.4	3.8

Certain employees of Harvest also have employment agreements requiring contractual payments if a change of control and a separation of employment from Harvest occur. The pro forma adjustments for the transaction do not include estimated costs under these employment agreements due to the separation clauses that could, under the appropriate circumstances, trigger future payments by Harvest and since these adjustments would require additional actions by our management after the transaction. The potential expense related to payments under these employment agreements not recognized in this pro forma financial information is $11.9 million.

Note that expense recognized by Harvest related to the accelerated vesting of outstanding options, stock appreciation rights, restricted stock units, and restricted stock awards as recognized in this pro forma information is not indicative to the value received by the employees under the employment agreements since the majority of the pro forma amount is based upon the original grant date fair value of the awards in accordance with GAAP.

(6)	As a result of a sale of the 51.0% interest in Harvest Holding on March 31, 2016, a portion of the gain on sale is subject to deferral from current U.S. taxation. The pro forma adjustment reflects the potential U.S. tax on that deferred gain should these earnings be brought back to the U.S.

(7)

Amounts reflect the pro forma impact of eliminating the results from Harvest Holding for periods beginning January 1, 2014 as a result of no longer owning an interest in Harvest Holding upon the sale of the 51.0% controlling equity interest in Harvest Holding. As a result, earnings from investment in affiliate

(Petrodelta) in 2014, various expenses, including impairment of the investment in Petrodelta in 2015 and 2014, other income items for Harvest Holding, and net income attributable to noncontrolling interests have been eliminated for pro forma purposes.

(8)	Reflects the pro forma impact of removing the changes in the fair value of the warrant liability and the fair value of the embedded derivative assets and liabilities.

(9)	Reflects the pro forma impact of reversing interest expense and accretion of the discount related to the 15% Note.

(10)	The pro forma weighted average shares outstanding in the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2016 was estimated by reducing the historical weighted average shares outstanding for the 8.67 million shares of Harvest common stock being surrendered by CT Energy at closing for only those periods that those shares were outstanding. On September 16, 2015, the 8.67 million shares of Harvest common stock being surrendered were issued in connection with the conversion of the $7.0 million, five-year, 9.0% convertible senior secured note to CT Energy (the “9% Note”) to shares of Harvest common stock. These shares were not outstanding for the year ended December 31, 2014, and thus, no pro forma adjustment has been made to the weighted average shares outstanding for that period. In the weighted average shares outstanding calculation for the year ended December 31, 2015, the effect of the 8.67 million shares of Harvest common stock being surrendered has been weighted from September 16, 2015 through December 31, 2015 to reflect only the period for which those shares were outstanding. The estimated pro forma weighted average shares outstanding for each period presented were used in calculating the pro forma loss per share from continuing operations in the statements of operations. The impact of the proposed reverse stock split is not reflected in the estimate of the pro forma weighted average shares outstanding for the respective periods presented because that reverse stock split has not occurred.

(11)	Reflects the pro forma impact of removing the loss on issuance of debt related to the June 19, 2015 issuance of the 15% Note, the 9% Note, the warrant liability to CT Energy, certain Series “C” Preferred shares issued to CT Energy and the associated derivative assets and liabilities. The debt and related instruments would not have been issued if the sale of Harvest Holding had occurred on January 1, 2015, as these instruments are being surrendered to Harvest as part of the transaction and cash proceeds would have been sufficient for continuing operations.

(12)	Reflects the pro forma impact of removing the loss on debt conversion related to the conversion of the 9% Note to 8.67 million common shares. The 9% Note would not have been issued or converted if the sale of Harvest Holding had occurred on January 1, 2015, as the converted shares are being surrendered to Harvest as part of the transaction and cash proceeds would have been sufficient for continuing operations.

(13)	Reflects the pro forma impact of reversing interest expense, amortization of deferred financing costs and accretion of discount related to the 15% Note and the 9% Note before conversion. The pro forma adjustment also reflects the reversal of interest expense and amortization of deferred financing costs related to HNR Energia’s $7.6 million note payable to Petroandina, and the $1.3 million, 15% note payable to CT Energy to fund certain corporate expenses, each of which Harvest repaid on June 19, 2015 with proceeds from the issuance of the 15% Note and the 9% Note. Harvest was contractually obligated to repay both of these notes based on the issuance of the 15% Note and the 9% Note.

(14)	Reflects the pro forma impact to reverse stock-based compensation expense related to certain of Harvest’s outstanding options, SARs, RSUs, and restricted stock awards that contain an accelerated vesting provision when there is a change in control. These instruments would have immediately vested if the sale of Harvest Holding had occurred on January 1, 2015.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk from adverse changes in oil and natural gas prices and foreign exchange risk and are not able to quantify this risk, as discussed below.

Oil Prices

Oil and natural gas prices historically have been volatile, and this volatility is expected to continue. Prevailing prices for these commodities are subject to wide fluctuation in response to relatively minor changes in supply and demand and a variety of additional factors beyond our control. Being primarily a crude oil producer, we are more significantly impacted by changes in crude oil prices than by changes in natural gas prices. As an independent oil producer, our revenue, other income and profitability, reserve values, access to capital and future rate of growth are substantially dependent upon the prevailing prices of crude oil and natural gas. We did not have any revenues for the years ended December 31, 2015 or 2014.

We currently do not have any oil production that is hedged. While hedging limits the downside risk of adverse price movements, it may also limit future revenues from favorable price movements.

Foreign Exchange

The Bolivar is not readily convertible into the U.S. Dollar. We have not used currency hedging programs to mitigate any risks associated with operations in Venezuela, and, therefore, our financial results are subject to favorable or unfavorable fluctuations in exchange rates and inflation in that country. Venezuela has imposed currency exchange controls. See Management’s Discussion and Analysis of Financial Condition and Results of Operations and related Information about Oil and Gas Producing Activities, attached as part of Appendices C and D to this proxy statement, beginning on page C-62 and D-28.

INFORMATION ABOUT CT ENERGY

CT Energy, a Barbados society with restricted liability, is a holding company in the energy exploration and production industry. The sole member of CT Energy is Oswaldo Cisneros, who owns 100% of CT Energy’s equity interests.

CT Energy’s principal place of business is Av. Principal La Castellana, Torre Digitel, Piso 22, Caracas, Venezuela, and its telephone number is +58 212 999 9190.

INTERESTS OF HARVEST’S DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSED SALE

When considering the recommendation of our Board that you vote for the authorization of the proposed sale of our Venezuelan interests, you should be aware that some of the executive officers and directors of Harvest have interests that are different from, or in conflict with, your interests. Our Board was aware of the potential for these divergent interests when it approved the Share Purchase Agreement.

Arrangements with CT Energy

As of the date of this proxy statement, none of our executive officers has entered into any agreement with CT Energy or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, CT Energy or any of its affiliates, nor do we expect that any of our executive officers will enter into any such agreements in the future.

To help ensure that the interests of all of our stockholders, including our stockholders other than CT Energy and its affiliates, were taken into consideration, our Board took certain measures, including (1) appointing the Special Committee (whose members are independent of CT Energy and the proposed sale of our Venezuelan assets to CT Energy, (2) assuring that the Special Committee’s charter provided the Special Committee with wide latitude to consider the proposal initiated by CT Energy, and all similar proposals, and to reject any proposals; (3) assuring that the Special Committee had the authority to engage its own financial advisors and its own outside legal counsel; and (4) assuring that as a condition to closing, not only must we receive the authorization of a majority of shares held by all of our stockholders, but also we must receive the authorization of a majority of shares held by our stockholders other than CT Energy and its affiliates.

Effect of Change of Control Provisions on Certain Awards

Our Board has confirmed that the sale of our Venezuelan interests will constitute a change of control as that term is defined for purposes of our incentive plans, our award agreements under those plans, award agreements for grants at time of hire that are outside of any plan and our employment agreements with our executive officers. Generally, upon a change of control the treatment of the various types of awards will be as follows:

Stock options. All unvested stock options will vest and will be exercisable.

Restricted Stock. All restricted stock will vest and will no longer be subject to forfeiture.

Stock Appreciation Rights. All unvested stock appreciation rights will vest and will be exercisable for cash to the extent that the market price of our common stock exceeds the exercise price.

Restricted Stock Units. All restricted stock units will vest and be settled for cash or shares.

In addition, vesting of an aggregate of 266,670 shares of restricted stock held by members of our Board will be accelerated, reflecting an aggregate value of $198,402 based on a price of $0.744 per share, which was the average closing market price of shares of our common stock for the first five business days after the public announcement of the proposed sale of our Venezuelan interests.

Change of Control Payments under Existing Employment Agreements with Executive Officers

Change of control severance benefits apply if an executive officer suffers loss of employment due to a change of control and the termination takes place between 240 days before a change of control and 730 days after a change of control. Generally, in addition to the vesting of equity based awards as described above, executive officers would be entitled to:

•	A lump sum amount equal to a certain multiple of base salary

•	A lump sum amount equal to a certain multiple of the highest annual bonus over the past three years or target bonus, whichever is higher

•	An amount equal to a certain number of years times the maximum annual employer contributions made under our 401(k) plan

•	Continuation of accident, life, disability, dental and health benefits for a certain number of years

•	Excise tax reimbursement and gross-up on the reimbursement

•	Reimbursement of outplacement services

In addition, under their employment agreements our executive officers are subject to covenants prohibiting competition, solicitation of customers and employees, interference with business relationships and use of certain proprietary and other confidential information during employment and for two years thereafter and are also subject to perpetual restrictive covenants regarding trade secrets. Violations of these covenants subject the executive officers to damages in the amount of a pro-rated amount of certain cash severance payments.

Golden Parachute Compensation

The following table sets forth the information regarding the various elements of compensation that each named executive officer of Harvest would receive that is based on or otherwise relates to the sale of our Venezuelan interests.

The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for the purposes of this table, that the sale is consummated on July 30, 2016 (unless otherwise specified), and the employment of each of the specified named executive officers is terminated other than for cause, or the named executive officer resigned for good reason, in each case on that date. Our Board has indicated, however, that it has no current plans to terminate the employment of any of our named executive officers without cause.

As described below in the notes to the table, the amounts set forth in both column 2 and column 6 of the table would vest and become payable by virtue of the consummation of the sale (“single-trigger” payments), while the other amounts set forth in the table would be payable only if the termination of employment occurs within 240 days before a change of control and 730 days after a change of control (“double-trigger” payments). In addition to the assumptions regarding the consummation date of the sale and termination of the employment of the named executive officers, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the sale may differ from the amounts set forth below. For purposes of the table only, we have assumed that shares of our common stock are valued at $0.744 per share, which was the average closing market price of shares of our common stock for the first five business days after the public announcement of the proposed sale of our Venezuelan interests.

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimburse- ment ($)(5)	Other ($)(6)	Total ($)(7)
James A. Edmiston President and CEO	3,528,000	372,000	31,800	132,851	1,343,847	151,032	5,559,530

Stephen C. Haynes Vice President, Chief Financial Officer and Treasurer	1,004,800	124,248	21,200	72,220	—	49,104	1,271,572

Robert Speirs Senior Vice President – Eastern Operations	1,184,000	146,568	—	145,797	—	58,032	1,534,397

Karl L. Nesselrode Vice President – Engineering & Business Development	924,800	114,576	21,200	90,252	—	45,384	1,196,212

Keith L. Head Vice President – General Counsel and Corporate Secretary	905,600	112,344	21,200	66,112	—	44,640	1,149,896

Total	7,547,200	869,736	95,400	507,232	1,343,847	348,192	10,711,607

(1)	Cash: The amounts in this column reflect the cash severance payment to which the named executive officers would be entitled and reflects a lump sum amount equal to a multiple of the named executive officer’s base salary and his target bonus percentage as established by the Board of Directors for this fiscal year. For Mr. Edmiston, that multiple is three times his base salary of $588,000 and three times his target bonus amount, which was $588,000. For the other named executive officers, the multiple is two times base salary and two times the target bonus amount as provided in the applicable employment agreements. Mr. Haynes’ base salary is $314,000 and his target bonus amount is $188,400. Mr. Speirs’ base salary is $370,000 and his target bonus amount is $222,000. Mr. Nesselrode’s base salary is $289,000 and his target bonus amount is $173,400. Mr. Head’s base salary is $283,000 and his target bonus amount is $169,800.
(2)

Equity: The amounts in this column reflect the value of the awards that were previously granted to the named executive officers and that are payable in shares of our common stock and subject to accelerated vesting that would occur at the time of the sale of our Venezuelan interests. Based on the assumed closing date of the sale and the assumed per share value of our common stock, the only awards included in column 2 are share-settled restrict stock units that that will vest as a result of the sale of our Venezuelan interests. No amounts are included in column 2 for options or stock appreciation rights because all options and stock appreciation rights are out-of-the-money at the assumed market price of $0.744 per share. The amounts also do not include amounts payable under unvested cash-settled restricted stock units that will vest upon the consummation of the sale, which are included in column 6.
(3)	Pension/NQDC: The amounts in this column reflect a payment based on a multiple of the employer maximum contribution that could be made to Harvest’s 401K plan, which maximum contribution is currently $10,600 annually. For Mr. Edmiston, that multiple is three times the maximum contribution. For the other named executive officers the multiple is two times that amount. Mr. Speirs does not participate in Harvest’s 401K plan and is not eligible to receive this amount.
(4)	Perquisites/Benefits: The amounts in this column reflect three years (for Mr. Edmiston) or two years for the other named executive officers of the estimated value of medical, dental and life insurance coverage to which the named executive officers would be entitled under their employment agreements. The table below shows the annual total value of medical, dental and life benefits for each named executive officer for 2016, and those values were used to calculate the estimated values shown in column 4 (the calculated amounts do not include any increase in the cost of medical, dental and life insurance coverage for years after 2016):

Edmiston	$37,617
Haynes	$26,110
Speirs	$62,890
Nesselrode	$35,126
Head	$23,056

In addition, each named executive officer is entitled to $20,000 of reimbursable outplacement services. This amount is also included in column 4.

(5)	Tax Reimbursements: The amounts in this column reflect the estimated excise tax under section 4999 of the Code and related tax gross-ups calculated as of December 31, 2015. This benefit is provided under the executive employment agreements.
(6)	Other: The amounts in this column (which are not included in the amounts in column 2) reflect the unvested cash-settled restricted stock units that will vest upon the consummation of the sale. Amounts do not include any value for out-of-the-money stock appreciation rights payable in cash; all stock appreciation rights are out-of-the-money at the assumed market price of $0.744 per share.
(7)	Total: Of this total, $869,736, reflected in the Equity column, and $348,192, reflected in the Other column, are payments that will be made to the executives upon closing. The remaining $9,458,553 are amounts attributed to the “double trigger” payments that would be paid only upon termination of the executive’s employment without cause or resignation for good reason.

ADVISORY VOTE ON SALE-RELATED COMPENSATION ARRANGEMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable by Harvest to its named executive officers in connection with the sale of our Venezuelan interests.

We are asking our stockholders to indicate whether they approve of the various compensation that will or may become payable by Harvest to its named executive officers in connection with the sale. These payments are set forth in the table titled Golden Parachute Compensation in the section of this proxy statement titled Interests of Harvest’s Directors and Executive Officers in the Proposed Sale beginning on page 71 and are further described in the accompanying footnotes and the associated narrative discussion. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of our overall compensation program for our named executive officers, and previously have been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Human Resources Committee of our Board (the “HR Committee”), which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the meeting:

“RESOLVED, that the stockholders of Harvest Natural Resources, Inc. approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers of Harvest Natural Resources, Inc. that is based on or otherwise relates to the sale of the Company’s Venezuelan interests, as disclosed pursuant to Item 402(t) of Regulation S-K in the table titled Golden Parachute Compensation and the related narrative disclosures in the proxy statement relating to the proposed sale.”

Approval of the sale of our Venezuelan interests is not conditioned on approval of the non-binding advisory proposal relating to compensation, and approval of the non-binding advisory proposal relating to compensation is not conditioned on the approval of the sale of our Venezuelan interests. And as an advisory vote, the result will not be binding on us or our Board. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the sale is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the sale in accordance with the terms and conditions applicable to those payments.

THE SALE PROPOSALS

Proposal 1 – Authorization to Sell All of Our Venezuelan Assets

We are asking you to authorize the sale of all of our Venezuelan interests, as described in this proxy statement under the heading Sale of Our Venezuelan Interests and Proposals 1 and 2 beginning on page 3.

Delaware law (DGCL Section 271) requires that the transaction be approved by a majority of all of our outstanding common stock, and the Share Purchase Agreement requires that the transaction be approved by a majority of our outstanding common stock held by stockholders other than CT Energy or any of its affiliates. Under applicable law, no stockholder will have appraisal of dissenter’s rights with respect to this Proposal 1.

This Proposal 1 requires the affirmative “FOR” vote of the holders of (1) a majority of all of our outstanding common stock and (2) a majority of our outstanding common stock held by stockholders other than CT Energy or any of its affiliates. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this Proposal 1. If you provide your proxy or broker instructions with no further instructions, your shares will be voted in accordance with the recommendations of our Board. As of the Record Date, there were [●] shares of our common stock outstanding, with each share entitled to one vote.

OUR BOARD, WHICH HAS RECEIVED THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZATION OF THE SALE OF OUR VENEZUELAN ASSETS.

For more information about the voting process, see Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals beginning on page 118.

Proposal 2 – Advisory Vote on Certain Compensation Payable as a Result of the Sale

We are asking you to approve, on an advisory, nonbinding basis, the compensation that will or may become payable by us to our named executive officers in connection with the sale of our Venezuelan interests, as described in this proxy statement under the heading Sale of Our Venezuelan Interests and Proposals 1 and 2 – Interests of Harvest’s Directors and Executive Officers in the Proposed Sale and – Advisory Vote on Sale-Related Compensation Arrangements beginning on page 71.

Securities law (Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) requires that we provide our stockholders with the opportunity to approve, on an advisory, non-binding basis, the payment of this compensation.

This Proposal 2 requires the affirmative “FOR” vote of the holders of a majority of all of our outstanding common stock present at the annual meeting (in person or by proxy) and entitled to vote. You may vote “FOR,” “AGAINST” or ABSTAIN” from voting. Abstentions, if any, will have the same effect as a vote “AGAINST” this Proposal 2. Broker non-votes will not be considered present and entitled to vote on, and accordingly will have no effect on the outcome of, this Proposal 2. If you provide your proxy or broker instructions with no further instructions, your shares will be voted in accordance with the recommendations of our Board. As of the Record Date, there were [●] shares of our common stock outstanding, with each share entitled to one vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION THAT WILL OR MAY BECOME PAYABLE BY US TO OUR NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE SALE OF OUR VENEZUELAN INTERESTS, ON AN ADVISORY, NONBINDING BASIS.

For more information about the voting process, see Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals beginning on page 118.

STANDARD ANNUAL MEETING MATTERS AND PROPOSALS 3 AND 4

At the annual meeting, in addition to the proposals relating to the transaction with CT Energy (Proposals 1 and 2) and the proposal to amend our certificate of incorporation to effect a reverse stock split (Proposal 5), we are asking you to vote on two standard annual meeting proposals. These proposals include:

•	Election of directors to serve for the ensuing year; and

•	Ratification of BDO USA, LLP as our independent registered public accounting firm for 2016.

This section of the proxy statement provides information about these three proposals, as well as information about our corporate governance, our Board and its committees, our executive officers, compensation of the members of our Board and our executive officers, stock ownership, certain relationships and audit matters.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate governance is part of our culture and a guiding principle in our behavior. Our Board has adopted Guidelines for Corporate Governance, which require that independent directors comprise a majority of our Board and that the Chairman of our Board be elected from the independent directors. Under our Board’s Guidelines for Corporate Governance, individuals who serve on the board of more than three other publicly held companies are not eligible to serve on our Board. In addition, our Guidelines for Corporate Governance require that each standing committee of our Board be comprised solely of independent directors. Other matters included in the Guidelines for Corporate Governance are Board and director responsibilities, director qualifications, operation of our Board, director compensation, the operation and responsibilities of Board committees and management responsibilities.

Our Board has adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. Our Board last amended the Code of Business Conduct and Ethics in December 2014. Our Board has not granted any waivers to the Code of Business Conduct and Ethics.

The Guidelines for Corporate Governance, the Code of Business Conduct and Ethics and the charters of all standing Board committees are accessible on our website under the Corporate Governance section at http://www.harvestnr.com. Any amendments to or waivers of the Code of Conduct and Business Ethics will also be posted on our website.

Board of Directors

General Information

Our Board is comprised of seven members.

During 2015, our Board held 20 regularly scheduled and special meetings. The average attendance in 2015 of all directors at Board meetings was 97.9%, and the average attendance in 2015 of committee meetings was 100%. None of our directors attended fewer than 100% of the aggregate number of the meetings of the committees on which he serves.

The non-management directors of our Board meet in regularly scheduled executive sessions without a member of our management present. The presiding director at all of these meetings is our Chairman of the Board. Each year our Board conducts a self-evaluation as a means to determine its effectiveness.

Under the June 19, 2015, Securities Purchase Agreement, CT Energy has the right to nominate three of our seven directors, and we have the obligation to support the election of those nominees, subject only to the nominees meeting all legal and governance requirements regarding service as one of our directors. See Sale of Our Venezuelan Interests and proposals 1 and 2 – The Proposed Sale – Background of the Proposed Sale beginning on page 14. For purposes of Proposal 3, those nominees are Messrs. Cisneros, Leal and Sosa. However, if the sale of our Venezuelan interests is consummated, it is expected that Messrs. Cisneros and Sosa, the two non-independent members of our Board designated by CT Energy, will resign from our Board. Any replacements for the vacancies created by these resignations will be filled at the discretion of our Board until the next annual meeting of stockholders, in accordance with Delaware law and our bylaws. See Sale of Our Venezuelan Interests and Proposals 1 and 2 – the Proposed Sale – Results of consummation of Proposed Transaction beginning on page 29.

Leadership Structure

As prescribed by our bylaws, the Chairman of the Board has the power to preside over all meetings of our Board. Our Board has selected Mr. Stephen D. Chesebro’ to serve as Chairman of the Board. Mr. Chesebro’ has served in this capacity since 2001. Our Board has determined that this structure is appropriate for us as it allows our Chief Executive Officer (“CEO”) to focus on his position as an advocate for management’s perspective with regard to our goals while ensuring that our Board, and therefore Harvest, is steered by an objective, independent guide. Additionally, our Board believes that this structure fosters dialogue and debate among the directors.

Risk Oversight

Our Board considers oversight of our risk management efforts to be a responsibility of the entire Board. Our Board’s role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to Harvest or to the success of a particular project or endeavor under consideration, including operational, financial, legal and regulatory, strategic, political and reputational risks. The full Board (or the appropriate committee, in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate members of management to enable our Board (or committee) to understand

Harvest’s risk identification, risk management and risk mitigation strategies. Following its discussion of these reports, our Board may offer guidance and suggestions to management, but generally will defer to management to implement any risk mitigation strategies. When a report is vetted at the committee level, the chairperson of that committee subsequently reports on the matter to the full Board. This enables our Board and its committees to coordinate the Board’s risk oversight role.

Part of the Audit Committee’s responsibilities, as set forth in its charter, is to discuss with management the major financial risk exposures faced by us and the steps management has taken to monitor and control those exposures, including our risk assessment and risk management policies. In this regard, management identifies for the Audit Committee the material business risks for Harvest and identifies Harvest’s internal controls that respond to and mitigate those risks. Our management regularly evaluates these controls, and the Audit Committee is provided regular updates regarding the effectiveness of the controls. The Audit Committee regularly reports to the full Board.

Director Independence

Of our seven directors, four have been affirmatively determined by our Board to be independent, including our non-executive Chairman of the Board. The directors our Board has determined to be independent are Stephen D. Chesebro’, Robert E. Irelan, Edgard Leal and Patrick M. Murray. Our Board’s determination of independence is based on the standards set forth in its Guidelines for Corporate Governance, which may be found under the Corporate Governance section on our website at http://www.harvestnr.com. The Guidelines for Corporate Governance include the NYSE independence standards. In making its determination of independence, our Board took into account responses of the directors to questions concerning their employment history, compensation, affiliations and family and other relationships.

Communications with Our Board

Stockholders and other individuals may contact our Chairman of the Board, or other independent non-management directors, individually or as a group, for any reason, including to make complaints regarding our accounting, internal accounting controls or auditing matters. Our Board may be contacted by mail at our principal executive offices (1177 Enclave Parkway, Suite 300, Houston, Texas 77077, Attention: Corporate Secretary) or at our website through an email link under the Corporate Governance section at http://www.harvestnr.com. All of the independent directors have approved a process for collecting, organizing and relaying stockholder communications.

Attendance at Annual Meeting of Stockholders

It is the policy of our Board that, to the extent possible, all directors attend the annual meeting of stockholders. All directors on our Board at the time of the 2015 annual meeting of the stockholders attended the meeting.

Board Committees

Our Board has three standing committees: (1) Audit, (2) Human Resources and (3) Nominating and Corporate Governance. The membership at the conclusion of 2015 and the function of each committee are described below.

Name of Director	Audit	Human Resources	Nominating and Corporate Governance
Stephen D. Chesebro’			X
Robert E. Irelan	X	X	X
Edgard Leal	X	X
Patrick M. Murray	X	X	X
Number of Meetings in 2015	10	6	6

X = Committee member

The Audit Committee

The Audit Committee assists our Board in its oversight of:

•	our accounting and financial reporting policies and practices;

•	the integrity of our financial statements;

•	our independent registered public accounting firm’s qualifications, independence and objectivity;

•	the performance of our internal audit function and our independent registered public accounting firm;

•	our accounting and financial reporting policies and practices; and

•	our compliance with legal and regulatory requirements.

The Audit Committee acts as a liaison between our independent registered public accounting firm and our Board, and it has the sole authority to appoint or replace the independent registered public accounting firm and to approve any non-audit relationship with the independent registered public accounting firm. Our internal auditor and the independent registered public accounting firm report directly to the Audit Committee.

The Audit Committee has established procedures for our employees and consultants to make a confidential, anonymous complaint or to raise a concern over accounting, internal accounting controls or auditing matters concerning Harvest and is responsible for the proper implementation of those procedures. The Audit Committee is also responsible for understanding and assessing our processes and policies for communications with stockholders, institutional investors, analysts and brokers. The Audit Committee makes regular reports to our Board.

The Audit Committee has access to our records and employees, and has the sole authority to retain independent legal, accounting or other advisors for committee matters. We will provide appropriate funding for the payment of the independent registered public accounting firm and any advisors employed by the Audit Committee.

Our Board has determined that each member of the Audit Committee meets the independence standards of the SEC’s requirements, the rules of the NYSE and our Board’s Guidelines for Corporate Governance. No member of the Audit Committee serves on the audit committee of more than three public companies. Our Board has further determined that each member of the Audit Committee is financially literate and that Mr. Murray qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of SEC Regulation S-K. Information on the relevant experience of Mr. Murray is set forth in the discussion below under – Current Board of Directors.

The Audit Committee operates pursuant to a written charter. The charter is accessible in the Corporate Governance section of our website (http://www.harvestnr.com). Each year the Audit Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.

Messrs. Irelan and Leal and Murray currently serve on the Audit Committee; Mr. Murray serves as Chairman.

The Human Resources Committee

The primary responsibilities of the HR Committee are to:

•	annually review the performance of the CEO and make recommendations to our Board on all elements of his compensation;

•	review and assess succession and business continuity planning;

•	establish and recommend to our Board all elements of executive compensation;

•	make recommendations to our Board with respect to incentive and equity compensation plans;

•	review and monitor overall compensation and benefit plans;

•	review and monitor human resources policies and procedures; and

•	review and discuss with management the compensation discussion and analysis in our proxy statement.

The HR Committee has the sole authority to retain a consulting firm to assist and advise on committee matters, including the evaluation of director, CEO, officer and employee compensation. In 2015, the HR Committee again engaged Frost Human Resource Consulting (“Frost HR Consulting”), as the HR Committee’s independent compensation consultant, to benchmark our executive officer compensation levels with similar positions in our industry peer group.

Executive and director compensation is reviewed at least annually by the HR Committee. The HR Committee makes all decisions regarding the compensation of our executive officers, including base salary, performance-based incentive awards and long-term incentive stock awards. Those decisions are submitted to our Board for approval. The HR Committee also makes all decisions on director compensation and submits those decisions to our Board for approval. The compensation consultant to the HR Committee, if requested, makes recommendations as to the form and amount of executive and director compensation. Our CEO makes separate recommendations to the HR Committee on the form and amount of executive compensation for other executive officers. See Executive Officers—Compensation Discussion and Analysis below for information regarding the HR Committee’s processes and procedures for considering and determining executive compensation.

Our Board has determined that each member of the HR Committee meets the independence requirements of the rules of the NYSE and our Board’s Guidelines for Corporate Governance.

The HR Committee operates pursuant to a written charter. The charter is accessible in the Corporate Governance section of our website (http://www.harvestnr.com). Each year the HR Committee assesses the adequacy of the charter and conducts a self-assessment review to determine its effectiveness.

Messrs. Irelan, Leal and Murray currently serve on the HR Committee; Mr. Irelan serves as Chairman.

The Nominating and Corporate Governance Committee

The primary responsibilities of the Nominating and Corporate Governance Committee are to:

•	develop the criteria and procedures for the identification and recruitment of candidates for election to serve as directors who will promote the best interest of the stockholders;

•	review qualifications and recommend director candidates to our Board, including those recommended by our stockholders, to be nominated for election by our stockholders or to fill any vacancy;

•	recommend directors to serve on and chair Board committees;

•	evaluate annually the performance of our Board; and

•	develop and recommend guidelines for corporate governance and a code of business conduct and ethics applicable to all of our directors, officers and employees.

Our Board has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements of the rules of the NYSE and our Board’s Guidelines for Corporate Governance.

The Nominating and Corporate Governance Committee operates pursuant to a written charter. The charter is accessible in the Corporate Governance section of our website (http://www.harvestnr.com). Each year the Nominating and Corporate Governance Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.

The Nominating and Corporate Governance Committee will consider nominations for director proposed by our stockholders if the nominations are submitted within the time limits and in the manner prescribed by applicable rule, law and our bylaws. For specific information on nominating directors, see the section of this proxy statement titled Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals beginning on page 118.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of members of our Board. Factors the Nominating and Corporate Governance Committee consider in identifying and evaluating director nominees include:

•	High personal and professional ethics, integrity and values;

•	Collective breadth of experience in matters such as:

•	international operations,

•	the energy business,

•	board membership,

•	service as the chief executive or operating officer in a publicly held company, and

•	auditing, accounting, finance or banking;

•	Independence in fact and intellectually;

•	An interest in, and the availability of time to be involved with, Harvest and its employees over a sustained period; and

•	The ability and willingness to objectively appraise management and Board performance in the interests of the stockholders.

Our Board and the Nominating and Corporate Governance Committee do not have a formal diversity policy, but consider candidates that will make our Board as a whole reflective of a range of talents, skills, diversity and expertise.

In considering these factors, no distinction is drawn between nominees recruited by or for our Board and nominees recommended by stockholders.

The Nominating and Corporate Governance Committee is responsible for periodically reviewing the size, composition and organization of our Board and recommending to our Board policies, changes and other action it deems advisable.

Messrs. Chesebro’, Irelan and Murray serve on the Nominating and Corporate Governance Committee; Mr. Chesebro’ serves as Chairman.

Compensation of Directors

Our philosophy in determining director compensation is to align compensation with the long-term interests of the stockholders, adequately compensate our directors for their time and effort and establish an overall compensation package that will attract and retain qualified directors. In determining overall director compensation, we seek to strike the right balance between the cash and stock components of director compensation. Our Board’s policy is that our directors should hold equity ownership in Harvest and that a portion of the director fees should consist of equity in the form of restricted stock and stock grants. Our Board also believes that directors should develop a meaningful equity position over time and has adopted stock retention guidelines applicable to all directors. These guidelines state directors must retain (1) at least 50% of the shares of restricted stock granted to them for at least three-years after the restriction lapses and (2) at least 50% of the net shares of stock received through the exercise of an option or stock appreciation right must be retained by a director for at least three-years after the exercise date.

Our retainer and meeting fee schedule has remained the same since June 2014. Each non-employee director of Harvest received cash compensation as follows:

•	An annual Board retainer of $80,000, plus travel and related expenses;

•	An annual committee retainer of $20,000 for serving as committee chair of the Audit Committee, $15,000 for serving as committee chair of the HR Committee and $10,000 for serving as committee chair of the Nominating and Corporate Governance Committee; and

•	A fee of $1,500 per day for attending extraordinary meetings or for additional business, as determined by the Nominating and Corporate Governance Committee.

Our director compensation includes additional compensation for the non-executive Chairman of the Board in recognition of the significant added responsibilities and time commitments of that position. In addition to his compensation as a director, he receives a retainer of $120,000 a year; this 2015 retainer remained the same as the retainer in 2014, 2013, 2012 and 2011.

Under the Harvest Natural Resources 2010 Long-Term Incentive Plan, directors are eligible to receive restricted stock, restricted stock units (RSU), stock options and stock appreciation rights (SAR) grants. In September 2015, our Board approved a restricted stock unit award valued at $80,001 for each director, at a price of $1.50 per share with a vesting of one year from grant date.

The following table sets forth the cash and other compensation earned by the non-employee members of our Board in 2015.

Name	Fees Earned or Paid in Cash ($)	Stock or Stock Unit Awards ($)	Total ($)
Stephen D. Chesebro’	$210,000	$80,001	$290,001
Oswaldo Cisneros	80,000	80,001	160,001
Francisco D’Agostino*	80,000	80,001	160,001
R. E. Irelan	95,000	80,001	175,001
Edgard Leal	80,000	80,001	160,001
Patrick M. Murray	100,000	80,001	180,001

*	On June 15, 2016, Mr. D’Agostino ceased to serve as a director and Mr. Sosa was elected to take his place on our Board.

Current Board of Directors

As of the date of this proxy statement, there are seven members of our Board, each of whom is nominated for election at the annual meeting: Stephen D. Chesebro’, Oswaldo Cisneros, James A. Edmiston, Robert E. Irelan, Edgard Leal, Patrick M. Murray and Alberto Sosa. Effective June 19, 2015, Messrs. Cisneros, D’Agostino and Leal replaced Messrs. Effimoff, Hardee and Stinson, who resigned from our Board in connection with our transaction with CT Energy and CT Energia. On June 15, 2016, Mr. D’Agostino ceased to serve as a director and Mr. Sosa was elected to take his place on our Board.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of Harvest’s business and structure, the Nominating and Corporate Governance Committee and our Board focused primarily on the information discussed in each of the directors’ individual biographies set forth below.

In particular, with regard to Messrs. Chesebro’, Edmiston, Irelan and Leal, the Nominating and Corporate Governance Committee considered their strong backgrounds in the oil and gas sector, believing that their individual experiences at management levels with large multinational corporations engaged in oil and gas exploration and production are invaluable in evaluating the performance of management and other aspects of Harvest. With respect to Messrs. Cisneros, Leal and Sosa, the Nominating and Corporate Governance Committee considered their extensive operating experience in Venezuela, including their well-developed relationships in the business and government sectors of Venezuela and their significant business and financial management expertise. The Nominating and Corporate Governance Committee considered individual experiences of Messrs. Leal and Murray at management levels with large multinational corporations engaged in oil and gas services as a valuable complement to the experiences of the other directors. Additionally, the Nominating and Corporate Governance Committee considered the engineering education and experiences of Messrs. Chesebro’, Edmiston and Irelan important to understand the goals and challenges of Harvest and to effectively advise the direction of Harvest in the oil and gas industry. With respect to Messrs. Cisneros, Leal, Sosa and Murray, the Nominating and Corporate Governance Committee considered their significant experience, expertise and background with regard to financials and financial and accounting matters and business management. The Nominating and Corporate Governance Committee also considered the broad perspective brought by service in directorships of Messrs. Cisneros and Murray in many diverse industries. The Nominating and Corporate Governance Committee also considered the many years of experience with Harvest and in the industry represented by Mr. Edmiston, our CEO. Additionally, with respect to each member of our Board, the Nominating and Corporate Governance Committee considered their experience in international business vital to Harvest’s global strategy.

Biographical information regarding our current directors is set forth below. Each of these individuals has been nominated for election at the annual meeting for the ongoing year. For additional information on the election of directors, please see the subsection of this section of the proxy statement titled Standard Annual Meeting Proposals – Proposal 3 beginning on page 107.

Stephen D. Chesebro’ Appointed Director in October 2000 Age 75	Mr. Chesebro’ has served as the Chairman of the Board of Harvest since 2001. From December 1998 until he retired in 1999, he served as President and Chief Executive Officer of PennzEnergy, the independent oil and gas exploration and production company that was formerly a business unit of Pennzoil Company. From February 1997 to December 1997, Mr. Chesebro’ served as Group Vice President – Oil and Gas and from December 1997 until December 1998 he served as President and Chief Operating Officer of Pennzoil Company, an integrated oil and gas company. From 1993 to 1996, Mr. Chesebro’ was Chairman and Chief Executive Officer of Tenneco Energy. Tenneco Energy was part of Tenneco, Inc., a worldwide corporation that owned diversified holdings in six major industries. Mr. Chesebro’ is an advisory director to Preng & Associates, an executive search consulting firm. In 1964, Mr. Chesebro’ graduated from the Colorado School of Mines. He was awarded the school’s Distinguished Achievement Medal in 1991 and received his honorary doctorate from the institution in 1998. He currently serves on the school’s visiting committee for petroleum engineering, and is a member of the Colorado School of Mines Foundation Board of Governors. In 1994, Mr. Chesebro’ was the first American awarded the H. E. Jones London Medal by the Institution of Gas Engineers, a British professional association.

Oswaldo Cisneros Appointed Director in June 2015 Age 75	Mr. Cisneros started his career in the soft drink industry in 1961 and served as the president of Pepsi Cola Venezuela until 1996, when the Cisneros Group undertook a strategic alliance with the Coca Cola Company. Mr. Cisneros also served as the president of Telcel Celular, C.A., a partner of Bellsouth International. Mr. Cisneros currently serves as President and is a stockholder of the following companies: Corporación Digitel, a telecom company, Maritime Contractors de Venezuela, an oil drilling services company, Fabrica Nacional de Vidrios, a glass bottle manufacturer, and Central Azucarero Portuguesa, a sugar mill factory. Mr. Cisneros received a degree in Business Administration from Babson College, USA, in 1961.

James A. Edmiston Elected Director in May 2005 Age 57	Mr. Edmiston was elected President and Chief Executive Officer of Harvest Natural Resources, Inc. on October 1, 2005. He joined Harvest as Executive Vice President and Chief Operating Officer on September 1, 2004. Prior to joining Harvest, Mr. Edmiston was with the oil and gas exploration and production firm of Conoco and ConocoPhillips for 22 years in various management positions including President, Dubai Petroleum Company (2002-2004), a ConocoPhillips affiliate company in the United Arab Emirates and General Manager, Petrozuata, C.A., in Puerto La Cruz, Venezuela (1999-2001). Prior to 1999, Mr. Edmiston also served as Vice President and General Manager of Conoco Russia and then as Asset Manager of Conoco’s South Texas Lobo Trend gas operations. On March 27, 2014, Mr. Edmiston was appointed to the board of Sonde Resources Corp. He earned a Bachelor of Science degree in Petroleum Engineering from the Texas Tech University and a Masters of Business Administration from the Fuqua School of Business at Duke University. Mr. Edmiston was inducted into the Petroleum Engineering Academy and was recognized as a Distinguished Engineer by the Texas Tech College of Engineering in 2009. Mr.Edmiston is a Member of the Society of Petroleum Engineers.

Robert E. Irelan Appointed Director in February 2008 Age 70	Mr. Irelan has over 45 years of experience in the oil and gas industry. He retired from Occidental Petroleum as Executive Vice President of Worldwide Operations in April 2004, having started there in 1998. Prior to Occidental Petroleum, Mr. Irelan held various positions at Conoco, Inc., from 1967 until 1998. Upon his retirement he opened his own company, Naleri Investments LLC. He also partnered in several entrepreneurial ventures including Rapid Retail Solutions LLC, BISS Product Development LLC and All About Baby LLC. Mr. Irelan earned his Professional Engineering degree in Petroleum Engineering from Colorado School of Mines, where he did advanced studies in Mineral Economics. He was awarded the Distinguished Achievement Award from the school in 1998.

Edgard Leal Appointed Director in June 2015 Age 74

Since 2005 Mr. Leal has served as a director of Leal, Leal & Associados, an advisory service to Venezuelan companies and investor groups, and as managing director of Asesorias y Servicios Gaspetro, C.A., an advisory services company. From 1998 to 2006, Mr. Leal was Senior Associate of Cambridge Energy Research Associates, providing advisory services to Latin American oil and gas companies. From 1980 to 2003, he was a Director of Shipowners Mutual Protection and Indemnity, an insurance company. From 1998 to 2001, he was Vice President of Banco Caracas, a private bank in Venezuela. From 1994 to 1998, he was President of Centro de Aralisis y Negociacion – Internacional, C.A., providing advisory services to banks and other financial institutions in Venezuela. From 1975 to 1994, he served as a Director, President of Bariven and a Director of Petroleos de Venezuela (PDVSA), managing the centralized finances for PDVSA. From 1989 to 1990, Mr. Leal was the Commissioner of the President of Venezuela, negotiating foreign commercial bank debt with international banks. From 1969 to 1975, he was a Vice President of Citibank, managing its credit and public sector lending in Venezuela. From 1966 to 1975, Mr. Leal represented the Government of Venezuela in the Economic Commission of the Organization of Petroleum-Exporting Countries; from 1963 to 1966 he served as Assistant to the Minister Counselor for Petroleum Affairs in the Embassy of Venezuela in the United States, conducting discussions with the U.S. Department of Energy on the U.S. Oil Import Program. Mr. Leal received a Bachelor of Arts degree in Economics from Rollins College in 1962 and a Master of Arts degree in Economics from Catholic University of America in 1966.

Patrick M. Murray Appointed Director in October 2000 Age 73	In 2007, Mr. Murray retired from Dresser, Inc. He had been the Chairman of the Board and Chief Executive Officer since 2004. Dresser, Inc. is an energy infrastructure and oilfield products and services company. From 2000 until becoming Chairman of the Board, Mr. Murray served as President and Chief Executive Officer of Dresser, Inc. Mr. Murray was President of Halliburton Company’s Dresser Equipment Group, Inc.; Vice President, Strategic Initiatives of Dresser Industries, Inc.; and Vice President, Operations of Dresser, Inc. from 1996 to 2000. Mr. Murray has also served as the President of Sperry-Sun Drilling Services from 1988 through 1996. Mr. Murray joined NL Industries in 1973 as a Systems Application Consultant and served in a variety of increasingly senior management positions. Mr. Murray is on the board of the World Affairs Council of Dallas Fort Worth. He is on the board of advisors for the Maguire Energy Institute at the Edwin L. Cox School of Business, Southern Methodist University, and a member of the Board of Regents of Seton Hall University. Mr. Murray holds a Bachelor of Science degree in Accounting and a Master of Business Administration from Seton Hall University. He served for two years in the U.S. Army as a commissioned officer.

Alberto Sosa Appointed Director in June 2016 Age 58

Since 2006, Mr. Sosa has served as the Executive President of Corporacion Digital C.A, a wireless telecommunications service provider in Venezuela. He also serves as Advisor of Maritime Contractors de Venezuela C.A., a drilling barge contractor with operations in Venezuela. Mr. Sosa currently serves as a member of the board of directors of Ceramica Carabobo, a manufacturing company operating in Venezuela; Corimon, a chemical company engaged in the manufacture, distribution and sale of paints; Cadena

Caprilles; Mercantil Servicios Financieros, a financial entity based in Venezuela; Central Azucarero Portuguesa C.A., a sugar plant operator based in Venezuela; and A.C. Fundacion Venezuela Sin Limites, a nonprofit organization based in Venezuela. Mr. Sosa received a Bachelor of Science degree from Ohio Wesleyan University and received Masters of Business Administration from the University of Denver.

Executive Officers

General Information

The following table provides information regarding each of our executive officers.

Name	Age	Position
James A. Edmiston*	57	President and Chief Executive Officer
Stephen C. Haynes	59	Vice President, Finance, Chief Financial Officer and Treasurer
Keith L. Head	59	Vice President, General Counsel and Corporate Secretary
Karl L. Nesselrode	58	Vice President, Engineering & Business Development
Robert Speirs	60	Senior Vice President, Eastern Operations

*	Biographical information about Mr. Edmiston, who is also a director, is on page 84.

Stephen C. Haynes has served as our Vice President, Chief Financial Officer and Treasurer since May 2008. Mr. Haynes performed various financial consulting engagements for us from January 2008 until his appointment with Harvest. Previously, he served as Chief Financial Officer for Cygnus Oil and Gas Corporation, an oil and gas exploration, production and development corporation, for the period February 1, 2006 through December 31, 2007. Before joining Cygnus, Mr. Haynes was the Corporate Controller with Carrizo Oil and Gas for the period January 1, 2005 through January 31, 2006. Mr. Haynes served as an independent consultant from March 2001 through the end of 2004. From March 1990 through December 2000, Mr. Haynes served in a series of increasing responsibilities in international managerial and executive positions with British Gas, culminating in his appointment as Vice President-Finance of Atlantic LNG, a joint venture of British Gas and several industry partners in Trinidad and Tobago. Mr. Haynes is a certified public accountant, holds a Master of Business Administration degree with a concentration in Finance from the University of Houston and a Bachelor of Business Administration degree in Accounting from Sam Houston State University. He also attended the Executive Development Program at Harvard University.

Keith L. Head has served as our Vice President, General Counsel and Corporate Secretary since May 7, 2007. He joined Texas Eastern upon graduation from law school and remained with the same organization through mergers with Panhandle Eastern, Duke Energy Corporation and Cinergy Corp., all oil and gas exploration, production and development corporations. Mr. Head held various business development positions with Duke Energy Corporation from 1995 to 2001. His corporate development work included the identification, evaluation and negotiation of acquisitions in Latin America, North America and the United Kingdom. Mr. Head was Senior Vice President and General Counsel at Duke Energy North America from 2001 to 2004 and Associate General Counsel of Duke Energy Corporation from 2004 through December 2006. After leaving Duke Energy, Mr. Head joined Harvest in May 2007. He is a board member of the Houston chapter of The General Counsel Forum and formerly served as president of the board for the Texas Accountants and Lawyers for the Arts. Mr. Head holds a Bachelor of Science degree in Business Administration from the University of North Carolina. He received both Juris Doctorate and Masters in Business Administration degrees from the University of Texas in 1983.

Karl L. Nesselrode has served as Vice President, Engineering and Business Development of Harvest since November 17, 2003. From August 2007 to August 2010, he accepted a long-term secondment to Petrodelta as its

Operations and Technical Manager while remaining an officer of Harvest. From February 2002 until November 2003, Mr. Nesselrode was President of Reserve Insights, LLC, a strategy and management consulting company for oil and gas. He was employed with Anadarko Petroleum Corporation as Manager Minerals and Special Projects from July 2000 to February 2002. Mr. Nesselrode served in various managerial positions with Union Pacific Resources Company from August 1979 to July 2000. Mr. Nesselrode earned a Bachelor of Science in Petroleum Engineering from the University of Tulsa in 1979 and completed the Harvard Business School Program for Management Development in 1995.

Robert Speirs has served as our Senior Vice President, Eastern Operations since July of 2011. Before his promotion, his title had been Vice President, Eastern Operations since December 2007. He joined Harvest in June 2006 as President and General Manager, Russia. Previously Mr. Speirs was President of Marathon Petroleum Russia and General Director of its wholly-owned subsidiary, KhantyMansciskNefte Gas Geologia from March 2004 through May 2006. Before joining Marathon, Mr. Speirs was Executive Vice President of YUKOS EP responsible for engineering and construction from June 2001. During both these periods, Mr. Speirs spent considerable time in West Siberia where he oversaw substantial increases in production at both companies. From November 1997 until March 2001, Mr. Speirs resided in Jakarta where he served as President of Premier Oil Indonesia. During this period, Premier was active in all phases of the upstream business, culminating in the commissioning of the West Natuna Gas Project. Before 1997, Mr. Speirs was with Conoco for 21 years in various leadership positions in the U.S., United Kingdom, Russia, Indonesia, Singapore and Dubai, UAE. Mr. Speirs earned a Bachelor of Science degree with honors in Engineering Science from the University of Edinburgh. He also attended the Executive Management Program at INSEAD.

Compensation of Executive Officers

The following tables provide compensation information for our named executive officers. For purposes of this proxy statement and in accordance with SEC regulations, “named executive officers” means our principal executive officer (James Edmiston), our principal financial officer (Stephen Haynes) and our three most highly compensated executive officers other than our principal executive officer and our principal financial officer (Robert Speirs, Karl Nesselrode and Keith Head).

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for the three fiscal years ended December 31, 2015, 2014, and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
James A. Edmiston	2015	$610,616	$382,200	$285,000	$554,440	$214,550	$20,008	$2,066,814
President and Chief	2014	584,539	382,200	—	769,230	966,280	19,724	2,721,973
Executive Officer	2013	566,154	399,000	115,200	1,117,719	125,580	18,149	2,341,802

Stephen C. Haynes	2015	$326,077	$122,460	$95,190	$193,735	$63,315	$17,255	$818,032
Vice President, Finance,	2014	312,269	122,460	—	249,480	314,160	17,423	1,015,792
Chief Financial Officer	2013	303,077	128,100	33,600	320,633	35,490	18,923	839,823
and Treasurer

Robert Speirs	2015	$370,000	$144,300	$112,290	$228,218	$74,592	$488,912	$1,418,312
Senior Vice President	2014	368,333	144,300	—	294,030	371,280	537,459	1,715,402
Eastern Operations	2013	357,500	151,200	38,400	377,567	43,680	385,363	1,353,710

Karl L. Nesselrode	2015	$300,116	$112,710	$87,780	$178,416	$58,264	$18,594	$755,880
Vice President	2014	287,269	112,710	—	228,690	290,360	18,323	937,352
Engineering and	2013	278,077	117,600	33,600	293,663	32,760	17,898	773,598
Business Development

Keith L. Head	2015	$293,885	$110,370	$86,070	$174,570	$57,090	$14,183	$736,168
Vice President	2014	281,462	110,370	—	225,720	285,600	14,036	917,188
General Counsel	2013	273,077	115,500	33,600	287,670	32,760	20,368	762,975

Notes:

1.	Harvest pays bonuses one year in arrears but reflects the bonus in the table above in the year to which it related. Bonuses related to 2013 were paid February 28, 2014, and are reflected in the schedule above as 2013 bonuses. Bonuses related to 2014 were paid June 25, 2015, and are reflected in the schedule above as 2014 bonuses. Bonuses related to 2015 were approved on March 15, 2016, but have been deferred until our current financial situation is resolved and are reflected in the above schedule as 2015 bonuses.
2.	In 2015, Harvest issued restricted stock units (“RSU”) to employees and the named executive officers. The fair value of each RSU was estimated on the date of grant using a Monte Carlo simulation since the RSUs were also subject to a market condition. These RSUs will not become exercisable until the first day on which the VWAP Condition is satisfied, in addition to the required three-year cliff vesting period. The Monte Carlo simulation includes the VWAP Condition and uses assumptions for the risk-free interest rate of 2.27%, volatility of 80%, term of 10 years and a 0% dividend yield. For purposes of this proxy statement, “VWAP Condition” means, with respect to an award, the date on which the volume weighted average price of our common stock over any 30-day period, commencing on or after the award date, equals or exceeds $2.50 per share.
3.	In 2015, the fair value of each stock option was estimated on the date of grant using a Monte Carlo simulation since the options were also subject to a market condition. These options will not become exercisable until the first day on which the VWAP Condition is satisfied, in addition to the ratable vesting over a three-year period. The Monte Carlo simulation includes the VWAP Condition and uses assumptions for the risk-free interest rate of 1.7%, volatility of 100%, exercise price of $1.13 and a 0% dividend yield. A suboptimal exercise factor determines the expected term of the options. The Monte Carlo simulation assumed a suboptimal exercise factor of 2.5, meaning that exercise is generally expected to occur when the share price reaches 2.5 times the award’s exercise price. The resulting weighted average term was 4.7 years. A forfeiture rate of 1.1% was assumed in calculating the value of the options.
4.	In 2015, Harvest issued stock appreciation rights (“SARs”). The fair value of each SAR was estimated on the date of grant using a Monte Carlo simulation since the SARs were also subject to a market condition. These SARs will not become exercisable until the first day on which the VWAP Condition is satisfied, in addition to the ratable vesting over a three-year period. The Monte Carlo simulation includes the VWAP Condition and uses assumptions for the risk-free interest rate of 1.7%, volatility of 105%, exercise price of $1.13 and a 0% dividend yield. A suboptimal exercise factor determines the expected term of the options. The Monte Carlo simulation assumed a suboptimal exercise factor of 2.5, meaning that exercise is generally expected to occur when the share price reaches 2.5 times the award’s exercise price. The resulting weighted average term was 4.6 years. A forfeiture rate of 0.7% was assumed in calculating the value of the SARs. The SARs can be settled in cash or equity. Currently, no plan has been approved by the stockholders for equity settlement and Harvest is recording the liability and expense associated with the awards based on the fair value of the awards.

5.	See table below for information included in the All Other Compensation column.

Name and Principal Position	Year	Group Term Life	Harvest 401 (K) Match	Foreign Housing and Living Expense	Cost of Living Adjustment	Vacation Allowance	Transportation Allowance	Foreign Service Premium	Foreign Taxes	Total ($)
James A. Edmiston	2015	$9,408	$10,600	$—	$—	$—	$—	$—	$—	$20,008
President and Chief	2014	9,324	10,400	—	—	—	—	—	—	19,724
Executive Officer	2013	7,949	10,200	—	—	—	—	—	—	18,149

Stephen C. Haynes	2015	$6,655	$10,600	$—	$—	$—	$—	$—	$—	$17,255
Vice President, Finance	2014	7,023	10,400	—	—	—	—	—	—	17,423
Chief Financial Officer	2013	8,723	10,200	—	—	—	—	—	—	18,923
and Treasurer

Robert Speirs	2015	$1,980	$—	$156,325	$83,464	$44,281	$33,661	$28,500	$140,701	$488,912
Senior Vice President	2014	1,290	—	173,840	93,600	45,714	33,661	28,500	160,854	537,459
Eastern Operations	2013	1,290	—	175,242	93,894	48,276	34,000	28,500	4,161	385,363

Karl L. Nesselrode	2015	$7,994	$10,600	$—	$—	$—	$—	$—	$—	$18,594
Vice President	2014	7,923	10,400	—	—	—	—	—	—	18,323
Engineering and	2013	7,698	10,200	—	—	—	—	—	—	17,898
Business Development

Keith L. Head	2015	$3,583	$10,600	$—	$—	$—	$—	$—	$—	$14,183
Vice President	2014	3,636	10,400	—	—	—	—	—	—	14,036
General Counsel	2013	10,168	10,200	—	—	—	—	—	—	20,368

Grants of Plan-Based Awards

The following table shows information about options to purchase our common stock granted to each of our named executive officers during 2015. A description of our equity compensation plans is included in Appendix C under Notes to Consolidated Financial Statements, Note 15 – Stock-Based Compensation and Stock Purchase Plans.

	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price Of Option Awards	Grant Date Fair Value of Stock Based Awards
Name		(#)	(#)	($/Sh)	($)
James A. Edmiston	7/22/2015		269,000	$1.13	$204,440
	12/9/2015		1,000,000	1.13	350,000
	12/9/2015	500,000			285,000

Stephen Haynes	7/22/2015		90,000	$1.13	$68,400
	12/9/2015		358,099	1.13	125,335
	12/9/2015	167,000			95,190

Robert Speirs	7/22/2015		106,000	$1.13	$80,560
	12/9/2015		421,879	1.13	147,658
	12/9/2015	197,000			112,290

Karl Nesselrode	7/22/2015		83,000	$1.13	$63,080
	12/9/2015		329,531	1.13	115,336
	12/9/2015	154,000			87,780

Keith L. Head	7/22/2015		81,000	$1.13	$61,560
	12/9/2015		322,887	1.13	113,010
	12/9/2015	151,000			86,070

Notes:

1)	Options granted July 22, 2015 vest 1/3 each year over a three-year period.
2)	Options granted December 9, 2015 vest 1/3 on July 22, 2016, 1/3 on July 22, 2017 and 1/3 on July 22, 2018

3)	Harvest granted options representing 4,375,201 shares to employees in 2015.
4)	All employee grants awarded in 2015 are subject to the VWAP Condition. The shares do not vest unless the VWAP Condition is satisfied.

Outstanding Equity Awards at Fiscal Year End

The following table shows information about outstanding equity awards as of December 31, 2015, held by the named executive officers.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
James A. Edmiston	17,000	—		$9.605	3/2/2016
	24,334	—		$9.605	3/2/2016
	65,000	—		$4.595	6/18/2016
	114,200	—		$11.190	5/20/2016
	130,000	—		$5.120	5/17/2017
	248,667	124,333		$4.800	7/17/2018	24,000	10,320
	86,333	172,667		$4.760	5/21/2019
		1,269,000		$1.130	7/22/2020	500,000	215,000

Stephen Haynes	12,000	—		$4.595	6/18/2016
	51,100	—		$11.190	5/20/2016
	37,000	—		$5.120	5/17/2017
	71,333	35,667		$4.800	7/17/2018	7,000	3,010
	28,000	56,000		$4.760	5/21/2019
		448,099		$1.130	7/22/2020	167,000	71,810

Robert Speirs	80,000	—		$13.690	6/1/2016
	12,500	—		$4.595	6/18/2016
	66,300	—		$11.190	5/20/2016
	43,000	—		$5.120	5/17/2017
	84,000	42,000		$4.800	7/17/2018	8,000	3,440
	33,000	66,000		$4.760	5/21/2019
		527,879		$1.130	7/22/2020	197,000	84,710

Karl Nesselrode	13,334	—		$9.605	3/2/2016
	47,400	—		$11.190	5/20/2016
	34,000	—		$5.120	5/17/2017
	65,333	32,667		$4.800	7/17/2018	7,000	3,010
	25,667	51,333		$4.760	5/21/2019
		412,531		$1.130	7/22/2020	154,000	66,220

Keith L. Head	30,500	—		$11.190	5/20/2016
	34,000	—		$5.120	5/17/2017
	64,000	32,000		$4.800	7/17/2018	7,000	3,010
	25,333	50,667		$4.760	5/21/2019
		403,887		$1.130	7/22/2020	151,000	64,930

(1)	The market value of shares is $0.43 per share, based on the closing price of our common stock on the NYSE on December 31, 2015.

Options Exercised and Stock Vested

No options were exercised and no restricted stock vested in 2015.

Potential Payments Under Termination or Change of Control

The tables below reflect the additional compensation to the named executive officers under the terms of their Executive employment agreements in the event of termination without cause or without proper notice, termination following change of control, or termination for disability or death. (See Compensation Discussion and Analysis – Employment Agreements and Change of Control below for a description of the terms of the executive employment agreements.) The amounts shown in the tables assume that termination was effective as of December 31, 2015, and thus include estimated amounts earned through that date that would be paid out to the named executive officers. The actual amounts can only be determined at the time of separation from Harvest. Accelerated vesting of stock awards is based on a December 31, 2015, closing stock price of $0.43. For information specifically regarding compensation as a result of the consummation of the sale of our Venezuelan interests, see Sale of Our Venezuelan Interests and Proposals 1 and 2 – Interests of Harvest’s Directors and Executive Officers in the Proposed Sale beginning on page 71.

Executive Compensation and Benefits-James Edmiston	Voluntary Termination on 12/31/2015	Termination for Good Reason or Involuntary Termination without Cause or Notice on 12/31/2015	Termination due to Change in Control on 12/31/2015	For Cause Termination on 12/31/2015	Death on 12/31/2015	Disability on 12/31/2015
Compensation:
Base Salary	$—	$1,764,000	$1,764,000	$—	$1,764,000	$1,764,000
Short-term Incentive	—	—	1,764,000	—	—	—
Long-term Incentives
Stock Options/SARs (Intrinsic Value)	—	—	—	—	—	—
Restricted Shares/RSUs	—	312,610	312,610	—	312,610	312,610
Benefits and Perquisites:
Outplacement	—	20,000	20,000	—	—	—
Life Insurance Proceeds	—	—	—	—	300,000	—
Excise Tax Gross Up	—	—	1,343,847	—	—	—
Disability Benefits per year*	—	—	—	—	—	120,000
Medical, Dental, Life, Disability and Accident Insurance	—	—	107,587	—	—	—
401(k) employer match	—	31,800	31,800	—	31,800	31,800

Total	$—	$2,128,410	$5,343,844	$—	$2,408,410	$2,228,410

*	until no longer disabled or Social Security Retirement Age

Executive Compensation and Benefits- Stephen Haynes	Voluntary Termination on 12/31/2015	Termination for Good Reason or Involuntary Termination without Cause or Notice on 12/31/2015	Termination due to Change in Control on 12/31/2015	For Cause Termination on 12/31/2015	Death on 12/31/2015	Disability on 12/31/2015
Compensation:
Base Salary	$—	$628,000	$628,000	$—	$628,000	$628,000
Short-term Incentive	—	—	376,800	—	—	—
Long-term Incentives
Stock Options/SARs (Intrinsic Value)	—	—	—	—	—	—
Restricted Shares/RSUs	—	103,200	103,200	—	103,200	103,200
Benefits and Perquisites:
Outplacement	—	20,000	20,000	—	—	—
Life Insurance Proceeds	—	—	—	—	300,000	—
Excise Tax Gross Up	—	—	—	—	—	—
Disability Benefits per year*	—	—	—	—	—	120,000
Medical, Dental, Life, Disability and Accident Insurance	—	—	49,834	—	—	—
401(k) employer match	—	21,200	21,200	—	21,200	21,200

Total	$—	$772,400	$1,199,034	$—	$1,052,400	$872,400

*	until no longer disabled or Social Security Retirement Age

Executive Compensation and Benefits- Robert Speirs	Voluntary Termination on 12/31/2015	Termination for Good Reason or Involuntary Termination without Cause or Notice on 12/31/2015	Termination due to Change in Control on 12/31/2015	For Cause Termination on 12/31/2015	Death on 12/31/2015	Disability on 12/31/2015
Compensation:
Base Salary	$—	$740,000	$740,000	$—	$740,000	$740,000
Short-term Incentive	—	—	444,000	—	—	—
Long-term Incentives
Stock Options/SARs (Intrinsic Value)	—	—	—	—	—	—
Restricted Shares/RSUs	—	121,690	121,690	—	121,690	121,690
Benefits and Perquisites:
Outplacement	—	20,000	20,000	—	—	—
Life Insurance Proceeds	—	—	—	—	300,000	—
Excise Tax Gross Up	—	—	—	—	—	—
Disability Benefits per year*	—	—	—	—	—	120,000
Medical, Dental, Life, Disability and Accident Insurance	—	—	64,046	—	—	—
401(k) employer match	—	—	—	—	—	—

Total	$—	$881,690	$1,389,736	$—	$1,161,690	$981,690

*	until no longer disabled or Social Security Retirement Age

Executive Compensation and Benefits- Karl Nesselrode	Voluntary Termination on 12/31/2015	Termination for Good Reason or Involuntary Termination without Cause or Notice on 12/31/2015	Termination due to Change in Control on 12/31/2015	For Cause Termination on 12/31/2015	Death on 12/31/2015	Disability on 12/31/2015
Compensation:
Base Salary	$—	$578,000	$578,000	$—	$578,000	$578,000
Short-term Incentive	—	—	346,800	—	—	—
Long-term Incentives
Stock Options/SARs (Intrinsic Value)	—	—	—	—	—	—
Restricted Shares/RSUs	—	95,460	95,460	—	95,460	95,460

Benefits and Perquisites:
Outplacement	—	20,000	20,000	—	—	—
Life Insurance Proceeds	—	—	—	—	300,000	—
Excise Tax Gross Up	—	—	—	—	—	—
Disability Benefits per year*	—	—	—	—	—	120,000
Medical, Dental, Life, Disability and Accident Insurance	—	—	43,690	—	—	—
401(k) employer match	—	21,200	21,200	—	21,200	21,200

Total	$—	$714,660	$1,105,150	$—	$994,660	$814,660

*	until no longer disabled or Social Security Retirement Age

Executive Compensation and Benefits- Keith Head	Voluntary Termination on 12/31/2015	Termination for Good Reason or Involuntary Termination without Cause or Notice on 12/31/2015	Termination due to Change in Control on 12/31/2015	For Cause Termination on 12/31/2015	Death on 12/31/2015	Disability on 12/31/2015
Compensation:
Base Salary	$—	$566,000	$566,000	$—	$566,000	$566,000
Short-term Incentive	—	—	339,600	—	—	—
Long-term Incentives
Stock Options/SARs (Intrinsic Value)	—	—	—	—	—	—
Restricted Shares/RSUs	—	93,740	93,740	—	93,740	93,740

Benefits and Perquisites:
Outplacement	—	20,000	20,000	—	—	—
Life Insurance Proceeds	—	—	—	—	300,000	—
Excise Tax Gross Up	—	—	—	—	—	—
Disability Benefits per year*	—	—	—	—	—	120,000
Medical, Dental, Life, Disability and Accident Insurance	—	—	43,690	—	—	—
401(k) employer match	—	21,200	21,200	—	21,200	21,200

Total	$—	$700,940	$1,084,230	$—	$980,940	$800,940

*	until no longer disabled or Social Security Retirement Age

Compensation Discussion and Analysis

Introduction

Our Compensation Discussion and Analysis explains the key elements of our executive compensation program for our President and Chief Executive Officer and our other named executive officers.

•	James A. Edmiston, President and Chief Executive Officer;

•	Stephen C. Haynes, Vice President, Finance, Chief Financial Officer and Treasurer;

•	Robert Speirs, Senior Vice President, Eastern Operations;

•	Karl L. Nesselrode, Vice President, Engineering & Business Development; and

•	Keith L. Head, Vice President, General Counsel and Corporate Secretary.

Executive Summary

We focus on acquiring exploration, development, and producing properties in proven and active hydrocarbon systems. We hold interests in Venezuela and exploration acreage offshore Gabon. We operate from our Houston, Texas, headquarters with an office in Venezuela, and a field office in Port Gentil, Gabon.

Performance Highlights

2015 held many challenges. Among the accomplishments were:

•	In June 2015, we entered into a securities purchase agreement with CT Energy Holdings SRL to sell certain securities including a senior secured non-convertible note, a senior secured note convertible into our common stock and a warrant to purchase additional shares of common stock. This agreement provided for essential liquidity and the opportunity to restructure our interest in Petrodelta.

•	Our stockholder overwhelmingly approved the securities purchase agreement with over 95% approval of stockholder who voted.

•	We negotiated and signed a non-binding term sheet with PDVSA that sets forth a framework for definitive agreements for the restructuring of the management and operations of Petrodelta.

•	We secured the approval of a four billion Venezuelan Bolivar loan to Petrodelta by CT Energia Holding Ltd. which would stabilize its balance sheet and eliminate exchange rate differences.

•	We completed 3D processing in Gabon which has significantly enhanced our prospect inventory.

•	We negotiated an optional two-year extension to the Dussafu exploration term in Gabon.

•	We completed the sale of Budong Budong, liquidated the Indonesian Branch of Harvest Far East and closed the Singapore office.

•	We reduced general overhead expenses 36% from year-end 2014 to year-end 2015.

Compensation Highlights

•	For the second year, no salary increases were given during the annual review process due to continuing financial considerations.

•	From March 25, 2016 to May 11, 2016, all executive salaries were deferred until resolution or improvement of our financial situation.

•	Annual cash incentive awards for executive officers for 2015 performance have been deferred until resolution or improvement of our financial situation.

•	Long-term incentive awards were granted, consisting of approximately 30% restricted stock units and 70% stock options

The following graphs highlight our results for 2015:

The HR Committee has the discretion to exercise its judgment in weighing the achievement of specific performance measures. For 2015, it again considered total stockholder return (“TSR”), reserves, social responsibility/governance and safety as well as strategic individual objectives for the named executive officers. TSR was down 76%. We calculate TSR as current year-end closing share price minus prior year closing share price divided by prior year closing share price. Annual net production of Petrodelta, net to our ownership interest, in 2015 was down 4% over the prior year in Petrodelta. There were no Foreign Corrupt Practices Act (“FCPA”) incidents in 2015, and Harvest was accident-free in 2015.

Compensation Philosophy

Our compensation philosophy is to offer a competitive total compensation package to enable us to attract, motivate and retain key executives. Our compensation objectives include:

•	Offering total compensation that is competitive with a select peer group;

•	Providing annual cash incentive awards that take into account performance factors weighted by both corporate and individual goals;

•	Aligning the interest of executive officers and directors with stockholder value creation by providing significant equity based long-term incentives.

The HR Committee oversees the development and execution of our compensation program. The HR Committee annually reviews our compensation philosophy and tests its ability to promote meeting the objectives stated above. The HR Committee recommends compensation for the named executive officers, short-term cash bonuses, and long-term cash and non-cash compensation, and submits its recommendations to our Board for approval. Three independent directors comprise the HR Committee. The HR Committee meets as needed, but no less than quarterly to review compensation and benefit programs with management. It subsequently approves any changes. Our Human Resources, Accounting and Legal Department employees handle the day-to-day design and administration of employee compensation and benefit programs available to our employees.

Say-on-Pay Results

We hold our say-on-pay vote every other year. At our September 9, 2015, annual stockholders meeting, Harvest received support for our compensation program with approval from approximately 76.5% of the stockholders who voted. The HR Committee considered this support when contemplating potential changes to Harvest’s compensation.

Setting Executive Compensation

Our compensation program consists of base salary, annual performance-based incentive awards, long-term incentives and personal benefits. Base salary and annual performance-based incentive awards are cash-based. Long-term incentives typically consist of stock options, stock appreciation rights, restricted stock units and/or restricted stock awards. The HR Committee reviews the compensation recommendations from the CEO and our independent consultants’ advice on competitive trends regarding base salary, annual incentive awards and long-term incentives. The HR Committee exercises its collective judgment in establishing executive compensation based on performance, compensation history and market information. The recommendations are then made to the full Board for its approval.

The Role of the Compensation Consultant; Compensation Consultant Independence

In 2015, the HR Committee again engaged Frost Human Resource Consulting (“Frost HR Consulting”) as the HR Committee’s independent compensation consultant, to benchmark our executive officer compensation levels with similar positions in our industry peer group. The HR Committee reviews the relationship annually for any conflicts of interest. To ensure Frost HR Consulting’s independence:

•	The HR Committee directly retained and has the authority to terminate Frost HR Consulting.

•	Frost HR Consulting reports directly to the HR Committee and its Chairman.

•	Frost HR Consulting meets regularly in executive sessions with the C.

•	Frost HR Consulting has direct access to all members of the HR Committee during and between meetings.

•	Interactions between Frost HR Consulting and management generally are limited to data gathering and discussions regarding information which has or will be presented to the HR Committee.

•	Frost HR Consulting has procedures in place to prevent conflicts of interest.

•	Frost HR Consulting does not have any business or personal relationship with any member of management or the HR Committee.

•	Frost HR Consulting consultants do not own any of our stock.

Peer Group and Compensation Surveys

The HR Committee considered market information from 2014 and 2015 compensation surveys and peer company proxy statements in determining compensation for each of the executive officers. The HR Committee reviews proxy statement data from a peer group of companies. The surveys used for benchmarking included:

•	Economic Research Institute 2015 Executive Compensation Assessor

•	William M. Mercer 2014 Energy Industry Compensation Survey

The HR Committee reviews the composition of the peer group and the compensation paid at these companies, as well as their corporate performance and other comparative factors in determining the appropriate compensation levels for our executives. No company in our peer group shares our unique risk profile, which is a function of our portfolio of producing assets and exploratory prospects as well as the regulatory and political environments in which we operate. Therefore, the HR Committee uses its judgment and business experience in addition to the peer group data in determining executive compensation.

The HR Committee selects peer companies for their shared similarities, including a common industry oil exploration focus, assets, market capitalization and enterprise value, among other factors. Revenue at the peer companies range from $11.5 million to $1148.3 million.

• Carrizo Oil and Gas Inc.	• Halcón Resources, LLC
• Contango Oil and Gas Inc.*	• PDC Energy Inc.
• FX Energy, Inc.	• PetroQuest Energy, Inc.
• Gastar Exploration Ltd.	• VAALCO Energy, Inc.
• Gran Tierra Energy, Inc.*	• Yuma Energy, Inc.*
• Gulfport Energy, Corp.	• ZaZa Energy Corp.

*	New in 2015

Frost HR Consulting typically benchmarks the 25th, 50th and 75th percentiles for the data sources mentioned above to provide the HR Committee with an understanding of competitive pay practices. These surveys, equally weighted with the proxy data, consider each element of compensation and are collectively referred to as the “market data” throughout this Compensation Discussion and Analysis. Frost HR Consulting also provides the HR Committee with advice on equity incentive compensation trends, including types and value of awards being used by other public companies.

The Role of the Executives in Human Resources Committee Meetings

The HR Committee invites our CEO, the Vice President, Administration and Human Resources and the Vice President, General Counsel and Corporate Secretary to attend its meetings. The Vice President, Administration and Human Resources acts as the HR Committee Secretary and provides reports on plan administration and human resources policies and programs. The Vice President, General Counsel and Corporate Secretary provides legal advice on human resource matters. The CEO makes recommendations with respect to specific compensation decisions. The HR Committee, without management present, regularly meets in executive session and with its compensation consultant to review executive compensation matters including market data as well as peer group information.

The CEO makes recommendations to the HR Committee on performance evaluations, base salary changes, and both equity and annual incentive based compensation for executive officers and senior management (other than the CEO). From time to time, the CEO and members of management are invited to participate in HR Committee meetings to provide information regarding our strategic objectives, financial performance and recommendations regarding compensation plans. Management may be asked to prepare information for any HR Committee meeting. Depending on the agenda for a particular meeting, these materials may include:

•	reports on our strategic objectives;

•	financial reports;

•	reports on achievement of individual and corporate performance objectives;

•	information regarding compensation programs and compensation levels for executive officers, directors and other employees at peer companies;

•	information on the total compensation of the executive officers, including base salary, cash incentives, equity awards, and other compensation, and any amounts payable to the executive officers upon voluntary or involuntary termination, or following a severance with or without a change in control; and

•	information regarding all annual and equity incentive based compensation, and health and welfare plans.

Executive Compensation Components

Our compensation program components are designed to reward executive officers’ contributions, while considering our specific operating situation and how they manage this situation consistent with our strategy. Factors considered in compensating our executives include individual experience, skill sets that are required for multi-national oil and gas operations and their proven record of performance. The principal components of compensation and their purposes for executive officers are:

Element	Form of Compensation	Purpose
Base salary	Cash	Provide competitive, fixed compensation to attract and retain executive talent

Annual performance based incentive awards	Cash	Create strong financial incentive for achieving financial and strategic successes

Long-term incentive compensation	Stock options, stock appreciation rights, restricted stock units and restricted stock grants	Provide alignment between executive and stockholder interests by rewarding executives for performance based on appreciation in Harvest’s share price and retain executives

Personal benefits	Eligibility to participate in plans extends to all employees	Broad-based employee benefits for health and welfare and retirement

Base Salary

We pay base salaries to our executive officers to compensate them for specific job responsibilities during the calendar year. In determining base salaries for our executive officers, the HR Committee considers market and competitive benchmark data for the executive’s level of responsibility targeting between the 50th and 75th percentile of executive officers in comparable companies, with variation based on individual executive skill sets. Compared to 2015 market data, our base salaries were between 91% and 110% of the target market median.

Based on our current financial situation, the HR Committee did not recommend salary increases in 2016 for the CEO and the other named executive officers. In March 2014, the CEO and other named executive officers received an average salary increase of 3%.

Base Salary-Annualized	Edmiston	Speirs	Haynes	Nesselrode	Head
2014	$588,000	$370,000	$314,000	$289,000	$283,000
2015	$588,000	$370,000	$314,000	$289,000	$283,000
2016	$588,000	$370,000	$314,000	$289,000	$283,000

Annual Performance-Based Incentive Awards (Bonus)

Each year, in addition to individual performance objectives, the HR Committee establishes performance measures for determining annual incentive awards as follows:

•	Total Stockholder Return (weight 60%)

•	Reserve Additions/Production/Estimated Market Value (EMV) (weight 30%)

•	Social Responsibility and Governance (including safety) (weight 10%)

These measures and their weightings are reviewed and modified, if appropriate, in light of changing priorities and strategic objectives. The corporate targets and weightings are recommended by the CEO and reviewed and approved by the HR Committee. The HR Committee focuses on these corporate goals in evaluating Harvest’s performance for the purpose of compensation. Individual performance results of the named executive officers are measured and assessed by the CEO.

Among these corporate goals, total stockholder return was weighted at 60%. Harvest realized a total stockholder return of negative 76%, due in part to declining oil prices. This total stockholder return places Harvest in the third quartile among its peer group.

Reserves/Production/Estimated Market Value (EMV) was weighted at 30%. Production decreased by approximately 4% over 2014 at Petrodelta, our Venezuelan affiliate.

Social Responsibility and Governance was weighted at 10% and is used at the discretion of the HR Committee in deciding the final corporate rating. As expected, there were no violations of our FCPA and Ethics and Business Conduct policies and Harvest was accident-free in 2015.

Individual performance and operational results were combined with Harvest’s performance results and weighted equally to determine each executive’s final annual incentive award. Target award levels for annual incentives are set at 100% of base salary for the CEO and 60% of base salary for the other named executive officers. For 2015 performance, the CEO and the other named executive officer’s individual awards were eligible for 65% of their bonus targets. However, these bonuses have been deferred and will not be paid until the outcome of the sale of Gabon and/or resolution of the sale of Petrodelta.

Long-Term Incentive Compensation

Long-term incentive awards have been granted under our 2001, 2004, 2006 and 2010 Long-Term Incentive Plans (“LTIPs”), and the awards are granted to our executive officers to align their personal financial interests with our stockholders. The LTIPs include provisions for stock options, stock appreciation rights, restricted stock, restricted stock units and cash awards.

Our policy on stock awards is focused on determining the right mix of retention and ownership requirements to drive and motivate our executive officers’ behavior consistent with long-term interests of stockholders. The HR Committee is the administrator of our LTIPs and, subject to Board approval, has full power to determine the size of awards to our executives, to determine the terms and conditions of grants in a manner consistent with the LTIPs, and to amend the terms and conditions of any outstanding award.

The CEO presents individual stock award recommendations for executive officers to the HR Committee, and after review and discussion the HR Committee submits their recommendation to our Board for approval. The HR Committee policy is to grant awards on the date our Board approves them. Stock options, stock appreciation rights, restricted stock and/or restricted stock units will be granted once each calendar year on a predetermined date or at the effective date of a new hire or promotion, but not within six months of a previous award to the same individual. The price of options and the value of a restricted stock award issued to a new employee will be set at the closing price on the employee’s effective start date. The price of options and the value of a restricted stock award issued to an employee as a result of a promotion will be set at the closing price on the effective date of that promotion. Under no circumstances will a grant date be set retroactively.

Our Board has adopted stock retention guidelines as an additional means to promote ownership of stock by executive officers and directors. The guidelines apply to any award of restricted stock or options to purchase our stock granted to executive officers and directors after February 2004. Under these guidelines, an executive officer or director must retain at least 50% of the shares of restricted stock for at least three years after the restriction lapses. Consequences for failure to adhere to these guidelines shall be determined by the HR

Committee in its discretion including, without limitation, actions with respect to future compensation, and future grants of stock options or restricted stock and performance measures. Under our Insider Trading Policy, executive officers and directors are strictly prohibited from speculative trading including short sales and buying or selling puts or calls on our securities.

We believe Harvest should have the ability to recover compensation paid to executive officers and key employees under certain circumstances. On May 20, 2010, our stockholders approved the 2010 Long-Term Incentive Plan (the “2010 Plan”). The 2010 Plan allows us to recover any award which Harvest deems was not warranted after any restatement of corporate performance.

The long-term incentive awards for 2015 included stock options, stock appreciation rights and restricted stock units. Stock appreciation rights can be settled as cash or equity. This mix provides upside potential with the stock options/SARs and a more stable award in the form of restricted stock units. Of the total award value, 70% was allocated to options and SARs and 30% to restricted stock units based on available shares. As of April 30, 2016, the total shares available for grant under the LTIPs approved by our stockholders are as follows:

Total available for grant as options	102,000

Total available for grants as restricted stock or options	6,999

Personal Benefits

Our executive officers are covered under the same health and welfare and retirement plans, including our 401(k) plan, as all employees. The executive officers also receive supplemental life insurance to cover the risks of extensive travel required in conducting our global business. We pay 100% of all premiums for the following benefits for employees and their eligible dependents:

•	Medical benefit with unlimited maximum lifetime benefits, with an annual out-of-pocket deductible of $3,125 per individual and $9,375 per family.

•	Life and accidental death and dismemberment insurance equal to two times annual salary with a minimum of $200,000 and a cap of $300,000 (or $400,000 with evidence of insurability). Also, there is additional coverage equal to five times annual salary ($1.0 million maximum) while traveling outside its home country on Harvest business.

•	Long-term disability benefits provide equal to 60% of base salary up to a maximum of $10,000 per month.

•	Participation in our Statutory Profit Sharing Plan 401(k). Eligibility is effective the first day of the month following the date of hire. We use a safe harbor matching formula for Harvest contributions (dollar for dollar match up to 3% of pay, $0.50 for every dollar on the next 2& of pay subject to the statutory maximum salary limits). Participant and Harvest contributions are 100% vested from the date of contribution. At termination of employment, employees are eligible to receive their account balance in a lump sum.

•	All employees and their dependents receive annual dental and vision care benefits of $1,500 and $250, respectively, per employee and dependent.

We do not offer a pension plan or a non-qualified deferred compensation plan for executive officers or employees. In 2015, we did not offer perquisites to executive officers or other employees. We offer relocation and foreign service premiums to employees serving in an international location. The amount of the premium will vary depending upon the living conditions, political situation and general safety conditions of the international location. Expatriate employees are also provided housing and utilities allowances where applicable. They also receive a cost of living allowance to cover the differential between normal living expenses in the host and home countries, and will continue to participate in the employee benefit plans available to home country employees.

Total Direct Compensation

Executive Compensation Compared to Market Data

Compared to 2015 market data, total direct compensation ranged between 45th and 52nd percentile of the target market for all named executive officers. In 2015, actual compensation fell at the following percentiles:

2015 Actual Compensation in Relationship to 2014 Actual Peer Market Data	CEO	Other Named Executive Officers
Base Salary	54th Percentile	42nd to 47th percentile
Actual Total Cash	46th Percentile	42nd to 47th percentile
Actual Total Direct Compensation	57th Percentile	44th to 55th percentile

Tax and Accounting Implications of Executive Compensation

Deductibility of Executive Compensation

As part of its role, the HR Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which imposes a limit of $1.0 million on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its named executive officers unless the compensation is performance based. While we cannot predict with certainty how executive compensation might be affected in the future by Section 162(m) or applicable tax regulations issued, we may attempt to preserve the tax deductibility of all executive compensation while maintaining our executive compensation program as described in this discussion and analysis.

Employment Agreements

We have entered into executive employment agreements with our current named executive officers: Messrs. Edmiston, Haynes, Speirs, Nesselrode and Head. The contracts have an initial term that automatically extends for one year upon each anniversary unless a one-year notice not to extend is given to the executive. The current terms of the employment agreements are through May 31, 2016.

Entitlements based on terms in Executive Agreements if we terminate the employment without cause or notice (not related to Change of Control) OR the executive terminates employment for good reason	Edmiston	Haynes	Speirs	Nesselrode	Head
A lump sum amount equal to a certain multiple of base salary	3 times	2 times	2 times	2 times	2 times
An amount equal to a certain number of years times the maximum annual employer contributions made under our 401(k) plan	3 years	2 years	2 years	2 years	2 years
Vesting of all stock options and SARs	Yes	Yes	Yes	Yes	Yes
Vesting of all restricted stock awards and RSUs	Yes	Yes	Yes	Yes	Yes
Reimbursement of outplacement services	Yes	Yes	Yes	Yes	Yes
Restrictions on ability to compete with our company after termination of employment	2 years	2 years	2 years	2 years	2 years

See the table titled Potential Payments Under Termination or Change of Control beginning on page 91 for details on the above information.

The HR Committee believes the termination payment included in these employment agreements is needed to attract and retain the executives necessary to achieve our business objectives. However, the HR Committee also believes termination payments should not be guaranteed. Accordingly, a termination payment will not be paid if a termination occurs after notice and lapse of the notice period to terminate the employment agreement. Also, a termination payment will not be made if the executive officer resigns other than for good reason. Good reason under the employment contracts includes: (1) a material breach of the employment agreement by Harvest; (2) failure to maintain or reelect the executive officer to his position; (3) a significant reduction of the executive officer’s duties, position or responsibilities; (4) a substantial reduction, without good business reasons, of the facilities and perquisites available to the executive officer; (5) a reduction by Harvest of the executive officer’s monthly base salary; (6) failure of Harvest to continue the executive officer’s participation in any bonus, incentive, profit sharing, performance, savings, retirement or pension policy, plan, program or arrangement on substantially the same or better basis relative to other participants; or (7) the relocation of the executive officer more than fifty miles from the location of Harvest’s principal office.

Change of Control

Since it is in our best interest to retain during uncertain times executive officers who will act in the best interests of the stockholders without concern for personal outcome, our executive employment agreements provide benefits in the event of loss of employment for employees in good standing due to a change of control. Change of control is defined as the acquisition of 50% or more of our voting stock, the cessation of the incumbent board of directors to constitute a majority of the board of directors, or, in certain circumstances, the reorganization, merger, or sale or disposition of at least 50% of our assets where we are not the surviving entity. Change of control severance benefits apply to terminations taking place between 240 days before a change of control and 730 days after a change of control.

Entitlements based on terms in Executive Agreements if we terminate the employment without cause or notice related to a Change of Control	Edmiston	Haynes	Speirs	Nesselrode	Head
A lump sum amount equal to a certain multiple of base salary	3 times	2 times	2 times	2 times	2 times
A lump sum amount equal to a certain multiple of the highest annual bonus over the past 3 years or target bonus, whichever is higher	3 times	2 times	2 times	2 times	2 times
An amount equal to a certain number of years times the maximum annual employer contributions made under our 401(k) plan	3 years	2 years	2 years	2 years	2 years
Continuation of accident, life, disability, dental and health benefits for a certain number of years	3 years	2 years	2 years	2 years	2 years
Excise tax reimbursement and gross up on the reimbursement	Yes	Yes	Yes	Yes	Yes
Vesting of all stock options and SARs	Yes	Yes	Yes	Yes	Yes
Vesting of all restricted stock awards and RSUs	Yes	Yes	Yes	Yes	Yes
Reimbursement of outplacement services	Yes	Yes	Yes	Yes	Yes
Restrictions on ability to compete with us after termination of employment	2 years	2 years	2 years	2 years	2 years

The change of control benefits in the employment agreements contain a double trigger in that both a change of control must occur and the executive officer must be terminated without cause or resign for good reason within a specified period of time after the change of control. The HR Committee believes that the double trigger avoids unnecessarily rewarding an executive officer when a change of control occurs and the executive officer’s status is not changed as a result. However, because of the significant uncertainty that can arise during a period of a potential or actual change of control, the HR Committee has provided greater benefits to the executive officer in the event of a termination resulting from a change of control. Change of control benefits are detailed in Potential Payments Under Termination or Change of Control beginning on page 91.

Human Resources Committee Report

The HR Committee has reviewed an discussed with management the Compensation Discussion and Analysis included in this document. Based on this review and discussions, the HR Committee recommended to our Board that the Compensation Discussion and Analysis be included in this document.

R.E. Irelan, Committee Chairman

Edgard A. Leal

Patrick M. Murray

STOCK OWNERSHIP AND REPORTING

Stock Ownership of Directors and Named Executive Officers

The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, each named executive officer and our directors and named executive officers as a group. Except as otherwise indicated, all information is as of June 30, 2016.

The number of shares of our common stock beneficially owned by each director or named executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after June 30, 2016 through the exercise of stock options or other rights. Unless otherwise indicated, each person has sole investment and voting power (or shares those powers with his spouse) with respect to the shares set forth in the following table.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Shares Acquirable Within 60 Days	Total Beneficial Ownership	Percent of Shares Outstanding(2)(3)
James A. Edmiston	367,766	1,098,665	1,466,431	2.79%
Stephen C. Haynes	40,404	349,366	389,770	0.75	%*
Keith L. Head	34,008	315,295	349,303	0.68	%*
Karl L. Nesselrode	66,168	320,842	387,010	0.75	%*
Robert Speirs	225,483	410,959	636,442	1.23%
Stephen D. Chesebro’	449,521	—	449,521	0.87	%*
Oswaldo Cisneros(4)	8,667,597	—	8,667,597	16.86%
Francisco D’Agostino	—	—	—	0.00	%*
Robert E. Irelan	72,667	—	72,667	0.14	%*
Edgard Leal	—	—	—	0.00	%*
Patrick M. Murray	237,521	—	237,521	0.46	%*

All current directors and executive officers as a group of eleven persons	10,161,135	2,495,127	12,656,262	23.48%

*	Represents less than one percent of our outstanding common stock.
(1)	This number does not include common stock that our directors or officers have a right to acquire within 60 days of June 30, 2016.
(2)	Percentages are based upon 51,415,164 shares of common stock outstanding on June 30, 2016.
(3)	Percentages have been calculated assuming that the vested options have been exercised by the individual for which the percent is being calculated.
(4)	Inclusive of holdings of CT Energy Holding SRL.

Stock Ownership of Certain Beneficial Owners

The following table shows the beneficial owners of more than five percent of our common stock as of June 30, 2016 based on information available as of that date:

Name & Address	Aggregate Number of Shares Beneficially Owned(1)	Percent of Shares Outstanding(2)	Report Date	Source
CT Energy Holding SRL
Av. Principal La Castellana,
Torre Digitel, Pisa 22	8,667,597	16.86%	3/10/2016	Sch.13D/A
Caracas, Venezuela
Caisse de dépôt et placement du Québec
1000 place Jean-Paul Riopelle
Montreal (Quebec), H2Z 2B3	3,238,100	6.30%	2/12/2016	Sch.13G/A

(1)	The stockholder has sole voting and dispositive power over the shares indicated unless otherwise disclosed.
(2)	Percentages are based on 51,415,164 shares of common stock outstanding on June 30, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our stock. Based solely on our review of SEC Forms 3, 4 and 5 and any amendments thereto furnished to us, to our knowledge, during fiscal year 2015, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, we have relied on the written representations of our directors and officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Transactions

Our Code of Business Conduct and Ethics (the “Business Code”) applies to all of our directors, officers and employees. Under the Business Code, those individuals and their family members must knowingly avoid owning any interest (other than nominal amounts of stock in publicly traded companies) in any supplier or customer; consulting with, or being an employee of, any customer, lessor, lessee, contractor, supplier or competitor; purchasing from, or selling to us, assets, goods or services; or serving on the board of directors of any customer, lessor, lessee, contractor, supplier or competitor, except where full disclosure of all facts is made known to us in advance to permit us to protect our interests. Each year we require our executive officers to certify their compliance with the Business Code. Our Audit Committee has oversight compliance responsibilities for the Business Code. Exceptions to the Business Code are reported to the Audit Committee. Waivers of the Business Code for officers and directors may only be granted by our Board and waivers for employees may only be granted by the CEO and reported to the Audit Committee. No waivers of the Business Code were granted in 2015. In addition to the Business Code, each year we require our directors and executive officers to disclose in writing certain transactions and relationships and this information is used in preparing reports and the proxy statements and in making independence determinations for directors. The Business Code is accessible on our website under the Corporate Governance section at http://www.harvestnr.com. Any amendments to or waivers of the Business Code will also be posted on our website.

Human Resources Committee Interlocks and Insider Participation

None of the members of the HR Committee is or has been an officer or employee of Harvest or has a relationship requiring disclosure under Item 404(a) of SEC Regulation S-K. No executive officer of Harvest serves on the compensation committee or serves as a director of another entity where an executive officer of that entity also serves on the HR Committee or on our Board.

AUDIT MATTERS

Report of the Audit Committee

We have reviewed and discussed our audited financial statements for the year ended December 31, 2015 with management and BDO USA, LLP (“BDO”), our independent registered public accounting firm. In addition, we discussed with BDO the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16, Communications with Audit Committees, with respect to those statements.

We have received the written disclosures and the letter from BDO required by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, in connection with its audit of our most recent financial statements, and have discussed with BDO its independence.

Based upon these reviews and discussions, and management’s assurances, we recommend to the Board that these audited financial statements be included in Harvest’s Annual Report on Form 10-K for the year ended December 31, 2015.

The information in the foregoing paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

Patrick M. Murray, Chairman

Robert E. Irelan

Edgard Leal

Information About Our Independent Registered Public Accounting Firm

BDO is our independent registered public accounting firm. Representatives of BDO are expected to attend the annual meeting of stockholders where they will be available to respond to questions and, if they so desire, make a statement.

On December 1, 2014, UHY LLP (“UHY”) informed Harvest that, effective on that date, UHY’s Texas practice had been acquired by BDO (the “UHY Acquisition”). As a result of the UHY Acquisition, effective December 1, 2014, UHY resigned as our independent registered public accounting firm for the year ending December 31, 2014, and BDO became our independent registered public accounting firm. UHY previously served as the independent registered public accounting firm to audit our financial statements and internal control over financial reporting for the year ended December 31, 2013. The Audit Committee approved the change in our registered public accounting firm.

The audit reports of UHY on our consolidated financial statements for the year ended December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, and these statements were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2013, and the subsequent interim period through December 1, 2014, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, had it not been resolved to the satisfaction of UHY, would have caused UHY to make reference thereto in its reports on the financial statements for such periods. During this time, there have been no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Act. We requested that UHY furnish us with a letter addressed to the Securities and Exchange Commission stating whether UHY agrees with the above statements. A copy of such letter, dated December 4, 2014, is filed as Exhibit 16.1 to the Form 8-K filed on December 5, 2014.

During the fiscal year ended December 31, 2013 and the subsequent interim period through the date of BDO’s engagement, neither us nor anyone acting on our behalf consulted BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by BDO to us that BDO concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K). The following is a summary of the fees for professional services rendered by BDO and UHY for each of the years ended December 31, 2015 and December 31, 2014.

Audit Fees. The aggregate fees billed by BDO and UHY for each of the last two fiscal years for professional services rendered in connection with the audit of our annual financial statements and review of financial statements included in our quarterly reports and services that are normally provided by them in connection with statutory and regulatory filings or engagements for the year ending on December 31 were as follows:

	2015		2014
Fees	BDO	UHY	BDO	UHY
Audit	$1,058,355	$—	$608,594	$357,153
Audit Related	35,000	11,450	—	32,013
Tax	—	—	—	1,800
All Other	—	—	—	26,409

Total	$1,093,355	$11,450	$608,594	$417,375

All of the foregoing fees were approved by the Audit Committee.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee’s charter provides that our independent registered public accounting firm may provide only those services pre-approved by the Audit Committee, subject to de minimus exceptions for non-audit services described in the rules and regulations of the SEC, which are subsequently ratified by the Audit Committee before completion of the audit. The Audit Committee annually reviews and pre-approves the audit, review, attestation and permitted non-audit services to be provided during the next audit cycle by the independent registered public accounting firm. To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of those services.

The Audit Committee may delegate to a member(s) the authority to grant pre-approvals under its policy with respect to audit and permitted non-audit services, provided that any grant of pre-approval must be reported to the full Audit Committee no later than its next scheduled meeting.

The Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence.

STANDARD ANNUAL MEETING PROPOSALS

Proposal 3 – Election of Directors

There are seven nominees for election to our Board: Stephen D. Chesebro’; Oswaldo Cisneros; James A. Edmiston; Robert E. Irelan; Edgard Leal; Patrick M. Murray; and Alberto Sosa. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.

(However, if the sale of our Venezuelan interests is consummated, it is expected that Messrs. Cisneros and Sosa will resign from the board; any replacements for the vacancies created by these resignations will be filled at the discretion of our Board until the next annual meeting of stockholders, in accordance with Delaware law and our bylaws. See Sale of Our Venezuelan Interests and Proposals 1 and 2 – The Proposed Sale – Results of Consummation of Proposed Transaction beginning on page 29.)

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating and Corporate Governance Committee and our Board focused primarily on the business experience and other qualifications set forth in each of the directors’ individual biographies, which are included in the section of this proxy statement titled Standard Annual Meeting Matters and Proposals 3 and 4 – Corporate Governance and Related Matters – Board of Directors – Current Board of Directors beginning on page 82.

Required Vote

The seven nominees receiving the highest number of “FOR” votes from the holders of our common stock will be elected. You may vote “FOR” all of the nominees, or your vote may be “WITHHELD” with respect to one or more of the nominees, in which case your vote will be counted as “FOR” all of the nominees from whom you did not specifically withhold your vote. Abstentions, if any, will have no effect on the outcome this Proposal 3. Broker non-votes will not be considered present and entitled to vote on, and accordingly will have no effect on this outcome of, the Proposal 3. If you provide your proxy or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our Board. As of the Record Date, there were [●] shares of our common stock outstanding, with each share entitled to one vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE SEVEN DIRECTOR NOMINEES.

For more information about the voting process, see – Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals beginning on page 118.

Proposal 4 – Ratification of Independent Registered Public Accounting Firm

The Audit Committee of our Board has appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016. Although we are not required to seek stockholder ratification of this appointment, our Board and the Audit Committee believe it to be sound corporate governance to do so.

If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain BDO, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of Harvest and its stockholders.

Required Vote

This Proposal 4 requires the affirmative “FOR” vote of a majority of the holders of our common stock present (in person or by proxy) and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting. Abstentions, if any, will have the same effect as a vote “AGAINST” this Proposal 4. Broker non-votes will not be considered present and entitled to vote on, and accordingly will have no effect on this outcome of, the Proposal 4; however, under NYSE rules, brokers may use their discretion to vote shares for which voting instructions are not submitted with respect to this Proposal 4. If you provide your proxy or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our Board. As of the Record Date, there were [●] shares of our common stock outstanding, with each share entitled to one vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

For more information about the voting process, see – Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals beginning on page 118.

REVERSE STOCK SPLIT AND PROPOSAL 5

DESCRIPTION OF THE REVERSE STOCK SPLIT

General

Our stockholders are being asked to approve a reverse stock split at a ratio between one-for-four and one-for-ten, inclusive, with the exact ratio to be determined by our Board in its sole discretion. The reverse stock split will have the effect of combining the shares of our common stock, both authorized and outstanding, into a lesser number of outstanding shares in accordance with the reverse stock split ratio. Our Board has approved an amendment to our amended and restated certificate of incorporation to effect the reverse stock split.

If the reverse stock split is approved, our Board would have the discretion to elect, as the Board determines to be in the best interests of Harvest and its stockholders, to effect the reverse stock split at any ratio between one-for-four and one-for-ten, inclusive. Given changing market conditions and other factors, our Board believes that approval of a proposal granting this discretion to the Board will provide the Board with appropriate flexibility to achieve the purposes of the reverse stock split, which are further discussed below, and to act in the best interests of Harvest and its stockholders. If approved by our stockholders as proposed, the reverse stock split ratio will be determined, and the reverse stock split will be implemented, as soon as practicable following the annual meeting.

Background

As a company listed on NYSE, we are subject to the NYSE’s requirements, including its continued listing standards.

On December 2, 2015, we received a notice from the NYSE stating that we are not in compliance with the continued listing standard requiring a minimum average closing price of $1.00 per share over 30 consecutive trading days. Under the NYSE’s rules, we initially were given a period of six months from the date of the NYSE’s notice to increase our 30 trading-day average share price above $1.00. Subsequently, the NYSE agreed to allow us to attempt to cure the deficiency by implementing a reverse stock split to be approved at our annual meeting. We believe that the reverse stock split, if approved by our stockholders, would cure the deficiency, but there can be no assurances. If we are unable to cure the deficiency pursuant to the reverse stock split, the NYSE may commence suspension and delisting procedures.

On April 25, 2016, we received a notice from the NYSE stating that we are not in compliance with a second continued listing requirement. This requirement provides that a company is not in compliance if its average global market capitalization over a consecutive 30 trading-day period is less than $50 million and, at the same time, its stockholders’ equity is less than $50 million. As required by NYSE rules, on June 9, 2016, we submitted a business plan setting forth a plan to regain compliance within 18 months. As set forth in the plan, part of our plan for resolving the deficiency involves completing the proposed sale of our Venezuelan interests. The NYSE accepted our plan on July 14, 2016, and we are now subject to quarterly monitoring for compliance with the plan. If we fail to comply with the plan during quarterly monitoring, the NYSE may commence suspension and delisting procedures.

Our common stock symbol, “HNR,” has been assigned the notation .BC to signify that we currently are not in compliance with the NYSE’s continued listing standards.

Proposed Amendment

This proposed amendment to our certificate of incorporation to effect the reverse stock split will reduce the number of authorized shares of our common stock from 150 million to a number equal to the product of 150 million multiplied by the reverse stock split ratio determined by our Board. The reverse stock split will not affect the number of authorized shares of our preferred stock (5 million shares), nor will it affect the par value of our common stock or our preferred stock ($.01 per share). The proposed amendment to our certificate of incorporation to reduce the number of our authorized shares is aligned with our proposed treatment of issued and outstanding shares of our common stock, by which the shares of our common stock outstanding or held by us as treasury shares automatically will be combined into a lesser number of outstanding shares in accordance with the reverse stock split ratio.

The purpose of the proposed reverse stock split is to decrease the total number of shares of our common stock and to therefore increase the market price of our common stock. Our Board approved the reverse stock split for the following reasons:

•	our Board believes that effecting the reverse stock split could be an effective means of regaining and maintaining compliance with the minimum trading price requirement for continued listing of our common stock on the NYSE; and

•	our Board believes that continued listing of our common stock on the NYSE provides enhanced confidence to an investment in Harvest given the stringent listing, governance and disclosure requirements of the NYSE.

In approving this proposal, our Board also considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for those stocks. Moreover, analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Under Proposal 5, our certificate of incorporation would be amended to reduce the number of authorized shares of our common stock from 150 million to a number equal to the product of 150 million multiplied by the reverse stock split ratio determined by our Board. For example, at a reverse stock split ratio of one-for-four, the number of authorized shares of our common stock would be reduced to 37.5 million. Additionally, the number of outstanding shares held by each of our stockholders would automatically be reduced accordingly.

Under Proposal 5, our certificate of incorporation would be amended to add the following paragraph:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment of Amended and Restated Certificate of Incorporation, without further action of any kind on the part of the Corporation or its stockholders, every [DENOMINATOR OF REVERSE STOCK SPLIT RATIO] shares of Common Stock outstanding or held by the Corporation in its treasury shall be combined, changed and reclassified into one validly issued, fully paid and non-assessable share of Common Stock, without par value, without any other change in the powers, preferences and rights or qualifications, limitations or restrictions thereof. There shall be no fractional shares issued as a result of such combination, change and reclassification, and a holder of record of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive one full share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”) shall at and after the Effective Time confer no right upon the holders thereof other than the right to exchange it for a certificate representing that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been combined, changed and reclassified, subject to the adjustment for fractional share interests as described above, pursuant to the provisions hereof.”

The reverse stock split will be effected simultaneously for all shares of common stock and the exchange ratio will be the same for all shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Harvest, except to the extent that the reverse stock split would otherwise result in any of our stockholders owning a fractional share (in which case the fractional amount will be rounded up to the next whole share). After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect Harvest continuing to be subject to the periodic reporting requirements of the Exchange Act.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON THE NYSE, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK.

No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the reverse stock split. Each holder of common stock will hold the same percentage of the outstanding common stock immediately following the reverse split as that stockholder did immediately before the reverse split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Certain Risk Factors

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•	the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or

•	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by NYSE regulations, or that we will meet all other the requirements of the NYSE for continued inclusion for trading on the NYSE.

Stockholders should note that the effect of the reverse stock split, if any, on the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our common stock after the reverse stock split will increase in exact proportion to the reverse stock split ratio. Furthermore, even if the market price of our common stock does rise proportionately following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely affect the market price of our common stock.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our common stock after implementation of the reverse stock split, when and if implemented, may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

While we believe that the reverse stock split should be sufficient to maintain our listing on the NYSE, it is possible that, even if the reverse stock split maintains the market price for our common stock in excess of $1.00 per share, we may not be able to continue to satisfy the other criteria for continued listing of our common stock on the NYSE. Our common stock would be eligible for delisting by the NYSE if any of following conditions exist:

•	our average global market capitalization over a consecutive 30 trading-day period is less than $50 million and, at the same time, our stockholders’ equity is less than $50,000,000; or

•	our average global market capitalization over a consecutive 30 trading-day period is less than $15 million.

We currently are not in compliance with the first continued listing standard set forth above, and we cannot assure you that we will be able to regain compliance before the NYSE subjects us to its delisting procedures.

Effects of Reverse Stock Split

For each reverse stock split ratio between one-for-four and one-for-ten, inclusive, the following table sets forth the number of shares of our common stock that would be (1) issued and outstanding, (2) held in treasury, (3) reserved for issuance and (4) authorized for issuance and neither issued nor reserved for issuance, in each case, after the reverse stock split, based on information as of June 30, 2016.

	Before Reverse Stock Split	After Reverse Stock Split Ratio of 1:4	After Reverse Stock Split Ratio of 1:5	After Reverse Stock Split Ratio of 1:6	After Reverse Stock Split Ratio of 1:7	After Reverse Stock Split Ratio of 1:8	After Reverse Stock Split Ratio of 1:9	After Reverse Stock Split Ratio of 1:10
Number of Shares of Common Stock Issued and Outstanding	51,415,164	12,853,791	10,283,033	8,569,194	7,345,023	6,426,896	5,712,796	5,141,516

Number of Treasury Shares Outstanding	6,571,952	1,642,988	1,314,390	1,095,325	938,850	821,494	730,217	657,195

Number of Shares of Common Stock Reserved for Issuance	42,332,222	10,583,056	8,466,444	7,055,370	6,047,460	5,291,528	4,703,580	4,233,222

Number of Authorized Shares Neither Outstanding Nor Reserved for Issuance	49,680,662	12,430,166	9,936,132	8,280,110	7,097,237	6,210,083	5,520,074	4,968,066

As of June 30, 2016, there were approximately 6,322,503 shares of common stock subject to stock options, 1,571,000 shares of common stock underlying restricted stock units and 367,899 shares of common stock available under equity compensation plans for future awards. Under the equity compensation plans, the Human Resources Committee of the Board has sole discretion to determine the appropriate adjustment to these awards and the provisions of the equity compensation plans in the event of a reverse stock split. Should the reverse stock split be effected, the HR Committee of the Board will approve proportionate adjustments to the number of shares of common stock available for issuance under our equity compensation plans, the individual grant limitations imposed under the equity compensation plans and the terms of the outstanding awards including the number of shares and the exercise price relating to any award under our equity compensation plans.

Accordingly, if the reverse stock split is implemented, we expect the number of all outstanding equity awards will be proportionately adjusted by the HR Committee, pursuant to its existing authority under the equity compensation plans, using the ratio determined by the Board. In connection with the reverse stock split, the HR Committee will implement only technical, conforming changes to the equity compensation plans and the terms of outstanding awards. For illustrative purposes only, and assuming the reverse stock split is implemented at a ratio of one-for-four, the 367,899 shares of common stock that remain available for issuance under our LTIPs as of June 30, 2016, will be adjusted to 91,975 shares. The individual grant limitations under our LTIPs will be adjusted similarly. In addition, the exercise price per share for each outstanding stock option would be quadrupled, such that upon an exercise, the aggregate exercise price payable by the option holder to us would remain the same. For illustrative purposes only, an outstanding stock option to purchase 5,000 shares of common stock, exercisable at $2.00 per share, will be adjusted as a result of a one-for-four reverse split ratio into a stock option to purchase 1,250 shares of common stock at an exercise price of $8.00 per share.

Procedures

If the reverse stock split proposal is approved by our stockholders the reverse stock split will be implemented at a ratio determined by our Board falling between one-for-four and one-for-ten, inclusive. We will file the certificate of amendment with the Delaware Secretary of State at the Effective Time. The reverse stock split will become effective on the date that we make this filing (the “Effective Date”). Beginning on the Effective Date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been effected and the ratio of the reverse stock split. Stockholders who hold uncertificated shares as of the Effective Date (i.e., shares held in book-entry form and not represented by a physical certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the DTCC’s Direct Registration System to give effect to the reverse stock split. If your shares are held in “street name” through a broker, bank or other nominee, the number of shares you hold as of the Effective Date will automatically be adjusted by your broker, bank or other nominee to reflect the reverse stock split. We intend to treat stockholders holding shares of our common stock in street name in the same manner as stockholders of record whose shares of common stock are registered in their own names. Street name holders should contact their broker, bank or other nominee for more information.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our exchange agent as soon as practicable after the Effective Time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest. Pursuant to applicable rules of the NYSE, your old certificates representing pre-split shares cannot be used for either transfers or deliveries made on the NYSE; thus, you must exchange your old certificates to effect transfers or deliveries of your post-split shares on the NYSE.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Until surrendered a stockholder’s old certificates will be deemed at and after the Effective Date to represent the number of full shares of our common stock resulting from the reverse stock split. Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their old certificates for exchange, stockholders will not be entitled to receive any other distributions that may be declared and payable to holders of record following the reverse stock split.

Any stockholder whose old certificates have been lost, destroyed or stolen will be entitled to the issuance of new shares only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes will be required to be paid by any holder of any old certificate, except that, in connection with the exchange process, any new shares are to be issued in a name other than that in which the old certificates are registered, it will be a condition of such issuance that (1) the person requesting the issuance must pay to us any applicable transfer taxes or establish to our satisfaction that those taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Accounting Matters

The reverse stock split will not affect the par value of our common or preferred stock, which will remain $0.01 par value per share. As a result, at the Effective Time of the reverse stock split, the stated capital attributable to common and preferred stock and the additional paid-in capital account on our balance sheet will not change. Reported per share net income or loss will be higher because there will be fewer shares of stock outstanding.

No Appraisal Rights

No stockholder will have appraisal or dissenter’s rights with respect to the reverse stock split and Proposal 5.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the anticipated material U.S. federal income tax consequences to U.S. Holders (as defined below) of our common stock relating to the reverse stock split. This discussion is based on the Code, Treasury Regulations, judicial authorities, published positions of the IRS, and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for informational purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

•	an estate with income subject to U.S. federal income tax regardless of its source; or

•	a trust that (a) is subject to primary supervision by a U.S. court and for which U.S. persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion assumes a U.S. Holder holds our common stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities disregarded from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders holding their shares of common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, or persons who hold our common stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to us, or to stockholders that own 5% or more of our common stock, are affiliates of us, or are not U.S. Holders. In addition, this discussion does not address other U.S. federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a stockholder, the tax treatment of a partner in the partnership, or any equity owner of the other entity will generally depend on the status of the person and the activities of the partnership or other entity treated as a partnership for U.S. federal income tax purposes.

We believe the reverse stock split will qualify as a recapitalization treated as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly and except for stockholders who receive an additional fraction of a share to round up to the next whole share (as described below):

•	A U.S. Holder will not recognize any gain or loss as a result of the reverse stock split, except as noted below.

•	A U.S. Holder’s aggregate tax basis in its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor.

•	A U.S. Holder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

•	For purposes of the above discussion of the basis and holding periods for shares of our common stock, and except as provided therein, holders who acquired different blocks of our common stock at different times must calculate their basis and holding periods separately for each identifiable block of the stock exchanged in the reverse stock split.

As noted above, we will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. A U.S. Holder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the U.S. holder was otherwise entitled. U.S. Holders who receive a whole share of common stock in lieu of a fractional share should consult their own tax advisors regarding the tax consequences of receiving the additional fractional share, including any impact on the tax basis and holding period of their post-reverse stock split shares.

PROPOSAL 5 – REVERSE STOCK SPLIT

We are asking you to adopt an amendment to our certificate of incorporation to provide for a reverse stock split at a ratio between one-for-four and one-for-ten, inclusive, with the exact ratio to be determined by our Board, as described in this proxy statement under the heading Description of the Reverse Stock Split beginning on page 109.

Delaware law (DGCL Section 242) requires that this transaction be approved by the holders of a majority of our outstanding common stock.

This Proposal 5 requires the affirmative “FOR” vote of the holders of a majority of all of our outstanding common stock. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this Proposal 5. If you provide your proxy or broker instructions with no further instructions, your shares will be voted in accordance with the recommendation of our Board. As of the Record Date, there were [●] shares of our common stock outstanding, with each share entitled to one vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE PROPOSED REVERSE STOCK SPLIT.

For more information about the voting process, see – Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals beginning on page 118.

ADMINISTRATIVE MATTERS AND PROPOSALS 6 AND 7

THE ADJOURNMENT PROPOSAL

If there are not sufficient votes at the time of the annual meeting to approve the proposal to authorize the sale of our Venezuelan interests (Proposal 1) or to approve the proposal to adopt the amendment to our certificate of incorporation to effect the proposed reverse stock split (Proposal 5), we may adjourn the meeting, if necessary or advisable, for the purpose of soliciting additional proxies in favor of those proposals. If our stockholders approve the adjournment proposal, we could adjourn the annual meeting and any adjourned session of the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have not previously voted as well as proxies from stockholders that have previously returned properly executed proxies voting against either proposal. Approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the sale of our Venezuelan interests or against the adoption of the amendment to our certificate of incorporation, such that either proposal would not pass if it were presented for a stockholder vote, we could adjourn the annual meeting without a vote on these two proposals and seek to convince the holders of shares that voted against either proposal to change their votes to votes in favor of the proposal.

Additionally, we may seek to adjourn the meeting if a quorum is not present at the meeting.

If a quorum is present at the meeting, we may decide to permit the presentation for stockholder vote or the other non-administrative proposals described in this proxy statement (Proposals 2 (nonbinding vote regarding certain change of control compensation), 3 (election of directors), and 4 (approval of auditors for 2016))., or we may decide to delay the vote on one or more of these measures pending the solicitation of additional proxies for Proposals 1 and 5, as described above.

THE OTHER BUSINESS PROPOSAL

We are asking our stockholders vote to approve the conduct of such other business as may become before the meeting. This will provide us with the discretion to conduct any additional matters properly presented for a vote at the meeting. Other than the seven proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. However, if any additional matter should property come before the meeting, and we, in consultation with our legal counsel, believe that the matter is of an incidental nature, or of a nature that would not require us to provide additional material information to our stockholders, then we will address the matter in the meeting. In addition, if for any unforeseen reason any of nominees for director becomes unavailable as a candidate for director, the persons named as proxy holders will vote applicable proxies for such other candidate or candidates as may be nominated by our Board.

Any matters conducted pursuant to the vote to permit us to conduct additional business will be described by us in our Current Report on Form 8-K to be filed by us with the SEC within four business days after the completion of the annual meeting, including any adjournment of the annual meeting.

ADMINISTRATIVE PROPOSALS

Proposal 6 – Adjournment

Proposal 6 requires the affirmative “FOR” vote of a majority of the shares of our outstanding common stock present (in person or by proxy) and entitled to vote. You may vote “FOR,” “AGAINST” or” ABSTAIN” from voting. Abstentions, if any, will have the same effect as a vote “AGAINST” Proposal 6. Proxies that are not returned and other failures to vote will have no effect on the vote on the adjournment proposal. However, under NYSE rules, brokers may use their discretion to vote shares for which voting instructions are not submitted with respect to Proposal 6. If you provide your proxy or broker instructions with no further instructions, your shares will be voted in accordance with the recommendations of our Board. As of the Record Date, there were [●] shares of our common stock outstanding, with each share entitled to one vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO PERMIT US TO ADJOURN THE MEETING.

For more information about the voting process, see – Questions and Answers Regarding the Annual Meeting and Future Stockholder Proposals beginning on page 118.

Proposal 7 – Other Business

Proposal 7 requires the affirmative “FOR” vote of a majority of the shares of our outstanding common stock present (in person or by proxy) and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting. Abstentions, if any, will have the same effect as a vote “AGAINST” Proposal 7. Proxies that are not retuned and other failures to vote will have no effect on the vote on the other business proposal. However, under NYSE rules, brokers may use their discretion to vote shares for which voting instructions are not submitted with respect to Proposal 7. If you provide your proxy or broker instructions with no further instructions, your shares will be voted in accordance with the recommendations of our Board. As of the Record Date, there were [●] shares of our common stock outstanding, with each share entitled to one vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO PERMIT US TO CONDUCT OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING AND FUTURE STOCKHOLDER PROPOSALS

The following questions and answers provide you with important information about procedures relating to the annual meeting and future proposals, including voting matters and deadlines for submitting proposals for consideration at our 2017 annual meeting. Substantive information on specific proposals is contained in the previous sections of this proxy statement.

Q:	What classes of shares are entitled to vote at the annual meeting?

A:	Each share of our common stock outstanding as of the close of business on [●], 2016, the Record Date, is entitled to one vote at the annual meeting. As of the Record Date, we had [●] shares of common stock outstanding. In addition, on the Record Date, CT Energy owned 8,667,597 shares of our common stock.

Q.	What shares owned by me can be voted at the annual meeting?

A:	You may vote all shares of a common stock owned by you as of the close of business on [●], 2016, the Record Date. These shares include those (1) held directly in your name as a stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record – If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

Beneficial Owner – If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and this proxy statement and related materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring proof of identification and request a ballot at the meeting.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later cannot attend or decide not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the internet, by telephone or mail. Please refer to the summary instructions below or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet – You may vote by accessing the internet website specified on the enclosed proxy card and following the instructions provided to you.

By Telephone – You may vote by calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted.

By Mail – You may vote by completing, signing and dating the enclosed proxy card and mailing it in the prepaid envelope included with these proxy materials. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the proxy card but do not provide instructions, your shares will be voted as described below in the section titled How are votes counted?

Q:	Can I change my vote?

A:	You can change your proxy instructions at any time before the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy by internet, telephone or mail. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee. Proxies are revocable by written notice to us at our headquarters, 1177 Enclave Parkway, Suite 300, Houston, TX 77077, attention: Corporate Secretary, or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means you have shares that are registered in different ways or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation and certification of votes or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to our management.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote the shares.

Q:	How are votes counted?

A:	The proposals to be considered at the meeting require the following votes in order to be approved:

•	Proposal 1 (Authorization to Sell Our Venezuelan Assets) – This proposal requires the affirmative “FOR” vote of (1) a majority of our outstanding common stock and (2) a majority of our outstanding common stock excluding the stock owned by CT Energy and its affiliates, voting together as a single class. You may vote “FOR,” “AGAINST” or “ABSTAIN.”

•	Proposal 2 (Nonbinding Advisory Approval of Certain Management Compensation Resulting from the Sale of our Venezuelan Interests) – This proposal requires the affirmative “FOR” vote of a majority of the shares of our outstanding common stock present at the annual meeting (in person or by proxy) and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN” .

•	Proposal 3 (Election of Directors) – The seven nominees receiving the highest number of “FOR” votes from the holders of our outstanding common stock will be elected. You may vote “FOR” all of the nominees, or your vote may be “WITHHELD” for one or more of the nominees, in which case your vote will be “FOR” all the nominees from whom you do not specifically withhold your vote.

•	Proposal 4 (Ratification of Independent Registered Public Accounting Firm) – This proposal requires the affirmative “FOR” vote of the holders of our outstanding common stock present (in person or by proxy) and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN” .

•	Proposal 5 (Adoption of an Amendment to Our Certificate of Incorporation to Effect a Reverse Stock Split) – This proposal requires the affirmative “FOR” vote of the holder of a majority of our outstanding common stock. You may vote “FOR,” “AGAINST” or “ABSTAIN” .

•	Proposal 6 (Adjournment the Meeting in Certain Circumstances) – This proposal requires the affirmative “FOR” vote of the holders of a majority of our outstanding common stock present (in person or by proxy) and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN.”

•	Proposal 7 (Voting on Other Matters That May Come Before the Meeting) – This proposal requires the affirmative “FOR” vote of the holders of a majority of outstanding common stock present (in person or by proxy) and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN.”

Abstentions, if any, will have no effect on the election of directors and will have the same effect as a vote “AGAINST” each other proposal.

Broker non-votes will not be considered present and entitled to vote on any proposal other than the ratification of the independent registered public accounting firm.

If you provide your proxy or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our Board.

Q.	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

A:	Under SEC rules, one proxy statement may be delivered to two or more of our stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders sharing that address. We will deliver promptly upon written or oral request a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. Requests for additional copies of this proxy statement, requests that in the future separate proxy statements be sent to stockholders who share an address and requests that in the future a single copy of this proxy statement be sent to stockholders who share an address and are currently receiving multiple copies should be directed to our Corporate Secretary at the contact information set forth under – How Can I Obtain Additional Information? beginning on page 122.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting. We will also provide preliminary voting results within four business days after the meeting, and provide final voting results within four business days after they are available, by filing a Current Report on Form 8-K with the SEC, which you can access at the SEC’s website, www.sec.gov, or at our website at www.harvestnr.com.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the seven proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, either of the persons named as proxy holders, Stephen C. Haynes and Keith L. Head, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Solutions will tabulate the votes and act as the inspector of election.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	The cost of this proxy solicitation will be borne by us. We will pay the entire cost of preparing, assembling, printing, mailing and distributing the proxy materials, except that certain expenses for internet access will be incurred by you if you choose to access these proxy materials or vote over the internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for these solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. We have also engaged Morrow & Co., LLC to assist us in connection with soliciting of proxies from brokers, banks, nominees and individual holders of record as of the Record Date. For these services we have agreed to pay Morrow & Co. a fee of $12,500.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholders meetings, including director nominations.

Under SEC rules, stockholder proposals for our 2017 annual meeting of stockholders must be received at our principal executive offices by [●], 2017 to be eligible for inclusion in our proxy materials relating to that meeting. However, if the date of our 2017 annual meeting is changed by more than 30 calendar days from the anniversary date of this year’s annual meeting, the deadline will be a reasonable time before we send proxy materials for that meeting.

Under our bylaws, other stockholder proposals that are proposed to be brought before the 2017 annual meeting (outside the process of the SEC’s rule on stockholder proposals) must be delivered to or mailed and received at our principal executive offices, not less than 60 days nor more than 180 days before the anniversary date of the immediately preceding annual meeting (which, for the 2017 annual meeting, would be no earlier than [●], 2017, and no later than [●], 2017); provided, however, that if the date of the annual meeting is more than 45 days later than the anniversary date of the immediately preceding annual meeting (which, for the 2017 annual meeting, would be after [●], 2017), nominations by a stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the annual meeting was mailed to stockholders or the date on which it is first disclosed to the public. A stockholder’s proposal must be submitted to our Corporate Secretary and must set forth (1) a brief description of the business desired to be brought before the annual meeting, (2) the name and address, as they appear on our books, of the stockholder making the proposal, (3) the class and number of shares that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in the business proposed to be brought before the meeting. If the stockholder’s ownership of shares is solely beneficial, documentary evidence of the ownership must accompany the notice.

To be timely, a stockholder’s nomination for director must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not less than 90 days before the anniversary date of the immediately preceding annual meeting (which, for the 2017 annual meeting, would be no later than [●], 2017). To be valid, the stockholder’s nomination must also comply with the substantive requirements set forth in our bylaws.

Any stockholder proposals must be in writing and addressed to the attention of our Corporate Secretary. We reserve the right to reject, rule out of order or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Q:	How can I obtain additional information?

A:	We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including this proxy statement, are available to the public over the internet at the SEC’s web site at http://www.sec.gov. In addition, you may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E., Room 2521

Washington, D.C. 20549

Telephone: 1-800-732-0330

If you would like to request additional information from us, your request should be directed to:

Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, TX 77077

Attention: Corporate Secretary

Telephone: (281) 899-5700

If you would like additional copies of this proxy statement, without charge, or if you have questions about the procedures for voting your shares, you should contact:

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut 06902

Telephone: 1-800-279-6413]

*        *        *

INDEX TO DEFINED TERMS USED IN THIS PROXY STATEMENT

Defined Term	Page Where Defined
15% Note	12
2010 Plan	100
9% Note	15
Additional Draw Note	13
ASC	30
Bcf	36
BDO	105
Board	1
BOE	36
Bolivars	33
Budong PSC	51
Business Code	104
CEO	77
Code	30
CT Energia	16
CT Energia Note	34
CT Energy	1
CT Energy Note	48
CT Warrant	11
CVP	10
DGCL	6
DRM-1	50
DTM-1ST1	50
Dussafu PSC	48
EEA	50
Effective Date	113
Exchange Act	2
FCPA	95
FDP	51
Frost HR Consulting	80
Gabon	10
Harvest	Cover Letter
Harvest Holding	4
Harvest US	54
HNR Energia	3
HNR Finance	11
HR Committee	75
ICSID	15
IRS	31
Letter of Credit	4
LOGSA	55
LTIPs	99

Defined Term	Page Where Defined
Management Agreement	16
MBbls	34
MMcf	35
Newfield	54
NYMEX	26
NYSE	1
OGTC	10
our	Cover Letter
PDVSA	10
Pertamina	14
Petroandina	4
Petrodelta	10
Pluspetrol	4
PPSA	33
PSA	54
PV10	27
Record Date	1
Research Consensus	26
Reserve Reports	24
RSU	69
SAR	69
SEC	1
Securities Act	2
Securities Purchase Agreement	15
Share Purchase Agreement	4
Shareholders’ Agreement	4
SICAD II	33
SIMADI	33
Special Committee	6
Strip	26
Three-Year Average	26
TPH	5
TSR	95
U.S.	30
U.S. Holder	114
UHY	105
UHY Acquisition	105
us	Cover Letter
Venezuela	4
VWAP Condition	88
we	Cover Letter
Windfall Profits Tax	33

*          *          *

By Order of the Board of Directors

Keith L. Head
Vice President, General Counsel and Corporate Secretary

[●], 2016

APPENDIX A

Share Purchase Agreement

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

By and Among

CT ENERGY HOLDING SRL

HNR ENERGIA B.V.,

and

HARVEST NATURAL RESOURCES, INC.

Dated as of June 29, 2016

Exhibits
Exhibit A	–	Form of Letter of Credit
Exhibit B	–	Form of Buyer Promissory Note
Exhibit C	–	Form of Buyer Guaranty
Exhibit D	–	Form of Release
Exhibit E	–	Form of Deed of Transfer

Schedules
Seller Disclosure Schedule
Buyer Disclosure Schedule

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT, dated as of June 29, 2016 (this “Agreement”), is made by and among CT Energy Holding SRL, a Barbados Society with Restricted Liability (“Buyer”), HNR Energia B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the Laws of Curaçao (“Seller”) and Harvest Natural Resources, Inc., a Delaware corporation (“HNR”).

W I T N E S S E T H :

WHEREAS, Seller owns all the Subject Shares (as defined below);

WHEREAS, Buyer desires to acquire the Subject Shares from Seller, and Seller desires to sell, transfer and deliver the Subject Shares to Buyer in accordance with the terms of this Agreement (the “Sale of Subject Shares”);

WHEREAS, the special committee of the board of directors of HNR (the “HNR Board”) comprised solely of independent and disinterested directors (the “HNR Board Special Committee”), has (i) determined that this Agreement and the transactions contemplated hereby are expedient, advisable, fair to and in the best interests of HNR and HNR’s stockholders, (ii) approved this Agreement, (iii) approved the transactions contemplated by this Agreement, including Sale of Subject Shares; and (iv) recommended approval of this Agreement by the HNR Board;

WHEREAS, the HNR Board, acting upon the recommendation of the HNR Board Special Committee has (i) determined that this Agreement and the transactions contemplated hereby are expedient, advisable, fair to and in the best interests of HNR and HNR’s stockholders, (ii) approved this Agreement, (iii) approved the transactions contemplated by this Agreement, including Sale of Subject Shares;

WHEREAS, each of the HNR Board Special Committee and the HNR Board has, upon the terms and subject to the conditions set forth herein, made the HNR Board Recommendations;

WHEREAS, the parties acknowledge and agree that the Sale of Subject Shares is being made at arm’s length and in good faith and HNR and Seller acknowledge that the consideration to be paid in the Sale of Subject Shares is fair value and reasonably equivalent value for the acquisition of the Subject Shares by Buyer and is the highest and best offer available to Seller as of the date hereof for the acquisitions;

WHEREAS, as a condition and inducement to Seller’s and HNR’s willingness to enter into this Agreement, Buyer has provided to Seller, on or before the date hereof, an irrevocable standby letter of credit issued by JP Morgan Chase Bank (the “Issuing Bank”) in the face amount of $15,000,000, for the benefit of Seller substantially in the form set forth on Exhibit A attached hereto (the “Letter of Credit”), which may be drawn by Seller in accordance with the terms thereof in the event the Escrow Amount is payable by Buyer to Seller; and

WHEREAS, HNR holds a note receivable in the principal amount of $116,673,416 issued by Seller (the “HNR Intercompany Note”);

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement and as follows:

“6.5(c) Notice” shall have the meaning set forth in Section 6.5(c).

“6.5(e) Notice” shall have the meaning set forth in Section 6.5(e).

“15% Note” shall mean the 15% Non-Convertible Senior Secured Promissory Note Due 2020, dated June 19, 2015, as amended by the First Amendment, effective as of December 31, 2015, the Second Amendment, effective as of April 1, 2016, and the Third Amendment, effective as of May 2, 2016, payable by HNR to Buyer in the principal amount of $29,961,241, as such amount may be increased from time to time after the date of this Agreement.

“15% Note Amount” shall have the meaning set forth in Section 8.3(a)(i).

“2016 Budget” shall have the meaning set forth in Section 2.2(a)(iii).

“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement with a Third Party containing terms no less restrictive of the Third Party that is party to such agreement and its Affiliates and Representatives than the terms set forth in Section 6.10(a) with respect to Buyer and its Affiliates and Representatives, provided, that such confidentiality agreement shall have customary standstill provisions no less restrictive than Section 6.10 of the Securities Purchase Agreement which terminate no earlier than the date of the termination of this Agreement in accordance with the provisions of Section 8.1 which do not prohibit the confidential submission of an Acquisition Proposal or amendments thereto made in compliance with Section 6.5.

“Acquired Companies” shall mean HVDH, HNR Finance B.V., Harvest Vinccler Ltd., Harvest-Vinccler, S.C.A., Petrodelta and its Subsidiaries.

“Acquisition Proposal” shall have the meaning set forth in Section 6.5(j)(i).

“Additional Draw Note” shall mean the 15% Additional Draw Senior Secured Promissory Note Due 2020, dated June 19, 2015, payable by HNR to Buyer in a principal amount of up to $12,000,000.

“Additional Draw Note Amount” shall have the meaning set forth in Section 8.3(a)(i).

“Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” shall have the meaning set forth in Section 6.5(c).

“Anticipatory Draw” shall have the meaning set forth in Section 2.1(f).

“Anticorruption Laws” shall mean (a) the FCPA, (b) the U.K. Bribery Act 2010 and (c) any other Law promulgated by any Governmental Authority applicable to any Acquired Companies relating to bribery or corruption.

“Associated Person” shall have the meaning given to it in the U.K. Bribery Act 2010.

“Bankruptcy Law” shall mean Title 11, United States Code, or any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law for the relief of debtors.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York and Houston, Texas are authorized or obligated by Law or executive order to close.

“Buyer” shall have the meaning set forth in the Preamble.

“Buyer Designee” shall mean an Affiliate entity of Buyer that is designated by Buyer to receive the Subject Shares, provided, that such Affiliate entity satisfies documentation and other information requirements under applicable “know your customer” and anti-money laundering rules and regulations.

“Buyer Disclosure Schedule” shall have the meaning set forth in Article V.

“Buyer Guaranty” shall have the meaning set forth in Section 2.1(b)(ii).

“Buyer Information” shall have the meaning set forth in Section 6.2(c).

“Buyer Promissory Note” shall have the meaning set forth in Section 2.1(b)(ii).

“Buyer Related Parties” shall have the meaning set forth in Section 8.3(c)(iii).

“Cash Consideration” shall have the meaning set forth in Section 2.1(b)(i).

“Cash Consideration Adjustment” shall have the meaning set forth in Section 2.2(a).

“Change in Recommendation” shall have the meaning set forth in Section 6.5(c).

“Claim” shall mean action, claim, demand, discovery of fact, right of set-off of any kind, proceeding or suit.

“Closing” shall have the meaning set forth in Section 3.1(a).

“Closing Date” shall have the meaning set forth in Section 3.1(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Contract” shall mean any binding contract, agreement, arrangement, understanding, commitment, franchise, indenture, lease, purchase order or license, whether written or otherwise.

“control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

“Conversion Agreement” shall mean the contract for conversion of the OSA into a mixed company between CVP, Harvest-Vinccler, S.C.A. and HNR Finance dated September 11, 2007 which sets forth the main terms and conditions for the incorporation of Petrodelta.

“Core Petrodelta Documents” shall mean the Transfer Decree, the Conversion Agreement, the Venezuela Hydrocarbon Contract, the Petrodelta Venezuelan National Assembly Approval, the Creation Decree and the Ministry Approvals, each as of the date hereof.

“Creation Decree” shall mean the decree issued by President Hugo Chavez authorizing the incorporation of Petrodelta published in the Official Gazette number 38.462 dated June 22, 2006, as amended and last published in the Official Gazette number 38.484 dated July 21, 2006.

“CT Energia” shall mean CT Energia Holding, Ltd., a company organized under the laws of Malta.

“CT Energia Action” shall have the meaning set forth in Section 6.1.

“CT Energia Management Agreement” shall mean the management agreement by and between Seller, for itself and on behalf of HNR Finance B.V., and CT Energia.

“Custodian” shall mean any receiver, trustee, assignee, liquidator, sequestrator, conservator, custodian or similar official under any Bankruptcy Law.

“CVP” shall mean Corporacion Venezolana del Petroleo, S.A.

“Deed of Transfer” shall have the meaning set forth in Section 3.1(c)(v).

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Dispute Notice” shall have the meaning set forth in Section 2.2(c).

“Distributions” shall mean dividends paid or payable by any Acquired Company, regardless of whether declared before, on or after the date hereof.

“Effective Date” shall have the meaning set forth in Section 3.2.

“Equity Interest” shall mean any share, capital stock, partnership, membership, voting security or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Escrow Amount” shall have the meaning set forth in Section 2.1(c).

“Estimated Cash Consideration Adjustment” shall have the meaning set forth in Section 2.2(b).

“Excess Tax Party” shall have the meaning set forth in Section 9.3(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expropriatory Act” shall mean any act or Event occurring after the date of this Agreement caused by or on behalf of any Governmental Authority of Venezuela (including confiscation, seizure, nationalization, requisition, imposition of Liens or sequestration) for any purpose and irrespective of whether it is on just terms or results in any compensation and whether or not made pursuant to or in contemplation of or claiming the authority or force of any Law or judgment, which directly or indirectly: (a) deprives or would reasonably be expected to deprive any of the HVDH Companies of, or otherwise adversely affect or would reasonably be expected to adversely affect in any material respect, any part of its shareholding or direct or indirect ownership interest in Petrodelta or the economic benefits to be derived therefrom (including dividends or other distributions); (b) deprives or prevents or would reasonably be expected to deprive or prevent or otherwise adversely affects or would reasonably be expected to otherwise adversely affect in any material respect the exercise by, any of the HVDH Companies of rights in or pertaining to its ownership interest in Petrodelta; (c) deprives or would reasonably be expected to deprive any Petrodelta Company of any part of its fixed and/or current assets, income or revenue, or deprives or would reasonably be expected to deprive any Petrodelta Company of, or otherwise adversely affects or would reasonably be expected to adversely affect in any material respect, its ability to control or dispose of any of its fixed and/or current assets, income or revenue or other property or to make dividends or other distributions or payments to any of the HVDH Companies; (d) prevents or restricts or would reasonably be expected to prevent or restrict, or otherwise adversely affects or would reasonably be expected to adversely affect in any material respect, the operation of a Petrodelta Company (including in respect of the availability or use of funds for the purposes of capital or operational expenditure); (e) deprives or prevents or would reasonably be expected to deprive or prevent, or otherwise adversely affects or would reasonably be expected to adversely affect in any material respect, the ability of any of the HVDH Companies or Petrodelta Companies to exercise rights in or pertaining to its ownership interest in any of the assets, operations or business of any Petrodelta Company or (f) deprives or would reasonably be expected to deprive any of the HVDH Companies of, or otherwise adversely affects or would reasonably be expected to adversely affect in any material respect its ability to use, control or dispose of its direct or indirect ownership interest in Petrodelta or any inventory, equipment or other fixed or current assets or other property. For the purposes of this definition, any series of measures, whether or not simultaneous or consecutive, undertaken by or on behalf of any Governmental Authority of Venezuela shall be regarded as one measure if their combined effect constitutes (directly or indirectly) an Expropriatory Act.

“Fairly Disclosed” shall mean fully and fairly disclosed with sufficient detail to enable Buyer, acting reasonably, to identify the nature, scope and significance of the relevant matter.

“FCPA” shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any regulations promulgated thereunder.

“Financial Statements” in respect of a period, means a profit and loss account and statement of cash flows for that period and a balance sheet as at the end of such period together with the associated notes under applicable accounting principles for HVDH or a Subsidiary of HVDH, as the case may be.

“Fundamental Representations” shall have the meaning set forth in Section 7.2(a).

“GAAP” shall mean the United States generally accepted accounting principles.

“Governmental Approvals” shall have the meaning set forth in Section 6.3(a).

“Governmental Authority” shall mean any supranational, United States (federal, state or local), or foreign government, or any political subdivision thereof, or any governmental, regulatory, judicial or administrative authority, agency, board, bureau, commission or similar authority.

“Government Official” shall mean any (a) officer or employee of a Governmental Authority or instrumentality thereof (including any state-owned or controlled enterprise), or of a public international organization, (b) holder of public office, candidate for public office, political party, official of a political party or member of a royal family or (c) or any Person acting for or on behalf of any such Governmental Authority or instrumentality thereof.

“HNR” shall have the meaning set forth in the Preamble.

“HNR Board” shall have the meaning set forth in the recitals.

“HNR Board Recommendations” shall have the meaning set forth in Section 4.3(b).

“HNR Board Special Committee” shall have the meaning set forth in the recitals.

“HNR By-laws” shall have the meaning set forth in Section 4.1.

“HNR Charter” shall have the meaning set forth in Section 4.1.

“HNR Common Stock” shall mean the shares of common stock of HNR, par value $0.01 per share.

“HNR Finance” shall mean HNR Finance B.V.

“HNR Guaranteed Obligations” shall have the meaning set forth in Section 10.13.

“HNR Intercompany Note” shall have the meaning set forth in the recitals.

“HNR Proposal” shall have the meaning set forth in Section 6.5(j)(i).

“HNR SEC Documents” shall mean all forms, documents and reports required under the Exchange Act or the Securities Act to be filed or furnished from and after March 16, 2010 and prior to the date of this Agreement by HNR with the SEC (including any amendments thereto since the date of their filing), which are publicly available on the SEC’s website.

“HNR Shares” shall have the meaning set forth in Section 2.1(b)(iv).

“HNR Stockholder” shall mean each holder of HNR Common Stock.

“HNR Warrant” shall mean the Harvest Natural Resources, Inc. Common Stock Purchase Warrant dated as of June 19, 2015, issued to Buyer and exercisable for 34,070,820 shares of HNR Common Stock.

“HVDH” shall mean Harvest-Vinccler Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the Laws of the Netherlands.

“HVDH Companies” shall mean HVDH and each of its Subsidiaries.

“HVDH Companies Financial Statements” shall mean the consolidated, unaudited financial statements of the HVDH Companies for (i) each of the years ended December 31, 2013, December 31, 2014 and December 31, 2015 and (ii) the three-month period ended March 31, 2016.

“HVDH Company Benefit Plan” shall mean each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and each other plan, program, agreement, arrangement or policy relating to stock options, stock purchases or other equity or equity-based compensation, deferred compensation, bonus, incentive, severance, retention, fringe benefits or other employment terms or employee benefits, including individual employment, consulting, change in control and severance agreements, in each case maintained or contributed to, or required to be maintained or contributed to, by the HVDH Companies or pursuant to which the HVDH Companies may have any liability or otherwise providing for payments or benefits for or to any current or former employees, directors, officers or consultants of the HVDH Companies and/or their dependents.

“HVDH Company Material Contract” shall mean any Contract to which an HVDH Company is a party (but excluding any Contract entered into by HNR Finance B.V. on or after June 19, 2015) that:

(a) creates (or governs the operation of) a joint venture, alliance or partnership;

(b) is a stock purchase agreement, merger agreement, asset purchase agreement or other similar agreement entered into after January 1, 2011 pursuant to which any HVDH Company has made or which sets forth agreements, arrangements or understandings (including exclusivity agreements, non-binding agreements or agreements in principle) relating to a material acquisition or disposition or pursuant to which any HVDH Company has continuing indemnification, “earn-out” or other contingent payment obligations;

(c) is a Contract (A) with a supplier to any HVDH Company of components or materials for use in the products of any HVDH Company, (B) that is a contract manufacturing agreement or (C) that is a contract for the lease of equipment, and, in each case, such Contract, including any purchase orders under any such form of Contract, in each case, that involves payments by any HVDH Company or other consideration between the parties with a value in excess of $100,000 per year;

(d) relates to (A) Indebtedness having an outstanding principal amount (or equivalent) in excess of $100,000 or (B) conditional sale arrangements, the sale, securitization or servicing of loans or loan portfolios, in each case in connection with which the aggregate actual or contingent obligations of any HVDH Company under such contract are greater than $100,000;

(e) obligates any HVDH Company to provide indemnification or a guarantee that would reasonably be expected to result in payments in excess of $100,000;

(f) constitutes a Contract pursuant to which any HVDH Company grants a license under or right to use or exploit (including by means of a covenant not to sue) any HVDH Owned IP;

(g) prohibits any HVDH Company (or which, following the consummation of the Sale of Subject Shares, could restrict the ability of Buyer or any of its Affiliates) from (A) engaging or competing in any material line of business, in any geographical location or with any Person or (B) selling any products or services of or to any other Person or in any geographic region;

(h) involves any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including commodities, emissions allowances, renewable energy credits, currencies, interest rates, foreign currency and other indices, in each case, that is material to the business of any HVDH Company;

(i) is a lease, sublease, sub-sublease, license and other agreement under which any HVDH Company leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property (a) which has annual rent obligations in excess of $100,000 or (b) for any of the offices in Venezuela of any of the HVDH Companies;

(j) is a Contract which requires or is reasonably likely to require, or pursuant to which will be made, in the aggregate either (A) annual payments or other consideration from third parties to the HVDH Companies with a value of at least $100,000 in the aggregate, or (B) annual payments or other consideration from the HVDH Companies with a value of at least $100,000;

(k) contains any covenant granting “most favored nation” status that, following the consummation of the Sale of Subject Shares, would restrict actions taken by Buyer and its Subsidiaries or Petrodelta and its Subsidiaries;

(l) contains a standstill or similar agreement pursuant to which any HVDH Company has agreed not to acquire assets or securities of any other Person;

(m) is a settlement or conciliation agreement with any Governmental Authority or which would require the HVDH Companies to pay consideration of more than $100,000;

(n) is a Contract with respect to interests or rights relating to Hydrocarbons or revenues derived therefrom (including the Venezuela Hydrocarbon Contract) or is a Petrodelta Core Document;

(o) is a shareholder agreement, voting trust, proxy or other agreement or understanding by which a party is bound relating to the voting or registration of shares or other Equity Interests of any Person;

(p) would or would reasonably be expected to prevent or materially delay HNR’s or Seller’s ability to consummate the transactions contemplated by this Agreement;

(q) with a director or officer of any Retained Company or any HVDH Company or with any shareholder of Seller or any HVDH Company; and

(r) any other Contract of an HVDH Company that involves $100,000 or more in the aggregate.

“HVDH Owned IP” shall mean all Intellectual Property Rights owned or purported to be owned by any HVDH Company.

“HVDH Proposal” shall have the meaning set forth in Section 6.5(j)(i).

“HVDH Shareholders’ Agreement” shall mean the shareholders’ agreement dated December 16, 2013 between Seller and Petroandina.

“Hydrocarbon” shall mean oil, gas, condensate or any other gaseous and liquid hydrocarbons or any combination or constituents thereof, including sulphur and other constituents extracted therefrom.

“IFRS” shall mean International Financial Reporting Standards.

“Indebtedness” shall mean, with respect to any Person, without duplication: (a) any obligations for borrowed money, (b) any obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments, (c) any obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of property, securities or other assets (including “earn-out” payments), (d) any obligations relating to advance payments for goods or services, (e) any capital lease obligations, (f) any net obligations in respect of interest rate, currency or commodity swaps, collars, caps, hedges, futures contract, forward contract, option or other derivative instruments or arrangements, (g) any accrued interest, premiums, penalties, breakages, “make whole amounts” and other obligations relating to the foregoing that would be payable in connection with the repayment of the foregoing, and (h) any obligations to guarantee any of the foregoing types of obligations on behalf of any Person; provided, however, that “Indebtedness” shall not be deemed to include any intercompany Indebtedness owing by any HVDH Company to any other HVDH Company or by any Retained Company to any other Retained Company.

“Insolvency Event” shall mean in respect of any Person: (i) that an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking (A) relief in respect of such Person, or of a substantial part of the assets of such Person, under any Bankruptcy Law, (B) the appointment of a Custodian for such Person or for a substantial part of the assets of such Person or (C) the liquidation, restructuring, reorganization, winding up or other relief under any Bankruptcy Law in respect of such Person; (ii) such Person (A) voluntarily commences any proceeding, files any petition, passes any resolution, convenes a meeting or otherwise takes any action to seek relief under any Bankruptcy Law, (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (i) above, (C) applies for or consents to the appointment of a Custodian for such Person or for a substantial part of the assets of such Person, (D) files an answer admitting the material allegations of a petition filed against it in any proceeding described in clause (i) above, (E) makes a general assignment for the benefit of its creditors or (F) takes any comparable action under any Bankruptcy Law; or (iii) a court of competent jurisdiction enters an order under any Bankruptcy Law that (A) appoints a Custodian of such Person or (B) orders the liquidation, restructuring, reorganization, winding up or other relief under any Bankruptcy Law in respect of such Person.

“Intellectual Property Rights” shall mean all industrial and intellectual property and other similar proprietary rights, in any jurisdiction, whether registered or unregistered, including all rights in and to (i) patents, patent applications, invention disclosures and utility models, (ii) trademarks, service marks, logos, trade dress, trade names, corporate names and all other designations of origin, together with the goodwill symbolized by any of the foregoing, (iii) moral rights, copyrights, designs and copyrightable subject matter, (iv) rights in computer programs and software (whether in source code, object code, or other form), (v) trade secrets and rights in other confidential information, including rights in ideas, proprietary information, know-how, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, improvements, proprietary processes, technology, technical data, algorithms, specifications, formulae, models, and methodologies, customer lists and supplier lists, and industrial designs, (vi) Internet domain names and (vii) all applications and registrations for the foregoing.

“Intentional Breach” shall mean, with respect to any representation, warranty, agreement or covenant, an action or omission (including a failure to cure circumstances) taken or omitted to be taken that the breaching Person intentionally takes (or fails to take) and knows (or should reasonably have known) would, or would reasonably be expected to, cause a material breach of such representation, warranty, agreement or covenant.

“Issuing Bank” shall have the meaning set forth in the recitals.

“Knowledge” (including the term “Known”) shall mean (i) with respect to Seller, the actual knowledge of the individuals set forth on Section 1.1(a) of the Seller Disclosure Schedule after due and reasonable inquiry of any other executives and managers of HNR and its Subsidiaries (other than any executive or manager of HNR or any of its Subsidiaries who is seconded to Petrodelta) having responsibility for such matters and (ii) with respect to Buyer, the actual knowledge of the individuals set forth on Section 1.1(b) of the Buyer Disclosure Schedule after due and reasonable inquiry of the other executives and managers of Buyer, CT Energia and their Subsidiaries having responsibility for such matters.

“Law” shall mean any and all domestic (federal, state or local), tribal or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

“LC Expiration Date” shall have the meaning set forth in Section 2.1(c).

“Legal Proceeding” shall have the meaning set forth in Section 4.8.

“Letter of Credit” shall have the meaning set forth in the recitals.

“Liabilities” shall mean any and all Indebtedness, liabilities, commitments or obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated or on- or off-balance sheet.

“Lien” shall mean liens (statutory or other), claims, mortgages, encumbrances, pledges, security interests (including, in respect of shares, depositary receipts for such shares having been issued), easements, rights-of-way, claims, covenants, conditions, restrictions (including transfer restrictions), options, rights of first offer or refusal, third-party rights, limitations on voting rights, encroachments, title defects or charges of any kind or nature whatsoever, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Liquidation Date” means the earlier of the date of the filing of a certificate of dissolution by HNR or any successor entity pursuant to Section 275 of the DGCL or the date on which HNR or any successor entity distributes substantially all of its remaining assets to its stockholders.

“Losses” shall mean all damages, costs, fees, expenses, Liabilities, penalties, interest, deficiencies, settlements, awards, judgments, fines, assessments, or other losses of any kind, including diminution in value, Taxes and any fees, costs or expenses incurred in connection with any claims, suits, actions, litigations, arbitrations, mediations, proceedings or investigations or the investigation or enforcement of any right of indemnification hereunder.

“Material Adverse Effect” shall mean any (a) change, event, effect, or circumstance (“Event”) that, individually or in the aggregate, would reasonably be expected to prevent or materially affect the ability of HNR or Seller to consummate on a timely basis the transactions contemplated by this Agreement, (b) Expropriatory Act, or (c) Event that, individually or in the aggregate, has resulted, or would reasonably be expected to result, in a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Acquired Companies; provided, however, that in the case of the foregoing clause (c), Events to the extent resulting from the following shall be excluded from the determination of Material Adverse Effect: (i) any Event arising after the date hereof generally affecting the international oil and gas industry; (ii) any change in any Law of general applicability or any change in GAAP or, solely as it relates to the Petrodelta Companies, IFRS (or changes in interpretations of any Law or GAAP or IFRS) arising after the date hereof applicable to any of the Acquired Companies or to any of their respective properties or assets; (iii) changes arising after the date hereof in general international economic, regulatory or political conditions or the international financial, credit or securities markets in general; (iv) any changes in the market price or trading volume of HNR Common Stock after the date hereof (but not, in the case of this clause (iv), any Event giving rise to any such change); (v) any suspension of trading in securities generally on the New York Stock Exchange; (vi) any change to the extent solely attributable to the announcement of this Agreement, or the pendency of the transactions contemplated hereby, including any shareholder or derivative litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement and the transactions contemplated thereby; (vii) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of this Agreement; (viii) any hurricane, earthquake, flood or other natural disasters or acts of God; (ix) any change resulting from weather conditions or customer use patterns; (x) any failure by HNR to meet any estimates of revenues, earnings, projections or other economic performance, whether published, internally prepared or provided to Buyer and any of its representatives (other than in the case of this clause (x) any Event giving rise to any such failure); and (xi) any Event directly resulting from the actions or omissions of Buyer or CT Energia, or any of their respective officers, directors, shareholders or employees, with respect to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Seller or any of its Subsidiaries, including the Petrodelta Companies; provided, further, however that, (A) in the case of clauses (i), (ii), (iii), (v), (vii), (viii) and (ix), there shall be no exclusion from the definition of Material Adverse Effect if such Event disproportionately impacts the Acquired Companies, in each case relative to companies in the international oil and gas industry (it being understood that an Event that has a disproportionate impact on Persons in the Venezuelan oil and gas industry, as compared to Persons in the international oil and gas industry that do not have assets or operations in Venezuela, will constitute a disproportionate impact) and (B) in the case of clauses (i), (ii), (iii), (vi), (vii) there shall be no exclusion from the definition of Material Adverse Effect in respect of any Event resulting from or related to regulatory, security, social, political or economic conditions in Venezuela or the financial, credit or securities markets applicable to Venezuela or any change in Law applicable in Venezuela or to entities or operations, or interests, properties or assets in Venezuela, such as the imposition of additional fees or other charges for pipeline usage that are not based on costs of operation or amortization or return or invested capital or any change in the fiscal regime of Venezuela, including any change in the rate of any windfall profits or other Tax having a similar effect or the introduction of any such other Taxes applicable to any of the Acquired Companies or to dividends, distributions or payments to any of the Acquired Companies.

“Ministry Approvals” shall mean the resolutions passed by the Ministerio del Poder Popular de Energia y Petróleo of Venezuela (today Ministerio del Poder Popular de Petróleo y Minería), (a) setting out the geographical coordinates of the area in which Petrodelta can carry on the “primary activities” described therein and first published in the Official Gazette number 38.467 dated June 27, 2006 and subsequently amended in the Official Gazette number 38.497 dated August 10, 2006 and the Official Gazette number 38.757 dated August 29, 2007 and last published in the Official Gazette number 38.774 dated September 21, 2007 and (b) appointing Harvest-Vinccler C.A. or any of its Affiliates to become the minority partner in Petrodelta, first published in the Official Gazette number 38.462 on June 20, 2006 and subsequently amended and last published in the Official Gazette number 38.484 on July 21, 2006.

“Notary” shall mean any civil law notary (notaris) mutually agreed by Seller and Buyer in good faith.

“NYSE” shall mean The New York Stock Exchange.

“Order” shall mean any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority.

“OSA” means the operating services agreement dated July 31, 1992 originally between Lagoven, S.A., Benton Oil and Gas Co. and Venezolana de Inversiones y Construcciones Clerico, C.A., and subsequently amended to be between PDVSA and Harvest-Vinccler, S.C.A.

“PDVSA” shall have the meaning set forth in Section 10.14.

“Periodic Tax Return” shall mean a Tax Return which is required to be filed by applicable Law less than ninety (90) days (inclusive of any applicable extensions which do not result in additional Taxes payable) after the end of the taxable period to which it relates.

“Permitted Liens” shall mean: (a) with respect to the Subject Shares and the Equity Interests of the HVDH Companies (other than HVDH), restrictions under applicable securities Laws and the terms of the articles of association or other organizational documents of HVDH or such HVDH Company, (b) with respect to the Petrodelta Interest, restrictions under applicable securities Laws and the terms of section 6.3 of the Conversion Agreement and article 12 of the articles of incorporation and bylaws of Petrodelta and (c) with respect to any other equity or debt securities, restrictions under applicable securities Laws and the terms of the articles of association or other organizational documents of the Person that is the issuer of such equity or debt securities.

“Person” shall mean an individual, a corporation (including a not-for-profit corporation), general or limited partnership, limited liability company, unlimited liability company, joint venture, association, Governmental Authority, unincorporated organization, trust or any other entity of any kind or nature.

“Petroandina” shall mean Petroandina Resources Corporation N.V.

“Petroandina Shares” shall have the meaning set forth in Section 4.2(a).

“Petrodelta” shall mean Petrodelta S.A.

“Petrodelta Companies” shall mean Petrodelta and each of its Subsidiaries.

“Petrodelta Interest” shall mean the 40,000 Class B Shares of Petrodelta S.A. held indirectly by HNR as set forth in the Contract for Conversion to a Mixed Company between Corporación Venezolana del Petróleo, S.A., Harvest-Vinccler, S.C.A. and HNR Finance.

“Petrodelta Venezuelan National Assembly Approval” shall mean the approval of the Venezuela National Assembly in relation to the incorporation of Petrodelta as well as the terms and conditions that apply to Petrodelta published in the Official Gazette number 38.430 dated May 5, 2006 and as amended pursuant to the agreements of the Venezuelan National Assembly published in Official Gazettes number 38.473 dated July 6, 2006 and number 38.706 dated June 15, 2007.

“Post-Closing Adjustment” shall have the meaning set forth in Section 2.2(d).

“Proposed Changed Terms” shall have the meaning set forth in Section 6.5(e)(ii).

“Proxy Date” shall have the meaning set forth in Section 6.2(d).

“Proxy Statement” shall have the meaning set forth in Section 6.2(a).

“Proxy Statement Clearance Date” shall mean the first date on which the SEC (or staff of the SEC) has, orally or in writing, confirmed that (a) it has no further comments on the Proxy Statement, or (b) it does not intend to review the Proxy Statement.

“Purchase Consideration” shall have the meaning set forth in Section 3.1(c)(iv)(1).

“Qualified Institution” shall mean a Federal reserve bank, or an entity that is a commercial or savings bank, industrial savings bank, savings and loan association, trust company, or federally-insured credit union.

“Referee” shall have the meaning set forth in Section 9.11.

“Related Agreements” shall mean the Letter of Credit, the Buyer Promissory Note, the Buyer Guaranty, the Release, the Deed of Transfer and the SPA Termination Agreement.

“Releases of Buyer Liens” shall mean such documents, in form and substance reasonably satisfactory to HNR, releasing all Liens securing the obligations of HNR pursuant to the 15% Note and the Additional Draw Note.

“Replacement Letter of Credit” shall have the meaning set forth in Section 2.1(e).

“Representatives” shall mean, with respect to any Person, any Subsidiary of such Person and such Person’s and each of its respective Subsidiaries’ directors (in their capacity as such), officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

“Requisite Stockholder Approval” shall have the meaning set forth in Section 4.3(a).

“Restraints” shall have the meaning set forth in Section 7.1(c).

“Restricted Payments” means:

(a) any dividend, bonus or other distribution of capital or income declared, paid or made (whether in cash, in stock or in specie) or any repurchase, redemption, repayment or return of share or loan capital (or any other relevant securities) by any Acquired Company to or for the benefit of any Retained Company;

(b) any payment by an Acquired Company to or for the benefit of (or assets transferred to or Liabilities assumed, indemnified, or incurred by any Acquired Company for the benefit of) any Retained Company (including with respect to any share capital or other securities of any Acquired Company);

(c) any waiver by any Acquired Company of any economic benefit or amount owed to that Acquired Company by any Retained Company;

(d) the payment by an Acquired Company of any professional fees or other Third Party costs or expenses in connection with the transactions contemplated by this Agreement; and

(e) the payment of any Taxes, fees and costs by an Acquired Company as a result of the occurrence of any of those matters set out in paragraphs (a) through (d) above (which shall for the purposes of paragraph (d) of this definition be deemed to have been received by the Person receiving the benefit of the payment in question).

For the purposes of this definition, references to the Retained Companies shall include any nominee or agent or any Person receiving monies or the benefit of any waiver or indemnity on behalf of any Retained Company.

“Retained Claims” shall have the meaning set forth in Section 8.3(c)(iv).

“Retained Company” shall mean HNR or any Affiliate thereof that is not an Acquired Company.

“Rights Agreement” shall mean the Third Amended and Restated Rights Agreement dated as of August 23, 2007 between HNR and Wells Fargo Bank, N.A., as amended.

“Sale of Subject Shares” shall have the meaning set forth in the Recitals.

“SEC” shall mean the Securities and Exchange Commission.

“Section 9.2 Period” shall have the meaning set forth in Section 9.2(d).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Purchase Agreement” shall mean the Securities Purchase Agreement dated June 19, 2015 by and between HNR and Buyer.

“Seller” shall have the meaning set forth in the Preamble.

“Seller Charter” shall have the meaning set forth in Section 4.1.

“Seller Disclosure Schedule” shall mean the disclosure schedule delivered by Seller to Buyer prior to the execution of this Agreement.

“Seller Related Parties” shall have the meaning set forth in Section 8.3(c)(ii).

“Share Sale Proposal” shall have the meaning set forth in Section 4.3(a).

“Seller Termination Fee” shall have the meaning set forth in Section 8.3(a)(i).

“SPA Termination Agreement” shall mean an agreement between HNR and Buyer, in form and substance reasonably satisfactory to HNR and Buyer, terminating the Securities Purchase Agreement and certain other agreements and instruments related thereto, including the Notes, the CT Energia Management Agreement, the Subsidiary Guaranty, the Warrant, the Registration Rights Agreement, the Security Agreement, the other Collateral Documents (each as those terms are defined in the Securities Purchase Agreement) and the Releases of Buyer Liens.

“Specified Approvals” shall have the meaning set forth on Section 1.1(c) of the Seller Disclosure Schedules.

“Stockholders’ Meeting” shall have the meaning set forth in Section 6.2(d).

“Subject Shares” shall have the meaning set forth in Section 4.2(a).

“Subsidiary” of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (itself or together with any other Subsidiary or Subsidiaries), (i) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (ii) otherwise controls, directly, or indirectly through one or more intermediaries, or both, such corporation or other legal entity (it being understood and agreed that none of the Petrodelta Companies shall be considered a Subsidiary of HNR or HVDH).

“Superior Proposal” shall have the meaning set forth in Section 6.5(j)(ii).

“Surviving Provisions” shall have the meaning set forth in Section 8.2.

“Tax” shall mean any and all taxes, assessments, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties, additions to tax, additional amounts in respect of the foregoing, and any obligations or payments to any Person with respect to any of the foregoing) imposed by any Taxing Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; customs’ duties, tariffs, and similar charges; and with respect to Venezuela including the royalties and taxes provided for in the Organic Hydrocarbons Law (Official Gazette of August 4, 2006), the special contribution provided for in the “Ley que crea Contribución Especial por Precios Extraordinarios y Precios Exorbitantes en el Mercado Internacional de Hidrocarburos” (Official Gazette of February 20, 2013) and the special contribution provided for in the Petrodelta Venezuelan National Assembly Approval.

“Tax Claim” shall have the meaning set forth in Section 9.8(a).

“Tax Credit” shall have the meaning set forth in Section 9.2(e).

“Tax Payee” shall have the meaning set forth in Section 9.8(a).

“Tax Payor” shall have the meaning set forth in Section 9.8(a).

“Tax Return” shall mean any return, declaration, report information statement, claim for refund or other document, including any schedule or attachment thereto, filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax (it being understood that this shall include any Tax Return of a VAT Fiscal Unity).

“Taxing Authority” shall mean any Governmental Authority having the power to impose or collect Tax.

“Termination Date” shall have the meaning set forth in Section 8.1(b)(i).

“Third Party” shall mean any Person or group other than Buyer and its Affiliates.

“Transfer Decree” shall mean decree 5.653 issued by the President of Venezuela and published in the Official Gazette Number 38.796 dated October 25, 2007.

“Transfer Taxes” shall mean all transfer, documentary, stamp, recording, notarial, sales, use, registration and other similar Taxes (including interest, penalties and additions to any such Taxes) incurred in connection with the transactions contemplated by this Agreement.

“Tudor Pickering” shall mean Tudor, Pickering, Holt & Co.

“Updated Budget” shall have the meaning set forth in Section 2.2(a)(iii).

“VAT” shall mean any Taxes levied by reference to added value, sales and or consumption, including but not limited to value added tax (omzetbelasting) as stipulated in the 1968 Value Added Tax Act (Wet op de omzetbelasting 1968).

“VAT Fiscal Unity” shall mean the fiscal unity (fiscale eenheid) between Seller and any HVDH Company pursuant to article 7(4) of the 1968 Value Added Tax Act (Wet op de omzetbelasting 1968) or any other consolidated group for VAT purposes between Seller or any Seller Related Party and any HVDH Company.

“Venezuela” shall mean the Bolivarian Republic of Venezuela.

“Venezuela Approval” shall mean the Ministerio del Poder Popular de Petróleo y Minería of Venezuela’s approval of the change in control resulting from the Sale of Subject Shares such that there shall be no risk of a right of termination, or obligation to sell or otherwise transfer all or any portion of HNR’s indirect interest in Petrodelta at any time under section 6.3 of the Conversion Agreement or article 12 of the articles of incorporation and bylaws of Petrodelta or otherwise or any violation under section 6.3 of the Conversion Agreement or article 12 of the articles of incorporation and bylaws of Petrodelta or otherwise under any Core Petrodelta Document or applicable Law. The Venezuela Approval shall not include as a condition thereto any new material obligation of any Retained Company unless Buyer has agreed to reimburse and/or indemnify such obligation.

“Venezuela Hydrocarbon Contract” shall mean the contract for the sale and purchase of hydrocarbons between Petrodelta and Petróleos de Venezuela, S.A. dated January 17, 2008, pursuant to the terms of the Conversion Agreement.

“Vinccler” shall mean Oil & Gas Technology consultants (Netherlands) Coöperatie U.A.

“Vinccler Shares” shall have the meaning set forth in Section 4.2(a).

ARTICLE II

SHARE PURCHASE

Section 2.1 Purchase and Sale of Subject Shares; Letter of Credit.

(a) Subject to the terms and conditions specified in this Agreement, at the Closing, Seller shall sell, transfer and deliver the Subject Shares to Buyer or Buyer Designee, with full title and guarantee free from all Liens (other than applicable Permitted Liens), together with all rights and benefits attached thereto (including in respect of all dividends attached to the Subject Shares, regardless of whether declared before, on or after the date hereof and regardless of the record date therefor), and Buyer or Buyer Designee shall purchase and accept such Subject Shares from Seller.

(b) In exchange for the sale, transfer and delivery of the Subject Shares to Buyer in accordance with Section 2.1(a), Buyer or Buyer Designee shall:

(i) pay cash consideration of US$80,000,000 (the “Cash Consideration”), as adjusted pursuant to the terms of this Agreement (including Section 2.2) by wire transfer from a Qualified Institution of immediately available funds at the Closing to an account at a Qualified Institution designated by Seller at least two (2) Business Days prior to the Closing Date;

(ii) issue to Seller an 11% Non-Convertible Senior Promissory Note due six months from the Closing Date in the principal amount of US$12,000,000, in the form attached as Exhibit B hereto (the “Buyer Promissory Note”), together with the guaranty substantially in the form attached as Exhibit C hereto (the “Buyer Guaranty”);

(iii) deliver the 15% Note and the Additional Draw Note to Seller, each with full title and guarantee free from all Liens (other than Permitted Liens), for transfer by Seller to HNR for cancellation in partial satisfaction of the HNR Intercompany Note;

(iv) deliver 8,667,597 shares of HNR Common Stock (the “HNR Shares”) to Seller, with full title and guarantee free from all Liens (other than Permitted Liens), for transfer by Seller to HNR to be held in treasury in partial satisfaction of the HNR Intercompany Note; and

(v) deliver the HNR Warrant to Seller, with full title and guarantee free of all Liens (other than Permitted Liens), for transfer by Seller to HNR for cancellation in partial satisfaction of the HNR Intercompany Note.

Buyer shall not be obliged to complete the purchase of any of the Subject Shares unless the sale, transfer and delivery of all of the Subject Shares are completed simultaneously in accordance with the terms of this Agreement.

(c) On the date of this Agreement, Buyer shall cause to be delivered to Seller a Letter of Credit issued by the Issuing Bank in the face amount of $15,000,000 (the “Escrow Amount”), which Letter of Credit shall expire no earlier than the date that is six (6) months from the date of this Agreement (the actual date of expiration of the Letter of Credit, as the same may be extended in accordance with the terms of the Letter of Credit from time to time, the “LC Expiration Date”). Buyer covenants and agrees that, except as expressly set forth in the Letter of Credit, there shall be no conditions precedent to the obligations of the Issuing Bank to provide funds under the Letter of Credit or any contingencies that would or would reasonably be expected to reduce the total amount available to be drawn under the Letter of Credit.

(d) The Letter of Credit, when delivered pursuant to Section 2.1(c), shall be a legal, valid and binding obligation of the Issuing Bank, and in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles. On or prior to the date of issuance of the Letter of Credit, Buyer shall pay in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Letter of Credit or any financing facility or reimbursement agreement under which the Letter of Credit is issued required to be paid by such date and, thereafter, shall timely pay in full any such amounts due on or before the Closing Date.

(e) Until the earlier of (i) the date when the Cash Consideration has been paid in full to Seller, (ii) the Letter of Credit has been drawn in full and (iii) the termination of this Agreement under circumstances other than as described in Section 8.3(b)(i) and Section 8.3(b)(ii), Buyer shall cause to be delivered to Seller, no later than thirty (30) days prior to the LC Expiration Date, a replacement irrevocable standby letter of credit in favor of Seller from a first class international bank with an “A-” rating or better by Standard & Poor’s Corporation rating agency for its unsecured and unsubordinated long-term debt (or an equivalent rating by Moody’s), in substantially the same form as the Letter of Credit (including the same conditions to drawing as the Letter of Credit), in a face amount equal to the Escrow Amount (the “Replacement Letter of Credit”). Upon the delivery of a Replacement Letter of Credit, all references in this Agreement to the Letter of Credit shall be deemed to refer to the Replacement Letter of Credit (and any subsequent replacement letter of credit that complies with Section 2.1(c) and Section 2.1(d)), and this Section 2.1(e) and Section 2.1(f) shall apply to the Replacement Letter of Credit mutatis mutandis. On or prior to the date of issuance of the Replacement Letter of Credit, Buyer shall pay in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Replacement Letter of Credit or any financing facility or reimbursement agreement under which the Replacement Letter of Credit is issued required to be paid by such date and, thereafter, shall timely pay in full any such amounts due on or before the Closing Date.

(f) Buyer shall cause to be delivered subsequent Replacement Letters of Credit so that Seller at all times holds a Letter of Credit or Replacement Letter of Credit satisfying the requirements of Section 2.1(e) until the earlier of the dates set forth in clauses (i) through (iii) of the first sentence of Section 2.1(e). If a Replacement Letter of Credit has not been delivered to Seller at least ten (10) Business Days prior to the LC Expiration Date, Seller shall be permitted to draw all funds under the Letter of Credit or Replacement Letter of Credit by submitting a draw notice signed by a duly authorized officer of Seller certifying the date of the LC Expiration Date, that the Buyer has failed to deliver a Replacement Letter of Credit at least ten (10) Business Days prior to the LC Expiration Date and the HNR Board has authorized the draw on the Letter of Credit or Replacement Letter of Credit pursuant to this Section 2.1(f) (an “Anticipatory Draw”). Following an Anticipatory Draw,

Seller or such other Affiliate that receives the funds drawn on the Letter of Credit or Replacement Letter of Credit shall hold such funds in trust for disbursement to either Buyer or Seller pursuant to Section 8.3 of this Agreement.

Section 2.2 Adjustments to Cash Consideration.

(a) The Cash Consideration shall be subject to the following adjustments (the “Cash Consideration Adjustment”):

(i) In the event that the principal amount of the 15% Note, plus accrued and unpaid interest thereon (determined without regard to any make-whole provision) as of immediately prior to the Closing, exceeds US$30,000,000, then the Cash Consideration shall be reduced by an amount equal to such excess.

(ii) The Cash Consideration shall be reduced by an amount equal to the outstanding principal amount of the Additional Draw Note plus accrued and unpaid interest thereon (determined without regard to any make-whole provision) as of immediately prior to the Closing.

(iii) The Cash Consideration shall be increased by an amount equal to the sum of (i) all cash amounts contributed by HNR or Seller to any HVDH Company on or after the Effective Date and prior to the Closing to pay for expenditures of such HVDH Company provided for in the 2016 budget for the HVDH Companies, a true and correct copy of which has been provided to Buyer, as such 2016 budget may hereafter be amended with the consent of Buyer (with such consent not to be unreasonably withheld, conditioned or delayed) (the “2016 Budget”) and (ii) all accounts payable and other accrued costs and expenses incurred by HNR or Seller for the benefit of any HVDH Company on or after the Effective Date and prior to the Closing that are provided for in the 2016 Budget. If the Closing shall not have occurred by December 1, 2016, Seller shall deliver a 2017 budget for the HVDH Companies to Buyer (the “Updated Budget”) no later than December 15, 2016, and, if Buyer approves of the Updated Budget (such approval not to be unreasonably withheld, conditioned or delayed) the references in the preceding sentence to the 2016 Budget shall be deemed to refer to the 2016 Budget and the Updated Budget.

(b) At least five (5) Business Days prior to the Closing, HNR or Seller shall prepare and deliver to Buyer a statement setting forth its good faith estimate of the Cash Consideration Adjustment (the “Estimated Cash Consideration Adjustment”), which statement shall set forth in reasonable detail each adjustment to the Cash Consideration pursuant to Section 2.2(a). Buyer may object to the Estimated Cash Consideration Adjustment on or before the third (3rd) Business Day prior to the Closing by delivering to Seller a written statement setting forth Buyer’s objections in reasonable detail, indicating each disputed item or amount and the basis for Buyer’s disagreement therewith, after which Buyer and Seller shall negotiate in good faith a resolution to such objections. The amount so agreed shall be the Estimated Cash Consideration Adjustment for purposes of the Closing. If Buyer and Seller are unable to resolve such dispute, the Estimated Cash Consideration Adjustment delivered by HNR or Seller, as applicable, to Buyer shall be the Estimated Cash Consideration Adjustment for purposes of the Closing.

(c) No later than thirty (30) days following the Closing Date, Buyer will cause to be prepared and delivered to Seller and HNR a statement setting forth its good faith calculation of the Cash Consideration Adjustment, which statement shall set forth in reasonable detail each adjustment to the Cash Consideration pursuant to Section 2.2(a). Seller and HNR may object to Buyer’s calculation of the Cash Consideration Adjustment within ten (10) Business Days following receipt by Seller and HNR of Buyer’s calculation of the Cash Consideration Adjustment by delivering to Buyer a written statement setting forth Seller’s and HNR’s objections in reasonable detail, indicating each disputed item or amount and the basis for Buyer’s disagreement therewith (the “Dispute Notice”); provided, that if Seller and HNR do not deliver any Dispute Notice to Buyer within such ten (10)-Business-Day period, Buyer’s calculation of the Cash Consideration Adjustment will be final, conclusive and binding on the parties hereto. Upon receipt of a Dispute Notice, Buyer and Seller shall negotiate in good faith a resolution to Seller’s and HNR’s objections, which resolution shall be final and binding.

(d) If the Estimated Cash Consideration Adjustment minus the finally determined Cash Consideration Adjustment (such difference, which may be a positive or a negative number, the “Post-Closing Adjustment”) is a negative number, Seller and HNR shall within three (3) Business Days of the final determination of the Cash Consideration Adjustment pay the Post-Closing Adjustment to Buyer by wire transfer from a Qualified Institution of immediately available funds to an account at a Qualified Institution designated by Buyer at least two (2) Business Days prior to such date. If the Post-Closing Adjustment is a positive number, Buyer shall within three (3) Business Days of the final determination of the Cash Consideration Adjustment pay the Post-Closing Adjustment to Seller by wire transfer from a Qualified Institution of immediately available funds to an account at a Qualified Institution designated by Seller at least two (2) Business Days prior to such date.

ARTICLE III

CLOSING

Section 3.1 Closing.

(a) Subject to and in accordance with the provisions of this Agreement, the closing of the purchase and sale of the Subject Shares (the “Closing”) will take place at the offices of Mayer Brown LLP, 700 Louisiana St., Suite 3400, Houston, Texas 77002 on a date which shall be no later than ten (10) Business Days after the conditions in Section 7.1, Section 7.2, and Section 7.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver, to the extent permitted by applicable Law, of such conditions at the Closing). The parties may extend the Closing Date at any time and from time-to-time by mutual written agreement. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b) By no later than five (5) Business Days prior to the Closing Date, Seller shall deliver a certificate to Buyer, in form and substance reasonably satisfactory to Buyer and signed by an executive officer of Seller, that states that no Restricted Payments have been made since May 31, 2016 and accurately states the aggregate amount of the Distributions made after May 31, 2016 and prior to the Closing together with reasonable details and evidence of source of and authorization for the Distributions, including, as applicable, certified true and complete copies of the relevant minutes of the board of the applicable Acquired Company declaring the payment of such Distribution.

(c) At the Closing:

(i) Seller shall deliver to the Notary:

(1) a written shareholders’ resolution duly executed by Seller, Vinccler and Petroandina or, alternatively, minutes of a duly convened shareholder’s meeting, approving the transfer of the Subject Shares and that is effective pursuant to the articles of association of HVDH;

(2) the shareholders’ register of HVDH;

(3) duly legalized power-of-attorney with respect to execution of the Deed of Transfer;

(4) and such other documents as may be customary and required under applicable Law, or reasonably required by the Notary for the consummation of the Sale of Subject Shares.

(ii) Seller shall deliver to Buyer:

(1) a release in the form attached as Exhibit D hereto;

(2) the SPA Termination Agreement, dated and effective as of the Closing Date, and signed by an executive officer of HNR;

(3) all minute books, stock records and seals (if any) of the HVDH Companies and all minute books and stock records (or copies thereof) of the Petrodelta Companies in the possession of HNR or any of its Subsidiaries (other than the HVDH Companies);

(4) duly executed resignations, as contemplated by Section 6.8(a);

(5) the certificate of Seller required by Section 7.2(d), duly executed by Seller;

(6) the certificate of HNR required by Section 7.2(d), duly executed by HNR;

(7) revocations (in form and substance satisfactory to Buyer) of all powers of attorney and banking mandates issued by the HVDH Companies to persons nominated by an HVDH Company or any Retained Company;

(8) revocations (in form and substance satisfactory to Buyer) of all banking mandates issued by any Petrodelta Company to persons nominated by an HVDH Company or any Retained Company; and

(9) all such other documents and instruments as may be reasonably required by Buyer or Buyer Designee to consummate the transactions contemplated by this Agreement.

(iii) Seller shall deliver or cause to be delivered to Buyer the following, in each case, at a time and location and in a medium and method reasonably requested by Buyer:

(1) any check books and all financial and accounting books and records of each of the HVDH Companies;

(2) all Contracts to which each of the HVDH Companies is party;

(3) all other documents and information of the HVDH Companies;

(4) all of the share certificates in respect of the Petrodelta Interest; and

(5) all documents and information provided or made available by Petrodelta to any HVDH Company including board papers, financial and accounting books and communications between Petrodelta and any Governmental Authority, CVP and/or PDVSA.

(iv) Buyer shall deliver to Seller:

(1) in accordance with Section 2.1(b): (A) the Cash Consideration (including the Escrow Amount); (B) the Buyer Promissory Note and Buyer Guaranty; (C) the 15% Note; (D) the Additional Draw Note; (E) the HNR Shares; and (F) the HNR Warrant (collectively, the “Purchase Consideration”); and

(2) the SPA Termination Agreement, dated and effective as of the Closing Date, and signed by an executive officer of Buyer;

(3) the certificate required by Section 7.3(c).

(v) Buyer and Seller shall cause the Subject Shares to be transferred to the Buyer or Buyer Designee by way of execution of the notarial deed of transfer of shares substantially in the form attached as Exhibit E hereto (the “Deed of Transfer”).

Section 3.2 Effective Date. Ownership of the Subject Shares shall be transferred from Seller to Buyer or Buyer Designee at the Closing, but shall be effective as of 12:01 a.m. on June 1, 2016 (the “Effective Date”). Notwithstanding the foregoing, except as may be otherwise specifically provided herein, including in Article IX, if the Closing occurs, Buyer or Buyer Designee, as holder of the Subject Shares, shall be entitled to any and all declared but unpaid Distributions for all periods prior to or after the Effective Date and any Distributions declared and paid after the Effective Date, and Buyer or Buyer Designee, as applicable, shall be liable for the payment of all costs and expenses relating to the Subject Shares and (a) included in the determination of the Cash Consideration Adjustment or (b) attributable to all periods after the Effective Date. Seller shall promptly deliver to Buyer or Buyer Designee any and all invoices for payment of costs and expenses relating to the Acquired Companies received after the Closing Date, and, except as may be specifically provided herein, including in Article IX, Buyer or Buyer Designee shall be shall be liable for the payment of the invoiced costs and expenses.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND HNR

Except as Fairly Disclosed in (i) HNR SEC Documents (but excluding any forward-looking disclosures set forth in any risk factor section, any disclosure in any section relating to forward-looking statements and any other disclosures included in any such form, report, schedule, statement or other document to the extent they are predictive or forward-looking in nature) (provided, that in no event shall any disclosure in such HNR SEC Documents qualify or limit the Fundamental Representations) or (ii) the corresponding section of the Seller Disclosure Schedule (it being understood that any information set forth in one section or subsection of the Seller Disclosure Schedule shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and each other representation and warranty set forth in this Article IV to the extent that it is reasonably apparent on its face that such information is relevant to such other representation and warranty), each of HNR and Seller hereby represents and warrants to Buyer as follows as of the date hereof and as of the Closing Date:

Section 4.1 Organization and Qualification; Subsidiaries. Each of HNR, Seller and the HVDH Companies is a corporation or legal entity duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate or similar entity power and authority to conduct its business as it is now being conducted. HNR, Seller and each HVDH Company is duly qualified or licensed as a foreign entity to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary. The investment of HNR and Seller (through one of their Subsidiaries) in Petrodelta has been duly registered as a foreign investment with the Ministerio del Poder Popular de Petróleo y Minería of Venezuela in accordance with applicable Law. The copies of the Amended and Restated Articles of Association of Seller (the “Seller Charter”) and the Amended and Restated Certificate of Incorporation of HNR (the “HNR Charter”) and the Restated By-laws of HNR (the “HNR By-laws”) made available to Buyer prior to the date hereof, are, in each case, true, complete and correct copies of such documents in effect on the date hereof.

Section 4.2 Ownership; Capitalization.

(a) The authorized capital stock of HVDH consists of 72,000 ordinary Class A shares and 18,000 ordinary Class B shares with a nominal value of one EUR, of which 20,000 Class A shares and 5,000 Class B shares are outstanding. Seller is the sole record and beneficial owner of the 12,750 Class A shares of HVDH (the “Subject Shares”) free and clear of any Liens (other than Permitted Liens). Petroandina Resources Corporation N.V. is the sole record owner of 7,250 Class A shares of HVDH (the “Petroandina Shares”). Vinccler is the sole record owner of the 5,000 Class B shares (the “Vinccler Shares”). The Subject Shares represent fifty-one percent (51%) of the entire allotted, duly authorized and validly issued share capital of HVDH and are duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights. The Subject Shares represent fifty-one percent (51%) of the voting rights (other than with respect to class voting rights) of shareholders of HVDH and are not subject to any restrictions as to voting. There are no outstanding depository receipts (certificaten) in respect of any of the Subject Shares, the Petroandina Shares or the Vinccler Shares.

Other than the Subject Shares, the Petroandina Shares and the Vinccler Shares, there are no outstanding shares of capital stock or other Equity Interests of HVDH.

(b) Immediately following the Closing, Buyer or Buyer Designee, as holder of the Subject Shares, will have good title to the Subject Shares free and clear of any Liens (other than Permitted Liens, all of which have been waived in connection with, or are otherwise inapplicable to, the Sale of Subject Shares at the Closing). The Subject Shares represent fifty-one percent (51%) of the entire allotted, duly authorized and validly issued share capital of HVDH and the voting rights of shareholders of HVDH (other than with respect to class voting rights) and are not subject to any restrictions as to voting. As of the Closing Date, HVDH will have good title to all of the outstanding shares of capital stock or other Equity Interests of the Subsidiaries of HVDH and the Petrodelta Interest free and clear of any Liens (other than Permitted Liens, all of which have been waived in connection with, or are otherwise inapplicable to, the Sale of Subject Shares pursuant to this Agreement).

(c) Section 4.2(c)(i) of the Seller Disclosure Schedule sets forth a true and complete list of each Subsidiary of Petrodelta Known to Seller, each Subsidiary of HVDH and, with respect to each such Subsidiary and Petrodelta, (x) jurisdictions of organization, (y) the ownership interest of HVDH in Petrodelta and each of the Subsidiaries of HVDH, and the ownership interest of any other Person or Persons in each Subsidiary of HVDH and (z) to the Knowledge of Seller, the ownership interests of any other Person or Persons in Petrodelta, the ownership interests of Petrodelta in each of its Subsidiaries and the ownership interest of any other Person or Persons in each Subsidiary of Petrodelta. The capital stock of Petrodelta consists of 1,000,000,000 Bolivares and 100,000 shares of common stock with a par value of 10,000 Bolivares each, which are classified as Class A shares or Class B shares. There are currently issued and outstanding 60,000 Class A shares, representing a 60% interest in the capital stock of Petrodelta, and the Petrodelta Interest, representing a 40% interest in the capital stock of Petrodelta. All of the outstanding shares of capital stock of, or other Equity Interests in, each Subsidiary of HVDH and the Petrodelta Interest is (A) (to the extent such concept is applicable) duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights, and (B) owned (of record and beneficially), free and clear of any Liens (other than Permitted Liens, all of which have been waived in connection with, or are otherwise inapplicable to, the Sale of Subject Shares pursuant to this Agreement), by HVDH or a Subsidiary of HVDH. To the Knowledge of Seller, each outstanding share of capital stock of, or other Equity Interests in, each Subsidiary of Petrodelta is (A) (to the extent such concept is applicable) duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and (B) owned (of record and beneficially), free and clear of all Liens (other than restrictions under applicable securities Laws and the terms of the articles of association or other organizational documents of such Person), by Petrodelta or one of its Subsidiaries. The Petrodelta Interest is duly recorded in the Stock Registry Book of Petrodelta in accordance with applicable Law. Section 4.2(c)(ii) of the Seller Disclosure Schedule sets forth a true and complete corporate structure chart of HVDH, including all the Subsidiaries of HVDH, Petrodelta, and to the Knowledge of Seller, all the Subsidiaries of Petrodelta and reflecting (i) the owners HVDH and its Subsidiaries and the owners of Petrodelta which are HVDH Companies and (ii) to the Knowledge of Seller, the owners of Petrodelta which are not HVDH Companies and the owners of all Subsidiaries of Petrodelta.

(d) There are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements, commitments or contracts of any kind to which any Acquired Company is a party or by which any Acquired Company is bound obligating any Acquired Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other Equity Interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other Equity Interests in, any Acquired Company or obligating any Acquired Company to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. There are no outstanding contractual obligations of any Acquired Company affecting the voting rights of or requiring the repurchase, redemption, issuance, creation or disposition of any Equity Interests in any Acquired Company other than as may be set out in the articles of association or other organizational documents of an HVDH Company, or (i) in the case of HVDH, in Article III of the HVDH Shareholders’ Agreement and (ii) in the case of Petrodelta, in Section 6.3 of the Conversion Agreement and Article 12 of the articles of incorporation and bylaws of Petrodelta. There are no outstanding bonds, debentures, notes or other Indebtedness of HVDH having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the shareholders of HVDH may vote. There is no Person (other than Buyer and Buyer Designee) who is entitled to acquire or receive any shares of capital stock or other securities of HVDH. HVDH does not own, directly or indirectly, any shares or stock in the capital of, nor does it have any, direct or indirect, beneficial interest in any company, entity or business organization other than HNR Finance, Harvest Vinccler Ltd., Harvest-Vinccler, S.C.A., Petrodelta and its Subsidiaries.

(e) Prior to the date hereof, Seller has made available to Buyer true, complete and correct copies of the articles of association, charter and bylaws (or similar organizational documents) of each HVDH Company and Petrodelta (including, in the case of Petrodelta, the Core Petrodelta Documents as amended to the date of this Agreement) and, to the extent in its possession, each Subsidiary of Petrodelta, each as in full force and effect as of the date hereof and such organizational documents are listed on Section 4.2(e) of the Seller Disclosure Schedule. Other than the organizational documents made available to Buyer pursuant to the foregoing sentence, there are no Contracts, arrangements, shareholder agreements, voting trusts, proxies or understandings which relate to the governance of or the voting, registration, transfer or issuance of shares or Equity Interests of any HVDH Company or the Petrodelta Interest, to the Knowledge of Seller, any other shares or Equity Interests of Petrodelta or any Subsidiary of Petrodelta.

(f) Except for the capital stock or other Equity Interests of the Subsidiaries of HVDH and Petrodelta, as applicable, neither HVDH nor, to the Knowledge of Seller, Petrodelta, directly or indirectly, own any capital stock, Equity Interest or other voting or equity securities or interests in any Person. No HVDH Company or, to the Knowledge of Seller, Petrodelta Company acts or carries on, business in partnership with any other person or is party to any joint venture agreement.

(g) None of HVDH or any of its Subsidiaries, and, to the Knowledge of Seller, none of Petrodelta or any of its Subsidiaries, has entered into any commitment, arrangement or agreement, or is otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person.

(h) No HVDH Company has, and, to Knowledge of Seller, no Petrodelta Company has any branch, agency, place of business or permanent establishment outside its jurisdiction of incorporation.

(i) All documents required to be delivered by any Acquired Company to the Dutch Trade Registrar, the Venezuelan Commercial Registry and Registrar of Companies of the Cayman Islands (or equivalent authority and in accordance with the Laws of any applicable jurisdiction) are, with respect to each HVDH Company, and to the Knowledge of Seller with respect to each Petrodelta Company, complete and accurate in all respects and have been properly delivered.

(j) The statutory books of each HVDH Company have been properly kept, are up to date and contain complete and accurate details of all matters required by applicable Laws to be entered in them and comply with such applicable Laws. No notice or indication that any of them is incorrect or should be rectified has been received.

Section 4.3 Authority Relative to Agreement.

(a) Each of HNR and Seller has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to obtaining, at the Stockholders’ Meeting, the affirmative vote of the holders of a majority of: (x) the outstanding shares of HNR Common Stock entitled to vote thereon at the Stockholders’ Meeting in favor of the acquisition by Buyer or an Affiliate thereof of the Subject Shares (the “Share Sale Proposal”) and (y) the outstanding shares of HNR Common Stock that are not owned, directly or indirectly, by Buyer or Affiliates of Buyer, in favor of the Share Sale Proposal (clauses (x) and (y), collectively, the “Requisite Stockholder

Approval”). The execution and delivery by HNR and Seller of this Agreement and each of the Related Agreements to which they are a party and the consummation by HNR and Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of HNR or Seller are necessary to authorize the execution and delivery of this Agreement or the Related Agreements to which they are a party or to consummate the transactions contemplated hereby or thereby, other than the receipt of the Requisite Stockholder Approval. This Agreement has been, and each of the Related Agreements to which HNR or Seller is a party will be, duly and validly executed and delivered by HNR and Seller and, assuming the due authorization, execution and delivery by Buyer, constitutes or will constitute a legal, valid and binding obligation of each of HNR and Seller, enforceable against each of HNR and Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles).

(b) Each of the HNR Board Special Committee and the HNR Board, at separate meetings duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby are expedient, advisable, fair to and in the best interests of HNR and HNR’s stockholders, (ii) approved this Agreement, (iii) approved the transactions contemplated by this Agreement and (iv) resolved to recommend that the stockholders of HNR approve the consummation of the acquisition by Buyer or an Affiliate thereof of the Subject Shares, in accordance with the terms of this Agreement (the “HNR Board Recommendations”) and directed that such matter be submitted for the consideration of the stockholders of HNR at the Stockholders’ Meeting, which resolutions have not been, other than in accordance with Section 6.5(c) and Section 6.5(d), rescinded, modified or withdrawn in any way.

Section 4.4 No Conflict; Required Filings and Consents.

(a) None of the execution and delivery of this Agreement or the Related Agreements to which HNR or Seller are a party by HNR or Seller, the consummation by HNR and Seller of the transactions contemplated hereby or thereby or the performance by either HNR or Seller of their respective obligations hereunder or thereunder will (i) subject to obtaining the Requisite Stockholder Approval, conflict with or violate HNR Charter, Seller Charter, HNR By-laws or the charter or bylaws (or similar organizational documents) of any Acquired Company, (ii) violate the DGCL (including Section 170 thereof), (iii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 4.4(b) have been obtained or made, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to HNR or Seller or any Acquired Company or by which any property or asset of HNR or Seller or any Acquired Company is bound or affected or (iv) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, relieve a Person from an obligation under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the properties or assets of HNR, Seller or any Acquired Company, pursuant to (A) subject to obtaining the Venezuela Approval, any of the Core Petrodelta Documents or (B) any HVDH Company Material Contract, other than, in the case of clauses (iii) and (iv)(B), any such violation, breach, default, right of termination, amendment, acceleration, cancellation or Lien that has not had, individually or in the aggregate, a Material Adverse Effect.

(b) None of the execution and delivery of this Agreement or the Related Agreements by HNR or Seller, the consummation by HNR or Seller, as applicable, of the transactions contemplated by this Agreement or the Related Agreements, or HNR’s or Seller’s performance of its obligations hereunder and thereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) any filings required under the rules of NYSE, (iii) the Venezuela Approval and (iv) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, has not had, individually or in the aggregate, a Material Adverse Effect.

Section 4.5 Financial Statements; HNR SEC Documents.

(a) As of their respective filing dates, or if amended or restated after the date of filing, as of the date of the last such amendment or applicable subsequent filing, the HNR SEC Documents did not contain any untrue statement of a material fact with respect to the HVDH Companies or omit to state any material fact, required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, with respect to the HVDH Companies.

(b) The HVDH Companies Financial Statements fairly present in all material respects the consolidated financial condition and results of operations of the HVDH Companies as of the date thereof and for the period indicated therein, all in accordance with GAAP, except for the absence of footnote disclosures to the extent required by GAAP and for any audit adjustments, none of which are material, it being understood that the Petrodelta Companies have been accounted for in the HVDH Companies Financial Statements on an equity accounting basis in accordance with GAAP prior to the period ended December 31, 2014 and, thereafter, on a cost accounting basis in accordance with GAAP. For the purposes of this paragraph (a), the words “fairly present in all material respects” will be substituted with the equivalent terminology applicable under local auditing or statutory regulations to denote accounts in respect of which an unqualified auditor’s certificate has been given.

(c) Except as described in Section 4.5(b), no change has been made to the accounting policies or to any other accounting treatment of any of the HVDH Companies for at least three (3) years prior to the date hereof.

(d) The accounting and other records of each of the HVDH Companies are up to date and have been fully, properly and accurately maintained and are in the possession of the relevant Acquired Company, as applicable. Each HVDH Company that is organized under the laws of the Netherlands has duly and timely complied with its publication obligations in relation to its annual accounts.

(e) The provision for bad and doubtful debts included in the HVDH Companies Financial Statements and the consolidated financial statements of HNR included in HNR SEC Documents have been determined in accordance with GAAP.

(f) As of the date of such financial statements, none of the HVDH Companies has any liabilities (whether actual, contingent, unquantified or disputed) which were required in accordance with GAAP to be reflected in the HVDH Company Financial Statements and which were not so reflected.

Section 4.6 No Undisclosed Liabilities. Except (a) as reflected or reserved against in the HVDH Company Financial Statements or the notes thereto, (b) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2015, (c) for liabilities or obligations incurred by or on behalf of HNR Finance B.V. on and after June 19, 2015 as a direct result of any actions or omissions of Buyer, Buyer Designee, CT Energia, or any of their respective officers, directors, shareholders or employees with respect to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Seller or any of its Subsidiaries, including the Petrodelta Companies and (d) for liabilities or obligations under GAAP incurred in connection with the transactions contemplated by this Agreement that have not had and would not reasonably be expected to have a Material Adverse Effect, no HVDH Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether due or to become due, that are required by GAAP to be reflected or reserved against on a consolidated balance sheet (or the notes thereto) of the HVDH Companies. Section 4.6 of Seller Disclosure Schedule sets forth each former Subsidiary of any HVDH Company that has been liquidated, dissolved or merged out of existence since December 31, 2007. Each such entity at the time of its liquidation, dissolution or merger had no liabilities other than as set forth on such section of the Seller Disclosure Schedule.

Section 4.7 Highest and Best Offer. The Purchase Consideration to be paid by Buyer in accordance with the terms of this Agreement is fair value for the Sale of Subject Shares, and the Purchase Consideration is the highest and best offer available to the Seller for the sale of Subject Shares as of the date of this Agreement.

Section 4.8 Absence of Litigation. As of the date hereof, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no claims, suits, actions, litigations, arbitrations, mediations or other legal proceedings (each, a “Legal Proceeding”) pending against HNR, Seller or any HVDH Company. To the Knowledge of Seller, (x) no officer or director of HNR, Seller or any HVDH Company is a defendant in any Legal Proceeding in connection with his or her status as an officer or director of HNR, Seller or any HVDH Company, and (y) no such Legal Proceeding is threatened in writing, in either case that has had, or would be reasonably be expected to have, a Material Adverse Effect.

Section 4.9 Questionable Payments.

(a) Since January 1, 2010, neither HNR nor Seller nor any of their respective directors, officers or employees, or, to the Seller’s Knowledge, any of their respective advisors, attorneys, accountants, agents or other representatives acting on their behalf has, in connection with or relation to the Acquired Companies:

(i) violated the FCPA or the U.K. Bribery Act 2010, or any other applicable Anticorruption Laws;

(ii) taken any act, directly or indirectly, in furtherance of a payment, offer or promise to pay, or authorization of any payment of money or anything of value to (A) a Government Official or (B) any person while knowing or having reasonable grounds to believe that all or a portion of such payment will be passed on to a Government Official, in each case, in violation of any Law against improper payments;

(iii) made, directly or indirectly, any unlawful payment of money or anything of value relating to political activity; or

(iv) established or maintained, or is maintaining, any unlawful fund or other properties or fund or account that is not recorded on the books and records of HNR or Seller, as applicable.

(b) Neither HNR nor Seller has received any allegation or conducted any internal investigation related to a violation or potential violation of the Anticorruption Laws.

(c) Neither HNR nor Seller has information that would lead a reasonable person to believe that it is likely that any Person has made any payment on behalf of or for the benefit of any Acquired Company in violation of any Anticorruption Laws.

(d) None of the officers, employees or directors of HNR or Seller, or to Seller’s Knowledge, the advisors, attorneys, accountants, agents or other representatives of HNR or Seller, is a Government Official.

(e) Each of HNR and Seller (in connection with or relation to the Acquired Companies) has established and continues to maintain internal controls and procedures reasonably designed to ensure compliance with Anticorruption Laws, including an anticorruption policy; anticorruption controls regarding Representatives; restrictions on gifts, entertainment and travel payments; and relevant internal financial controls (e.g., controls on petty cash), and which constitute adequate procedures in line with the guidance published by the United Kingdom Secretary of State under section 9 of the U.K. Bribery Act 2010 designed to prevent their Associated Persons from undertaking any such conduct.

(f) To the Knowledge of Seller, no Associated Person of HNR or Seller has bribed another person (within the meaning given in section 7(3) of the U.K. Bribery Act 2010) intending to obtain or retain business or an advantage in the conduct of business for any Acquired Company, and each of HNR and Seller has in place adequate procedures in line with the guidance published by the United Kingdom Secretary of State under section 9 of the U.K. Bribery Act 2010 designed to prevent their Associated Persons from undertaking any such conduct.

Section 4.10 Core Petrodelta Documents. The Core Petrodelta Documents are in full force and effect, and neither HNR nor any of its Subsidiaries has received any written notice that Petrodelta is in breach or default of any terms of any of the Core Petrodelta Documents that would or is reasonably likely to lead to termination of the relevant Core Petrodelta Documents or any written notice of termination of the Core Petrodelta Documents. To Seller’s Knowledge, there are no facts or circumstances which would or are reasonably likely to lead to termination of any of the Core Petrodelta Documents. Complete and correct copies of each of the Core Petrodelta Documents have been made available to Buyer.

Section 4.11 Opinion of Financial Advisor. The HNR Board Special Committee has received the opinion of Tudor Pickering on or prior to the date of this Agreement, to the effect that, as of the date of such opinion and subject to the matters set forth in such opinion, the Purchase Consideration in respect of the Subject Shares to be received by the Seller and HNR pursuant to this Agreement is fair to HNR from a financial point of view. Such opinion has not been withdrawn or materially modified.

Section 4.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from any of the Acquired Companies in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HNR or any of its Subsidiaries.

Section 4.13 Solvency. Immediately after giving effect to Sale of Subject Shares and the consummation of the transactions contemplated by this Agreement: (a) the fair saleable value (determined on a going-concern basis) of the assets of HNR and its Subsidiaries (taken as a whole) and of Seller, will be greater than the total amount of their liabilities, taken as a whole (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (b) HNR and Subsidiaries, including Seller, will be able to pay their debts and obligations in the ordinary course of business as they become due; and (c) HNR and its Subsidiaries, including Seller, will have adequate capital to carry on their businesses and all businesses in which they are about to engage.

Section 4.14 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, none of HNR, Seller or any of their respective Affiliates nor any other Person on behalf of HNR makes any express or implied representation or warranty (and there is and has been no reliance by Buyer or any of its Affiliates or Representatives on any such representation or warranty) with respect to the Acquired Companies or their respective businesses or with respect to any other information provided, or made available, to Buyer or its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as disclosed in the corresponding section of the separate disclosure schedule which has been delivered by Buyer to HNR prior to the execution of this Agreement (the “Buyer Disclosure Schedule”) (it being understood that any information set forth in one section or subsection of the Buyer Disclosure Schedule shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and each other representation and warranty set forth in this Article V to the extent that it is reasonably apparent on its face that such information is relevant to such other representation and warranty), Buyer hereby represents and warrants to HNR as follows as of the date hereof and as of the Closing Date:

Section 5.1 Organization and Qualification; Subsidiaries. Buyer is a corporation duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as it is now being conducted. Buyer is duly qualified or licensed as a foreign corporation to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

Section 5.2 Authority Relative to Agreement. Buyer has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer and each of its applicable Affiliates of this Agreement and the Related Agreements to which they are a party and the consummation by Buyer and its applicable Affiliates of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Buyer and no other corporate proceedings on the part of Buyer or its Affiliates are necessary to authorize the execution and delivery of this Agreement or the Related Agreements to which they are a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Related Agreements to which Buyer or an Affiliate of Buyer is a party will be, duly and validly executed and delivered by Buyer and the applicable Affiliate of Buyer party thereto and, assuming the due authorization, execution and delivery by each of the other Persons party hereto and thereto, this Agreement and each of the Related Agreements constitutes or will constitute a legal, valid and binding obligation of Buyer or its applicable Affiliate, enforceable against Buyer or such applicable Affiliate in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles).

Section 5.3 No Conflict; Required Filings and Consents.

(a) None of the execution and delivery of this Agreement or the Related Agreements to which Buyer or an Affiliate of Buyer are a party by Buyer or such Affiliate of Buyer, the consummation by Buyer or its applicable Affiliate of the transactions contemplated by this Agreement or the Related Agreements or performance of their obligations hereunder or thereunder will (i) conflict with or violate the organizational documents of Buyer or such applicable Affiliate, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 5.3(b) have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Buyer or its applicable Affiliate or by which any property or asset of Buyer or such applicable Affiliate is bound or affected or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Buyer or such applicable Affiliate pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other Contract or other instrument or obligation to which Buyer or such applicable Affiliate is a party or by which Buyer or such applicable Affiliate or any property or asset of Buyer or such applicable Affiliate is bound, other than, in the case of clauses (ii) and (iii), for any such violation, breach, default, right, termination, amendment, acceleration, or cancellation that would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

(b) None of the execution and delivery of this Agreement or the Related Agreements by Buyer or an Affiliate of Buyer, the consummation by Buyer or its applicable Affiliate of the transactions contemplated hereby or thereby, or performance of its obligations hereunder or thereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the Venezuela Approval, and (iii) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

Section 5.4 Absence of Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Buyer, threatened in writing against Buyer which would reasonably be expected to, individually or in the aggregate, materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

Section 5.5 Available Funds. Buyer has or will have sufficient funds to consummate the transactions contemplated herein.

Section 5.6 Questionable Payments.

(a) Since June 19, 2015, neither Buyer nor CT Energia nor any of their respective Affiliates, directors, officers or employees, nor, to the Knowledge of Buyer, any of their respective advisors, attorneys, accountants, agents or other representatives acting on their behalf, has, in connection with or relation to the Acquired Companies:

(i) violated the FCPA or the U.K. Bribery Act 2010, or any other applicable Anticorruption Laws;

(ii) taken any act, directly or indirectly, in furtherance of a payment, offer or promise to pay, or authorization of any payment of money or anything of value to (A) a Government Official or (B) any person while knowing or having reasonable grounds to believe that all or a portion of such payment will be passed on to a Government Official, in each case, in violation of any Law against improper payments;

(iii) made, directly or indirectly, any unlawful payment of money or anything of value relating to political activity; or

(iv) established or maintained, or is maintaining, any unlawful fund or other properties or fund or account that is not recorded on the books and records of Buyer or CT Energia, as applicable.

(b) Neither Buyer nor CT Energia, nor any Affiliate thereof (in connection with or relation to the Acquired Companies) has received any allegation or conducted any internal investigation related to a violation or potential violation of the Anticorruption Laws.

(c) Neither Buyer nor CT Energia, nor any Affiliate thereof (in connection with or relation to the Acquired Companies) has information that would lead a reasonable person to believe that it is likely that any Person has made any payment on behalf of or for the benefit of any Acquired Company in violation of any Anticorruption Laws.

(d) None of the Affiliates, officers, employees or directors of any of Buyer or CT Energia or, to Buyer’s Knowledge, the advisors, attorneys, accountants, agents or other representatives of any of Buyer or CT Energia is a Government Official.

(e) To the Knowledge of Buyer, no Associated Person of Buyer or CT Energia has bribed another person (within the meaning given in section 7(3) of the U.K. Bribery Act 2010) intending to obtain or retain business or an advantage in the conduct of business for any Acquired Company.

Section 5.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 5.8 Management Agreements. As of the date hereof, other than the Securities Purchase Agreement and each of the other agreements and instruments related thereto, including the Notes, the Management Agreement, the Subsidiary Guaranty, the Warrant, the Registration Rights Agreement, the Security Agreement

and the other Collateral Documents (as those terms are defined in the Securities Purchase Agreement), neither Buyer nor any of Buyer’s executive officers or directors, has entered into any agreement, arrangement or understanding with any of the executive officers or directors of HNR or any of its Subsidiaries that is currently in effect or would or is expected to become effective in the future and that, if effective at the date hereof, would be required to be disclosed under Item 1005(d) of Regulation M-A under the Exchange Act.

Section 5.9 Information Supplied. None of the information to be supplied by Buyer in writing expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to HNR’s shareholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.10 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article V, none of Buyer or any of its Affiliates or any other Person on behalf of any of them makes any express or implied representation or warranty (and there is and has been no reliance by HNR or any of its Affiliates or Representatives on any such representation or warranty) with respect to Buyer or its business or with respect to any other information provided, or made available, to HNR or any of its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Buyer acknowledges the opinion of Tudor Pickering as to the fairness from a financial point of view of aggregate consideration to be paid by Buyer for the Subject Shares has not been delivered to Buyer and that Buyer is not entitled to rely on that opinion for any purpose.

Section 5.11 Seller Disclosure Schedule Modified by Buyer’s Knowledge. To the extent that either Buyer or CT Energia has Knowledge, as of the date of this Agreement, of any Event with respect to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Seller or any of its Subsidiaries, including the Petrodelta Companies, that causes any representation or warranty of HNR or Seller to be untrue or incorrect and Buyer or its Affiliates or Representatives has failed to notify HNR, Seller or their Affiliates or Representatives of such Event prior to the date hereof, the Seller Disclosure Schedule shall be deemed to be amended to include such Event as an exception from HNR’s and Seller’s representations and warranties to the extent that it is reasonably apparent on its face that such Event is relevant to such representations and warranties.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1 Conduct of Business. Between the date of this Agreement and the earliest to occur of the Closing Date and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (i) as set forth on Section 6.1 of the Seller Disclosure Schedule, (ii) as expressly required by this Agreement, (iii) as required by applicable Law or by a Governmental Authority, or (iv) as may be agreed in writing by Buyer (which agreement shall not be unreasonably withheld, delayed or conditioned):

(a) Subject to clauses (b), (c) and (d) below, Seller shall cause each of the HVDH Companies to, carry on its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve substantially intact its current business organizations, to keep available the services of its current officers and employees (including any seconded employees) and to preserve its relationships with significant Governmental Authorities, customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having significant business dealings with it, and to preserve the goodwill of and maintain satisfactory relationships with those persons having material business relationships with the HVDH Companies;

(b) HNR shall not, and shall direct each of its Subsidiaries not to, take any action that results in any breach of, or constitutes a default (or an event which with notice or lapse of time or both would become a default under) or results in the cancellation of or the creation of a Lien upon the Subject Shares or any of the properties or assets of any Acquired Company, pursuant the Core Petrodelta Documents or any other HVDH Company Material Contract;

(c) HNR shall and shall cause each of its Subsidiaries to, pay its debts generally as they come due in the ordinary course of business; and

(d) Without limiting the generality of the foregoing clauses (a), (b) and (c), Seller shall not and shall not permit any of the HVDH Companies to:

(i) amend or otherwise modify the articles of association, charter and bylaws (or similar organizational documents) of any HVDH Company;

(ii) issue, sell, pledge, dispose, encumber or grant any shares, or any options, warrants, convertible securities or other Equity Interests or other rights of any kind to acquire any such shares of capital stock or rights settled in cash or other property based in whole or in part on the value of such shares of capital stock;

(iii) (A) declare, authorize, make or pay any Restricted Payment; (B) split, combine or reclassify any shares of capital stock or other Equity Interests; (C) redeem, purchase or otherwise acquire any shares of capital stock or other securities; or (D) amend or alter the rights, privileges, powers, preferences or restrictions attaching to, any capital stock of securities or other Equity Interest of any of the HVDH Companies, or without limiting the foregoing, to undertake or permit or facilitate any action which would result in the shareholding or voting power of any Person in any of the HVDH Companies being different to that which exists as at the date hereof;

(iv) (A) other than in the ordinary course of business consistent with past practice, increase the compensation or other benefits payable or to become payable to employees, directors or executive officers of the HVDH Companies or grant any new short or long term incentive compensation awards to employees, directors or executive officers of the HVDH Companies, (B) other than in the ordinary course of business consistent with past practice, grant any severance or termination pay to, or enter into any severance agreement with, any employee, director or executive officer of the HVDH Companies, (C) enter into, terminate or renew any employment agreement with any employee or executive officer of the HVDH Companies, (D) terminate, establish, adopt, enter into or amend or terminate any HVDH Company Benefit Plan (or arrangement that would be an HVDH Company Benefit Plan were it effective as of the date hereof) or other plan, trust, fund, policy or arrangement maintained for the benefit of any current or former directors, officers or employees or any of their beneficiaries, (E) enter into any new, or amend any existing, collective bargaining agreement covering employees of the HVDH Companies or (F) other than in the ordinary course of business consistent with past practice and as would not increase the aggregate employee headcount of the HVDH Companies as of the date hereof, hire any officer, employee, director, independent contractor or consultant;

(v) forgive any loans to employees, officers or directors of the HVDH Companies or any affiliate of any employee, officer or director of the HVDH Companies or any of their respective affiliates;

(vi) grant, accelerate the vesting of, confer or award options, convertible securities, restricted stock, restricted stock units, performance stock units, stock appreciation rights or other rights to acquire any capital stock or any equity-based award to any employee, officer or director of the HVDH Companies based in whole or in part on capital stock, whether settled in cash, securities or other property, or take any action not otherwise contemplated by this Agreement to cause to be exercisable any otherwise unexercisable option or other equity-based award of any employee, officer or director of the HVDH Companies under any existing plan;

(vii) acquire (including by merger, consolidation, or acquisition of stock or assets), any ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, other than acquisitions of inventory in the ordinary course of business consistent with past practice;

(viii) dispose of, transfer, lease, license, mortgage, pledge, encumber or subject to a Lien any assets other than (A) HVDH Owned IP, to the extent permitted in (ix) below, (B) pursuant to existing HVDH Company Material Contracts and (C) dispositions of obsolete equipment or assets in the ordinary course of business consistent with past practice;

(ix) dispose of, transfer, lease, license, mortgage, pledge or encumber any HVDH Owned IP (other than non-exclusive licenses granted to end users in connection with sales of finished products in the ordinary course of business);

(x) abandon, allow to lapse or fail to maintain any HVDH Owned IP;

(xi) incur or guarantee any Indebtedness or issue any debt securities, or assume or guarantee the obligations of any Person other than another HVDH Company;

(xii) loan, advance, invest or make a capital contribution to or in any Person other than another HVDH Company or, to the extent required to comply with the terms of the Core Petrodelta Documents, a Petrodelta Company;

(xiii) make any expenditure outside the 2016 Budget;

(xiv) amend, cancel, terminate, waive or release any material rights or claims or assign any rights or claims with respect to, any HVDH Company Material Contract of any HVDH Company or fail to comply with any HVDH Company Material Contract of any HVDH Company or take any action that results in a default, event or default or provides a basis for termination under any HVDH Company Material Contract of any HVDH Company or enter into any contract which, if entered into prior to the date hereof, would be a HVDH Company Material Contract of any HVDH Company;

(xv) make any material change in accounting principles, policies, practices, procedures or methods in effect at December 30, 2015, except (i) as required by GAAP (or any interpretation or enforcement thereof) or Regulation S-X of the Exchange Act, or (ii) as required by a change in applicable Law;

(xvi) waive, release, assign, settle or compromise any (A) governmental complaint or (B) claims, liabilities or obligations arising out of, related to or in connection with (x) litigation (other than litigation concerning this Agreement) other than, in the case of this clause (B)(x) only, for compromises, settlements or agreements that involve only the payment of monetary damages not in excess of $500,000 in any single instance and $1,000,000 in the aggregate and in any case without the imposition of equitable relief on, or the admission of wrongdoing by, any HVDH Company or (y) litigation concerning this Agreement;

(xvii) take any steps which result, or may result, in a change of residence of any HVDH Company for Tax purposes;

(xviii) except as required by applicable Law, make or rescind any material Tax election, change any material Tax method, file any amended Tax Return that is material, incur any material Tax liability outside the ordinary course of business, or settle or compromise any material Tax liability;

(xix) fail to maintain in full force and effect insurance consistent with prudent industry practice and in any event no less than maintained in past practice;

(xx) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the any of the HVDH Companies;

(xxi) except as required by applicable Law, enter into any Contract or understanding or arrangement with respect to the voting or registration of capital stock of any HVDH Company;

(xxii) alter the scope, nature or scale of business of the HVDH Companies;

(xxiii) enter into, modify or terminate any transactions or Contracts with any member of the Retained Group;

(xxiv) enter into any Contract that indemnifies or exculpates any director, officer, employee or agent of Buyer, any of its Subsidiaries or any of their respective predecessors;

(xxv) assert any claim or commence any litigation, arbitration or other proceeding against Petrodelta, any Affiliate of Petrodelta or any Governmental Authority; or

(xxvi) enter into any Contract to do any of the foregoing.

Notwithstanding anything to the contrary, with respect to any action that CT Energia (x) takes or omits to take affecting an HVDH Company, or (y) causes an HVDH Company to take or omit to take (a “CT Energia Action”), HNR’s and Seller’s obligations under this Section 6.1 to take an action or not to take an action shall only apply to the extent that Seller shall have actual knowledge of the CT Energia Action and shall have the right to consent to or veto such CT Energia Action pursuant to the Management Agreement (as defined in the Securities Purchase Agreement).

Section 6.2 Stockholder Meeting; Proxy Statement.

(a) Preparation and Filing of Proxy Statement. As promptly as reasonably practicable following the date of this Agreement, HNR shall prepare and cause to be filed with the SEC in preliminary form a proxy statement relating to the Stockholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Except as expressly contemplated by Section 6.5(c) and Section 6.5(d), the Proxy Statement shall include the HNR Board Recommendations with respect to the Sale of Subject Shares. HNR shall promptly notify Buyer upon the receipt of any comments or other correspondence from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) regarding the Proxy Statement, including with respect to amendments or supplements to the Proxy Statement, and shall provide Buyer with copies of all correspondence between HNR and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. HNR shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements with respect to the Proxy Statement and to cause the Proxy Statement to be cleared by the SEC as promptly as reasonably practicable. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. Prior to filing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, HNR shall provide each member of the HNR Board (including any Affiliate or Representative of Buyer) and his counsel with a copy of such document or response at least five (5) Business Days in advance of such filing date, and such HNR Board member and his counsel shall provide to HNR any comments thereon as soon as reasonably practicable but in any event sufficiently in advance of the filing date to allow HNR and its counsel a reasonable opportunity to review and consider such comments in advance of any such filing date. HNR shall consider in good faith any comments to the Proxy Statement (or the applicable amendment or supplement thereto) that are timely provided by such member of the HNR Board or his counsel.

(b) Covenants of HNR with Respect to the Proxy Statement. HNR shall cause the Proxy Statement, at the date it is first mailed to the stockholders of HNR and at the time of the Stockholders’ Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, HNR shall have no obligation pursuant to this Section 6.2(b) with respect to any of the Buyer Information.

(c) Covenants of Buyer with Respect to the Proxy Statement. Buyer shall furnish to HNR all information (the “Buyer Information”) concerning Buyer reasonably requested by HNR in connection with the

Proxy Statement and required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise reasonably assist and cooperate with HNR in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). The information relating to Buyer at the time supplied by it to HNR for inclusion in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Mailing of Proxy Statement; Stockholders’ Meeting. HNR shall, as promptly as practicable (and in any event within five (5) Business Days following the Proxy Statement Clearance Date), (x) by resolutions of the HNR Board establish the earliest reasonably practicable record date for a meeting of its stockholders, for the purpose of voting upon the Sale of Subject Shares pursuant to this Agreement (including any adjournment or postponement thereof, the “Stockholders’ Meeting”), (y) by resolutions of the HNR Board establish the earliest reasonably practicable date for the Stockholders’ Meeting, which date shall, except as otherwise consented to in writing by Buyer, be no more than twenty five (25) Business Days after the Proxy Statement Clearance Date. HNR shall, as promptly as practicable after the record date established for the Stockholders’ Meeting, mail to the holders of HNR Common Stock as of such record date a Proxy Statement (such date of mailing, the “Proxy Date”). HNR shall duly call, convene and hold the Stockholders’ Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that HNR may postpone, recess or adjourn the Stockholders’ Meeting: (i) with the consent of Buyer, (ii) in the absence of a quorum, to solicit additional proxies or (iii) for a single period of not more than five (5) Business Days to permit the filing and distribution of any supplemental or amended disclosure that the HNR Board has determined in good faith is required (upon the advice of outside legal counsel) pursuant to applicable Law. Once HNR has established a record date for the Stockholders’ Meeting, HNR shall not change such record date or establish a different record date for the Stockholders’ Meeting without the prior written consent of Buyer, unless required to do so by applicable Law or the By-laws. Subject to the right of the HNR Board to effect a Change in Recommendation as permitted by Section 6.5(c), HNR shall use its reasonable best efforts to solicit proxies in favor of the Sale of Subject Shares pursuant to this Agreement as contemplated by Section 4.3(a) and shall ensure that all proxies solicited in connection with the Stockholders’ Meeting are solicited in compliance with all applicable Laws and all rules of NYSE. Without limiting the generality of the foregoing, HNR’s obligation to call, give notice of and hold the Stockholders’ Meeting in accordance with this Section 6.2(d) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Proposal or other Acquisition Proposal, or by any Change in Recommendation or any other withdrawal, modification or change of the HNR Board Recommendations. Notwithstanding anything herein to the contrary, HNR shall not be required to call, convene or hold a Stockholders’ Meeting after the termination of this Agreement in accordance Section 8.1.

(e) Amendments to the Proxy Statement. If at any time prior to the Stockholders’ Meeting any event or circumstance relating to HNR or Buyer or any of HNR’s or Buyer’s Subsidiaries, or their respective officers or directors, is discovered by HNR or Buyer, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the others. Each of Buyer and HNR agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

Section 6.3 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall (and shall cause each of their applicable Affiliates and Subsidiaries to) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated by this Agreement. Without limiting the foregoing, each of the parties agrees to use its respective reasonable best efforts to (i) cause the conditions to the Closing set forth in Article VII to be satisfied as promptly as practicable, (ii) obtain all necessary consents, approvals, orders, waivers, findings of suitability and authorizations of, actions or nonactions by, any Governmental Authority necessary in connection with the consummation of the transactions contemplated by this Agreement, and make all necessary registrations, declarations and filings with, and notices to, any Governmental Authorities (including in connection with the Venezuela Approval) (collectively, the “Governmental Approvals”) and take all reasonable steps as may be necessary to obtain an approval from, or to avoid a suit, action, proceeding or investigation by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement and (iii) execute and deliver any additional instruments necessary to consummate the transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require Buyer or any of its Affiliates, or permit HNR or any of its Subsidiaries (without the prior written consent of Buyer, such consent, not to be unreasonably withheld), to (x) litigate with any Government Authority or any other Person in connection with the transactions contemplated by this Agreement, (y) agree to (A) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of the capital stock of HVDH, Buyer, Petrodelta or any of their respective Subsidiaries or of any of such entities’ businesses, assets or properties, (B) the imposition of any limitation on the ability of HVDH, Buyer, Petrodelta or any of their respective Subsidiaries to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses, or (C) the imposition of any impediment on HVDH, Buyer, Petrodelta or any of their respective Subsidiaries under any Laws or otherwise or (z) pay any amounts or otherwise agree to provide any benefit or undertaking to be subject to any limitation or restriction to any Governmental Authority or any other Person other than in respect of customary and established filing fees and other payments required as of the date hereof by applicable Law as set forth on Section 6.3(a) of the Seller Disclosure Schedule in connection with any Governmental Approval.

(b) Without limiting the generality of the Section 6.3(a), HNR and Seller shall, as promptly as reasonably practicable, but in any event, within five (5) Business Days following the receipt of written instruction from Buyer, prepare and submit any written applications or other materials to the Ministerio del Poder Popular de Petróleo y Minería or other relevant Governmental Authorities as Buyer may reasonably request in order to obtain the Venezuela Approval for the transactions contemplated by this Agreement. Subject to the last sentence of Section 6.3(a) and the preceding provisions of this Section 6.3(b), each of HNR, Seller and Buyer agrees (i) to file all notifications, applications or other submissions required in connection with the Venezuela Approval with respect to this Agreement and the transactions contemplated hereby, as promptly as reasonably practicable, (ii) to supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any applicable Governmental Authority in connection with the Venezuela Approval pursuant to any applicable Law, and (iii) to use its reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable consistent with, and subject to, the other provisions of this Section 6.3, to cause the granting of the Venezuela Approval as promptly as reasonably practicable. Subject to the last sentence of Section 6.3(a) and the preceding provisions of Section 6.3(b), each of Buyer, on the one hand, and HNR and Seller, on the other hand, shall use reasonable best efforts in respect of the Venezuela Approval to cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party. Without limiting the foregoing, none of HNR, Seller or their Affiliates or Representatives shall make any written or oral filing, notification, application or other submission to the Governmental Authorities in or of Venezuela or in connection with the Venezuela Approval without Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) In furtherance and not in limitation of the covenants of the parties contained in Section 6.3(a) and Section 6.3(b), and subject to the last sentence of Section 6.3(a), if any objections are asserted or if any suit is instituted (or threatened to be instituted) by any Governmental Authority challenging any of the transactions contemplated hereby as violative of any Law or which would otherwise prevent, impede or delay the consummation of the transactions contemplated hereby, each of Buyer, HNR and Seller shall, subject to the other provisions of this Section 6.3 (including the last sentence of Section 6.3(a)), use reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement.

Notwithstanding anything herein to the contrary, to the extent not expressly prohibited by applicable Law, Buyer shall have the right to lead and control, in its sole discretion, all discussions, submissions and other communications with all Governmental Authorities in or of Venezuela with respect to the this Agreement and the transactions contemplated hereby, and without limiting the generality of the foregoing, (i) Buyer shall have the right, to the extent permitted by the applicable Governmental Authority, to conduct discussions and other communications with such Governmental Authorities without the participation of Seller or any of its Affiliates or Representatives, (ii) unless expressly permitted in writing by Buyer, Seller shall not and shall not permit any of its Affiliates or Representatives to make any submission to or to initiate or engage in any discussions or communications with respect to this Agreement and the transactions contemplated hereby with any such Governmental Authority, except to the extent required by applicable Law or requested by the applicable Governmental Authority and (iii) to the extent Seller is required by applicable Law or requested by the applicable Governmental Authority to engage in discussions or communications with such Governmental Authority with respect to the this Agreement and the transactions contemplated hereby, Seller shall (if practicable and if permitted to do so by such Governmental Authority) inform Buyer of such discussion or communications and give Buyer and its Affiliates and Representatives the opportunity to attend and participate in such discussions or communications. In connection with the actions and procedures referenced in this Section 6.3 and without limiting the rights and obligations of the immediately preceding sentence, each of HNR, Seller and Buyer shall, and shall cause its Representatives to: (x) promptly and fully inform each other of any written or material oral communication received from or given to any Governmental Authority, (y) permit each other to review any submission required to be made to any Governmental Authority, and (z) consult with each other in advance of any meeting, conference or material discussion required by any Governmental Authority, in each case, to the extent related to this Agreement and the transactions contemplated hereby.

(d) None of HNR, Seller or Buyer shall consent to any voluntary delay of the Closing at the behest of any Governmental Authority without the consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned. Each of Buyer, HNR and Seller shall, subject to the last sentence of Section 6.3(a), use reasonable best efforts to ensure that no action taken by such party or any of its Subsidiaries, including acquiring or making any investment in any corporation, partnership, limited liability company or other business organization or any division or assets thereof, causes a material delay in the satisfaction of the conditions contained in Article VII.

(e) Subject to the last sentence of Section 6.3(a), each of Buyer, HNR and Seller shall give (or shall cause their respective Subsidiaries to give) any notices to Third Parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any Third Party consents (other than the Governmental Approvals) (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement or (ii) disclosed in the Seller Disclosure Schedule or the Buyer Disclosure Schedule, as applicable.

(f) Each of HNR and Buyer hereby irrevocably waives its rights and obligations pursuant to Section 6.9 of the Securities Purchase Agreement to the extent that such rights and obligations are in conflict with or would otherwise prohibit either HNR or Buyer from entering into this Agreement or the Related Agreements or consummating the Sale of Subject Shares and related transactions contemplated by this Agreement to occur at the Closing. Without limiting the foregoing, each of HNR, Seller and Buyer agrees and acknowledges that the Sale of Subject Shares constitutes a “change of control” under the HVDH Shareholders’ Agreement.

Section 6.4 Access to Information; Consultation; Confidentiality.

(a) From the date of this Agreement to the earlier of the Closing Date or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Seller will, and will cause the HVDH Companies to, and, in the case of Petrodelta, use reasonable best efforts to provide to Buyer and its authorized Representatives (x) reasonable access during normal business hours in such a manner as not to interfere unreasonably with the operation of any business conducted by any of the Acquired Companies, upon prior written notice to Seller, to their respective officers, employees, agents, Representatives, properties, books, Tax Returns, Tax correspondence, Tax work papers, Tax advice, correspondence with Taxing Authorities (including any assessments of Tax), contracts and records as Buyer may reasonably request and (y) such financial and operating data of the Acquired Companies as Buyer may reasonably request. Notwithstanding the foregoing, Seller shall not be required to provide access to, or cause HVDH or its Subsidiaries to or, in the case of Petrodelta, use reasonable best efforts to provide access to, or disclose any information or documents which would (in the reasonable judgment of the Seller) (i) constitute a waiver of the attorney-client, attorney work-product or other privilege held by HNR, Petrodelta or any of their respective Subsidiaries, (ii) violate any applicable Laws or (iii) violate any confidentiality obligations of HVDH or any of its Subsidiaries under any existing HVDH Company Material Contract to which HVDH or any of its Subsidiaries is a party; provided, that each party shall use its reasonable best efforts to obtain any required consents and take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure.

(b) Without limiting the generality of Seller’s obligations set forth in Section 6.4(a) above,

(i) promptly following the date hereof, and in any event no later than twenty (20) Business Days after the date hereof, Seller shall provide Buyer with (x) all Tax Returns, material Tax correspondence, material Tax work papers (including any material work papers related to accounting for the uncertainty of taxes under International Accounting Standard No. 12 or the equivalent thereof under applicable accounting standards), (to the extent not inconsistent with Section 6.4(a)(i) above), and correspondence with Taxing Authorities (including any assessments of Tax) relating to the HVDH Companies and (y) a schedule of the Tax Representatives of the HVDH Companies with contact information for such Representatives; and

(ii) promptly following the request of the Buyer, and in any event no later than ten (10) Business Days following such a request, Seller shall use its reasonable best efforts to organize a meeting between Buyer and any Tax Representative of the HVDH Companies.

Section 6.5 Acquisition Proposals.

(a) Except as expressly permitted by this Section 6.5, from the date of this Agreement until the Closing Date or, if earlier, the termination of this Agreement in accordance with its terms, HNR will not, nor shall it authorize or permit any of its Subsidiaries, and will use its reasonable best efforts to cause Petrodelta, to, and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly (i) initiate, solicit or knowingly encourage or facilitate the making of any Acquisition Proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an Acquisition Proposal, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 6.5, engage in negotiations or discussions with, or furnish any information concerning any of the Acquired Companies, Seller or HNR to, any Third Party relating to an Acquisition Proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an Acquisition Proposal or (iii) resolve or agree to do any of the foregoing. HNR shall, and shall cause its Affiliates and its and their respective Representatives to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any inquiry or proposal that may reasonably be expected to lead to an Acquisition Proposal and (ii) promptly cause to be returned or destroyed all confidential information provided by or on behalf of HNR or any of its Affiliates to any such Person.

(b) Notwithstanding anything to the contrary contained in this Agreement, in the event that HNR receives an unsolicited written Acquisition Proposal from a Third Party (which Acquisition Proposal was made after the date of this Agreement and did not result from a breach of this Section 6.5), HNR and the HNR Board Special Committee and their Representatives may, subject to compliance with this Section 6.5(b), engage in negotiations or substantive discussions with, or furnish any information and reasonable access to, any Third Party making such Acquisition Proposal and its Representatives if the HNR Board Special Committee determines in good faith, after consultation with the HNR Board Special Committee’s outside legal and financial advisors, and based on information then available, that such Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal; provided, that HNR shall give written notice to Buyer after any such determination by the HNR Board Special Committee and prior to taking any of the actions described in this Section 6.5(b) and shall comply with the provisions of Section 6.5(f); and provided, further, that (x) prior to furnishing any material nonpublic information, HNR receives from such Third Party an executed Acceptable Confidentiality Agreement and (y) any such material nonpublic information so furnished has been previously provided or made available to Buyer or is provided or made available to Buyer substantially concurrently with it being so furnished to such Third Party. Other than as provided in Section 6.5(c)(i)(C), Section 6.5(d) or Section 6.5(h), HNR shall not publicly announce the receipt of any Acquisition Proposal or any negotiations or discussions in connection with any Acquisition Proposal or otherwise publicly comment on any Acquisition Proposal.

(c) Except as otherwise provided in the last sentence of this Section 6.5(c) and Section 6.5(d), neither the HNR Board nor any committee thereof (including the HNR Board Special Committee) shall (i) (A) withdraw (or qualify or modify in any manner adverse to Buyer), or publicly propose to withdraw (or so qualify or modify), the HNR Board Recommendations, (B) take any action to exempt any Person (other than Buyer and its Affiliates) from the provisions of Section 203 of the DGCL or any other state takeover statute or the Rights Agreement, (C) fail to publicly reaffirm the HNR Board Recommendations within five (5) Business Days after Buyer so requests in writing (which request may only be made once with respect to any such Acquisition Proposal and each material modification thereto), (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement of such Acquisition Proposal, (E) approve, adopt or recommend any Acquisition Proposal or Alternative Acquisition Agreement, or propose publicly to approve, adopt or recommend, any Acquisition Proposal or Alternative Acquisition Agreement or (F) publicly announce that an Acquisition Proposal constitutes a Superior Proposal (any action described in this clause (i) being referred to as a “Change in Recommendation”) or (ii) allow HNR or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (other than an Acceptable Confidentiality Agreement) with any Third Party constituting or relating to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal, or requiring, or reasonably expected to cause, HNR to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the transactions contemplated by this Agreement, or requiring, or reasonably expected to cause, HNR to fail to comply with this Agreement (an “Alternative Acquisition Agreement”). Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Requisite Stockholder Approval, in the event a material development or material change in circumstances (other than an Acquisition Proposal) occurs or arises after the date of this Agreement that was not known and not reasonably foreseeable by the HNR Board or the HNR Board Special Committee as of the date of this Agreement, the HNR Board Special Committee and the HNR Board may make a Change in Recommendation under clause (i)(A) or (C) above if the failure to take such action would be inconsistent with the directors’ fiduciary duties to the stockholders of HNR under applicable Law; provided, that (y) HNR has provided Buyer four (4) Business Days’ prior written notice advising Buyer that it intends to take such action and specifying, in reasonable detail, the reasons for such action (the “6.5(c) Notice”) and (z) prior to effecting any such Change in Recommendation, HNR shall, and shall direct its financial and legal advisors to, during such four (4) Business Day period, negotiate with Buyer in good faith (to the extent Buyer desires to negotiate in good faith) to make such adjustments in the terms and conditions of this Agreement which would allow the HNR Board Special Committee and/or the HNR Board not to make such Change in Recommendation consistent with its fiduciary duties.

(d) At any time prior to the Closing Date, in response to an unsolicited written Acquisition Proposal made after the date of this Agreement that (i) the HNR Board Special Committee determines in good faith (after consultation with its outside legal counsel and financial advisor) constitutes a Superior Proposal and (ii) the failure to approve or recommend such Superior Proposal would be inconsistent with the HNR Board Special Committee’s and the HNR Board’s fiduciary duties to the stockholders of HNR under applicable Law, Seller may terminate this Agreement pursuant to Section 8.1(c)(ii) and this Section 6.5(d); provided, however, that Seller shall not terminate this Agreement pursuant to Section 8.1(c)(ii) and this Section 6.5(d) unless (w) HNR has complied with its obligations under this Section 6.5, including its obligations set forth in Section 6.5(e), (x) Seller pays, or causes to be paid, to Buyer the Seller Termination Fee, the 15% Note Amount and the Additional Draw Note Amount pursuant to Section 8.3(a)(ii), (y) Seller and HNR agree to waive all rights (including rights to payment) under the Letter of Credit or any Replacement Letter of Credit pursuant to Section 8.3(b)(iii), and return the original, if any, of such Letter of Credit or Replacement Letter of Credit to Buyer or the issuer thereof, prior to or concurrently with, and as a condition to, such termination and (z) concurrently with such termination, HNR or Seller enters into an Alternative Acquisition Agreement that documents the terms and conditions of such Superior Proposal.

(e) Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be entitled to terminate this Agreement pursuant to Section 8.1(c)(ii) and Section 6.5(d), (x) unless HNR shall have provided to Buyer four (4) Business Days’ prior written notice (the “6.5(e) Notice”) advising Buyer that HNR intends to take such action (and specifying, in reasonable detail, the reasons for such action and the material terms and conditions of any such Superior Proposal) and a copy of the relevant proposed transaction agreement, and (y):

(i) during such four (4) Business Day period, if requested by Buyer, the HNR Board Special Committee shall, and shall have directed its outside legal counsel and financial advisors to, have engaged in good faith negotiations with Buyer regarding changes to the terms of this Agreement intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

(ii) the HNR Board Special Committee shall have considered any adjustments to this Agreement (including a change to the price terms hereof) and any other agreements that may be proposed in writing by Buyer (the “Proposed Changed Terms”) no later than 5:00 p.m., New York City time, on the fourth (4th) Business Day of such four (4) Business Day period and the HNR Board Special Committee shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect.

If (A) Buyer, within four (4) Business Days following its receipt of a 6.5(e) Notice makes an offer that, as determined in good faith by the HNR Board Special Committee (after consultation with its outside legal counsel and financial advisors) results in the applicable Acquisition Proposal no longer being a Superior Proposal, then HNR shall have no right to terminate this Agreement pursuant to Section 8.1(c)(ii) and Section 6.5(d) as a result of such Acquisition Proposal, and (B) any (1) material revisions to the terms of a Superior Proposal or (2) material revisions to an Acquisition Proposal that the HNR Board Special Committee had determined no longer constitutes a Superior Proposal, shall constitute a new Acquisition Proposal and shall in each case require HNR to deliver to Buyer a new 6.5(e) Notice and a new three (3) Business Day period shall commence thereafter.

(f) HNR shall promptly (and in any event within 24 hours) advise Buyer orally and in writing in the event that HNR receives any Acquisition Proposal or any inquiry, proposal or request for information, or engages in any discussions or negotiations that may reasonably be expected to lead to an Acquisition Proposal, and in connection with such notice, provide to Buyer the material terms and conditions (including the identity of the Third Party making any such Acquisition Proposal) of any such Acquisition Proposal. HNR shall (i) keep Buyer reasonably informed of the status and material details (including any material change to the terms thereof) of any such Acquisition Proposal (including any determination by the HNR Board Special Committee pursuant to Section 6.5(b)) and any discussions and negotiations concerning the material terms and conditions thereof and (ii) provide to Buyer as soon as practicable (and in any event within 24 hours) after receipt or delivery thereof copies of any written amendment or any written material with respect to such Acquisition Proposal. Without limiting the foregoing, HNR shall promptly (and in any even within 24 hours) notify Buyer orally and in writing if it determines to begin providing information or engaging in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 6.5(b) and shall in no event begin providing such information or engaging in such discussions until at least 24 hours after having provided such prior written notice to

Buyer. HNR shall not, and shall cause its Subsidiaries not to, in any way contract with any Person subsequent to the date of this Agreement in a manner that would restrict HNR’s ability to provide information to Buyer as required under this Agreement.

(g) HNR agrees that any violations of the restrictions set forth in this Section 6.5 by its Affiliates or by any of its or its Affiliates’ Representatives (acting in such capacity), including any knowing and intentional violation by a Representative (acting in such capacity) of a direction given to a Representative pursuant to the first sentence of Section 6.5(a) shall be deemed to be a breach of this Agreement (including this Section 6.5) by HNR.

(h) Nothing contained in this Agreement shall prohibit HNR, the HNR Board Special Committee or the HNR Board, directly or indirectly through their respective Representatives, from (i) taking and disclosing any position or disclosing any information reasonably required under Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to HNR’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, that in all cases, any such action or disclosure shall comply with Section 6.5(c), Section 6.5(d), and Section 6.5(e); and provided further that any public disclosure relating or in response to an Acquisition Proposal other than (A) a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, (B) an express rejection of any applicable Acquisition Proposal or (C) an express reaffirmation of the HNR Board Recommendations shall be deemed to be a Change in Recommendation.

(i) With respect to any HNR Proposal that does not constitute an Acquisition Proposal, (A) HNR shall not enter into, and shall cause its Subsidiaries not to enter into, any definitive agreement with respect to any such HNR Proposal until after the receipt of the Requisite Stockholder Approval (or earlier termination of this Agreement in accordance with Section 8.1), (B) HNR shall not make or permit or instruct any Affiliate or Representative to make or consent to any other Person making any public disclosure regarding such HNR Proposal until after the receipt of the Requisite Stockholder Approval (or earlier termination of this Agreement in accordance with Section 8.1); provided, that HNR may make such disclosure if and to the extent required by Law or the rules of the New York Stock Exchange so long as (x) the HNR Board has determined (based on the advice of experienced and reputable outside securities counsel) that such disclosure is required, (y) Seller has provided reasonable advance notice to Buyer of the need and rationale for such disclosure and the proposed contents thereof and (z) Seller has cooperated with Buyer in limiting the extent of such disclosure, (C) HNR shall not allow the consummation of the transactions contemplated by such HNR Proposal to be consummated prior to the Closing (or earlier termination of this Agreement in accordance with Section 8.1), (D) HNR shall cause the offeror in respect any such HNR Proposal to enter into an Acceptable Confidentiality Agreement prior to furnishing to such offeror any material nonpublic information and (E) Venezuela Approval for the transactions contemplated by such HNR Proposal may not be sought by the acquiror, HNR or any of their Affiliates or Representatives prior to the Closing (or earlier termination of this Agreement in accordance with Section 8.1).

(j) For purposes of this Agreement:

(i) “Acquisition Proposal” shall mean either an “HVDH Proposal” or an “HNR Proposal”. If an Acquisition Proposal constitutes both an HVDH Proposal and an HNR Proposal, it shall constitute an HNR Proposal and not an HVDH Proposal. An HNR Proposal that relates only to the acquisition of assets or Subsidiaries or Affiliates of HNR or Seller other than the Acquired Companies and their assets shall not constitute an Acquisition Proposal. “HVDH Proposal” shall mean, any bona fide proposal or offer (other than a proposal or offer by Buyer or any of its Subsidiaries) from a Third Party relating to (i) a merger, reorganization, sale of assets, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, joint venture or similar transaction that, if consummated, would result in any Person other than HNR or Buyer owning, directly or indirectly, any of the Equity Interests of any of the Acquired Companies; (ii) the acquisition in any manner, directly or indirectly, by any Person of beneficial ownership of any of the Equity Interests of any of the Acquired

Companies; (iii) any purchase, acquisition, tender offer or exchange offer that, if consummated, would result in any Person beneficially owning any of the Equity Interests of any of the Acquired Companies, (iv) other than the disposition of assets of the HVDH Companies in accordance with Section 6.1(d)(viii), the acquisition (whether by merger, consolidation, equity investment, joint venture or otherwise) by any Person of any of the assets of any of the Acquired Companies; or (v) any combination of the foregoing. “HNR Proposal” shall mean any bona fide proposal or offer (other than a proposal or offer by Buyer or any of its Subsidiaries) from a Third Party relating to (i) a merger, reorganization, sale of assets, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, joint venture or similar transaction that, if consummated, would result in any person other than HNR or Buyer owning, directly or indirectly, twenty percent (20%) or more of the Equity Interests or assets of either HNR or Seller; (ii) the acquisition in any manner, directly or indirectly, by any Person of beneficial ownership of twenty percent (20%) or more of the issued and outstanding shares of HNR Common Stock or twenty percent (20%) or more of the issued and outstanding shares of Seller or twenty percent (20%) or more of the assets of HNR or its Subsidiaries; (iii) any purchase, acquisition, tender offer or exchange offer that, if consummated, would result in any Person beneficially owning twenty percent (20%) or more of the issued and outstanding shares of HNR Common Stock or, directly or indirectly, twenty percent (20%) or more of the issued and outstanding shares of Seller; or (iv) any combination of the foregoing.

(ii) “Superior Proposal” shall mean an Acquisition Proposal that if consummated would result in the Third Party making such Acquisition Proposal owning, directly or indirectly (x) one hundred percent (100%) of the Equity Interests in HNR or Seller or one hundred percent (100%) or more of the assets of HNR or Seller (in each case assuming that such Acquisition Proposal is conditioned upon the termination of this Agreement), (y) 51% of the Equity Interests of HVDH or 100% of the assets of HVDH, or (z) 100% of all of the assets of all the Subsidiaries of HVDH, made by a Third Party as to which the HNR Board Special Committee determines in good faith, after consultation with its outside legal counsel and financial advisors, and considering such factors as the HNR Board Special Committee considers in good faith to be appropriate (including the tax consequences), (A) is on terms that are more favorable to all holders of HNR Common Stock than the transactions contemplated by this Agreement (after giving effect to all Proposed Changed Terms) from a financial point of view, (B) is not conditioned on the receipt of financing and (C) is reasonably likely to be consummated on a timely basis.

Section 6.6 Notification of Certain Matters. From and after the date hereof until consummation of the Closing, Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, upon receiving Knowledge of (a) any notice, complaint, investigation or hearing (or communications indicating that the same may be contemplated) of any Governmental Authority in connection with this Agreement or the transactions contemplated hereby, (b) any written notice of any Person (other than a Governmental Authority) alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (c) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or, to such party’s Knowledge, any of its Affiliates which relate to this Agreement or the transactions contemplated hereby, (d) any fact, event or circumstance that would or would be reasonably likely to cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein, or (e) any material change, effect or circumstance that would reasonably be expected to give rise to a failure of a condition precedent in Section 7.1, Section 7.2 (in the case of Seller) or Section 7.3 (in the case of Buyer); provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties herein or the conditions to the obligations of the parties hereunder or the remedies available hereunder to any party; provided, further, that the failure to comply with this Section 6.6 shall not constitute a breach or noncompliance of a covenant by such party for determining the satisfaction of the conditions set forth in Section 7.2 or Section 7.3. Promptly following distribution to or receipt from any regulatory and/or law enforcement agency, civil plaintiff or HNR Stockholder, as applicable, Seller shall provide Buyer with all documents related to any communication or request for information, including any pleadings, court documents or correspondence, to or from any regulatory and/or law enforcement agency, civil plaintiff or HNR Stockholder regarding a violation or potential violation of any Law by HNR or any of its Subsidiaries or, to the extent accessible by HNR or Seller, by Petrodelta or any of its Subsidiaries, or any of their respective directors, officers, employees, or, to Seller’s Knowledge, Representatives.

Section 6.7 Public Announcements. The initial press release(s) announcing the execution of this Agreement shall be in a form mutually agreed upon by Buyer and Seller. Each party hereto agrees not to issue any press release or make any other public announcement relating to this Agreement or the transactions contemplated hereby without the prior written approval of the other parties, except as may be required by applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system, in which case the other parties hereto shall, to the extent practicable, be given the reasonable opportunity to review and comment on any such press release or other public announcement. Notwithstanding any other provision of this Agreement, (i) none of the parties hereto will be required to consult with the other in connection with any such press release or public announcement if the HNR Board Special Committee or the HNR Board has effected any Change in Recommendation or shall have resolved to do so and (ii) the requirements of this Section 6.7 shall not apply to any disclosure by HNR, Seller or Buyer of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement or the transactions contemplated by this Agreement.

Section 6.8 Director Resignations.

(a) At the Closing, Seller shall deliver to Buyer (i) a duly executed resignation letter, in form and substance reasonably satisfactory to Buyer, in respect of each member of each of the boards of directors (or other applicable governing body) of each HVDH Company appointed by HNR or its Subsidiaries which shall be effective as of the Closing and (ii) duly executed resignation letters, in form and substance reasonably satisfactory to Buyer, in respect of the Seller’s appointees to the Petrodelta board of directors which in each case shall be effective as of the later of (A) the Closing and (B) Buyer’s written instruction to the Seller’s appointees that such resignation shall be deemed effective.

(b) Prior to the Closing, Seller shall use its reasonable best efforts to call a meeting of Petrodelta to be held on or as promptly as practicable after the Closing Date for purposes of effecting Buyer’s nominees as a Class B Shareholder of Petrodelta to the board of directors in accordance with Articles 19 and 21 of the Petrodelta bylaws.

Section 6.9 Stockholder Litigation. Each of Seller and HNR shall use its reasonable best efforts to defend and promptly resolve any stockholder litigation against HNR and/or its directors relating to the transactions contemplated by this Agreement that could reasonably be expected to delay or impede the consummation of the transactions contemplated by this Agreement. Prior to the Closing Date, each of HNR and Seller shall give Buyer reasonable opportunity to participate, at Buyer’s expense, in the defense or settlement of any stockholder litigation against HNR and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed.

Section 6.10 Confidentiality.

(a) From and after the Closing, Buyer shall, and shall cause its Affiliates and Representatives to, maintain in confidence any written, oral or other information relating to HNR or any of its Subsidiaries, except that the foregoing requirements of this Section 6.10(a) shall not apply to the extent that any such information (including any report, statement, testimony or other submission to a Governmental Authority) is required by applicable Law to be disclosed, provided, that Buyer has given to HNR, to the extent permitted by applicable Law, prompt written notice of such request or requirement so that HNR or its Affiliates may at their own cost seek an appropriate order or other remedy protecting the confidential material from disclosure, and Buyer reasonably cooperates (at the cost of the disclosing party) with HNR or such Affiliate to obtain such protective order or other remedy, and in any case, Buyer shall furnish only that portion of the confidential information which, in the opinion of its counsel, Buyer is legally required to disclose; and, provided, further, that Buyer provides HNR with written notice of the information to be disclosed as far in advance of its disclosure as reasonably practicable and uses reasonable best efforts (at the cost of the disclosing party) to seek confidential treatment of such information. Buyer shall instruct its Affiliates and Representatives having access to such information of such obligation of confidentiality.

(b) From and after the Closing, Seller shall, and shall cause its Affiliates and Representatives to, maintain in confidence any written, oral or other information relating to the Acquired Companies, Buyer and CT Energia, except that the foregoing requirements of this Section 6.10(b) shall not apply to the extent that any such information (including any report, statement, testimony or other submission to a Governmental Authority) is required by applicable Law to be disclosed, provided, that Seller has given to Buyer, to the extent permitted by applicable Law, prompt written notice of such request or requirement so that Buyer or its Affiliates may at their own cost seek an appropriate order or other remedy protecting the confidential material from disclosure, and Seller reasonably cooperates (at the cost of the disclosing party) with Buyer or such Affiliate to obtain such protective order or other remedy, and in any case, Seller shall furnish only that portion of the confidential information which, in the opinion of its counsel, Seller is legally required to disclose; and, provided, further, that Seller provides Buyer with written notice of the information to be disclosed as far in advance of its disclosure as reasonably practicable and uses reasonable best efforts (at the cost of the disclosing party) to seek confidential treatment of such information. Seller shall instruct its Affiliates and Representatives having access to such information of such obligation of confidentiality.

Section 6.11 Employee Benefit Matters.

(a) HNR shall retain and Buyer and the HVDH Companies shall neither assume nor retain any liability in connection with any right of any kind to receive shares of HNR Common Stock or benefits measured by the value of shares of HNR Common Stock, and each award of any kind consisting of shares of HNR Common Stock (including without limitation stock options, restricted stock, stock appreciation rights, restricted stock units, performance stock units and dividend equivalents).

(b) This Section 6.11 shall inure exclusively to the benefit of, and be binding solely upon, the parties to this Agreement and their respective successors, permitted assigns, executors and legal representatives. Nothing in this Section 6.11, expressed or implied, shall be construed to create any third-party beneficiary rights in any present or former employee, service provider, or any such Person’s alternative payees, dependents or beneficiaries, whether in respect of continued employment or resumed employment, compensation, benefits, terms of employment, or otherwise. No provision in this Agreement shall modify or amend any HVDH Company Benefit Plan unless this Agreement explicitly states that the provision “amends” such HVDH Company Benefit Plan. This shall not prevent the parties entitled to enforce this Agreement from enforcing any provision of this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to such HVDH Company Benefit Plan.

Section 6.12 Post-Closing Access. Following the Closing, Seller shall, as may be reasonably required by Buyer, make available to Buyer and its Affiliates and Representatives such records of the Retained Companies related to the Acquired Companies (and their predecessors) held immediately prior to the Closing for so long as and to the extent required by applicable Law (but in no event less than seven years after the Closing Date). In addition, following the Closing, Seller shall make available to Buyer the employees and Representatives of the Seller and its Affiliates whose assistance, expertise, testimony, notes, recollections or presence (including participation as a witness in a deposition, hearing or trial) is necessary or appropriate to assist Buyer (i) in the defense or prosecution of any Legal Proceeding relating to the Acquired Companies, (ii) in the preparation of any

Tax returns or filings or financial or accounting statements in respect of any of the Acquired Companies or Buyer or any of its other Affiliates and (iii) in the transition of the business, operations and employees of the HVDH Companies from Seller to Buyer.

Section 6.13 Ownership of HNR Stock. Prior to the earlier of the Closing Date or the termination of this Agreement pursuant to Section 8.1, none of Buyer or any Subsidiary of Buyer will acquire, directly or indirectly, beneficially or of record, any shares of HNR Common Stock or any other securities convertible into or exchangeable or exercisable for, HNR Common Stock or any other Equity Interests of HNR or any of its Subsidiaries other than in accordance with the terms of this Agreement or the Securities Purchase Agreement.

Section 6.14 Funding Commitment. Buyer shall provide to HNR the maximum amount of additional funds that Buyer is permitted to lend to HNR under Section 1.3 of the Securities Purchase Agreement and shall deliver such additional funds on each Additional Funding Date (as that term is defined in the Securities Purchase Agreement) occurring prior to the earlier of (i) the Closing Date or (ii) the termination of this Agreement pursuant to Article VIII. In the event that Closing does not occur and this Agreement is terminated, then the aggregate principal amount of the Additional Draw Note, plus accrued and unpaid interest as of the date of termination, shall be paid by HNR in accordance with the terms of the Additional Draw Note.

Section 6.15 Further Actions. Subject to the other express provisions of this Agreement, upon the request of any party hereto, the other parties hereto shall use best reasonable efforts to undertake as soon as reasonably practicable (or procure the undertaking as soon as reasonably practicable of) all acts including executing and delivering (or procuring the execution and delivery of) all such other documents, instruments and agreements as may be reasonably necessary for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1 Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the transactions contemplated by this Agreement to be consummated at the Closing are subject to the satisfaction or (to the extent permitted by Law) waiver by Seller and Buyer at or prior to the Closing Date of the following conditions:

(a) the Requisite Stockholder Approval shall have been received;

(b) the Venezuela Approval shall have been obtained in writing; and

(c) there shall be no Legal Proceeding pending against HNR, Seller or any HVDH Company seeking to enjoin, and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (collectively, “Restraints”) that has the effect of enjoining, the consummation of the Sale of Subject Shares.

Section 7.2 Conditions to the Obligations of Buyer. In addition to the conditions set forth in Section 7.1, the obligations of Buyer to consummate the transactions contemplated by this Agreement to be consummated at the Closing are subject to the satisfaction or (to the extent permitted by Law) waiver by Buyer at or prior to the Closing Date of the following further conditions:

(a) each of the representations and warranties of HNR or Seller, as applicable, (i) set forth in Section 4.2(a), Section 4.2(b), Section 4.2(c), Section 4.2(d), Section 4.2(e) and Section 4.2(f) (Ownership; Capitalization), Section 4.3 (Authority Relative to Agreement), and Section 4.12 (Brokers), (collectively, the

“Fundamental Representations”) shall be true and correct in all respects at and as of the date of this Agreement and the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in Article IV hereof (other than the Fundamental Representations) (x) to the extent qualified as to materiality or Material Adverse Effect or other similar qualifications contained therein, shall be true and correct in all respects, and (y) to the extent not so qualified, shall be true and correct in all material respects, in each case, at and as of the date of this Agreement and the Closing Date; provided, however, that the condition set forth in this Section 7.2(a) shall be deemed to have been satisfied even if any such representations and warranties are not so true and correct if the failure of such representations and warranties to be so true and correct is the direct result of any actions or omissions of Buyer, CT Energia, or any of their respective officers, directors, shareholders or employees with respect to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Seller or any of its Subsidiaries, including the Petrodelta Companies;

(b) HNR and Seller shall have performed or complied in all material respects with each agreement and covenant required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c) since the date of this Agreement, there shall not have occurred any Material Adverse Effect;

(d) HNR and Seller shall each have delivered to Buyer a certificate, dated the Closing Date and signed by an executive officer of HNR or Seller, as applicable, certifying to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied;

(e) there shall not have been and be continuing an Insolvency Event in respect of HNR or Seller; provided, however, that the condition set forth in this Section 7.2(e) shall be deemed to have been satisfied if a court of competent jurisdiction shall have entered an Order approving the Sale of Subject Shares following the occurrence of such Insolvency Event;

(f) since the date of this Agreement, there shall not have occurred any material adverse effect with respect to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Petrodelta;

(g) the Specified Approvals shall have been obtained; and

(h) HNR shall have delivered to Buyer the SPA Termination Agreement, dated and effective as of the Closing Date, and signed by an executive officer of HNR.

Section 7.3 Conditions to the Obligations of the Seller. In addition to the conditions set forth in Section 7.1, the obligations of Seller to consummate the transactions contemplated by this Agreement to be consummated at the Closing are subject to the satisfaction or (to the extent permitted by Law) waiver by HNR at or prior to the Closing Date of the following further conditions:

(a) each of the representations and warranties of Buyer (i) set forth in Section 5.2 (Authority Relative to Agreement) and Section 5.7 (Brokers), shall be true and correct in all respects at and as of the date of this Agreement and the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in Article V hereof (other than in Section 5.2 and Section 5.7), without giving effect to any qualifications as to materiality or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of this clause (ii) for such failures to be true and correct as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement;

(b) Buyer shall have performed or complied in all material respects with each agreement and covenant required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c) Buyer shall have delivered to Seller a certificate, dated the Closing Date, and signed by an executive officer of Buyer, certifying that the conditions set forth in Section 7.3(a), Section 7.3(b) have been satisfied;

(d) Buyer shall have delivered to Seller the 15% Note and the Additional Draw Note, with full title and guarantee free from all Liens (thereon and thereunder, other than Permitted Liens thereon), for transfer by Seller to HNR for cancellation in partial satisfaction of the HNR Intercompany Note;

(e) Buyer shall have delivered to HNR the SPA Termination Agreement, dated and effective as of the Closing Date, and signed by an executive officer of Buyer;

(f) The Specified Approvals shall have been obtained; and

(g) Buyer shall have delivered to HNR a duly executed resignation letter, in form and substance reasonably satisfactory to HNR, in respect of each member of the HNR Board nominated to the HNR Board by Buyer or any of its Affiliates pursuant to the terms of the Securities Purchase Agreement.

Section 7.4 Frustration of Closing Conditions. Buyer may not rely on the failure of any conditions set forth in Section 7.2 to be satisfied as a basis for not consummating the transactions contemplated hereby or terminating this Agreement if such failure was caused by the failure of Buyer to perform any of its obligations under this Agreement. HNR and Seller may not rely on the failure of any conditions set forth in Section 7.3 to be satisfied as a basis for not consummating the transactions contemplated hereby or terminating this Agreement if such failure was caused by the failure of HNR or Seller to perform any of its obligations under this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated (to the extent set forth in Section 8.2) at any time prior to the Closing Date, whether before or after the Requisite Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

(a) by mutual written consent of each of Buyer and Seller; or

(b) by either Buyer or Seller, if:

(i) the conditions set forth in Article VII shall not have been satisfied or duly waived by all parties entitled to the benefit of such condition by 30th calendar day following receipt of the Requisite Stockholder Approval, or such other date as is mutually agreed by written consent of each of Buyer and Seller (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to a party if such party has breached or violated any of its covenants, agreements or other obligations hereunder and such breach or violation has been the principal cause of or directly resulted in (1) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Sale of Subject Shares at the Closing set forth in Article VII prior to the Termination Date or (2) the failure of the Closing to occur by the Termination Date; or

(ii) any Restraint shall be in effect enjoining or otherwise prohibiting the consummation of the Sale of Subject Shares, and such Restraint shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have complied with its obligations under Section 6.3 to prevent, oppose or remove such Restraint; or

(iii) the Stockholders’ Meeting shall have been convened and a vote with respect to the adoption by the stockholders of HNR of a resolution authorizing the Sale of Subject Shares in accordance with Section 271 of the DGCL shall have been taken thereat (or any adjournment or postponement thereof) and the Requisite Stockholder Approval shall not have been obtained; or

(c) by Seller if:

(i) Buyer shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by Buyer on or before the earlier of (I) the Termination Date and (II) the date that is thirty (30) days following the receipt by Buyer of written notice from Seller of such breach or failure; provided, however, that Seller shall not have a right to terminate this Agreement pursuant to this Section 8.1(c)(i) if Seller or HNR is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii) the HNR Board Special Committee has determined to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by and subject to the terms and conditions of Section 6.5(d) and Section 6.5(e); provided, that, concurrently with such termination, HNR enters into such Alternative Acquisition Agreement and pays or causes to be paid the amounts set forth in Section 8.3(a)(ii); or

(d) by Buyer:

(i) if the Requisite Stockholder Approval shall not have been obtained on or before September 15, 2016; or

(ii) if either Seller or HNR shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform, individually or in the aggregate, (x) would give rise to the failure of any condition set forth in Section 7.2(a) or Section 7.2(b) and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by Seller or HNR, as applicable, on or before the earlier of (I) the Termination Date and (II) the date that is thirty (30) days following the receipt by Seller of written notice from Buyer of such breach or failure; provided, however, that Buyer shall not have a right to terminate this Agreement pursuant to this Section 8.1(d)(ii) if Buyer is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(iii) in the event that (A) a Change in Recommendation has occurred prior to the Closing Date, (B) HNR has provided Buyer with written notice of an intention to effect a Change in Recommendation under a 6.5(c) Notice or a 6.5(e) Notice, or (C) HNR shall have failed to include the HNR Board Recommendations in the Proxy Statement delivered to its stockholders; provided, however, that Buyer shall no longer be entitled to terminate this Agreement pursuant to this Section 8.1(d)(iii) once the Requisite Stockholder Approval has been obtained at the Stockholders’ Meeting.

Section 8.2 Effect of Termination. In the event that this Agreement is terminated in accordance with Section 8.1, (w) written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail and (x) this Agreement, and the obligations and rights of the parties in respect thereof, shall forthwith become null and void and of no effect without liability on the part of any party hereto (or any of its Representatives), and all rights and obligations of any party hereto shall cease; provided, that, subject to Section 8.3 (including the limitation of liability set forth therein), if (y) such termination resulted, directly or indirectly, from the Intentional Breach of any representation, warranty, covenant or other agreement contained herein or (z) the Intentional Breach of any representation, warranty, covenant or other agreement contained herein shall cause the Closing not to occur, then, notwithstanding such termination, such breaching party shall be fully liable for any and all Losses as a result of such Intentional Breach; provided, further, that the provisions of Article I, Section 6.7, Article VIII and Article X (the “Surviving Provisions”) shall survive any termination of this Agreement pursuant to Section 8.1. Without limiting the foregoing, the Securities Purchase Agreement shall remain in full force and effect in accordance with its terms unless and until the SPA Termination Agreement has been duly executed and delivered by each of HNR and Buyer.

Section 8.3 Termination Fee; Escrow Amount.

(a) Termination Fee Payable. If the Agreement is terminated by:

(i) (A) either Buyer or Seller pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii), and (B) after the date hereof HNR receives an Acquisition Proposal from a Third Party or an Acquisition Proposal shall have, in each case, become publicly known (and not withdrawn) prior to the termination pursuant to Section 8.1(b)(i), Section 8.1(b)(iii) or Section 8.1(d)(ii), as the case may be, and (C) within twelve (12) months of such termination of this Agreement, HNR either enters into a definitive agreement with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal described in clause (B)) or the HNR Board (or a committee thereof including the HNR Board Special Committee) recommends an Acquisition Proposal (whether or not the same Acquisition Proposal described in clause (B)) to the stockholders of HNR and (D) such Acquisition Proposal referred to in the foregoing clause (C), or if such Acquisition Proposal is terminated to accept another Acquisition Proposal, such other Acquisition Proposal, is subsequently consummated by HNR (it being understood that such consummation may be during or after such twelve (12)-month period), then Seller shall pay, or cause to be paid, to Buyer, concurrently with, and as a condition to consummation of an Acquisition Proposal, an amount equal to the aggregate of (i) US$4,600,000 (the “Seller Termination Fee”), (ii) the outstanding principal amount of the 15% Note plus accrued and unpaid interest and including any make-whole premium (the “15% Note Amount”) and (iii) the outstanding principal amount of the Additional Draw Note plus accrued and unpaid interest and including any make-whole premium (the “Additional Draw Note Amount”), by wire transfer of immediately available funds (it being understood that, for purposes of clause (C) of this Section 8.3(a)(i), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 6.5(j)(i), except that the references “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “sixty percent (60%)”);

(ii) Seller pursuant to Section 8.1(c)(ii), then Seller shall pay, or cause to be paid, to Buyer the Seller Termination Fee, the 15% Note Amount and the Additional Draw Note Amount by wire transfer of immediately available funds concurrently with, and as a condition to, such termination; and

(iii) Buyer pursuant to Section 8.1(d)(ii) or Section 8.1(d)(iii), then Seller shall pay, or cause to be paid to Buyer the Seller Termination Fee by wire transfer not later than the second (2nd) Business Day following such termination.

(b) Escrow Amount.

(i) If the Agreement is terminated by Seller pursuant to Section 8.1(c)(i), then the Escrow Amount shall be paid to Seller, via a draw on the funds available under the Letter of Credit or any Replacement Letter of Credit (or, following an Anticipatory Draw, out of the funds previously drawn by Seller), not later than the second (2nd) Business Day following the date of such termination.

(ii) If the Agreement is terminated and, upon such termination, the conditions to Closing set forth in Article VII (except for the conditions set forth in Section 7.1(b) and those conditions that can only be satisfied by Buyer on the Closing Date) have been either satisfied or waived (to the extent permitted by Law), then the Escrow Amount shall be paid to Seller via a draw on the funds available under the Letter of Credit or any Replacement Letter of Credit (or, following an Anticipatory Draw, out of the funds previously drawn by Seller), not later than the second (2nd) Business Day following the date of such termination.

(iii) To effect a draw on the funds available under the Letter of Credit or Replacement Letter of Credit pursuant to Section 8.3(b)(i) or Section 8.3(b)(ii), Seller shall deliver to Buyer a draw notice signed by a duly authorized officer of Seller certifying that the Agreement has been terminated and that Seller is entitled to receive the Escrow Amount pursuant to Section 8.3(b)(i) or Section 8.3(b)(ii), as applicable, on the date of such termination, which a duly authorized representative of Buyer shall countersign and deliver to Seller not later than the second (2nd) Business Day following the date of such termination, at which time Seller shall deliver the signed draw notice to the Issuing Bank.

(iv) If the Agreement is terminated under circumstances other than as described in Section 8.3(b)(i) or Section 8.3(b)(ii), then HNR and Seller shall deliver to the Buyer and the Issuing Bank the original Letter of Credit (or Replacement Letter of Credit, as the case may be), together with a written waiver of all rights (including rights to payment) under the Letter of Credit or any Replacement Letter of Credit, effective as of the effective time of termination, not later than the second (2nd) Business Day following the date of such termination, and HNR and Seller shall not have any right to draw on the Letter of Credit or any Replacement Letter of Credit following the effective time of such termination. HNR and Seller covenant and agree not to draw on the Letter of Credit or any Replacement Letter of Credit other than as set forth in Section 2.1(f) and clauses (i) – (iii) above.

(c) Certain Limitations.

(i) Notwithstanding anything to the contrary contained in this Agreement: (A) in no event shall Seller be required to pay the Seller Termination Fee on more than one occasion; (B) in no event shall Seller be entitled to receive the Escrow Amount on more than one occasion; and (C) payment of the Additional Note Amount and the 15% Note Amount shall be conditioned upon and subject to receipt by Seller of the 15% Note and the Additional Draw Note, each with full title and guarantee free from all Liens (thereon and thereunder, other than Permitted Liens thereon), for transfer by Seller to HNR for cancellation in partial satisfaction of the HNR Intercompany Note.

(ii) Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 10.9 (which shall not be limited by this Section 8.3(c)(ii)) Buyer’s right to receive (A) payment from Seller of the Seller Termination Fee pursuant to Section 8.3(a), (B) payment of the 15% Note Amount and the Additional Draw Note Amount pursuant to Section 8.3(a)(i) and Section 8.3(a)(ii) and (C) waiver of any and all rights of HNR and Seller under the Letter of Credit or any Replacement Letter of Credit pursuant to Section 8.3(c)(i), shall, respectively, constitute the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of Buyer and its Affiliates or any other Person against Seller and its Subsidiaries and any of their respective former, current or future, direct or indirect equityholders, general or limited partners, stockholders, members, managers, controlling persons, directors, officers, employees, agents, Affiliates or Representatives, or any of their respective successors or assigns or other representative of any of the foregoing, (collectively, the “Seller Related Parties”) in connection with the termination of this Agreement or any Losses or liabilities in connection with this Agreement or the Related Agreements, and upon payment and waiver, as applicable, of such amounts, none of the Seller Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Related Agreements or the Sale of Subject Shares (except that, to the extent any failure to consummate the Sale of Subject Shares resulted, directly or indirectly, from an Intentional Breach of this Agreement by Seller or HNR or such Intentional Breach by Seller or HNR shall cause the Closing not to occur, Buyer shall be entitled to the payment of the Seller Termination Fee (and, if applicable, the 15% Note Amount and the Additional Draw Note Amount pursuant to Section 8.3(a)(i)) and to any Losses, to the extent proven, in respect of such Intentional Breach, as reduced by the amount of the Seller Termination Fee paid to Buyer).

(iii) Notwithstanding anything to the contrary contained in this Agreement, Seller’s right to receive the Escrow Amount via a draw on the Letter of Credit or any Replacement Letter of Credit pursuant to Section 8.3(a) and Section 8.3(b) shall constitute the sole and exclusive remedy of HNR, Seller and their Affiliates or any other Person against Buyer and its Subsidiaries and any of their respective former, current or future, direct or indirect equityholders, general or limited partners, stockholders, members, managers, controlling persons, directors, officers, employees, agents, Affiliates or Representatives, or any of their respective successors or assigns or other representative of any of the foregoing, (collectively, the “Buyer Related Parties”) in connection with the termination of this Agreement or any Losses or liabilities in connection with this Agreement or the Related Agreements, and upon payment and waiver, as applicable, of such amounts, none of the Buyer Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Related Agreements or the Sale of Subject Shares (it being understood that nothing in this Section 8.3(c)(iii) shall restrict or limit in any way HNR’s or Seller’s right to specifically enforce the Surviving Provisions pursuant to Section 10.9 in the event that this Agreement is terminated).

(iv) Other than with respect to the Retained Claims, all Legal Proceedings (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to (A) this Agreement, the Related Agreements or the Sale of Subject Shares, (B) the negotiation, execution or performance of this Agreement, the Related Agreements (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or the Related Agreements), (C) any breach of this Agreement or the Related Agreements and (D) any failure of the Sale of Subject Shares to be consummated, may be made only by or against (and are those solely of) the Persons that are expressly identified as parties hereto and thereto. No other Buyer Related Party shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute, or otherwise) for any Legal Proceedings arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (A) through (D) except for Legal Proceedings that HNR or Seller may assert: (I) against any Person that is party to, and solely pursuant to the terms of, the Securities Purchase Agreement or any Related Agreement; and (II) against Buyer, solely in accordance with, and pursuant to the terms of, this Agreement (the Legal Proceedings in clauses (I) and (II) of this Section 8.3(iv), the “Retained Claims”). Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that, including in the case of any breach, whether willful and material, intentional, material, knowing or otherwise, (x) in no event will Buyer or any other Buyer Related Party have liability for monetary damages whatsoever arising under, out of, in connection with or related in any manner to the items in the preceding clauses (A) through (D) (including monetary damages in lieu of specific performance) in the aggregate in excess of the amount of the Escrow Amount, and, accordingly, the Escrow Amount shall be the maximum aggregate liability of Buyer hereunder and thereunder (and any other Buyer Related Party); and (y) in no event shall HNR, Seller, their Affiliates, their respective stockholders or Representatives or any other Person seek, directly or indirectly, to recover against any of the Buyer Related Parties, or compel any payment by any of the Buyer Related Parties of, any damages or other payments whatsoever that are, in aggregate, in excess of the Escrow Amount.

(d) Integral Part of Transaction. Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) neither the Seller Termination Fee nor the Escrow Amount is a penalty and each of the Seller Termination Fee and the Escrow Amount is a reasonable amount that will compensate Buyer and Seller, respectively, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the parties would not enter into this Agreement. If Seller fails to pay the Seller Termination Fee pursuant to this Section 8.3 when due, and, in order to obtain such payment, Buyer commences a suit that results in a judgment against such party for the Seller Termination Fee, Seller shall pay or cause to be paid to Buyer its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Seller Termination Fee from the date such payment was required to be made until the date of payment at an interest rate of eleven percent (11%) per annum.

Section 8.4 Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective boards of directors at any time before or after receipt of the Requisite Stockholder Approval; provided, however, that after the Requisite Stockholder Approval has been obtained, there shall not be any amendment that by Law requires further approval by the stockholders of HNR without such further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 8.5 Extension; Waiver. At any time prior to the Closing, subject to applicable Law, any party hereto may, without limiting its rights and remedies under this Agreement, (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) subject to the proviso of the first sentence of Section 8.2, waive compliance with any agreement or condition contained herein. Notwithstanding the foregoing, no failure or delay by HNR, Seller or Buyer in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.6 Expenses. Except as expressly set forth herein (including Section 8.2 and Section 8.3), all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.

ARTICLE IX

TAX MATTERS

Section 9.1 Administration of Tax Matters for the HVDH Companies.

(a) Seller shall, at its own expense, prepare or cause to be prepared and timely file, or cause to be timely filed, any Tax Return of any HVDH Companies and any Tax Return relating to any VAT Fiscal Unity that is due (i) on or before the Closing Date if it relates to a taxable period ending on or prior to the Effective Date (taking into account all extensions properly obtained) and (ii) after the Effective Date if it relates to a VAT Fiscal Unity. Seller shall (i) prepare such Tax Returns on a basis consistent with past practices and accounting methods of Seller and the HVDH Companies except to the extent otherwise required by applicable Law, and (ii) provide a copy of such Tax Return(s) to the Buyer (with supporting documentation and computations) at least thirty (30) days prior (except, in the case of a Periodic Tax Return, ten (10) days prior) to filing such Tax Return(s). Buyer shall, within fifteen (15) days (except, in the case of a Periodic Tax Return, five (5) days) of receiving such Tax Return(s), notify the Seller in writing of any matters in such Tax Returns with which the Buyer reasonably disagrees. In such case, Seller and Buyer shall reasonably cooperate with each other to reach a timely and mutually satisfactory solution to the disputed matters and, to the extent they are unable to reach such a solution within ten (10) days, shall resolve the dispute in accordance with Section 9.11.

(b) Buyer shall at its own expense, prepare or cause to be prepared and timely file, or cause to be timely filed (or, if applicable, Seller shall cause to be timely filed), all HVDH Company Tax Returns for taxable periods ending after the Effective Date that are due on or before the Closing Date. Buyer shall (i) prepare such Tax Returns on a basis consistent with past practices and accounting methods of the HVDH Companies except to the extent otherwise required by applicable Law, and (ii) provide a copy of such Tax Return(s) to the Seller (with supporting documentation and computations) at least thirty (30) days prior (except, in the case of a Periodic Tax Return, ten (10) days prior) to filing such Tax Return(s). Seller shall, within fifteen (15) days (except, in the case of a Periodic Tax Return, five (5) days) of receiving such Tax Return(s), notify the Buyer in writing of any matters in such Tax Returns with which the Seller reasonably disagrees. In such case, Seller and Buyer shall reasonably cooperate with each other to reach a timely and mutually satisfactory solution to the disputed matters and, to the extent they are unable to reach such a solution within ten (10) days, shall resolve the dispute in accordance with Section 9.11.

(c) Any Tax due pursuant to any Tax Returns of the HVDH Companies shall be paid pursuant to Section 9.3.

Section 9.2 Allocation of Liability for Taxes. For purposes of allocating liability for Taxes for Section 9.1:

(a) Seller’s share of any Taxes of the HVDH Companies shall be (i) 100% of the amount of any Tax relating to any VAT Fiscal Unity to the extent such Tax would be payable or receivable by a Retained Company if no VAT Fiscal Unity were to exist, (ii) 51% of the amount of all Taxes incurred by an HVDH Company (or for which an HVDH Company is liable, but without duplication of VAT covered under Section 9.2(a)(i)) for any taxable period that ends on or before the Effective Date or any portion of a Section 9.2 Period attributable under Section 9.2(d) to the period that ends on or before the Effective Date, (iii) 100% of any Taxes arising from or in connection with any breach of any covenant contained in this Agreement, (iv) 100% of any Taxes of the Seller or any Seller Related Party imposed on any HVDH Company or on the Buyer or any Buyer Related Party (including as a result of successor liability), (v) 100% of any obligation or other liability of any HVDH Company to indemnify any other Person in respect of or relating to Taxes or to pay an amount pursuant to a Tax sharing or Tax allocation agreement which was in existence immediately before the Effective Date, and (vi) 100% of any Taxes imposed directly on the Buyer or any Buyer Related Party in respect of the income of any HVDH Company for any tax period prior to the Effective Date; except, in each case, for any Taxes which shall be allocated to Buyer as provided in Section 9.2(c).

(b) Buyer’s share of any Taxes of the HVDH Companies shall be 51% of the amount of all Taxes incurred by an HVDH Company (or for which an HVDH Company is liable), but exclusive of Taxes described under Section 9.2(a)(i), (iii), (iv) or (v) which will be for the account of Seller, with respect to any taxable period that begins after the Effective Date or any portion of a Section 9.2 Period attributable under Section 9.2(d) to the period that begins after the Effective Date.

(c) Notwithstanding the foregoing, Buyer shall be attributed an amount of Taxes incurred by an HVDH Company (or for which an HVDH Company is liable) with respect to any distributions on the Subject Shares that are transferred by the Seller to the Buyer under Section 2.1(a) without regard to Section 9.2(d).

(d) In the case of any Taxes that are attributable to a taxable period beginning on or before and ending after the Effective Date (a “Section 9.2 Period”), the amount of Tax that is allocable to the portion of such period that ends on the Effective Date shall be determined as follows:

(i) In the case of ad valorem, property, or franchise or similar Taxes imposed on any HVDH Company based on capital or number of shares of stock authorized, issued or outstanding, the portion attributable to the portion of such period that ends on the Effective Date shall be the amount of such Taxes for the entire Section 9.2 Period multiplied by a fraction, the numerator of which is the number of days in such Section 9.2 Period until and including the Effective Date and the denominator of which is the number of days in the entire Section 9.2 Period;

(ii) In the case of all other Taxes, the portion attributable to the period that ends on or before the Effective Date shall be determined on the basis of an interim closing of the books of the applicable HVDH Company as of the Effective Date; provided, that any items of income, gain, loss, deduction, exemption, or allowances that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the portion of the Section 9.2 Period ending on and including the Effective Date and the portion of the Section 9.2 Period beginning after the Effective Date in proportion to the number of days in each such period relative to the entire Section 9.2 Period.

(e) Any refund or credit of Taxes, or any tax benefit or reduction (including as a result of any overpayment of Taxes) that is received in cash or that reduces the amount of HVDH Company Taxes paid after the Effective Date (a “Tax Credit”) shall be attributable to a taxable period pursuant to this Section 9.2 in the same manner as the Tax to which such Tax Credit relates. With regard to the VAT Fiscal Unity, a Tax Credit shall also include a reclaim of VAT to which any HVDH Company as part of a VAT Fiscal Unity is entitled to, determined (for allocation purposes only) as if the relevant HVDH Company was not part of the VAT Fiscal Unity.

Section 9.3 Payment of Taxes, Refunds and Credits.

(a) With respect to any Taxes due (taking into account all extensions properly obtained) prior to the Closing Date, each of Buyer and Seller shall use its reasonable best efforts to cause the HVDH Companies to pay their Taxes when due (taking into account all extensions properly obtained). Notwithstanding the foregoing, Seller shall pay any VAT payable by any VAT Fiscal Unity to the relevant Taxing Authority. If the HVDH Companies do not pay their Taxes when as provided in this Section 9.3(a), either party hereto may, after fifteen (15) days’ notice to the other party hereto, pay such Taxes.

(b) Taxes shall be borne by Buyer and Seller according to the allocation of liability in Section 9.2. In furtherance of the foregoing, to the extent that either Buyer or Seller has borne more than its proportionate share of such Taxes, either indirectly (through its ownership of HVDH shares, to the extent an HVDH Company has funded such Taxes out of its own assets) or directly (pursuant to Section 9.3(a) or otherwise) (such party, the “Excess Tax Party”) the other party hereto shall reimburse the Excess Tax Party in accordance with Section 9.8 for any Taxes properly allocable to such other party under Section 9.2, in the currency in which such Tax is owed, such that each of Buyer and Seller have economically borne the appropriate amount of Tax.

(c) If a Tax Credit of an HVDH Company is available with respect to a Tax period (or portion thereof) beginning prior to the Closing Date, Buyer and Seller shall appropriately receive the benefits of such Tax Credit to the extent allocated to each of them pursuant to Section 9.2. In furtherance of the foregoing, to the extent that either Buyer or Seller has received more than its proportionate share of such Tax Credit, either indirectly (through its ownership of HVDH shares, to the extent an HVDH Company has received such Tax Credit) or directly (to the extent the Tax Credit has reduced amounts that such party otherwise would have paid directly pursuant to Section 9.3(a) or otherwise), such party shall reimburse the Excess Tax Party, or the Buyer and Seller together shall cause HVDH to reimburse the Excess Tax Party for any Tax Credit actually received that is properly allocable to the Excess Tax Party under Section 9.2, in the currency in which such Tax Credit is received (provided, that, for this purpose, a Tax credit, benefit or reduction in Tax shall be deemed to be actually received when applied to reduce cash Taxes otherwise payable).

(d) Notwithstanding any provision to the contrary in Section 9.3(c), if a VAT Fiscal Unity exists during a taxable period or portion thereof, Seller shall pay to the HVDH Company an amount equal to the amount of any VAT receivable attributable to such period or portion thereof, which shall be determined (for allocation purposes only) as if the relevant HVDH Company was not part of the VAT Fiscal Unity.

Section 9.4 Amendment of Tax Returns. Prior to the Liquidation Date, neither the Buyer nor any of its Affiliates shall amend, refile, revoke or otherwise modify any Tax Return or Tax election of any HVDH Company with respect to any Tax Return described in Section 9.1 without the prior written consent of the Seller, which consent shall not be unreasonably conditioned, withheld or delayed.

Section 9.5 Tax Periods. To the extent permissible but not required pursuant to applicable Law, the parties shall cooperate to cause the HVDH Companies to take all steps as are or may be reasonably necessary (including the filing of elections or returns with applicable Taxing Authorities) to cause such period to end on the Closing Date, or as soon thereafter as is reasonably practicable.

Section 9.6 VAT Fiscal Unity. Immediately after the Closing Date, Seller shall simultaneously send a copy to Buyer and file a letter with the relevant Taxing Authority informing such Taxing Authority that the relevant HVDH Company no longer forms part of the VAT Fiscal Unity as of the Closing Date. Seller will, within ten (10) days after receipt, inform Buyer of any correspondence of the relevant Taxing Authority regarding the separation of any of the HVDH Companies from such VAT Fiscal Unity.

Section 9.7 Cooperation; Audits; Tax-Related Actions.

(a) In connection with the preparation of Tax Returns (including amended Tax Returns), audit examinations, Tax refund claims, applications for relief or ruling and any actions relating to the Tax liabilities imposed on any HVDH Company (or any successor thereof) or otherwise discussed in this Article IX, Buyer, on the one hand, and the Seller, on the other hand, shall cooperate fully with each other, including the furnishing or making available during normal business hours of records, personnel (as reasonably required and to the extent not unduly burdensome), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of actions by Taxing Authorities as to the imposition of Taxes. Seller (until the Closing Date), and Buyer (after the Closing Date), shall and to the extent practicable shall cause the HVDH Companies to (i) retain all books and records with respect to Tax matters pertinent to any HVDH Company relating to any taxable period beginning before the Closing Date until the earlier of the expiration of the applicable statute of limitations (including any extension thereof) for the respective taxable periods or the Liquidation Date, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and allow such other party to take possession of such books and records at such party’s own expense.

(b) Buyer and the Seller shall, upon request, use commercially reasonable efforts to obtain any certificate or other document from any Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

Section 9.8 Tax Claims.

(a) Any Claim for payment, reimbursement or contribution pursuant to Section 9.3 (a “Tax Claim”) shall be made pursuant to this Section 9.8. In order to assert a Claim for payment pursuant to Section 9.3, a party hereto (the “Tax Payee”) shall give prompt written notice to the party required to make payment to such Tax Payee (the “Tax Payor”). Such Tax Claim shall be made reasonably promptly after the Tax Payee determines that it intends to seek payment pursuant to Section 9.3, provided, however, that no failure to give such prompt written notice shall relieve Tax Payor of any of its obligations hereunder except to the extent that Tax Payor is materially and adversely prejudiced by such failure.

(b) Any payment pursuant to this Article IX in respect of any Tax Claim shall be (i) made net of any withholding Tax required by Law and (ii) effected by wire transfer of immediately available funds from Tax Payor or one of its Affiliates to an account designated by the applicable Tax Payee within three (3) Business Days after the determination thereof.

(c) All Tax Claims pursuant to Section 9.8 shall survive until the later of (A) six (6) months after the Closing Date and (B) the earlier of (1) the Liquidation Date and (2) the date that is ninety (90) days after the expiration of the applicable statute of limitations (at which point they will terminate) to the fullest extent permitted by law; provided, that written notice of a Tax Claim shall extend the applicable survival period for such Tax Claim until such Tax Claim is conclusively resolved.

(d) If, after negotiating in good faith, Seller and Buyer are unable to reach an agreement relating to a Tax Claim or the payment of any Tax Claim, such dispute shall be submitted to the Referee pursuant to Section 9.11.

Section 9.9 Transfer Taxes. Notwithstanding any other provision of this Article IX, all Transfer Taxes imposed by any Taxing Authority in connection with the transactions contemplated by this Agreement shall be borne by the Party with legal liability for such Transfer Tax.

Section 9.10 Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving Seller and its Affiliates on the one hand, and the Acquired Companies on the other hand, shall be terminated as of the Closing Date and, after the Closing Date, the Acquired Companies shall not be bound thereby or have any liability thereunder.

Section 9.11 Referee. If, after negotiating in good faith, Seller and Buyer are unable to reach an agreement relating to any Tax matter under this Article IX, the dispute shall be submitted to a mutually acceptable independent accounting firm of national repute (the “Referee”) jointly selected by Seller and Buyer within five (5) Business Days of the date on which a party makes the request to refer such dispute to an expert. Seller and Buyer shall instruct the Referee to resolve any disputed items within fifteen (15) Business Days of having such items referred to it, pursuant to such procedures as it may require. The parties shall cooperate with the Referee, provide it promptly with all information that it reasonably requires and shall promptly act to implement the decision of the Referee. The costs, fees and expenses of the Referee shall be allocated 50% to Buyer and 50% to Seller.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Survival. (a) The agreements of HNR, Seller and Buyer contained in Article I, Article II, Article III, Section 6.3(f), Section 6.7, Section 6.10, Section 6.11, Section 6.12, Section 6.15, Article VIII and Article IX, (b) the representations and warranties contained in Section 4.9 and Section 5.6 and (c) this Article X shall survive the Closing Date. The agreements of HNR, Seller and Buyer contained in the Surviving Provisions shall survive the termination of this Agreement. Except as set forth in this Section 10.1, no representations, warranties, covenants or agreements contained in this Agreement shall survive the Closing Date or the termination of this Agreement.

Section 10.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing and sent by facsimile transmission (providing confirmation of transmission by the transmitting equipment) or e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient); provided, that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.1):

if to Buyer:

CT Energy Holding SRL
Av. Principal La Castellana,
Torre Digitel, Piso 22,
Caracas, Venezuela
Attention:	Francisco Hung Vaillant
Fax:	58 212 318 9825
e-mail:	FHUNG@OCAATVE.COM

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd St.
New York, New York 10019
Attention:	Matthew M. Guest
Eitan S. Hoenig
Phone:	(212) 403-1341
(212) 403-1053
Fax:	(212) 403-2000
e-mail:	MGuest@wlrk.com
ESHoenig@wlrk.com

if to Seller or HNR:

Harvest Natural Resources, Inc.
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
Attention:	Keith Head, Vice President and General Counsel
Phone:	(281) 899-5700
Fax:	(281) 899-5702
e-mail:	khead@harvestnr.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP
700 Louisiana St., Suite 3400
Houston, TX 77002
Attention:	Thomas J. Moore
Phone:	(713) 238-2664
Fax:	(713) 238-4649
e-mail:	tmoore@mayerbrown.com

Section 10.3 Interpretation; Certain Definitions. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, Appendix, Schedule, Annex or Exhibit, such reference shall be to an Article or Section of, or an Appendix, Schedule, Annex or Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including all Exhibits, Schedules and Annexes and Appendices, and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined herein. References to a Person are also to its successors and permitted assigns. The specification of any dollar amount in any representation or warranty contained in Article IV or Article V is not intended to imply that such amount, or higher or lower amounts, are or are not material for purposes of this Agreement, and no party shall use the fact of the setting forth of any such amount in any dispute or controversy between or among the parties as to whether any obligation, item or matter not described herein or included in the Seller Disclosure Schedule or the Buyer Disclosure Schedule is or is not material for purposes of this Agreement. Words describing the singular number shall be deemed to include the plural and vice versa, and words denoting any gender shall be deemed to include all genders.

Section 10.4 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal or incapable of being enforced under any present or future Law or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled as originally contemplated to the fullest extent possible.

Section 10.5 Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that Buyer may assign its rights and delegate its obligations hereunder to one or more of its Affiliates, as long as Buyer remains ultimately liable for all of Buyer’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective permitted successors and permitted assigns.

Section 10.6 Entire Agreement. This Agreement (including the Exhibits, Schedules, Annexes and Appendices hereto and other documents delivered pursuant hereto) constitutes, together with the Confidentiality Agreement, Escrow Agreement, Seller Disclosure Schedule and the Buyer Disclosure Schedule, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

Section 10.7 No Third-Party Beneficiaries. Except for (a) the Seller Related Parties, which are express third party beneficiaries of Section 8.3(c)(ii) and (b) the Buyer Related Parties, which are express third party beneficiaries of Section 8.3(c)(iii) and Section 8.3(c)(iv), this Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the Knowledge of any of the parties hereto. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.8 Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware; provided, that (i) the Deed of Transfer, (ii) all other notarial deeds executed by the Notary, and (iii) all shareholders’ resolutions / minutes of duly convened shareholders’ meetings in relation to such notarial deeds shall be exclusively governed by, and construed in accordance with the laws of The Netherlands without giving effect to any choice or conflict of laws provision or rule (whether of The Netherlands or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than The Netherlands.

Section 10.9 Specific Performance.

(a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, except as otherwise set forth in this Section 10.9, (i) unless this Agreement has been terminated pursuant to Article XIII, the parties acknowledge and agree that the parties hereto shall be entitled, without posting a bond, security or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity, and (ii) if this Agreement has been terminated pursuant to Article XIII, the parties acknowledge and agree that Seller shall be entitled, without posting a bond, security or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of the Surviving Provisions and to enforce specifically the terms and provisions of such Surviving Provisions.

(b) Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 10.9. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 10.9, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.9 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 10.9 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 10.9 prior or as a condition to exercising any termination right under Article VII, nor shall the commencement of any Legal Proceeding pursuant to this Section 10.9 or anything set forth in this Section 10.9 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 10.10 Consent to Jurisdiction.

(a) Each of Buyer, Seller and HNR hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle, (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware), for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware).

(b) Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 10.10 shall affect the right of any party to serve legal process in any other manner permitted by Law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, County of New Castle, any other court of the State of Delaware, County of New Castle, and any Federal court sitting in the State of Delaware for the purpose of any dispute arising out of this Agreement or the transactions contemplated by this Agreement, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery located in the County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of Buyer, Seller and HNR agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 10.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.12 WAIVER OF JURY TRIAL. EACH OF BUYER, SELLER AND HNR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER, SELLER OR HNR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 10.13 The HNR Guarantee. In connection with the transactions contemplated by this Agreement, HNR hereby irrevocably, absolutely and unconditionally guarantees the due, punctual and complete performance and payment (and not merely collection) in full of all obligations and liabilities of the Seller and its Affiliates under this Agreement, as and when due and payable or required to be performed pursuant to any provisions of this Agreement, subject to the terms and conditions thereof (the “HNR Guaranteed Obligations”) and agrees that Buyer shall be entitled to enforce directly against HNR any of the HNR Guaranteed Obligations. To the fullest extent permitted by applicable Law, HNR waives presentment to, demand of payment from and protest to any other Person of any of the HNR Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of HNR hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the HNR Guaranteed Obligations, or otherwise. Notwithstanding any of the foregoing, nothing herein shall be deemed to waive or limit HNR’s ability to assert any claims, defenses or other rights that the Seller or its Affiliate may have under this Agreement. In the event that HNR or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) other than as contemplated by this Agreement, transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, HNR shall cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 10.13.

Section 10.14 Waiver of Claims. Notwithstanding anything to the contrary contained in this Agreement and effective upon the consummation of the transactions contemplated by this Agreement, HNR does hereby, for itself and each of its Subsidiaries, their respective Affiliates, or any of their respective successors or assigns, and all Persons who at any time prior to the Closing Date have been directors, officers, agents or employees of HNR or any of its Subsidiaries (in each case, in their respective capacities as such), waive, release and forever discharge Petróleos de Venezuela S.A. (“PDVSA”) or the Bolivarian Republic of Venezuela (including any Governmental Authority thereof) and all Persons who have been or are directors, officers, agents or employees of PDVSA (in each case, in their respective capacities as such) from any and all debts, guarantees, liabilities, costs, expenses, interest and obligations whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, reserved or unreserved, or determined or determinable, including those arising under any Law, claim (including any third Person claim), demand, action, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority, or any fines, damages or equitable relief that is imposed, in each case, including all costs and expenses relating thereto, whether at law or in equity, whether arising under any Contract, release or warranty, by operation of Law or otherwise, whether known or unknown, to the extent existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed prior to the Closing Date in respect of the assets, operations or business of HNR and its Subsidiaries, including Seller. From and after the date hereof, unless this Agreement has been terminated pursuant to Section 8.1, neither HNR nor Seller shall, and each of HNR and Seller shall not permit any of their respective Subsidiaries, Affiliates, directors, officers, agents or employees to, commence any arbitral proceeding or other Legal Proceeding against PDVSA or the Bolivarian Republic of Venezuela (including any Governmental Authority thereof) without Buyer’s prior written consent.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Buyer, Seller and HNR have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CT ENERGY HOLDING SRL:

By:	/s/ F. Hung Vaillant
Name:	Francisco Hung Vaillant
Title:	Manager

HNR ENERGIA B.V.

By:	/s/ Keith L. Head
Name:	Keith L. Head
Title:	Attorney-in-Fact

HARVEST NATURAL RESOURCES, INC.

By:	/s/ Keith L. Head
Name:	Keith L. Head
Title:	Vice President & General Counsel

[Signature Page to SPA]

EXHIBIT A

FORM OF LETTER OF CREDIT

IF THIS LANGUAGE FOR THE STANDBY LETTER OF CREDIT IS TO BE USED THEN THE OBLIGOR/APPLICANT MUST SIGNIFY THEIR APPROVAL BY SIGNING-OFF ON THIS EXHIBIT.

APPROVED AS ISSUED

By:
	Authorized signature of Obligor / Applicant	Date

LETTER OF CREDIT TEXT SAMPLE

BENEFICIARY:

HNR ENERGIA B.V.

C/O HARVEST NATURAL RESOURCES, INC.

1177 ENCLAVE PARKWAY, SUITE 300

HOUSTON, TEXAS 77077

ATTENTION: KEITH HEAD

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AS DETAILED HEREIN SUBJECT TO ISP98:

TRANSACTION REFERENCE NUMBER:

DATE OF ISSUE:

APPLICANT:	CT ENERGY HOLDING SRL
AV. PRINCIPAL LA CASTELLANA,
TORRE DIGITEL, PISO 22,
CARACAS, VENEZUELA

DATE AND PLACE OF EXPIRY:	DECEMBER , 2016
AT OUR COUNTERS

DOCUMENTARY CREDIT AMOUNT:	USD15,000,000.00

AVAILABLE WITH:	JPMORGAN CHASE BANK, N.A.
BY PAYMENT

ADDITIONAL CONDITIONS:

THIS LETTER OF CREDIT IS AVAILABLE FOR PAYMENT WITH JPMORGAN CHASE BANK, N.A. AGAINST PRESENTATION TO JPMORGAN CHASE BANK, N.A. OF THE FOLLOWING:

(I) BENEFICIARY’S DEMAND FOR PAYMENT SIGNED BY ONE OF ITS OFFICERS IN THE FORM ATTACHED HERETO AS EXHIBIT A, OR;

(II) BENEFICIARY’S DEMAND FOR PAYMENT SIGNED BY ONE OF ITS OFFICERS IN THE FORM ATTACHED HERETO AS EXHIBIT B, ACCOMPANIED BY A COPY OF AN AIRBILL EVIDENCING THE APPLICANT AS ADDRESSEE AND A COPY OF A RECEIPT FROM THE COURIER SHOWING THE DATE OF RECEIPT BY THE APPLICANT (WHICH MUST BE NO LATER THAN THREE (3) CALENDAR DAYS PRIOR TO THE DATE OF THE DEMAND FOR PAYMENT).

THIS LETTER OF CREDIT SETS FORTH THE FULL TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT BE IN ANY EVENT CONTINGENT UPON OUR REIMBURSEMENT FROM THE APPLICANT OR ANY OTHER PERSON. REFERENCES HEREIN OR IN ANY DOCUMENTS PRESENTED HEREUNDER TO ANY AGREEMENT OR UNDERLYING TRANSACTION ARE FOR INFORMATIONAL PURPOSES ONLY AND WILL HAVE NO BEARING ON THE NEGOTIATION OF THIS LETTER OF CREDIT OR OUR OBLIGATIONS HEREUNDER.

WE HEREBY AGREE WITH YOU THAT DEMANDS UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED.

PARTIAL AND MULTIPLE DRAWINGS ARE PROHIBITED.

PLEASE ADDRESS ALL CORRESPONDENCE REGARDING THIS LETTER OF CREDIT TO JPMORGAN CHASE BANK, N.A., C/O JPMORGAN TREASURY SERVICES, 10420 HIGHLAND MANOR DRIVE 4TH FLOOR, TAMPA, FLORIDA 33610, ATTENTION: STANDBY LETTER OF CREDIT DEPARTMENT, INCLUDE THE LETTER OF CREDIT NUMBER MENTIONED ABOVE. FOR TELEPHONE ASSISTANCE, PLEASE CONTACT THE STANDBY CLIENT SERVICE UNIT AT 1-800-634-1969, SELECT OPTION 1, AND HAVE THIS LETTER OF CREDIT NUMBER AVAILABLE.

EXCEPT AS OTHERWISE SPECIFIED HEREIN, THE LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (1998), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

JPMORGAN CHASE BANK, N.A.

AUTHORIZED SIGNATURE

EXHIBIT A

FORM OF DEMAND FOR PAYMENT

Date: [DATE OF DRAWING]	Letter of Credit Reference Number: [●]

Issuing Bank:	Applicant:

JPMorgan Chase Bank, N.A.	CT Energy Holding SRL
Global Trade Services	Av. Principal La Castellana,
Torre Digitel, Piso 22,
Caracas, Venezuela

Beneficiary:

HNR Energia B.V.

c/o Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

Attention: Keith Head

This Demand for Payment is presented by HNR Energia B.V., the Beneficiary under the Standby Letter of Credit with reference number [●] (the “Letter of Credit”), for the amount of $15,000,000.00, which constitutes the full payment of the funds available to the Beneficiary under the Letter of Credit. Under this Demand for Payment, a duly authorized officer of the Beneficiary hereby certifies that:

•	The date of expiration of the Letter of Credit is [●], and the Applicant has failed to deliver a replacement standby letter of credit for the amount of $15,000,000.00 at least ten (10) business days prior to such expiration date.

•	The Beneficiary is entitled to draw the amount demanded pursuant to the Share Purchase Agreement, and the board of directors of Harvest Natural Resources, Inc. has authorized the submission of this Demand for Payment.

•	The Beneficiary requests that the amount demanded hereunder be transferred to the Beneficiary by wire transfer to the following bank account of the Beneficiary:

[NAME, ADDRESS AND ROUTING NUMBER OF BENEFICIARY’S BANK ACCOUNT]

[NAME OF BENEFICIARY’S ACCOUNT]

[NUMBER OF BENEFICIARY’S ACCOUNT].

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Demand for Payment as of the date hereof.

HNR ENERGIA B.V.

By
Name:
Title:

EXHIBIT B

FORM OF DEMAND FOR PAYMENT

Date: [DATE OF DRAWING]	Letter of Credit Reference Number: [●]

Issuing Bank:	Applicant:

JPMorgan Chase Bank, N.A.	CT Energy Holding SRL
Global Trade Services	Av. Principal La Castellana,
Torre Digitel, Piso 22,
Caracas, Venezuela

Beneficiary:

HNR Energia B.V. c/o Harvest Natural Resources, Inc. 1177 Enclave Parkway, Suite 300 Houston, Texas 77077 Attention: Keith Head

This Demand for Payment is presented by HNR Energia B.V., the Beneficiary under the Standby Letter of Credit with reference number [●] (the “Letter of Credit”), for the amount of $15,000,000.00, which constitutes the full payment of the funds available to the Beneficiary under the Letter of Credit.

Under this Demand for Payment, a duly authorized officer of the Beneficiary hereby certifies that:

•	The Share Purchase Agreement, has been terminated.

•	The Beneficiary is entitled to draw the amount demanded pursuant to the Share Purchase Agreement.

•	The Beneficiary hereby certifies that we complied with the Share Purchase Agreement and have sent a copy of this demand for payment to the Applicant. Attached hereto is a COPY OF AN AIRBILL EVIDENCING THE APPLICANT AS ADDRESSEE AND A COPY OF A RECEIPT FROM THE COURIER SHOWING THE DATE OF RECEIPT BY THE APPLICANT (WHICH MUST BE NO LATER THAN THREE (3) CALENDAR DAYS PRIOR TO THE DATE OF THE DEMAND FOR PAYMENT). We further certify that CT Energy Holding SRL has signed the copy and sent either the signed original or an electronic version back to the Beneficiary.

[NAME, ADDRESS AND ROUTING NUMBER OF BENEFICIARY’S BANK ACCOUNT]

[NAME OF BENEFICIARY’S ACCOUNT]

[NUMBER OF BENEFICIARY’S ACCOUNT].

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Demand for Payment as of the date hereof.

HNR ENERGIA B.V.

By
Name:
Title:

EXHIBIT B

FORM OF BUYER PROMISSORY NOTE

EXHIBIT B

[BUYER OR BUYER DESIGNEE]

11% PROMISSORY NOTE DUE [●], 2017

US$12,000,000	[●]

FOR VALUE RECEIVED, [Buyer or Buyer Designee], a Barbados society with restricted liability (the “Company”), hereby promises to pay to the order of HNR Energia B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the Laws of Curaçao (“Holder”), in New York, New York, at such address or pursuant to such wire instructions as Holder shall notify Company of in writing, on or before the Maturity Date (as defined below), in lawful money of the United States of America, the principal amount of TWELVE MILLION AND 00/100 DOLLARS ($12,000,000.00), together with interest on the unpaid balance of said principal amount from time to time remaining outstanding, from the date hereof until maturity (howsoever such maturity shall occur), as follows:

1. Purchase Agreement. This Note is issued pursuant to the Share Purchase Agreement, dated as of June 29, 2016, among CT Energy Holding SRL, Holder and Harvest Natural Resources, Inc., a Delaware corporation (“HNR”) (as from time to time amended, the “Purchase Agreement”).

2. Definitions. The following terms, when used herein, shall have the meaning set forth below:

“Applicable Law” shall mean the law in effect from time to time and applicable to the transactions between the parties hereto pursuant hereto which lawfully permits the charging and collection of the highest permissible lawful non usurious rate of interest on such transactions, including laws of the State of New York, and to the extent controlling and providing for a higher lawful rate of interest, laws of the United States of America.

“Bankruptcy Law” means Title 11, United States Code, or any Federal, state or foreign bankruptcy, insolvency, receivership or similar law for the relief of debtors.

“Business Day” means any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York and Houston, Texas are authorized or obligated by Law or executive order to close.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator, conservator, custodian or similar official under any Bankruptcy Law.

“Governmental Authority” means any supranational, United States (federal, state or local), or foreign government, or any political subdivision thereof, or any governmental, regulatory, judicial or administrative authority, agency, board, bureau, commission or similar authority.

“Guarantor” means Mr. Oswaldo Cisneros.

“Indebtedness” means, with respect to any Person, without duplication: (a) any obligations for borrowed money, (b) any obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments, (c) any obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of property, securities or other assets (including “earn-out” payments), (d) any capital lease obligations, (e) any net obligations in respect of interest rate, currency or commodity swaps, collars, caps, hedges, futures contract, forward contract, option or other derivative instruments or arrangements, and (f) any obligations to guarantee any of the foregoing types of obligations on behalf of any Person.

“Maturity Date” means [six (6) months following the Closing Date].

“Maximum Rate” means the maximum lawful non usurious rate of interest, if any, which under Applicable Law Holder is permitted to charge the Company on the obligations evidenced by this Note from time to time. If, however, during any period interest accruing on this Note is not limited to any maximum lawful non usurious rate of interest under Applicable Law, then during each such period the “Maximum Rate” shall be equal to a per annum rate of 2% plus the rate of interest expressly provided for in this Note as in effect immediately following the date hereof.

“Person” means an individual, a corporation (including a not-for-profit corporation), general or limited partnership, limited liability company, unlimited liability company, joint venture, association, Governmental Authority, unincorporated organization, trust or any other entity of any kind or nature.

“Subsidiary” of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (itself or together with any other Subsidiary or Subsidiaries), (i) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (ii) otherwise controls, directly, or indirectly through one or more intermediaries, or both, such corporation or other legal entity.

3. Payments. All outstanding principal and accrued interest on this Note shall be due and payable on the Maturity Date. The unpaid principal balance of this Note shall bear interest (computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed), from the date hereof until such principal is paid, compounded quarterly, at the rate of 11.00% per annum. All such interest shall be due and payable upon maturity, howsoever such maturity may occur (whether by acceleration or otherwise), or upon the repayment of this Note as provided herein. During the continuance of an Event of Default, the outstanding principal amount of this Note shall bear interest at a rate that is 2.00% per annum higher than the rate of interest otherwise applicable hereto. All payments on this Note shall be made in lawful money of the United States of America by wire transfer to an account or accounts as directed by Holder, or as otherwise agreed by Holder and the Company.

4. Prepayment. The Company shall be entitled at its own option at any time or from time to time to prepay all or a portion of the outstanding principal amount of this Note, and/or interest accrued thereon, upon not less than one day’s written notice, any such prepayment of principal to be paid together with all interest accrued and unpaid thereon. Prepayment may be made by such wire transfer instructions as Holder may provide, or otherwise by check delivered to Holder’s address for notices set forth in the Purchase Agreement. Any prepayment may, at the Company’s discretion, be subject to one or more conditions precedent stated in the notice of prepayment.

5. Guaranteed Obligations. The payment by the Company of the principal of, and interest on, this Note shall be fully and unconditionally guaranteed by the Guarantor to the extent set forth in the guaranty executed and delivered by Guarantor of even date herewith.

6. Events of Default; Remedies.

a. Each of the following is an “Event of Default”:

i. default in the payment of the principal of or any interest on this Note when due;

ii. failure by the Company to comply with any agreements contained in the Purchase Agreement for 30 days after the earlier of (i) written notice from Holder and (ii) the time at which the Guarantor or any officer of the Company first has knowledge of the failure;

iii. the Company or any of its Subsidiaries fails to pay any Indebtedness, other than Indebtedness owed to the Company or a Subsidiary of the Company, whether such Indebtedness or guaranty now exists or is created after the date of this Note, within any applicable grace period after final maturity or acceleration of any such Indebtedness following a default in respect thereof, in each case if the unpaid principal amount of any such Indebtedness, together with the unpaid principal amount of any other such Indebtedness, constitutes more than $3,000,000 in the aggregate at any one time;

iv. the Company or the Guarantor, pursuant to or within the meaning of any Bankruptcy Law:

a) commences a voluntary case or insolvency proceeding;

b) consents to the entry of an order for relief against it or him in an involuntary case or insolvency proceeding or consents to its dissolution or winding-up;

c) consents to the appointment of a Custodian of it or him or for any substantial part of its or his property;

d) makes a general assignment for the benefit of its or his creditors; or

e) takes any comparable action under any foreign laws relating to insolvency.

v. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

a) is for relief against the Company, any Subsidiary of the Company or the Guarantor;

b) appoints a Custodian of the Company, any Subsidiary of the Company or the Guarantor for any substantial part of its, his or their property; or

c) orders the winding up or liquidation of the Company or any Subsidiary of the Company;

or any similar relief is granted under any foreign laws and, in any case, such order or decree remains unstayed and in effect for 60 days; or

vi. failure by the Company, any Subsidiary of the Company or the Guarantor to pay when due final judgments aggregating in excess of $10,000,000 (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, bonded, discharged or stayed for a period of 60 consecutive days following the entry of such judgment or decree.

b. If an Event of Default (other than an Event of Default specified in Sections 6(a)(iv) or (v)) occurs and is continuing, Holder may declare, by sending written notice to the Company, the principal of and accrued and unpaid interest, if any, on this Note to be due and payable. Upon sending such a notice of acceleration, such principal and accrued and unpaid interest shall be due and payable immediately. In the event of the acceleration of this Note because an Event of Default described in Section 6(a)(iii) has occurred and is continuing, the acceleration of the Indebtedness evidenced by this Note shall be automatically annulled if the Event of Default or payment default triggering such Event of Default pursuant to Section 6(a)(iii) shall be remedied or cured by the Company, a Subsidiary of the Company or the Guarantor or waived by Holder within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of this Note would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal or interest on this Note that became due solely because of the acceleration of this Note, have been cured or waived in writing. If an Event of Default specified in Sections 6(a)(iv) or (v) with respect to the Company occurs and is continuing, the principal of and accrued and unpaid interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of Holder. Holder may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereto.

7. Usury Savings Clause. It is the intent of the parties to the Purchase Agreement in the execution and performance thereof and hereof to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, the Company and Holder, by acceptance of this Note, stipulate and agree that none of the terms and provisions contained in the Purchase Agreement or this Convertible Note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate, or to pay an amount of interest in excess of that permitted to be charged under Applicable Law.

8. Waiver of Defenses. The Company and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notice, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, to enforce payment of this Note, to first institute suit or exhaust its remedies against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them.

9. Costs and Expenses. The Company shall, upon demand by Holder, promptly pay to Holder any and all costs and expenses, including legal expenses, collections costs and attorneys’ fees (whether or not legal proceedings are instituted including, without limitation, legal expenses and reasonable attorneys’ fees in connection with any bankruptcy proceedings), incurred or paid by Holder in enforcing Holder’s rights hereunder. Without limiting the generality of the foregoing, if this Note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then the Company agrees to pay, in addition to all other amounts owing hereunder, the collection costs and reasonable attorneys’ fees of any holder hereof.

10. Notices. Any notice required to be given hereunder shall be sufficient if in writing and sent by facsimile transmission (providing confirmation of transmission by the transmitting equipment) or e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient); provided, that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

if to the Company:

CT Energy Holding SRL
Calle Londres
Torre Dayco, PH
Las Mercedes, Caracas-Venezuela,
Attention:
Phone:
Fax:
e-mail:

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Matthew M. Guest
Eitan S. Hoenig
Phone:	(212) 403-1341
(212) 403-1053
Fax:	(212) 403-2000
e-mail:	MGuest@wlrk.com
ESHoenig@wlrk.com

if to Seller:

c/o Harvest Natural Resources, Inc.
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
Phone: (281) 899-5700
Attention: Keith Head, Vice President and General Counsel
Fax: (281) 899-5702
e-mail: khead@harvestnr.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP
700 Louisiana St., Suite 3400
Houston, TX 77002
Attention: Thomas J. Moore
Phone: (713) 238-2664
Fax: (713) 238-4649
e-mail: tmoore@mayerbrown.com

11. Successors and Assigns. This Note is binding upon the Company and its successors and assigns and inures to the benefit of Holder and its successors and assigns. The Company may not assign or otherwise transfer any of its obligations under this Note without the prior written consent of Holder. Holder may assign or otherwise transfer its rights under this Note to any Affiliate of Holder, but may not otherwise assign or transfer this Note. For purposes of this Note, an “Affiliate” of Holder means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Holder.

12. Business Days. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

13. Headings. Headings, subheadings and captions shall not be used to construe the meaning or intent hereof, and are intended for the convenience of the parties only.

14. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered on and as of the day and year first written above.

[Buyer or Buyer Designee]

By:
Name:
Title:

[Signature Page to Note]

EXHIBIT C

FORM OF GUARANTY

AGREED FORM

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”), dated as of [●], is made by Oswaldo Cisneros Fajardo, an individual (the “Guarantor”), in favor of HNR Energia B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Seller”), for the benefit of the Seller and the other Guaranteed Parties (as defined below).

RECITALS

WHEREAS, pursuant to the terms of the Share Purchase Agreement dated as of June 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among CT Energy Holding SRL, a Barbados Society with Restricted Liability [(the “Company”)], the Seller and Harvest Natural Resources, Inc., a Delaware corporation (“HNR”), [which has been assigned in part to [Buyer Designee] (the “Company”)], the Seller has agreed to sell to the Company, and the Company has agreed to acquire from the Seller, the Subject Shares (as defined in the Purchase Agreement) for consideration consisting partially of an 11% Promissory Note Due [●], 2017, dated as of even date herewith (the “Note”), upon the terms and subject to the conditions set forth therein;

WHEREAS, the Guarantor an Affiliate of the Company, and the Seller’s sale of the Subject Shares to the Company under the Purchase Agreement will inure, directly or indirectly, to the benefit of the Guarantor; and

WHEREAS, the Guarantor’s execution and delivery of this Guaranty to the Seller is a condition precedent to the Seller’s obligation to sell the Subject Shares to the Company under the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Seller to sell the Subject Shares to the Company under the Purchase Agreement, the Guarantor hereby agrees with the Seller, for the benefit of the Seller and the other Guaranteed Parties, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1 Definitions. Capitalized terms used but not otherwise defined in this Guaranty have the meanings given thereto in the Note. The following terms, when used in this Guaranty, have the meanings assigned to them below:

“Affiliated Entity” means the Company, CT Energia Holding, Ltd., a company organized under the laws of Malta, and any other entity that is controlled by the Guarantor or his affiliates.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Document” means this Guaranty, the Note, the Purchase Agreement and any document or agreement delivered or executed in connection with this Guaranty, the Note or the Purchase Agreement.

“Guaranteed Parties” means (i) the Seller, (ii) any other permitted holder of the Note, and (iii) their respective permitted successors and assigns.

“Lien” means liens (statutory or other), claims, mortgages, encumbrances, pledges, security interests (including, in respect of shares, depositary receipts for such shares having been issued), easements, rights-of-way, claims, covenants, conditions, restrictions (including transfer restrictions), options, rights of first offer or refusal, third-party rights, limitations on voting rights, encroachments, title defects or charges of any kind or nature whatsoever, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

ARTICLE II

GUARANTY

SECTION 2.1 Guaranty. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety, to the Guaranteed Parties, the prompt payment and performance of all obligations, including all principal, interest and reimbursement obligations, arising under the Note (the “Guaranteed Obligations”), whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable, whether or not discharged (other than by payment), stayed or otherwise affected by any Debtor Relief Law or proceeding thereunder, whether created directly with a Guaranteed Party or acquired by such Guaranteed Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same becomes due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of the Note and all renewals, extensions or modifications thereof.

SECTION 2.2 Bankruptcy Limitations on Guarantor. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of the Guarantor and the Seller that, in any proceeding involving the bankruptcy, adjustment of debts, relief of debtors or insolvency or any similar proceeding with respect to the Guarantor or his assets, the amount of the Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Debtor Relief Laws. To that end, but only in the event and to the extent that the Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) or any payment made pursuant to such Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Debtor Relief Laws, the amount of the Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) shall be limited to the largest amount which, after giving effect thereto, would not, under Debtor Relief Laws, render the Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) unenforceable or avoidable or otherwise subject to recovery under Debtor Relief Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Debtor Relief Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against the Guarantor until payment in full of the Guaranteed Obligations. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Guaranteed Parties hereunder against the Guarantor in such proceeding to the maximum extent permitted by Debtor Relief Laws and neither the Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Debtor Relief Laws in such proceeding.

SECTION 2.3 No Subrogation. Notwithstanding any payment or payments by the Guarantor hereunder, or any setoff or application of funds of the Guarantor by any Guaranteed Party, or the receipt of any amounts by any

Guaranteed Party with respect to any of the Guaranteed Obligations, the Guarantor shall not be entitled to be subrogated to any of the rights of any Guaranteed Party or against any collateral security held by any Guaranteed Party for the payment of the Guaranteed Obligations, until all amounts owing to the Guaranteed Parties on account of the Guaranteed Obligations are paid in full in cash. If any amount shall be paid to the Guarantor on account of such subrogation, reimbursement or contribution rights at any time when all of such Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Guaranteed Parties, segregated from other funds of the Guarantor, and shall, forthwith be turned over to the Guaranteed Parties in the exact form received by the Guarantor (duly endorsed by the Guarantor to the applicable Guaranteed Party, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured.

SECTION 2.4 Nature of Guaranty.

(a) The Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that his obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i) the genuineness, legality, validity, regularity, enforceability or any future amendment or modification of, or change in, or supplement to, the Purchase Agreement, any other Document or any other agreement, document or instrument to which the Guarantor or any Affiliated Entity is or may become a party;

(ii) any action under or in respect of the Purchase Agreement or any other Document, any exercise of any remedy, power or privilege contained therein or available to any party thereto at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, power or privileges (including any manner of application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by the Company, the Guarantor, any other guarantor or any other Person to any Guaranteed Party in such manner as any Guaranteed Party shall determine in its reasonable discretion);

(iii) the absence of any action to enforce this Guaranty, the Purchase Agreement or any other Document or the waiver or consent by any Guaranteed Party or any other Person with respect to any of the provisions of the Purchase Agreement or any other Document;

(iv) the existence, value or condition of, or failure of any Guaranteed Party to perfect its lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by any Guaranteed Party or any other secured party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(v) any structural change in, restructuring of or other similar organization change of any Affiliated Entity; or

(vi) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment of the Guaranteed Obligations);

it being agreed by the Guarantor that, subject to the first sentence of Section 2.2, his obligations under this Guaranty shall not be discharged until the final payment and performance, in full, of the Guaranteed Obligations.

(b) The Guarantor agrees that the Guaranteed Obligations and his obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against any Guaranteed Party whether now existing or which may arise in the future.

(c) The Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty.

SECTION 2.5 Waivers. To the extent permitted by Applicable Law, the Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a) any rights he may now or in the future have under any statute, or at law or in equity, or otherwise, to compel any Guaranteed Party or any other secured party to proceed in respect of the Guaranteed Obligations against the Company or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Guarantor;

(b) any defense based upon the failure of any Guaranteed Party or any other secured party to commence an action in respect of the Guaranteed Obligations against any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of his obligations under, or the enforcement by any Guaranteed Party or any other secured party of, this Guaranty;

(d) any right of diligence, presentment, demand, protest and notice (except as specifically required in this Guaranty or in the other Documents) of whatever kind or nature with respect to any of the Guaranteed Obligations or any requirement that any secured party protect, secure, perfect or insure any lien or any property subject thereto and waives, to the fullest extent permitted by Applicable Law, the benefit of all provisions of Applicable Law which are or might be in conflict with the terms of this Guaranty;

(e) any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Guaranteed Party or any other secured party upon, or acceptance of, this Guaranty; and

(f) any right of setoff or recoupment or counterclaim against or in respect of the Guaranteed Obligations.

The foregoing waivers are of the essence of the transaction contemplated by the Purchase Agreement and the other Documents and, but for this Guaranty and such waivers, the Seller would decline to enter into the Purchase Agreement and the other Documents.

SECTION 2.6 Modification of Documents, etc. Neither any Guaranteed Party nor any other secured party shall incur any liability to the Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of the Guarantor under this Guaranty:

(a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b) any action under or in respect of the Purchase Agreement or any other Document in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;

(c) any amendment to, or modification of, in any manner whatsoever, any Document;

(d) any extension or waiver of the time for performance by the Guarantor, any other guarantor or any other Person of, or compliance with, any term, covenant or agreement on his or its part to be performed or observed under a Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) the taking and holding of security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which any Guaranteed Party or any other secured party has been granted a lien, to secure any indebtedness of the Guarantor, any other guarantor or any other Person to any Guaranteed Party;

(f) the release of anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor, any other guarantor or any other Person to any Guaranteed Party or any other secured party;

(g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor, any other guarantor or any other Person are subordinated to the claims of any Guaranteed Party or any other secured party; or

(h) any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by the Guarantor, any other guarantor or any other Person to any Guaranteed Party or any other secured party in such manner as any Guaranteed Party or any other secured party shall determine in its reasonable discretion.

SECTION 2.7 Demand by Guaranteed Party. In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Guarantor shall, upon demand in writing therefor by any Guaranteed Party to the Guarantor, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.

SECTION 2.8 Remedies. Upon the occurrence and during the continuance of any Event of Default, any Guaranteed Party may enforce against the Guarantor his obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Guaranteed Parties hereunder, or otherwise, in each case in accordance with the provisions of the Note.

SECTION 2.9 Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Guaranteed Parties, and nothing contained in this Guaranty shall impair, as between the Company and its Affiliates and any Guaranteed Party, the obligations of the Company under the Documents.

SECTION 2.10 Termination; Reinstatement.

(a) Subject to clause (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations and all the obligations of the Guarantor shall have been paid in full in cash.

(b) No payment made by the Guarantor, any other guarantor or any other Person received or collected by any Guaranteed Party by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder (other than to the extent of such payment), which shall, notwithstanding any such payment, remain liable for the obligations of the Guarantor up to the maximum liability of the Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Guarantor shall have been paid in full in cash.

(c) The Guarantor agrees that, if any payment made by any Person applied to the Guaranteed Obligations is at any time avoided, annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened avoidance claim, or the proceeds of any collateral are required to be refunded by any Guaranteed party or any other secured party to the Company, its estate, trustee, receiver or any other Person, including, without limitation, the Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, the Guarantor’s liability hereunder (and any lien or collateral securing such liability)

shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment.

SECTION 2.11 Payments. Any payments by the Guarantor hereunder shall be made to the Guaranteed Parties, to be credited and applied to the Guaranteed Obligations in such order or manner as the Guaranteed Parties may reasonably determine, in immediately available United States dollars to an account designated in writing by the Guaranteed Parties or at any other address that may be specified in writing from time to time by the Guaranteed Parties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to the Guaranteed Parties as follows:

SECTION 3.1 Enforceability; No Violation.

(a) Upon and after execution and delivery by the Guarantor, this Guaranty shall be a legally valid and binding obligation of the Guarantor and enforceable against him in accordance with its terms, except for (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by equitable principles on the specific enforceability of any remedies, covenants or other provisions or on the availability of injunctive relief or other equitable remedies.

(b) Neither the execution, delivery or performance of this Guaranty nor the compliance with the Guarantor’s obligations under this Guaranty, nor the consummation of the transactions contemplated under this Guaranty or any other Document shall:

(i) violate any statute or law to which the Guarantor or his assets may be subject;

(ii) violate, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation or imposition of any Lien on any property of the Guarantor under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement to which the Guarantor is a party or by which the Guarantor (or his assets) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a material adverse effect.

SECTION 3.2 Third Party Consents. Neither the execution and delivery of this Guaranty nor the performance by the Guarantor of his other obligations under this Guaranty, or the consummation of the transactions described in this Guaranty, as the case may be, is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any Governmental Authority or other Person on the part of the Guarantor as a condition to the execution and delivery of this Guaranty.

SECTION 3.3 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Guarantor, threatened or contemplated, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Guarantor or against any of his assets that purport to affect or pertain to this Guaranty.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing and sent by facsimile transmission (providing confirmation of transmission by the transmitting equipment) or e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient); provided, that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.1):

if to the Guarantor or the Company:

[ ]
Attention:
Phone:
Fax:
e-mail:

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Matthew M. Guest
Eitan S. Hoenig
Phone:	(212) 403-1341
(212) 403-1053
Fax:	(212) 403-2000
e-mail:	MGuest@wlrk.com
ESHoenig@wlrk.com

if to Seller:

c/o Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

Attention: Keith Head, Vice President and General Counsel

Phone: (281) 899-5700

Fax: (281) 899-5702

e-mail: khead@harvestnr.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

700 Louisiana St., Suite 3400

Houston, TX 77002

Attention: Thomas J. Moore

Phone: (713) 238-2664

Fax: (713) 238-4649

e-mail: tmoore@mayerbrown.com

SECTION 4.2 Amendments, Waivers and Consents. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified, nor any consent be given, except upon prior written agreement of the parties hereto and HNR.

SECTION 4.3 Governing Law; Jurisdiction; Venue; Service of Process.

(a) Governing Law. This Guaranty and all issues hereunder shall be governed by and construed in accordance with the laws of the State of New York (excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State).

(b) Submission to Jurisdiction. The Guarantor agrees that any suit or proceeding arising in respect of this Guaranty or any of the other Documents will be tried in the U.S. District Court for the Southern District of New York or in any state court located in the City and County of New York, and the Guarantor agrees to submit to the jurisdiction of, and to venue in, such courts. The Guarantor consents to process being served by or on behalf of any Guaranteed Party in any suit, action or proceeding of the nature referred to in this Section 4.3(b) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to him at his address specified in Section 4.1 of this Guaranty. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon him in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by Applicable law, be taken and held to be valid personal service upon and personal delivery to him. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. Nothing in this Guaranty shall affect the right of any Guaranteed Party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

(c) Appointment of Company as Agent for the Guarantor. The Guarantor hereby irrevocably appoints and authorizes the Company to act as his agent for service of process and notices required to be delivered under this Guaranty or under the other Documents, it being understood and agreed that receipt by the Company of any summons, notice or other similar item shall be deemed effective receipt by the Guarantor.

SECTION 4.4 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT OR HE MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT OR HE AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.4.

SECTION 4.5 No Waiver by Course of Conduct, Cumulative Remedies. No course of dealing between the Guarantor, any Guaranteed Party or any other secured party or their respective agents or employees shall be effective to change, modify or discharge any provision of this Guaranty or any other Document or to constitute a waiver of any default or Event of Default. The enumeration of the rights and remedies of the Guaranteed Parties set forth in this Guaranty is not intended to be exhaustive and the exercise by any Guaranteed Party of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. Neither any Guaranteed Party nor any other secured party shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No delay or failure to take action on the part of any Guaranteed Party or any other secured party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. A waiver by any Guaranteed Party or any other secured party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Guaranteed Party or such secured party would otherwise have on any future occasion.

SECTION 4.6 Successors and Assigns. The provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that the Guarantor may not assign or otherwise transfer any of his rights or obligations under this Guaranty without the prior written consent of the Guaranteed Parties and HNR.

SECTION 4.7 Severability of Provisions. Any provision of this Guaranty or any other Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.8 Counterparts. This Guaranty may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Guaranty or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e., “pdf” or “tif”) form shall be effective as delivery of a manually executed counterpart of this Guaranty or such other document or instrument, as applicable.

SECTION 4.9 Integration. This Guaranty and the other Documents, and any separate letter agreements with respect to fees, constitute the entire contract of the parties relating to the subject matter hereof and supersede all previous agreements and understandings, written or oral, relating to the subject matter hereof.

SECTION 4.10 Acknowledgements. The Guarantor hereby acknowledges that:

(a) he has received a copy of the Purchase Agreement, the Note and the other Documents and has reviewed and understands the same;

(b) neither any Guaranteed Party nor any other secured party has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guaranty or any of the other Documents, and the relationship between the Guarantor, on the one hand, and the Seller and the other Guaranteed Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Guarantor or any Affiliated Entity and the Guaranteed Parties.

SECTION 4.11 Release. At such time as the Guaranteed Obligations (other than contingent indemnification obligations if any) shall have been paid in full in cash, this Guaranty and all obligations (other than those expressly stated to survive such termination or as may be reinstated after such termination) of the Seller and the Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the Company and the Guarantor has duly executed and delivered this Guaranty as of the day and year first above written.

COMPANY:

[Buyer or Buyer Designee]

By:

Name:

Title:

GUARANTOR:

Oswaldo Cisneros Fajardo

Acknowledged as of the day and year first written above:

SELLER

HNR ENERGIA B.V.

By:

Name:

Title:

[Signature Page to Guaranty Agreement]

EXHIBIT D

FORM OF RELEASE

Exhibit D

FORM OF RELEASE

Dated: [●], 2016

WHEREAS:

A. Pursuant to that certain Share Purchase Agreement (the “Share Purchase Agreement”), dated June 29, 2016, HNR Energia B.V. (“Seller”), a wholly owned Subsidiary of Harvest Natural Resources, Inc. (“HNR”), intends to sell all of the Subject Shares to CT Energy Holding SRL (“Buyer”);

B. Pursuant to the Share Purchase Agreement, Seller is required to deliver to Buyer a general release in the favor of the Acquired Companies of any claims that any of the Retained Companies may have against the Acquired Companies; and

C. The Retained Companies will benefit substantially as a result of the completion of the transactions contemplated under the Share Purchase Agreement, and therefore, in consideration of such substantial benefit, have agreed to execute and deliver this Release on the Closing.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by HNR), HNR hereby agrees, on behalf of itself and the other Retained Companies, as follows:

1.	HNR, for itself and for each Retained Company, and its and their respective successors and assigns, as applicable (collectively, the “Releasors”), DOES HEREBY REMISE, RELEASE AND FOREVER DISCHARGE the Acquired Companies and their respective directors, officers, trustees, employees, agents, servants, successors and assigns, as applicable (collectively, the “Releasees”) of and from any and all manner of actions, causes of action, suits, complaints, debts, accounts, due accounts, bonds, covenants, contracts, claims, demands, damages, costs, fines, penalties, expenses and any and all legal obligations and compensation of whatsoever kind and howsoever arising, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, the “Claims”), including without limitation any Claims whether authorized or provided for by by-law, resolution, contract or otherwise, which the Releasors or any of them have had, now have or hereafter can, will or may have against the Releasees or any of them in respect of any matter or thing arising at or before the Closing Date; provided, that, for the avoidance of doubt, nothing contained herein shall operate to release Buyer or Buyer Guarantor from any Claims arising under the Share Purchase Agreement, the Letter of Credit, the Buyer Promissory Note, the Cisneros Guaranty, or any of the transactions contemplated thereunder.

2.	HNR further covenants and agrees not to, and to cause each other Releasor not to, directly or indirectly, join, assist, aid or act in concert in any manner whatsoever with any other person in the making of any claim or demand or in the bringing of any proceeding or action in any manner whatsoever against the Releasees or any of them with respect to the Claims released or discharged pursuant to this Release.

3.	HNR hereby represents, warrants and covenants that the Releasors have not assigned and will not assign to any other person any of the Claims that the Releasors are releasing herein.

4.	The facts in respect of which this Release is made may prove to be other than or different from the facts now known by any of the Releasors or Releasees or believed by any of them to be true. HNR expressly accepts and assumes the risk of the facts being different and agree that all of the terms of this Release will be in all respects effective and not subject to termination or rescission by any discovery of any difference in facts.

5.

If any provision of this Release or any part of any provision of this Release is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. Each provision of this Release is separable from every other provision of this Release, and each provision of this Release is separable from every other part of such provision.

6.	Capitalized terms used but not defined herein shall have the meaning given to them in the Share Purchase Agreement.

7.	This Release and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Release shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

The Releasors irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle, (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware), for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Release and each of the Releasors irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of the Releasors (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Release, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 7 shall affect the right of any party to serve legal process in any other manner permitted by Law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, County of New Castle, any other court of the State of Delaware, County of New Castle, and any Federal court sitting in the State of Delaware for the purpose of any dispute arising out of this Release or the transactions contemplated by this Release, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Release or the transactions contemplated by this Release in any court other than the Delaware Court of Chancery located in the County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of the Releasors agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

8.	Delivery of an executed counterpart of this Release by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf”), will be equally effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank – signature page, to follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first written above.

HARVEST NATURAL RESOURCES, INC.

By:
Name:
Title:

[Signature Page to Release]

EXHIBIT E

FORM OF DEED OF TRANSFER

EXHIBIT E

DEED OF SALE, PURCHASE AND TRANSFER1

(Harvest-Vinccler Dutch Holding B.V.)

On the [●] day of [●]

two thousand and sixteen, appearing before me,

[●], a civil-law notary in [Amsterdam], the Netherlands:

[employee of [●]], with office address [●], the Netherlands, in this respect acting as authorised representative of]:

I.	HNR Energia B.V., a private limited liability company (besloten vennootschap), existing under the laws of Curaçao, with its corporate seat in Curaçao and its place of business at (1097 JB) Amsterdam (The Netherlands), Prins Bernhardplein 200, the Netherlands, registered with the Dutch trade register under number 34311729

(Seller);

II.	[●], a [●], existing under the laws of the Netherlands, with its corporate seat in [●] (The Netherlands) and its place of business at [●], registered with the trade register under number [●]

(Buyer); and

III.	Harvest-Vinccler Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), existing under the laws of the Netherlands, with its corporate seat in Amsterdam (The Netherlands) and its place of business at (1097 JB) Amsterdam (The Netherlands), Prins Bernhardplein 200, registered with the trade register under number 14037775

(Company).

Powers of Attorney

The authorisation of the person appearing is evidenced by three (3) written powers of attorney, copies of which shall be attached to this deed (Annexes I).

The person appearing declared the following:

WHEREAS:

A.	Shares

Seller is the holder of twelve thousand seven hundred fifty (12,750) ordinary Class A Shares in the capital of the Company, numbered A7,251 up to and including A20,000, each ordinary Class A share having a par value of one euro (EUR 1) (Shares), constituting fifty-one per cent (51%) of the issued and outstanding capital of the Company.

B.	Share Purchase Agreement

As evidenced by a share purchase agreement dated the twenty-ninth day of June two thousand and sixteen by and among Seller, CT Energy Holding SRL, a Barbados Society with Restricted Liability, and Harvest Natural Resources, Inc. (“Share Purchase Agreement”), Seller agreed to sell and transfer the Subject Shares to Buyer and Buyer agreed to purchase and accept the Subject Shares from Seller.

C.	In complying with the obligations pursuant to the Share Purchase Agreement, Seller hereby wishes to sell and transfer the Shares to Buyer, and Buyer hereby wishes to purchase and accept the Shares from Seller. A copy of the Share Purchase Agreement is annexed to the present deed (Annex II).

[1]	NTD: To be conformed to the Notary’s form requirements.

SELLER AND THE BUYER HAVE AGREED AS FOLLOWS:

Article 1. Conditions

1.1	Seller and Buyer declare that the conditions precedent (opschortende voorwaarden) for the Closing (as defined in the Share Purchase Agreement) to occur, have been satisfied or waived prior to the execution of this deed.

Article 2. Sale and transfer

2.1	Seller sells and transfers the Shares to the Buyer, and the Buyer purchases and accepts the Shares from the Seller, all on the terms set out in this deed.

Article 3. Purchase Consideration

3.1	The purchase price for the Shares is known to the Seller and the Buyer and sufficiently described in Section 2.1(b) of the Share Purchase Agreement (Purchase Consideration), consisting of (a) $80,000,000 United States Dollars (US$ 80,000,000) (Cash Consideration), (b) Buyer 11% Non-Convertible Senior Promissory Note due [●] in the principal amount of $12,000,000 United States Dollars and the Buyer Guarantee, delivery of 15% Note (as defined in the Share Purchase Agreement) and the Additional Draw Note (as defined in the Share Purchase Agreement) to Seller for cancellation, delivery of 8,667,597 shares of Harvest Natural Resources, Inc. common stock to Seller; and delivery of HNR Warrant exercisable for 34,070,820 shares of Harvest Natural Resources, Inc. common stock to Seller.

3.2	The Cash Consideration has been delivered by the Buyer to the notarial escrow account in the name of [●] with number [●] of [●], in accordance with Section 2.1 (b) of the Share Purchase Agreement and the Seller and the Buyer have agreed in writing that the obligation of the Buyer to fulfill the remaining part of the Purchase Consideration as set out in Section 2.1(b) of the Share Purchase Agreement has been duly delivered by the Buyer to the Seller, as evidenced by the written completion letters dated on or around the date hereof by the Seller and the Buyer (Annexes III).

3.3	Seller hereby discharges Buyer from the obligation to pay the Purchase Consideration.

Article 4. Warranties of Seller

4.1	The Seller warrants to the Purchaser that:

a.	the Seller has a complete and unencumbered right to the Shares;

b.	with respect to the full title and guarantee of the Shares and the authority of Seller to transfer the Shares free from all Liens (as defined in the Share Purchase Agreement), reference is made to inter alia Sections 2.1 (a), 4.2 and 4.3 of the Share Purchase Agreement, which information on this day is still accurate and correct;

c.	by the transfer of the Shares to the Buyer, the full and unencumbered ownership of the Shares is transferred to the Purchaser

Article 5. Share Purchase Agreement

5.1	To the extent not expressly otherwise provided in this deed, the provisions of the Share Purchase Agreement remain in full force and effect between the parties.

Article 6. Acquisition of the Subject Shares

6.1	Seller declares that Seller acquired inter alia the Subject Shares by deed executed on the fourth day of October two thousand and eleven before Pieter Gerard van Druten, a civil-law notary in Amsterdam, the Netherlands.

Article 7. Restrictions on transfer

7.1	With respect to compliance with the restrictions on the transfer of shares in the Company’s articles of association, Seller declares that as appears from a shareholders’ resolution dated the [●] day of [●] two thousand and sixteen, a copy of which is attached to this deed, the general meeting of the Company has approved the transfer of the Shares.

Article 8. Representation of Seller and Buyer

8.1	[Seller and Buyer declare that neither the legal act(s) included in this deed nor the title(s) of such act(s) conflict with Chapter 5 of the Competition Act (Mededingingswet).]

Article 9. Company’s representation

9.1	The Company hereby declares that it acknowledges the transfer of the Shares and undertakes to enter the transfer of the Shares in the shareholders’ register of the Company.

Article 10. Civil-law notary

10.1	The parties hereby acknowledge that [●] the civil law notary (notaris) before whom this deed is executed (gepasseerd), is associated with [●], a firm of civil-law notaries and lawyers that advises and represents [Buyer][Seller] in connection with this deed and other matters. With reference to the Regulation establishing the Professional Rules of Conduct of the Dutch Royal Notarial Society (Koninklijke Notariële Beroepsorganisatie), [Buyer][Seller] and the Company hereby (i) acknowledge and agree that [Seller][Buyer] is being advised and/or represented by civil-law notaries and/or lawyers of [●] in connection with this deed and other matters, and (ii) agree that [Seller][Buyer] may request lawyers of [●] to represent [Seller][Buyer] in any dispute arising out of this deed against [Seller][Buyer] and/or the Company.

Article 11. Rescission

11.1	The parties shall not be entitled, on any grounds whatsoever, to rescind the Share Purchase Agreement and agreement laid down in this deed.

Article 12. Applicable law and jurisdiction

12.1	The transactions (rechtshandelingen) contemplated by this deed shall be governed exclusively by Dutch law.

12.2	Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware), for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this deed and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware).

12.3

Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this deed, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Article 12.3 shall affect the right of any party to serve legal process in any other manner permitted by law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, County of New Castle, any other court of the State of Delaware, County of New Castle, and any Federal court sitting in the State of Delaware for the purpose of any dispute arising out of this deed or the transactions contemplated by this deed, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this deed or the transactions contemplated by this deed in any court other than the Delaware Court of Chancery located in the County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

CONCLUSION

The person[s] appearing in connection with this deed are known to me, civil-law notary.

THIS DEED

is executed in [Amsterdam], the Netherlands on the date stated at the head of the deed.

The substance of this deed and an explanation of the deed have been communicated to the persons appearing, who have expressly taken cognisance of its contents and have agreed to its limited reading.

After a limited reading in accordance with the law, this deed was signed by the person[s] appearing and by me, civil-law notary.

APPENDIX B

Opinion of Tudor, Pickering, Holt & Co. Advisors, LLC

June 29, 2016

Special Committee of the Board of Directors of

Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

Dear Members of the Special Committee:

You have requested our opinion as to the fairness from a financial point of view to Harvest Natural Resources, Inc. (the “Company”) of the Consideration (as defined below) to be received by the Company and HNR Energia B.V. (“Seller”), a wholly owned subsidiary of the Company, in the draft Share Purchase Agreement, dated as of June 29, 2016 (the “Agreement”), by and among CT Energy Holding SRL (the “Buyer”), Seller and the Company. The Agreement provides for, among other things, the sale by Seller of 12,750 Class A shares of Harvest-Vinccler Dutch Holding B.V. (“HVDH” and such shares, the “Subject Shares”) to the Buyer in exchange for (i) US$80,000,000 in cash, subject to certain adjustments specified in the Agreement (the “Cash Consideration”), (ii) issuance by the Buyer to Seller of an 11% Non-Convertible Senior Promissory Note due six months from the closing date of the Agreement in the principal amount of US$12,000,000 (the “Buyer Promissory Note”), (iii) delivery to Seller of that certain 15% Non-Convertible Senior Secured Promissory Note Due 2020, dated June 19, 2015 payable by the Company to the Buyer (as amended, the “15% Note”) for transfer to the Company, (iv) delivery to Seller of that certain 15% Additional Draw Senior Secured Promissory Note Due 2020, dated June 19, 2015 payable by the Company to the Buyer (the “Additional Draw Note”) for transfer to the Company, (v) delivery to Seller of 8,667,597 shares of common stock of the Company (the “Company Stock”) for transfer to the Company and (vi) delivery to Seller of the Harvest Natural Resources, Inc. Common Stock Purchase Warrant, dated as of June 19, 2015, issued to the Buyer and exercisable for 34,070,820 shares of the Company’s common stock (the “Company Warrant”) for transfer to the Company (the Cash Consideration, together with the issuance of the Buyer Promissory Note and delivery of the 15% Note, the Additional Draw Note, the Company Stock and the Company Warrant, collectively the “Consideration”). The Subject Shares represent the Seller’s approximately 20.4% indirect interest in Petrodelta, S.A. (“Petrodelta”), an entity with hydrocarbon interests in Venezuela. The transactions contemplated by the Agreement are referred to herein as the “Transactions.”

Tudor, Pickering, Holt & Co. Advisors, LLC (“TPH”) and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. TPH and its affiliates also engage in securities trading and brokerage, private equity activities, investment management activities, equity research and other financial services, and in the ordinary course of these activities, TPH and its affiliates may from time to time acquire, hold or sell, for their own accounts and for the accounts of their customers, (i) equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company or any of the other parties to the Transactions and any of their respective affiliates and (ii) any currency or commodity that may be involved in the Transactions and the other matters contemplated by the Agreement. In addition, TPH and its affiliates and certain of its and their employees, including members of the team performing services in connection with the Transactions, as well as certain private equity funds and investment management funds

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associated or affiliated with TPH in which they may have financial interests, may from time to time acquire, hold or make direct or indirect investments in or otherwise finance a wide variety of companies, including the Company or any of the other parties to the Transactions and any of their respective affiliates. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding the Transactions or any alternative transaction. We were not requested to, and we did not, participate in the negotiation of the terms of the Agreement or the Transactions, nor were we requested to, and we did not, provide any advice or services in connection with the Agreement or the Transactions other than the delivery of this opinion. We have acted as financial advisor to the Special Committee of the Board of Directors of the Company solely to render this opinion. We became entitled to receive a fee upon the Special Committee’s request that we deliver this opinion (regardless of the conclusions reached herein), and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. Since 2013, we have provided advisory services to the Company related to the sale of its assets in Gabon and Indonesia and we remain engaged to assist the Company on the potential sale of its assets in Gabon. We may provide investment banking or other financial services to the Company or any of the other parties to the Transactions or their respective shareholders or affiliates in the future. In connection with such investment banking or other financial services, we may receive compensation.

In connection with this opinion, we have reviewed, among other things, (i) the financial terms of a draft of the Agreement dated June 18, 2016; (ii) annual reports to stockholders and Annual Reports on Form 10-K of the Company for the three years ended December 31, 2015; (iii) certain interim reports to stockholders of the Company; (iv) audited financial statements of the Company and its subsidiaries on a consolidated basis as of and for the years ended December 31, 2015, 2014 and 2013 and the unaudited financial statements of the Company and its subsidiaries on a consolidated basis for the three months ended March 31, 2016; (v) audited financial information for Petrodelta provided by management of the Company for the years ended December 31, 2014, 2013, 2012 and 2011; (vi) unaudited draft financial information for Petrodelta provided by management of the Company for the year ended December 31, 2015; (vii) certain estimates of proved, probable and possible reserves, future production, and income attributable to the interest of HNR Finance B.V., a wholly-owned subsidiary of HVDH, in certain properties located in the Greater Oficina Trend of Eastern Venezuela prepared for HNR Finance B.V. by the Company’s independent engineering firm for the years ended December 31, 2012, December 31, 2013 and December 31, 2015; (viii) certain other communications from the Company to its stockholders; (ix) certain internal financial information and forecasts for the Company and Petrodelta prepared by the management of the Company (the “Forecasts”); and (x) certain publicly available research analyst reports with respect to the future financial performance of the Company published in 2014 and 2015. We also have held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Transactions and the past and current business operations, future prospects and financial condition of the Company and Petrodelta, including the Company’s projected cash shortfall in July 2016. In addition, we have reviewed the reported price and trading activity for the Company’s common stock, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent transactions in the upstream oil and gas industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

For purposes of our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory

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Tudor, Pickering, Holt & Co. Securities, Inc. | Tudor, Pickering, Holt & Co. Advisors, LLC | Members FINRA/SIPC

and other information provided to, discussed with or reviewed by or for us, or publicly available. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company, and that such Forecasts will be realized (subject to the assumption stated in the immediately following sentence) in the amounts and time periods contemplated thereby. We have assumed, as instructed by you and in accordance with guidance from management of the Company, that current dividends receivable and future dividend payments from Petrodelta will not be paid to the Company for the remaining term of Petrodelta’s concession with affiliates of PDVSA Social S.A. We have also assumed with your consent that (i) the executed Agreement (including the exhibits and schedules thereto) will not differ from the draft versions we have examined, (ii) the Consideration will not be reduced as a result of any purchase price adjustments in the Agreement or otherwise, (iii) the Transactions will not result in the default or acceleration of any obligation under material agreements of the Company, Seller or any of their subsidiaries and (iv) all governmental, regulatory or other consents or approvals necessary for the consummation of the Transactions will be obtained without any material adverse effect on the Company, Seller, their subsidiaries or the expected benefits of the Transactions in any way meaningful to our analysis. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, Seller or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion does not address any legal, regulatory, tax or accounting matters.

Our opinion does not address the underlying business decision of the Company or Seller to engage in or consummate the Transactions, or the relative merits of the Transactions as compared to any other alternative transaction that might be available to the Company or Seller. This opinion addresses only the fairness from a financial point of view, as of the date hereof, to the Company of the Consideration to be received by the Company and Seller for the Subject Shares pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transactions, including, without limitation, the fairness of the Transactions to, or any consideration received in connection therewith by, creditors or other constituencies of the Company or Seller; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or Seller, or any class of such persons, in connection with the Transactions, whether relative to the Consideration pursuant to the Agreement or otherwise. We are not expressing any opinion as to the price at which the shares of Company Stock will trade at any time. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no obligation to update, revise or reaffirm our opinion and expressly disclaim any responsibility to do so based on circumstances, developments or events occurring after the date hereof. Our opinion and engagement are not on behalf of, and are not intended to confer any rights or remedies upon, any holder of Company Stock or any other person. The opinion expressed herein is provided for the information and assistance of the Special Committee of the Board of Directors of the Company, solely for the purpose of its consideration of the Transactions, and such opinion does not constitute a recommendation as to how any holder of interests in the Company should vote with respect to such Transactions or any other matter. The delivery of this opinion has been approved by TPH’s fairness opinion committee.

Heritage Plaza | 1111 Bagby, Suite 5100 | Houston, Texas 77002 | www.TudorPickeringHolt.com

Tudor, Pickering, Holt & Co. Securities, Inc. | Tudor, Pickering, Holt & Co. Advisors, LLC | Members FINRA/SIPC

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company and Seller pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

Tudor, Pickering, Holt & Co. Advisors, LLC
By:
Name: Joe Amador Title: Managing Director

Heritage Plaza | 1111 Bagby, Suite 5100 | Houston, Texas 77002 | www.TudorPickeringHolt.com

Tudor, Pickering, Holt & Co. Securities, Inc. | Tudor, Pickering, Holt & Co. Advisors, LLC | Members FINRA/SIPC

APPENDIX C

Audited Consolidated Financial Statements of Harvest Natural Resources, Inc. and Subsidiaries,

related Management’s Discussion and Analysis of Financial Condition

and Results of Operations

and related Information about Oil and Gas Producing Activities

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Harvest Natural Resources, Inc.

Houston, Texas

We have audited the accompanying consolidated balance sheets of Harvest Natural Resources, Inc. and subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Harvest Natural Resources, Inc. and subsidiaries at December 31, 2015 and 2014, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the consolidated financial statements, the Company has changed its method of accounting for the classification of deferred taxes in the consolidated balance sheets as of December 31, 2015 and 2014 due to the retrospective adoption of Financial Accounting Standards Board, Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has not generated revenues and has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP

Houston, Texas

March 29, 2016

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,761	$6,585
Restricted cash	—	25
Accounts receivable	2,461	339
Prepaid expenses and other	826	353

TOTAL CURRENT ASSETS	11,048	7,302
INVESTMENT IN AFFILIATE	—	164,700
PROPERTY AND EQUIPMENT:
Oil and natural gas properties (successful efforts method)	31,006	54,290
Other administrative property, net	455	217

TOTAL PROPERTY AND EQUIPMENT, net	31,461	54,507
EMBEDDED DERIVATIVE ASSET	5,010	—
LONG-TERM DEFERRED INCOME TAX ASSETS	120	53
OTHER ASSETS, net of allowance for $0.7 million and $0.0 million at December 31, 2015 and 2014, respectively.	142	1,484

TOTAL ASSETS	$47,781	$228,046

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable, trade and other	$370	$1,697
Accrued expenses	3,327	4,617
Accrued interest	954	97
Notes payable to noncontrolling interest owners	—	13,709
Other current liabilities	165	133

TOTAL CURRENT LIABILITIES	4,816	20,253
LONG-TERM DEBT DUE TO RELATED PARTY, net of discount	214	—
LONG-TERM DEFERRED TAX LIABILITIES, net	—	14,700
WARRANT DERIVATIVE LIABILITY WITH RELATED PARTY	5,503	—
OTHER LONG-TERM LIABILITIES	42	215

TOTAL LIABILITIES	10,575	35,168
COMMITMENTS AND CONTINGENCIES (Note 13)
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share; authorized 5,000 shares; issued and outstanding, none	—	—
Common stock, par value $0.01 per share; shares authorized 150,000 (2015) and 80,000 (2014); shares issued (2015 – 57,987; 2014 – 49,320); shares outstanding (2015 – 51,415; 2014 – 42,748)	580	493
Additional paid-in capital	302,273	280,757
Accumulated deficit	(199,778)	(101,208)
Treasury stock, at cost, 6,572 shares (2015 and 2014)	(66,316)	(66,316)

TOTAL HARVEST STOCKHOLDERS’ EQUITY	36,759	113,726
NONCONTROLLING INTEREST OWNERS	447	79,152

TOTAL EQUITY	37,206	192,878

TOTAL LIABILITIES AND EQUITY	$47,781	$228,046

See accompanying notes to consolidated financial statements.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	Year Ended December 31,
	2015	2014
EXPENSES:
Depreciation and amortization	$108	$198
Exploration expense	3,900	6,267
Impairment expense – unproved property costs and oilfield inventories	24,178	57,994
Impairment expense – investment in affiliate	164,700	355,650
General and administrative	19,010	29,496

	211,896	449,605

LOSS FROM OPERATIONS	(211,896)	(449,605)
OTHER NON-OPERATING INCOME (EXPENSE):
Loss on the sale of interest in Harvest Holding	—	(1,574)
Gain on sale of oil and natural gas properties	—	2,865
Change in fair value of warrant liabilities	34,510	1,953
Change in fair value of derivative assets and liabilities	4,813	—
Interest expense	(2,959)	(11)
Loss on debt conversion	(1,890)	—
Loss on issuance of debt and warrants	(20,402)	—
Loss on extinguishment of long-term debt	—	(4,749)
Foreign currency transaction gains (losses), net	261	(219)
Other non-operating income (expense), net	483	(58)

	14,816	(1,793)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EARNINGS FROM INVESTMENT IN AFFILIATE	(197,080)	(451,398)
INCOME TAX EXPENSE (BENEFIT)	(16,423)	(58,290)

LOSS FROM CONTINUING OPERATIONS BEFORE EARNINGS FROM INVESTMENT IN AFFILIATE	(180,657)	(393,108)
EARNINGS FROM INVESTMENT IN AFFILIATE	—	34,949

LOSS FROM CONTINUING OPERATIONS	(180,657)	(358,159)
DISCONTINUED OPERATIONS	—	(554)

NET LOSS	(180,657)	(358,713)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS	(82,087)	(165,223)

NET LOSS AND COMPREHENSIVE LOSS ATTRIBUTABLE TO HARVEST	$(98,570)	$(193,490)

BASIC LOSS PER SHARE:
Loss from continuing operations	$(2.18)	$(4.59)
Discontinued operations	—	(0.01)

Basic loss per share	$(2.18)	$(4.60)

DILUTED LOSS PER SHARE:
Loss from continuing operations	$(2.18)	$(4.59)
Discontinued operations	—	(0.01)

Diluted loss per share	$(2.18)	$(4.60)

See accompanying notes to consolidated financial statements.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands)

	Common Shares Issued	Common Stock	Additional Paid-in Capital	Retained Earnings (Loss)	Treasury Stock	Non- Controlling Interests	Total Equity
Balance at December 31, 2013	48,666	$487	$276,083	$92,282	$(66,222)	$243,167	$545,797
Issuance of common shares:
Sales of common shares	654	6	2,022	—	—	—	2,028
Employee stock-based compensation	—	—	2,652	—	—	—	2,652
Purchase of treasury shares	—	—	—	—	(94)	—	(94)
Contributions from noncontrolling interest owners	—	—	—	—	—	1,208	1,208
Net loss	—	—	—	(193,490)	—	(165,223)	(358,713)

Balance at December 31, 2014	49,320	$493	$280,757	$(101,208)	$(66,316)	$79,152	$192,878
Issuance of common shares:
Employee stock-based compensation	—	—	2,271	—	—	—	2,271
Conversion of 9% Note	8,667	87	13,088	—	—	—	13,175
Contribution from noncontrolling owner of note payable and accrued interest payable	—	—	6,157	—	—	—	6,157
Contributions from noncontrolling interest owners	—	—	—	—	—	3,382	3,382
Net loss	—	—	—	(98,570)	—	(82,087)	(180,657)

Balance at December 31, 2015	57,987	$580	$302,273	$(199,778)	$(66,316)	$447	$37,206

See accompanying notes to consolidated financial statements.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(180,657)	$(358,713)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	108	198
Impairment expense – unproved property costs and oilfield inventories	24,178	57,994
Impairment expense – investment in affiliate	164,700	355,650
Amortization of debt financing costs	283	28
Accretion of discount on debt	225	—
Allowance for long-term receivable	734	13,753
Loss on the sale of interest in Harvest Holding	—	1,574
Gain on sale of oil and natural gas properties	—	(2,865)
Loss on debt issuance	20,402	—
Loss on debt conversion	1,890	—
Foreign currency transaction loss	—	1,239
Loss on extinguishment of long-term debt	—	4,749
Earnings from investment in affiliate	—	(34,949)
Share-based compensation-related charges	2,271	2,652
Deferred income tax expense (benefit)	(14,767)	(58,221)
Change in fair value of warrant liabilities	(34,510)	(1,953)
Change in fair value of derivative assets and liabilities	(4,813)	—
Changes in operating assets and liabilities:
Accounts receivable	(2,122)	1,623
Prepaid expenses and other	(473)	339
Other assets	350	(328)
Accounts payable	(1,327)	(2,701)
Accrued expenses	(1,259)	(16,112)
Accrued interest	1,036	(360)
Other current liabilities	32	(2,464)
Other long-term liabilities	(173)	(343)

NET CASH USED IN OPERATING ACTIVITIES	(23,892)	(39,210)

CASH FLOWS FROM INVESTING ACTIVITIES:
Transaction costs from the sale of interest in Harvest Holding	—	(3,742)
Net proceeds from sale of oil and natural gas properties	—	2,865
Additions of property and equipment, net	(1,270)	(4,382)
Payment from (advances to) investment in affiliate, net	—	105
Decrease in restricted cash	—	123

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,270)	(5,031)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt repayment	(8,900)	(79,750)
Debt extinguishment costs	—	(760)
Gross proceeds from issuance of debt and warrant	33,500	—
Proceeds from issuance of note payable to noncontrolling interest owner	—	7,600
Proceeds from issuance of common stock	—	2,036
Contributions from noncontrolling interest owners	3,382	1,208
Treasury stock purchases	—	(94)
Financing costs	(1,644)	(311)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	26,338	(70,071)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,176	(114,312)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	6,585	120,897

CASH AND CASH EQUIVALENTS AT END OF YEAR	$7,761	$6,585

See accompanying notes to consolidated financial statements.

Supplemental Schedule of Noncash Investing and Financing Activities:

	Year Ended December 31,
	2015	2014
	(in thousands)
Supplemental Cash Flow Information:
Cash paid during the period for interest expense	$1,547	$—
Cash paid during the period for income taxes	6	1,128
Supplemental Schedule of Noncash Investing and Financing Activities:
Decrease in current liabilities related to additions of property and equipment	$(30)	$(210)
Increase in Stockholders’ Equity from forgiveness of note payable and accrued interest	6,157	—
Issuance of common stock from conversion of 9% Convertible Senior Secured Note	13,175	—

See accompanying notes to consolidated financial statements.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1 – Organization

Harvest Natural Resources, Inc. (“Harvest” or the “Company”) is an independent energy company engaged in the acquisition, exploration, development, production and disposition of oil and natural gas properties since 1988, when it was incorporated under Delaware law.

We have acquired and developed significant interests in the Bolivarian Republic of Venezuela (“Venezuela”). Our Venezuelan interests are owned through Harvest-Vinccler Dutch Holding B.V., a Dutch private company with limited liability (“Harvest Holding”). Our ownership of Harvest Holding is through HNR Energia B.V. (“HNR Energia”) in which we have a direct controlling interest. Prior to December 16, 2013, we indirectly owned 80 percent of Harvest Holding and we had one partner, Oil & Gas Technology Consultants (Netherlands) Coöperatie U.A., (“Vinccler”, a controlled affiliate of Venezolana de Inversiones y Construcciones Clerico, C.A.), which owned the remaining noncontrolling interest in Harvest Holding of 20 percent. We do not have a business relationship with Vinccler outside of Venezuela. On December 16, 2013, Harvest and HNR Energia entered into a Share Purchase Agreement (the “SPA”) with Petroandina Resources Corporation N.V. (“Petroandina”, a wholly owned subsidiary of Pluspetrol Resources Corporation B.V. (“Pluspetrol”)) and Pluspetrol to sell all of our 80 percent equity interest in Harvest Holding to Petroandina in two closings for an aggregate cash purchase price of $400.0 million. The first closing occurred on December 16, 2013 contemporaneously with the signing of the SPA, when we sold a 29 percent equity interest in Harvest Holding for $125.0 million. This first transaction resulted in a loss on the sale of the interest in Harvest Holding of $23.0 million in the year ended December 31, 2013. As a result of this first sale, we indirectly own 51 percent of Harvest Holding beginning December 16, 2013 and the noncontrolling interest owners hold the remaining 49 percent with Petroandina having 29 percent and Vinccler continuing to own 20 percent. The second closing did not occur during 2014 and the SPA was terminated by the Company on January 1, 2015. See Note 5 – Dispositions below for further information on this transaction.

Harvest Holding owns 100 percent of HNR Finance B.V. (“HNR Finance”), and HNR Finance owns a 40 percent interest in Petrodelta, S.A. (“Petrodelta”). Petrodelta is our cost investment in eastern Venezuela responsible for the exploration, development, production, gathering, transportation and storage of hydrocarbons in six oil fields. Petrodelta is governed by its own charter and bylaws and the shareholders intend that the Company be self-funding and rely on internally-generated cash flows.

Corporación Venezolana del Petroleo S.A. (“CVP”) and PDVSA Social S.A. owns the remaining 56 percent and 4 percent, respectively, of Petrodelta. Petroleos de Venezuela S.A. (“PDVSA”) owns 100 percent of CVP and PDVSA Social S.A. Through our indirect 51 percent in Harvest Holding, we indirectly own a net 20.4 percent interest in Petrodelta for the period from December 16, 2013 to date, and prior to December 16, 2013 we indirectly owned a 32 percent interest in Petrodelta through our indirect 80 percent interest in Harvest Holding during this period.

In addition to its 40 percent interest in Petrodelta, Harvest Holding also indirectly owns 100 percent of Harvest Vinccler, S.C.A. (“Harvest Vinccler”). Harvest Vinccler’s main business purposes are to assist us in the management of Petrodelta and in negotiations with PDVSA.

In addition to our interests in Venezuela, we also hold exploration and exploitation acreage offshore of the Republic of Gabon (“Gabon”) through the Dussafu Marin Permit (“Dussafu PSC”). See Note 8 – Gabon.

On June 19, 2015, the Company and certain of its domestic subsidiaries entered into a securities purchase agreement (the “Purchase Agreement”) with CT Energy Holding SRL (“CT Energy”), a Venezuelan-Italian consortium organized as a Barbados Society with Restricted Liability, under which CT Energy purchased certain securities of the Company and acquired certain governance rights. Harvest immediately received gross proceeds of $32.2 million from the sale of the securities, as described below. Key terms of the transaction include:

•	CT Energy acquired a $25.2 million, five year, 15.0% non-convertible senior secured promissory note (the “15% Note”). Interest is payable quarterly on the first business day of each January, April, July and October, commencing October 1, 2015.

•	CT Energy acquired a $7.0 million, five year, 9.0% convertible senior secured note (the “9% Note”). The 9% Note face value of $7.0 million and associated accrued interest of $0.1 million was converted into 8,667,597 shares of Harvest common stock at a conversion price of $0.82 per share on September 15, 2015. Immediately after the conversion, CT Energy owned approximately 16.6% of Harvest’s common stock.

•	CT Energy also acquired a warrant to purchase up to 34,070,820 shares of Harvest’s common stock at an initial exercise price of $1.25 per share (the “CT Warrant”). The CT Warrant will become exercisable only after the 30-day volume weighted average price of Harvest’s common stock equals or exceeds $2.50 per share (“Stock Appreciation Date”). The warrant is cash-exercisable, but CT Energy may surrender the 15% Note to pay for a portion of the aggregate exercise price.

•	CT Energy acquired a five-year 15.0% non-convertible senior secured note (the “Additional Draw Note”), under which CT Energy may elect to provide $2.0 million of additional funds to the Company per month for up to six months following the one-year anniversary of the closing date of the transaction (up to $12.0 million in aggregate). If funds are loaned under the Additional Draw Note, interest will be compounded quarterly at a rate of 15.0% per annum and is payable quarterly on the first business day of each January, April, July and October, commencing October 1, 2016. If by June 19, 2016 (the “Claim Date”), the volume weighted average price of the Company’s common stock over any consecutive 30-day period has not equaled or exceeded $2.50 per share, the maturity date of the Additional Draw Note will be extended by two years and the interest rate on the Additional Draw Note will adjust to 8.0%. During an event of default, the outstanding principal amount will bear additional interest at a rate of 2.0% per annum higher than the rate otherwise applicable.

•	CT Energy also acquired 69.75 shares of the Company’s newly created Series C preferred stock, par value $0.01 per share. The purpose of the Series C preferred stock was to provide the holder of the 9% Note with voting rights equivalent to the common stock underlying the unconverted portion of the 9% Note. Upon conversion of the 9% Note, the Series C preferred stock ceased to have voting rights and was redeemed.

•	CT Energy was granted certain governance rights in the transaction, including the right to appoint specified directors. Also, the Company and CT Energia Holding Ltd. (“CT Energia”), a Malta corporation, entered into a Management Agreement (the “Management Agreement”), under which CT Energia and its representatives will manage the day-to-day operations of the Company’s business as it relates to Petrodelta and Venezuela generally.

At our annual shareholder meeting, on September 9, 2015, Harvest stockholders approved, among other proposals, 1) certain aspects of the transaction under NYSE shareholder approval requirements and Delaware law and 2) an amendment to Harvest’s charter to increase the number of authorized shares of our common stock from 80,000,000 to 150,000,000, in part to have sufficient shares to issue upon conversion of the 9% Note and exercise of the CT Warrant and an amendment to the 2010 Long Term Incentive Plan increasing the number shares of our common stock to satisfy of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based awards. See Note 15 – Stock-Based Compensation and Stock Purchase Plans.

Note 2 – Liquidity and Going Concern

We expect that for 2016 we will not generate revenue, will continue to generate losses from operations, and our cash flows will not be sufficient to cover our operating expenses. Therefore, expected continued losses from operations, capital needs and uses of cash will be funded through debt or equity financings, farm-downs, delay of the discretionary portion of our capital spending to future periods or operating cost reductions. Our ability to continue as a going concern depends on our ability to negotiate the management and structure of our investment in Petrodelta and the success of our planned exploration and development activities in Gabon. There can be no guarantee of future capital acquisition, fundraising or exploration success or that we will realize the value of our exploration and exploitation acreage and suspended wells. We believe that we will continue to be successful in securing any funds necessary to continue as a going concern. However, our current cash position and our inability to access additional capital may limit our available opportunities or not provide sufficient cash for operations.

Historically, prior to the transaction pursuant to the Purchase Agreement, our primary ongoing source of cash had been dividends from Petrodelta, issuance of debt and the sale of oil and natural gas properties. Our primary use of cash has been to fund oil and natural gas exploration projects, principal payments on debt, interest, and general and administrative costs. We require capital principally to fund the exploration and development of new oil and natural gas properties. We have various contractual commitments pertaining to exploration, development and production activities.

See Note 8 – Gabon and Note 13 – Commitments and Contingencies for our contractual commitments.

We are currently assessing alternatives for our Gabon asset, and we intend to continue our consideration of a possible sale or farm-down of our Gabon asset if we are able to negotiate a sale or sales in transactions that our Board of Directors believes are in the best interests of the Company and its stockholders. Given that we do not currently have any operating cash inflows, we may also decide to access additional capital through equity or debt sales; however, there can be no assurance that such financing will be available to the Company or on terms that are acceptable to the Company.

On December 2, 2015, the Company received notification from the NYSE that the Company was not in compliance with the NYSE’s continued listing standards, which require a minimum average closing price of $1.00 per share over 30 consecutive trading days. Under the NYSE’s rules, Harvest has a period of six months from the date of the NYSE notice to bring its share price and 30 trading-day average share price back above $1.00. During this period, the Company’s common stock will continue to be traded on the NYSE under the symbol “HNR”, subject to the Company’s compliance with other NYSE continued listing requirements, but will be assigned the notation .BC after the listing symbol to signify that the Company is not currently in compliance with the NYSE’s continued listing standards. As required by the NYSE, in order to maintain its listing, Harvest has notified the NYSE that it intends to cure the price deficiency.

Failure to generate sufficient cash flow, raise additional capital through debt or equity financings, farm-downs, or reduce operating costs could have a material adverse effect on our ability to meet our short- and long-term liquidity needs and achieve our intended long-term business objectives.

The above circumstances raise substantial doubt about our ability to continue as a going concern. While we believe the issuance of additional equity securities, short- or long-term debt financing, farm-downs, the delay of the discretionary portion of our capital spending to future periods or operating cost reductions could be put into place which would not jeopardize our operations and future growth plans, there can be no assurance that such financings will be successful.

Our financial statements have been prepared under the assumption that we will continue as a going concern, which contemplates that we will continue in operation for the foreseeable future and will be able to realize assets and settle liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that could result should we be unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of all wholly-owned and majority-owned subsidiaries. All intercompany profits, transactions and balances have been eliminated. Third-party interests in our majority-owned subsidiaries are presented as noncontrolling interest owners.

Reclassifications

Certain reclassifications have been made to prior period amounts to conform to the current period presentation. These reclassifications did not affect our consolidated financial results.

Investment in Petrodelta

Through December 31, 2014, we included the results of Petrodelta in our financial statements under the equity method. We ceased recording earnings from Petrodelta in the second quarter 2014 due to the expected sales price of the second closing purchase agreement approximating the recorded value of our investment in Petrodelta. The Company was not able to obtain approval from the government of Venezuela during 2014 and on January 1, 2015 we terminated the SPA. Due to our failed sales attempts, lack of management influence, and actions and inactions by the majority owner, PDVSA, we believe we no longer exercise significant influence in Petrodelta and in accordance with Accounting Standards Codification “ASC 323 – Investments – Equity Method and Joint Ventures”, we are accounting for our investment in Petrodelta under the cost method (“ASC 325 – Investments – Other”), effective December 31, 2014. Under the cost method we will not recognize any equity in earnings from our investment in Petrodelta in our results of operations, but will recognize any cash dividends in the period they are received.

We evaluate our investment in Petrodelta for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may be impaired. A loss is recorded in earnings in the current period if a decline in the value of the investment is determined to be other than temporary. Impairment is calculated as the difference between the carrying value of the investment and its fair value. We recorded pre-tax impairment charges against the carrying value of our investment in Petrodelta of $164.7 million and $355.7 million during the years ended December 31, 2015 and 2014, respectively. See Note 6 – Investment in Affiliate for further information.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Other important significant estimates are those included in the valuation of our assets and liabilities that are recorded at fair value on a recurring and non-recurring basis. Actual results could differ from those estimates.

Reporting and Functional Currency

The United States Dollar (“USD”) is the reporting and functional currency for all of our controlled subsidiaries and Petrodelta. Amounts denominated in non-USD currencies are re-measured into USD, and all currency gains or losses are recorded in the consolidated statements of operations and comprehensive loss. There are many factors that affect foreign exchange rates and the resulting exchange gains and losses, many of which are beyond our influence.

See Note 6 – Investment in Affiliate and Note 7 – Venezuela – Other for a discussion of currency exchange rates and currency exchange risk on Petrodelta’s and Harvest Vinccler’s businesses.

Cash and Cash Equivalents

Cash equivalents include money market funds and short term certificates of deposit with original maturity dates of less than three months.

Restricted Cash

Restricted cash is classified as current or non-current based on the terms of the agreement. Restricted cash at December 31, 2014 represented $25,000 held in a U.S. bank as collateral for our foreign credit card program. There was no restricted cash as of December 31, 2015.

Financial Instruments

Financial instruments, which potentially subject us to concentrations of credit risk, are primarily cash and cash equivalents, accounts receivable, notes payable and derivative financial instruments. We maintain cash and cash equivalents in bank deposit accounts with commercial banks with high credit ratings, which, at times may exceed the federally insured limits. We have not experienced any losses from such investments. Concentrations of credit risk with respect to accounts receivable are limited due the nature of our receivables, which include primarily joint venture partner’s receivable, and income tax receivable. In the normal course of business, collateral is not required for financial instruments with credit risk.

Oil and Natural Gas Properties

The major components of property and equipment are as follows:

	As of December 31,
	2015	2014
	(in thousands)
Unproved property costs – Dussafu PSC	$28,000	$50,324
Oilfield inventories	3,006	3,966
Other administrative property	2,937	2,670

Total property and equipment	33,943	56,960
Accumulated depreciation	(2,482)	(2,453)

Total property and equipment, net	$31,461	$54,507

Property and equipment are stated at cost less accumulated depreciation. Costs of improvements that appreciably improve the efficiency or productive capacity of existing properties or extend their lives are capitalized. Maintenance and repairs are expensed as incurred. Upon retirement or sale, the cost of property and equipment, net of the related accumulated depreciation is removed and, if appropriate, gains or losses are recognized in investment earnings and other. We did not record any depletion expense in the years ended December 31, 2015 and 2014 as there was no production related to proved oil and natural gas properties.

We follow the successful efforts method of accounting for our oil and natural gas properties. Under this method, exploration costs such as exploratory geological and geophysical costs, delay rentals and exploration overhead are charged against earnings as incurred. Costs of drilling exploratory wells are capitalized pending determination of whether proved reserves can be attributed to the area as a result of drilling the well. If management determines that proved reserves, as that term is defined in Securities and Exchange Commission (“SEC”) regulations, have not been discovered, capitalized costs associated with the drilling of the exploratory well are charged to expense. Costs of drilling successful exploratory wells, all development wells, and related production equipment and facilities are capitalized and depleted or depreciated using the unit-of-production method as oil and natural gas is produced. During the years ended December 31, 2015 and 2014, we expensed no dry hole costs.

Leasehold acquisition costs are initially capitalized. Acquisition costs of unproved leaseholds are assessed for impairment during the holding period. Costs of maintaining and retaining unproved leaseholds are included in exploration expense. Costs of impairment of unsuccessful leases are included in impairment expense. We assess our unproved property costs for impairment when events or circumstances indicate a possible decline in the recoverability of the carrying value of the projects. The estimated value of our unproved projects is determined using quantitative and qualitative assessments and the carrying value of the projects is adjusted if the carrying value exceeds the assessed value of the projects.

Impairment is based on specific identification of the lease. Costs of expired or abandoned leases are charged to exploration expense, while costs of productive leases are transferred to proved oil and natural gas properties.

Proved oil and natural gas properties are reviewed for impairment at a level for which identifiable cash flows are independent of cash flows of other assets when facts and circumstances indicate that their carrying amounts may not be recoverable. In performing this review, future net cash flows are determined based on estimated future oil and natural gas sales revenues less future expenditures necessary to develop and produce the reserves. If the sum of these undiscounted estimated future net cash flows is less than the carrying amount of the property, an impairment loss is recognized for the excess of the property’s carrying amount over its estimated fair value, which is generally based on discounted future net cash flows. We did not have any proved oil and natural gas properties in 2015 and 2014.

Costs of drilling and equipping successful exploratory wells, development wells, asset retirement liabilities and costs to construct or acquire offshore platforms and other facilities, are depleted using the unit-of-production method based on total estimated proved developed reserves. Costs of acquiring proved properties, including leasehold acquisition costs transferred from unproved leaseholds, are depleted using the unit-of-production method based on total estimated proved reserves. All other properties are stated at historical acquisition cost, net of impairment, and depreciated using the straight-line method over the useful lives of the assets.

During the year ended December 31, 2015, we recorded impairment expense related to our Dussafu Project in Gabon of $24.2 million (including $1.0 million of oilfield inventories). During the year ended December 31, 2014, we recorded impairment expense related to our Budong Project in Indonesia of $7.7 million and our Dussafu Project of $50.3 million.

Other Administrative Property

Furniture, fixtures and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are recorded at cost and amortized using the straight-line method over the life of the applicable lease. For the year ended December 31, 2015, depreciation expense was $0.1 million and $0.2 million for the year ended December 31, 2014.

Other Assets

Other Assets at December 31, 2015 and 2014 include deposits, prepaid expenses which are expected to be realized in the next 12 to 24 months. During 2015 we fully reserved the blocked payment related to our drilling operations in Gabon in accordance with the U.S. sanctions against Libya as set forth in Executive Order 13566 of February 25, 2011, and administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) See Note 13 – Commitments and Contingencies. We recorded an allowance for doubtful accounts of $0.7 million and the remaining balance of the blocked payment was reclassified to a receivable from our joint venture partners for $0.4 million. Other assets at December 31, 2014 also consisted of deferred financing costs. Deferred financing costs relate to specific financings and are amortized over the life of the financings to which the costs relate using the interest rate method.

	As of December 31,
	2015	2014
	(in thousands)
Deposits and long-term prepaid expenses	$142	$101
Deferred financing costs	—	283
Gabon – blocked payment	—	1,100

	$142	$1,484

Reserves

We measure and disclose oil and natural gas reserves in accordance with the provisions of the SEC’s Modernization of Oil and Gas Reporting and ASC 932, “Extractive Activities – Oil and Gas” (“ASC 932”). All of our reserves are owned through our investment in Petrodelta. We are accounting for our investment in Petrodelta under the cost method (“ASC 325 – Investments – Other”), effective December 31, 2014. Under the cost method, we do not have any reserves at December 31, 2015 and 2014.

Capitalized Interest

We capitalize interest costs for qualifying oil and natural gas properties. The capitalization period begins when expenditures are incurred on qualified properties, activities begin which are necessary to prepare the property for production and interest costs have been incurred. The capitalization period continues as long as these events occur. The average additions for the period are used in the interest capitalization calculation. During the years ended December 31, 2015 and 2014, we capitalized interest costs for qualifying oil and natural gas property additions related to Gabon of $0.0 million and $0.5 million, respectively.

Fair Value Measurements

We measure and disclose our fair values in accordance with the provisions of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and establishes a three-level hierarchy, which encourages an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of the hierarchy are defined as follows:

•	Level 1 – Inputs to the valuation techniques that are quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs to the valuation techniques that are other than quoted prices but are observable for the assets or liabilities, either directly or indirectly.

•	Level 3 – Inputs to the valuation techniques that are unobservable for the assets or liabilities.

Financial instruments, which potentially subject us to concentrations of credit risk, are primarily cash and cash equivalents, accounts receivable, SARs, RSUs, debt, embedded derivatives and warrant derivative liabilities. We maintain cash and cash equivalents in bank deposit accounts with commercial banks with high credit ratings, which, at times may exceed the federally insured limits. We have not experienced any losses from such investments. Concentrations of credit risk with respect to accounts receivable are limited due to the nature of our receivables. In the normal course of business, collateral is not required for financial instruments with credit risk. The estimated fair value of cash and cash equivalents and accounts receivable approximates their carrying value due to their short-term nature (Level 1). The following tables set forth by level within the fair value hierarchy our financial assets and liabilities that were accounted for at fair value as of December 31, 2015 and December 31, 2014. During the year ended December 31, 2015, we impaired the carrying value of our Dussafu project in Gabon by $23.2 million and our investment in affiliate by $164.7 million. See Note 6 – Investment in Affiliate and Note 8 – Gabon for more information.

	As of December 31, 2015
	Level 1	Level 2	Level 3	Total
	(in thousands)
Non recurring
Assets:
Investment in affiliate	$—	$—	$—	$—
Dussafu PSC	—	—	28,000	28,000

	$—	$—	$28,000	$28,000

Recurring
Assets:
Embedded derivative asset	$—	$—	$5,010	$5,010

	$—	$—	$5,010	$5,010

Liabilities:
SARs liability	$—	$46	$50	$96
RSUs liability	—	174	—	174
Warrant derivative liability	—	—	5,503	5,503

	$—	$220	$5,553	$5,773

	As of December 31, 2014
	Level 1	Level 2	Level 3	Total
	(in thousands)
Non recurring
Assets:
Investment in affiliate	$—	$—	$164,700	$164,700
Dussafu PSC	—	—	50,324	50,324

	$—	$—	$215,024	$215,024

Recurring
Liabilities:
SARs liability	$—	$356	$—	$356
RSUs liability	—	652	—	652

	$—	$1,008	$—	$1,008

As of December 31, 2015, the fair value of our liability awards included $0.1 million for our SARs and $0.2 million for the RSUs which were recorded in accrued expenses and other long-term liabilities, respectively. As of December 31, 2014, the fair value of our liability awards of $0.8 million was included in accrued liabilities ($0.4 million for our SARs and $0.4 million for our RSUs) with the remaining $0.2 million fair value of our RSU liability being included in long-term liabilities.

Derivative Financial Instruments

As required by ASC 820, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value liabilities and their placement within the fair value hierarchy levels. See Note 12 – Warrant Derivative Liability for a description and discussion of our warrant derivative liability as well as a description of the valuation models and inputs used to calculate the fair value. See Note 11 – Debt and Financing for a description and discussion of our embedded derivatives related to our 9% Note and 15% Note as well as a description of the valuation models and inputs used to calculate the fair value. All of our embedded derivatives and warrants are classified as Level 3 within the fair value hierarchy.

Changes in Level 3 Instruments Measured at Fair Value on a Recurring Basis

The following table provides a reconciliation of financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3).

	Year Ended December 31,
	2015	2014
	(in thousands)
Financial assets – embedded derivative asset
Beginning balance	$—	$—
Additions – fair value at issuance	2,504	—
Change in fair value	2,506	—

Ending balance	$5,010	$—

	Year Ended December 31,
	2015	2014
	(in thousands)
Financial liabilities – embedded derivative liability
Beginning balance	$—	$—
Additions – fair value at issuance	13,449	—
Change in fair value	(2,307)	—
Conversion of debt	(11,142)	—

Ending balance	$—	$—

	Year Ended December 31,
	2015	2014
	(in thousands)
Financial liabilities – warrant derivative liabilities:
Beginning balance	$—	$1,953
Additions – fair value at issuance	40,013	—
Change in fair value	(34,510)	(1,953)

Ending balance	$5,503	$—

	Year Ended December 31,
	2015	2014
	(in thousands)
Financial liabilities – stock appreciation rights
Beginning balance	$—	$—
Additions – fair value at issuance	—	—
Change in fair value	50	—

Ending balance	$50	$—

During the year ended December 31, 2015 and 2014, no transfers were made between Level 1, Level 2 and Level 3 liabilities or assets.

Share-Based Compensation

We use the fair value based method of accounting for share-based compensation. In prior years, we utilized the Black-Scholes option pricing model to measure the fair value of stock options and SARs. Restricted stock and RSUs were measured at their fair values. During 2015, we issued options, SARs, and RSUs with an additional market condition. To fair value these awards, a Monte Carlo simulation was utilized. For more information about our share-based compensation, the fair value of these awards, and the additional market condition. See Note 15 – Stock-Based Compensations and Stock Purchase Plans.

Income Taxes

Deferred income taxes reflect the net tax effects, calculated at currently enacted rates, of (a) future deductible/taxable amounts attributable to events that have been recognized on a cumulative basis in the financial statements or income tax returns, and (b) operating loss and tax credit carryforwards. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

We classify interest related to income tax liabilities and penalties as applicable, as interest expense.

Since December of 2013 we have provided deferred income taxes on undistributed earnings of our foreign subsidiaries where we are not able to assert that such earnings were permanently reinvested, or otherwise could be repatriated in a tax free manner, as part of our ongoing business. As of December 31, 2015, the deferred tax liability provided on such earnings has been reduced to zero due to the impairment of the underlying book investment in Petrodelta.

As the conversion feature of the 9% Note was reasonably expected to be exercised at the time of the note’s issuance due to the conversion price being in-the-money, the interest on the 9% Note paid upon its conversion is non-deductible to the Company under Internal Revenue Code (“IRC”) Section 163(l). The 15% Note was issued, for income tax purposes, with original issue discount (“OID”). OID generally is deductible for income tax purposes. However, if the debt instrument constitutes an “applicable high-yield discount obligation” (“AHYDO”) within the meaning of IRC Section 163(i)(1), then a portion of the OID likely would be non-deductible pursuant to IRC Section 163(e)(5). Our analysis of the 15% Note is that the note may be an AHYDO; consequently, a portion or all of the OID likely may be non-deductible for income tax purposes.

Noncontrolling Interests

Changes in noncontrolling interest owners were as follows:

	Year Ended December 31,
	2015	2014
	(in thousands)
Balance at beginning of period	$79,152	$243,167
Contributions by noncontrolling interest owners	3,382	1,208
Increase in equity held by noncontrolling interest owner	—	—
Dividend to noncontrolling interest owner	—	—
Net income (loss) attributable to noncontrolling interest owners	(82,087)	(165,223)

Balance at end of period	$447	$79,152

Valuation and Qualifying Accounts

Our valuation and qualifying accounts are comprised of the deferred tax valuation allowance, investment valuation allowance and Value-Added Tax (“VAT”) receivable valuation allowance. Balances and changes in these accounts are, in thousands:

		Additions
	Balance at Beginning of Year	Charged to Income		Other		Deductions From Reserves Credited to Income	Balance at End of Period
	(in thousands)
At December 31, 2015
Amounts deducted from applicable assets
Deferred tax valuation allowance	$181,906	$—		$44,014		$—	$225,920
Investment valuation allowance	1,350	—		—		—	1,350
VAT valuation allowance	2,792	—		(2,792	)(b)	—	—
Long-term receivable – investment in affiliate	13,753	—		—		—	13,753
At December 31, 2014
Amounts deducted from applicable assets
Deferred tax valuation allowance	$59,576	$129,480		$(7,150	)(a)	$—	$181,906
Investment valuation allowance	1,350	—		—		—	1,350
Long-term receivable – investment in affiliate	—	13,753	(c)	—		—	13,753
VAT valuation allowance	2,792	—		—		—	2,792

(a)	Attributable to reversal of temporary differences related to discontinued operations.
(b)	Valuation allowance for the VAT receivable associated with Harvest Budong. On May 4, 2015, the Company sold the shares of Harvest Budong-Budong B.V. to Stockbridge Capital Limited and the rights to the VAT receivable went with the entity to the buyer.
(c)	During the year ended December 31, 2014, we fully reserved a dividend receivable of $12.2 million and $1.6 million of long-term receivable due from our investment in affiliate.

New Accounting Pronouncements

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs”. The amendments in this update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. In June 2015 the FASB issued ASU No. 2015-15 as an amendment to this guidance to address the absence of authoritative guidance for debt issuance costs related to line-of-credit arrangements. The SEC staff stated that they would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The guidance is effective for interim periods and annual period beginning after December 15, 2015; however early adoption is permitted. We do not believe the adoption of this guidance will have a material impact on our financial position and will not have an impact on our results of operations or cash flows.

In August 2014, the FASB issued ASU No. 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” ASU No. 2014-15. ASU No. 2014-15 requires management to assess an entity’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. The standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. We are currently evaluating the provisions of ASU No. 2014-15 and assessing the impact, if any, it may have on our consolidated financial statements.

In April 2014, FASB issued ASU No. 2014-09 “Revenue from Contracts with Customers” which is included in ASC 606, a new topic under the same name. The guidance in this update affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (for example, insurance contracts or lease contracts). The guidance supersedes the previous revenue recognition requirements and most industry-specific guidance. Additionally, the update supersedes some cost guidance related to construction type and production-type contracts. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this update.

The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The new guidance also provides for additional qualitative and quantitative disclosures related to: (1) contracts with customers, including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations); (2) significant judgments and changes in judgments which impact the determination of the timing of satisfaction of performance obligations (over time or at a point in time), the transaction price and amounts allocated to performance obligations; and (3) assets recognized from the costs to obtain or fulfill a contract.

In July 2015, the FASB issued a decision to delay related to ASU No. 2014-09 for the effective date by one year. The new guidance is effective for annual and interim periods beginning after December 15, 2017. An entity should apply the amendments either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the update recognized at the date of initial application. We are currently evaluating the impact of this guidance.

In November 2015, the FASB issued ASC No. 2015-17, “Balance Sheet Classification of Deferred Taxes”. ASU No. 2015-17 simplifies the balance sheet presentation of deferred income taxes by requiring all deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The standard is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods, with early adoption permitted. The standard may be applied either prospectively or retrospectively to all periods presented. The Company has decided to adopt the accounting change in its current financial statements and has adopted the change retrospectively.

In February 2016, the FASB issued ASU No. 2016-02, “Leases”. It is expected to be effective for periods beginning after December 15, 2018 for public entities, and for periods beginning after December 15, 2019 for nonpublic entities. Early application is permitted. Under the new provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less. All other leases will fall into one of two categories: (1) Financing leases, similar to capital leases, will require the recognition of an asset and liability, measured at the present value of the lease payments. Interest on the liability will be recognized separately from amortization of the asset. Principal repayments will be classified as financing outflows and payments of interest as operating outflows on the statement of cash flows. (2) Operating leases will also require the recognition of an asset and liability measured at the present value of the lease payments. A single lease cost, consisting of interest on the obligation and amortization of the asset, calculated such that the amortization of the asset will increase as the interest amount decreases resulting in a straight-line recognition of lease expense. All cash outflows will be classified as operating on the statement of cash flows. We do not believe the adoption of this guidance will have a material impact on our financial position, results of operations or cash flows.

In March 2016, the FASB issued ASU No. 2016-07, “Investments – Equity Method and Joint Ventures (Topic 323)”. This amendment simplifies the accounting for equity method of investments, the amendment in the update eliminates the requirement in Topic 323 that an entity retroactively adopt the equity method of accounting if an investment qualifies for use of the equity method as a result of an increase in the level of ownership or degree of influence. The amendment requires that the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor’s previously held interest and adopt equity method of accounting as of the date the investment becomes qualified for equity method accounting. The amendment in this update is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The amendment should be applied prospectively upon the effective date to increases in the level of ownership interest or degree of influence that result in the adoption of the equity method. Earlier application is permitted. We are currently evaluating the impact of this guidance.

Note 4 – Earnings Per Share

Basic earnings per common share (“EPS”) are computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock.

	Year Ended December 31,
	2015	2014
	(in thousands)
Loss from continuing operations(a)	$(98,570)	$(192,936)
Discontinued operations	—	(554)

Net loss attributable to Harvest	$(98,570)	$(193,490)

Weighted average common shares outstanding	45,288	42,039

Weighted average common shares, diluted	45,288	42,039

Basic loss per share:
Loss from continuing operations(a)	$(2.18)	$(4.59)
Discontinued operations	—	(0.01)

Basic loss per share	$(2.18)	$(4.60)

Diluted loss per share:
Loss from continuing operations(a)	$(2.18)	$(4.59)
Discontinued operations	—	(0.01)

Diluted loss per share	$(2.18)	$(4.60)

(a)	Net of net income attributable to noncontrolling interest owners.

The year ended December 31, 2015 per share calculations above exclude 4.1 million options, 34.1 million warrants and 1.6 million RSUs because we are in a net loss position. The year ended December 31, 2014 per share calculations above exclude 0.2 million unvested restricted shares, 4.5 million options and 2.5 million warrants because we were in a net loss position.

Note 5 – Dispositions

Share Purchase Agreement

On December 16, 2013, Harvest and HNR Energia entered into the SPA with Petroandina and Pluspetrol, its parent, to sell all of our 80 percent equity interest in Harvest Holding to Petroandina in two closings. The first closing occurred on December 16, 2013 contemporaneously with the signing of the SPA, when we sold a 29 percent equity interest in Harvest Holding . As a result of the first sale, we indirectly own 51 percent of Harvest Holding beginning December 16, 2013 and the noncontrolling interest owners hold the remaining 49 percent, with Petroandina having 29 percent and Vinccler continuing to own 20 percent. The second closing, for the sale of a 51 percent equity interest in Harvest Holding for a cash purchase price of $275.0 million, was subject to, among other things, approval by the holders of a majority of our common stock and approval by the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela (which indirectly owns the other 60 percent interest in Petrodelta).

On May 7, 2014, Harvest’s stockholders voted to authorize the sale of the remaining interests in Harvest Holding. Once stockholders’ approval was obtained, the SPA allowed for 120 days, or until September 7, 2014, for consummation of the sale, extension of the SPA or termination of the SPA. Petroandina had the right to extend the SPA beyond the termination date in increments of one month, but not beyond December 31, 2014, in exchange for the Company’s right to borrow up to $2.0 million, not to exceed $7.6 million in the aggregate, from Petroandina per each monthly extension. Petroandina exercised this right through December 31, 2014 with the Company borrowing $7.6 million in total during this period. Repayments of these loans are subject to certain conditions, one of which states that all outstanding loans (along with interest accrued and other amounts) would become due upon the final closing date of the SPA, with the second tranche proceeds being reduced by such outstanding amounts. If the SPA was terminated by either party, any outstanding loans would become due one year from the date of the termination.

On January 1, 2015, HNR Energia exercised its right to terminate the SPA in accordance with its terms as a result of the failure to obtain the necessary approval from the Government of Venezuela. As a result of the termination of the SPA, the Company retained its 51 percent equity interest in Harvest Holding, and Petroandina retained its 29 percent equity interest in Harvest Holding.

HNR Energia and Petroandina also entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”) on December 16, 2013, regarding the shares of Harvest Holding. The Shareholders’ Agreement became effective upon the termination of the SPA.

China

On July 2, 2014, we completed the sale of our rights under a petroleum contract with China National Offshore Oil Corporation for the WAB-21 area for net proceeds of $2.9 million and recorded that amount as a gain from sale of oil and natural gas properties. This area is located in the South China Sea and is the subject of a border dispute between China and Socialist Republic of Vietnam.

Discontinued Operations

Oman

We have no continuing operations in Oman. The nominal loss from discontinued operations for Oman for the year ended December 31, 2014 included general and administrative expenses.

Colombia

During 2013 the Company decided to exit Colombia and incurred certain liabilities associated with the shut- down of our operations. In December 2014, we settled these liabilities with a payment of $2.0 million. We are in the process of closing and exiting our Colombia venture. As we no longer have any interests in Colombia, we have reflected the results in discontinued operations. The loss from discontinued operations included $0.5 million in general and administrative expenses during the year ended December 31, 2014. Oman and Colombia operations have been classified as discontinued operations. No revenues were recorded related to these projects for the years presented. Expenses are shown in the table below:

	Year Ended December 31,
	2015	2014
	(in thousands)
Loss from Discontinued Operations
Oman	$—	$(27)
Colombia	—	(527)

	$—	$(554)

Note 6 – Investment in Affiliate

Venezuela – Petrodelta, S.A.

The following table summarizes the changes in our investment in affiliate (Petrodelta) as of December 31, 2015 and 2014. Petrodelta’s reporting and functional currency is the USD.

	Year Ended December 31,
	2015	2014
	(in thousands)
Investment at beginning of year	$164,700	$485,401
Equity in earnings		34,949
Impairment	(164,700)	(355,650)

Investment at end of period	$—	$164,700

Our 40 percent investment in Petrodelta is owned through our subsidiary, Harvest Holding, a Dutch private company with limited liability. Up until December 16, 2013 we had an 80 percent interest in Harvest Holding. On December 16, 2013, Harvest entered into a share purchase agreement (“SPA”) with Petroandina Resources Corporation to sell our 80 percent equity interest in Harvest Holding in two closings. The first closing occurred on December 16, 2013 when we sold a 29 percent equity interest in Harvest Holding. As a result of the first sale, we own 51 percent of Harvest Holding beginning December 16, 2013 and the non-controlling interest owners hold the remaining 49 percent.

The Company was not able to obtain approval from the government of Venezuela during 2014, which was required to complete the second closing for our remaining 51 percent interest in Petrodelta and on January 1, 2015 we terminated the SPA. Due to our failed sales attempts, lack of management influence, and actions and inactions by the majority owner, PDVSA, we believe we no longer exercise significant influence in Petrodelta and in accordance with Accounting Standards Codification “ASC 323 – Investments – Equity Method and Joint Ventures”, we are accounting for our investment in Petrodelta under the cost method (“ASC 325 – Investments – Other”), effective December 31, 2014. Under the cost method we will not recognize any equity in earnings from our investment in Petrodelta in our results of operations, but will recognize any cash dividends in the period they are received.

We performed an impairment analysis of the carrying value of our investment of Petrodelta as of December 31, 2014. The estimated fair value of our investment was determined based on the estimated fair value of Petrodelta’s oil and natural gas properties and other net assets as of December 31, 2014, discounted by a factor for economic instability, foreign currency risks and lack of marketability. Based on this analysis, we recorded a pre-tax impairment charge against the carrying value of our investment in Petrodelta of $355.7 million as of December 31, 2014.

We also performed an impairment analysis of the carrying value of our investment of Petrodelta as of December 31, 2015 due to the continued decline in world oil prices and deteriorating economic conditions in Venezuela which have significantly impacted Petrodelta’s operations. During 2015, Petrodelta’s operating costs exceeded the price realized from the sale of its production due to the significant rate of inflation in Venezuela and the restrictive foreign currency exchange system which Petrodelta is required to operate under. While we believe that our relationship with CT Energy may allow us to restructure our relationship with PDVSA and Petrodelta and allow us to access the alternative foreign currency systems to companies in Venezuela, there can be no assurances that we will be successful in these negotiations. Based on the existing economic environment in which Petrodelta is required to operate, we have concluded that the estimated fair value of our investment in Petrodelta is nil and have recorded a pre-tax impairment charge of $164.7 million to fully impair our investment in Petrodelta as of December 31, 2015. The estimated fair value of our investment was determined based on the estimated fair value of Petrodelta’s oil and natural gas properties and other net liabilities as of December 31, 2015 which exceeded the estimated fair value of the oil and natural gas properties.

The model used in the valuation of Petrodelta was based on an income approach which considered three scenarios relating to the future development of proved, probable and possible reserves and its other net liabilities at December 31, 2015. The three scenarios considered that Petrodelta would have varying degrees of access to foreign exchange regimes as well as our ability to participate in and influence its operations to improve operational performance and efficiencies. Each scenario also considered three price forecasts for crude oil. The weighted average cost of capital of 26.5% was used to discount the future cash flows from these scenarios. The expected value obtained from the income approach less net liabilities at December 31, 2015 resulted in a full impairment of the carrying value of our investment in Petrodelta.

In addition to the impairment charge, we recorded an allowance of $12.2 million to fully reserve the dividend receivable due from Petrodelta relating to the dividend declared in 2011 during the year ended December 31, 2014.

Petrodelta’s financial information is prepared in accordance with International Financial Reporting Standards (“IFRS”) which we have adjusted to conform to U.S. GAAP for the years ending December 31, 2014. The year ended December 31, 2015 is excluded due to the change to the cost method of accounting. The differences between IFRS and U.S. GAAP for which we adjusted are:

•	Deferred income tax: IFRS allows the inclusion of non-monetary temporary differences impacted by inflationary adjustments, whereas U.S. GAAP does not. In addition, we have adjusted for the impact on deferred income tax of other adjustments to arrive at net income under U.S. GAAP.

•	Depletion expense: Oil and natural gas reserves used by Petrodelta in calculating depletion expense under IFRS are provided by Ministry of the People’s Power for Petroleum and Mining (“MENPET”). MENPET reserves are not prepared using the guidance on extractive activities for oil and natural gas (ASC 932). Annually at year-end, we prepare reserve reports for Petrodelta’s oil and natural gas reserves using ASC 932. On a quarterly basis, we recalculate Petrodelta’s depletion using the most recent reserve report using ASC 932 adjusted as appropriate.

•	Under U.S. GAAP abandoned well costs are capitalized and depleted using the guidance on extractive activities for oil and natural gas under Successful Efforts accounting. To conform to U.S. GAAP we reclassified $13.9 million in abandoned wells costs expensed to lease operating costs to depletable costs as per ASC 932.

•

Petrodelta’s revenues are not subject to a value-added tax (“VAT”). However, most of their purchases are subject to VAT. The result is that Petrodelta has $153.7 million of VAT receivables or VAT credits. Petrodelta has recorded a corresponding valuation allowance of $38.2 million against these VAT credits. At December 2014, the valuation allowance of the VAT credits was adjusted for our U.S. GAAP presentation. Under U.S. GAAP, sufficient evidence did not exist to support Petrodelta’s assumptions of recoverability at December 31, 2014. Therefore, for U.S. GAAP purposes the estimated recoverability of the VAT credits was extended to 5 years and the discount rate was increased to 24.0%. The discount rate approximates the December 31, 2014 yield on the 20-year Venezuelan 9 3⁄4% bond. The resulting value of the VAT credits, net of Petrodelta’s valuation allowance and U.S. GAAP adjustment, is $64.1 million at December 31, 2014.

All amounts through Net Income under U.S. GAAP represent 100 percent of Petrodelta. Summary financial information is presented for the year ended December 31, 2014 and the financial position is presented at December 31, 2014.

Year Ended December 31
2014
(in thousands, except percentages)
Results under IFRS:
Revenues:
Oil sales	$1,343,452
Natural gas sales	4,590
Royalty	(437,281)

910,761
Expenses:
Operating expenses	303,409
Workovers	28,239
Depletion, depreciation and amortization	129,409
General and administrative	45,623
Windfall profits tax	140,816
Windfall profits (credit) and reversal of credit	55,168

702,664

Income from operations	208,097
Gain (loss) on exchange rate	(260)
Investment earnings and other	7,752
Interest expense	137

Income before income tax	215,726
Current income tax expense	103,619
Deferred income tax expense (benefit)	(32,617)

Net income under IFRS	144,724
Adjustments to increase (decrease) net income under IFRS:
Deferred income tax (expense) benefit	(2,841)
Depletion expense	(12,437)
Adjustment to lease operating costs to conform with GAAP	13,888
Windfall profits credit and (reversal) of credit	55,168
Adjust fair value of value added tax credits	(51,393)
Sports law over accrual	1,322

Net income under U.S. GAAP	148,431
Interest in investment affiliate	40%

Income before amortization of excess basis in investment in affiliate	59,372
Amortization of excess basis in investment in affiliate	(4,428)
Earnings from investment affiliate excluded from results of operations	(19,995)

Earnings from investment affiliate included Harvest’s income	$34,949

As of December 31,
2014
(in thousands)
Financial Position under IFRS:
Current assets	$1,459,676
Property and equipment	1,044,797
Other assets	241,478
Current liabilities	1,437,929
Other liabilities	147,242
Net equity	1,160,780

Conversion Contract

On October 25, 2007, the Venezuelan Presidential Decree which formally transferred to Petrodelta the rights to the Petrodelta Fields subject to the conditions of the Conversion Contract was published in the Official Gazette. Petrodelta is governed by its own charter and bylaws and will engage in the exploration, production, gathering, transportation and storage of hydrocarbons from the Petrodelta Fields for a maximum of 20 years from that date. Petrodelta operates a portfolio of properties in eastern Venezuela including large proven oil fields as well as properties with substantial opportunities for both development and exploration. Petrodelta is to undertake its operations in accordance with Petrodelta’s business plan as set forth in its conversion contract. Under its conversion contract, work programs and annual budgets adopted by Petrodelta must be consistent with Petrodelta’s business plan. Petrodelta’s business plan may be modified by a favorable decision of the shareholders owning at least 75 percent of the shares of Petrodelta.

Payments to Contractors

PDVSA has failed to pay on a timely basis certain amounts owed to contractors that PDVSA has contracted to do work for Petrodelta. PDVSA, through PPSA, purchases all of Petrodelta’s oil production. PDVSA and its affiliates have reported shortfalls in meeting their cash requirements for operations and planned capital expenditures, and PDVSA has fallen behind in certain of its payment obligations to its contractors, including contractors engaged by PDVSA to provide services to Petrodelta. In addition, PDVSA has fallen behind in certain of its payment obligations to Petrodelta, which payments Petrodelta would otherwise use to pay its contractors, including Harvest Vinccler. As a result, Petrodelta has experienced, and is continuing to experience, difficulty in retaining contractors who provide services for Petrodelta’s operations. We cannot provide any assurance as to whether or when PDVSA will become current on its payment obligations. Inability to retain contractors or to pay them on a timely basis is having an adverse effect on Petrodelta’s operations and on Petrodelta’s ability to carry out its business plan.

Harvest Vinccler has advanced certain costs on behalf of Petrodelta. These costs include consultants in engineering, drilling, operations, seismic interpretation, and employee salaries and related benefits for Harvest Vinccler employees seconded into Petrodelta. Currently, we have three employees seconded into Petrodelta. Costs advanced are invoiced on a monthly basis to Petrodelta. Harvest Vinccler is considered a contractor to Petrodelta, and as such, Harvest Vinccler is also experiencing the slow payment of invoices. Petrodelta and Petrodelta’s board have not indicated that the advances are not payable, or that they will not be paid. We fully reserved the outstanding receivables of $1.6 million related to these advances as of December 31, 2014, which was reflected in Harvest’s general and administrative costs.

Windfall Profits Tax

In April 2011, the Venezuelan government published in the Official Gazette the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market (“Windfall Profits Tax”). In February 2013, the Venezuelan government published in the Official Gazette an amendment to the Windfall Profits Tax. The amended Windfall Profits Tax establishes new levels for contribution of extraordinary and exorbitant prices to the Venezuelan government. Extraordinary prices are considered to be above $60 and equal to or lower than $80 per barrel, and exorbitant prices are considered to be over $80 per barrel.

Functional Currency

Petrodelta’s functional and reporting currency is the USD. PPSA is obligated to make payment to Petrodelta in USD in the case of payment for crude oil and in Bolivars for natural gas liquids delivered. In addition, major contracts for capital expenditures and lease operating expenditures are denominated in USD. Any dividend paid by Petrodelta will be made in USD.

Petrodelta has currency exchange risk from fluctuations of the official prevailing exchange rate that applies to their operating costs denominated in Bolivars. The monetary assets that are exposed to exchange rate fluctuations are cash, accounts receivable, prepaid expenses and other current assets. The monetary liabilities that are exposed to exchange rate fluctuations are accounts payable, accruals, current and deferred income tax and other tax obligations and other current liabilities. All monetary assets and liabilities incurred at the official Bolivar exchange rate are settled at the official Bolivar exchange rate. The official prevailing currency exchange rate was increased from 4.3 Bolivars per U.S. Dollar to 6.3 Bolivars per U.S. Dollar in February 2013. As a result of legislation enacted in December 2013 and January and February of 2014, Venezuela now has a multiple exchange rate system. Most of Petrodelta’s transactions are subject to a fixed official exchange rate of 6.3. The Venezuelan government modified the currency exchange system whereby the official exchange rate of 6.3 Bolivars per USD would only apply to certain economic sectors related to purchases of “essential goods and services” while other sectors of the economy would be subject to a new exchange rate, SICAD I, determined by an auction process conducted by Venezuela’s Complimentary System of Foreign Currency Administration. Participation in the SICAD I mechanism is controlled by the Venezuelan government and is limited to certain companies that operate in designated economic sectors. In March 2014, an additional currency exchange mechanism was established by the Venezuelan government that allows companies within other economic sectors to participate in an additional auction process (“SICAD II”). The exchange rate averaged approximately 50 Bolivars per USD for the re-measurement of our Bolivar denominated assets and liabilities and revenue and expenses. The financial information is prepared using the official fixed exchange rate (6.3 from February 2013 through December 2014). On February 10, 2015, the Ministry of Economy, Finance, and Public Banking, and the Central Bank of Venezuela (BCV) published in the Extraordinary Official Gazette No.6.171 Exchange Agreement No.33 with two Official Notices. The first notice being that the SICAD II exchange rate would be no longer permitted. Secondly, a new exchange rate called the Foreign Exchange Marginal System (“SIMADI”) has been created. The SIMADI rate published on December 31, 2015 is 198.70 Bolivars per USD. The SIMADI’s marginal system is available in limited quantities for individuals and companies to purchase and sell foreign currency via banks and exchange houses. Currently the SIMADI marginal system is the only mechanism available to Harvest Vinccler.

Petrodelta’s results were also impacted by PDVSA changing its policy with respect to invoicing for disbursements made in Bolivars on behalf of Petrodelta to require that such invoices be denominated in USD rather than Bolivars. This change was implemented in the fourth quarter of 2013 with retroactive application to certain transactions occurring in 2011 and thereafter. As a result of this change, Petrodelta recorded a $14.2 million foreign currency loss in the three months ended December 31, 2013.

Collective Labor Agreement

On February 11, 2014, the Collective Labor Agreement for the period from October 1, 2013 thru October 1, 2015, between the employees of the oil industry represented by the Venezuelan Unitary Federation of workers of the oil, gas, and derivatives (FUTPV) and PDVSA were signed. The Collective Labor Agreement established a salary raise and payroll and retirement benefits which had a significant impact on Petrodelta’s payroll cost. The most significant impact was a steep increase of salary around 90%, with 59% retroactive from October 1, 2013, a 23% raise in effect from May 1, 2014 and finally the remaining portion adjusted on January 1, 2015.

Dividends

During the year ended December 31, 2014, we recorded an allowance of $12.2 million, which is reflected in Harvest’s general and administrative costs, to fully reserve the dividend due from Petrodelta. This dividend has not been received as of December 31, 2015.

Note 7 – Venezuela – Other

Harvest Vinccler currently assists us in the oversight of our investment in Petrodelta and in negotiations with PDVSA. Harvest Vinccler’s functional and reporting currency is the USD. They do not have currency exchange risk other than the official prevailing exchange rate that applies to their operating costs denominated in Venezuela Bolivars (“Bolivars”)

In January 2014, the Venezuelan government modified the currency exchange system whereby the official exchange rate of 6.3 Bolivars per USD would only apply to certain economic sectors related to purchases of “essential goods and services” while other sectors of the economy would be subject to a new exchange rate, SICAD I, determined by an auction process conducted by Venezuela’s Complimentary System of Foreign Currency Administration. Participation in the SICAD I mechanism is controlled by the Venezuelan government and is limited to certain companies that operate in designated economic sectors.

In March 2014, an additional currency exchange mechanism was established by the Venezuelan government that allows companies within other economic sectors to participate in an additional auction process (“SICAD II”).

On February 10, 2015, the Ministry of Economy, Finance, and Public Banking, and the Central Bank of Venezuela (BCV) published in the Extraordinary Official Gazette No.6.171 Exchange Agreement No.33 with two Official Notices. The first notice being that the SICAD II exchange rate would be no longer permitted. Secondly, a new exchange rate called the Foreign Exchange Marginal System (“SIMADI”) has been created. The SIMADI rate published on December 31, 2015 is 198.70 Bolivars per USD. The SIMADI’s marginal system is available in limited quantities for individuals and companies to purchase and sell foreign currency via banks and exchange houses. Currently the SIMADI marginal system is the only mechanism available to Harvest Vinccler.

We have determined that Harvest Vinccler is not eligible to apply for exchanges at the official rate. We are eligible and have successfully participated in the SIMADI during 2015 and as a result we have adopted the SIMADI exchange rate of approximately 200 Bolivars per USD for the re-measurement of our Bolivar denominated assets and liabilities and revenue and expenses, as we believe the SIMADI rate is most representative of the economics in which Harvest Vinccler operates. Prior to this change, we were using the SICAD II rate of 50 Bolivars per USD.

During the year ended December 31, 2015, Harvest Vinccler exchanged approximately $0.1 million ($0.4 million during the year ended December 31, 2014) and received an average exchange rate of 212.4 Bolivars (34.4 Bolivars during the year ended December 31, 2014) per U.S. Dollar. A gain on foreign currency transactions of $0.3 million was recognized during the year ended December 31, 2015 associated with participating in the SIMADI marginal system. A loss on foreign currency transactions of $0.1 million was recognized during the year ended December 13, 2014 associated with participating in the SICAD II auction process.

The monetary assets that are exposed to exchange rate fluctuations are cash, accounts receivable, prepaid expenses and other current assets. The monetary liabilities that are exposed to exchange rate fluctuations are accounts payable, accruals, current and deferred income tax and other tax obligations and other current liabilities.

All monetary assets and liabilities incurred at the official Bolivar exchange rate are settled at the official 6.3 Bolivar exchange rate. At December 31, 2015, the balances in Harvest Vinccler’s Bolivar denominated monetary assets and liabilities accounts that are exposed to exchange rate changes are 11.9 million Bolivars ($0.06 million) and 5.5 million Bolivars ($0.03 million), respectively.

Note 8 – Gabon

We are the operator of the Dussafu PSC with a 66.667 percent ownership interest. Located offshore Gabon, adjacent to the border with the Republic of Congo, the Dussafu PSC covers an area of 680,000 acres with water depths up to 1,650 feet.

The Dussafu PSC partners and the Republic of Gabon, represented by the Ministry of Mines, Energy, Petroleum and Hydraulic Resources, entered into the third exploration phase of the Dussafu PSC with an effective date of May 28, 2012. The Ministry of Mines, Energy, Petroleum and Hydraulic Resources agreed to lengthen the third exploration phase to four years until May 27, 2016. The Company is currently assessing extension possibilities for the exploration phase.

Operational activities during 2014 included additional evaluation of development alternatives, preparation and a formal remittance of a field development plan along with continued processing of 3D seismic. On March 26, 2014, the joint venture partners approved a resolution that the discovered fields are commercial to exploit. On June 4, 2014, a Declaration of Commerciality (“DOC”) was signed with Gabon pertaining to the four discoveries on the Dussafu Project offshore Gabon. Furthermore, on July 17, 2014, the Direction Generale Des Hydrocarbures (“DGH”) awarded an Exclusive Exploitation Authorization (“EEA”) for the development and exploitation of certain oil discoveries on the Dussafu Project and on October 10, 2014, the field development plan was approved. The Company has four years from the date of the EEA approval to begin production.

The Company is currently assessing alternatives to farm-down or sell the Dussafu Project, while weighing the liquidity requirements necessary to maintain ongoing Company operations.

Operational activities during the year ended December 31, 2015, included continued evaluation of development plans, based on the 3D seismic data processed during 2014.

In December 2014, the Company recorded a $50.3 million impairment related to the unproved costs of the Dussafu PSC based on a qualitative analysis which considered our current liquidity needs, our inability to attract additional capital and the decrease in oil and natural gas prices. In December 2015, the Company reassessed the carrying value of the unproved costs related to the Dussafu PSC and recorded an additional impairment of $23.2 million based on its analysis of the value of the unproved costs which considered the value of the contingent and exploration resources and the ability of the Company to develop the project given its current liquidity situation and the depressed price of crude oil. If oil and natural gas prices continue to deteriorate or we fail to obtain adequate financing, farm-down or sell the asset, additional impairments may be required on our prospect.

In the impairment analysis in December 2015, the Company prepared a quantitative and qualitative assessment of the unproved property which estimated the value of the estimated contingent and exploration resources based on the Company’s ability to develop the project given its current liquidity situation and the depressed price of crude oil. The valuation model developed used three price scenarios and a development decision tree model which estimated the value of three development options available to the Company. The value of the development options was determined using outputs from a Monte Carlo simulation model which estimated the net present value of expected future cash flow to be generated from the development of the contingent and exploratory resources in the Dussafu PSC and discounted using a weighted average cost of capital of 21.5%. The development options considered the probability that the Company would be: a) able to farm-down 50% of their working interest; b) able to sell their working interest; and c) unable to complete either of the first 2 options. All inputs used in the valuation process were primarily level 3 in the fair value hierarchy. The concluded fair value of the unproved property costs in our Dussafu project was $28.0 million.

We also reviewed the value of our oilfield inventories that are in the country of Gabon, of which the majority is steel conductor and casing. We impaired the value of this inventory by approximately $1.0 million in 2015, leaving $3.0 million related to this inventory as of December 31, 2015.

See Note 13 – Commitments and Contingencies for a discussion related to our Gabon operations.

Note 9 – Indonesia

We fully impaired our investment in the Budong Production Sharing Contract (“Budong PSC”) in Indonesia as of March 31, 2014. In June 2014, Harvest and our partner adopted a resolution to terminate the Budong PSC. Harvest advised the Indonesian government of this decision and submitted a request to terminate the Budong PSC. On February 5, 2015, the Company entered into a Share Purchase Agreement to transfer shares of Harvest Budong-Budong B.V. to Stockbridge Capital Limited for a nominal amount. On February 17, 2015, a withdrawal request of the earlier termination request was made to the Indonesian government and the withdrawal request was accepted on April 15, 2015. The transfer of shares to Stockbridge Capital Limited was completed on May 4, 2015.

Note 10 – Notes Payable to Noncontrolling Interest Owners

At December 31, 2014, HNR Energia had a note payable to Vinccler of $6.1 million. Principal and interest were payable upon the maturity date of December 31, 2015. On March 6, 2015, Vinccler forgave the note payable and accrued interest of $6.2 million. This was reflected as a contribution to stockholders’ equity.

On August 28, 2014 Petroandina exercised its right to a one month extension of the termination date of the SPA. In accordance with the extension the Company had the option to borrow $2.0 million from Petroandina, which it exercised. Petroandina again extended the SPA on September 29, and October 30, 2014, with the Company borrowing $2.0 million per extension. On November 27, 2014, Petroandina exercised their final extension and the Company borrowed the final maximum amount allowed of $1.6 million. Quarterly interest payments began on December 31, 2014 with the principal due January 1, 2016. The note payable with Petroandina as of December 31, 2014 was $7.6 million. Interest accrued at a rate of 11.0%. We were in default of the loan agreement with Petroandina for not making the April 1, 2015 interest payment. After default the interest rate increased from 11.0% to 13.0%. On June 23, 2015, the Company repaid the note payable of $7.6 million plus accrued interest of $0.4 million.

Note 11 – Debt and Financing

On June 19, 2015, we issued the CT Warrant, 9% and 15% Notes, the Additional Draw Note and Series C preferred stock in connection with the Purchase Agreement with CT Energy and received proceeds of $30.6 million, net of financing fees of $1.6 million. We identified embedded derivative assets and derivative liabilities in the notes and determined that the CT Warrant did not meet the required conditions to qualify for equity classification and was required to be classified as a warrant liability (see Note 12 – Warrant Derivative Liability). The estimated fair value, at issuance, of the embedded derivative asset was $2.5 million, the embedded derivative liability was $13.5 million and the warrant liability was $40.0 million. In accordance with ASC 815, the proceeds were first allocated to the fair value of the embedded derivatives and warrants, which resulted in no value being attributable to the Series C preferred stock and the 9% and 15% Notes. As a result of the allocation, we recognized a loss on the issuance of these securities of $20.4 million in our consolidated statements of operations and comprehensive loss during the year end December 31, 2015.

The following table summarizes the movement of our long-term debt due to related party net of discount:

As of December 31,
2015
(in thousands)
Long-Term Debt
Beginning balance	$—
Proceeds from 9% and 15% Notes to CT Energy	32,200
Proceeds from note payable to CT Energy	1,300
Repayment of note payable to CT Energy	(1,300)
Value assigned to embedded derivatives	(32,200)
Conversion of 9% Note, net of unamortized discount	(11)
Accretion of discount on debt	225

$214

The face value of the 15% and 9% Notes were recorded net of the discount related to the value allocated to the embedded derivatives and warrant. The unamortized discount of the 15% Note was $25.0 million at December 31, 2015. The Company will accrete the discount over the life of the note using the interest method. Total interest expense associated with this note was $2.2 million, comprised of $2.0 million related to the stated rate of interest on the note and $0.2 million related to the accretion of the discount on the debt. The effective interest rate on the note is approximately 141%. The fair value of the 15% Note at December 31, 2015 was $8.8 million.

15% Non-Convertible Senior Secured Note due June 19, 2020

On June 19, 2015, in connection with the transaction with CT Energy described in Note 1 – Organization, we issued the five-year, 15% Note in the aggregate principal amount of $25.2 million with interest that is compounded quarterly at a rate of 15% per annum and is payable quarterly on the first business day of each January, April, July and October, commencing October 1, 2015. If by June 19, 2016, the volume weighted average price of the Company’s common stock over any consecutive 30-day period has not equaled or exceeded $2.50 per share, the maturity date of the 15% Note will be extended by two years and the interest rates on the 15% Note will adjust to 8.0% (the “15% Note Reset Feature”). During an event of default, the outstanding principal amount bears additional interest at a rate of 2.0% per annum higher than the rate otherwise applicable.

The Company may prepay all or a portion of the note at a prepayment price equal to a make-whole price, as of the prepayment date, with respect to the principal amount of the note being prepaid, plus accrued and unpaid interest. The make-whole price is defined as the greater of (i) 100% of such outstanding principal amount of the 15% Note and (ii) the sum of the present values as of such date of determination of (A) such outstanding principal amount of the 15% Note, assumed, for the purpose of determining the present value thereof, to be paid on the earlier of the stated maturity of this 15% Note or the date that is two years after the date of determination, and (B) all remaining payments of interest (excluding interest accrued to the prepayment date) scheduled to become due and payable after the date of determination and on or before the date that is two years after the date of determination with respect to such outstanding principal amount of the 15% Note, in the case of each of the foregoing clauses (ii)(A) and (B), computed using a discount rate equal to the Treasury Rate as of the date of determination plus 50 basis points.

If an event of default occurs (other than an event of default related to certain bankruptcy events), holders of at least 25% of the outstanding principal of the 15% Note may declare the principal, premium, if any, and accrued and unpaid interest of such notes immediately due and payable. If an event of default related to specified bankruptcy events occurs, an amount equal to the make-whole price for the 15% Note plus accrued and unpaid interest is immediately due and payable.

We have evaluated the 15% Note Reset Feature related to the interest rate and maturity date using “ASC 815 Derivatives and Hedging”. Because the interest rate and maturity date reset are linked to achievement of a certain stock price, the feature is not considered clearly and closely related to the debt host. In addition, the interest rate at the reset date is not tied to any approximation of the expected market rate at the date of the term extension as required by ASC 815. As a result, we are accounting for the 15% Note Reset Feature as an embedded derivative asset that has been measured at fair value with current changes in fair value reflected in our consolidated statements of operations and comprehensive loss.

The embedded 15% Note Reset Feature in the 15% Note was valued using the ‘with’ and ‘without’ method. A Black-Derman-Toy (“BDT”) Model, which is a binomial interest rate lattice model, was used to value the 15% Note and the incremental value attributed to the embedded option was determined based on a comparison of the value of the 15% Note with the feature included and without the feature included. Key inputs into this valuation model are our current stock price, U.S. Treasury rate, our credit spread and the underlying yield volatility. As part of our overall valuation process, management employs processes to evaluate and validate the methodologies, techniques and inputs, including review and approval of valuation judgments, methods, models, process controls, and results. These processes are designed to help ensure that the fair value measurements and disclosures are appropriate, consistently applied, and reliable. We estimate the yield volatility for the 15% Note based on historical daily volatility of the USD denominated Venezuela Sovereign zero coupon yield over a look back period of 6.0 years. The risk-free interest rate is based on the U.S. Treasury yield curve as of the valuation dates for a maturity similar to the expected remaining life of the 15% Note. The credit spread was estimated based on the option adjusted spread (“OAS”) of the Venezuelan yield over the USD Treasury yield and the implied OAS for the transaction as of the date the term sheet was signed to capture the investor’s assessment of the risk in their investment in the Company. This model requires Level 3 inputs (see Note 3 – Summary of Significant Accounting Policies, Financial Instruments and Fair Value Measurements) which were based on our estimates of the probability and timing of potential future financings and fundamental transactions.

The assumptions summarized in the following table were used to calculate the fair value of the derivative asset associated with the 15% Note at the date of issuance:

	Fair Value Hierarchy Level	June 19, 2015
Significant assumptions (or ranges):
Stock price	Level 1 input	$1.82
Weighted Term (years)		5.0
Yield Volatility	Level 2 input	32.5%
Risk-free rate	Level 1 input	1.6% to 2.0%
Dividend yield	Level 2 input	0.0%
Scenario probability:
Claim date extended with Stock Appreciation Date threshold met	Level 3 input	60.0%
Claim date extended with Stock Appreciation Date threshold not met	Level 3 input	42.5%
Claim date not extended with Stock Appreciation Date threshold met	Level 3 input	60.0%
Claim date not extended with Stock Appreciation Date threshold not met	Level 3 input	40.2%
Scenario probability (future draws/no future draws)	Level 3 input	50%/50%

The embedded derivative asset related to the 15% Note contains a Level 3 input related to the probability of our investor lending us additional funds or not lending us funds according to the terms of the loan agreement for the additional draws. We have assumed a 50/50 scenario of the draw or no draw for valuation of the embedded derivative. Changes in this assumption have minimal impacts on the embedded derivative asset valuation as HNR stock price is the primary driver of the value.

The assumptions summarized in the following table were used to calculate the fair value of the derivative asset associated with the 15% Note that was outstanding as of December 31, 2015 on our consolidated balance sheet:

	Fair Value Hierarchy Level	As of December 31,
		2015
Significant assumptions (or ranges):
Stock price	Level 1 input	$0.43
Weighted Term (years)		4.47
Yield Volatility	Level 2 input	35%
Risk-free rate	Level 1 input	1.6% to 2.0%
Dividend yield	Level 2 input	0.0%
Scenario probability:
Claim date extended with Stock Appreciation Date threshold met	Level 3 input	54.8%
Claim date extended with Stock Appreciation Date threshold not met	Level 3 input	36.1%
Claim date not extended with Stock Appreciation Date threshold met	Level 3 input	54.8%
Claim date not extended with Stock Appreciation Date threshold not met	Level 3 input	33.4%
Scenario probability (future draws/no future draws)	Level 3 input	50%/50%

The fair value of the embedded derivative asset was $2.5 million at issuance and $5.0 million as of December 31, 2015. We recognized $2.5 million in income related to the change in fair value of this embedded derivative asset in change in fair value of derivative assets and liabilities in our consolidated statement of operations for the year ended December 31, 2015.

15% Non-Convertible Senior Secured Additional Draw Note

On June 19, 2015, in connection with the transaction with CT Energy described in Note 1 – Organization, the Company also issued the Additional Draw Note which, under certain circumstances, CT Energy may elect to provide $2.0 million of additional funds to the Company per month for up to six months following the one-year anniversary of the closing date of the transaction (up to $12.0 million in aggregate). If funds are loaned under the Additional Draw Note, interest will be compounded quarterly at a rate of 15.0% per annum and will be payable quarterly on the first business day of each January, April, July and October, commencing October 1, 2016. If by the Claim Date, the volume weighted average price of the Company’s common stock over any consecutive 30-day period has not equaled or exceeded $2.50 per share, the maturity date of the Additional Draw Note will be extended by two years and the interest rate on the Additional Draw Note will adjust to 8.0%. During an event of default, the outstanding principal amount will bear additional interest at a rate of 2.0% per annum higher than the rate otherwise applicable.

The Company may prepay all or a portion of the Additional Draw Note at a prepayment price equal to the make-whole price, as of the prepayment date, with respect to the principal amount of the Additional Draw Note being prepaid, plus accrued and unpaid interest. The make-whole price with respect to the Additional Draw Note has the same meaning described above with respect to the 15% Note under.

If an event of default occurs (other than an event of default related to certain bankruptcy events), holders of at least 25% of the outstanding principal of the 15% Note (including the Additional Draw Note, if outstanding) may declare the principal, premium, if any, and accrued and unpaid interest of such notes immediately due and payable. If an event of default related to specified bankruptcy events occurs, an amount equal to the make-whole price for the Additional Draw Note plus accrued and unpaid interest is immediately due and payable.

Because we have not withdrawn any proceeds on this note at issuance and at December 31, 2015, we have assigned no value to the Additional Draw Note, as it does not meet the definition of a derivative in ASC 815 and there is no principal amount outstanding.

9% Convertible Senior Secured Note due June 19, 2020

On June 19, 2015, in connection with the transaction with CT Energy described in Note 1 – Organization we issued the five-year, 9% Note in the aggregate principal amount of $7.0 million, which was immediately convertible into 8,506,098 shares of the Company’s common stock, par value $0.01 per share, at an initial conversion price of $0.82 per share (“Beneficial Conversion Feature”).

Interest on the 9% Note was compounded quarterly at a rate of 9.0% per annum and was payable quarterly on the first business day of each January, April, July and October, commencing October 1, 2015. If by June 19, 2016, the volume weighted average price of the Company’s common stock over any consecutive 30-day period had not equaled or exceeded $2.50 per share, the maturity date of the 9% Note will be extended by two years and the interest rates on the 9% Note will adjust to 8.0% (the “9% Note Reset Feature”).

Regarding the 9% Note Reset Feature, because the interest rate and maturity date reset were linked to achievement of a certain stock price, the feature was not considered clearly and closely related to the debt host. In addition, the interest rate at the reset date was not tied to any approximation of the expected market rate at the date of the term extension as required by ASC 815. As a result, we accounted for the 9% Note Reset Feature as an embedded derivative asset that was measured at fair value with current changes in fair value reflected in change of fair value of derivative assets and liabilities in our consolidated statements of operations and comprehensive loss. The changes in the fair value of this embedded derivative asset was netted against the changes in the fair value of the embedded derivative liabilities relating to the 9% Down-Round Provision and Note Reset Feature discussed below.

The conversion price was subject to adjustment upon the occurrence of certain events, including a stock issuance, dividend, or stock split. If the Company completes an issuance of common stock at a price less than the current conversion price, then the conversion price will be fully reduced to the new issuance price for such below-price issuance (the “9% Down-Round Provision”). This is a full ratchet down round provision that could compensate the holder for an amount greater than dilution related to a stock issuance. For example, in the event of an issuance of stock causing a 10% dilution, the note holder could theoretically be compensated greater than 10% under certain circumstances.

The embedded 9% Down-Round Provision and the 9% Note Reset Feature were valued using the ‘with’ and ‘without’ method. A Binomial Lattice Model was used to value the 9% Note and the incremental value attributed to the embedded options was determined based on a comparison of the value of the 9% Note with the features included and without the features included. Key inputs into this valuation model were our current stock price, U.S. Treasury rate, our credit spread and the underlying stock price volatility. As part of our overall valuation process, management employs processes to evaluate and validate the methodologies, techniques and inputs, including review and approval of valuation judgments, methods, models, process controls, and results. These processes are designed to help ensure that the fair value measurements and disclosures are appropriate, consistently applied, and reliable. We estimated the volatility of our common stock based on historical volatility that matches the expected remaining life of the longest instrument in the transaction, seven years. The risk-free interest rate was based on the U.S. Treasury yield curve as of the valuation dates for a maturity similar to the expected remaining life of the 9% Note. The credit spread was estimated based on the option adjusted spread (“OAS”) of the Venezuelan yield over the USD Treasury yield and the implied OAS for the transaction as of the date the term sheet was signed to capture the investor’s assessment of the risk in their investment in the Company. This model requires Level 3 inputs (see Note 3 – Summary of Significant Accounting Policies, Financial Instruments and Fair Value Measurements) which were based on our estimates of the probability and timing of potential future draws.

We have evaluated the 9% Down-Round Provision and the 9% Note Reset Feature using ASC 815. The Convertible Down-Round Provision is not consistent with a fixed-price-for-fixed-number of shares instrument and therefore precludes the conversion option from being indexed to the Company’s own stock. As a result, the conversion option did not meet the scope exception in ASC 815 and was bifurcated as a separate liability that has been measured at fair value with current changes in fair value reflected in our consolidated statements of operations and comprehensive loss.

The fair value of the net embedded derivative liabilities was $13.5 million at issuance and $11.1 million immediately prior to the conversion of the 9% Note. We recognized $2.3 million in income for the change in the fair value of this embedded derivative liabilities in our consolidated statement of operations for the year ended December 31, 2015.

On September 15, 2015, the 9% Note, the associated accrued interest and related derivative liabilities were converted into 8,667,597 shares of the Company’s common stock. The Company recognized a $1.9 million loss on debt conversion. The $1.9 million loss on debt conversion was the result of the difference between the September 14, 2015 carrying value of the 9% Note, including accrued interest and unamortized debt discount ($0.2 million) and the fair value of the related derivative liabilities ($11.1 million) less the fair value of the 8,667,597 shares issued upon conversion ($13.2 million) at September 15, 2015.

The assumptions summarized in the following table were used to calculate the fair value of the net embedded derivative liability associated with the 9% Note at the date of issuance:

	Fair Value Hierarchy Level	June 19, 2015
Significant assumptions (or ranges):
Stock price	Level 1 input	$1.82
Term (years)		5.0
Volatility	Level 2 input	90%
Risk-free rate (base)	Level 1 input	0.27%
Risk-free rate (5 year)	Level 1 input	2.05%
Risk-free rate (7 year)	Level 1 input	2.40%
Dividend yield	Level 2 input	0.0%

Note 12 – Warrant Derivative Liability

CT Warrant

On June 19, 2015, in connection with the transaction with CT Energy described in Note 1 – Organization, we issued a warrant exercisable for 34,070,820 shares of the Company’s common stock at an initial exercise price of $1.25 per share. The CT Warrant may not be exercised until the volume weighted average price of the Company’s common stock over any consecutive 30-day period equals or exceeds $2.50 per share.

The CT Warrant can be exercised at the option of the investor in cash or by effecting a reduction in the principal amount of the 15% Note (See Note 11 – Debt and Financing). If the CT Warrant is exercised through the reduction in the principal amount of the 15% Note, the reduction will be equal to the amount obtained by multiplying the number of shares of common stock for which the CT Warrant is exercised by (i) the exercise price then in effect divided by (ii) (A) the defined make-whole price with respect to the outstanding principal amount of such 15% Note divided by (B) the outstanding principal amount of such 15% Note. The exercise price of the CT Warrant is subject to adjustment upon the occurrence of certain events, including stock issuance, dividend or stock split.

In addition, the holder of the CT Warrant has certain registration rights regarding the CT Warrant and the shares of common stock issuable upon exercise of the CT Warrant.

We have analyzed the CT Warrant to determine whether it should be classified as a derivative liability or equity instrument. Provisions of the CT Warrant agreement allow for a change in the exercise price of the CT Warrant upon the occurrence of certain corporate events. These exercise price adjustments incorporate variables other than those used to determine the fair value of a fixed-for-fixed forward or option on equity shares therefore the CT Warrant is not considered to be “indexed to the issuer’s own stock” and does not meet the exception from derivative treatment in ASC 815. HNR continues to account for the CT Warrant as a derivative which was marked to market as of December 31, 2015.

Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as the Monte Carlo model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair value, our income will reflect the volatility in these estimate and assumption changes. A Monte Carlo simulation model is used to value the CT Warrant to determine if the Stock Appreciation Date is achieved, which is based on the average stock price over a 30 day period (21 trading days) reaching $2.50. This requires Level 3 inputs (see Note 3 – Summary of Significant Accounting Policies, Financial Instruments and Fair Value Measurements) which are fundamentally based on market data but require complex modeling. The additional modeling is required in order to simulate future stock prices, to determine whether the Stock Appreciation Date is achieved and to model the projected exercise behavior of the warrant holders.

The assumptions summarized in the following table were used to calculate the fair value of the warrant derivative liability at the date of issuance:

	Fair Value Hierarchy Level	June 19, 2015
Significant assumptions (or ranges):
Stock price	Level 1 input	$1.82
Exercise price	Level 1 input	$1.25
Stock appreciation date price (hurdle)	Level 1 input	$2.50
Term (warrants)		3.0
Term (claim date)		1.0
Term (claim date extended)		1.5
Volatility	Level 2 input	90.0%
Risk-free rate (warrants)	Level 1 input	1.09%
Risk-free rate (claim date)	Level 1 input	0.27%
Risk-free rate (claim date extended)	Level 1 input	0.48%
Dividend yield	Level 2 input	0.0%

The assumptions summarized in the following table were used to calculate the fair value of the warrant derivative liability that was outstanding as of the balance sheet date presented on our consolidated balance sheet:

	Fair Value Hierarchy Level	As of December 31,
		2015
Significant assumptions (or ranges):
Stock price	Level 1 input	$0.43
Exercise price	Level 1 input	$1.25
Stock appreciation date price (hurdle)	Level 1 input	$2.50
Term (warrants)		2.4668
Term (claim date)		0.4672
Term (claim date extended)		0.9672
Volatility	Level 2 input	110.0%
Risk-free rate (warrants)	Level 1 input	1.27%
Risk-free rate (claim date)	Level 1 input	0.55%
Risk-free rate (claim date extended)	Level 1 input	0.70%
Dividend yield	Level 2 input	0.0%

Inherent in the Monte Carlo valuation model are assumptions related to expected stock price volatility, expected life, risk-free interest rate and dividend yield. As part of our overall valuation process, management employs processes to evaluate and validate the methodologies, techniques and inputs, including review and approval of valuation judgments, methods, models, process controls, and results. These processes are designed to help ensure that the fair value measurements and disclosures are appropriate, consistently applied, and reliable. We estimate the volatility of our common stock based on historical volatility that matches the expected remaining life of the longest instrument in the transaction, seven years. The risk-free interest rate is based on the U.S. Treasury yield curve as of the valuation dates for a maturity similar to the expected remaining life of the CT Warrant. The expected life of the CT Warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which we anticipate to remain at zero.

The fair value of the CT Warrant was $40.0 million at issuance and $5.5 million as of December 31, 2015. We recognized income of $34.5 million related to the change in fair value of the warrant liability in our consolidated statement of operations and comprehensive loss for the year ended December 31, 2015.

MSD Warrants

On October 28, 2015, the warrants issued as inducements in connection with a $60 million term loan facility that was paid off in May 2011 (“MSD Warrants”) expired (1,846,088 warrants outstanding: December 31, 2014). The fair value of these warrants as of December 31, 2014 and at expiration was $0.00 per warrant. The Warrant Purchase Agreement dated as of October 28, 2010 includes certain anti-dilution provisions which adjust the number of warrants and the exercise price per warrant. The issuance of the CT Energy 9% Note, because of the initial conversion price and the CT Warrant of 34,070,820 shares triggered the anti-dilution provisions on the MSD Warrants which resulted in the issuance of 1,547,739 additional warrants during the year ended December 31, 2015. In addition, the exercise price per share for all warrants was repriced to $6.97 per warrant during the year ended December 31, 2015. The warrants had been classified as a liability on our consolidated balance sheets and marked to market. The valuation for the warrants had based primarily on our stock price of $1.81 at December 31, 2014, their remaining life of 0.83 years and their strike price of $6.97 as of December 31, 2014. We recognized $0.0 million in warrant liability income in our consolidated statement of operations and comprehensive loss year ended December 31, 2015 for these warrants and $2.0 million for the year ended December 31, 2014. The assumptions summarized in the following table were used to calculate the fair value of the warrant derivative liability related to the MSD warrants that were outstanding at December 31, 2014:

	Fair Value Hierarchy Level	As of December 31,
		2014
Significant assumptions (or ranges):
Stock price	Level 1 input	$1.81
Term (years)		0.83
Volatility	Level 2 input	67%
Risk-free rate	Level 1 input	0.21%
Dividend yield	Level 2 input	0.0%
Scenario probability (fundamental change event/debt raise/equity raise)	Level 3 input	0%/100%/0%

Note 13 – Commitments and Contingencies

We have employment contracts with five executive officers which provide for annual base salaries, eligibility for bonus compensation and various benefits. The contracts provide for a lump sum payment as a multiple of base salary in the event of termination of employment without cause. In addition, these contracts provide for payments as a multiple of base salary and bonus, excise tax reimbursement, outplacement services and a continuation of benefits in the event of termination without cause following a change in control. By providing one year notice, these agreements may be terminated by either party on or before May 31, 2016.

We have various contractual commitments pertaining to leasehold, training, and development costs for the Dussafu PSC totaling $4.5 million. Under the EEA granted for the Dussafu PSC on July 17, 2014, we are required to commence production within four years of the date of grant in order to preserve our rights to production under the EEA. We expect that significant capital expenditures will be required prior to commencement of production which is expected in 2016 under the approved field development plan. These work commitments are non-discretionary; however, we do have the ability to control the pace of expenditures. The table below consists of our contractual commitments for office space and various other commitments:

	Payments Due by Period
	Total	Less than 1 Year	1-2 Years	3-4 Years	After 4 Years
	(in thousands)
Obligations:
Oil and natural gas activities	$4,520	$1,130	$1,130	$1,130	$1,130
Office leases	171	157	14	—	—

Total contractual obligations	$4,691	$1,287	$1,144	$1,130	$1,130

Under the agreements with our partners in the Dussafu PSC and the Budong PSC, we are jointly and severally liable to various third parties. As of December 31, 2015, the gross carrying amount associated with obligations to third parties which were fixed at the end of the period was $0.3 million ($2.4 million as of December 31, 2014) and is related to accounts payable to vendors, accrued expenses and withholding taxes payable to taxing authorities. As we are the operators for the Dussafu PSC and Budong PSC, the gross carrying amount related to accounts payable and withholding taxes and the net amount related to other accrued expenses are reflected in the consolidated balance sheet in accounts payable and accrued expenses leaving $0.1 million in fixed obligations as of December 31, 2015 ($0.3 million as of December 31, 2014) attributable to our joint partners’ share which is not accrued in our balance sheet. Our partners have advanced $0.0 million ($0.5 million as of December 31, 2014) to satisfy their share of these obligations which was $0.1 million as of December 31, 2015 ($0.8 million as of December 31, 2014). As we expect our partners will continue to meet their obligations to fund their share of expenditures, we have not recognized any additional liability related to fixed joint interest obligations attributable to our joint interest partners.

Kensho Sone, et al. v. Harvest Natural Resources, Inc., in the United States District Court, Southern District of Texas, Houston Division. On July 24, 2013, 70 individuals, all alleged to be citizens of Taiwan, filed an original complaint and application for injunctive relief relating to the Company’s interest in the WAB-21 area of the South China Sea. The complaint alleged that the area belonged to the people of Taiwan and sought damages in excess of $2.9 million and preliminary and permanent injunctions to prevent the Company from exploring, developing plans to extract hydrocarbons from, conducting future operations in, and extracting hydrocarbons from, and the WAB-21 area. The Company filed a motion to dismiss the suit, which was granted by the district court in August 2014. The plaintiffs appealed the dismissal. The Fifth Circuit Court of Appeals heard oral arguments on June 3, 2015 and affirmed the district court’s dismissal on June 4, 2015. The plaintiffs filed a petition for writ of certiorari with the Supreme Court of the United States. On October 13, 2015, the Supreme Court denied the petition.

The following related class action lawsuits were filed on the dates specified in the United States District Court, Southern District of Texas: John Phillips v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (March 22, 2013) (“Phillips case”); Sang Kim v. Harvest Natural Resources, Inc., James A. Edmiston, Stephen C. Haynes, Stephen D. Chesebro’, Igor Effimoff, H. H. Hardee, Robert E. Irelan, Patrick M. Murray and J. Michael Stinson (April 3, 2013); Chris Kean v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 11, 2013); Prastitis v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 17, 2013); Alan Myers v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 22, 2013); and Edward W. Walbridge and the Edward W. Walbridge Trust v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 26, 2013). The

complaints allege that the Company made certain false or misleading public statements and demand that the defendants pay unspecified damages to the class action plaintiffs based on stock price declines. All of these actions have been consolidated into the Phillips case. The Company and the other named defendants have filed a motion to dismiss and intend to vigorously defend the consolidated lawsuits. We are currently unable to estimate the amount or range of any possible loss.

In May 2012, Newfield Production Company (“Newfield”) filed notice pursuant to the Purchase and Sale Agreement between Harvest (US) Holdings, Inc. (“Harvest US”), a wholly owned subsidiary of Harvest, and Newfield dated March 21, 2011 (the “PSA”) of a potential environmental claim involving certain wells drilled on the Antelope Project. The claim asserts that locations constructed by Harvest US were built on, within, or otherwise impact or potentially impact wetlands and other water bodies. The notice asserts that, to the extent of potential penalties or other obligations that might result from potential violations, Harvest US must indemnify Newfield pursuant to the PSA. In June 2012, we provided Newfield with notice pursuant to the PSA (1) denying that Newfield has any right to indemnification from us, (2) alleging that any potential environmental claim related to Newfield’s notice would be an assumed liability under the PSA and (3) asserting that Newfield indemnify us pursuant to the PSA. We dispute Newfield’s claims and plan to vigorously defend against them. We are currently unable to estimate the amount or range of any possible loss.

On May 31, 2011, the United Kingdom branch of our subsidiary, Harvest Natural Resources, Inc. (UK), initiated a wire transfer of approximately $1.1 million ($0.7 million net to our 66.667 percent interest) intending to pay Libya Oil Gabon S.A. (“LOGSA”) for fuel that LOGSA supplied to our subsidiary in the Netherlands, Harvest Dussafu, B.V., for the company’s drilling operations in Gabon. On June 1, 2011, our bank notified us that it had been required to block the payment in accordance with the U.S. sanctions against Libya as set forth in Executive Order 13566 of February 25, 2011, and administered by OFAC, because the payee, LOGSA, may be a blocked party under the sanctions. The bank further advised us that it could not release the funds to the payee or return the funds to us unless we obtain authorization from OFAC. On October 26, 2011, we filed an application with OFAC for return of the blocked funds to us. Until that application is approved, the funds will remain in the blocked account, and we can give no assurance when OFAC will permit the funds to be released. On April 23, 2014, we received a notice that OFAC had denied our October 26, 2011 application for the return of the blocked funds. During the year ended December 31, 2015 primarily due to the passage of time, we recorded a $0.7 million allowance for doubtful accounts to general and administrative costs associated with the blocked payment and $0.4 million receivable from our joint venture partner. On October 13, 2015, we filed a request that OFAC reconsider its decision and on March 8, 2016 OFAC denied our October 13, 2015 request for the return of blocked funds; however, the Company will continue attempts to recover the funds from OFAC.

Robert C. Bonnet and Bobby Bonnet Land Services vs. Harvest (US) Holdings, Inc., Branta Exploration & Production, LLC, Ute Energy LLC, Cameron Cuch, Paula Black, Johnna Blackhair, and Elton Blackhair in the United States District Court for the District of Utah. This suit was served in April 2010 on Harvest and Elton Blackhair, a Harvest employee, alleging that the defendants, among other things, intentionally interfered with plaintiffs’ employment agreement with the Ute Indian Tribe – Energy & Minerals Department and intentionally interfered with plaintiffs’ prospective economic relationships. Plaintiffs seek actual damages, punitive damages, costs and attorney’s fees. The court administratively closed the case in 2013. The case was reopened in 2014 as a result of a Circuit Court of Appeals’ ruling. On November 3, 2015, the court granted a stipulated motion to dismiss with prejudice and the lawsuit was dismissed.

Uracoa Municipality Tax Assessments. Harvest Vinccler, a subsidiary of Harvest Holding, has received nine assessments from a tax inspector for the Uracoa municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•

Three claims were filed in July 2004 and allege a failure to withhold for technical service payments and a failure to pay taxes on the capital fee reimbursement and related interest paid by PDVSA under the Operating Service Agreement (“OSA”). Harvest Vinccler has filed a motion with the Tax Court in

Barcelona, Venezuela, to enjoin and dismiss one of the claims and has protested with the municipality the remaining claims.

•	Two claims were filed in July 2006 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Tax Court in Barcelona, Venezuela, on these claims.

•	Two claims were filed in August 2006 alleging a failure to pay taxes on estimated revenues for the second quarter of 2006 and a withholding error with respect to certain vendor payments. Harvest Holding has filed a protest with the Tax Court in Barcelona, Venezuela, on one claim and filed a protest with the municipality on the other claim.

•	Two claims were filed in March 2007 alleging a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a protest with the municipality on these claims.

Harvest Vinccler disputes the Uracoa tax assessments and believes it has a substantial basis for its positions based on the interpretation of the tax code by SENIAT (the Venezuelan income tax authority), as it applies to operating service agreements, Harvest Holding has filed claims in the Tax Court in Caracas against the Uracoa Municipality for the refund of all municipal taxes paid since 1997.

Libertador Municipality Tax Assessments. Harvest Vinccler has received five assessments from a tax inspector for the Libertador municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	One claim was filed in April 2005 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Mayor’s Office and a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss the claim. On April 10, 2008, the Tax Court suspended the case pending a response from the Mayor’s Office to the protest. If the municipality’s response is to confirm the assessment, Harvest Holding will defer to the Tax Court to enjoin and dismiss the claim.

•	Two claims were filed in June 2007. One claim relates to the period 2003 through 2006 and seeks to impose a tax on interest paid by PDVSA under the OSA. The second claim alleges a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

•	Two claims were filed in July 2007 seeking to impose penalties on tax assessments filed and settled in 2004. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

Harvest Vinccler disputes the Libertador allegations set forth in the assessments and believes it has a substantial basis for its position. As a result of the SENIAT’s interpretation of the tax code as it applies to operating service agreements, Harvest Vinccler has filed claims in the Tax Court in Caracas against the Libertador Municipality for the refund of all municipal taxes paid since 2002.

On May 4, 2012, Harvest Vinccler learned that the Political Administrative Chamber of the Supreme Court of Justice issued a decision dismissing one of Harvest Vinccler’s claims against the Libertador Municipality. Harvest Vinccler continues to believe that it has sufficient arguments to maintain its position in accordance with the Venezuelan Constitution. Harvest Vinccler plans to present a request of Constitutional Revision to the Constitutional Chamber of the Supreme Court of Justice once it is notified officially of the decision. Harvest Vinccler has not received official notification of the decision. Harvest Vinccler is unable to predict the effect of this decision on the remaining outstanding municipality claims and assessments.

On January 15, 2015, HNR Finance and Harvest Vinccler S.C.A submitted a Request for Arbitration against the Government of Venezuela before the International Centre for Settlement of Investment Disputes (“ICSID”) regarding HNR Finance’s interest in Petrodelta. The Request for Arbitration set forth numerous claims, including

(a) the failure of the Venezuelan government to approve the Company’s negotiated sale of its 51 percent interest in Harvest Holding to Petroandina on any reasonable grounds in 2013-2014, resulting in the termination of the SPA (b) the failure of the Venezuelan government to approve the Company’s previously negotiated sale of its interest in Petrodelta to PT Pertamina (Persero) on any reasonable grounds in 2012-2013, resulting in the termination of a purchase agreement entered into between HNR Energia and PT Pertamina (Persero); (c) the failure of the Venezuelan government to allow Petrodelta to pay approved and declared dividends for 2009; (d) the failure of the Venezuelan government to allow Petrodelta to approve and declare dividends since 2010, in violation of Petrodelta’s bylaws and despite Petrodelta’s positive financial results between 2010 and 2013; (e) the denial of Petrodelta’s right to fully explore the reserves within its designated areas; (f) the failure of the Venezuelan government to pay Petrodelta for all hydrocarbons sales since Petrodelta’s incorporation, recording them instead as an ongoing balance in the accounts of PDVSA, the Venezuelan government-owned oil company that controls Venezuela’s 60 percent interest in Petrodelta, and as a result disregarding Petrodelta’s managerial and financial autonomy; (g) the failure of the Venezuelan government to pay Petrodelta in US dollars for the hydrocarbons sold to PDVSA, as required under the mixed company contract; (h) interference with Petrodelta’s operations, including PDVSA’s insistence that PDVSA and its affiliates act as a supplier of materials and equipment and provider of services to Petrodelta; (i) interference with Petrodelta’s financial management, including the use of low exchange rates Bolivars/US dollars to the detriment of the Company and to the benefit of the Venezuelan government, PDVSA and its affiliates; and (j) the forced migration of the Company’s investment in Venezuela from an operating services agreement to a mixed company structure in 2007.

On January 26, 2015, Petroandina filed a complaint for breach of contract against the Company and its subsidiary HNR Energia in Court of Chancery of the State of Delaware (“Court of Chancery”). The complaint states that HNR Energia breached provisions of the Shareholders Agreement between Petroandina and HNR Energia, which provisions require HNR Energia to provide advance notice of, and deposit $5.0 million into an escrow account, before bringing any claim against the Venezuelan government. Under those provisions, if Petroandina so requests, an appraisal of Petroandina’s 29 percent interest in Harvest Holdings must be performed, and Petroandina has the right to require HNR Energia to purchase that 29 percent interest at the appraised value. Petroandina’s claim requests that, among other things, the court (a) declare that HNR Energia has breached the Shareholders’ Agreement by submitting the Request for Arbitration against the Venezuelan government on January 15, 2015 (which Request for Arbitration was subsequently withdrawn without prejudice); (b) declare that the Company has breached its guaranty of HNR Energia’s obligations under the Shareholders’ Agreement; (c) direct the Company and HNR Energia to refrain from prosecuting any legal proceeding against the Venezuelan government (including the previously filed Request for Arbitration) until such time as they have complied with the relevant provisions of the Shareholders’ Agreement; (d) award Petroandina costs and fees related to the lawsuit; and (e) award Petroandina such other relief as the court deems just and proper. On January 28, 2015, the Court of Chancery issued an injunction ordering the Company and HNR Energia to withdraw the Request for Arbitration and not take any action to pursue its claims against Venezuela until Harvest and HNR Energia have complied with the provisions of the Shareholders’ Agreement or otherwise reached an agreement with Petroandina. Accordingly, on January 28, 2015, HNR Finance B.V. and Harvest Vinccler S.C.A. withdrew without prejudice the Request for Arbitration. In the Delaware proceeding, the Company and HNR Energia have until May 23, 2016 to respond to Petroandina’s complaint. We are currently unable to estimate the amount or range of any possible loss.

On February 27, 2015, Harvest (US) Holdings, Inc. (“Harvest US”), a wholly owned subsidiary of Harvest, Branta, LLC and Branta Exploration & Production Company, LLC (together, “Branta,” and together with Harvest US, “Plaintiffs”) filed a complaint against Newfield Production Company (“Newfield”) in the United States District Court for the District of Colorado. Plaintiffs previously sold oil and natural gas assets located in Utah’s Uinta Basin to Newfield pursuant to two Purchase and Sale Agreements, each dated March 21, 2011. In the complaint, Plaintiffs allege that, prior to the sale, Newfield breached separate confidentiality agreements with Harvest US and Branta by discussing the auction of the assets with a potential bidder for the assets, which caused the potential bidder not to participate in the auction and resulted in a depressed sales price for the assets. The complaint seeks damages and fees for breach of contract, violation of the Colorado Antitrust Act, violation of the

Sherman Antitrust Act and tortious interference with a prospective business advantage. In September 2015, Plaintiffs amended their complaint to add Ute Energy, LLC and Crescent Point Energy Corporation as defendants.

We are a defendant in or otherwise involved in other litigation incidental to our business. In the opinion of management, there is no such incidental litigation that will have a material adverse effect on our financial condition, results of operations and cash flows.

Note 14 – Taxes

Taxes on Income

The tax effects of significant items comprising our net deferred income taxes are as follows:

	As of December 31,
	2015		2014
	Foreign	United States and Other	Foreign	United States and Other
	(in thousands)
Deferred tax assets:
Operating loss carryforwards	$50,974	$13,547	$54,722	$8,718
Stock-based compensation	—	3,471	—	6,479
Accrued compensation	—	653	—	376
Oil and natural gas properties	26,065	—	18,515	—
Investment in affiliate	130,088	—	88,913	—
Alternative minimum tax credit	—	2,545	—	4,299
Other	—	89	—	81

Total deferred tax assets	207,127	20,305	162,150	19,953

Deferred tax liabilities:
Tax on unremitted earnings of foreign subsidiaries	—	—	—	(14,700)
Other liabilities	(1,111)	(278)	—	(141)
Fixed assets	—	(3)	—	(3)

Total deferred tax liabilities	(1,111)	(281)	—	(14,844)

Net deferred tax asset (liability)	206,016	20,024	162,150	5,109
Valuation allowance	(205,896)	(20,024)	(162,097)	(19,809)

Net deferred tax asset (liability) after valuation allowance	$120	$—	$53	$(14,700)

As a result of the adoption of ASU No. 2015-17 the net deferred tax assets (liabilities) as of December 31, 2015 and 2014, were included in the consolidated balance sheets as Long-term deferred tax assets of $0.1 million and $0.1 million and Long-term deferred tax liabilities of $0.0 and $14.7 million, respectively.

After assessing the possible actions which management may take in 2016 and the next few years during the year ended December 31, 2015, we continued to recognize that a deferred tax liability related to income tax on undistributed earnings of our foreign subsidiaries may be appropriate. The Company is pursuing various alternatives with respect to its future operations and cannot assert that any future earnings will not be remitted to the U.S. as operations require. The deferred tax liability recognized in prior periods, however, was decreased during 2015 to zero due to the impairment of the Company’s remaining investment in Petrodelta.

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets (“DTAs”). A significant piece of objective negative evidence evaluated was the cumulative losses incurred in our foreign operating entities over the three-

year period ended December 31, 2015. Such objective evidence limits the ability to consider other subjective evidence such as our projections for future growth or future asset dispositions. We have therefore placed a valuation allowance on all but a small amount of our foreign DTAs.

Management also reviewed the earnings history of our U.S. operations and determined that the Company is not expected to have sufficient taxable income in the U.S. due to its inability to sell the remaining equity interest in Harvest Holding and the lack of other income producing operations. Consequently, the Company is not expected to utilize its deferred tax assets and carries a valuation allowance on these deferred tax assets. Additionally, there was a significant increase to the valuation allowance attributable to the recognition of deferred tax assets related to the impairments of Petrodelta and the Dussafu PSC as these deferred tax assets are more likely than not to be unrealizable. The components of loss from continuing operations before income taxes are as follows:

	Year Ended December 31,
	2015	2014
	(in thousands)
Income (loss) before income taxes
United States	$1,457	$(12,809)
Foreign	(198,537)	(438,589)

Total	$(197,080)	$(451,398)

The provision (benefit) for income taxes on continuing operations consisted of the following at December 31:

	Year Ended December 31,
	2015	2014
	(in thousands)
Current:
United States	$(1,755)	$(87)
Foreign	32	47

	(1,723)	(40)

Deferred:
United States	(14,700)	(58,250)
Foreign	—	—

	(14,700)	(58,250)

	$(16,423)	$(58,290)

A comparison of the income tax expense (benefit) on continuing operations at the federal statutory rate to our provision for income taxes is as follows:

	Year Ended December 31,
	2015	2014
	(in thousands)
Income tax expense (benefit) from continuing operations:
Tax expense (benefit) at U.S. statutory rate	$(68,978)	$(157,989)
Effect of foreign source income and rate differentials on foreign income	(10,870)	38,198
Tax gain associated with sale of interest in Harvest Holding	—	—
Subpart F income	—	—
Non-deductible interest	11,397	—
Tax on unremitted earnings of foreign subsidiaries	(14,700)	(75,200)
Expired losses	24,554	2,778
Other changes in valuation allowance	44,014	129,480
Change in applicable statutory rate	—	—
Other permanent differences	—	2,010
Return to accrual and other true-ups	11,823	1,955
Debt exchange	(12,079)	—
Warrant derivatives	(1,685)	(684)
Liability for uncertain tax positions	67	(30)
Other	34	1,192

Total income tax expense (benefit) – continuing operations	$(16,423)	$(58,290)

Rate differentials for foreign income result from tax rates different from the U.S. tax rate being applied in foreign jurisdictions.

At December 31, 2015, we have the following net operating losses available for carryforward (in thousands):

United States	$38,707	Available for up to 20 years from 2012
Gabon	22,269	Available for up to 3 years from 2013
The Netherlands	157,695	Available for up to 9 years from 2007
Venezuela	7,274	Available for up to 3 years from 2013

During 2014, the Company incurred a net operating loss (“NOL”) for AMT purposes. A portion of this AMT NOL was carried back to 2013 to partially offset an AMT liability incurred during that year. Accounts receivable at December 31, 2015 included a tax receivable of $1.7 million which was received from the Internal Revenue Service on February 12, 2016. The AMT credit carryforward at December 31, 2015 amounts to $2.6 million.

If the U.S. operating loss carryforwards are ultimately realized, there would be no amounts credited to additional paid in capital for tax benefits associated with deductions for income tax purposes related to stock options and convertible debt.

Accumulated Undistributed Earnings of Foreign Subsidiaries

Under ASC 740-30-25-17, no deferred tax liability must be recorded if sufficient evidence shows that a foreign subsidiary has invested or will invest its undistributed earnings or that the earnings will be remitted in a tax-free manner. Management must consider numerous factors in determining timing and amounts of possible future distribution of these earnings to the parent company and whether a U.S. deferred tax liability should be recorded for these earnings. These factors include the future operating and capital requirements of both the parent company and the subsidiaries, remittance restrictions imposed by foreign governments or financial agreements and tax consequences of the remittance, including possible application of U.S. foreign tax credits and limitations on foreign tax credits that may be imposed by the Internal Revenue Code and regulations.

Prior to 2013, no U.S. taxes had been recorded on these earnings as it was our practice and intention to reinvest the earnings of our non-U.S. subsidiaries into our foreign operations. During the fourth quarter of 2013, management evaluated numerous factors related to the timing and amounts of possible future distribution of foreign earnings to the parent company, with consideration of the sale of non-U.S. assets. Because management was pursuing various alternatives with respect to the Company’s future operations and disposition of any sale proceeds, a determination was made that it was appropriate to record a deferred tax liability associated with the unremitted earnings of our foreign subsidiaries. Due primarily to the $355.7 million pre-tax impairment of Petrodelta, this deferred tax liability decreased by $75.2 million to $14.7 million at December 31, 2014.

As of December 31, 2015, the book-tax outside basis difference in our foreign subsidiary resulting from unremitted earnings was reduced to zero due to a pre-tax impairment of the Company’s remaining investment in Petrodelta of $164.7 million. Consequently, the deferred tax liability associated with the foreign earnings was reduced to zero. The entire net deferred tax liability as of December 31, 2014 has been reflected as a long-term liability, a characterization consistent with the Company’s adoption of Accounting Standards Update (“ASU”) No. 2015-17.

Accounting for Uncertainty in Income Taxes

The FASB issued ASC 740-10 (prior authoritative literature: Financial Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (“FIN 48”) to create a single model to address accounting for uncertainty in tax positions. ASC 740-10 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. ASC 740-10 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods and disclosure.

We or one of our subsidiaries file income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. With few exceptions, we are no longer subject to tax examinations by tax authorities for years before 2010. Our primary income tax jurisdictions and their respective open audit years are:

Tax Jurisdiction	Open Audit Years
United States	2012 – 2015
The Netherlands	2013 – 2015
Venezuela	2010 – 2015

In January 2014, the U.S. IRS began an audit of our U.S. tax returns for 2011 and 2012. The audit was concluded in October 2014 with an increase in tax of $0.01 million. The Company has recently received notice from the U.S. IRS that it intends to audit the Company’s 2013 and 2014 tax years. The audit is expected to commence in April 2016.

The changes in our reserve for unrecognized tax benefits follow:

	Year Ended December 31,
	2015	2014
	(in thousands)
Balance at beginning of year	$288	$318
Additions for tax positions of prior years	—	—
Reductions for tax positions of prior years	(168)	(30)

Balance at end of year	$120	$288

The release of the reserve for uncertain tax positions of $0.03 million during the year ended December 31, 2014 was primarily related to the resolution of a Dutch tax matter regarding treatment of certain costs charged to our Dutch affiliate. However, this amount was offset by an adjustment to the valuation allowance resulting in a nil net tax. In 2015, the reserve was adjusted for a law change re-opening a prior closed year ($0.1 million) offset by a benefit ($0.3 million) from the expiration of the period of assessment on a tax related interest issue. The benefit was included as a reduction of interest expense in our consolidated results of operations and comprehensive income for the year ended December 31, 2015. We believe that it is likely that remaining amount for the uncertain tax position will be resolved within the next twelve months, and the amount of unrecognized tax benefits will significantly decrease.

Note 15 – Stock-Based Compensation and Stock Purchase Plans

Total share-based compensation expense, which includes stock options, restricted stock, SARs, and RSUs, totaled $2.0 million for the year ended December 31, 2015 and $1.6 million for the year ended December 31, 2014. All awards utilize the straight line method of amortization over the vesting period. The following table is a summary of compensation expense (income) recorded in general and administrative expense in our consolidated statements of operations and comprehensive loss by type of awards:

	As of December 31,
Employee Stock-Based Compensation	2015	2014
	(in thousands)
Equity based awards:
Stock options	$2,003	$2,073
Restricted stock	135	579
RSUs	133	—

Total expense related to equity based awards	2,271	2,652

Liability based awards:
SARs	(260)	(1,237)
RSUs	12	197

Total expense related to liability based awards	(248)	(1,040)

Total compensation expense	$2,023	$1,612

Long Term Incentive Plans

As of December 31, 2015, we had several long term incentive plans under which stock options, restricted stock, SARs and RSUs can be granted to eligible participants including employees, non-employee directors and consultants of our Company or subsidiaries:

•	2010 Long Term Incentive Plan, as amended (“2010 Plan”) – Provides for the issuance of up to 7,725,000 shares of our common stock in satisfaction of stock options, SARs, restricted stock, RSUs and other stock-based awards. No more than 2,425,000 shares may be granted as restricted stock and annually no individual may be granted more than 1,000,000 stock options or SARs. The 2010 Plan also permits the granting of performance awards to eligible employees and consultants. In the event of a change in control, all outstanding stock options and SARs become immediately exercisable to the extent permitted by the plan, and any restrictions on restricted stock and RSUs lapse. At December 31, 2015, all shares available under the 2010 Plan had been granted.

•

2006 Long Term Incentive Plan (“2006 Plan”) – Provides for the issuance of up to 1,825,000 shares of our common stock in satisfaction of stock options, SARs and restricted stock. No more than 325,000 shares may be granted as restricted stock, and no individual may be granted more than 900,000 stock options or SARs and not more than 175,000 shares of restricted stock during any period of three consecutive calendar years. The 2006 Plan also permits the granting of performance awards to eligible employees and consultants. In the event of a change in control, all outstanding stock options and SARs become immediately exercisable to the extent permitted by the plan, and any restrictions on restricted stock lapse. The termination date for the 2006 LTIP Plan is May 17, 2016. At December 31, 2015, all shares available under the 2006 Plan had been granted.

•	2004 Long Term Incentive Plan (“2004 Plan”) – Provides for the issuance of up to 1,750,000 shares of our common stock in satisfaction of stock options, SARs and restricted stock. No more than 438,000 shares may be granted as restricted stock, and no individual may be granted more than 438,000 stock options and not more than 110,000 shares of restricted stock over the life of the plan. The 2004 Plan also permits the granting of performance awards to eligible employees and consultants. In the event of a change in control, all outstanding stock options and SARs become immediately exercisable to the extent permitted by the plan, and any restrictions on restricted stock lapse. With the exception of outstanding awards, the 2004 Plan terminated on May 20, 2014.

•	2001 Long Term Stock Incentive Plan (“2001 Plan”) – Provides for the issuance of up to 1,697,000 shares of our common stock in the form of Incentive Stock Options and Non-Qualified Stock Options. No officer may be granted more than 500,000 stock options during any one fiscal year, as adjusted for any changes in capitalization, such as stock splits. In the event of a change in control, all outstanding options become immediately exercisable to the extent permitted by the 2001 Plan. At December 31, 2015, stock option awards to purchase 85,000 common shares remain available for grant.

Stock Options

Stock options granted under the plans must be no less than the fair market value of our common stock on the date of grant. Stock options granted under the plans generally vest ratably over a three year period beginning from the date of grant. Stock options granted under the plans expire five to ten years from the date of grant.

Prior to 2015, the fair value of each stock option award was estimated on the date of grant using the Black-Scholes option-pricing model which uses assumptions for the risk-free interest rate, volatility, dividend yield and the expected term of the options. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for a period equal to the expected term of the option. Expected volatility is based on historical volatilities of our stock. We do not assume any dividend yield since we do not pay dividends. The expected term of options granted is the weighted average life of stock options and represents the period of time that options are expected to be outstanding.

In 2015, the fair value of each stock option was estimated on the date of grant using a Monte Carlo simulation since the options were also subject to a market condition. These options will not become exercisable until the first day on which the volume weighted average price of the common stock over any 30-day period, commencing on or after the award date, equals or exceeds $2.50 per share (“VWAP condition”) in addition to the ratable vesting over a three year period. The Monte Carlo simulation includes this VWAP condition and uses assumptions for the risk-free interest rate, volatility, and dividend yield while a suboptimal exercise factor determines the expected term of the options. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for a period equal to the expected term of the option. Expected volatility is based on historical volatilities of our stock. We do not assume any dividend yield since we do not pay dividends. The expected term of options granted represents the period of time that options are expected to be outstanding. The Monte Carlo simulation assumed a suboptimal exercise factor of 2.5 meaning that exercise is generally expected to occur when the share price reaches 2.5 times the award’s exercise price.

December 31, 2015, we awarded stock options vesting over three years to purchase 847,000 of our common shares to our employees and executive officers and 683,000 stock options were granted during the year ended December 31, 2014.

On December 9, 2015, we additionally issued 3,528,201 options with a life of 4.6 years and an exercise price of $1.13 subject to the VWAP condition. These options vest one-third on July 22, 2016, one-third on July 22, 2017 and one-third on July 22, 2018 with an expiry date of July 22, 2020. These options were issued as replacement awards for the equivalent number of SARs issued on July 22, 2015. The options were issued with the equivalent terms, exercise price, and VWAP conditions as the SARs.

We also consider an estimated forfeiture rate for all stock option awards, and we recognize compensation cost only for those shares that are expected to vest, on a straight-line basis over the requisite service period of the award, which is generally the vesting term of three years. The forfeiture rate is based on historical experience.

Options	Outstanding	Weighted- Average Exercise Price		Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
	(in thousands)
Options outstanding as of December 31, 2014	4,536	$7.81		2.0	$—
Granted	4,375	1.13	(1)		—
Exercised	—	—
Cancelled	(1,769)	(9.85)

Options outstanding as of December 31, 2015	7,142	3.21		3.5	—

Options exercisable as of December 31, 2015	2,011	$7.16		1.5	—

(1)	These options will not become exercisable until the first day on which the volume weighted average price of the common stock over any 30-day period, commencing on or after the award date, equals or exceeds $2.50 per share, as reported by the NYSE in addition to the ratable vesting over a three year period.

Of the options outstanding, 2.0 million were exercisable at a weighted-average exercise price of $7.16 as of December 31, 2015 and 2.7 million at $8.85 as of December 31, 2014.

In 2014 the value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. In 2015, the value of each stock option grant is estimated on the date of grant using a Monte Carlo simulation. Each have the following weighted average assumptions:

	As of December 31,
	2015	2014
For options granted during:
Weighted average fair value	$0.43	$2.97
Weighted average expected life	4.7 years	5 years
Expected volatility(1)	100%	76.7%
Risk-free interest rate	1.7%	1.5%
Suboptimal exercise factor(2)	2.5	—
Weighted average pre-vest forfeiture rate	1.1%	1.0%
Dividend yield	0.0%	0.0%

(1)	Expected volatilities are based on historical volatilities of our stock.
(2)	A suboptimal exercise factor of 2.5 means that exercise is generally expected to occur when the share price reaches 2.5 times the award’s exercise price.

A summary of our unvested stock option awards as of December 31, 2015, and the changes during the year then ended is presented below:

Unvested Stock Options	Outstanding	Weighted-Average Grant-Date Fair Value
	(in thousands)
Unvested as of December 31, 2014	1,876	$3.85
Granted	4,375	0.43
Vested	(645)	(2.99)
Expired	(475)	(6.38)

Unvested as of December 31, 2015	5,131	$0.81

The total intrinsic value of stock options exercised during the year ended December 31, 2015 was $0.0 million and 2014 was $0.0 million. The total fair value of stock options that vested during the year ended December 31, 2015, was $1.9 million and $2.4 million during the year ended December 31, 2014.

As of December 31, 2015, there was $3.0 million of total future compensation cost related to unvested stock option awards that are expected to vest. That cost is expected to be recognized over a weighted average period of 1.86 years.

Restricted Stock

Restricted stock is issued on the grant date, but cannot be sold or transferred. Restricted stock granted to directors vest one year after date of grant. Restricted stock granted to employees vest at the third year after date of grant. Vesting of the restricted stock is dependent upon the employee’s continued service to Harvest.

A summary of our restricted stock awards as of December 31, 2015, and the changes during the year then ended is presented below:

Restricted Stock	Outstanding	Weighted- Average Grant-Date Fair Value
	(in thousands)
Unvested as of December 31, 2014	86	$4.82
Granted	—	—
Vested	(2)	(5.85)
Forfeited	—	—

Unvested as of December 31, 2015	84	$4.80

No restricted stock shares were awarded during the years ended December 31, 2015 and 2014. The restricted stock is scheduled to vest at the third year after date of grant for employees and vested one year after date of grant for directors. The fair value of the restricted stock that vested during the year ended December 31, 2015 was $11,700 and $1.9 million during the year ended December 31, 2014.

As of December 31, 2015 there was $0.1 million of total future compensation cost related to unvested restricted stock awards that are expected to vest. That cost is expected to be recognized over a weighted average period of 0.5 years.

Stock Appreciation Rights (“SARs”)

All SAR awards granted to date have been granted outside of active long-term incentive plans and are held by Harvest employees. SARs granted in 2015 vest ratably over three years beginning in the first year of grant. Vesting of SARs is dependent upon the employee’s continued service to Harvest. SAR awards are settled either in cash or Harvest common stock if available through an equity compensation plan. For recording of compensation, we assume the SAR award will be cash-settled and record compensation expense based on the fair value of the SAR awards at the end of each period.

The significant assumptions are summarized in the following table that were used to calculate the fair value of the SARs granted on July 22, 2015 and amended December 9, 2015 that were outstanding as of the balance sheet date presented on our consolidated balance sheet:

	Fair Value Hierarchy Level	As of December 31,
		2015
Significant assumptions (or ranges):
Stock price	Level 1 input	$0.43
Exercise price	Level 1 input	$1.13
Threshold price	Level 1 input	$2.50
Suboptimal exercise factor	Level 3 input	2.5
Term (years)		4.56
Volatility	Level 2 input	105.0%
Risk-free rate	Level 1 input	1.66%
Dividend yield	Level 2 input	0.0%

As these awards are accounted for as liabilities, the fair value of each SAR was estimated at December 31, 2015 using a Monte Carlo simulation since the SARs were also subject to a market condition. These SARs will not become exercisable until the first day on which the volume weighted average price of the common stock over any 30-day period, commencing on or after the award date, equals or exceeds $2.50 per share (“VWAP condition”) in addition to the ratable vesting over a three year period. The Monte Carlo simulation includes this VWAP condition and uses assumptions for the risk-free interest rate, volatility, and dividend yield while a suboptimal exercise factor determines the expected term of the SARs. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for a period equal to the expected term of the SAR. Expected volatility is based on historical volatilities of our stock. We do not assume any dividend yield since we do not pay dividends. The expected term of SARs granted represents the period of time that SARs are expected to be outstanding. The Monte Carlo simulation assumed a suboptimal exercise factor of 2.5 meaning that exercise is generally expected to occur when the share price reaches 2.5 times the award’s exercise price. The suboptimal exercise factor was the Level 3 input used for the valuation of the SARs. In general, if the suboptimal exercise factor increases then the fair value of the SAR will increase or vice versa. A change in the Level 3 input has a minimal effect on the valuation of the SARs as the primary driver is our stock price.

SAR award transactions under our employee compensation plans are presented below:

SARs	Outstanding	Weighted- Average Exercise Price		Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
	(in thousands)
SARS outstanding as of December 31, 2014	1,123	$4.95		2.2	$—
Granted	5,062	1.13	(1)	5.0	—
Cancelled	(3,528)	(1.13	)(1)
Expired	(86)	(5.12)

SARS outstanding as of December 31, 2015	2,571	2.67		3.3	—

SARS exercisable as of December 31, 2015	966	$4.95		1.3	—

(1)	These options will not become exercisable until the first day on which the volume weighted average price of the common stock over any 30-day period, commencing on or after the award date, equals or exceeds $2.50 per share, as reported by the NYSE in addition to the ratable vesting over a three year period.

Of the SAR awards outstanding, 1.0 million were exercisable at the weighted-average exercise price of $4.95 as of December 31, 2015, 0.8 million exercisable at the weighted-average exercise price of $4.94 as of December 31, 2014.

During the year ended December 31, 2015, there were 5.1 million SAR awards granted and nil during the year ended December 31, 2014.

On July 22, 2015, we issued 5.1 million SARs at an exercise price of $1.13 per share, vesting ratably over three years from the date of grant and on the first day on which the volume weighted average price of the common stock over any 30-day period, commencing on or after the award date, equals or exceeds $2.50 per share, as reported by the NYSE. The dual vesting requirements necessitated that all of these awards be valued using a Monte Carlo simulation. Since the Company had an insufficient numbers of shares available from existing long-term incentive plans, the SARs were classified as liability awards when issued.

On December 9, 2015, our board of directors approved modifications of a portion of the July 22, 2015 awards. Of the 5.1 million SARs issued, 3.5 million were cancelled and replaced with options under the 2010 Plan. All other terms remained the same. The fair value of the vested portion of the cancelled SARs approximated the fair value of the replacement options granted on December 9, 2015. The remaining 1.6 million SARs continue to be classified as liability awards.

A summary of our unvested SAR awards as of December 31, 2015, and the changes during the year then ended is presented below:

Unvested SARs	Outstanding	Weighted-Average Fair Value
	(in thousands)
Unvested as of December 31, 2014	339	$0.51
Granted	5,062	0.32
Vested	(264)	(0.06)
Cancelled	(3,528)	(0.35)
Expired	(4)	(0.05)

Unvested as of December 31, 2015	1,605	$0.21

No SAR awards were exercised during the years ended December 31, 2015, and 2014. The total fair value of SAR awards that vested during the year ended December 31, 2015, was $15,960 and $0.2 million during the year ended December 31, 2014.

Restricted Stock Units (“RSUs”)

RSU awards granted prior to 2015 have been granted outside of active long-term incentive plans, are held by Harvest employees and directors, and are settled either in cash or Harvest common stock if available through an equity compensation plan and are accounted for as liability awards . RSU awards granted in 2012, 2014 and 2015 to employees vest at the third year after date of grant. RSU awards granted in 2015 to our board of directors vest one year after the date of grant. Vesting of the RSU awards is dependent upon the employee’s and director’s continued service to Harvest.

On September 9, 2015, we issued 320,004 RSUs vesting one year from the date of grant to our directors. These awards are classified as liability awards. These awards are measured at their fair values based on our closing stock price at December 31, 2015.

The significant assumptions are summarized in the following table that were used to calculate the fair value of the restricted stock units granted on July 22, 2015 and amended December 9, 2015 that were outstanding as of the balance sheet date presented on our consolidated balance sheet:

	Fair Value Hierarchy Level	As of December 9,
		2015
Significant assumptions (or ranges):
Stock price	Level 1 input	$0.63
Threshold price	Level 1 input	$2.50
Term (years)		10.0
Volatility	Level 2 input	80.0%
Risk-free rate	Level 1 input	2.27%
Dividend yield	Level 2 input	0.0%

A summary of our RSU awards as of December 31, 2015, and the changes during the year then ended is presented below:

RSUs	Outstanding	Weighted-Average Fair Value
	(in thousands)
Unvested as of December 31, 2014	905	$1.81
Granted	1,891	0.73
Vested	(326)	(1.50)
Forfeited	—	—

Unvested as of December 31, 2015(1)	2,470	$0.52

1)	At December 31, 2015, unvested RSUs of 1.6 million and 0.9 million were accounted for as equity and liability awards, respectively.

The 326,142 RSU awards vesting in 2015 were settled for cash of $0.5 million. The 103,338 RSU awards which vested in 2014 were settled for cash of $0.5 million. The fair value of the RSU awards that vested during the year ended December 31, 2015 and 2014 were $0.3 million and $0.2 million, respectively.

On July 22, 2015, we issued 1.6 million restricted stock units vesting at three years from the date of grant as stock based compensation awards to certain employees. Subject to the three year vesting requirement, the RSUs awarded will not become exercisable until the first day on which the volume weighted average price of the common stock over any 30-day period, commencing on or after the award date, equals or exceeds $2.50 per share, as reported by the NYSE. The dual vesting requirements necessitated that all of these awards be valued using a Monte Carlo simulation. Since an insufficient numbers of shares were available from existing long-term incentive plans, the RSUs were classified as liability awards at issuance.

On December 9, 2015, our board of directors approved a modification to share-settle the 1.6 million RSUs granted on July 22, 2015. This modification changed the classification of these awards from liability to equity awards. The fair value of the vested portion of the initial RSUs approximated the fair value of the modified RSUs on December 9, 2015. The grant-date fair value of the modified RSUs was $0.57 per RSU.

As of December 31, 2015 there was $1.0 million of total future compensation cost related to unvested RSU awards expected to vest. That cost is expected to be recognized over a weighted average period of 2.2 years.

Common Stock Warrants

In connection with the transaction with CT Energy on June 19, 2015, we issued a warrant exercisable for 34,070,820 shares of the Company’s common stock at an initial exercise price of $1.25 per share with an expiration date of June 19, 2018. The CT Warrant may not be exercised until the volume weighted average price of the Company’s common stock over any consecutive 30-day period equals or exceeds $2.50 per share. See Note 1 – Organization and Note 12 – Warrant Derivative Liability.

Note 16 – Operating Segments

We regularly allocate resources to and assess the performance of our operations by segments that are organized by unique geographic and operating characteristics. The segments are organized in order to manage regional business, currency and tax related risks and opportunities. Operations included under the heading “United States” include corporate management, cash management, business development and financing activities performed in the United States and other countries, which do not meet the requirements for separate disclosure. All intersegment revenues, other income and equity earnings, expenses and receivables are eliminated in order to reconcile to consolidated totals. Corporate general and administrative and interest expenses are included in the United States segment and are not allocated to other operating segments. In previous years, charges for intersegment general and administrative and interest expenses were included in results for the respective operating segments, and operating segment assets included intersegment receivables and loans. Segment loss and operating segment assets for prior periods have been adjusted to conform to the current presentation method in which intersegment items are eliminated from each segment’s results and assets.

	Year Ended December 31,
	2015	2014
	(in thousands)
Segment Loss Attributable to Harvest
Venezuela	(83,953)	(171,801)
Gabon	(28,448)	(55,564)
Indonesia	(43)	(9,558)
United States and other	13,874	43,987

Loss from continuing operations(a)	(98,570)	(192,936)
Discontinued operations	—	(554)

Net loss attributable to Harvest	$(98,570)	$(193,490)

(a)	Net of net income attributable to noncontrolling interest owners.

	As of December 31,
	2015	2014
	(in thousands)
Operating Segment Assets
Venezuela	$5,290	$165,214
Gabon	32,710	60,051
Indonesia	5	176
United States and other	9,776	2,602

	47,781	228,043
Discontinued operations	—	3

Total assets	$47,781	$228,046

Note 17 – Related Party Transactions

The noncontrolling interest owners in Harvest Holdings, Vinccler (currently owning 20 percent) and Petroandina (currently owning 29 percent) are both related parties of the Company.

As of December 31, 2014, HNR Energia had a note payable to Vinccler of $6.1 million. Principal and interest were payable upon the maturity date of December 31, 2015. Interest accrued at a rate of U.S. Dollar based three month LIBOR plus 0.5%. On March 9, 2015, Vinccler forgave the note payable and accrued interest totaling $6.2 million. This was reflected as a contribution to stockholders’ equity.

On May 11, 2015, the Company borrowed $1.3 million to fund certain corporate expenses and issued a note payable to CT Energy bearing an interest rate of 15.0% per annum, with a maturity date of January 1, 2016. On June 19, 2015, the Company repaid the note payable and accrued interest.

On June 3, 2015, the Company entered into the note with James A. Edmiston, President and Chief Executive Officer of the Company, for $50,000. The note carried interest at 11.0% per year and was to mature upon the earlier to occur of June 30, 2016 or the date on which the Loan Obligations (as defined in that certain Loan Agreement, dated as of September 11, 2014, by and among the Company, HNR Energia B.V. and Petroandina Resources Corporation N.V.) are paid in full. On June 19, 2015, the Company repaid the note payable and accrued interest.

As of December 31, 2014, HNR Energia had a note payable to Petroandina of $7.6 million. Principal was due by January 1, 2016. Interest payments were quarterly beginning on December 31, 2014. On June 23, 2015 the Company repaid the note payable of $7.6 million plus accrued interest of $0.4 million.

On June 19, 2015, Harvest sold to CT Energy the 15% Note, the 9% Note and the Series C preferred stock. Shortly after this transaction two representatives of CT Energy were appointed to Harvest’s board of directors. On September 15, 2015, CT Energy converted the 9% Note, including accrued interest, into 8,667,597 shares of Harvest’s common stock and Harvest redeemed the Series C preferred stock. See Note 1 – Organization for more information about the CT Energy transaction.

On January 4, 2016, HNR Finance made a loan to CT Energia in the amount of $5.2 million under an 11.0% promissory note due 2019 (the “CT Energia Note”), dated January 4, 2016, executed by CT Energia. The purpose of the loan is to provide CT Energia with collateral to obtain funds for one or more loans to Petrodelta. The loans to Petrodelta are to assist Petrodelta in satisfying its working capital needs and discharging its obligations. Interest on the CT Energia Note is due and payable on the first of each January and July, commencing July 1, 2016. The full amount outstanding, including any unpaid accrued interest, is due on January 4, 2019; however, HNR Finance’s sole recourse for payment of the principal amount of the loan is the payments of principal and interest from loans that CT Energia has made to Petrodelta. If and when CT Energia receives any payments of principal or interest from loans it has made to Petrodelta, then those proceeds must be used to prepay unpaid interest and principal under the CT Energia Note. The source of funds for HNR Finance’s $5.2 million loan to CT Energia was a capital contribution from Harvest Holding, which, in return, received the same aggregate amount of capital contributions from its shareholders, pro rata according to their equity interests in Harvest Holding. Of that aggregate amount of capital contributions, HNR Energia contributed $2.6 million, which it had received as a capital contribution from Harvest.

Note 18 – Mezzanine Equity

In connection with the CT Energy transaction described in Note 1 – Organization, the Company also issued CT Energy 69.75 shares of its newly created Series C preferred stock, par value $0.01 per share. The primary purpose of the Series C preferred stock was to provide the holder of the 9% Note with voting rights equivalent to the common stock underlying the unconverted portion of the 9% Note. The Series C preferred stock was not entitled to receive dividends, had perpetual maturity, and had a $1.00 per share liquidation preference. On September 15, 2015, upon the conversion of the 9% Note, the shares of Series C preferred stock were redeemed.

As discussed in Note 11 – Debt and Financing, no value was attributed to the Series C preferred stock. Prior to its redemption on September 15, 2015, shares of the Series C preferred stock were recorded in temporary equity in accordance with ASC 480 – Distinguishing Liabilities from Equity, as the redemption of the shares was outside of the control of the Company.

Note 19 – Quarterly Financial Data (unaudited)

Summarized quarterly financial data is as follows:

	Quarter Ended
	March 31	June 30	September 30	December 31
	(amounts in thousands, except for share data)
Year ended December 31, 2015
Expenses(1)	$(6,119)	(6,119)	(6,767)	(192,891)
Non-operating gain (loss)	(234)	(17,964)	10,335	22,679

Income (loss) from continuing operations before income taxes	(6,353)	(24,083)	3,568	(170,212)
Income tax expense (benefit)	(384)	1,604	(1,850)	(15,793)

Income (loss) from continuing operations	(5,969)	(25,687)	5,418	(154,419)
Less: Net loss attributable to noncontrolling interest owners	(352)	(262)	(294)	(81,179)

Net income (loss) attributable to Harvest	$(5,617)	$(25,425)	$5,712	$(73,240)

Basic Earnings (Loss) per Share:
Income (loss) from continuing operations	$(0.13)	$(0.60)	$0.13	$(1.42)

Net income (loss) attributable to Harvest	$(0.13)	$(0.60)	$0.13	$(1.42)

Diluted Earnings (Loss) per Share:
Income (loss) from continuing operations	$(0.13)	$(0.60)	$0.13	$(1.42)

Net income (loss) attributable to Harvest	$(0.13)	$(0.60)	$0.13	$(1.42)

	Quarter Ended
	March 31	June 30	September 30	December 31
	(amounts in thousands, except for share data)
Year ended December 31, 2014
Expenses(2)	$(12,670)	$(9,759)	$(4,977)	$(422,199)
Non-operating gain (loss)	(6,447)	(147)	3,067	1,734

Loss from continuing operations before income taxes	(19,117)	(9,906)	(1,910)	(420,465)
Income tax expense (benefit)	(954)	(88)	2,361	(59,609)

Loss from continuing operations	(18,163)	(9,818)	(4,271)	(360,856)
Earnings (loss) from investment in affiliate	18,887	16,062	—	—

Income (loss) from continuing operations	724	6,244	(4,271)	(360,856)
Discontinued operations	(131)	(230)	(142)	(51)

Net income (loss)	593	6,014	(4,413)	(360,907)
Less: Net income (loss) attributable to noncontrolling interest owners	8,601	7,665	(273)	(181,216)

Net income (loss) attributable to Harvest	$(8,008)	$(1,651)	$(4,140)	$(179,691)

Basic Earnings (Loss) per Share:
Income (loss) from continuing operations	$0.19	$(0.03)	$(0.10)	$(4.23)
Discontinued operations	—	(0.01)	—	—

Net income (loss) attributable to Harvest	$0.19	$(0.04)	$(0.10)	$(4.23)

Diluted Earnings (Loss) per Share:
Income (loss) from continuing operations	$0.19	$(0.03)	$(0.10)	$(4.23)
Discontinued operations	—	(0.01)	—	—

Net income (loss) attributable to Harvest	$0.19	$(0.04)	$(0.10)	$(4.23)

(1)	Includes $164.7 million impairment during the quarter ended December 31, 2015 related to our investment in Petrodelta and $24.2 million impairment of oil and natural gas properties (including oilfield inventory) for Dussafu PSC. See Note 6 – Investment in Affiliate and Note 8 – Gabon.
(2)	Includes $355.7 million impairment during the quarter ended December 31, 2014 related to our investment in Petrodelta, $13.8 million allowance for doubtful accounts for long-term receivable – investment in affiliate, and $50.3 million impairment of oil and natural gas properties for Dussafu PSC. See Note 6 – Investment in Affiliate and Note 8 – Gabon.

Note 20 – Subsequent Events

On January 4, 2016, Harvest entered into transactions to amend its existing 15.0% non-convertible note due 2020 and to make a loan, via one of its subsidiaries, to a third party. The parties involved in the transactions are HNR Energia, Harvest Holding, HNR Finance, CT Energy and CT Energia Holding Ltd., a Malta corporation (“CT Energia”) that is the service provider under the June 19, 2015 management agreement with Harvest and HNR Finance. Harvest and CT Energy executed a first amendment of Harvest’s 15% non-convertible promissory note due 2020 (the “Original Note”), dated June 19, 2015, payable to CT Energy in the original principal amount of $25.2 million. The amendment increases the principal amount of the Original Note to $26.1 million to reflect a loan back to Harvest equal to the amount of interest that otherwise would have been due to CT Energy on January 1, 2016, less withholding tax due as a result of the interest that was owed at January 1, 2016.

On January 4, 2016, HNR Finance provided a loan to CT Energia in the amount of $5.2 million under an 11.0% promissory note due 2019 (the “CT Energia Note”), dated January 4, 2016, executed by CT Energia. The purpose of the loan is to provide CT Energia with collateral to obtain funds for one or more loans to Petrodelta that is 40% owned by HNR Finance and through which Harvest’s Venezuelan oil and natural gas interests are held. The loans to Petrodelta are to assist Petrodelta in satisfying its working capital needs and discharging its obligations. Interest on the CT Energia Note is due and payable on the first of each January and July, commencing July 1, 2016. The full amount outstanding, including any unpaid accrued interest, is due on January 4, 2019; however, HNR Finance’s sole recourse for payment of the principal amount of the loan is the payments of principal and interest from loans that CT Energia has made to Petrodelta. If and when CT Energia receives any payments of principal or interest from loans it has made to Petrodelta, then those proceeds must be used to prepay unpaid interest and principal under the CT Energia Note. All payments made by CT Energia to HNR Finance under the CT Energia Note must be made in USD. The source of funds for HNR Finance’s $5.2 million loan to CT Energia was a capital contribution from Harvest Holding, which, in return, received the same aggregate amount of capital contributions from its shareholders, pro rata according to their equity interests in Harvest Holding. Of that aggregate amount of capital contributions, HNR Energia contributed $2.6 million, which it had received as a capital contribution from Harvest.

On March 9, 2016, Venezuela Vice President for Economic Area announced a new exchange agreement No. 35 (the “Exchange Agreement No. 35”). Exchange Agreement No. 35 was published in Venezuela’s Official Gazette No. 40865 dated March 9, 2016, and became effective on March 10, 2016. Exchange Agreement No. 35 will have a dual exchange rate for a controlled rate (named DIPRO) fixed at 10 USD/Bolivars for priority goods and services and a complimentary rate (named DICOM) starting at 206.92 USD/Bolivars for travel and other non-essential goods. We are evaluating the impact Exchange Agreement No. 35 has on Harvest Vinccler and Petrodelta.

Supplemental Information on Oil and Natural Gas Producing Activities (unaudited)

The following tables summarize our proved reserves, drilling and production activity, and financial operating data at the end of each year. Tables I through III provide historical cost information pertaining to costs incurred in exploration, property acquisitions and development; capitalized costs; and results of operations. Tables IV through VI present information on our estimated proved reserve quantities, standardized measure of estimated discounted future net cash flows related to proved reserves, and changes in estimated discounted future net cash flows.

TABLE I – Total costs incurred in oil and natural gas acquisition, exploration and development activities (in thousands):

Gabon
(in thousands)
Year Ended December 31, 2015
Unproved exploration costs(a)	$894

$894

Year Ended December 31, 2014
Unproved exploration costs(a)	$1,202

$1,202

(a)	See Note 8 – Gabon for additional information.

TABLE II – Capitalized costs related to oil and natural gas producing activities (in thousands):

	Gabon(a)	Indonesia	Total
	(in thousands)
As of December 31, 2015
Unproved property costs	$28,000	$—	$28,000
Oilfield Inventories	3,006	—	3,006

	$31,006	$—	$31,006

As of December 31, 2014
Unproved property costs	$50,324	$—	$50,324
Oilfield Inventories	3,966	—	3,966

	$54,290	$—	$54,290

(a)	During 2013, we announced that Dussafu Ruche Marin-1 (“DRM-1”) had reached a vertical depth of 11,260 feet within the Dentale Formation. Log evaluation and pressure data indicate that we had an oil discovery of approximately 42 feet of pay in a 72-foot column within the Gamba Formation and 123 feet of pay in stacked reservoirs within the Dentale Formation. The first appraisal sidetrack of DTM-1 (“DTM-1ST1”) was spud in January 12, 2013. DTM-1ST1 was drilled to a total depth of 11,385 feet in the Dentale Formation, approximately 1,800 feet from DTM-1 wellbore and found 65 feet of pay in the primary Dentale reservoir. Several other stacked sands with oil shows were encountered; however, due to a stuck downhole tool, logging operations were terminated before pressure data could be collected to confirm connectivity. The downhole tool was retrieved and the DTM-1 well suspended for future re-entry. Work on DRM-1 and the sidetracks are currently suspended pending further exploration and development activities. Since approval of the Field Development Plan (“FDP”) in October 2014, Harvest has continued to move toward development of the Ruche Exclusive Exploitation Area. A tender for all the subsea equipment was concluded in January 2015 where prices exceeded the costs employed in the FDP. Efforts continue to negotiate with the lowest priced vendors and to revise the development scheme to bring the projected cost back to the FDP levels. The depth volume from the 2013 3D seismic acquisition over the discovered fields and the outboard area of the license has been received and interpreted. This new data was incorporated into our reservoir models and optimization of well trajectories to maximize oil recovery is ongoing. In addition, the prospect inventory was updated and several prospects have been high graded for drilling in the first half of 2016. To accommodate the drilling schedule, a site survey, including bathymetry and geophysical data gathering with respect to prospects A/B, 6/7 and 8/9, was completed in August 2015. A tender for a drilling rig for the planned well was completed in November 2015 and a tender for well testing and other services were concluded in January 2016.

In December 2014, the Company recorded a $50.3 million impairment related to the unproved costs of the Dussafu PSC based on a qualitative analysis. In December 2015, the Company recorded an additional impairment of $24.2 million related based on its analysis of the value of the unproved costs (including oilfield inventory) which considered the value of the contingent and exploration resources and the ability of the Company to develop the project given its current liquidity situation and the depressed price of crude oil.

TABLE III – Results of operations for oil and natural gas producing activities:

	Year Ended December 31,
	2015	2014
	(in thousands)
Expenses:
Exploration expense	$3,900	$6,267
Impairment of oil and natural gas properties costs	24,178	57,994

Total expenses	28,078	64,261

Results of operations from oil and natural gas producing activities.	$(28,078)	$(64,261)

TABLE IV – Quantities of Oil and Natural Gas Reserves

Estimating oil and natural gas reserves is a very complex process requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. This data may change substantially over time as a result of numerous factors such as production history, additional development activity and continual reassessment of the viability of production under various economic and political conditions. Consequently, material upward or downward revisions to existing reserve estimates may occur from time to time; although, every reasonable efforts is made to ensure that reported results are the most accurate assessment available. We ensure that the data provided to our external independent experts, and their interpretation of that data, corresponds with our development plans and management’s assessment of each reservoir. The significance of subjective decisions required and variances in available data make estimates generally less precise than other estimates presented in connection with financial statement disclosures.

We measure and disclose oil and natural gas reserves in accordance with the provisions of the SEC’s Modernization of Oil and Gas Reporting and ASC 932, “Extractive Activities – Oil and Gas” (“ASC 932”).

The process for preparation of our oil and natural gas reserves estimates is completed in accordance with our prescribed internal control procedures, which include verification of data provided for, management reviews and review of the independent third party reserves report. The technical employee responsible for overseeing the process for preparation of the reserves estimates has a Bachelor of Arts in Engineering Science, a Master of Science in Petroleum Engineering, has more than 25 years of experience in reservoir engineering and is a member of the Society of Petroleum Engineers.

All reserve information in this report is based on estimates prepared by Ryder Scott Company L.P. (“Ryder Scott”), independent petroleum engineers. The technical personnel responsible for preparing the reserve estimates at Ryder Scott meet the requirements regarding qualifications, independence, objectivity and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. Ryder Scott is an independent firm of petroleum engineers, geologists, geophysicists and petrophysicists; they do not own an interest in our properties and are not employed on a contingent fee basis.

See the following section Additional Supplemental Information on Oil and Natural Gas Producing Activities (unaudited) for Venezuela Investment in Affiliate as of December 31, 2014, TABLE IV – Quantities of Oil and Natural Gas Reserves for Petrodelta’s reserves.

TABLE V – Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Natural Gas Reserve Quantities

The standardized measure of discounted future net cash flows is presented in accordance with the provisions of the accounting standard on disclosures about oil and natural gas producing activities. In preparing this data, assumptions and estimates have been used, and we caution against viewing this information as a forecast of future economic conditions.

Future cash inflows are estimated by applying the average price during the 12-month period, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, adjusted for fixed and determinable escalations provided by the contract, to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production and development costs to determine pre-tax cash inflows. Future income taxes are estimated by applying the year-end statutory tax rates to the future pre-tax cash inflows, less the tax basis of the properties involved, and adjusted for permanent differences and tax credits and allowances. The resultant future net cash inflows are discounted using a ten percent discount rate.

As of December 31, 2015 and 2014, we did not have a direct interest in any proved reserves. See the following section Additional Supplemental Information on Oil and Natural Gas Producing Activities (unaudited) for Venezuela Investment in Affiliate as of December 31, 2014, TABLE V – Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Natural Gas Reserve Quantities for Petrodelta’s reserves.

Additional Supplemental Information on Oil and Natural Gas Producing Activities (unaudited) for Petrodelta S.A.

We no longer exercise significant influence in Petrodelta and in accordance with Accounting Standards Codification “ASC 323 – Investments – Equity Method and Joint Ventures”, we are accounting for our investment in Petrodelta under the cost method (“ASC 325 – Investments – Other”), effective December 31, 2014. Under the cost method we will not recognize any equity in earnings from our investment in Petrodelta in our results of operations, but will recognize any cash dividends in the period they are received. Due to the change in accounting method from equity method to cost method of accounting for our investment in Petrodelta, additional supplemental information on oil and natural gas producing activities for 2015 have been excluded.

The following tables summarize the proved reserves, drilling and production activity, and financial operating data at the end of each year for our net interest in Petrodelta. Tables I through III provide historical cost information pertaining to costs incurred in exploration, property acquisitions and development; capitalized costs; and results of operations. Tables IV through VI present information on our estimated proved reserve quantities, standardized measure of estimated discounted future net cash flows related to proved reserves, and changes in estimated discounted future net cash flows.

TABLE I – Total costs incurred in oil and natural gas acquisition, exploration and development activities (in thousands):

Year ended December 31
2014
(in thousands)
Development costs	$88,498

(1)	These costs are stated net to our 20.4 percent interest through December 31, 2014.

TABLE II – Capitalized costs related to oil and natural gas producing activities (in thousands):

Year ended December 31
2014
(in thousands)
Proved property costs	$291,967
Unproved property costs	—
Oilfield inventories	26,712
Less accumulated depletion and impairment	(100,591)

$218,088

(1)	These results are stated net to our 20.4 percent interest through December 31, 2014.

(2)	TABLE III – Results of operations for oil and natural gas producing activities (in thousands):

Year ended December 31(2)
2014
(in thousands)
Revenue:
Oil and natural gas revenues	$274,999
Royalty	(89,177)

185,822

Expenses:
Operating, selling and distribution expenses and taxes other than on income(1)	117,120
Depletion	27,668
Income tax expense	20,517

Total expenses	165,305

Results of operations from oil and natural gas producing activities	$20,517

(1)	Expenses include operating expenses, production taxes and Windfall Profits Tax. Net to our percent interest, Windfall Profits Tax for December 31, 2014 was $40.0 million.
(2)	These results are stated net to our 20.4 percent interest through December 31, 2014.

TABLE IV – Quantities of Oil and Natural Gas Reserves

We measure and disclose oil and natural gas reserves in accordance with the provisions of the SEC’s Modernization of Oil and Gas Reporting and ASC 932, “Extractive Activities – Oil and Gas” (“ASC 932”).

Petrodelta is producing from, and continuing to develop, the Petrodelta Fields. Petrodelta has both developed and undeveloped oil and natural gas reserves identified in all six fields. Petrodelta produces the fields in accordance with a business plan originally defined by its Conversion Contract executed in late 2007. Proved Undeveloped (“PUD”) oil and natural gas reserves are drilled in accordance with Petrodelta’s business plan, but can be revised where drilling results indicate a change is warranted.

During 2014, Petrodelta drilled and completed 13 production wells. Eight of the wells were previously identified Proved Undeveloped (“PUD”) locations and five wells were previously classified Probable, Possible or undefined locations. In 2014, an additional 26 PUD locations were identified through drilling activity; however, 101 PUD locations which are scheduled to be drilled five years after the wells were originally identified have been reclassified as Probable reserves. At December 31, 2015, Petrodelta had a total of 66 PUD (7.5 MM barrels of oil equivalent (“BOE”) locations identified. Since the implementation of its 2007 business plan, Petrodelta has drilled 93 gross production wells (2008 9 wells [1.4 MMBOE], (2009 15 wells [2.0 MMBOE], 2010 16 wells [2.0 MMBOE], 2011 15 wells [2.1 MMBOE], 2012 12 wells [2.2 MMBOE], 2013 13 wells [1.2 MMBOE]) and 2014 13 wells [1.3MMBOE] which have moved to the proved developed producing (“PDP”) category.

Petrodelta has a track record of identifying, executing and converting its PUD locations to PDP locations in accordance with the business plan defined by the conversion contract executed in 2007 and subsequent updates. However, the timing and pace of the development is controlled by the majority owner, PDVSA through CVP, although we have substantial negative control provisions as a noncontrolling interest shareholder. In 2010, Petrodelta submitted a revised business plan to PDVSA which substantially increases the total projected drilling activity and production volumes compared to the 2007 business plan, but which is otherwise consistent with the 2007 business plan. The 2010 business plan, as approved by PDVSA, contemplates sustained drilling activities through the year 2024 to fully develop the El Salto and Temblador fields. As a noncontrolling interest shareholder in Petrodelta, HNR Finance has limited ability to control the development plans that are periodically prepared or approved by the Venezuelan government. Since this constraint represents a hindrance to development not experienced by typical operations, the PUD locations which are now scheduled to be drilled five years after they were originally identified have been reclassified as Probable reserves.

As of December 31, 2014, proved undeveloped reserves of 7.5 MMBOE from 66 gross PUD locations are all scheduled to be drilled within the period from 2015 to 2019 and within five years from when these locations were first identified.

All above MMBOE represent our net 20.4 percent interest, net of a 33.33 percent royalty.

The tables shown below represent HNR Finance’s 40 percent ownership interest and our net percent ownership interest, both net of a 33.33 percent royalty, in Venezuela in each of the years.

	HNR Finance	Minority Interest in Venezuela	32%/20.4% Net Total
	(in thousands)
Proved Reserves-Crude oil, condensate, and natural gas liquids (MBbls)
Year Ended December 31, 2014 (20.4% net interest)
Proved Reserves at January 1, 2014	36,420	(17,846)	18,574
Revisions	(5,259)	2,577	(2,682)
Extensions	3,728	(1,827)	1,901
Production	(4,150)	2,034	(2,116)

Proved Reserves at end of the year	30,739	(15,062)	15,677

As of December 31, 2014 (20.4% net interest)
Proved
Developed	16,459	(8,065)	8,394
Undeveloped	14,280	(6,997)	7,283

Total Proved	30,739	(15,062)	15,677

	HNR Finance	Minority Interest in Venezuela	32%/20.4% Net Total
	(in thousands)
Proved Reserves-Natural gas (MMcf)
Year Ended December 31, 2014 (20.4% net interest)
Proved Reserves at January 1, 2014	24,797	(12,150)	12,647
Revisions	(12,131)	5,944	(6,187)
Extensions	1,014	(497)	517
Production	(1,504)	737	(767)

Proved Reserves at end of the year	12,176	(5,966)	6,210

As of December 31, 2014 (20.4% net interest)
Proved
Developed	9,582	(4,695)	4,887
Undeveloped	2,594	(1,271)	1,323

Total Proved	12,176	(5,966)	6,210

TABLE V – Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Natural Gas Reserve Quantities

The standardized measure of discounted future net cash flows is presented in accordance with the provisions of the accounting standard on disclosures about oil and natural gas producing activities. In preparing this data, assumptions and estimates have been used, and we caution against viewing this information as a forecast of future economic conditions.

Future cash inflows are estimated by an applying the average price during the 12-month period, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, adjusted for fixed and determinable escalations provided by the contract, to the estimated future production of year-end proved reserves. Our average prices used for 2014 were $78.04 per barrel for oil for the El Salto field and $86.56 per barrel for the other fields, and $1.54 per Mcf for natural gas. Future cash inflows were reduced by estimated future production and development costs to determine pre-tax cash inflows. Future income taxes were estimated by applying the year-end statutory tax rates to the future pre-tax cash inflows, less the tax basis of the properties involved, and adjusted for permanent differences and tax credits and allowances. The resultant future net cash inflows are discounted using a ten percent discount rate.

The table shown below represents HNR Finance’s net interest in Petrodelta.

	HNR Finance	Minority Interest in Venezuela	32%/20.4% Net Total
	(in thousands)
As of December 31, 2014 (20.4% net interest)
Future cash inflows from sales of oil and natural gas	$2,507,395	$(1,228,624)	$1,278,771
Future production costs (1)	(740,295)	362,745	(377,550)
Future development costs	(118,595)	58,112	(60,483)
Future income tax expenses	(637,378)	312,315	(325,063)

Future net cash flows	1,011,127	(495,452)	515,675
Effect of discounting net cash flows at 10%	(329,294)	161,354	(167,940)

Standardized measure of discounted future net cash flows	$681,833	$(334,098)	$347,735

(1)	Future production costs include operating costs, production taxes and Windfall Profits Tax. For 2014, Windfall Profits Tax equates to $347 million, or 47 percent, of the $ 740 million of undiscounted future production costs.

TABLE VI – Changes in the Standardized Measure of Discounted Future Net Cash Flows from Proved Reserves (in thousands):

Year ended December 31
2014
(20.4%)
Standardized Measure at January 1	$322,065
Sales of oil and natural gas, net of related costs	(68,702)
Revisions to estimates of proved reserves:
Net changes in prices, net of production taxes	21,045
Quantities	(142,136)
Extensions, discoveries and improved recovery, net of future costs	59,039
Accretion of discount	50,794
Net change in income taxes	37,049
Development costs incurred	88,498
Changes in estimated development costs	(19,545)
—
Timing differences and other	(373)

Standardized Measure at December 31	$347,734

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Operations

We had a net loss attributable to Harvest of $98.6 million, or $2.18 per diluted share, for the year ended December 31, 2015 compared to a net loss attributable to Harvest of $193.5 million, or $4.60 per diluted share, for the year ended December 31, 2014. Net loss attributable to Harvest for the year ended December 31, 2015 includes $3.9 million of exploration expense, $24.2 million of impairment expense – unproved property costs and oilfield inventories, $164.7 million of impairment expense – investment in affiliate, $34.5 million gain on change in fair value of warrant liabilities, $4.8 million gain on change in fair value of derivative assets and liabilities, $1.9 million loss on debt conversion, $20.4 million loss on issuance of debt and $16.4 million of income tax benefit. The net loss attributable to Harvest for the year ended December 31, 2014 includes $6.3 million of exploration expense, $58.0 million of impairment expense – unproved property costs, impairment expense – investment in affiliate $355.7 million, $1.6 million of loss on sale of interest in affiliate, $2.9 million of gain on sale of oil and natural gas properties, $2.0 million gain on change in fair value of derivative assets and liabilities, $4.7 million loss on extinguishment of debt, $58.3 million of income tax benefit, net equity income from Petrodelta’s operations of $34.9 million and a loss from discontinued operations of $0.6 million.

Petrodelta

Our 40 percent investment in Petrodelta is owned through our subsidiary, Harvest Vinccler-Dutch Holding B.V. (“Harvest Holding”), a Dutch private company with limited liability. Up until December 16, 2013 we had an 80 percent interest in Harvest Holding. On December 16, 2013, Harvest entered into a share purchase agreement (“SPA”) with Petroandina Resources Corporation to sell our 80 percent equity interest in Harvest Holding in two closings for an aggregate cash purchase price of $400.0 million. The first closing occurred on December 16, 2013 when we sold a 29 percent equity interest in Harvest Holding for $125.0 million. As a result of the first sale, we own 51 percent of Harvest Holding beginning December 16, 2013 and the non-controlling interest owners hold the remaining 49 percent.

The Company was not able to obtain approval from the government of Venezuela during 2014, which was required to complete the second closing for our remaining 51 percent interest in Petrodelta and on January 1, 2015 we terminated the SPA. Due to our failed sales attempts, lack of management influence, and actions and inactions by the majority owner, PDVSA, we believe we no longer exercise significant influence in Petrodelta and in accordance with Accounting Standards Codification “ASC 323 – Investments – Equity Method and Joint Ventures”, we are accounting for our investment in Petrodelta under the cost method (“ASC 325 – Investments – Other”), effective December 31, 2014. Under the cost method we will not recognize any equity in earnings from our investment in Petrodelta in our results of operations, but will recognize any cash dividends in the period they are received.

We performed an impairment analysis of the carrying value of our investment of Petrodelta as of December 31, 2014. The estimated fair value of our investment was determined based on the estimated fair value of Petrodelta’s oil and natural gas properties and other net assets as of December 31, 2014, discounted by a factor for economic instability, foreign currency risks and lack of marketability. Based on this analysis, we recorded a pre-tax impairment charge against the carrying value of our investment in Petrodelta of $355.7 million as of December 31, 2014.

We also performed an impairment analysis of the carrying value of our investment of Petrodelta as of December 31, 2015 due to the continued decline in world oil prices and deteriorating economic conditions in Venezuela, which have significantly impacted Petrodelta’s operations. During 2015, Petrodelta’s operating costs exceeded the price realized from the sale of its production due to the significant rate of inflation in Venezuela and the restrictive foreign currency exchange system which Petrodelta is required to operate under. While we believe that our relationship with CT Energy may allow us to restructure our relationship with PDVSA and

Petrodelta and allow us to access the alternative foreign currency systems available to companies in Venezuela, there can be no assurances that we will be successful in these negotiations. Based on the existing economic environment in which Petrodelta is required to operate, we have concluded that the estimated fair value of our investment in Petrodelta is nil and have recorded a pre-tax impairment charge of $164.7 million to fully impair our investment in Petrodelta as of December 31, 2015. The estimated fair value of our investment was determined based on the estimated fair value of Petrodelta’s oil and natural gas properties and other net liabilities as of December 31, 2015, which exceeded the estimated fair value of the oil and natural gas properties.

Certain operating statistics for the years ended December 31, 2015 and 2014 for the fields operated by Petrodelta are set forth below. This information is provided at 100 percent.

	Year Ended December 31,
	2015		2014
Thousand barrels of oil sold	14,761		15,561
Million cubic feet of natural gas sold	3,934		2,981
Total thousand BOE	15,417		16,058
Average BOE per day	42,237		43,994
Average price per barrel(b)	$36.92		$86.33
Average price per thousand cubic feet	$1.54		$1.54
Operating costs (inclusive of U.S. GAAP adjustment) (thousands)(a)		(c)	$289,521
Capital expenditures (thousands)		(c)	$430,629

(a)	See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Results of Operations, Years Ended December 31, 2014, Equity in Earnings from Investment in Affiliate

(b)	Includes additional pricing adjustments related to the approved El Salto contract of $60.4 million for previous years that were invoiced in 2014. Excluding these pricing adjustments, the average crude oil sales price for 2014 was $82.45.
(c)	Due to the change in accounting method from equity method to cost method of accounting for our investment in Petrodelta as of December 31, 2014 certain operating statistics for 2015 have been excluded.

Dussafu Project – Gabon

We have a 66.667 percent ownership interest in the Dussafu PSC through two separate acquisitions, and we are the operator. The Dussafu PSC partners and Gabon, represented by the Ministry of Mines, Energy, Petroleum and Hydraulic Resources, is in the third exploration phase of the Dussafu PSC which was extended to May 27, 2016. The Company is currently assessing extension possibilities for the exploration phase.

During 2011, we drilled our first exploratory well, Dussafu Ruche Marin-1 (“DRM-1”), and two appraisal sidetracks. DRM-1 and sidetracks discovered oil of approximately 149 feet of pay within the Gamba and Middle Dentale Formations. DRM-1 and the sidetracks are currently suspended pending further exploration and development activities.

During the fourth quarter of 2012, our second exploration well on the Tortue prospect to target stacked pre-salt Gamba and Dentale reservoirs commenced. DTM-1 was spud on November 19, 2012 in a water depth of 380 feet. On January 4, 2013, we announced that DTM-1 had reached a vertical depth of 11,260 feet within the Dentale Formation. Log evaluation and pressure data indicate that we have an oil discovery of approximately 42 feet of pay in a 72-foot column within the Gamba Formation and 123 feet of pay in stacked reservoirs within the Dentale Formation. The first appraisal sidetrack of DTM-1 (“DTM-1ST1”) was spud in January 12, 2013. DTM-1ST1 was drilled to a total depth of 11,385 feet in the Dentale Formation, approximately 1,800 feet from DTM-1 wellbore and found 65 feet of pay in the primary Dentale reservoir. Several other stacked sands with oil shows were encountered; however, due to a stuck downhole tool, logging operations were terminated before pressure data could be collected to confirm connectivity. The downhole tool was retrieved and the DTM-1 well was suspended for future re-entry. We have met all funding commitments for the third exploration phase of the Dussafu PSC.

Central/inboard 3D seismic data acquired in 2011 has been processed and interpreted to review prospectivity. We have begun processing data from the 1,260 Sq Km of 3D seismic survey performed during the fourth quarter of 2013. This survey provides 3D coverage over the outboard portion of the block where significant pre-salt prospectivity has been recognized on 2D seismic data. The new 3D seismic data also covers the Ruche, Tortue and Moubenga discoveries and is expected to enhance the placement of future development wells in the Ruche and Tortue development program as well as provide improved assessment of the numerous undrilled structures already identified on older 2D seismic surveys.

On March 26, 2014, the joint venture partners approved a resolution that the discovered fields are commercial to exploit. On June 4, 2014, a Declaration of Commerciality (“DOC”) was signed with Gabon pertaining to the four discoveries on the Dussafu Project offshore Gabon. Furthermore, on July 17, 2014, the Direction Generale Des Hydrocarbures (“DGH”) awarded an Exclusive Exploitation Authorization (“EEA”) for the development and exploitation of certain oil discoveries on the Dussafu Project and on October 10, 2014, the field development plan was approved. The Company has four years from the date of the EEA approval to begin production.

Since approval of the Field Development Plan (“FDP”) in October 2014, Harvest has continued to move toward development of the Ruche Exclusive Exploitation Area. A tender for all the subsea equipment was concluded in January 2015 where prices exceeded the costs employed in the FDP. Efforts continue to negotiate with the lowest priced vendors and to revise the development scheme to bring the projected cost back to the FDP levels. The depth volume from the 2013 3D seismic acquisition over the discovered fields and the outboard area of the license has been received and interpreted. This new data was incorporated into our reservoir models and optimization of well trajectories to maximize oil recovery is ongoing. In addition, the prospect inventory was updated and several prospects have been high graded for drilling in the first half of 2016. To accommodate the drilling schedule, a site survey, including bathymetry and geophysical data gathering with respect to prospects A/B, 6/7 and 8/9, was completed in August 2015. A tender for a drilling rig for the planned well was completed in November 2015 and a tender for well testing and other services were concluded in January 2016.

Harvest and its joint venture partner engaged a contractor to undertake a fixed-price, geophysical site survey over multiple potential well locations in the Dussafu block in August 2015. The survey is a pre-requisite for siting mobile drilling units and other installations required for continuing exploration and development activities over the license. The survey will provide information about the seabed and shallow geological conditions, essential for the safe siting and operation of these installations.

During the year ended December 31, 2015, we had cash capital expenditures of $0.9 million for site survey ($1.2 million for well costs during the year ended December 31, 2014). The 2016 budget for the Dussafu PSC is $3.6 million. See Item 1. Business, Operations, Dussafu Marin, Offshore Gabon for further information on the Dussafu Project.

The Company is considering options to develop, sell or farm-down its interest in the Dussafu Project in order to obtain the maximum value from the asset, while maintaining the required liquidity to continue our current operations.

In December 2014, the Company recorded a $50.3 million impairment related to the unproved costs of the Dussafu PSC based on a qualitative analysis which considered our current liquidity needs, our inability to attract additional capital and the decrease in oil and natural gas prices. In December 2015, the Company reassessed the carrying value of the unproved costs related to the Dussafu PSC and recorded an additional impairment of $23.2 million based on its analysis of the value of the unproved costs which considered the value of the contingent and exploration resources and the ability of the Company to develop the project given its current liquidity situation and the depressed price of crude oil.

We reviewed the value of our oilfield inventories that are in the country of Gabon, of which the majority is steel conductor and casing. We impaired the value of this inventory by approximately $1.0 million, leaving $3.0 million related to this inventory as of December 31, 2015.

Colombia – Discontinued Operations

In February 2013, we signed farm-down agreements on Block VSM14 and Block VSM15 in Colombia. Under the terms of the farm-down agreements, we had a 75 percent beneficial working interest and our partners had a 25 percent carried interest for the minimum exploratory work commitments on each block. We requested the legal assignment of the interest by the Agencia Nacional de Hidrocarburos (“ANH”), Colombia’s oil and natural gas regulatory authority, and approval of us as operator.

For both blocks, phase one of the contract began on December 15, 2012 and expired on December 15, 2015. We have received notices of default from our partners for failing to comply with certain terms of the farm-down agreements for Block VSM14 and Block VSM15, followed by notices of termination on November 27, 2013. Our partners filed for arbitration of claims related to these agreements. After evaluating these circumstances, we determined that it was appropriate to fully impair the costs associated with these interests, and we recorded an impairment charge of $3.2 million during the year ended December 31, 2013 which included an accrual of $2.0 million related to this matter. On December 14, 2014 we paid our partners $2.0 million to settle the arbitration. As we no longer have any interests in Colombia, we have reflected the results in discontinued operations. We are in the process of closing and exiting our Colombia venture. See Item 1. Business, Operations, Colombia – Discontinued Operations for further information on this project.

Results of Operations

The following discussion on results of operations for each of the years in the three-year period ended December 31, 2015 should be read in conjunction with our consolidated financial statements and related notes thereto.

Years Ended December 31, 2015 and 2014

We reported a net loss attributable to Harvest of $98.6 million, or $2.18 diluted earnings per share, for the year ended December 31, 2015, compared with a net loss attributable to Harvest of $193.5 million, or $4.60 diluted earnings per share, for the year ended December 31, 2014.

Loss From Continuing Operations

Expenses and other non-operating (income) expense from continuing operations were:

	Year Ended December 31,		Increase (Decrease)
	2015	2014
	(in thousands)
Depreciation and amortization	$108	$198	$(90)
Exploration expense	3,900	6,267	(2,367)
Impairment expense – unproved property costs and oilfield inventories	24,178	57,994	(33,816)
Impairment expense – investment in affiliate	164,700	355,650	(190,950)
General and administrative	19,010	29,496	(10,486)
Loss on sale of interest in Harvest Holding	—	1,574	(1,574)
Gain on sale of oil and gas properties	—	(2,865)	2,865
Change in fair value of warrant liabilities	(34,510)	(1,953)	(32,557)
Change in fair value of derivative assets and liabilities	(4,813)	—	(4,813)
Interest expense	2,959	11	2,948
Loss on issuance of debt	20,402	—	20,402
Loss on debt conversion	1,890	—	1,890
Loss on extinguishment of long-term debt	—	4,749	(4,749)
Foreign currency transaction (gains) losses	(261)	219	(480)
Other non-operating (income) expense	(483)	58	(541)
Income tax benefit	(16,423)	(58,290)	41,867
Earnings from investment in affiliate	—	(34,949)	34,949

Loss from continuing operations	$180,657	$358,159	$(177,502)

Our accounting method for oil and natural gas properties is the successful efforts method. During the year ended December 31, 2015, we incurred $3.5 million of exploration costs for the processing and reprocessing of seismic data related to ongoing operations and $0.4 million related to other general business development activities. During the year ended December 31, 2014, we incurred $5.7 million of exploration costs for the processing and reprocessing of seismic data related to ongoing operations and $0.6 million related to other general business development activities.

During the years ended December 31, 2015 and 2014, we recorded impairment expense, related to our Dussafu Project in Gabon, of $24.2 million (including $1.0 million relating to oilfield inventories) and $50.3 million, respectively, which reflect management’s estimate of the decreased value of the project given our current liquidity situation and the decline in global crude oil prices. During 2014, we also recognized impairments related to our Budong Project in Indonesia of $7.7 million.

We recorded pre-tax impairment charges against the carrying value of our investment in Petrodelta of $164.7 million and $355.7 million at December 31, 2015 and 2014, respectively.

The decrease in general and administrative costs in the year ended December 31, 2015 from the year ended December 31, 2014, was primarily due to lower employee related costs ($0.1 million), general operations and overhead ($11.4 million), taxes other than income ($0.6 million) and travel ($0.1 million) offset by higher professional fees and contract services ($1.7 million). General operations and overhead is lower primarily due to recording an allowance on doubtful accounts for dividend and accounts receivables from investment in affiliate of $13.8 million in 2014 and lower billings to our joint venture partners offset by recording an allowance on doubtful accounts for $0.7 million blocked payment related to our drilling operations in Gabon in 2015. See Part IV – Item 15 – Exhibits and Financial Statements Schedules, Note 3 – Summary of Significant Accounting Policies, Other Assets. Professional fees are higher due to higher litigation and consulting costs offset by lower audit fees in 2015 compared to 2014.

The $1.6 million loss on the sale of interest in Harvest Holding in the year ended December 31, 2014 relates to costs incurred during the period in connection to the failed second closing of our remaining 51 percent in Harvest Holding.

The $2.9 million gain on sale of oil and natural gas properties during the year ended December 31, 2014 relates to the sale of our rights under a petroleum contract with China National Offshore Oil Corporation. The Company fully impaired this property in 2012.

The change in fair value of the warrant liability of $34.5 million during the year ended December 31, 2015 was related to the decrease in fair value of the CT Warrant issued to CT Energy on June 19, 2015. The fair value decreased due to a decrease in our closing stock price. The change in the fair value of the derivative assets and liabilities of $2.0 million during year ended December 31, 2014 was related to the change in fair value of 1,846,088 warrants issued as inducements under the warrant agreements dated October 2010 in connection with the $60.0 million term loan facility that was repaid in May 2011. On October 28, 2015, the 1,846,088 warrants expired. See Part IV – Item 15 – Exhibits and Financial Statements Schedules, Note 11 – Debt and Financing and Note 12 – Warrant Derivative Liabilities for further information.

The change in the fair value of the derivative assets and liabilities of $4.8 million during year ended December 31, 2015 was related to the increase in the fair value of the embedded derivative asset of $1.0 million and the decrease in fair value of the derivative liability related to the 9% Note which was converted on September 15, 2015.

The increase in interest expense in the year ended December 31, 2015 from the year ended December 31, 2014 was primarily due to higher outstanding debt balances and higher rates of interest during the year ended December 31, 2015.

On June 19, 2015, we issued the CT Warrant, 9% and 15% Notes, Additional Draw Note and Series C preferred stock in connection with the Purchase Agreement with CT Energy and received proceeds of $30.6 million, net of financing fees of $1.6 million. We identified embedded derivative assets and liabilities in the notes and determined that the CT Warrant did not meet the required conditions to qualify for equity classification and is required to be classified as a warrant liability (See Part IV – Item 15 – Exhibits and Financial Statement Schedules, Note 11 – Warrant Derivative Liabilities). The estimated fair value, at issuance, of the embedded derivative asset was $2.5 million, the embedded derivative liability was $13.5 million and the CT Warrant was $40.0 million. In accordance with ASC 815, the fair value of the financial instruments was first allocated to the embedded derivatives and warrants, which resulted in no value being attributable to the Series C preferred stock, the 9% and 15% Notes and the Additional Draw Note. As a result of the allocation we recognized a loss on the issuance of these securities of $20.4 million during the year ended December 31, 2015.

On September 15, 2015, the 9% Note, the associated accrued interest and related derivative liability were converted into 8,667,597 shares of the Company’s common stock. The Company recognized a $1.9 million loss on debt conversion. The $1.9 million loss on debt conversion was the result of the difference between the September 14, 2015 carrying value of the 9% Note, including accrued interest and unamortized debt discount ($0.2 million) and the fair value of the related derivative liability ($11.1 million) less the fair value of the 8,667,597 shares issued upon conversion ($13.2 million) at September 15, 2015.

During the year ended December 31, 2014, we incurred a loss on extinguishment of debt of $4.7 million in connection with the repayment of the 11% senior unsecured notes due in 2014 (“11% Senior Notes”).

We recognized a gain on foreign currency transactions for the year ended December 31, 2015 of $0.3 million as compared to $0.2 million loss on foreign currency transactions for the year ended December 31, 2014. The gain in 2015 was primarily associated with a favorable change in the Bolivar denominated liabilities. The loss in 2014 is primarily related to converting USD to Bolivars from participating in the SICAD II auctions and USD to Euros.

The non-operating income of $0.5 million for the year ended December 31, 2015 was primarily related to the reduction of estimated final settlement costs associated with prior financings compared to non-operating expense of $0.1 million for the year ended December 31, 2014 for costs related to our strategic alternative process and evaluation.

We had an income tax benefit in the year ended December 31, 2015 of $16.4 million as compared to an income tax benefit of $58.3 million in the year ended December 31, 2014. The benefit for the year ended December 31, 2015 was primarily attributable to a reduction in the valuation allowance against the Company’s deferred tax assets for a claim for refund of 2013 taxes and a decrease in the deferred tax liability associated with the Company’s undistributed earnings from its foreign subsidiaries. In the fourth quarter of 2014, we reinstated a valuation allowance against the Company’s U.S. deferred tax assets as we determined that we would not have sufficient taxable income in the U.S. after the termination of the sale of the remaining equity interest in Harvest Holding. We have not recognized a tax benefit on the Company’s losses arising during the year ended December 31, 2015; although the valuation allowance was reduced by an expected refund of alternative minimum tax from the carryback of 2014 losses to 2013.

Earnings from Investment in Affiliate

Our 40 percent investment in Petrodelta’s financial information is prepared in accordance with International Financial Reporting Standards (“IFRS”) which we have adjusted to conform to U.S. GAAP. See Part IV – Item 15 – Exhibits and Financial Statement Schedules, Notes to Consolidated Financial Statements, Note 6 – Investment in Affiliate.

Through December 31, 2014, we included the results of Petrodelta in our financial statements under the equity method. We ceased recording earnings from Petrodelta in the second quarter due to the expected sales price of the second tranche purchase agreement approximating the recorded value of our investment in Petrodelta. During the year ended December 31, 2014 we recognized $34.9 million of equity in earnings from our investment in Petrodelta. Accordingly we do not summarize revenue and operational results associated with our investment in affiliate for 2015 or provide analysis of the reported variances of the revenues and operational expenses for Petrodelta. As previously discussed in Item 1. Business, Executive Summary, we believe we no longer exercise significant influence in Petrodelta and in accordance with Accounting Standards Codification “ASC 325 – Investments – Other”, we began reporting the results of our Venezuelan operations using the cost method of accounting effective December 31, 2014.

Net Loss Attributable to Noncontrolling Interest Owners

Net loss attributable to noncontrolling interest owners was $82.1 million for year ended December 31, 2015 compared to net loss attributable to noncontrolling interest owners of $165.2 million year ended December 31, 2014. The net loss attributable to noncontrolling interest owners in 2015 was related to the impairment of our investment in Petrodelta as well as to our ongoing operations at Harvest Vinccler as they continue oversight of our investment in Petrodelta. The net loss attributable to noncontrolling interest owners in 2014 was related to the impairment of our investment in Petrodelta and our decision to cease recording earnings from Petrodelta in the second quarter due to the expected sales price of the second tranche purchase agreement approximating the recorded value of our investment in Petrodelta.

Discontinued Operations

Oman

As a result of the decision to not request an extension of the first phase or enter the second phase of the EPSA A1 Ghubar / Qarn Alam license (“Block 64 EPSA”), Block 64 was relinquished effective May 23, 2013. The carrying value of Block 64 EPSA of $6.4 million was written off to impairment expense at December 31, 2012. Operations in Oman were terminated, and the field office was closed May 31, 2013. We have no continuing involvement in Oman. The nominal loss from discontinued operations for Oman for the year ended December 31, 2014 included general and administrative expenses for legal and other professional fees.

Colombia

We received notices of default from our partners for failing to comply with certain terms of the farm-down agreements for Block VSM14 and Block VSM15 in Colombia, followed by notices of termination on November 27, 2013. As discussed further in Item 3. Legal Proceedings, our partners filed for arbitration of claims related to these agreements. We accrued $2.0 million as of December 31, 2013 related to obligations under the farm-down agreements. After evaluating these circumstances, we determined that it was appropriate to fully impair the costs associated with these interests. On December 14, 2014 we settled all arbitration claims for a payment of $2.0 million and the arbitration was dismissed. As we no longer have any interests in Colombia, we have reflected the results in discontinued operations. We are in the process of closing and exiting our Colombia venture. The loss from discontinued operations included $0.5 million in general and administrative expenses during the year ended December 31, 2014.

Oman and Colombia operations have been classified as discontinued operations. There were no revenues applicable to discontinued operations during the years ended December 31, 2015 and 2014. Losses from discontinued operations were:

	Year Ended December 31,
	2015	2014
	(in thousands)
Oman	$—	$(27)
Colombia	—	(527)

Net loss from discontinued operations	$—	$(554)

Risks, Uncertainties, Capital Resources and Liquidity

The following discussion on risks, uncertainties, capital resources and liquidity should be read in conjunction with our consolidated financial statements and related notes thereto.

Liquidity

Our financial statements for the year ended December 31, 2015 have been prepared under the assumption that we will continue as a going concern. We expect that in 2016 we will not generate revenues, we will continue to generate losses from operations, and that our operating cash flows will not be sufficient to cover our operating expenses. While we believe that we may be able to raise additional capital through issuances of debt or equity or through sales of assets, our circumstances at such time raise substantial doubt about our ability to continue to operate as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our current capital resources may not be sufficient to support our liquidity requirements through 2016. However, we believe certain cost reduction measures could be put into place which would not jeopardize our operations and future growth plans. In addition, we could delay the discretionary portion of our capital spending to future periods or sell or farm-down our interest in our Gabon asset as necessary to maintain the liquidity required to run our operations, as warranted. There are no assurances that we will be successful in selling or farming-down this asset.

Our ability to continue as a going concern depends upon the success of our planned exploration and development activities and the ability to secure additional financing as needed to fund our current operations. There can be no guarantee of future capital acquisition, fundraising or exploration success or that we will realize the value of our unevaluated exploratory well costs. We believe that we will continue to be successful in securing any funds necessary to continue as a going concern. However, our current cash position and our inability to access additional capital may limit our available opportunities or not provide sufficient cash for operations.

The long-term continuation of our business plan through 2016 and beyond is dependent upon the generation of sufficient cash flow to offset expenses. We will be required to obtain additional funding through public or private financing, farm-downs, further reduce operating costs, or possible sales of assets. Failure to generate sufficient cash flow by raising additional capital through debt or equity financings, reducing operating costs, or by farm-downs or selling of assets further could have a material adverse effect on our ability to meet our short- and long-term liquidity needs and achieve our intended long-term business objectives.

Historically, prior to the transaction pursuant to the Purchase Agreement with CT Energy, our primary ongoing source of cash had been dividends from Petrodelta, issuance of debt and the sale of oil and natural gas properties. Our primary use of cash has been to fund oil and natural gas exploration projects, principal payments on debt, interest, and general and administrative costs. We require capital principally to fund the exploration and development of new oil and natural gas properties. As is common in the oil and natural gas industry, we have various contractual commitments pertaining to exploration, development and production activities.

The Company is assessing alternatives to farm-down or sell our interest in the Dussafu Project, while weighing the liquidity requirements necessary to maintain ongoing Company operations. The development of, or a transaction regarding, the Dussafu project and the success of negotiations between PDVSA, CT Energy, and HNR Finance for the management of Petrodelta will directly impact our future earnings, cash flows, and balance sheet. Without these transactions or additional financings or other sources of cash, we may not have sufficient liquidity for operations or capital requirements. There can be no guarantee of realizing the value of our exploration and exploitation acreage or suspended wells in the Dussafu project or our investment in Petrodelta or that we can obtain further financings or sources of cash.

On June 19, 2015, CT Energy purchased from the Company 9% and 15% Notes and the CT Warrant. The Company immediately received gross proceeds of $32.2 million from the sale of the securities. The Company used $9.7 million of these proceeds to repay its existing debt plus accrued interest and certain financing fees. The remaining proceeds will be used to position the Company for long-term growth, both in Venezuela and Gabon as well as to fund general and administrative costs. On September 15, 2015, the 9% Note and associated accrued interest was converted into 8,667,597 shares of Harvest common stock. See Part IV – Item 15 – Exhibit and Financial Statement Schedules, Note 1 – Organization for further information.

As of December 31, 2014, HNR Energia had a note payable to Petroandina of $7.6 million. Principal was due by January 1, 2016. Interest payments were to be paid quarterly beginning on December 31, 2014. On June 23, 2015 the Company repaid the note payable of $7.6 million plus accrued interest of $0.4 million.

At December 31, 2014, HNR Energia had a note payable to Vinccler of $6.1 million. Principal and interest were payable upon the maturity date of December 31, 2015. On March 6, 2015, Vinccler forgave the note payable and accrued interest of $6.2 million. This was reflected as a contribution to stockholders’ equity.

Accumulated Undistributed Earnings of Foreign Subsidiaries

Under ASC 740-30-25-17, no deferred tax liability must be recorded if sufficient evidence shows that a foreign subsidiary has invested or will invest its undistributed earnings or that the earnings will be remitted in a tax-free manner. Management must consider numerous factors in determining timing and amounts of possible future distribution of these earnings to the parent company and whether a U.S. deferred tax liability should be recorded for these earnings. These factors include the future operating and capital requirements of both the parent company and the subsidiaries, remittance restrictions imposed by foreign governments or financial agreements and tax consequences of the remittance, including possible application of U.S. foreign tax credits and limitations on foreign tax credits that may be imposed by the Internal Revenue Code and regulations.

Prior to 2013, no U.S. taxes had been recorded on these earnings as it was our practice and intention to reinvest the earnings of our non-U.S. subsidiaries into our foreign operations. During the fourth quarter of 2013, management evaluated numerous factors related to the timing and amounts of possible future distribution of foreign earnings to the parent company, with consideration of the sale of non-U.S. assets. Because management was pursuing various alternatives with respect to the Company’s future operations and disposition of any sale proceeds, a determination was made that it was appropriate to record a deferred tax liability associated with the unremitted earnings of our foreign subsidiaries of $89.9 million in the fourth quarter of 2013. However, due primarily to the $355.7 million pre-tax impairment of Petrodelta, this balance decreased by $75.2 million to $14.7 million at December 31, 2014.

As of December 31, 2015, the book-tax outside basis difference in our foreign subsidiary resulting from unremitted earnings was reduced to zero due to a pre-tax impairment of the Company’s remaining investment in Petrodelta of $164.7 million. Consequently, the deferred tax liability associated with the foreign earnings was reduced to zero. The entire net deferred tax liability as of December 31, 2014 has been reflected as a long-term liability, a characterization consistent with the Company’s adoption of Accounting Standards Update (“ASU”) No. 2015-17. See New Accounting Pronouncements for further information.

Working Capital and Cash Flows

The net funds raised or used in each of the operating, investing and financing activities are summarized in the following table and discussed in further detail below:

	Year Ended December 31,
	2015	2014
	(in thousands)
Net cash used in operating activities	$(23,892)	$(39,210)
Net cash provided by (used in) investing activities	(1,270)	(5,031)
Net cash provided by (used in) financing activities	26,338	(70,071)

Net increase (decrease) in cash	$1,176	$(114,312)

	As of December 31,
	2015	2014
	(in thousands, except ratios)
Working capital	$6,232	$(12,951)
Current ratio	2.3	0.4
Total cash, including restricted cash	$7,761	$6,610
Total debt (net of discount)	$214	$13,709

Working Capital

The increase in working capital of $19.2 million between December 31, 2014 and December 31, 2015 was primarily due to cash proceeds from issuance of debt and the CT Warrant in the CT Energy transaction offset by cash used to fund our loss from operations, capital expenditures and interest payments on notes payable and the 9% and 15% Notes..

Cash Flow from Operating Activities

During the year ended December 31, 2015, net cash used in operating activities was approximately $23.9 million ($39.2 million during the year ended December 31, 2014). The $15.3 million decrease in use of cash from operations was primarily from the decreased use of working capital in 2015 due to our decreased activity levels.

Cash Flow from Investing Activities

Our cash capital expenditures for property and equipment are summarized in the following table:

	Year Ended December 31,
	2015	2014
	(in thousands)
Budong PSC	$—	$3,152
Dussafu PSC	947	1,194
Other	323	36

Total additions of property and equipment – continuing operations	1,270	4,382
Colombia-discontinued operations (1)	—	—

Total additions of property and equipment	$1,270	$4,382

(1)	See Part IV – Item 15 – Exhibits and Financial Statement Schedules, Notes to Consolidated Financial Statements, Note 5 – Dispositions, Discontinued Operations.

Our only investing activities in during the year ended December 31, 2015 were cash capital expenditures.

In addition to cash capital expenditures, during the year ended December 31, 2014 we:

•	Paid $3.7 million in transaction costs associated with the failed sale of Harvest Holding;

•	Received $2.9 million net of associated costs related to the sale of leasehold WAB-21 area;

•	Received payments from Petrodelta to offset against advances to Petrodelta for continuing operations of $0.1 million;

•	Had $0.1 million in restricted cash returned to us related to the Dussafu PSC.

Our budgeted capital expenditures of $4.0 million for 2016 for U.S. and Gabon operations will be funded through our existing cash balances, accessing equity and debt markets, and cost reductions. In addition, we could delay the discretionary portion of our capital spending to future periods or sell assets as necessary to maintain the liquidity required to run our operations, as warranted.

Cash Flow from Financing Activities

During the year ended December 31, 2015, we:

•	Repaid $7.6 million of our note payable to Petroandina and repaid a bridge loan of $1.3 million of our note payable to CT Energy;

•	Received $33.5 million in proceeds from issuance of debt;

•	Received $3.4 million in contributions from noncontrolling interest owners;

•	Incurred $1.6 million in legal and other fees associated with the CT Energy financing.

During the year ended December 31, 2014, we:

•	Repaid $79.8 million of our 11% Senior Notes;

•	Incurred $0.8 million in debt extinguishment costs;

•	Received $7.6 million from issuance of note payable from noncontrolling interest owner;

•	Received $2.0 million in net proceeds from issuance of 653,832 shares of common stock from the “at-the-market” offerings;

•	Received $1.2 million in contributions from controlling interest owners;

•	Incurred $0.1 million in treasury stock purchases;

•	Incurred $0.3 million in legal fees associated with financings.

Contractual Obligations

At December 31, 2015, we had the following lease commitments for office space in Houston, Texas and regional office in Caracas, Venezuela.

Location	Date Lease Signed	Term	Annual Expense
Houston, Texas	December 2014	1.8 years	81,100
Caracas, Venezuela	December 2015	1.0 years	83,100

At December 31, 2015, we had the following contractual obligations:

	Payments Due by Period
	Total	Less than 1 Year	1-2 Years	3-4 Years	After 4 Years
	(in thousands)
Debt:
15% Note with related party (1)	$25,225	$—	$—	$—	$25,225

Total debt	25,225	—	—	—	25,225

Other obligations:
Interest payments	17,494	3,923	3,913	3,913	5,745
Oil and natural gas activities (2)	4,520	1,130	1,130	1,130	1,130
Office leases	171	157	14	—	—

Total other obligations	22,185	5,210	5,057	5,043	6,875

Total contractual obligations	$47,410	$5,210	$5,057	$5,043	$32,100

1)	The carrying value of the 15% Note at December 31, 2015 was $0.2 million, net of $25.0 million of unamortized discount On January 4, 2016, the outstanding principal amount of the 15% Note increased to $26.1 million as a result of the capitalization of accrued interest of $0.8 million.
2)	“Oil and natural gas activities” in the table above includes various contractual commitments pertaining to leasehold, training and development costs.

15% Non-Convertible Senior Secured Note due June 19, 2020

On June 19, 2015, in connection with the transaction with CT Energy described in Part IV – Item 15 – Exhibits and Financial Statements Schedules Note 1 – Organization, we issued the five-year, 15% Note in the aggregate principal amount of $25.2 million with interest that is compounded quarterly at a rate of 15.0% per annum and is payable quarterly on the first business day of each January, April, July and October, commencing October 1, 2015. If by June 19, 2016, the volume weighted average price of the Company’s common stock over any consecutive 30-day period has not equaled or exceeded $2.50 per share, the maturity date of the 15% Note will be extended by two years and the interest rates on the 15% Note will adjust to 8.0% (the “15% Note Reset Feature”). During an event of default, the outstanding principal amount bears additional interest at a rate of 2.0% per annum higher than the rate otherwise applicable. See Part IV – Item 15 – Exhibits and Financial Statements Schedules, Note 11 – Debt and Financing.

Effects of Changing Prices, Foreign Exchange Rates and Inflation

Our results of operations and cash flow are affected by changing oil prices. Fluctuations in oil prices may affect our total planned development activities and capital expenditure program.

Our net foreign exchange gain attributable to our international operations was $0.3 million for the year ended December 31, 2015 compared to $0.2 million loss on foreign currency transactions for the year ended December 31, 2014. The gains in 2015 are primarily associated with favorable changes in the Bolivar denominated liabilities. The loss in 2014 is primarily related to converting USD to Bolivars from participating in the SICAD II auctions and USD to Euros. There are many factors affecting foreign exchange rates and resulting exchange gains and losses, most of which are beyond our control. Petrodelta, our investment in affiliate, is required to follow the foreign exchange controls placed on PDVSA which requires them to use a 6.3 Bolivars per USD exchange rate. Harvest Vinccler is able to bring money into the country using the SIMADI foreign exchange system which is at a 200 Bolivars per USD exchange rate. The foreign exchange gains and losses referred to here are generated from activity of Harvest Vinccler and not Petrodelta. It is not possible for us to predict the extent to which we may be affected by future changes in exchange rates and exchange controls.

On March 9, 2016, Venezuela Vice President for Economic Area announced a new exchange agreement No. 35 (the “Exchange Agreement No. 35”). Exchange Agreement No. 35 was published in Venezuela’s Official Gazette No. 40865 dated March 9, 2016, and became effective on March 10, 2016. Exchange Agreement No. 35 will have a dual exchange rate for a controlled rate (named DIPRO) fixed at 10 USD/Bolivars for priority goods and services and a complimentary rate (named DICOM) starting at 206.92 USD/Bolivars for travel and other non-essential goods. We are evaluating the impact Exchange Agreement No. 35 has on Harvest Vinccler and Petrodelta.

Harvest Vinccler’s functional and reporting currency is the USD. They do not have currency exchange risk other than the official prevailing exchange rate that applies to their operating costs denominated in Venezuela Bolivars (“Bolivars”) (198.70 Bolivars per USD).

Within the United States and other countries in which we conduct business, inflation has had a minimal effect on us, but it is an important factor with respect to certain aspects of the results of operations in Venezuela. The 2015 annual inflation rate in Venezuela provided by the Central Bank of Venezuela (BCV) through December 2015 was 180.9 percent.

Critical Accounting Policies

Reporting and Functional Currency

USD is the reporting and functional currency for all of our controlled subsidiaries and Petrodelta. Amounts denominated in non-USD currencies are re-measured into USD, and all currency gains or losses are recorded in the consolidated statements of operations and comprehensive loss. There are many factors that affect foreign exchange rates and the resulting exchange gains and losses, many of which are beyond our influence.

Investment in Affiliate

We evaluate our investments in unconsolidated companies under “ASC 323 – Investments – Equity Method and Joint Ventures” and “ASC 325 – Investments – Other”. In accordance with ASC 323, investments in which we have significant influence were accounted for under the equity method of accounting. Under the equity method, our Investment in Affiliate was increased by additional investments and earnings and decreased by dividends and losses. We review our Investment in Affiliate for impairment whenever events and circumstances indicate a loss in investment value is other than a temporary decline. Once an event is identified that is other than temporary, a loss is recognized and the Investment in Affiliate is reduced to fair value.

Investments where we do not have significant influence are accounted for in accordance with ASC 325. Under this method we will not recognize any equity in earnings from our investments in our results of operations, but will recognize any cash dividends in the period they are received. We review our Investment in Affiliate for impairment whenever events and circumstances indicate a loss in investment value is other than a temporary decline. Once an event is identified that is other than temporary, a loss is recognized and the Investment in Affiliate is reduced to fair value.

Through December 31, 2014, we included the results of Petrodelta in our financial statements under the equity method. We ceased recording earnings from Petrodelta in the second quarter 2014 due to the expected sales price of the second closing purchase agreement approximating the recorded value of our investment in Petrodelta. The Company was not able to obtain approval from the government of Venezuela during 2014 and on January 1, 2015 we terminated the SPA. Due to our failed sales attempts, lack of management influence, and actions and inactions by the majority owner, PDVSA, we believe we no longer exercise significant influence in Petrodelta and in accordance with Accounting Standards Codification “ASC 323 – Investments – Equity Method and Joint Ventures”, we are accounting for our investment in Petrodelta under the cost method (“ASC 325 – Investments – Other”), effective December 31, 2014. Under the cost method we will not recognize any equity in earnings from our investment in Petrodelta in our results of operations, but will recognize any cash dividends in the period they are received.

Capitalized Interest

We capitalize interest costs for qualifying oil and natural gas properties. The capitalization period begins when expenditures are incurred on qualified properties, activities begin which are necessary to prepare the property for production and interest costs have been incurred. The capitalization period continues as long as these events occur. The average additions for the period are used in the interest capitalization calculation.

Property and Equipment

We follow the successful efforts method of accounting for our oil and natural gas properties. Under this method, oil and natural gas lease acquisition costs are capitalized when incurred. Unproved properties are assessed quarterly on a property-by-property basis, and any impairment in value is recognized. We assess our unproved property costs for impairment when events or circumstances indicate a possible decline in the recoverability of the carrying value of the projects. The estimated value of our unproved projects is determined using quantitative and qualitative assessments and the carrying value of the projects is adjusted if the carrying value exceeds the assessed value of the projects.

During the years ended December 31, 2015 and 2014, we recorded impairment expense, related to our Dussafu Project in Gabon, of $24.2 million (including $1.0 million relating to oilfield inventories) and $50.3 million, respectively, which reflect management’s estimate of the decreased value of the project given our current liquidity situation and the decline in global crude oil prices. During 2014, we recognized impairments related to our Budong Project in Indonesia of $7.7 million. If the unproved properties are determined to be productive, the appropriate related costs are transferred to proved oil and natural gas properties. Lease rentals are expensed as incurred. Oil and natural gas exploration costs, other than the costs of drilling exploratory wells, are charged to expense as incurred. The costs of drilling exploratory wells are capitalized pending determination of whether the wells have discovered proved reserves. Exploratory drilling costs are capitalized when drilling is completed if it is determined that there is economic producibility supported by either actual production, conclusive formation tests or by certain technical data. If proved reserves are not discovered, such drilling costs are expensed. Costs to develop proved reserves, including the costs of all development wells and related equipment used in production of crude oil and natural gas, are capitalized.

Depletion, depreciation, and amortization (“DD&A”) of the cost of proved oil and natural gas properties are calculated using the unit of production method. The reserve base used to calculate DD&A for leasehold acquisition costs and the cost to acquire proved properties is proved reserves. With respect to lease and well equipment costs, which include development costs and successful exploration drilling costs, the reserve base is proved developed reserves. Estimated future dismantlement, restoration and abandonment costs, net of salvage values, are taken into account. Certain other assets are depreciated on a straight-line basis.

Assets are grouped based upon a reasonable aggregation of properties with a common geological structural feature or stratigraphic condition, such as a reservoir or field.

Amortization rates are updated to reflect: 1) the addition of capital costs, 2) reserve revisions (upwards or downwards) and additions, 3) property acquisitions or property dispositions and 4) impairments.

We account for impairments of proved properties under the provisions of ASC 360, “Property, Plant, and Equipment”. When circumstances indicate that an asset may be impaired, we compare expected undiscounted future cash flows at a producing field level to the amortized capitalized cost of the asset. If the future undiscounted cash flows, based on our estimate of future crude oil and natural gas prices, operating costs, anticipated production from proved reserves and other relevant data, are lower than the amortized capitalized cost, the capitalized cost is reduced to fair value. Fair value is calculated by discounting the future cash flows at an appropriate risk-adjusted discount rate.

Income Taxes

Deferred income taxes reflect the net tax effects, calculated at currently enacted rates, of (a) future deductible/taxable amounts attributable to events that have been recognized on a cumulative basis in the financial statements or income tax returns, and (b) operating loss and tax credit carry forwards. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

Since December 31, 2013, we have provided deferred income taxes on undistributed earnings of our foreign subsidiaries where we are not able to assert that such earnings were permanently reinvested, or otherwise could be repatriated in a tax free manner, as part of our ongoing business. As of December 31, 2015, the deferred tax liability provided on such earnings has been reduced to zero due to the impairment of the underlying book investment in Petrodelta.

As the conversion feature of the 9% Note was reasonably expected to be exercised at the time of the note’s issuance due to the conversion price being in-the-money, the interest on the 9% Note paid upon its conversion is non-deductible to the Company under Internal Revenue Code (“IRC”) Section 163(l). The 15% Note was issued, for income tax purposes, with original issue discount (“OID”). OID generally is deductible for income tax purposes. However, if the debt instrument constitutes an “applicable high-yield discount obligation” (“AHYDO”) within the meaning of IRC Section 163(i)(1), then a portion of the OID likely would be non-deductible pursuant to IRC Section 163(e)(5). Our analysis of the 15% Note is that the note may be an AHYDO; consequently, a portion or all of the OID likely may be non-deductible for income tax purposes.

New Accounting Pronouncements

In April 2015, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs”. The amendments in this update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. In June 2015 the FASB issued ASU No. 2015-15 as an amendment to this guidance to address the absence of authoritative guidance for debt issuance costs related to line-of-credit arrangements. The SEC staff stated that they would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The guidance is effective for interim periods and annual period beginning after December 15, 2015; however early adoption is permitted. We do not believe the adoption of this guidance will have a material impact on our financial position and will not have an impact on our results of operations or cash flows.

In August 2014, the FASB issued ASU No. 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. ASU No. 2014-15 requires management to assess an entity’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. The standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. We are currently evaluating the provisions of ASU No. 2014-15 and assessing the impact, if any, it may have on our consolidated financial statements.

In April 2014, FASB issued ASU No. 2014-09 “Revenue from Contracts with Customers” which is included in ASC 606, a new topic under the same name. The guidance in this update affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (for example, insurance contracts or lease contracts). The guidance supersedes the previous revenue recognition requirements and most industry-specific guidance. Additionally, the update supersedes some cost guidance related to construction type and production-type contracts. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this update.

The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The new guidance also provides for additional qualitative and quantitative disclosures related to: (1) contracts with customers, including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations); (2) significant judgments and changes in judgments which impact the determination of the timing of satisfaction of performance obligations (over time or at a point in time), the transaction price and amounts allocated to performance obligations; and (3) assets recognized from the costs to obtain or fulfill a contract.

In July 2015, the FASB issued a decision to delay related to ASU No. 2014-09 for the effective date by one year. The new guidance is effective for annual and interim periods beginning after December 15, 2017. An entity should apply the amendments either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the update recognized at the date of initial application. We are currently evaluating the impact of this guidance.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes”. ASU No. 2015-17 simplifies the balance sheet presentation of deferred income taxes by requiring all deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The standard is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods, with early adoption permitted. The standard may be applied either prospectively or retrospectively to all periods presented. The Company has decided to adopt the accounting change in its current financial statements and has adopted the change retrospectively.

In February 2016, the FASB issued ASU No. 2016-02, “Leases”. It is expected to be effective for periods beginning after December 15, 2018 for public entities, and for periods beginning after December 15, 2019 for nonpublic entities. Early application is permitted. Under the new provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less. All other leases will fall into one of two categories: (1) Financing leases, similar to capital leases, will require the recognition of an asset and liability, measured at the present value of the lease payments. Interest on the liability will be recognized separately from amortization of the asset. Principal repayments will be classified as financing outflows and payments of interest as operating outflows on the statement of cash flows. (2) Operating leases will also require the recognition of an asset and liability measured at the present value of the lease payments. A single lease cost, consisting of interest on the obligation and amortization of the asset, calculated such that the amortization of the asset will increase as the interest amount decreases resulting in a straight-line recognition of lease expense. All cash outflows will be classified as operating on the statement of cash flows. We do not believe the adoption of this guidance will have a material impact on our financial position, results of operations or cash flows.

In March 2016, the FASB issued ASU No. 2016-07, “Investments — Equity Method and Joint Ventures (Topic 323)”. This amendment simplifies the accounting for equity method investments; the amendment in the update eliminates the requirement in Topic 323 that an entity retroactively adopt the equity method of accounting if an investment qualifies for use of the equity method as a result of an increase in the level of ownership or degree of influence. The amendment requires that the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor’s previously held interest and adopt equity method of accounting as of the date the investment becomes qualified for equity method accounting. The amendment in this update is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The amendment should be applied prospectively upon the effective date to increases in the level of ownership interest or degree of influence that result in the adoption of the equity method. Earlier application is permitted. We are currently evaluating the impact of this guidance.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

APPENDIX D

Unaudited Consolidated Financial Statements of Harvest Natural Resources, Inc. and Subsidiaries,

and related Management’s Discussion and Analysis of Financial Condition

and Results of Operations

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except per share data)

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,417	$7,761
Accounts receivable	351	2,461
Prepaid expenses and other	664	826

TOTAL CURRENT ASSETS	2,432	11,048
LONG-TERM NOTE RECEIVABLE – RELATED PARTY, net of reserve for $5.2 million	—	—
PROPERTY AND EQUIPMENT:
Oil and natural gas properties (successful efforts method)	30,910	31,006
Other administrative property, net	528	455

TOTAL PROPERTY AND EQUIPMENT, net	31,438	31,461
EMBEDDED DERIVATIVE ASSET	5,001	5,010
LONG-TERM DEFERRED INCOME TAX ASSETS	85	120
OTHER ASSETS, net of allowance for $0.7 million (2016 and 2015)	141	142

TOTAL ASSETS	$39,097	$47,781

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable, trade and other	$825	$370
Accrued expenses	4,791	3,327
Accrued interest – related party	975	954
Other current liabilities	107	165

TOTAL CURRENT LIABILITIES	6,698	4,816
LONG-TERM DEBT DUE TO RELATED PARTY, net of discount	1,211	214
WARRANT DERIVATIVE LIABILITY WITH RELATED PARTY	9,564	5,503
OTHER LONG-TERM LIABILITIES	217	42

TOTAL LIABILITIES	17,690	10,575
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share; authorized 5,000 shares; issued and outstanding, none	—	—
Common stock, par value $0.01 per share; shares authorized 150,000 (2016 and 2015); shares issued 57,987 (2016 and 2015); shares outstanding 51,415 (2016 and 2015)	580	580
Additional paid-in capital	302,937	302,273
Accumulated deficit	(213,874)	(199,778)
Treasury stock, at cost, 6,572 shares (2016 and 2015)	(66,316)	(66,316)

TOTAL HARVEST STOCKHOLDERS’ EQUITY	23,327	36,759
NONCONTROLLING INTEREST OWNERS	(1,920)	447

TOTAL EQUITY	21,407	37,206

TOTAL LIABILITIES AND EQUITY	$39,097	$47,781

See accompanying notes to consolidated condensed financial statements.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
EXPENSES:
Depreciation and amortization	$26	$29
Exploration expense	721	1,932
Impairment expense – oilfield inventories	128	—
Reserve for note receivable – related party	5,160	—
General and administrative	5,949	4,158

	11,984	6,119

LOSS FROM OPERATIONS	(11,984)	(6,119)
OTHER NON-OPERATING INCOME (EXPENSE):
Change in fair value of warrant liabilities	(4,061)	—
Change in fair value of embedded derivative assets	(9)	—
Interest expense	(1,096)	(237)
Foreign currency transaction gains, net	154	3

	(5,012)	(234)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(16,996)	(6,353)
INCOME TAX EXPENSE (BENEFIT)	8	(384)

LOSS FROM CONTINUING OPERATIONS	(17,004)	(5,969)
LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS	(2,908)	(352)

NET LOSS AND COMPREHENSIVE LOSS ATTRIBUTABLE TO HARVEST	$(14,096)	$(5,617)

LOSS PER SHARE:
Basic loss per share	$(0.27)	$(0.13)

Diluted loss per share	$(0.27)	$(0.13)

See accompanying notes to consolidated condensed financial statements.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,004)	$(5,969)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26	29
Impairment expense – oilfield inventories	128	—
Amortization of debt financing costs	—	221
Accretion of discount on debt	138	—
Reserve for note receivable – related party	5,160	—
Share-based compensation-related charges	664	512
Deferred income tax expense (benefit)	35	(465)
Change in fair value of warrant liabilities	4,061	—
Change in fair value of embedded derivative assets	9	—
Changes in operating assets and liabilities:
Accounts receivable	2,110	116
Prepaid expenses and other	162	47
Other assets	1	(21)
Accounts payable	455	390
Accrued expenses	1,508	117
Accrued interest	880	172
Other current liabilities	(58)	52
Other long-term liabilities	175	(141)

NET CASH USED IN OPERATING ACTIVITIES	(1,550)	(4,940)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property and equipment, net	(175)	(330)
Note receivable – related party	(5,160)	—

NET CASH USED IN INVESTING ACTIVITIES	(5,335)	(330)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from noncontrolling interest owners	541	102

NET CASH PROVIDED BY FINANCING ACTIVITIES	541	102

NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,344)	(5,168)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	7,761	6,585

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,417	$1,417

See accompanying notes to consolidated condensed financial statements.

Supplemental Schedule of Noncash Investing and Financing Activities:

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Supplemental Cash Flow Information:
Cash paid during the period for interest expense	$—	$—
Cash paid during the period for income taxes	—	2
Supplemental Schedule of Noncash Investing and Financing Activities:
Decrease in current liabilities related to additions of property and equipment	$(44)	$(82)
Increase in Stockholders’ Equity from forgiveness of note payable and accrued interest	—	6,157
Increase in long-term debt due to the capitalization of the accrued interest	859	—

See accompanying notes to consolidated condensed financial statements.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Condensed Financial Statements

Note 1 – Organization

Interim Reporting

In our opinion, the accompanying unaudited consolidated condensed financial statements contain all adjustments, which are of a normal recurring nature, necessary to present fairly the financial position as of March 31, 2016, results of operations for the three months ended March 31, 2016 and 2015, and the cash flows for the three months ended March 31, 2016 and 2015. The December 31, 2015 consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by United States of America generally accepted accounting principles (“U.S. GAAP”). The unaudited consolidated condensed financial statements are presented in accordance with the requirements of Form 10-Q and do not include all disclosures normally required by U.S. GAAP. The consolidated condensed financial statements included in this report should be read with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2015, which include certain definitions and a summary of significant accounting policies. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Organization

Harvest Natural Resources, Inc. (“Harvest” or the “Company”) is a petroleum exploration and production company incorporated under Delaware law in 1988.

We have acquired and developed significant interests in the Bolivarian Republic of Venezuela (“Venezuela”). Our Venezuelan interests are owned through Harvest-Vinccler Dutch Holding B.V., a Dutch private company with limited liability (“Harvest Holding”). Our 51 percent ownership of Harvest Holding is through HNR Energia B.V. (“HNR Energia”) in which we have a direct controlling interest. We have partners, Oil & Gas Technology Consultants (Netherlands) Coöperatie U.A., (“Vinccler”, a controlled affiliate of Venezolana de Inversiones y Construcciones Clerico, C.A.), which has a 20 percent noncontrolling interest in Harvest Holding and Petroandina Resources Corporation N.V. (“Petroandina”, a wholly owned subsidiary of Pluspetrol Resources Corporation B.V. (“Pluspetrol”)), which has a 29 percent noncontrolling interest in Harvest Holdings. We do not have business relationships with Vinccler or Pluspetrol outside of Venezuela.

Harvest Holding owns 100 percent of HNR Finance B.V. (“HNR Finance”), and HNR Finance owns a 40 percent interest in Petrodelta, S.A. (“Petrodelta”). Petrodelta is our cost investment in eastern Venezuela responsible for the exploration, development, production, gathering, transportation and storage of hydrocarbons in six oil fields. Petrodelta is governed by its own charter and bylaws and the shareholders intend that the Petrodelta be self-funding and rely on internally-generated cash flows.

Corporación Venezolana del Petroleo S.A. (“CVP”) and PDVSA Social S.A. own the remaining 56 percent and 4 percent, respectively, of Petrodelta. Petroleos de Venezuela S.A. (“PDVSA”) owns 100 percent of CVP and PDVSA Social S.A. Through our indirect 51 percent in Harvest Holding, we indirectly own a net 20.4 percent interest in Petrodelta for the period from December 16, 2013 to date.

In addition to its 40 percent interest in Petrodelta, Harvest Holding also indirectly owns 100 percent of Harvest Vinccler, S.C.A. (“Harvest Vinccler”). Harvest Vinccler’s main business purposes are to assist us in the management of Petrodelta and in negotiations with PDVSA.

In addition to our interests in Venezuela, we hold exploration acreage offshore of the Republic of Gabon (“Gabon”) through the Dussafu Marin Permit (“Dussafu PSC”). See Note 7 – Gabon.

Purchase Agreement

On June 19, 2015, the Company and certain of its domestic subsidiaries entered into a securities purchase agreement (the “Purchase Agreement”) with CT Energy Holding SRL (“CT Energy”), a Venezuelan-Italian consortium organized as a Barbados Society with Restricted Liability, under which CT Energy purchased certain securities of the Company and acquired certain governance rights. Harvest immediately received gross proceeds of $32.2 million from the sale of the securities, as described below. Key terms of the transaction include:

•	CT Energy acquired a $25.2 million, five year, 15.0% non-convertible senior secured promissory note (the “15% Note”). Interest is payable quarterly on the first business day of each January, April, July and October, commencing October 1, 2015.

•	CT Energy acquired a $7.0 million, five year, 9.0% convertible senior secured note (the “9% Note”). The 9% Note face value of $7.0 million and associated accrued interest of $0.1 million was converted into 8,667,597 shares of Harvest common stock at a conversion price of $0.82 per share on September 15, 2015. Immediately after the conversion, CT Energy owned approximately 16.6% of Harvest’s common stock.

•	CT Energy also acquired a warrant to purchase up to 34,070,820 shares of Harvest’s common stock at an initial exercise price of $1.25 per share (the “CT Warrant”). The CT Warrant will become exercisable only after the 30-day volume weighted average price of Harvest’s common stock equals or exceeds $2.50 per share (“Stock Appreciation Date”). The warrant is cash-exercisable, but CT Energy may surrender the 15% Note to pay for a portion of the aggregate exercise price.

•	CT Energy acquired a five-year 15.0% non-convertible senior secured note (the “Additional Draw Note”), under which CT Energy may elect to provide $2.0 million of additional funds to the Company per month for up to six months following the one-year anniversary of the closing date of the transaction (up to $12.0 million in aggregate). If funds are loaned under the Additional Draw Note, interest will be compounded quarterly at a rate of 15.0% per annum and is payable quarterly on the first business day of each January, April, July and October, commencing October 1, 2016. If by June 19, 2016 (the “Claim Date”), the volume weighted average price of the Company’s common stock over any consecutive 30-day period has not equaled or exceeded $2.50 per share, the maturity date of the Additional Draw Note will be extended by two years and the interest rate on the Additional Draw Note will adjust to 8.0%. During an event of default, the outstanding principal amount will bear additional interest at a rate of 2.0% per annum higher than the rate otherwise applicable.

•	CT Energy also acquired 69.75 shares of the Company’s newly created Series C preferred stock, par value $0.01 per share. The purpose of the Series C preferred stock was to provide the holder of the 9% Note with voting rights equivalent to the common stock underlying the unconverted portion of the 9% Note. Upon conversion of the 9% Note, the Series C preferred stock ceased to have voting rights and was redeemed.

•	CT Energy was granted certain governance rights in the transaction, including the right to appoint specified directors.

•	CT Energia Holding Ltd. (“CT Energia”), a Malta corporation and the Company, entered into a Management Agreement (the “Management Agreement”), under which CT Energia and its representatives will manage the day-to-day operations of the Company’s business as it relates to Petrodelta and Venezuela generally.

•	On February 19, 2016, the Company filed a Certificate of Elimination with the Delaware Secretary of State, which eliminated all matters set forth in the Certificate of Designations of Preferred Stock, Series C of Harvest Natural Resources, Inc. from the Company’s Amended and Restated Certificate of Incorporation and returned all shares of the Company’s Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), to the status of authorized but unissued shares of preferred stock of the Company. The Company had issued 69.75 shares of Series C Preferred Stock to CT Energy on June 19, 2015 along with the 9% Note. All outstanding shares of Series C Preferred Stock were redeemed in connection with the September 15, 2015 conversion of the 9% Note.

Long-Term Receivable – CT Energia

On January 4, 2016, HNR Finance provided a loan to CT Energia in the amount of $5.2 million under an 11.0% promissory note due 2019 (the “CT Energia Note”). The purpose of the loan is to provide CT Energia with collateral to obtain funds for one or more loans to Petrodelta that is 40% owned by HNR Finance and through which Harvest’s Venezuelan oil and natural gas interests are held. The loans to Petrodelta are to assist Petrodelta in satisfying its working capital needs and discharging its obligations. Interest on the CT Energia Note is due and payable on the first of each January and July, commencing July 1, 2016. The full amount outstanding, including any unpaid accrued interest, is due on January 4, 2019; however, HNR Finance’s sole recourse for payment of the principal amount of the loan is the payments of principal and interest from loans that CT Energia has made to Petrodelta. If and when CT Energia receives payments of principal or interest from loans it has made to Petrodelta, then those proceeds must be used to pay unpaid interest and principal under the CT Energia Note. All payments made by CT Energia to HNR Finance under the CT Energia Note must be made in U.S. Dollars.

The source of funds for HNR Finance’s $5.2 million loan to CT Energia was a capital contribution from Harvest Holding, which, in return, received the same aggregate amount of capital contributions from its shareholders, pro rata according to their equity interests in Harvest Holding. Of that aggregate amount of capital contributions, HNR Energia contributed $2.6 million, which was a capital contribution from Harvest. The management agreement the Company entered into with CT Energia also makes CT Energia a related party. During the three months ended March 31, 2016, we recorded a $5.2 million allowance to fully reserve the CT Energia Note due to concerns related to the continued deteriorating economic conditions in Venezuela and our assessment relating to the probability that the CT Energia Note will be collected.

Note 2 – Liquidity

We expect that for 2016 we will not generate revenue, will continue to generate losses from operations, and our cash flows will not be sufficient to cover our operating expenses. Therefore, expected continued losses from operations, capital needs and uses of cash will be funded through debt or equity financings, farm-downs, delay of the discretionary portion of our capital spending to future periods or operating cost reductions. Our ability to continue as a going concern depends on our ability to negotiate the management and structure of our investment in Petrodelta and the success of our planned exploration and development activities in Gabon. There can be no guarantee of future capital acquisition, fundraising or exploration success or that we will realize the value of our exploration and exploitation acreage and suspended wells. We believe that we will continue to be successful in securing necessary funds to continue as a going concern. However, our current cash position and our inability to access additional capital may limit our available opportunities or not provide sufficient cash for operations.

Our primary ongoing sources of cash are issuances of debt, equity sales and the sale or farm-down of oil and natural gas properties. Our primary use of cash has been to fund oil and natural gas exploration projects, principal payments on debt, interest payments, and general and administrative costs. We require capital principally to fund the exploration and development of new oil and natural gas properties. We have various contractual commitments pertaining to exploration, development and production activities. See Note 10 – Commitments and Contingencies for our contractual commitments.

In January, April and May 2016, due to our liquidity position, the Company amended the 15% Note to increase the principal amount of the note equal to the amount of the interest, less withholding tax that was due to CT Energy. Additionally, the Company increased the principal amount of the 15% Note by $3.0 million in connection with additional funds received from CT Energy on May 3, 2016 under the 15% Note. As of May 3, 2016, the amount outstanding under the 15% Note was $30.0 million. There can be no assurance that we will be able to amend our loan agreement with CT Energy to increase the principal amount of the 15% Note if our liquidity position does not allow us to make future interest payments when due.

We are currently assessing alternatives for our Gabon asset and we intend to continue our consideration of a possible sale or farm-down of our Gabon asset if we are able to negotiate a sale or sales in transactions that our

Board of Directors believes are in the best interests of the Company and its stockholders. Given that we do not currently have any operating cash inflows, we may also decide to access additional capital through equity or debt sales; however, there can be no assurance that such financing will be available to the Company or on terms that are acceptable to the Company.

On December 2, 2015, the Company received notification from the New York Stock Exchange (“NYSE”) that the Company was not in compliance with the NYSE’s continued listing standards, which require a minimum average closing price of $1.00 per share over 30 consecutive trading days. Under the NYSE’s rules, Harvest has a period of six months from the date of the NYSE notice to bring its share price and 30 trading-day average share price back above $1.00. During this period, the Company’s common stock will continue to be traded on the NYSE under the symbol “HNR”, subject to the Company’s compliance with other NYSE continued listing requirements, but will be assigned the notation .BC after the listing symbol to signify that the Company is not currently in compliance with the NYSE’s continued listing standards. As required by the NYSE, in order to maintain its listing, Harvest notified the NYSE that it intends to cure the price deficiency.

On April 25, 2016, the Company received a notice from the NYSE stating that the Company is not in compliance with a second NYSE continued listing requirement, which provides that a company is not in compliance if its average global market capitalization over a consecutive 30 trading-day period is less than $50 million and, at the same time, its stockholders’ equity is less than $50 million. As required by NYSE rules, the Company notified the NYSE that, within 45 days of receipt of the notice, the Company will submit a business plan that demonstrates its ability to regain compliance within 18 months. The NYSE will either accept the business plan, at which time the Company will be subject to quarterly monitoring for compliance with the plan, or will not accept the plan. If the Company fails to comply with the business plan or the NYSE does not accept the plan, the NYSE may commence suspension and delisting procedures.

Failure to generate sufficient cash flow, raise additional capital through debt or equity financings, farm-downs, or reduce operating costs could have a material adverse effect on our ability to meet our short- and long-term liquidity needs and achieve our intended long-term business objectives.

The above circumstances raise substantial doubt about our ability to continue as a going concern. While we believe the issuance of additional equity securities, short- or long-term debt financing, farm-downs, the delay of the discretionary portion of our capital spending to future periods or operating cost reductions could be put into place which would not jeopardize our operations and future growth plans, there can be no assurance that such events will be successful.

Our financial statements have been prepared under the assumption that we will continue as a going concern, which contemplates that we will continue in operation for the foreseeable future and will be able to realize assets and settle liabilities and commitments in the normal course of business. The accompanying consolidated condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that could result should we be unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated condensed financial statements include the accounts of all wholly-owned and majority-owned subsidiaries. All intercompany profits, transactions and balances have been eliminated. Third-party interests in our majority-owned subsidiaries are presented as noncontrolling interests owners.

Reclassifications

Certain reclassifications have been made to prior period amounts to conform to the current period presentation. These reclassifications did not affect our consolidated condensed financial results.

Note Receivable

Impaired loans

A loan is considered impaired if it is probable, based on current information and events, that the Company will be unable to collect all amounts due according to the contractual terms of the loan. Loans are reviewed for impairment and include loans that are past due, non-performing or in bankruptcy. Recognition of interest income is suspended and the loan is placed on non-accrual status when management determines that collection of future interest income is not probable. Accrual is resumed, and previously suspended interest income is recognized, when the loan becomes contractually current and/or collection doubts are removed. Cash receipts on impaired loans are recorded first against the receivable and then to any unrecognized interest income.

In January 2016, we loaned $5.2 million to CT Energia. During the three months ended March 31, 2016, the Company recorded a $5.2 million allowance to fully reserve the CT Energia Note due to concerns related to the continued deteriorating economic conditions in Venezuela and our assessment relating to the probability that the CT Energia Note will be collected. Due to the impairment of the CT Energia Note, recognition of interest income has been suspended. We recorded no loan impairments during the three months ended March 31, 2015.

Investment in Affiliate

We are accounting for our investment in Petrodelta under the cost method (“ASC 325 – Investments – Other”). Under the cost method we will not recognize any equity in earnings from our investment in Petrodelta in our results of operations, but will recognize any cash dividends in the period they are received.

As of December 31, 2015, we fully impaired the carrying value of our investment in Petrodelta. See Note 5 – Investment in Affiliate for further information.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Other important significant estimates are those included in the valuation of our assets and liabilities that are recorded at fair value on a recurring and non-recurring basis. Actual results could differ from those estimates.

Oil and Natural Gas Properties

The major components of property and equipment are as follows:

	As of March 31,	As of December 31,
	2016	2015
	(in thousands)
Unproved property costs – Dussafu PSC	$28,032	$28,000
Oilfield inventories	2,878	3,006
Other administrative property	3,036	2,937

Total property and equipment	33,946	33,943
Accumulated depreciation	(2,508)	(2,482)

Total property and equipment, net	$31,438	$31,461

Other Administrative Property

Furniture, fixtures and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are recorded at cost and amortized using the straight-line method over the life of the applicable lease. For the three months ended March 31, 2016 and 2015, depreciation expense was $26 thousand and $29 thousand, respectively.

Other Assets

Other assets at March 31, 2016 and December 31, 2015 include deposits and retainers. During 2015 we fully reserved the $1.1 million blocked payment related to our drilling operations in Gabon. The payment was blocked in accordance with the U.S. sanctions against Libya as set forth in Executive Order 13566 of February 25, 2011, and administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”). See Note 10 – Commitments and Contingencies. At December 31, 2015, we recorded an allowance for doubtful accounts of $0.7 million and the remaining balance of the blocked payment was reclassified to a receivable from our joint venture partners for $0.4 million.

	As of March 31,	As of December 31,
	2016	2015
	(in thousands)
Deposits and retainers, net	$141	$142

	$141	$142

Capitalized Interest

We capitalize interest costs for qualifying oil and natural gas properties. The capitalization period begins when expenditures are incurred on qualified properties, activities begin which are necessary to prepare the property for production and interest costs have been incurred. The capitalization period continues as long as these events occur. The average additions for the period are used in the interest capitalization calculation. During the three months ended March 31, 2016 and 2015, we did not capitalize interest costs due to insufficient on-going activity related to our oil and natural gas activities.

Fair Value Measurements

We measure and disclose our fair values in accordance with the provisions of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and establishes a three-level hierarchy, which encourages an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of the hierarchy are defined as follows:

•	Level 1 – Inputs to the valuation techniques that are quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs to the valuation techniques that are other than quoted prices but are observable for the assets or liabilities, either directly or indirectly.

•	Level 3 – Inputs to the valuation techniques that are unobservable for the assets or liabilities.

Financial instruments, which potentially subject us to concentrations of credit risk, are primarily cash and cash equivalents, accounts receivable, stock appreciation rights (“SARs”), restricted stock units (“RSUs”), debt, embedded derivatives and warrant derivative liability. We maintain cash and cash equivalents in bank deposit accounts with commercial banks, which at times may exceed the federally insured limits. We have not experienced any losses from such investments. Concentrations of credit risk with respect to accounts receivable are limited due to the nature of our receivables. In the normal course of business, collateral is not required for financial instruments with credit risk. The estimated fair value of cash and cash equivalents and accounts receivable, prepaid costs, accounts payable, accrued expenses and other current liabilities approximate their carrying value due to their short-term nature (Level 1). The following tables set forth by level within the fair value hierarchy our financial assets and liabilities that were accounted for at fair value as of March 31, 2016 and December 31, 2015. During the year ended December 31, 2015, we impaired the carrying value of our Dussafu project in Gabon by $23.2 million and our investment in affiliate by $164.7 million. See Note 5 – Investment in Affiliate and Note 7 – Gabon for more information.

	As of March 31, 2016
	Level 1	Level 2	Level 3	Total
	(in thousands)
Recurring
Assets:
Embedded derivative asset	$—	$—	$5,001	$5,001

	$—	$—	$5,001	$5,001

Liabilities:
SARs liability	$—	$79	$120	$199
RSUs liability	—	324	—	324
Warrant derivative liability	—	—	9,564	9,564

	$—	$403	$9,684	$10,087

	As of December 31, 2015
	Level 1	Level 2	Level 3	Total
	(in thousands)
Non recurring
Assets:
Dussafu PSC	$—	$—	$28,000	$28,000

	$—	$—	$28,000	$28,000

Recurring
Assets:
Embedded derivative asset	$—	$—	$5,010	$5,010

	$—	$—	$5,010	$5,010

Liabilities:
SARs liability	$—	$46	$50	$96
RSUs liability	—	174	—	174
Warrant derivative liability	—	—	5,503	5,503

	$—	$220	$5,553	$5,773

As of March 31, 2016, the fair value of our liability awards included $0.2 million for our SARs which were recorded in accrued expenses and $0.3 million for the RSUs which were recorded in accrued expenses and other long-term liabilities. As of December 31, 2015, the fair value of our liability awards included $0.1 million for our SARs which were recorded in accrued expenses and $0.2 million for our RSUs which were recorded in accrued expenses and other long-term liabilities.

Derivative Financial Instruments

As required by ASC 820, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. See Note 9 – Warrant Derivative Liability for a description and discussion of our warrant derivative liability as well as a description of the valuation models and inputs used to calculate the fair value. See Note 8 – Debt and Financing for a description and discussion of our embedded derivatives related to our 15% Note as well as a description of the valuation models and inputs used to calculate the fair value. All of our embedded derivatives and warrants are classified as Level 3 within the fair value hierarchy.

Changes in Level 3 Instruments Measured at Fair Value on a Recurring Basis

The following table provides a reconciliation of financial liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3).

	Three Months Ended March 31,
	2016	2015
Financial assets – embedded derivative asset
Beginning balance	$5,010	$—
Change in fair value	(9)	—

Ending balance	$5,001	$—

	Three Months Ended March 31,
	2016	2015
Financial liabilities – warrant derivative liability:
Beginning balance	$5,503	$—
Change in fair value	4,061	—

Ending balance	$9,564	$—

	Three Months Ended March 31,
	2016	2015
Financial liabilities – stock appreciation rights
Beginning balance	$50	$—
Change in fair value	70	—

Ending balance	$120	$—

During three months ended March 31, 2016 and 2015, no transfers were made between Level 1, Level 2 and Level 3 liabilities or investments.

Share-Based Compensation

We use the fair value based method of accounting for share-based compensation. We utilized the Black-Scholes option pricing model to measure the fair value of stock options and SARs on their grant dates in years prior to 2015. Restricted stock and RSUs were measured at their fair values. During 2015, we issued options, SARs and RSUs with an additional market condition. To fair value these awards, we utilized a Monte Carlo simulation.

The following table is a summary of compensation expense (income) recorded in general and administrative expense in our consolidated condensed statements of operations and comprehensive loss by type of awards:

	Three Months Ended March 31,
Employee Stock-Based Compensation	2016	2015
	(in thousands)
Equity based awards:
Stock options	$556	$478
Restricted stock	34	34
RSUs	74	—

Total expense related to equity based awards	664	512

Liability based awards:
SARs	103	(326)
RSUs	150	(450)

Total expense (income) related to liability based awards	253	(776)

Total compensation expense (income)	$917	$(264)

The assumptions summarized in the following table were used to calculate the fair value of the SARs classified as Level 3 instruments that were outstanding as of the balance sheet date:

	Fair Value Hierarchy Level	As of March 31,
		2016
Significant assumptions (or ranges):
Stock price	Level 1 input	$0.60
Exercise price	Level 1 input	$1.13
Threshold price	Level 1 input	$2.50
Suboptimal exercise factor	Level 3 input	2.5
Term (years)		4.31
Volatility	Level 2 input	110.0%
Risk-free rate	Level 1 input	1.09%
Dividend yield	Level 2 input	0.0%

Income Taxes

Deferred income taxes reflect the net tax effects, calculated at currently enacted rates, of (a) future deductible/taxable amounts attributable to events that have been recognized on a cumulative basis in the financial statements or income tax returns, and (b) operating loss and tax credit carryforwards. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

We classify interest related to income tax liabilities and penalties as applicable, as interest expense. We recorded no penalties during the three months ended March 31, 2016.

Since December 2013, we have provided deferred income taxes on undistributed earnings of our foreign subsidiaries where we are not able to assert that such earnings were permanently reinvested, or otherwise could be repatriated in a tax free manner, as part of our ongoing business. As of December 31, 2015 and through the first quarter of 2016, the deferred tax liability provided on such earnings was zero due to the impairment of the underlying book investment in Petrodelta.

The 15% Note was issued, for income tax purposes, with original issue discount (“OID”). OID generally is deductible for income tax purposes. However, if the debt instrument constitutes an “applicable high-yield discount obligation” (“AHYDO”) within the meaning of IRC Section 163(i)(1), then a portion of the OID likely would be non-deductible pursuant to IRC Section 163(e)(5). Our analysis of the 15% Note is that the note may be an AHYDO; consequently, a portion or all of the OID likely may be non-deductible for income tax purposes.

Noncontrolling Interest Owners

Changes in noncontrolling interest owners were as follows:

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Balance at beginning of period	$447	$79,152
Contributions by noncontrolling interest owners	541	102
Net loss attributable to noncontrolling interest owners	(2,908)	(352)

Balance at end of period	$(1,920)	$78,902

New Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases”. It is expected to be effective for periods beginning after December 15, 2018 for public entities. Early application is permitted. Under the new provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less. All other leases will fall into one of two categories: (1) Financing leases, similar to capital leases, will require the recognition of an asset and liability, measured at the present value of the lease payments. Interest on the liability will be recognized separately from amortization of the asset. Principal repayments will be classified as financing outflows and payments of interest as operating outflows on the statement of cash flows. (2) Operating leases will also require the recognition of an asset and liability measured at the present value of the lease payments. A single lease cost, consisting of interest on the obligation and amortization of the asset, calculated such that the amortization of the asset will increase as the interest amount decreases resulting in a straight-line recognition of lease expense. All cash outflows will be classified as operating on the statement of cash flows. We do not believe the adoption of this guidance will have a material impact on our financial position, results of operations or cash flows.

In March 2016, the FASB issued ASU No. 2016-06, “Derivatives and Hedging (Topic 815: Contingent Put and Call Options in Debt Instruments)”. This amendment addresses how an entity should assess whether contingent call (put) options that can accelerate the payment of debt instruments that are clearly and closely related to the debt hosts. This assessment is necessary to determine if the option(s) must be separately accounted for as a derivative. The ASU clarifies that an entity is required to assess the embedded call (put) options solely in accordance with the specific four-step decision sequence. This means entities are not also required to assess whether the contingency for exercising the option(s) is indexed to interest rates or credit risk. For example, when evaluating debt instruments puttable upon a change in control, the event triggering the change in control is not relevant to the assessment. Only the resulting settlement of debt is subject to the four-step decision sequence. The amendment is effective for public entities for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted. However, if an entity early adopts the amendment in an interim period, any adjustments should be reflected as of the beginning of that fiscal year. We do not believe the adoption of this guidance will have a material impact on our financial position, results of operations or cash flows.

In March 2016, the FASB issued ASU No. 2016-07, “Investments – Equity Method and Joint Ventures (Topic 323)”. This amendment simplifies the accounting for equity method of investments, the amendment in the update eliminates the requirement in Topic 323 that an entity retroactively adopt the equity method of accounting if an investment qualifies for use of the equity method as a result of an increase in the level of ownership or degree of influence. The amendment requires that the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor’s previously held interest and adopt equity method of accounting as of the date the investment becomes qualified for equity method accounting. The amendment in this update is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The amendment should be applied prospectively upon the effective date to increases in the level of ownership interest or degree of influence that result in the adoption of the equity method. Earlier application is permitted. We are currently evaluating the impact of this guidance.

In March 2016, the FASB issued ASU No 2016-09, “Compensation – Stock Compensation (Topic 718)”. It introduces targeted amendments intended to simplify the accounting for stock compensation. Specifically the ASU requires all excess tax benefits and tax deficiencies to be recognized as income tax expense or benefit in the income statement. The tax effects of exercised or vested awards should be treated as discrete items in the reporting period in which they occur. An entity also should recognize excess tax benefits, and assesses the need for a valuation allowance, regardless of whether the benefit reduces taxes payable in the current period. That is, off balance sheet accounting for net operating losses stemming from excess tax benefits would no longer be required and instead such net operating losses would be recognized, net of a valuation allowance if required, through an adjustment to opening retained earnings in the period of adoption. Entities will no longer need to maintain and track an Additional Paid In Capital pool. The ASU also requires excess tax benefits to be classified along with other income tax cash flows as an operating activity in the statement of cash flows. The amendment is effective for public entities for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. We are currently evaluating the impact of this guidance.

Note 4 – Earnings Per Share

Basic earnings per common share (“EPS”) are computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock.

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Loss from continuing operations(a)	$(14,096)	$(5,617)

Net loss attributable to Harvest	$(14,096)	$(5,617)

Weighted average common shares outstanding	51,415	42,662
Weighted average common shares, diluted	51,415	42,662
Loss per share:
Basic loss per share(a)	$(0.27)	$(0.13)

Diluted loss per share(a)	$(0.27)	$(0.13)

(a)	Net of net loss attributable to noncontrolling interests.

During the three months ended March 31, 2016 per share calculations above excluded 7.1 million options and 34.1 million warrants because we were in a loss position. During the three months ended March 31, 2015 per share calculations above excluded 4.3 million options and 2.5 million warrants because we were in a loss position.

Note 5 – Investment in Affiliate

Venezuela – Petrodelta

Our 40 percent investment in Petrodelta is owned through our subsidiary, Harvest Holding. We continue to account for our investment in Petrodelta under the cost method as we have not seen sufficient progress under the new management agreement with CT Energia that would lead us to believe that we have regained significant influence over the operations of Petrodelta. We will continue to monitor this situation in future periods.

Under the cost method we will not recognize any equity in earnings from our investment in Petrodelta in our results of operations, but will recognize any cash dividends as income in the period they are received.

Our carrying value of our investment in Petrodelta at March 31, 2016 and December 31, 2015 is nil.

Note 6 – Venezuela – Other

Harvest Vinccler currently assists us in the oversight of our investment in Petrodelta and in negotiations with PDVSA. Harvest Vinccler’s functional and reporting currency is the USD. They do not have currency exchange risk other than the official prevailing exchange rate that applies to their operating costs denominated in Venezuelan Bolivars (“Bolivars”).

On February 10, 2015, the Ministry of Economy, Finance, and Public Banking, and the Central Bank of Venezuela (BCV) published in the Extraordinary Official Gazette No. 6.171 Exchange Agreement No.33 two Official Notices. The first notice stated that the former auction process, SICAD II, would no longer be permitted. The second notice established a new exchange rate called the Foreign Exchange Marginal System (“SIMADI”). The SIMADI’s marginal system was available in limited situations for individuals and companies to purchase and sell foreign currency via banks and exchange houses. The SIMADI marginal system had been the only exchange mechanism available to Harvest Vinccler. We were both eligible and had successfully participated in SIMADI auctions during 2015; however, during the three months ended March 31, 2015, Harvest Vinccler did not participate in any auctions.

On March 9, 2016, Venezuela Vice President for Economic Area announced a new exchange agreement No. 35 (the “Exchange Agreement No. 35”). Exchange Agreement No. 35 was published in Venezuela’s Official Gazette No. 40865 dated March 9, 2016, and became effective on March 10, 2016. Exchange Agreement No. 35 will have a dual exchange rate for a controlled rate (named DIPRO) fixed at DIPRO 10 Bolivars/USD for priority goods and services and a complimentary rate (named DICOM) starting at 206.92 Bolivars/USD for travel and other non-essential goods. We are evaluating the impact Exchange Agreement No. 35 has on Harvest Vinccler and Petrodelta. During the three months ended March 31, 2016, Harvest Vinccler exchanged approximately $0.03 million and received 212.37 Bolivars/USD.

The monetary assets that are exposed to exchange rate fluctuations are cash, accounts receivable, prepaid expenses and other current assets. The monetary liabilities that are exposed to exchange rate fluctuations are accounts payable, accruals, current and deferred income tax and other tax obligations and other current liabilities. All monetary assets and liabilities incurred at the DIPRO Bolivar exchange rate are settled at the 10 Bolivar/USD exchange rate. At March 31, 2016, the balances in Harvest Vinccler’s Bolivar denominated monetary assets and liabilities accounts that are exposed to exchange rate changes are 10.8 million Bolivars ($0.05 million) and 5.3 million Bolivars ($0.02 million), respectively.

Note 7 – Gabon

We are the operator of the Dussafu PSC with a 66.667 percent ownership interest. Located offshore Gabon, adjacent to the border with the Republic of Congo, the Dussafu PSC covers an area of 680,000 acres with water depths up to 1,650 feet.

The Dussafu PSC partners and the Republic of Gabon, represented by the Ministry of Mines, Energy, Petroleum and Hydraulic Resources, entered into the third exploration phase of the Dussafu PSC with an effective date of May 28, 2012. The Ministry of Mines, Energy, Petroleum and Hydraulic Resources agreed to lengthen the third exploration phase to four years until May 27, 2016. The Company has an option to extend for one year the exploration phase for a payment of $1.2 million. Failure to extend the exploration phase has no effect on the discovered fields under the Exclusive Exploitation Authorization (“EEA”) as discussed below.

On March 26, 2014, the joint venture partners approved a resolution that the discovered fields are commercial to exploit. On June 4, 2014, a Declaration of Commerciality (“DOC”) was signed with Gabon pertaining to four discoveries on the Dussafu Project offshore Gabon. Furthermore, on July 17, 2014, the Direction Generale Des Hydrocarbures (“DGH”) awarded an EEA for the development and exploitation of certain oil discoveries on the Dussafu Project and on October 10, 2014, the field development plan was approved. The Company has four years from the date of the EEA approval to begin production.

The Company is currently assessing alternatives to farm-down or sell the Dussafu project, while weighing the liquidity requirements necessary to maintain ongoing Company operations.

Operational activities during the three months ended March 31, 2016, included continued evaluation of development plans, based on the 3D seismic data acquired in late 2013 and processed during 2014.

In March 2016, the Company conducted an impairment analysis of the unproved costs of the Dussafu PSC. The significant factors that impacted the evaluation were price forecasts, drilling costs and the number of companies engaged in evaluating an investment in the property through either a farm-down or acquisition. Based on the March 2016 evaluation and our continuing operations, it is the opinion of the Company that the current carrying value is recoverable and no further impairment to this Dussafu project is warranted as of March 31, 2016. If oil and natural gas prices continue to deteriorate or we fail to obtain adequate financing, farm-down or sell the asset, additional impairments may be required on our prospect.

We also reviewed the value of our oilfield inventories that are in the country of Gabon, of which the majority is steel conductor and casing. We impaired the value of this inventory by approximately $1.0 million in 2015, leaving $3.0 million related to this inventory as of December 31, 2015. We impaired the value of this inventory by approximately $0.1 million in 2016, leaving $2.9 million related to this inventory as of March 31, 2016.

See Note 10 – Commitments and Contingencies for a discussion related to our Gabon operations.

The Dussafu PSC represents $30.9 million of unproved oil and natural gas properties including inventory on our March 31, 2016 balance sheet ($31.0 million at December 31, 2015).

Note 8 – Debt and Financing

On June 19, 2015, we issued the CT Warrant, 9% and 15% Notes, the Additional Draw Note and Series C preferred stock in connection with the Purchase Agreement with CT Energy and received proceeds of $30.6 million, net of financing fees of $1.6 million. We identified embedded derivative assets and derivatives liabilities in the notes and determined that the warrant did not meet the required conditions to qualify for equity classification and was required to be classified as a warrant liability (see Note 9 – Warrant Derivative Liability). The estimated fair value, at issuance, of the embedded derivative asset, described below, was $2.5 million, the embedded derivative liability, described below, was $13.5 million and the warrant liability was $40.0 million. In accordance with ASC 815, the proceeds were first allocated to the fair value of the embedded derivatives and warrants, which resulted in no value being attributable to the Series C preferred stock and the 9% Note and 15% Note.

The following table summarizes the movement of our long-term debt due to related party, net of discount:

As of March 31,
2016
(in thousands)
Long-Term Debt
Beginning balance – January 1, 2016	$214
Increase in long-term debt due to the capitalization of accrued interest	859
Accretion of discount on debt	138

$1,211

The amended face value of the 15% Note of $26.1 million (including $0.9 million capitalized interest) was recorded net of the discount related to the value allocated to the embedded derivatives and warrant. The unamortized discount of the 15% Note was $24.9 million at March 31, 2016 and $25.0 million at December 31, 2015. The Company will accrete the discount over the life of the 15% Note using the interest method. Total interest expense associated with the 15% Note, from CT Energy, a related party, was $1.1 million, comprised of $1.0 million related to the stated rate of interest on the note and $0.1 million related to the accretion of the discount on the debt. The effective interest rate on the 15% Note is approximately 140%. The fair value of the 15% Note at March 31, 2016 was $9.0 million. The fair value of the 15% Note was calculated using a Monte Carlo simulation.

15.0% Non-Convertible Senior Secured Note due June 19, 2020

On June 19, 2015, in connection with the transaction with CT Energy described in Note 1 – Organization, we issued the five-year, 15% Note in the aggregate principal amount of $25.2 million with interest that is compounded quarterly at a rate of 15% per annum and is payable quarterly on the first business day of each January, April, July and October, commencing October 1, 2015. If by June 19, 2016, the volume weighted average price of the Company’s common stock over any consecutive 30-day period has not equaled or exceeded $2.50 per share, the maturity date of the 15% Note will be extended by two years and the interest rates on the 15% Note will adjust to 8.0% (the “15% Note Reset Feature”). During an event of default, the outstanding principal amount bears additional interest at a rate of 2.0% per annum higher than the rate otherwise applicable.

On January 4, 2016, Harvest entered into a first amendment to the 15% Note due to its liquidity position. The first amendment increased the principal amount of the 15% Note to $26.1 million to reflect a loan back to Harvest equal to the amount of interest that was due to CT Energy on January 1, 2016, less withholding tax due as a result of the interest owed as of January 1, 2016.

On and effective April 1, 2016, the Company and CT Energy executed a second amendment to the 15% Note. The second amendment converts the $1.0 million interest payment that would have been due and payable on April 1, 2016, less applicable withholding tax, into additional principal, such that the new principal amount of the 15% Note was $27.0 million as of April 1, 2016.

On May 3, 2016, the Company and CT Energy Holding executed and delivered a third amendment to the 15% Note. The third Amendment increased the principal amount of the 15% Note to $30.0 million to reflect an additional loan of $3.0 million by CT Energy Holding to Harvest. Additionally, the third amendment converts the $1.1 million interest payment that would have been due and payable on July 1, 2016 less applicable withholding tax, into additional principal, such that the new principal amount of the 15% Note will be $31.0 million effective as of July 1, 2016.

The Company may prepay all or a portion of the note at a prepayment price equal to a make-whole price, as of the prepayment date, with respect to the principal amount of the note being prepaid, plus accrued and unpaid interest. The make-whole price is defined as the greater of (i) 100% of such outstanding principal amount of the 15% Note and (ii) the sum of the present values as of such date of determination of (A) such outstanding principal amount of the 15% Note, assumed, for the purpose of determining the present value thereof, to be paid on the earlier of the stated maturity of this 15% Note or the date that is two years after the date of determination, and (B) all remaining payments of interest (excluding interest accrued to the prepayment date) scheduled to become due and payable after the date of determination and on or before the date that is two years after the date of determination with respect to such outstanding principal amount of the 15% Note, in the case of each of the foregoing clauses (ii)(A) and (B), computed using a discount rate equal to the Treasury Rate as of the date of determination plus 50 basis points.

If an event of default occurs (other than an event of default related to certain bankruptcy events), holders of at least 25% of the outstanding principal of the 15% Note may declare the principal, premium, if any, and accrued and unpaid interest of such notes immediately due and payable. If an event of default related to specified bankruptcy events occurs, an amount equal to the make-whole price for the 15% Note plus accrued and unpaid interest is immediately due and payable.

We have evaluated the 15% Note Reset Feature related to the interest rate and maturity date using “ASC 815 Derivatives and Hedging”. Because the interest rate and maturity date reset are linked to achievement of a certain stock price, the feature is not considered clearly and closely related to the debt host. In addition, the interest rate at the reset date is not tied to any approximation of the expected market rate at the date of the term extension as required by ASC 815. As a result, we are accounting for the 15% Note Reset Feature as an embedded derivative asset that has been measured at fair value with current changes in fair value reflected in our consolidated condensed statements of operations and comprehensive loss.

The embedded 15% Note Reset Feature in the 15% Note was valued using the ‘with’ and ‘without’ method. A Black-Derman-Toy (“BDT”) Model, which is a binomial interest rate lattice model, was used to value the 15% Note and the incremental value attributed to the embedded option was determined based on a comparison of the value of the 15% Note with the feature included and without the feature included. Key inputs into this valuation model are our current stock price, U.S. Treasury rate, our credit spread and the underlying yield volatility. As part of our overall valuation process, management employs processes to evaluate and validate the methodologies, techniques and inputs, including review and approval of valuation judgments, methods, models, process controls, and results. These processes are designed to help ensure that the fair value measurements and disclosures are appropriate, consistently applied, and reliable. We estimate the yield volatility for the 15% Note based on historical daily volatility of the USD denominated Venezuela Sovereign zero coupon yield over a look back period of 4.22 years. The risk-free interest rate is based on the U.S. Treasury yield curve as of the valuation dates for a maturity similar to the expected remaining life of the 15% Note. The credit spread was estimated based on the option adjusted spread (“OAS”) of the Venezuelan yield over the USD Treasury yield and the implied OAS for the transaction as of the date the term sheet was signed to capture the investor’s assessment of the risk in their investment in the Company. This model requires Level 3 inputs (see Note 3 – Summary of Significant Accounting Policies, Financial Instruments and Fair Value Measurements) which were based on our estimates of the probability and timing of potential future financings and fundamental transactions.

The embedded derivative asset related to the 15% Note contains a Level 3 input related to the probability of our investor lending us additional funds or not lending us funds according to the terms of the loan agreement for the additional draws, as discussed below. We have assumed a 90/10 scenario (50/50 scenario at December 31, 2015) of the draw or no draw for valuation of the embedded derivative.

The assumptions summarized in the following table were used to calculate the fair value of the derivative asset associated with the 15% Note that was outstanding as of March 31, 2016 on our consolidated condensed balance sheet:

	Fair Value Hierarchy Level
		As of March 31,
		2016
Significant assumptions (or ranges):
Stock price	Level 1 input	$0.60
Weighted Term (years)		4.22
Yield Volatility	Level 2 input	38%
Risk-free rate	Level 1 input	1.1% to 1.4%
Dividend yield	Level 2 input	0.0%
Scenario probability:
Claim date extended with Stock Appreciation Date threshold met	Level 3 input	55.6%
Claim date extended with Stock Appreciation Date threshold not met	Level 3 input	35.3%
Claim date not extended with Stock Appreciation Date threshold met	Level 3 input	55.6%
Claim date not extended with Stock Appreciation Date threshold not met	Level 3 input	32.4%
Scenario probability (future draws/no future draws)	Level 3 input	90%/10%

The fair value of the embedded derivative assets was $5.0 million at March 31, 2016 and December 31, 2015. We recognized $9 thousand in derivative expense related to this embedded derivative asset in our consolidated condensed statement of operations and comprehensive loss for the three months ended March 31, 2016.

15.0% Non-Convertible Senior Secured Additional Draw Note

On June 19, 2015, in connection with the transaction with CT Energy described in Note 1 – Organization, the Company also issued the Additional Draw Note which, under certain circumstances, CT Energy may elect to provide $2.0 million of additional funds to the Company per month for up to six months following the one-year anniversary of the closing date of the transaction (up to $12.0 million in aggregate). If funds are loaned under the Additional Draw Note, interest will be compounded quarterly at a rate of 15.0% per annum and will be payable quarterly on the first business day of each January, April, July and October, commencing October 1, 2016. If by the Claim Date, the volume weighted average price of the Company’s common stock over any consecutive 30-day period has not equaled or exceeded $2.50 per share, the maturity date of the Additional Draw Note will be extended by two years and the interest rate on the Additional Draw Note will adjust to 8.0%. During an event of default, the outstanding principal amount will bear additional interest at a rate of 2.0% per annum higher than the rate otherwise applicable.

The Company may prepay all or a portion of the Additional Draw Note at a prepayment price equal to the make-whole price, as of the prepayment date, with respect to the principal amount of the Additional Draw Note being prepaid, plus accrued and unpaid interest. The make-whole price with respect to the Additional Draw Note has the same meaning described above with respect to the 15% Note under.

If an event of default occurs (other than an event of default related to certain bankruptcy events), holders of at least 25% of the outstanding principal of the 15% Note (including the Additional Draw Note, if outstanding) may declare the principal, premium, if any, and accrued and unpaid interest of such notes immediately due and payable. If an event of default related to specified bankruptcy events occurs, an amount equal to the make-whole price for the Additional Draw Note plus accrued and unpaid interest is immediately due and payable.

At issuance and at March 31, 2016, we have assigned no value to the Additional Draw Note, as it does not meet the definition of a derivative in ASC 815 and there is no principal amount outstanding.

Note 9 – Warrant Derivative Liability

CT Warrant

On June 19, 2015, in connection with the transaction with CT Energy described in Note 1 – Organization, we issued a warrant exercisable for 34,070,820 shares of the Company’s common stock at an initial exercise price of $1.25 per share. The CT Warrant may not be exercised until the volume weighted average price of the Company’s common stock over any consecutive 30-day period equals or exceeds $2.50 per share.

The CT Warrant can be exercised at the option of the investor in cash or by effecting a reduction in the principal amount of the 15% Note (See Note 8 – Debt and Financing). If the CT Warrant is exercised through the reduction in the principal amount of the 15% Note, the reduction will be equal to the amount obtained by multiplying the number of shares of common stock for which the CT Warrant is exercised by (i) the exercise price then in effect divided by (ii) (A) the defined make-whole price with respect to the outstanding principal amount of such 15% Note divided by (B) the outstanding principal amount of such 15% Note. The exercise price of the CT Warrant is subject to adjustment upon the occurrence of certain events, including stock issuance, dividend or stock split.

In addition, the holder of the CT Warrant has certain registration rights regarding the CT Warrant and the shares of common stock issuable upon exercise of the CT Warrant.

We have analyzed the CT Warrant to determine whether it should be classified as a derivative liability or equity instrument. Provisions of the CT Warrant agreement allow for a change in the exercise price of the CT Warrant upon the occurrence of certain corporate events. These exercise price adjustments incorporate variables other than those used to determine the fair value of a fixed-for-fixed forward or option on equity shares therefore the CT Warrant is not considered to be “indexed to the issuer’s own stock” and does not meet the exception from derivative treatment in ASC 815. We continue to account for the CT Warrant as a derivative which was marked to market as of March 31, 2016.

Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as the Monte Carlo model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair value, our income will reflect the volatility in these estimate and assumption changes. A Monte Carlo simulation model is used to value the CT Warrant to estimate if the Stock Appreciation Date is achieved, which is based on the average stock price over a 30 day period (21 trading days) reaching $2.50. This requires Level 3 inputs (see Note 3 – Summary of Significant Accounting Policies, Financial Instruments and Fair Value Measurements) which are fundamentally based on market data but require complex modeling. The additional modeling is required in order to simulate future stock prices, to determine whether the Stock Appreciation Date is achieved and to model the projected exercise behavior of the warrant holders.

The assumptions summarized in the following table were used to calculate the fair value of the warrant derivative liability that was outstanding as of the balance sheet date presented on our consolidated condensed balance sheet:

	Fair Value Hierarchy Level	As of March 31,

		2016
Significant assumptions (or ranges):
Stock price	Level 1 input	$0.60
Exercise price	Level 1 input	$1.25
Stock appreciation date price (hurdle)	Level 1 input	$2.50
Term (warrants)		2.2172
Term (claim date)		0.2186
Term (claim date extended)		0.7186
Volatility	Level 2 input	120.0%
Risk-free rate (warrants)	Level 1 input	0.82%
Risk-free rate (claim date)	Level 1 input	0.39%
Risk-free rate (claim date extended)	Level 1 input	0.49%
Dividend yield	Level 2 input	0.0%

Inherent in the Monte Carlo valuation model are assumptions related to expected stock price volatility, expected life, risk-free interest rate and dividend yield. As part of our overall valuation process, management employs processes to evaluate and validate the methodologies, techniques and inputs, including review and approval of valuation judgments, methods, models, process controls, and results. These processes are designed to help ensure that the fair value measurements and disclosures are appropriate, consistently applied, and reliable. We estimate the volatility of our common stock based on historical volatility that matches the expected remaining life of the longest instrument in the transaction, seven years. The risk-free interest rate is based on the U.S. Treasury yield curve as of the valuation dates for a maturity similar to the expected remaining life of the CT Warrant. The expected life of the CT Warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which we anticipate to remain at zero.

The fair value of the CT Warrant was $9.6 million at March 31, 2016 and $5.5 million at December 31, 2015. We recognized $4.1 million in warrant liability expense in our consolidated condensed statement of operations and comprehensive loss for the three months ended March 31, 2016.

Note 10 – Commitments and Contingencies

We have various contractual commitments pertaining to leasehold, training, and development costs for the Dussafu PSC totaling $4.5 million. Under the EEA granted for the Dussafu PSC on July 17, 2014, we are required to commence production within four years of the date of grant in order to preserve our rights to production under the EEA. We expect that significant capital expenditures will be required prior to commencement of production. These work commitments are non-discretionary; however, we do have the ability to control the pace of expenditures.

Under the agreements with our partner in the Dussafu PSC, we are jointly and severally liable to various third parties. As of March 31, 2016, the gross carrying amount associated with obligations to third parties which were fixed at the end of the period was $0.2 million ($0.3 million as of December 31, 2015) and is related to accounts payable to vendors, accrued expenses and withholding taxes payable to taxing authorities. As we are currently the operator for the Dussafu PSC, the gross carrying amount related to accounts payable and withholding taxes are reflected in the consolidated condensed balance sheet in accounts payable. The net amount related to other accrued expenses is reflected in accrued expenses in the consolidated condensed balance sheet. Our partners have obligations totaling $0.1 million as of March 31, 2016 ($0.1 million as of December 31, 2015)

to us for these liabilities. As we expect our partners will continue to meet their obligations to fund their share of expenditures, we have not recognized any additional liability related to fixed joint interest obligations attributable to our joint interest partners.

The following related class action lawsuits were filed on the dates specified in the United States District Court, Southern District of Texas: John Phillips v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (March 22, 2013) (“Phillips case”); Sang Kim v. Harvest Natural Resources, Inc., James A. Edmiston, Stephen C. Haynes, Stephen D. Chesebro’, Igor Effimoff, H. H. Hardee, Robert E. Irelan, Patrick M. Murray and J. Michael Stinson (April 3, 2013); Chris Kean v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 11, 2013); Prastitis v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 17, 2013); Alan Myers v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 22, 2013); and Edward W. Walbridge and the Edward W. Walbridge Trust v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 26, 2013). The complaints allege that the Company made certain false or misleading public statements and demand that the defendants pay unspecified damages to the class action plaintiffs based on stock price declines. All of these actions have been consolidated into the Phillips case. The Company and the other named defendants have filed a motion to dismiss and intend to vigorously defend the consolidated lawsuits. We are currently unable to estimate the amount or range of any possible loss.

In May 2012, Newfield Production Company (“Newfield”) filed notice pursuant to the Purchase and Sale Agreement between Harvest (US) Holdings, Inc. (“Harvest US”), a wholly owned subsidiary of Harvest, and Newfield dated March 21, 2011 (the “PSA”) of a potential environmental claim involving certain wells drilled on the Antelope Project. The claim asserts that locations constructed by Harvest US were built on, within, or otherwise impact or potentially impact wetlands and other water bodies. The notice asserts that, to the extent of potential penalties or other obligations that might result from potential violations, Harvest US must indemnify Newfield pursuant to the PSA. In June 2012, we provided Newfield with notice pursuant to the PSA (1) denying that Newfield has any right to indemnification from us, (2) alleging that any potential environmental claim related to Newfield’s notice would be an assumed liability under the PSA and (3) asserting that Newfield indemnify us pursuant to the PSA. We dispute Newfield’s claims and plan to vigorously defend against them. We are currently unable to estimate the amount or range of any possible loss.

On May 31, 2011, the United Kingdom branch of our subsidiary, Harvest Natural Resources, Inc. (UK), initiated a wire transfer of approximately $1.1 million ($0.7 million net to our 66.667 percent interest) intending to pay Libya Oil Gabon S.A. (“LOGSA”) for fuel that LOGSA supplied to our subsidiary in the Netherlands, Harvest Dussafu, B.V., for the company’s drilling operations in Gabon. On June 1, 2011, our bank notified us that it had been required to block the payment in accordance with the U.S. sanctions against Libya as set forth in Executive Order 13566 of February 25, 2011, and administered by OFAC, because the payee, LOGSA, may be a blocked party under the sanctions. The bank further advised us that it could not release the funds to the payee or return the funds to us unless we obtain authorization from OFAC. On October 26, 2011, we filed an application with OFAC for return of the blocked funds to us. Until that application is approved, the funds will remain in the blocked account, and we can give no assurance when OFAC will permit the funds to be released. On April 23, 2014, we received a notice that OFAC had denied our October 26, 2011 application for the return of the blocked funds. During the year ended December 31, 2015 primarily due to the passage of time, we recorded a $0.7 million allowance for doubtful accounts to general and administrative costs associated with the blocked payment and $0.4 million receivable from our joint venture partner. On October 13, 2015, we filed a request that OFAC reconsider its decision and on March 8, 2016 OFAC denied our October 13, 2015 request for the return of blocked funds; however, the Company will continue attempts to recover the funds from OFAC.

Uracoa Municipality Tax Assessments. Harvest Vinccler, a subsidiary of Harvest Holding, has received nine assessments from a tax inspector for the Uracoa municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	Three claims were filed in July 2004 and allege a failure to withhold for technical service payments and a failure to pay taxes on the capital fee reimbursement and related interest paid by PDVSA under the Operating Service Agreement (“OSA”). Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss one of the claims and has protested with the municipality the remaining claims.

•	Two claims were filed in July 2006 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Tax Court in Barcelona, Venezuela, on these claims.

•	Two claims were filed in August 2006 alleging a failure to pay taxes on estimated revenues for the second quarter of 2006 and a withholding error with respect to certain vendor payments. Harvest Holding has filed a protest with the Tax Court in Barcelona, Venezuela, on one claim and filed a protest with the municipality on the other claim.

•	Two claims were filed in March 2007 alleging a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a protest with the municipality on these claims.

Harvest Vinccler disputes the Uracoa tax assessments and believes it has a substantial basis for its positions based on the interpretation of the tax code by SENIAT (the Venezuelan income tax authority), as it applies to operating service agreements, Harvest Holding has filed claims in the Tax Court in Caracas against the Uracoa Municipality for the refund of all municipal taxes paid since 1997.

Libertador Municipality Tax Assessments. Harvest Vinccler has received five assessments from a tax inspector for the Libertador municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	One claim was filed in April 2005 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Mayor’s Office and a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss the claim. On April 10, 2008, the Tax Court suspended the case pending a response from the Mayor’s Office to the protest. If the municipality’s response is to confirm the assessment, Harvest Holding will defer to the Tax Court to enjoin and dismiss the claim.

•	Two claims were filed in June 2007. One claim relates to the period 2003 through 2006 and seeks to impose a tax on interest paid by PDVSA under the OSA. The second claim alleges a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

•	Two claims were filed in July 2007 seeking to impose penalties on tax assessments filed and settled in 2004. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

Harvest Vinccler disputes the Libertador allegations set forth in the assessments and believes it has a substantial basis for its position. As a result of the SENIAT’s interpretation of the tax code as it applies to operating service agreements, Harvest Vinccler has filed claims in the Tax Court in Caracas against the Libertador Municipality for the refund of all municipal taxes paid since 2002.

On May 4, 2012, Harvest Vinccler learned that the Political Administrative Chamber of the Supreme Court of Justice issued a decision dismissing one of Harvest Vinccler’s claims against the Libertador Municipality. Harvest Vinccler continues to believe that it has sufficient arguments to maintain its position in accordance with the Venezuelan Constitution. Harvest Vinccler plans to present a request of Constitutional Revision to the

Constitutional Chamber of the Supreme Court of Justice once it is notified officially of the decision. Harvest Vinccler has not received official notification of the decision. Harvest Vinccler is unable to predict the effect of this decision on the remaining outstanding municipality claims and assessments.

On January 15, 2015, HNR Finance and Harvest Vinccler S.C.A submitted a Request for Arbitration against the Government of Venezuela before the International Centre for Settlement of Investment Disputes (“ICSID”) regarding HNR Finance’s interest in Petrodelta. The Request for Arbitration set forth numerous claims, including (a) the failure of the Venezuelan government to approve the Company’s negotiated sale of its 51 percent interest in Harvest Holding to Petroandina on any reasonable grounds in 2013-2014, resulting in the termination of the SPA (b) the failure of the Venezuelan government to approve the Company’s previously negotiated sale of its interest in Petrodelta to PT Pertamina (Persero) on any reasonable grounds in 2012-2013, resulting in the termination of a purchase agreement entered into between HNR Energia and PT Pertamina (Persero); (c) the failure of the Venezuelan government to allow Petrodelta to pay approved and declared dividends for 2009; (d) the failure of the Venezuelan government to allow Petrodelta to approve and declare dividends since 2010, in violation of Petrodelta’s bylaws and despite Petrodelta’s positive financial results between 2010 and 2013; (e) the denial of Petrodelta’s right to fully explore the reserves within its designated areas; (f) the failure of the Venezuelan government to pay Petrodelta for all hydrocarbons sales since Petrodelta’s incorporation, recording them instead as an ongoing balance in the accounts of PDVSA, the Venezuelan government-owned oil company that controls Venezuela’s 60 percent interest in Petrodelta, and as a result disregarding Petrodelta’s managerial and financial autonomy; (g) the failure of the Venezuelan government to pay Petrodelta in US dollars for the hydrocarbons sold to PDVSA, as required under the mixed company contract; (h) interference with Petrodelta’s operations, including PDVSA’s insistence that PDVSA and its affiliates act as a supplier of materials and equipment and provider of services to Petrodelta; (i) interference with Petrodelta’s financial management, including the use of low exchange rates Bolivars/US dollars to the detriment of the Company and to the benefit of the Venezuelan government, PDVSA and its affiliates; and (j) the forced migration of the Company’s investment in Venezuela from an operating services agreement to a mixed company structure in 2007.

On January 26, 2015, Petroandina filed a complaint for breach of contract against the Company and its subsidiary HNR Energia in the Court of Chancery of the State of Delaware (“Court of Chancery”). The complaint states that HNR Energia breached provisions of the Shareholders Agreement between Petroandina and HNR Energia, which provisions require HNR Energia to provide advance notice of, and deposit $5.0 million into an escrow account, before bringing any claim against the Venezuelan government. Under those provisions, if Petroandina so requests, an appraisal of Petroandina’s 29 percent interest in Harvest Holdings must be performed, and Petroandina has the right to require HNR Energia to purchase that 29 percent interest at the appraised value. Petroandina’s claim requests that, among other things, the court (a) declare that HNR Energia has breached the Shareholders’ Agreement by submitting the Request for Arbitration against the Venezuelan government on January 15, 2015 (which Request for Arbitration was subsequently withdrawn without prejudice); (b) declare that the Company has breached its guaranty of HNR Energia’s obligations under the Shareholders’ Agreement; (c) direct the Company and HNR Energia to refrain from prosecuting any legal proceeding against the Venezuelan government (including the previously filed Request for Arbitration) until such time as they have complied with the relevant provisions of the Shareholders’ Agreement; (d) award Petroandina costs and fees related to the lawsuit; and (e) award Petroandina such other relief as the court deems just and proper. On January 28, 2015, the Court of Chancery issued an injunction ordering the Company and HNR Energia to withdraw the Request for Arbitration and not take any action to pursue its claims against Venezuela until Harvest and HNR Energia have complied with the provisions of the Shareholders’ Agreement or otherwise reached an agreement with Petroandina. Accordingly, on January 28, 2015, HNR Finance B.V. and Harvest Vinccler S.C.A. withdrew without prejudice the Request for Arbitration. In the Delaware proceeding, the Company and HNR Energia have until May 23, 2016 to respond to Petroandina’s complaint. We are currently unable to estimate the amount or range of any possible loss.

On February 27, 2015, Harvest (US) Holdings, Inc. (“Harvest US”), a wholly owned subsidiary of Harvest, Branta, LLC and Branta Exploration & Production Company, LLC (together, “Branta,” and together with

Harvest US, “Plaintiffs”) filed a complaint against Newfield Production Company (“Newfield”) in the United States District Court for the District of Colorado. Plaintiffs previously sold oil and natural gas assets located in Utah’s Uinta Basin to Newfield pursuant to two Purchase and Sale Agreements, each dated March 21, 2011. In the complaint, Plaintiffs allege that, prior to the sale, Newfield breached separate confidentiality agreements with Harvest US and Branta by discussing the auction of the assets with a potential bidder for the assets, which caused the potential bidder not to participate in the auction and resulted in a depressed sales price for the assets. The complaint seeks damages and fees for breach of contract, violation of the Colorado Antitrust Act, violation of the Sherman Antitrust Act and tortious interference with a prospective business advantage. In September 2015, Plaintiffs amended their complaint to add Ute Energy, LLC and Crescent Point Energy Corporation as defendants. Subsequently, the Plaintiffs agreed to dismiss with prejudice all claims against Ute Energy, LLC and Crescent Point Energy Corporation.

We are a defendant in or otherwise involved in other litigation incidental to our business. In the opinion of management, there is no such incidental litigation that will have a material adverse effect on our financial condition, results of operations and cash flows.

Note 11 – Operating Segments

We regularly allocate resources to and assess the performance of our operations by segments that are organized by unique geographic and operating characteristics. The segments are organized in order to manage regional business, currency and tax related risks and opportunities. Operations included under the heading “United States” include corporate management, cash management, business development and financing activities performed in the United States and other countries, which do not meet the requirements for separate disclosure. All intersegment revenues, other income and equity earnings, expenses and receivables are eliminated in order to reconcile to consolidated totals. Corporate general and administrative and interest expenses are included in the United States segment and are not allocated to other operating segments. Segment loss and operating segment assets for prior periods have been adjusted to conform to the current presentation method in which intersegment items are eliminated from each segment’s results and assets.

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Segment Loss Attributable to Harvest
Venezuela	$(2,562)	$(23)
Gabon	(810)	(1,914)
Indonesia	—	(53)
United States and other	(10,724)	(3,627)

Net loss attributable to Harvest(a)	$(14,096)	$(5,617)

(a)	Net of net loss attributable to noncontrolling interest owners.

	As of March 31,	As of December 31,
	2016	2015
	(in thousands)
Operating Segment Assets
Venezuela	$157	$5,290
Gabon	31,287	32,710
Indonesia	—	5
United States and other	7,653	9,776

Total assets	$39,097	$47,781

Note 12 – Related Party Transactions

The noncontrolling interest owners in Harvest Holdings, Vinccler (currently owning 20 percent) and Petroandina (currently owning 29 percent) are both related parties of the Company.

On June 19, 2015, Harvest sold to CT Energy the 15% Note, the 9% Note and the Series C preferred stock. Shortly after this transaction two representatives of CT Energy were appointed to Harvest’s board of directors, Mr. Oswaldo Cisneros and Mr. Francisco D’Agostino. Mr. Cisneros is the sole owner of CT Energy and Mr. D’Agostino is a controlling equity owner of CT Energia. On September 15, 2015, CT Energy converted the 9% Note, including accrued interest, into 8,667,597 shares of Harvest’s common stock and Harvest redeemed the Series C preferred stock. See Note 1 – Organization for more information about the CT Energy transaction. CT Energy, which currently owns 16.6% of the Company’s common stock, is considered a related party of the Company.

On January 4, 2016, Harvest entered into a transaction that amended the five year, 15.0% non-convertible senior secured promissory note (“15% Note”). Harvest and CT Energy executed a first amendment of Harvest’s 15% non-convertible promissory note due 2020 (the “Original Note”), dated June 19, 2015, payable to CT Energy in the original principal amount of $25.2 million. The amendment increased the principal amount of the Original Note to $26.1 million to reflect a loan back to Harvest equal to the amount of interest that was due to CT Energy on January 1, 2016, less withholding tax due as a result of the interest owed as of January 1, 2016.

On January 4, 2016, HNR Finance provided a loan to CT Energia in the amount of $5.2 million under an 11.0% promissory note due 2019 (the “CT Energia Note”). The purpose of the loan is to provide CT Energia with collateral to obtain funds for one or more loans to Petrodelta that is 40% owned by HNR Finance and through which Harvest’s Venezuelan oil and natural gas interests are held. The loans to Petrodelta are to assist Petrodelta in satisfying its working capital needs and discharging its obligations. Interest on the CT Energia Note is due and payable on the first of each January and July, commencing July 1, 2016. The full amount outstanding, including any unpaid accrued interest, is due on January 4, 2019; however, HNR Finance’s sole recourse for payment of the principal amount of the loan is the payments of principal and interest from loans that CT Energia has made to Petrodelta. If and when CT Energia receives payments of principal or interest from loans it has made to Petrodelta, then those proceeds must be used to pay unpaid interest and principal under the CT Energia Note. All payments made by CT Energia to HNR Finance under the CT Energia Note must be made in U.S. Dollars. The source of funds for HNR Finance’s $5.2 million loan to CT Energia was a capital contribution from Harvest Holding, which, in return, received the same aggregate amount of capital contributions from its shareholders, pro rata according to their equity interests in Harvest Holding. Of that aggregate amount of capital contributions, HNR Energia contributed $2.6 million, which was a capital contribution from Harvest. The management agreement the Company entered into with CT Energia also makes CT Energia a related party. During the three months ended March 31, 2016, we recorded a $5.2 million allowance to fully reserve the CT Energia Note due to concerns related to the continued deteriorating economic conditions in Venezuela and our assessment relating to the probability that the CT Energia Note will be collected.

Note 13 – Subsequent Events

On and effective April 1, 2016, the Company and CT Energy executed a second amendment to the 15% Note. The second amendment eliminates the $1.0 million interest payment that would have been due and payable on April 1, 2016, and converts such amount, less applicable withholding tax, into additional principal, such that the new principal amount of the 15% Note was $27.0 million as of April 1, 2016.

On May 3, 2016, the Company and CT Energy Holding executed and delivered a third amendment to the 15% Note. The third Amendment increased the principal amount of the 15% Note to $30.0 million to reflect an additional loan of $3.0 million by CT Energy Holding to Harvest. Additionally, the third amendment converts the $1.1 million interest payment that would have been due and payable on July 1, 2016 less applicable withholding tax, into additional principal, such that the new principal amount of the 15% Note will be $31.0 million effective as of July 1, 2016.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Harvest Natural Resources, Inc. (“Harvest” or the “Company”) cautions that any forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) contained in this report or made by management of the Company involve risks and uncertainties and are subject to change based on various important factors. When used in this report, the words “budget”, “forecast”, “expect”, “believes”, “goals”, “projects”, “plans”, “anticipates”, “estimates”, “should”, “could”, “assume” and similar expressions are intended to identify forward-looking statements. In accordance with the provisions of the Securities Act and the Exchange Act, we caution you that important factors could cause actual results to differ materially from those in any forward-looking statements. These factors include the effects of our new strategic relationship with CT Energy; our concentration of operations in Venezuela; political and economic risks associated with international operations (particularly those in Venezuela); the risk that we may be unable to market and sell our remaining Venezuelan interests; anticipated future development costs for undeveloped reserves; drilling risks; risk that actual results may vary considerably from reserve estimates; the dependence on the abilities and continued participation of our key employees; risks normally incident to the exploration, operation and development of oil and natural gas properties; risks incumbent to being a noncontrolling interest shareholder in a corporation; permitting and drilling of oil and natural gas wells; availability of materials and supplies necessary to projects and operations; prices for oil and natural gas and related financial derivatives; changes in interest rates; our ability to acquire oil and natural gas properties that meet our objectives; availability and cost of drilling rigs and seismic crews; overall economic conditions; political stability; civil unrest; acts of terrorism; currency and exchange risks; currency controls; changes in existing or potential tariffs, duties or quotas; changes in taxes; changes in governmental policy; lack of liquidity; availability of sufficient financing; estimates of amounts and timing of sales of securities; changes in weather conditions; and ability to hire, retain and train management and personnel. A discussion of these factors is included in our Annual Report on Form 10-K for the year ended December 31, 2015 (“the 2015 Form 10-K”), which includes certain definitions and a summary of significant accounting policies and should be read in conjunction with this report.

Executive Summary

Recent Developments

On January 4, 2016, HNR Finance B.V. (“HNR Finance”) provided a loan to CT Energia Holding Ltd. (“CT Energia”) in the amount of $5.2 million under an 11.0% promissory note due 2019 (the “CT Energia Note”). The purpose of the loan was to provide CT Energia with collateral to obtain funds for one or more loans to Petrodelta, S.A. (“Petrodelta”) which is 40% owned by HNR Finance and through which Harvest’s Venezuelan oil and natural gas interests are held. The loans to Petrodelta were to assist Petrodelta in satisfying its working capital needs and discharging certain obligations. Interest on the CT Energia Note is due and payable on the first of each January and July, commencing July 1, 2016. The full amount outstanding, including any unpaid accrued interest, is due on January 4, 2019; however, HNR Finance’s sole recourse for payment of the principal amount of the loan is the payments of principal and interest from loans that CT Energia has made to Petrodelta. If and when CT Energia receives payments of principal or interest from loans it has made to Petrodelta, then those proceeds must be used to prepay unpaid interest and principal under the CT Energia Note. All payments made by CT Energia to HNR Finance under the CT Energia Note must be made in USD. The source of funds for HNR Finance’s $5.2 million loan to CT Energia was a capital contribution from Harvest-Vinccler Dutch Holding B.V., a Dutch private company with limited liability (“Harvest Holding”), which, in return, received the same aggregate amount of capital contributions from its shareholders, pro rata according to their equity interests in Harvest Holding. Of the aggregate amount of capital contributions, HNR Energia B.V. (“HNR Energia”) contributed $2.6 million, which it had received as a capital contribution from Harvest. During the three months ended March 31, 2016, we recorded a $5.2 million allowance to fully reserve the CT Energia Note due to concerns related to the continued deteriorating economic conditions in Venezuela and our assessment relating to the probability that the CT Energia Note will be collected.

On January 4, 2016, Harvest entered into a transaction that amended the five year, 15.0% non-convertible senior secured promissory note (“15% Note”). Harvest and CT Energy executed a first amendment of Harvest’s 15% non-convertible promissory note due 2020 (the “Original Note”), dated June 19, 2015, payable to CT Energy in the original principal amount of $25.2 million. The amendment increased the principal amount of the Original Note to $26.1 million to reflect a loan back to Harvest equal to the amount of interest that was due to CT Energy on January 1, 2016, less withholding tax due as a result of the interest owed as of January 1, 2016.

On February 19, 2016, the Company filed a Certificate of Elimination with the Delaware Secretary of State, which eliminated all matters set forth in the Certificate of Designations of Preferred Stock, Series C of Harvest Natural Resources, Inc. from the Company’s Amended and Restated Certificate of Incorporation and returned all shares of the Company’s Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), to the status of authorized but unissued shares of preferred stock of the Company. The Company had issued 69.75 shares of Series C Preferred Stock to CT Energy on June 19, 2015 along with the five year, 9.0% convertible senior secured note (the “9% Note”). All outstanding shares of Series C Preferred Stock were redeemed in connection with the September 15, 2015 conversion of the 9% Note.

On and effective as of April 1, 2016, the Company, and CT Energy, executed and delivered a second amendment (the “Second Amendment”) to the 15% Note, dated June 19, 2015, as amended by the First Amendment, effective as of December 31, 2015, payable by Harvest to CT Energy in the principal amount of $26.1 million. The Second Amendment converts the $1.0 million interest payment that was due and payable on April 1, 2016 and converts such amount, less applicable withholding tax, into additional principal, such that the current principal amount of the 15% Note as of April 1, 2016, is $27.0 million.

On April 25, 2016, the Company received a notice from the New York Stock Exchange (“NYSE”) stating that the Company is not in compliance with a NYSE continued listing requirement, which provides that a company is not in compliance if its average global market capitalization over a consecutive 30 trading-day period is less than $50 million and, at the same time, its stockholders’ equity is less than $50 million. As required by NYSE rules, the Company notified the NYSE that, within 45 days of receipt of the notice, the Company will submit a business plan that demonstrates its ability to regain compliance within 18 months. The NYSE will either accept the business plan, at which time the Company will be subject to quarterly monitoring for compliance with the plan, or will not accept the plan. If the Company fails to comply with the business plan or the NYSE does not accept the plan, the NYSE may commence suspension and delisting procedures.

Operations

Venezuela

During the three months ended March 31, 2016, Petrodelta sold approximately 3.96 million barrels of oil (MMBO) for a daily average of 43,507 barrels of oil per day (BOPD), an increase of nine percent over the same period in 2015 and three percent lower than the previous quarter.

During three months ended March 31, 2016, Petrodelta drilled and completed six development wells, five in the El Salto field and one in the Temblador field. Currently, Petrodelta is operating four drilling rigs and one workover rig and is continuing with infrastructure enhancement projects in the El Salto and Temblador fields. During three months ended March 31, 2015, Petrodelta drilled and completed four development wells, one in the El Salto field and three in Isleño field.

Petrodelta continues to experience lower revenues due to the decrease in oil prices, higher operating costs due to operational inefficiencies and the exchange rate imbalance, as well as production and drilling issues.

With a new operating and financial framework currently under negotiations, management believes that Petrodelta´s performance should improve due to structurally solving the overstated foreign exchange imbalance, obtaining control and management of drilling, procurement and contracting processes, as well having a ring fenced management of the cash generated and used by Petrodelta. If successfully completed, we have forecasted Petrodelta´s net income to improve, thereby reversing the adverse financial trend. We cannot guarantee that we will be able to complete these negotiations.

We performed an impairment analysis of the carrying value of our investment of Petrodelta as of December 31, 2015 due to the continued decline in world oil prices and deteriorating economic conditions in Venezuela which have significantly impacted Petrodelta’s operations. During 2015, Petrodelta’s operating costs exceeded the price realized from the sale of its production due to the significant rate of inflation in Venezuela and the restrictive foreign currency exchange system which Petrodelta is required to operate under. While we believe that our relationship with CT Energy may allow us to restructure our relationship with PDVSA and Petrodelta and allow us to access the alternative foreign currency systems in Venezuela, there can be no assurances that we will be successful in these negotiations. Based on the existing economic environment in which Petrodelta is required to operate, we have concluded that the estimated fair value of our investment in Petrodelta is nil and we recorded a pre-tax impairment charge of $164.7 million to fully impair our investment in Petrodelta as of December 31, 2015. The estimated fair value of our investment was determined based on the estimated fair value of Petrodelta’s oil and natural gas properties and other net liabilities as of December 31, 2015 which exceeded the estimated fair value of the oil and natural gas properties.

We continue to account for our investment in Petrodelta under the cost method, as we have not seen sufficient progress under our new management agreement with CT Energia that would lead us to believe that we have regained significant influence over the operations of Petrodelta. We will continue to monitor this situation in future periods.

Dussafu Project – Gabon

We have a 66.667 percent ownership interest in the Dussafu PSC through two separate acquisitions, and we are the operator. The Dussafu PSC partners and Gabon, represented by the Ministry of Mines, Energy, Petroleum and Hydraulic Resources, are in the third exploration phase of the Dussafu PSC which has been extended to May 27, 2016. The Company has an option to extend for one year the exploration phase for a payment of $1.2 million. Failure to extend the exploration phase has no effect on the discovered fields under the Exclusive Exploitation Authorization (“EEA”) as discussed below. All expenditure commitments on this exploration phase have been completed.

On March 26, 2014, the joint venture partners approved a resolution that the discovered fields are commercial to exploit. On June 4, 2014, a Declaration of Commerciality (“DOC”) was signed with Gabon pertaining to four discoveries on the Dussafu Project offshore Gabon. Furthermore, on July 17, 2014, the Direction Generale Des Hydrocarbures (“DGH”) awarded an EEA for the development and exploitation of certain oil discoveries on the Dussafu Project and on October 10, 2014, the field development plan was approved. The Company has four years from the date of the EEA approval to begin production.

Operational activities during the three months ended March 31, 2016, included continued evaluation of development plans, based on the 3D seismic data acquired in late 2013 and processed during 2014.

Central/Inboard 3D seismic data acquired in 2011 has been processed and interpreted to evaluate prospectivity. We have also completed processing data from the 1,260 sq. km 3D seismic survey acquired during the fourth quarter of 2013. This survey provides 3D coverage over the outboard portion of the block and has confirmed significant pre-salt prospectivity which had been inferred from 2D seismic data. The new 3D seismic data also covers the Ruche, Tortue and Moubenga discoveries and we expect will facilitate the effective placement of future development wells in the Ruche and Tortue development program, as well as allowing improved assessment of the numerous undrilled structures already identified on older 3D seismic surveys.

During the three months ended March 31, 2016, we had cash capital expenditures of $0.1 million for site survey ($0.3 million for facility costs during the three months ended March 31, 2015).

The Company is considering options to develop, sell or farm-down the Dussafu PSC in order to obtain the maximum value from this asset, while maintaining the required liquidity to continue our current operations.

Since approval of the Field Development Plan (“FDP”) in October 2014, Harvest has continued the development of the Ruche Exclusive Exploitation Area. A tender for all necessary subsea equipment was concluded in January 2015 where prices exceeded the costs employed in the FDP. We continue to negotiate with the lowest priced vendors and continue to revise the development scheme to bring the projected cost back to the FDP levels. The depth volume from the 2013 3D seismic acquisition over the discovered fields and the outboard area of the license was received and interpreted. This data was incorporated into our reservoir models and optimization of well trajectories to maximize oil recovery continues. In addition, the prospect inventory was updated and several prospects have been high graded for drilling in 2016 or 2017. To accommodate the drilling schedule, a site survey, including bathymetry and geophysical data gathering with respect to prospects A/B, 6/7 and 8/9, was completed in August 2015. A tender for a drilling rig for the planned well is in progress.

Harvest and its joint venture partner engaged a third-party contractor to undertake a fixed-price, geophysical site survey over multiple potential well locations in the Dussafu block in August 2015. The survey was a pre-requisite for siting mobile drilling units and other installations required for continuing exploration and development activities over the license. The survey provided information regarding the seabed and shallow geological conditions, which is essential for safe siting and operation of these installations.

In March 2016, the Company conducted an impairment analysis of the unproved costs of the Dussafu PSC. The significant factors that impacted the evaluation were price forecasts, drilling costs and the number of companies engaged in evaluating an investment in the property through either a farm-down or acquisition. Based on the March 2016 evaluation and our continuing operations, it is the opinion of the Company that the current carrying value is recoverable and no further impairment to this Dussafu project is warranted as of March 31, 2016.

Results of Operations

The following discussion on results of operations for the three months ended March 31, 2016 and 2015 should be read in conjunction with our consolidated condensed financial statements and related notes thereto.

Three Months Ended March 31, 2016 and 2015

We reported a net loss attributable to Harvest of $14.1 million, or $0.27 per share, for the three months ended March 31, 2016, compared with a net loss attributable to Harvest of $5.6 million, or $0.13 per share, for the three months ended March 31, 2015.

(Income) Loss From Continuing Operations

Expenses and other non-operating (income) expense from continuing operations were:

	Three Months Ended March 31,
	2016	2015	Change
	(in thousands)
Depreciation and amortization	$26	$29	$(3)
Exploration expense	721	1,932	(1,211)
Impairment expense – oilfield inventories	128	—	128
Reserve for note receivable – related party	5,160	—	5,160
General and administrative	5,949	4,158	1,791
Change in fair value of warrant liabilities	4,061	—	4,061
Change in fair value of derivative assets and liabilities	9	—	9
Interest expense	1,096	237	859
Foreign currency transaction gains	(154)	(3)	(151)
Income tax expense (benefit)	8	(384)	392

Loss from continuing operations	$17,004	$5,969	$11,035

Our accounting method for oil and natural gas properties is the successful efforts method. During the three months ended March 31, 2016, we incurred $0.6 million of exploration costs for the processing and reprocessing of seismic data related to ongoing operations in Gabon and $0.1 million related to other general business development activities. During the three months ended March 31, 2015, we incurred $1.9 million of exploration costs for the processing and reprocessing of seismic data related to ongoing operations in Gabon.

During the three months ended March 31, 2016 we incurred $0.1 million of impairment expense for the oilfield inventory related to the Dussafu PSC.

During the three months ended March 31, 2016, we recorded a $5.2 million allowance to fully reserve the CT Energia Note due to concerns related to the continued deteriorating economic conditions in Venezuela and our assessment relating to the probability that the CT Energia Note will be collected.

The increase in general and administrative costs for the three months ended March 31, 2016 compared to the three months ended March 31, 2015 was primarily due to higher employee related costs ($1.3 million), general operations and overhead ($0.7 million), and taxes other than income and travel ($0.1 million), offset by lower professional fees and contract services ($0.3 million). Employee costs were higher between periods primarily due to an $1.1 million increase in certain stock-based compensation expense impacted by the change in the Company’s stock price. General business and overhead costs were higher due to higher cost recovery reimbursements billed to projects during the prior year’s quarter. Contract services were lower primarily related to legal fees.

The change in the fair value of the warrant liability of $4.1 million during the three months ended March 31, 2016 was related to the increase in fair value of the CT Warrant issued on June 19, 2015. See Part I – Financial Information, Item 1 – Financial Statements, Note 9 – Warrant Derivative Liability for further information.

The change in the fair value of the derivative assets and liabilities of $9 thousand during three months ended March 31, 2016 was related to the decrease in the fair value of the embedded derivative assets to $5.0 million. See Part I – Financial Information, Item 1 – Financial Statements, Note 8 – Debt and Financing for further information.

The increase in interest expense for the three months ended March 31, 2016 compared to the three months ended March 31, 2015 was primarily due to higher outstanding debt balances during the three months ended March 31, 2016.

We recognized a $0.2 million gain on foreign currency transactions for the three months ended March 31, 2016 compared to a $3 thousand gain on foreign currency transactions for the three months ended March 31, 2015. The gain in 2016 was primarily associated with a favorable change in the Bolivar denominated liabilities.

We had an income tax expense for the three months ended March 31, 2016 of $8 thousand compared to an income tax benefit of $0.4 million for the three months ended March 31, 2015. The expense during the three months ended March 31, 2016 was primarily attributable to income tax owed to the Venezuelan taxing authorities. The benefit for the three months ended March 31, 2015 is primarily attributable to a reduction in the deferred tax liability associated with the Company’s undistributed earnings from its foreign subsidiaries. In the fourth quarter of 2014, we reinstated a valuation allowance against the Company’s U.S. deferred tax assets as we determined that we would not have sufficient taxable income in the U.S. after the termination of the sale of the remaining equity interest in Harvest Holdings to realize the deferred tax asset. Through 2015 and the first quarter of 2016, the Company has continued recording a valuation allowance against its U.S. deferred tax assets.

Net Income (Loss) Attributable to Noncontrolling Interests

Net loss attributable to noncontrolling interests was $2.9 million for the three months ended March 31, 2016 compared to net loss attributable to noncontrolling interests of $0.4 million for the three months ended March 31, 2015. The net loss attributable to noncontrolling interests during the three months ended March 31, 2016 and 2015 was related to our ongoing operations at Harvest Vinccler as they continue oversight of our investment in Petrodelta.

Risks, Uncertainties, Capital Resources and Liquidity

The following discussion on risks, uncertainties, capital resources and liquidity should be read in conjunction with our consolidated condensed financial statements and related notes thereto.

Liquidity

We expect that in 2016 we will not generate revenues, we will continue to have losses from operations, and that our operating cash flows will not be sufficient to cover our operating expenses. While we believe that we may be able to raise additional capital through issuances of debt or equity or through sales or farm-downs of assets, our circumstances at such time raise substantial doubt about our ability to continue to operate as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our current capital resources may not be sufficient to support our liquidity requirements through 2016. However, we believe certain cost reduction measures could be put into place which would not jeopardize our operations. In addition, we could delay the discretionary portion of our capital spending to future periods or sell or farm-down our interest in our Gabon asset as necessary to maintain the liquidity required to run our operations, as warranted. There are no assurances that we will be successful in selling or farming-down this asset.

Our ability to continue as a going concern depends upon the success of our planned exploration and development activities and the ability to secure additional financing as needed to fund our current operations. There can be no guarantee of future capital acquisition, fundraising or exploration success or that we will realize the value of our unevaluated exploratory well costs. We believe that we will continue to be successful in securing any funds necessary to continue as a going concern. However, our current cash position and our inability to access additional capital may limit our available opportunities or not provide sufficient cash for operations.

The long-term continuation of our business plan through 2016 and beyond is dependent upon the generation of sufficient cash flow to offset expenses. We will be required to obtain additional funding through public or private financing, farm-downs, further reduce operating costs, or possible sales of assets. Failure to generate sufficient cash flow by raising additional capital through debt or equity financings, reducing operating costs, or by farm-downs or selling of assets further could have a material adverse effect on our ability to meet our short- and long-term liquidity needs and achieve our intended long-term business objectives.

Our primary ongoing sources of cash are issuances of debt and the sale of oil and natural gas properties. Our primary use of cash has been to fund oil and natural gas exploration projects, principal payments on debt, interest payments and general and administrative costs. We require capital principally to fund the exploration and development of new oil and natural gas properties. As is common in the oil and natural gas industry, we have various contractual commitments pertaining to exploration, development and production activities.

In January, April and May 2016, due to our liquidity position, the Company amended the 15% Note to increase the principal amount of the note equal to the amount of the interest, less withholding tax that was due to CT Energy. Additionally, the Company increased the principal amount of the 15% Note by $3.0 million in connection with additional funds received from CT Energy on May 3, 2016 under the 15% Note. As of May 3, 2016, the amount outstanding under the 15% Note was $30.0 million. There can be no assurance that we will be able to amend our loan agreement with CT Energy to increase the principal amount of the 15% Note if our liquidity position does not allow us to make future interest payments when due.

We are assessing alternatives to farm-down or sell our interest in the Dussafu Project, while weighing the liquidity requirements necessary to maintain ongoing Company operations. The development of, or a transaction regarding, the Dussafu project and the success of negotiations between PDVSA, CT Energy, CT Energia and HNR Finance for the management of Petrodelta will directly impact our future earnings, cash flows, and balance sheet. Without these transactions or additional financings or other sources of cash, we may not have sufficient liquidity for operations or capital requirements. There can be no guarantee of realizing the value of our exploration and exploitation acreage or suspended wells in the Dussafu project or our investment in Petrodelta or that we can obtain further financings or sources of cash.

Accumulated Undistributed Earnings of Foreign Subsidiaries

Under ASC 740-30-25-17, no deferred tax liability should be recorded if sufficient evidence shows that the subsidiary has invested or will invest these undistributed earnings or that these earnings will be remitted in a tax-free manner. Management must consider numerous factors in determining timing and amounts of possible future distribution of these earnings to the parent company and whether a U.S. deferred tax liability should be recorded for these earnings. These factors include the future operating and capital requirements of both the parent company and the subsidiaries, remittance restrictions imposed by foreign governments or financial agreements, and tax consequences of the remittance, including possible application of U.S. foreign tax credits and limitations on foreign tax credits that may be imposed by the Internal Revenue Code and regulations.

As of March 31, 2016, the book-tax outside basis difference in our foreign subsidiary resulting from unremitted earnings was zero due to the pre-tax impairment of the Company’s remaining investment in Petrodelta of $164.7 million during the year ended December 31, 2015. Consequently, the deferred tax liability associated with the foreign earnings was zero.

Working Capital and Cash Flows

The net funds raised or used in each of the operating, investing and financing activities are summarized in the following table and discussed in further detail below:

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Net cash used in operating activities	$(1,550)	$(4,940)
Net cash used in investing activities	(5,335)	(330)
Net cash provided by financing activities	541	102

Net decrease in cash	$(6,344)	$(5,168)

	As of March 31,
	2016	2015
	(in thousands, except ratios)
Working capital (deficit)	$(4,266)	$6,232
Current ratio	0.4	2.3
Total cash	$1,417	$7,761
Total debt (net of discount)	$1,211	$214

The balance of the 15% Note of $26.1 million at March 31, 2016 (including $0.9 million capitalized interest) has been recorded net of the discount related to the value allocated to the embedded derivatives and warrant. The unamortized discount was $24.9 million at March 31, 2016. The Company will accrete the discount over the life of the notes using the interest method.

Working Capital

The decrease in working capital of $10.5 million between December 31, 2015 and March 31, 2016 was primarily due to cash used to fund our loss from operations and capital expenditures offset by the receipt of $1.7 million IRS income tax receivable accrued in prior periods.

Cash Flow from Operating Activities

During the three months ended March 31, 2016, net cash used in operating activities was approximately $1.6 million ($4.9 million during the three months ended March 31, 2015.) The $3.3 million decrease in use of cash was primarily due to decreases in accounts receivable and prepaid costs offset by increases in accrued expense, accounts payable and accrued interest.

Cash Flow from Investing Activities

Our cash capital expenditures for property and equipment are summarized in the following table:

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Dussafu PSC	$77	$330
Other	98	—

Total additions of property and equipment	$175	$330

During the three months ended March 31, 2016 we:

•	Provided a loan to CT Energia for $5.2 million under an 11.0% promissory note due 2019 Our only investing activities during the three months ended March 31, 2015 were capital expenditures.

Cash Flow from Financing Activities

During the three months ended March 31, 2016 we:

•	Received $0.5 million in contributions from noncontrolling interest owners;

During the three months ended March 31, 2015 we:

•	Received $0.1 million in contributions from noncontrolling interest owners

Effects of Changing Prices, Foreign Exchange Rates and Inflation

Our results of operations and cash flow are affected by changing oil prices. Fluctuations in oil prices may affect our total planned development activities and capital expenditure program.

Our net foreign exchange gain attributable to our international operations was $0.2 million for the three months ended March 31, 2016 compared to a nominal gain on foreign currency transactions for the three months ended March 31, 2015. The gain in 2016 is primarily associated with favorable changes in the Bolivar denominated liabilities. There are many factors affecting foreign exchange rates and resulting exchange gains and losses, most of which are beyond our control. It is not possible for us to predict the extent to which we may be affected by future changes in exchange rates and exchange controls.

Harvest Vinccler’s functional and reporting currency is the U.S. Dollar. They do not have currency exchange risk other than the official prevailing exchange rate that applies to their operating costs denominated in Venezuela Bolivars (“Bolivars”).

Within the United States and other countries in which we conduct business, inflation has had a minimal effect on us, but it is an important factor with respect to certain aspects of the results of operations in Venezuela. The inflation rate in Venezuela for the year ended December 31, 2015 was 180.9 percent.

Off-Balance Sheet Arrangements

The CT Energia Note as referenced above in Executive Summary, Recent Developments created an off-balance sheet risk. The purpose of the loan was to provide CT Energia with collateral to obtain funds for one or more loans to Petrodelta which is 40% owned by HNR Finance and through which Harvest’s Venezuelan oil and natural gas interests are held. The loans to Petrodelta were to assist Petrodelta in satisfying its working capital needs and discharging certain obligations. The full amount outstanding, including any unpaid accrued interest, is due on January 4, 2019; however, HNR Finance’s sole recourse for payment of the principal amount of the loan is the payments of principal and interest from loans that CT Energia has made to Petrodelta. If and when CT Energia receives payments of principal or interest from loans it has made to Petrodelta, then those proceeds must be used to prepay unpaid interest and principal under the CT Energia Note.

APPENDIX E

Unaudited Consolidated Financial Statements of Harvest Vinccler Dutch Holding B.V. and Subsidiaries

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,256	$447
Accounts receivable and other	3	12
Advances to and receivables from affiliates	—	53
Prepaid expenses and other	15	12

TOTAL CURRENT ASSETS	5,274	524

OTHER ASSETS	24	7
LONG-TERM DEFERRED INCOME TAX ASSETS	120	53
INVESTMENT IN AFFILIATE	—	164,700
PROPERTY AND EQUIPMENT, net	16	52

TOTAL ASSETS	$5,434	$165,336

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable, trade and other	$5	$26
Accounts payable – affiliates	874	25
Accrued expenses	341	432
Accrued interest payable	—	50
Other current liabilities	160	128

TOTAL CURRENT LIABILITIES	1,380	661

COMMITMENTS AND CONTINGENCIES (See Note 6)

SHAREHOLDERS’ EQUITY:
Common shares, Class A, par value 1 Euro a share; 72,000 shares authorized; 20,000 shares issued and outstanding	25	25
Common shares, Class B, par value 1 Euro a share; 18,000 shares authorized; 5,000 shares issued and outstanding	6	6
Share premium	154,848	147,944
Retained earnings (deficit)	(150,825)	16,700

TOTAL SHAREHOLDERS’ EQUITY	4,054	164,675

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,434	$165,336

See accompanying notes to consolidated financial statements.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

	Years Ended December 31,
	2015	2014
EXPENSES:
Depreciation and amortization	$21	$67
Impairment – investment in affiliate	164,700	355,650
Reserve for accounts and dividend receivable – related party	—	13,753
General and administrative	3,101	2,572

	167,822	372,042

LOSS FROM OPERATIONS	(167,822)	(372,042)
OTHER NON-OPERATING INCOME (EXPENSE):
Investment earnings and other	4	1
Interest expense	—	(13)
Foreign currency transaction gain (loss)	320	(57)

	324	(69)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(167,498)	(372,111)
INCOME TAX EXPENSE	27	27

LOSS FROM OPERATIONS BEFORE NET INCOME FROM EQUITY AFFILIATE	(167,525)	(372,138)
EARNINGS FROM INVESTMENT IN AFFILIATE	—	34,949

NET LOSS AND COMPREHENSIVE LOSS	$(167,525)	$(337,189)

See accompanying notes to consolidated financial statements.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands, except share data)

	Class A Common Shares Issued	Class B Common Shares Issued	Share Capital	Share Premium	Retained Earnings	Total Equity
Balance at January 1, 2014	20,000	5,000	$31	$145,680	$353,689	$499,400
Contributions of capital from owners	—	—	—	2,464	—	2,464
Adjustment for excess dividends paid in prior period	—	—	—	(200)	200	—
Net loss	—	—	—	—	(337,189)	(337,189)

Balance at December 31, 2014	20,000	5,000	31	147,944	16,700	164,675
Contributions of capital from owners	—	—	—	6,904	—	6,904
Net loss	—	—	—	—	(167,525)	(167,525)

Balance at December 31, 2015	20,000	5,000	$31	$154,848	$(150,825)	$4,054

See accompanying notes to consolidated financial statements.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(167,525)	$(337,189)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	21	67
Impairment expense – investment in affiliate	164,700	355,650
Reserve for accounts receivable and dividend receivable – related party	—	13,753
Gain on forgiveness of debt – related party	—	(92)
Foreign currency transaction loss	38	1,239
Earnings from investment in affiliate	—	(34,949)
Changes in operating assets and liabilities:
Accounts receivable and other	62	48
Prepaid expenses and other	(3)	25
Other assets	(17)	1
Accounts payable	828	(6)
Accrued expenses	(91)	(673)
Accrued interest	(50)	50
Other current liabilities	32	(291)
Long-term deferred income taxes	(67)	28

NET CASH USED IN OPERATING ACTIVITIES	(2,072)	(2,339)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property and equipment	(23)	(27)
Repayments of advances made to equity affiliate	—	105

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(23)	78

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions of capital from owners	6,904	2,464

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,904	2,464

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,809	203
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	447	244

CASH AND CASH EQUIVALENTS AT END OF YEAR	$5,256	$447

See accompanying notes to consolidated financial statements.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

Note 1 – Organization

Harvest-Vinccler Dutch Holding B.V. (together with its consolidated entities, unless the context requires otherwise, “Harvest Holding” or the “Company”) is a Dutch private company with limited liability. As of December 31, 2015, the Company is owned by HNR Energia, B.V. (“HNR Energia”) (51 percent), Petroandina Resources Corporation N.V. (“Petroandina”) (29 percent)( see Note 4 Investment in Equity Affiliate – Petrodelta, S.A. for further details) and Oil & Gas Technology Consultants (Netherlands) Coöperatie U.A. (“Vinccler”) (20 percent). The Company’s primary operations relate to certain interests in oil and gas properties in the Bolivarian Republic of Venezuela (“Venezuela”) through its indirect 40 percent interest in Petrodelta, S.A. (“Petrodelta”). Harvest Holding directly owns 100 percent of HNR Finance B.V. (“HNR Finance”) and indirectly owns 100 perecent of Harvest Vinccler, S.C.A. (“Harvest Vinccler”) and Harvest Vinccler, Ltd. (“HV Ltd.”). HNR Finance owns 40 percent of Petrodelta. Corporación Venezolana del Petroleo S.A. (“CVP”) and PDVSA Social S.A. own 56 percent and 4 percent, respectively, of the remaining 60 percent of Petrodelta. Petroleos de Venezuela S.A. (“PDVSA”) owns 100 percent of CVP and PDVSA Social S.A. Harvest Vinccler’s main business purpose is to assist HNR Finance in the management of Petrodelta and in negotiations with PDVSA.

Note 2 – Liquidity and Going Concern

The Company’s primary ongoing use of cash has been to fund general and administrative costs. The Company’s primary source of cash since the beginning of 2014 has been contributions from shareholders. The Company expects that cash requirements will be met either through capital contributions or advances from its three shareholders.

The Company’s operations are subject to various risks inherent in foreign operations. These risks may include, among other things, loss of revenue, property and equipment as a result of hazards such as expropriation, nationalization, war, insurrection, civil unrest, strikes and other political risks, increases in taxes and governmental royalties, being subject to foreign laws, legal systems and the exclusive jurisdiction of foreign courts or tribunals, renegotiation of contracts with governmental entities, changes in laws and policies, including taxes, governing operations of foreign-based companies, currency restrictions and exchange rate fluctuations and other uncertainties arising out of foreign government sovereignty over our international operations. Its international operations may also be adversely affected by the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws, laws and policies of the United States affecting foreign policy, foreign trade, taxation and the possible inability to subject foreign persons to the jurisdiction of the courts in the United States.

There are also a number of variables and risks related to HNR Finance’s minority equity investment in Petrodelta that could significantly utilize cash balances, and affect its capital resources and liquidity. Petrodelta’s capital commitments are determined by its business plan, and Petrodelta’s capital commitments are expected to be funded by internally generated cash flow. The total capital required to develop the fields in Venezuela may exceed Petrodelta’s available cash and financing capabilities, and there may be operational or contractual consequences due to this inability. Petrodelta’s ability to fully develop the fields in Venezuela will require a significant investment. Due to PDVSA’s liquidity constraints, PDVSA has not been providing the necessary monetary support and contractual adherence required by Petrodelta. If HNR Finance is called upon to fund its share of Petrodelta’s operations, its failure to do so could be considered a default under the Conversion Contract and cause the forfeiture of some or all its shares in Petrodelta.

Distributions from Petrodelta currently represents the Company’s only source of earnings. The impact of the Petrodelta investment had a material impact on the Company’s results of operations for the periods presented. See Note 4 – Investment in Affiliate – Petrodelta, S.A . Petrodelta operates under a business plan, the success of which relies heavily on the market price of oil. To the extent that market prices of oil decline, the business plan, and thus the equity investment in Petrodelta and/or operations and/or profitability, could be adversely affected.

Operations in Venezuela are subject to various risks inherent in foreign operations. It is possible the legal or fiscal framework for Petrodelta could change and the Venezuela government may not honor its commitments. HNR Finance’s ability to implement or influence Petrodelta’s business plan, assure quality control and set the timing and pace of development could also be adversely impacted. No assurance can be provided that events beyond its control will not adversely affect the value of HNR Finance’s minority investment in Petrodelta.

Between Petrodelta’s formation in October 2007 and June 2010, Petrodelta declared and paid dividends of $105.5 million to HNR Finance. As discussed below, on November 12, 2010, Petrodelta’s board of directors declared a dividend of $30.6 million; however, such dividend has not been received. There is uncertainty with respect to the timing of the receipt of such dividend or whether future dividends will be declared and/or paid. The Company has and will continue to monitor its investment in Petrodelta. Should the dividend receivable not be collected, or facts and circumstances surrounding the investment change, the Company’s results of operations and the investment in Petrodelta could be adversely impacted.

For the year ended December 31, 2015, the Company had net loss of $167.5 million and had negative cash flows from operations of $2.1 million. At December 31, 2015, the Company had a retained earnings (deficit) of approximately $150.8 million and working capital of approximately $3.9 million. The Company currently does not have any source of revenue or operating cash inflows. On November 12, 2010, Petrodelta’s board of directors declared a dividend of $30.6 million, $12.2 million net to HNR Finance. The dividend was ratified by Petrodelta’s shareholders on March 14, 2011. Due to Petrodelta’s liquidity constraints caused by PDVSA’s insufficient monetary support and contractual adherence, this dividend has not yet been received, although it is due and payable. The dividend receivable was classified as a long-term receivable at December 31, 2014 due to the uncertainty in the timing of payment. During the year ended December 31, 2014, we recorded an allowance of $12.2 million to fully reserve the dividend receivable due from Petrodelta. During the year ended December 31, 2015 Petrodelta’s board of directors declared a dividend of $820.0 million. As the Company accounts for its investment within Petrodelta on the cost basis of accounting and with the uncertainty around the timing of the receipt of such dividend there was no financial impact with regards to this dividend.

The Company expects that for 2016 it will not generate revenue, will continue to generate losses from operations, and its cash flows will not be sufficient to cover its operating expense; therefore, expected continued losses from operations and use of cash will be funded through capital contributions or advances from its three shareholders and/or operating cost reductions.

Failure to generate sufficient cash flow from dividends from Petrodelta or raise additional capital through capital contributions or advances from its three shareholders could have a material adverse effect on its ability to meet short- and long-term liquidity needs and achieve its intended long-term business objectives.

The Company’s financial statements have been prepared under the assumption that it will continue as a going concern, which contemplates that it will continue in operation for the foreseeable future and will be able to realize assets and settle liabilities and commitments in the normal course of business. The accompanying unadited consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that could result should it be unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of all wholly-owned and majority-owned subsidiaries. All intercompany profits, transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with Accounting Principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates pertain to the valuation of the Company’s investment in Petrodelta and related receivables from Petrodelta. These valuations are impacted by estimates of proved oil and natural gas reserve volumes and future development costs of Petrodelta. Actual results could differ from those estimates.

Reporting and Functional Currency

The United States Dollar (“U.S. Dollar”) is the reporting and functional currency for Harvest Holding, all of its controlled subsidiaries and Petrodelta. Amounts denominated in non-U.S. Dollar currencies are re-measured into U.S. Dollars, and all currency gains or losses are recorded in the consolidated statements of operations. There are many factors that affect foreign exchange rates and the resulting exchange gains and losses, many of which are beyond the Company’s influence.

Cash and Cash Equivalents

Cash equivalents include money market funds and short term certificates of deposit with original maturity dates of less than three months.

Financial Instruments

Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily cash and cash equivalents, and accounts receivable. The Company maintains cash and cash equivalents in bank deposit accounts with commercial banks with high credit ratings, which, at times may exceed the federally insured limits. The Company has not experienced any losses from such investments. Concentrations of credit risk with respect to accounts receivable are limited due the nature of the receivables, which include primarily income tax receivables. In the normal course of business, collateral is not required for financial instruments with credit risk.

Investment in Affiliate

Prior to December 31, 2014 the Company accounted for its investments in unconsolidated companies under ASC 323, “Investments – Equity Method and Joint Ventures” (“ASC 323”). Investments in which it had significant influence were accounted for under the equity method of accounting. Under the equity method, Investment in Affiliate is increased by additional investments and earnings and decreased by dividends and losses.

Due to certain failed sales attempts, lack of management influence, and actions and inactions by the majority owner, PDVSA, we believe we no longer exercise significant influence in Petrodelta and in accordance with ASC 323, we are accounting for our investment in Petrodelta under the cost method (“ASC 325 – Investments – Other”), effective December 31, 2014. Under the cost method we will not recognize any equity in earnings from our investment in Petrodelta in our results of operations, but will recognize any cash dividends in the period they are received.

We evaluate our investment in Petrodelta for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may be impaired. A loss is recorded in earnings in the current period if a decline in the value of the investment is determined to be other than temporary. Impairment is calculated as the difference between the carrying value of the investment and its fair value. We recorded pre-tax impairment charges against the carrying value of our investment in Petrodelta of $164.7 million and $355.7 million during the years ended December 31, 2015 and 2014, respectively.

Property and Equipment

The major components of property and equipment at December 31 are as follows (in thousands):

	2015	2014
Furniture, fixtures, leasehold improvements and other	$1,015	$1,041
Accumulated depreciation	(999)	(989)

Total property and equipment, net	$16	$52

Property and equipment is comprised of furniture, fixtures and equipment which are recorded at cost and depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are recorded at cost and amortized using the straight-line method over the life of the applicable lease. For the years ended December 31, 2015 and 2014, depreciation expense was $21 thousand and $67 thousand, respectively.

Fair Value Measurements

The Company measures and discloses fair values in accordance with the provisions of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy assigns the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Level 2 measurements are inputs that are observable for assets or liabilities, either directly or indirectly, other than quoted prices included within Level 1. The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable.

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of ASC 825, Financial Instruments . The estimated fair value amounts have been determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of cash, accounts receivable and accounts payable approximates their carrying value due to their short-term nature. Due to the related party nature of the long-term debt receivable and debt payable with affiliates, there is no market data available to determine a fair value measurement.

As of December 31, 2014 we had a level 3 non-recurring asset that was fair valued at $164.7 million related to our investment in Petrodelta, which was nil as of December 31, 2015.

During the year ended December 31, 2015 and 2014, there were no transfers between Level 1, Level 2 and Level 3 liabilities.

Income Taxes

Deferred income taxes reflect the net tax effects, calculated at currently enacted rates, of (a) future deductible/taxable amounts attributable to events that have been recognized on a cumulative basis in the financial statements or income tax returns, and (b) operating loss and tax credit carryforwards. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

The Company classifies interest related to income tax liabilities as interest expense, and if applicable, penalties are recognized as a component of interest expense.

The Company does not provide deferred income taxes on undistributed earnings of its foreign subsidiaries and equity investments for possible future remittances as such earnings would be received as dividends which would be exempt from Dutch tax under the Dutch participation exemption applicable to eligible shareholdings between the Company and its foreign subsidiaries.

Note 4 – Investment in Equity Affiliate – Petrodelta, S.A.

Harvest Holding’s 40 percent investment in Petrodelta is owned through its subsidiary, HNR Finance, a Dutch private company with limited liability. On December 16, 2013, HNR Energia entered into a share purchase agreement (“SPA”) with Petroandina Resources Corporation to sell its 80 percent equity interest in Harvest Holding in two closings for an aggregate cash purchase price of $400.0 million. The first closing occurred on December 16, 2013 when HNR Energia sold a 29 percent equity interest in Harvest Holding for $125.0 million. As a result of the first closing, HNR Energia’s interest in Harvest Holding decreased to 51 percent.

HNR Energia was not able to obtain approval from the government of Venezuela during 2014, which was required to complete the second closing for its remaining 51 percent interest in Harvest Holding and on January 1, 2015 the SPA was terminated Due to the failed sales attempts, lack of management influence, and actions and inactions by the majority owner, PDVSA, we believe we do not exercise significant influence in Petrodelta and in accordance with ASC 323, we are accounting for our investment in Petrodelta under the cost method (“ASC 325 – Investments – Other”), effective December 31, 2014. Under the cost method we will not recognize any equity in earnings from our investment in Petrodelta in our results of operations, but will recognize any cash dividends in the period they are received.

Through December 31, 2014, we included the results of Petrodelta in our consolidated financial statements using the equity method of accounting. We ceased recording earnings from Petrodelta in the second quarter due to the expected sales price of the second tranche of the SPA approximating the recorded value of our investment in Petrodelta which resulted in the exclusion of $20.0 million of earnings from the investment affiliate.

We performed an impairment analysis of the carrying value of our investment of Petrodelta as of December 31, 2014. The estimated fair value of our investment was determined based on the estimated fair value of Petrodelta’s oil and natural gas properties and other net assets as of December 31, 2014, discounted by a factor for economic instability, foreign currency risks and lack of marketability. Based on this analysis, we recorded a pre-tax impairment charge against the carrying value of our investment in Petrodelta of $355.7 million as of December 31, 2014.

We also performed an impairment analysis of the carrying value of our investment of Petrodelta as of December 31, 2015 due to the continued decline in world oil prices and deteriorating economic conditions in Venezuela which have significantly impacted Petrodelta’s operations. During 2015, Petrodelta’s operating costs exceeded the price realized from the sale of its production due to the significant rate of inflation in Venezuela and the restrictive foreign currency exchange system which Petrodelta is required to operate under. While we attempt to restructure our relationship with PDVSA and Petrodelta to allow us to access the alternative foreign currency systems to companies in Venezuela, there can be no assurances that we will be successful in these negotiations. Based on the existing economic environment in which Petrodelta is required to operate, we have concluded that the estimated fair value of our investment in Petrodelta is nil and have recorded a pre-tax impairment charge of $164.7 million to fully impair our investment in Petrodelta as of December 31, 2015. The estimated fair value of our investment was determined based on the estimated fair value of Petrodelta’s oil and natural gas properties and other net liabilities as of December 31, 2015 which exceeded the estimated fair value of the oil and natural gas properties.

The model used in the valuation of Petrodelta was based on an income approach which considered three scenarios relating to the future development of proved, probable and possible reserves and its other net liabilities at December 31, 2015. The three scenarios considered that Petrodelta would have varying degrees of access to foreign exchange regimes as well as our ability to participate in and influence its operations to improve operational performance and efficiencies. Each scenario also considered three price forecasts for crude oil. The weighted average cost of capital of 26.5% was used to discount the future cash flows from these scenarios. The expected value obtained from the income approach less net liabilities at December 31, 2015 resulted in a full impairment of the carrying value of our investment in Petrodelta.

In addition to the impairment charge, we recorded an allowance of $12.2 million to fully reserve the dividend receivable due from Petrodelta relating to the dividend declared in 2011 during the year ended December 31, 2014.

Petrodelta’s financial information is prepared in accordance with International Financial Reporting Standards (“IFRS”) which we have adjusted to conform to U.S. GAAP for the year ending December 31, 2014. The year ended December 31, 2015 is excluded due to the change to the cost method of accounting. The differences between IFRS and financial information for U.S. GAAP for which we adjusted are:

•	Deferred income tax: IFRS allows the inclusion of non-monetary temporary differences impacted by inflationary adjustments, whereas U.S. GAAP does not. In addition, we have adjusted for the impact on deferred income tax of other adjustments to arrive at net income under U.S. GAAP.

•	Depletion expense: Oil and natural gas reserves used by Petrodelta in calculating depletion expense under IFRS are provided by the Ministry of the People’s Power for Petroleum and Mining (“MENPET”). MENPET reserves are not prepared using the guidance on extractive activities for oil and natural gas (ASC 932). Annually at year-end, we prepare reserve reports for Petrodelta’s oil and natural gas reserves using ASC 932. On a quarterly basis, we recalculate Petrodelta’s depletion using the most recent reserve report using ASC 932 adjusted as appropriate.

•	Under U.S. GAAP abandoned well costs are capitalized and depleted using the guidance on extractive activities for oil and natural gas under Successful Efforts accounting. To conform to U.S. GAAP we reclassified $13.9 million in abandoned wells costs expensed to lease operating costs to depletable costs as per ASC 932.

•	Windfall Profits Tax Credit: The April 2011 Windfall Profits Tax law included a provision wherein it considered that an exemption of the Windfall Profits Tax could be granted for the incremental production of projects and grass root developments until the specific investments are recovered. The projects deemed to qualify for the exemption have to be considered and approved on a case by case basis by MENPET. In March 2013, PDVSA requested from MENPET a Windfall Profits Tax exemption credit under provisions in the April 2011 Windfall Profits Tax law. The exemption was applied to several oil development projects, including Petrodelta. However, MENPET has not defined the projects qualifying for exemption or provided the guidance necessary to calculate the exemption. PDVSA issued to Petrodelta its estimated share of the exemption credit related to 2012 of $55.2 million ($36.4 million net of tax) based on PDVSA’s calculation and projects PDVSA deemed to qualify for the exemption. In July 2014, Petrodelta received confirmation that MENPET had denied PDVSA’s application for the exemption, and Petrodelta reversed its estimated share of the credit. We determined that until MENPET either issues guidance on the exemption provisions in the law or issues payment forms including the exemption credit, or written approval from MENPET for this exemption credit is received by Petrodelta or us, we would exclude the exemption credit from our equity earnings in Petrodelta under U.S. GAAP. In March 2013, we included an adjustment for the differences between IFRS and U.S. GAAP which reversed Petrodelta’s accrual for the Windfall Profits Tax credit, and in June 2014 we recorded an adjustment to Petrodelta’s reversal of the Windfall Profits Tax credit.

•

Petrodelta’s revenues are not subject to a value-added tax (“VAT”). However, most of their purchases are subject to VAT. The result is that Petrodelta has $153.7 million of VAT receivables or VAT credits. Petrodelta has recorded a corresponding valuation allowance of $38.2 million against these VAT credits. At December 2014, the valuation allowance of the VAT credits was adjusted for our U.S.

GAAP presentation. Under U.S. GAAP, sufficient evidence did not exist to support Petrodelta’s assumptions of recoverability at December 31, 2014. Therefore, for U.S. GAAP purposes the estimated recoverability of the VAT credits was extended to 5 years and the discount rate was increased to 24.0%. The discount rate approximates the December 31, 2014 yield on the 20-year Venezuelan 9 3⁄4% bond. The resulting value of the VAT credits, net of Petrodelta’s valuation allowance and U.S. GAAP adjustment, is $64.1 million at December 31, 2014.

•	Sports Law Overaccrual: The Organic Law on Sports, Physical Activity and Physical Education (“Sports Law”) was published in the Official Gazette on August 24, 2011. The purpose of the Sports Law is to establish the public service nature of physical education and the promotion, organization and administration of sports and physical activity. Funding of the Sports Law is by contributions made by companies or other public or private organizations that perform economic activities for profit in Venezuela. The contribution is one percent of annual net or accounting profit and is not deductible for income tax purposes. Per the Sports Law, contributions are to be calculated on an after-tax basis. However, in March 2012, CVP has instructed Petrodelta to calculate the contribution on a before-tax basis contrary to the Sports Law. In addition to the adjustments to arrive at Petrodelta’s net income under U.S. GAAP, earnings from affiliate also reflect the amortization of the excess basis in affiliate using the unit-of-production method based on risk adjusted total current estimated reserves.

Summary financial information is presented below at December 31, 2014 and for the year ended December 31, 2014. All amounts through Net income under U.S. GAAP represent 100 percent of Petrodelta’s results (in thousands).

Year Ended December 31,
2014
Petrodelta’s results under IFRS:
Revenues:
Oil sales*	$1,343,452
Gas sales	4,590
Royalties*	(437,281)

910,761
Expenses:
Operating expenses	303,409
Workovers	28,239
Depletion, depreciation and amortization	129,409
General and administrative	45,623
Windfall profits tax	140,816
Windfall profits credit reversal	55,168

702,664

Income from operations	208,097
Loss on exchange rate	(260)
Investment earnings and other	7,889

Income before income tax	215,726
Current income tax expense	103,619
Deferred income tax benefit	(32,617)

Net income under IFRS	144,724

Adjustments required to adjust net income under IFRS to U.S. GAAP:
Deferred income tax expense	(2,841)
Depletion expense	(12,437)
Adjustment to lease operating costs to conform with GAAP	13,888
Reversal of windfall profits tax credit reversal	55,168
Adjust fair value of value added tax credits	(51,393)
Sports law over accrual	1,322

Net income under U.S. GAAP	148,431

Equity interest in equity affiliate	40%

Income before amortization of excess basis in equity affiliate	59,372
Amortization of excess basis in equity affiliate	(4,428)
Earnings from investment affiliate excluded from results of operations	(19,995)

Earnings from equity affiliate included in income	$34,949

Through December 31, 2014, we included the results of Petrodelta in our consolidated financial statements using the equity method of accounting. We ceased recording earnings from Petrodelta in the second quarter due to the expected sales price of the second tranche of the SPA approximating the recorded value of our investment in Petrodelta which resulted in the exclusion of $20.0 million of earnings from investment affiliate.

*	Royalties have been adjusted to reflect the market price of royalties paid-in-kind as required under U.S. GAAP.

As December 31,
2014
Condensed financial position under IFRS:
Current assets	$1,459,676
Property and equipment, net	1,044,797
Other assets	241,478
Current liabilities	1,437,929
Other liabilities	147,242
Net shareholders’ equity	1,160,780

Conversion Contract

On October 25, 2007, the Venezuelan Presidential Decree which formally transferred to Petrodelta the rights to the Petrodelta Fields subject to the conditions of the Conversion Contract was published in the Official Gazette. Petrodelta is governed by its own charter and bylaws and will engage in the exploration, production, gathering, transportation and storage of hydrocarbons from the Petrodelta Fields for a maximum of 20 years from that date. Petrodelta operates a portfolio of properties in eastern Venezuela including large proven oil fields as well as properties with substantial opportunities for both development and exploration. Petrodelta is to undertake its operations in accordance with Petrodelta’s business plan as set forth in its conversion contract. Under its conversion contract, work programs and annual budgets adopted by Petrodelta must be consistent with Petrodelta’s business plan. Petrodelta’s business plan may be modified by a favorable decision of the shareholders owning at least 75 percent of the shares of Petrodelta.

Sales Contract

The sale of oil and natural gas by Petrodelta to the Venezuelan government is pursuant to a Contract for Sale and Purchase of Hydrocarbons with PDVSA Petroleo S.A. (“PPSA”) signed on January 17, 2008. The form of the agreement is set forth in the Conversion Contract. Crude oil delivered from the Petrodelta Fields to PPSA is priced with reference to Merey 16 published prices, weighted for different markets, and adjusted for variations in gravity and sulphur content, commercialization costs and distortions that may occur given the reference price and prevailing market conditions. Merey 16 published prices are quoted and sold in USD. Natural gas delivered from the Petrodelta Fields to PPSA is priced at $1.54 per thousand cubic feet. Natural gas deliveries are paid in Venezuela Bolivars (“Bolivars”), but the pricing for natural gas is referenced to the U.S. Dollar. PPSA is obligated to make payment to Petrodelta of each invoice within 60 days of the end of the invoiced production month by wire transfer, in USD in the case of payment for crude oil and natural gas liquids delivered, and in Bolivars in the case of payment for natural gas delivered, in immediately available funds to the bank accounts designated by Petrodelta.

When the Sales Contract was executed, Petrodelta was producing only one type of crude, Merey 16. Beginning in October 2011, the Ministry of the People’s Power for Petroleum and Mining (“MENPET”) determined that Petrodelta’s production flowing through the COMOR transfer point was a heavier type of crude, Boscan. Since Petrodelta was producing only Merey 16 when the Sales Contract was executed, the Boscan gravity and sulphur correction factors and crude pricing formula are not included in the Sales Contract. However, under the Sales Contract, PPSA is obligated to receive all of Petrodelta’s production. All production deliveries for all of Petrodelta’s fields have been certified by MENPET and acknowledged by PPSA. All pricing factors to be used in the Merey 16 and Boscan pricing formulas have been provided by and certified by MENPET to Petrodelta.

Since the Sales Contract provides for only one crude pricing formula, the Sales Contract had to be amended to include the Boscan pricing formula to allow Petrodelta to invoice PPSA for El Salto crude oil deliveries.

Petrodelta received a draft amendment to the Sales Contract from PDVSA Trade and Supply. The pricing formula in the draft amendment has been used to accrue revenue for El Salto field deliveries from October 1, 2011 through December 31, 2014. Except for the inclusion of the Boscan pricing formula to be used in invoicing El Salto crude oil deliveries, all other terms and conditions of the Sales Contract remain in force. On January 31, 2013, Petrodelta’s board of directors endorsed the amendment to the Sales Contract. The amendment has been approved by CVP’s board of directors. HNR Finance, as shareholder, has agreed to the contract amendment. During 2015, Petrodelta completed billing PPSA for invoices for deliveries through December 2014.

CVP’s board of directors reviewed the amendment on April 30, 2013. A certificate of CVP’s final board resolution approving the amendment dated April 30, 2013 was received by Petrodelta on May 23, 2013. The remaining steps for the contract amendment are to (1) inform MENPET of the approval, (2) receive approval from Petrodelta’s shareholders to amend the Sales Contract including the Boscan formula, and (3) sign the contract amendment with PDVSA Trade and Supply. As of December 31, 2014 revenues of $1,207.2 million ($756.7 million as of December 31, 2013) for El Salto remained uninvoiced to PPSA pending execution of the amendment. The amendment was signed in November 2014 and during January and February of 2015, Petrodelta completed billing PPSA for deliveries through November 2014. This invoicing resulted in an additional $98.6 million in revenue being recognized in the fourth quarter of 2014 due to a pricing change in the formula included in the sales contract.

Management Agreement

On the June 19, 2015, HNR Finance and CT Energia Holding, Ltd., a company organized under the laws of Malta that is controlled by affiliates of CT Energy (“CT Energia”) entered into a Management Agreement (the “Management Agreement”), under which CT Energia and its representatives will manage the day-to-day operations of the Company’s business as it relates to Petrodelta and Venezuela generally. The Company agreed to cause its wholly-owned subsidiary, HNR Finance, to approve the Management Agreement as soon as practicable after the signing of the management agreement. Under the Management Agreement, CT Energia will represent and promote the interests of HNR Finance. In addition, under the Management Agreement and as agreed by the Company, Mr. Alessandro Bazzoni will serve as Director and General Manager – Venezuelan Operations for the Company, and the employees and independent contractors of HNR Finance and Harvest-Vinccler, S.C.A., a subsidiary company of HNR Finance, who are primarily dedicated to or engaged in the Company’s Venezuelan operations will report directly to Mr. Bazzoni. CT Energia’s representatives, including Mr. Bazzoni, will report to and act under the direction of the Company’s Chief Executive Officer in performing services under the Management Agreement. There are no fees due to CT Energia under this agreement.

Payments to Contractors

PDVSA has failed to pay on a timely basis certain amounts owed to contractors that PDVSA has contracted to do work for Petrodelta. PDVSA, through PPSA, purchases all of Petrodelta’s oil production. PDVSA and its affiliates have reported shortfalls in meeting their cash requirements for operations and planned capital expenditures, and PDVSA has fallen behind in certain of its payment obligations to its contractors, including contractors engaged by PDVSA to provide services to Petrodelta. In addition, PDVSA has fallen behind in certain of its payment obligations to Petrodelta, which payments Petrodelta would otherwise use to pay its contractors, including Harvest Vinccler. As a result, Petrodelta has experienced, and is continuing to experience, difficulty in retaining contractors who provide services for Petrodelta’s operations. We cannot provide any assurance as to whether or when PDVSA will become current on its payment obligations. Inability to retain contractors or to pay them on a timely basis is having an adverse effect on Petrodelta’s operations and on Petrodelta’s ability to carry out its business plan.

Harvest Vinccler has advanced certain costs on behalf of Petrodelta. These costs include consultants in engineering, drilling, operations, seismic interpretation, and employee salaries and related benefits for Harvest Vinccler employees seconded into Petrodelta. Currently, we have three employees seconded into Petrodelta.

Costs advanced are invoiced on a monthly basis to Petrodelta. Harvest Vinccler is considered a contractor to Petrodelta, and as such, Harvest Vinccler is also experiencing the slow payment of invoices. Petrodelta and Petrodelta’s board have not indicated that the advances are not payable, or that they will not be paid. We fully reserved the outstanding receivables of $1.6 million related to these advances as of December 31, 2014 and December 31, 2015.

Windfall Profits Tax

In April 2011, the Venezuelan government published in the Official Gazette the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market (“Windfall Profits Tax”). In February 2013, the Venezuelan government published in the Official Gazette an amendment to the Windfall Profits Tax. The amended Windfall Profits Tax establishes new levels for contribution of extraordinary and exorbitant prices to the Venezuelan government. Extraordinary prices are considered to be above $60 and equal to or lower than $80 per barrel, and exorbitant prices are considered to be over $80 per barrel.

Functional Currency

Petrodelta’s functional and reporting currency is the U.S. dollar (“USD”). PPSA is obligated to make payment to Petrodelta in USD in the case of payment for crude oil and in Bolivars for natural gas liquids delivered. In addition, major contracts for capital expenditures and lease operating expenditures are denominated in USD. Any dividend paid by Petrodelta will be made in USD.

Petrodelta has currency exchange risk from fluctuations of the official prevailing exchange rate that applies to their operating costs denominated in Bolivars. The monetary assets that are exposed to exchange rate fluctuations are cash, accounts receivable, prepaid expenses and other current assets. The monetary liabilities that are exposed to exchange rate fluctuations are accounts payable, accruals, current and deferred income tax and other tax obligations and other current liabilities. All monetary assets and liabilities incurred at the official Bolivar exchange rate are settled at the official Bolivar exchange rate. The official prevailing currency exchange rate was increased from 4.3 Bolivars per U.S. Dollar to 6.3 Bolivars per U.S. Dollar in February 2013. Petrodelta reflected a gain of approximately $169.6 million on revaluation of its non-income tax related assets and liabilities during the year ended December 31, 2013 primarily related to the February 2013 devaluation.

As a result of legislation enacted in December 2013 and January and February 2014, Venezuela now has a multiple exchange rate system. Most of Petrodelta’s transactions are subject to a fixed official exchange rate of 6.3. The Venezuelan government modified the currency exchange system whereby the official exchange rate of 6.3 Bolivars per USD would only apply to certain economic sectors related to purchases of “essential goods and services” while other sectors of the economy would be subject to a new exchange rate, SICAD I, determined by an auction process conducted by Venezuela’s Complimentary System of Foreign Currency Administration. Participation in the SICAD I mechanism is controlled by the Venezuelan government and is limited to certain companies that operate in designated economic sectors. In March 2014, an additional currency exchange mechanism was established by the Venezuelan government that allows companies within other economic sectors to participate in an additional auction process (“SICAD II”). The exchange rate averaged approximately 50 Bolivars per USD for the re-measurement of our Bolivar denominated assets and liabilities and revenue and expenses. The financial information is prepared using the official fixed exchange rate (6.3 from February 2013 through December 2014). On February 10, 2015, the Ministry of Economy, Finance, and Public Banking, and the Central Bank of Venezuela (BCV) published in the Extraordinary Official Gazette No.6.171 Exchange Agreement No.33 with two Official Notices. The first notice being that the SICAD II exchange rate would be no longer permitted. Secondly, a new exchange rate called the Foreign Exchange Marginal System (“SIMADI”) has been created. The SIMADI rate published on December 31, 2015 is 198.70 Bolivars per USD. The SIMADI’s marginal system is available in limited quantities for individuals and companies to purchase and sell foreign currency via banks and exchange houses. Currently the SIMADI marginal system is the only mechanism available to Harvest Vinccler.

Petrodelta’s results were also impacted by PDVSA changing its policy with respect to invoicing for disbursements made in Bolivars on behalf of Petrodelta to require that such invoices be denominated in USD rather than Bolivars.

Collective Labor Agreement

On February 11, 2014, the Collective Labor Agreement for the period from October 1, 2013 thru October 1, 2015, between the employees of the oil industry represented by the Venezuelan Unitary Federation of workers of the oil, gas, and derivatives (FUTPV) and PDVSA were signed. The Collective Labor Agreement established a salary raise and payroll and retirement benefits which had a significant impact on Petrodelta’s payroll cost. The most significant impact was a steep increase of salary around 90%, with 59% retroactive from October 1, 2013, a 23% raise in effect from May 1, 2014 and finally the remaining portion adjusted on January 1, 2015.

On January 12, 2016 the President of the Bolivarian Republic of Venezuela along with the People’s Minister of Petroleum and Mining and president of PDVSA;, the president of the United Federation of Oil Workers of Venezuela (FUTPV), and Minister of Labor Social Process signed the Collective Labor Agreement of the Oil Workers 2015-2017. The Oil Collective Labor Agreement 2015-2017 features a social wage and benefits for the workers and their families. It includes the building of new homes, and the expansion and construction of new schools in the oil fields. Also, the industry will provide 100% of the school uniforms for the children of oil workers. Drill operators will receive the benefit of a balanced diet. This agreement also includes a significant linear and fractional salary increase for all payrolls. A scale will be applied to classify the jobs of the oil workers according to hiring date and job duties. These provisions were effective as of October 1, 2015.

Dividends

On November 12, 2010, Petrodelta’s board of directors declared a dividend of $30.6 million, $12.2 million net to HNR Finance. Petrodelta shareholder approval of the dividend was received on March 14, 2011. Due to Petrodelta’s liquidity constraints caused by PDVSA’s insufficient monetary support and contractual adherence, as of May 2, 2012, this dividend has not been received, although it is due and payable. Petrodelta’s board of directors declared this dividend and has never indicated that the dividend is not payable, nor that it will not be paid. The dividend receivable is classified as a long-term receivable at December 31, 2013 and 2012 due to the uncertainty in the timing of payment. There is uncertainty with respect to the timing of the receipt of this dividend and whether future dividends will be declared and/or paid. During the year ended December 31, 2014, we recorded an allowance of $12.2 million to fully reserve the dividend receivable due from Petrodelta. During the year ended December 31, 2015, Petrodelta’s board of directors declared a dividend of $820.0 million. As the Company accounts for its investment within Petrodelta on the cost basis of accounting and with the uncertainty around the timing of the receipt of such dividend there was no financial impact with regards to this dividend.

Note 5 – Venezuela – Other

Harvest Vinccler currently assists us in the oversight of our investment in Petrodelta and in negotiations with PDVSA. Harvest Vinccler’s functional and reporting currency is the USD. They do not have currency exchange risk other than the official prevailing exchange rate that applies to their operating costs denominated in Venezuela Bolivars (“Bolivars”)

We have determined that Harvest Vinccler is not eligible to apply for exchanges at the official rate. We are eligible and have successfully participated in the SIMADI during 2015 and as a result we have adopted the SIMADI exchange rate of approximately 200 Bolivars per USD for the re-measurement of our Bolivar denominated assets and liabilities and revenue and expenses, as we believe the SIMADI rate is most representative of the economics in which Harvest Vinccler operates. Prior to this change, we were using the SICAD II rate of 50 Bolivars per USD.

During the year ended December 31, 2015, Harvest Vinccler exchanged approximately $0.1 million ($0.4 million during the year ended December 31, 2014) and received an average exchange rate of 212.4 Bolivars (34.4 Bolivars during the year ended December 31, 2014) per U.S. Dollar. A gain on foreign currency transactions of $0.3 million was recognized during the year ended December 31, 2015 associated with participating in the SIMADI marginal system. A loss on foreign currency transactions of $0.1 million was recognized during the year ended December 13, 2014 associated with participating in the SICAD II auction process.

The monetary assets that are exposed to exchange rate fluctuations are cash, accounts receivable, prepaid expenses and other current assets. The monetary liabilities that are exposed to exchange rate fluctuations are accounts payable, accruals, current and deferred income tax and other tax obligations and other current liabilities. All monetary assets and liabilities incurred at the official Bolivar exchange rate are settled at the official 6.3 Bolivar exchange rate. At December 31, 2015, the balances in Harvest Vinccler’s Bolivar denominated monetary assets and liabilities accounts that are exposed to exchange rate changes are 11.9 million Bolivars ($0.06 million) and 5.5 million Bolivars ($0.03 million), respectively.

Note 6 – Commitments and Contingencies

At December 31, 2015, the Company had the following non-cancellable lease commitments for office space in Caracas (in thousands):

	Payments Due by Period
	Total	Less than 1 Year	1-2 Years	3-4 Years	After 4 Years
Office leases	$76	$76	$—	$—	$—

Tax Contingencies

Uracoa Municipality Tax Assessments. Harvest Vinccler, a subsidiary of Harvest Holding, has received nine assessments from a tax inspector for the Uracoa municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	Three claims were filed in July 2004 and allege a failure to withhold for technical service payments and a failure to pay taxes on the capital fee reimbursement and related interest paid by PDVSA under the Operating Service Agreement (“OSA”). Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss one of the claims and has protested with the municipality the remaining claims.

•	Two claims were filed in July 2006 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Tax Court in Barcelona, Venezuela, on these claims.

•	Two claims were filed in August 2006 alleging a failure to pay taxes on estimated revenues for the second quarter of 2006 and a withholding error with respect to certain vendor payments. Harvest Holding has filed a protest with the Tax Court in Barcelona, Venezuela, on one claim and filed a protest with the municipality on the other claim.

•	Two claims were filed in March 2007 alleging a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a protest with the municipality on these claims.

Harvest Vinccler disputes the Uracoa tax assessments and believes it has a substantial basis for its positions based on the interpretation of the tax code by SENIAT (the Venezuelan income tax authority), as it applies to operating service agreements, Harvest Holding has filed claims in the Tax Court in Caracas against the Uracoa Municipality for the refund of all municipal taxes paid since 1997.

Libertador Municipality Tax Assessments. Harvest Vinccler has received five assessments from a tax inspector for the Libertador municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	One claim was filed in April 2005 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Mayor’s Office and a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss the claim. On April 10, 2008, the Tax Court suspended the case pending a response from the Mayor’s Office to the protest. If the municipality’s response is to confirm the assessment, Harvest Holding will defer to the Tax Court to enjoin and dismiss the claim.

•	Two claims were filed in June 2007. One claim relates to the period 2003 through 2006 and seeks to impose a tax on interest paid by PDVSA under the OSA. The second claim alleges a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

•	Two claims were filed in July 2007 seeking to impose penalties on tax assessments filed and settled in 2004. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

Harvest Vinccler disputes the Libertador allegations set forth in the assessments and believes it has a substantial basis for its position. As a result of the SENIAT’s interpretation of the tax code as it applies to operating service agreements, Harvest Vinccler has filed claims in the Tax Court in Caracas against the Libertador Municipality for the refund of all municipal taxes paid since 2002.

On May 4, 2012, Harvest Vinccler learned that the Political Administrative Chamber of the Supreme Court of Justice issued a decision dismissing one of Harvest Vinccler’s claims against the Libertador Municipality. Harvest Vinccler continues to believe that it has sufficient arguments to maintain its position in accordance with the Venezuelan Constitution. Harvest Vinccler plans to present a request of Constitutional Revision to the Constitutional Chamber of the Supreme Court of Justice once it is notified officially of the decision. Harvest Vinccler has not received official notification of the decision. Harvest Vinccler is unable to predict the effect of this decision on the remaining outstanding municipality claims and assessments.

On January 15, 2015, HNR Finance and Harvest Vinccler S.C.A submitted a Request for Arbitration against the Government of Venezuela before the International Centre for Settlement of Investment Disputes (“ICSID”) regarding HNR Finance’s interest in Petrodelta. The Request for Arbitration set forth numerous claims, including (a) the failure of the Venezuelan government to approve the Company’s negotiated sale of its 51 percent interest in Harvest Holding to Petroandina on any reasonable grounds in 2013-2014, resulting in the termination of the SPA (b) the failure of the Venezuelan government to approve the Company’s previously negotiated sale of its interest in Petrodelta to PT Pertamina (Persero) on any reasonable grounds in 2012-2013, resulting in the termination of a purchase agreement entered into between HNR Energia and PT Pertamina (Persero); (c) the failure of the Venezuelan government to allow Petrodelta to pay approved and declared dividends for 2009; (d) the failure of the Venezuelan government to allow Petrodelta to approve and declare dividends since 2010, in violation of Petrodelta’s bylaws and despite Petrodelta’s positive financial results between 2010 and 2013; (e) the denial of Petrodelta’s right to fully explore the reserves within its designated areas; (f) the failure of the Venezuelan government to pay Petrodelta for all hydrocarbons sales since Petrodelta’s incorporation, recording them instead as an ongoing balance in the accounts of PDVSA, the Venezuelan government-owned oil company that controls Venezuela’s 60 percent interest in Petrodelta, and as a result disregarding Petrodelta’s managerial and financial autonomy; (g) the failure of the Venezuelan government to pay Petrodelta in US dollars for the hydrocarbons sold to PDVSA, as required under the mixed company contract; (h) interference with Petrodelta’s operations, including PDVSA’s insistence that PDVSA and its affiliates act as a supplier of materials and equipment and provider of services to Petrodelta; (i) interference with Petrodelta’s financial management, including the use of low exchange rates Bolivars/US dollars to the detriment of the Company and to the benefit of the Venezuelan government, PDVSA and its affiliates; and (j) the forced migration of the Company’s investment in Venezuela from an operating services agreement to a mixed company structure in 2007.

On January 26, 2015, Petroandina filed a complaint for breach of contract against Harvest Natural Resources (“Harvest”) and its subsidiary, HNR Energia, in Court of Chancery of the State of Delaware (“Court of Chancery”). The complaint states that HNR Energia breached provisions of the Shareholders Agreement between Petroandina and HNR Energia, which provisions require HNR Energia to provide advance notice of, and deposit $5.0 million into an escrow account, before bringing any claim against the Venezuelan government. Under those provisions, if Petroandina so requests, an appraisal of Petroandina’s 29 percent interest in Harvest Holdings must be performed, and Petroandina has the right to require HNR Energia to purchase that 29 percent interest at the appraised value. Petroandina’s claim requests that, among other things, the court (a) declare that HNR Energia has breached the Shareholders’ Agreement by submitting the Request for Arbitration against the Venezuelan government on January 15, 2015 (which Request for Arbitration was subsequently withdrawn without prejudice); (b) declare that Harvest has breached its guaranty of HNR Energia’s obligations under the Shareholders’ Agreement; (c) direct that Harvest and HNR Energia to refrain from prosecuting any legal proceeding against the Venezuelan government (including the previously filed Request for Arbitration) until such time as they have complied with the relevant provisions of the Shareholders’ Agreement; (d) award Petroandina costs and fees related to the lawsuit; and (e) award Petroandina such other relief as the court deems just and proper. On January 28, 2015, the Court of Chancery issued an injunction ordering Harvest and HNR Energia to withdraw the Request for Arbitration and not take any action to pursue its claims against Venezuela until Harvest and HNR Energia have complied with the provisions of the Shareholders’ Agreement or otherwise reached an agreement with Petroandina. Accordingly, on January 28, 2015, HNR Finance B.V. and Harvest Vinccler S.C.A. withdrew without prejudice the Request for Arbitration. In the Delaware proceeding, the Company and HNR Energia have until August 23, 2016 to respond to Petroandina’s complaint. We are currently unable to estimate the amount or range of any possible loss.

The Company is a defendant in or otherwise involved in other litigation incidental to our business. In the opinion of management, there is no such litigation which will have a material adverse impact on our financial condition, results of operations and cash flows.

Note 7 – Taxes

Taxes on Income

The Company is subject to corporate income tax in the Netherlands, its country of incorporation, as well as in Venezuela. The tax effects of significant items comprising our net deferred income tax assets and liabilities as of December 31, 2015 and 2014, are as follows (in thousands):

	2015		2014
	Venezuela	Netherlands	Venezuela	Netherlands
Deferred tax assets:
Operating loss carryforwards	$2,473	$5,710	$673	$7,815
Impairment of assets/oil & gas properties	—	130,088	—	88,913

Total deferred tax assets	2,473	135,798	673	96,728

Deferred tax liabilities:
Other	(1,111)	(120)	—	(53)

Total deferred tax liabilities	(1,111)	(120)	—	(53)

Net deferred tax asset	1,362	135,678	673	96,675
Valuation allowance	(1,362)	(135,558)	(673)	(96,622)

Net deferred tax asset after valuation allowance	$—	$120	$—	$53

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets (“DTAs”). A significant piece of objective negative evidence evaluated was the cumulative losses incurred in our foreign operating entities over the three-year period ended December 31, 2015. Such objective evidence limits the ability to consider other subjective evidence such as our projections for future growth. We have therefore placed a valuation allowance (“VA”) on all of our DTAs.

The components of loss from operations after income taxes are as follows:

	Year Ended December 31,
	2015	2014
	(in thousands)
Loss after income tax:
Netherlands	$(169,408)	$(372,040)
Venezuela	1,883	(98)

Total	$(167,525)	$(372,138)

The provision (benefit) for income taxes on continuing operations consisted of the following:

	Year Ended December 31,
	2015	2014
	(in thousands)
Current:
Netherlands	$—	$—
Venezuela	27	27

	27	27

Deferred:
Netherlands	—	—
Venezuela	—	—

	—	—

	$27	$27

A comparison of the income tax expense (benefit) on continuing operations at the Netherlands statutory rate to our provision for income taxes is as follows:

	Year Ended December 31,
	2015	2014
	(in thousands)
Income tax expense (benefit) from continuing operations:
Tax benefit at the Netherlands statutory rate	$(58,633)	$(130,248)
Effect of foreign source income and rate differentials on foreign income	16,923	37,204
Return true ups and expiring net operating losses	1,943	(953)
Change in valuation allowance	39,691	94,016
Permanent differences and other	103	8

Total income tax expense	$27	$27

Rate differentials for foreign income result from tax rates different from the Netherlands tax rate being applied in foreign jurisdictions.

We do not provide deferred income taxes on undistributed earnings of our subsidiaries outside the Netherlands for possible future remittances as such earnings would be received as dividends which would be exempt from Dutch tax under the Dutch participation exemption applicable to eligible shareholdings between the Company and its foreign subsidiaries. At December 31, 2015, we have the following net operating losses available for carryforward (in thousands):

The Netherlands	$22,837	Available for up to 9 years from 2007
Venezuela	7,274	Available for up to 3 years from 2013

Accounting for Uncertainty in Income Taxes

ASC 740-10 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. ASC 740-10 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

We or one of our subsidiaries file income tax returns in the Netherlands jurisdiction, and foreign jurisdictions. With few exceptions, we are no longer subject to Netherlands tax examinations by tax authorities for years before 2013. Our primary income tax jurisdictions and their respective open audit years are:

Tax Jurisdiction	Open Audit Years
The Netherlands	2013 – 2015
Venezuela	2010 – 2015

A reconciliation of the beginning amount, and current year additions, of unrecognized tax benefits follows (in thousands):

	Year Ended December 31,
	2015	2014
Balance at beginning of year	$288	$318
Additions for tax positions of prior years	—	—
Reductions for tax positions of prior years	(168)	(30)

Balance at end of year	$120	$288

The release of the reserve for uncertain tax positions of $0.03 million during the year ended December 31, 2014 was primarily related to the resolution of a Dutch tax matter regarding treatment of certain costs charged to our Dutch affiliate. However, this amount was offset by an adjustment to the valuation allowance resulting in a nil net tax. In 2015, the reserve was adjusted for a law change re-opening a prior closed year ($0.1 million) offset by a benefit ($0.3 million) from the expiration of the period of assessment on a tax related interest issue. The benefit was included as a reduction of interest expense in our consolidated results of operations and comprehensive income for the year ended December 31, 2015. We believe that it is likely that remaining amount for the uncertain tax position will be resolved within the next twelve months, and the amount of unrecognized tax benefits will significantly decrease.

Note 8 – Related Party Transactions

The Company has a receivable due from Petrodelta for amounts paid to Harvest employees seconded to Petrodelta under the terms of the joint operating agreement of $1.6 million and at December 31, 2015 and 2014. We fully reserved the outstanding receivable related to these advances as of December 31, 2014 and December 31, 2015.

On the June 19, 2015, HNR Finance and CT Energia entered into a Management Agreement (the “Management Agreement”), under which CT Energia and its representatives will manage the day-to-day operations of the Company’s business as it relates to Petrodelta and Venezuela generally. The Company agreed to cause its wholly-owned subsidiary, HNR Finance, to approve the Management Agreement as soon as practicable after the signing of the management agreement. Under the Management Agreement, CT Energia will represent and promote the interests of HNR Finance. In addition, under the Management Agreement and as agreed by the Company, Mr. Alessandro Bazzoni will serve as Director and General Manager – Venezuelan Operations for the Company, and the employees and independent contractors of HNR Finance and Harvest-Vinccler, S.C.A., who are primarily dedicated to or engaged in the Company’s Venezuelan operations will report directly to Mr. Bazzoni. CT Energia’s representatives, including Mr. Bazzoni, will report to and act under the direction of the Company’s Chief Executive Officer in performing services under the Management Agreement. There are no fees due to CT Energia under this agreement.

Note 9 – Subsequent Events

The Company evaluates events and transactions occurring after the balance sheet date but before the financial statements are available to be issued. The Company evaluated such events and transactions through July     , 2016, the date the unaudited consolidated financial statements were available for issuance.

On June 29, 2016, Harvest Natural Resources, Inc., a Delaware corporation, and its wholly owned subsidiary, HNR Energia, entered into a share purchase agreement (the “Share Purchase Agreement”) with CT Energy Holding SRL, a Barbados Society with Restricted Liability (“CT Energy”), pursuant to which HNR Energia agreed to sell to CT Energy all of HNR Energia’s 51 percent interest in Harvest Holding. The closing of this agreement is pursuant to numerous condtions, among which is approval by both the Venezuelean government and the shareholders of Harvest Natural Resources, Inc.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$124	$5,256
Accounts receivables and other	3	3
Prepaid expenses and other	14	15

TOTAL CURRENT ASSETS	141	5,274
OTHER ASSETS	22	24
LONG-TERM DEFERRED INCOME TAX ASSETS	85	120
PROPERTY AND EQUIPMENT, net	16	16

TOTAL ASSETS	$264	$5,434

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable, trade and other	$11	$5
Accounts payable – affiliates	415	874
Accrued expenses	510	341
Other current liabilities	107	160

TOTAL CURRENT LIABILITIES	1,043	1,380

COMMITMENTS AND CONTINGENCIES (See Note 7)

SHAREHOLDERS’ EQUITY:
Common shares, Class A, par value 1 Euro a share; 72,000 shares authorized; 20,000 shares issued and outstanding	25	25
Common shares, Class B, par value 1 Euro a share; 18,000 shares authorized; 5,000 shares issued and outstanding	6	6
Share premium	155,951	154,848
Retained deficit	(156,761)	(150,825)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(779)	4,054

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$264	$5,434

See accompanying notes to consolidated financial statements.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

	Three Months Ended March 31,
	2016	2015
EXPENSES:
Depreciation and amortization	$6	$5
Reserve for note receivable – related party	5,160	—
General and administrative	939	744

	6,105	749

LOSS FROM OPERATIONS	(6,105)	(749)
OTHER NON-OPERATING INCOME (EXPENSE):
Interest income (expense)	17	(7)
Foreign currency transaction gain	160	45

	177	38

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(5,928)	(711)
INCOME TAX EXPENSE	8	7

NET LOSS AND COMPREHENSIVE LOSS	$(5,936)	$(718)

See accompanying notes to consolidated financial statements.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share data)

	Class A Common Shares Issued	Class B Common Shares Issued	Share Capital	Share Premium	Retained Earnings	Total Equity
Balance at December 31, 2015	20,000	5,000	31	154,848	(150,825)	4,054
Contributions of capital from owners	—	—	—	1,103	—	1,103
Net loss	—	—	—	—	(5,936)	(5,936)

Balance at March 31, 2016	20,000	5,000	$31	$155,951	$(156,761)	$(779)

See accompanying notes to consolidated financial statements.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,936)	$(718)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6	5
Reserve for note receivable – related party	5,160	—
Changes in operating assets and liabilities:
Accounts receivable and other	—	8
Prepaid expenses and other	1	(7)
Other assets	2	(21)
Accounts payable	(453)	190
Accrued expenses	169	140
Accrued interest	—	(37)
Other current liabilities	35	(65)
Long-term deferred income taxes	(53)	42

NET CASH USED IN OPERATING ACTIVITIES	(1,069)	(463)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property and equipment	(6)	—
Note receivable – related party	(5,160)	—

NET CASH USED IN INVESTING ACTIVITIES	(5,166)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions of capital from owners	1,103	208

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,103	208

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,132)	(255)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	5,256	447

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$124	$192

See accompanying notes to consolidated financial statements.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

Note 1 – Organization

Harvest-Vinccler Dutch Holding B.V. (together with its consolidated entities, unless the context requires otherwise, “Harvest Holding” or the “Company”) is a Dutch private company with limited liability. As of December 31, 2013, the Company is owned by HNR Energia, B.V. (“HNR Energia”) (51 percent), Petroandina Resources Corporation N.V. (“Petroandina”) (29 percent) and Oil & Gas Technology Consultants (Netherlands) Coöperatie U.A. (“Vinccler”)(20 percent). The Company’s primary operations relate to certain interests in oil and gas properties in the Bolivarian Republic of Venezuela (“Venezuela”) through its indirect 40 percent interest in Petrodelta, S.A. (“Petrodelta”). Harvest Holding directly owns 100 percent of HNR Finance B.V. (“HNR Finance”) and indirectly owns 100 percent of Harvest Vinccler, S.C.A. (“Harvest Vinccler”) and Harvest Vinccler, Ltd. (“HV Ltd.”). HNR Finance owns 40 percent of Petrodelta. Corporación Venezolana del Petroleo S.A. (“CVP”) and PDVSA Social S.A. own 56 percent and 4 percent, respectively of the remaining 60 percent of Petrodelta. Petroleos de Venezuela S.A. (“PDVSA”) owns 100 percent of CVP and PDVSA Social S.A. Harvest Vinccler’s main business purpose is to assist HNR Finance in the management of Petrodelta and in negotiations with PDVSA.

Note 2 – Liquidity and Going Concern

The Company’s primary ongoing use of cash has been to fund general and administrative costs. The Company’s primary source of cash has been contributions from shareholders. The Company expects that cash requirements will be met either through capital contributions or advances from its three shareholders.

The Company’s operations are subject to various risks inherent in foreign operations. These risks may include, among other things, loss of revenue, property and equipment as a result of hazards such as expropriation, nationalization, war, insurrection, civil unrest, strikes and other political risks, increases in taxes and governmental royalties, being subject to foreign laws, legal systems and the exclusive jurisdiction of foreign courts or tribunals, renegotiation of contracts with governmental entities, changes in laws and policies, including taxes, governing operations of foreign-based companies, currency restrictions and exchange rate fluctuations and other uncertainties arising out of foreign government sovereignty over our international operations. Its international operations may also be adversely affected by the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws, laws and policies of the United States affecting foreign policy, foreign trade, taxation and the possible inability to subject foreign persons to the jurisdiction of the courts in the United States.

There are also a number of variables and risks related to HNR Finance’s minority equity investment in Petrodelta that could significantly utilize cash balances, and affect its capital resources and liquidity. Petrodelta’s capital commitments are determined by its business plan, and Petrodelta’s capital commitments are expected to be funded by internally generated cash flow. The total capital required to develop the fields in Venezuela may exceed Petrodelta’s available cash and financing capabilities, and there may be operational or contractual consequences due to this inability. Petrodelta’s ability to fully develop the fields in Venezuela will require a significant investment. Due to PDVSA’s liquidity constraints, PDVSA has not been providing the necessary monetary support and contractual adherence required by Petrodelta. If HNR Finance is called upon to fund its share of Petrodelta’s operations, its failure to do so could be considered a default under the Conversion Contract and cause the forfeiture of some or all its shares in Petrodelta.

Distributions from Petrodelta currently represents the Company’s only availabe source of earnings. The impact of the Petrodelta investment had a material impact on the Company’s results of operations for the periods presented. See Note 5 – Investment in Affiliate – Petrodelta, S.A . Petrodelta operates under a business plan, the success of which relies heavily on the market price of oil. To the extent that market prices of oil decline, the business plan, and thus the equity investment in Petrodelta and/or operations and/or profitability, could be adversely affected.

Operations in Venezuela are subject to various risks inherent in foreign operations. It is possible the legal or fiscal framework for Petrodelta could change and the Venezuela government may not honor its commitments. HNR Finance’s ability to implement or influence Petrodelta’s business plan, assure quality control and set the timing and pace of development could also be adversely impacted. No assurance can be provided that events beyond its control will not adversely affect the value of HNR Finance’s minority investment in Petrodelta.

Between Petrodelta’s formation in October 2007 and June 2010, Petrodelta declared and paid dividends of $105.5 million to HNR Finance. As discussed below, on November 12, 2010, Petrodelta’s board of directors declared a dividend of $30.6 million; however, such dividend has not been received. There is uncertainty with respect to the timing of the receipt of such dividend or whether future dividends will be declared and/or paid. The Company has and will continue to monitor its investment in Petrodelta. Should the dividend receivable not be collected, or facts and circumstances surrounding the investment change, the Company’s results of operations and the investment in Petrodelta could be adversely impacted.

For the year ended December 31, 2015, the Company had net loss of $167.5 million and had negative cash flows from operations of $2.1 million. At December 31, 2015, the Company had a retained earnings deficit of approximately $150.8 million and working capital of approximately $3.9 million. The Company currently does not have any source of revenue or operating cash inflows. On November 12, 2010, Petrodelta’s board of directors declared a dividend of $30.6 million, $12.2 million net to HNR Finance. The dividend was ratified by Petrodelta’s shareholders on March 14, 2011. Due to Petrodelta’s liquidity constraints caused by PDVSA’s insufficient monetary support and contractual adherence, this dividend has not yet been received, although it is due and payable. The dividend receivable was classified as a long-term receivable at December 31, 2014 due to the uncertainty in the timing of payment. During the year ended December 31, 2014, we recorded an allowance of $12.2 million to fully reserve the dividend receivable due from Petrodelta. During the year ended December 31, 2015 Petrodelta’s board of directors declared a dividend of $820.0 million. As the Company accounts for its investment within Petrodelta on the cost basis of accounting and with the uncertainty around the timing of the receipt of such dividend there was no financial impact with regards to this dividend.

The Company expects that for 2016 it will not generate revenue, will continue to generate losses from operations, and its cash flows will not be sufficient to cover its operating expense; therefore, expected continued losses from operations and use of cash will be funded through capital contributions or advances from its three shareholders and/or operating cost reductions.

Failure to generate sufficient cash flow from dividends from Petrodelta or raise additional capital through capital contributions or advances from its three shareholders could have a material adverse effect on its ability to meet short- and long-term liquidity needs and achieve its intended long-term business objectives.

The Company’s financial statements have been prepared under the assumption that it will continue as a going concern, which contemplates that it will continue in operation for the foreseeable future and will be able to realize assets and settle liabilities and commitments in the normal course of business. The accompanying unaudited consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that could result should it be unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of all wholly-owned and majority-owned subsidiaries. All intercompany profits, transactions and balances have been eliminated.

Interim Reporting

In our opinion, the accompanying unaudited consolidated financial statements contain all adjustments, which are of a normal recurring nature, necessary to present fairly the financial position as of March 31, 2016 and December 31, 2015, results of operations for the three months ended March 31, 2016 and 2015, and the cash flows for the three months ended March 31, 2016 and 2015. The unaudited consolidated financial statements do not include all disclosures normally required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Use of Estimates

The preparation of financial statements in conformity with Accounting Principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates pertain to the valuation fo the Company’s investment in Petrodelta and related receivables from Petrodelta. These valuations are impacted by estimates of proved oil and natural gas reserve volumes and future development costs of Petrodelta. Actual results could differ from those estimates.

Reporting and Functional Currency

The United States Dollar (“U.S. Dollar”) is the reporting and functional currency for Harvest Holding, all of its controlled subsidiaries and Petrodelta. Amounts denominated in non-U.S. Dollar currencies are re-measured into U.S. Dollars, and all currency gains or losses are recorded in the consolidated statements of operations. There are many factors that affect foreign exchange rates and the resulting exchange gains and losses, many of which are beyond the Company’s influence.

Cash and Cash Equivalents

Cash equivalents include money market funds and short term certificates of deposit with original maturity dates of less than three months.

Financial Instruments

Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily cash and cash equivalents, and accounts receivable. The Company maintains cash and cash equivalents in bank deposit accounts with commercial banks with high credit ratings, which, at times may exceed the federally insured limits. The Company has not experienced any losses from such investments. Concentrations of credit risk with respect to accounts receivable are limited due the nature of the receivables, which include primarily income tax receivables. In the normal course of business, collateral is not required for financial instruments with credit risk.

Investment in Affiliate

Due to certain failed sales attempts, lack of management influence, and actions and inactions by the majority owner, PDVSA, we believe we no longer exercise significant influence in Petrodelta and in accordance with ASC 323, we are accounting for our investment in Petrodelta under the cost method. Under the cost method we will not recognize any equity in earnings from our investment in Petrodelta in our results of operations, but will recognize any cash dividends in the period they are received.

As of December 31, 2015, we fully impaired the carrying value of our investment in Petrodelta. See Note 5 – Investment in Affiliate for further information.

Property and Equipment

The major components of property and equipment at March 31, 2016 and December 31, 2015 are as follows (in thousands):

	2016	2015
Furniture, fixtures, leasehold improvements and other	$1,021	$1,015
Accumulated depreciation	(1,005)	(999)

Total property and equipment, net	$16	$16

Property and equipment is comprised of furniture, fixtures and equipment which are recorded at cost and depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are recorded at cost and amortized using the straight-line method over the life of the applicable lease. For the three months ended March 31, 2016 and 2015, depreciation expense was $6 thousand and $5 thousand, respectively.

Fair Value Measurements

The Company measures and discloses fair values in accordance with the provisions of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy assigns the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Level 2 measurements are inputs that are observable for assets or liabilities, either directly or indirectly, other than quoted prices included within Level 1. The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable.

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of ASC 825, Financial Instruments. The estimated fair value amounts have been determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of cash, accounts receivable and accounts payable approximates their carrying value due to their short-term nature. Due to the related party nature of the long-term debt receivable and debt payable with affiliates, there is no market data available to determine a fair value measurement.

During the three months ended March 31, 2016 and 2015, there were no transfers between Level 1, Level 2 and Level 3 liabilities.

Income Taxes

Deferred income taxes reflect the net tax effects, calculated at currently enacted rates, of (a) future deductible/taxable amounts attributable to events that have been recognized on a cumulative basis in the financial statements or income tax returns, and (b) operating loss and tax credit carryforwards. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

The Company classifies interest related to income tax liabilities as interest expense, and if applicable, penalties are recognized as a component of interest expense.

The Company does not provide deferred income taxes on undistributed earnings of its foreign subsidiaries and equity investments for possible future remittances as such earnings would be received as dividends which would be exempt from Dutch tax under the Dutch participation exemption applicable to eligible shareholdings between the Company and its foreign subsidiaries.

Note 4 – Long-Term Receivable – Related Party

On January 4, 2016, HNR Finance provided a loan to CT Energia Holding, Ltd., a company organized under under the laws of Malta that is controlled by affiliates of CT Energy (“CT Energia”) in the amount of $5.2 million under an 11.0% promissory note due 2019 (the “CT Energia Note”). The purpose of the loan is to provide CT Energia with collateral to obtain funds for one or more loans to Petrodelta that is 40 percent owned by HNR Finance and through which Harvest’s Venezuelan oil and natural gas interests are held. The loans to Petrodelta are to assist Petrodelta in satisfying its working capital needs and discharging its obligations. Interest on the CT Energia Note is due and payable on the first of each January and July, commencing July 1, 2016. The payable due on July 1, 2016 has not been received as of the date these financials are available for issuance. The full amount outstanding, including any unpaid accrued interest, is due on January 4, 2019; however, HNR Finance’s sole recourse for payment of the principal amount of the loan is the payments of principal and interest from loans that CT Energia will receive from Petrodelta. If and when CT Energia receives payments of principal or interest from loans it has made to Petrodelta, then those proceeds must be used to pay unpaid interest and principal under the CT Energia Note. All payments made by CT Energia to HNR Finance under the CT Energia Note must be made in U.S. Dollars.

The source of funds for HNR Finance’s $5.2 million loan to CT Energia was a capital contribution from the Company. The Company received the same aggregate amount of capital contributions from its shareholders in December of 2015, pro rata according to their equity interests in Harvest Holding.

During the three months ended March 31, 2016, we recorded a $5.2 million allowance to fully reserve the CT Energia Note due to concerns related to the continued deteriorating economic conditions in Venezuela and our assessment relating to the probability that the CT Energia Note will be collected. Due to the uncertainties related to the recoverability of the note, no interest has been accrued.

The CT Energia Note is considered a related party transaction due to the management agreement signed on June 19, 2015 between the Company and CT Energia under which CT Energia and its representatives manage the day-to-day operations of the Company’s business as it relates to Petrodelta and Venezuela generally.

Note 5 – Investment in Affiliate – Petrodelta, S.A.

Prior to December 31, 2014 the Company evaluated its investments in unconsolidated companies under ASC 323, “Investments – Equity Method and Joint Ventures.” Investments in which it had significant influence were accounted for under the equity method of accounting. Under the equity method, Investment in Equity Affiliate is increased by additional investments and earnings and decreased by dividends and losses.

Due to certain failed sales attempts, lack of management influence, and actions and inactions by the majority owner, PDVSA, we believe we do not exercise significant influence in Petrodelta and in accordance with ASC 323, we are accounting for our investment in Petrodelta under the cost method (“ASC 325 – Investments – Other”), effective December 31, 2014. Under the cost method we will not recognize any equity in earnings from our investment in Petrodelta in our results of operations, but will recognize any cash dividends in the period they are received.

Our carrying value of our investment in Petrodelta at March 31, 2016 and December 31, 2015 is nil.

Note 6 – Venezuela – Other

Harvest Vinccler currently assists us in the oversight of our investment in Petrodelta and in negotiations with PDVSA. Harvest Vinccler’s functional and reporting currency is the USD. They do not have currency exchange risk other than the official prevailing exchange rate that applies to their operating costs denominated in Venezuelan Bolivars (“Bolivars”).

On February 10, 2015, the Ministry of Economy, Finance, and Public Banking, and the Central Bank of Venezuela (BCV) published in the Extraordinary Official Gazette No. 6.171 Exchange Agreement No.33 two Official Notices. The first notice stated that the former auction process, SICAD II, would no longer be permitted. The second notice established a new exchange rate called the Foreign Exchange Marginal System (“SIMADI”). The SIMADI’s marginal system was available in limited situations for individuals and companies to purchase and sell foreign currency via banks and exchange houses. The SIMADI marginal system had been the only exchange mechanism available to Harvest Vinccler. We were both eligible and had successfully participated in SIMADI auctions during 2015; however, during the three months ended March 31, 2015, Harvest Vinccler did not participate in any auctions.

On March 9, 2016, Venezuela Vice President for Economic Area announced a new exchange agreement No. 35 (the “Exchange Agreement No. 35”). Exchange Agreement No. 35 was published in Venezuela’s Official Gazette No. 40865 dated March 9, 2016, and became effective on March 10, 2016. Exchange Agreement No. 35 will have a dual exchange rate for a controlled rate (named DIPRO) fixed at DIPRO 10 Bolivars/USD for priority goods and services and a complimentary rate (named DICOM) starting at 206.92 Bolivars/USD for travel and other non-essential goods. We are evaluating the impact Exchange Agreement No. 35 has on Harvest Vinccler and Petrodelta. During the three months ended March 31, 2016, Harvest Vinccler exchanged approximately $0.03 million and received 212.37 Bolivars/USD.

The monetary assets that are exposed to exchange rate fluctuations are cash, accounts receivable, prepaid expenses and other current assets. The monetary liabilities that are exposed to exchange rate fluctuations are accounts payable, accruals, current and deferred income tax and other tax obligations and other current liabilities. All monetary assets and liabilities incurred at the DIPRO Bolivar exchange rate are settled at the 10 Bolivar/USD exchange rate. At March 31, 2016, the balances in Harvest Vinccler’s Bolivar denominated monetary assets and liabilities accounts that are exposed to exchange rate changes are 10.8 million Bolivars ($0.05 million) and 5.3 million Bolivars ($0.02 million), respectively.

Note 7 – Commitments and Contingencies

Uracoa Municipality Tax Assessments. Harvest Vinccler, a subsidiary of Harvest Holding, has received nine assessments from a tax inspector for the Uracoa municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

Three claims were filed in July 2004 and allege a failure to withhold for technical service payments and a failure to pay taxes on the capital fee reimbursement and related interest paid by PDVSA under the Operating Service Agreement (“OSA”). Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss one of the claims and has protested with the municipality the remaining claims.

Two claims were filed in July 2006 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Tax Court in Barcelona, Venezuela, on these claims.

Two claims were filed in August 2006 alleging a failure to pay taxes on estimated revenues for the second quarter of 2006 and a withholding error with respect to certain vendor payments. Harvest Holding has filed a protest with the Tax Court in Barcelona, Venezuela, on one claim and filed a protest with the municipality on the other claim.

Two claims were filed in March 2007 alleging a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a protest with the municipality on these claims.

Harvest Vinccler disputes the Uracoa tax assessments and believes it has a substantial basis for its positions based on the interpretation of the tax code by SENIAT (the Venezuelan income tax authority), as it applies to operating service agreements, Harvest Holding has filed claims in the Tax Court in Caracas against the Uracoa Municipality for the refund of all municipal taxes paid since 1997.

Libertador Municipality Tax Assessments. Harvest Vinccler has received five assessments from a tax inspector for the Libertador municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

One claim was filed in April 2005 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Mayor’s Office and a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss the claim. On April 10, 2008, the Tax Court suspended the case pending a response from the Mayor’s Office to the protest. If the municipality’s response is to confirm the assessment, Harvest Holding will defer to the Tax Court to enjoin and dismiss the claim.

Two claims were filed in June 2007. One claim relates to the period 2003 through 2006 and seeks to impose a tax on interest paid by PDVSA under the OSA. The second claim alleges a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

Two claims were filed in July 2007 seeking to impose penalties on tax assessments filed and settled in 2004. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

Harvest Vinccler disputes the Libertador allegations set forth in the assessments and believes it has a substantial basis for its position. As a result of the SENIAT’s interpretation of the tax code as it applies to operating service agreements, Harvest Vinccler has filed claims in the Tax Court in Caracas against the Libertador Municipality for the refund of all municipal taxes paid since 2002.

On May 4, 2012, Harvest Vinccler learned that the Political Administrative Chamber of the Supreme Court of Justice issued a decision dismissing one of Harvest Vinccler’s claims against the Libertador Municipality. Harvest Vinccler continues to believe that it has sufficient arguments to maintain its position in accordance with the Venezuelan Constitution. Harvest Vinccler plans to present a request of Constitutional Revision to the Constitutional Chamber of the Supreme Court of Justice once it is notified officially of the decision. Harvest Vinccler has not received official notification of the decision. Harvest Vinccler is unable to predict the effect of this decision on the remaining outstanding municipality claims and assessments.

On January 15, 2015, HNR Finance and Harvest Vinccler S.C.A submitted a Request for Arbitration against the Government of Venezuela before the International Centre for Settlement of Investment Disputes (“ICSID”) regarding HNR Finance’s interest in Petrodelta. The Request for Arbitration set forth numerous claims, including (a) the failure of the Venezuelan government to approve the Company’s negotiated sale of its 51 percent interest in Harvest Holding to Petroandina on any reasonable grounds in 2013-2014, resulting in the termination of the SPA (b) the failure of the Venezuelan government to approve the Company’s previously negotiated sale of its interest in Petrodelta to PT Pertamina (Persero) on any reasonable grounds in 2012-2013, resulting in the termination of a purchase agreement entered into between HNR Energia and PT Pertamina (Persero); (c) the failure of the Venezuelan government to allow Petrodelta to pay approved and declared dividends for 2009; (d) the failure of the Venezuelan government to allow Petrodelta to approve and declare dividends since 2010, in violation of Petrodelta’s bylaws and despite Petrodelta’s positive financial results between 2010 and 2013; (e) the denial of Petrodelta’s right to fully explore the reserves within its designated areas; (f) the failure of the

Venezuelan government to pay Petrodelta for all hydrocarbons sales since Petrodelta’s incorporation, recording them instead as an ongoing balance in the accounts of PDVSA, the Venezuelan government-owned oil company that controls Venezuela’s 60 percent interest in Petrodelta, and as a result disregarding Petrodelta’s managerial and financial autonomy; (g) the failure of the Venezuelan government to pay Petrodelta in US dollars for the hydrocarbons sold to PDVSA, as required under the mixed company contract; (h) interference with Petrodelta’s operations, including PDVSA’s insistence that PDVSA and its affiliates act as a supplier of materials and equipment and provider of services to Petrodelta; (i) interference with Petrodelta’s financial management, including the use of low exchange rates Bolivars/US dollars to the detriment of the Company and to the benefit of the Venezuelan government, PDVSA and its affiliates; and (j) the forced migration of the Company’s investment in Venezuela from an operating services agreement to a mixed company structure in 2007.

On January 26, 2015, Petroandina filed a complaint for breach of contract against Harvest Natural Resources (“Harvest”) and its subsidiary, HNR Energia, in Court of Chancery of the State of Delaware (“Court of Chancery”). The complaint states that HNR Energia breached provisions of the Shareholders Agreement between Petroandina and HNR Energia, which provisions require HNR Energia to provide advance notice of, and deposit $5.0 million into an escrow account, before bringing any claim against the Venezuelan government. Under those provisions, if Petroandina so requests, an appraisal of Petroandina’s 29 percent interest in Harvest Holdings must be performed, and Petroandina has the right to require HNR Energia to purchase that 29 percent interest at the appraised value. Petroandina’s claim requests that, among other things, the court (a) declare that HNR Energia has breached the Shareholders’ Agreement by submitting the Request for Arbitration against the Venezuelan government on January 15, 2015 (which Request for Arbitration was subsequently withdrawn without prejudice); (b) declare that Harvest has breached its guaranty of HNR Energia’s obligations under the Shareholders’ Agreement; (c) direct that Harvest and HNR Energia to refrain from prosecuting any legal proceeding against the Venezuelan government (including the previously filed Request for Arbitration) until such time as they have complied with the relevant provisions of the Shareholders’ Agreement; (d) award Petroandina costs and fees related to the lawsuit; and (e) award Petroandina such other relief as the court deems just and proper. On January 28, 2015, the Court of Chancery issued an injunction ordering Harvest and HNR Energia to withdraw the Request for Arbitration and not take any action to pursue its claims against Venezuela until Harvest and HNR Energia have complied with the provisions of the Shareholders’ Agreement or otherwise reached an agreement with Petroandina. Accordingly, on January 28, 2015, HNR Finance B.V. and Harvest Vinccler S.C.A. withdrew without prejudice the Request for Arbitration. In the Delaware proceeding, the Company and HNR Energia have until August 23, 2016 to respond to Petroandina’s complaint. We are currently unable to estimate the amount or range of any possible loss.

The Company is a defendant in or otherwise involved in other litigation incidental to our business. In the opinion of management, there is no such litigation which will have a material adverse impact on our financial condition, results of operations and cash flows.

Note 8 – Related Party Transactions

The Company has a receivable due from Petrodelta for amounts paid to Harvest employees seconded to Petrodelta under the terms of the joint operating agreement of $1.6 million at December 31, 2015 and March 31,2016. We fully reserved the outstanding receivable related to these advances as of December 31, 2015 and March 31,2016.

On the June 19, 2015, HNR Finance and CT Energia entered into a Management Agreement (the “Management Agreement”), under which CT Energia and its representatives will manage the day-to-day operations of the Company’s business as it relates to Petrodelta and Venezuela generally. The Company agreed to cause its wholly-owned subsidiary, HNR Finance, to approve the Management Agreement as soon as practicable after the signing of the management agreement. Under the Management Agreement, CT Energia will represent and promote the interests of HNR Finance. In addition, under the Management Agreement and as agreed by the Company, Mr. Alessandro Bazzoni will serve as Director and General Manager – Venezuelan

Operations for the Company, and the employees and independent contractors of HNR Finance and Harvest-Vinccler, S.C.A., a subsidiary company of HNR Finance, who are primarily dedicated to or engaged in the Company’s Venezuelan operations will report directly to Mr. Bazzoni. CT Energia’s representatives, including Mr. Bazzoni, will report to and act under the direction of the Company’s Chief Executive Officer in performing services under the Management Agreement. There are no fees due to CT Energiaunder this agreement.

On January 4, 2016, HNR Finance provided a loan to CT Energia in the amount of $5.2 million under an 11.0% promissory note due 2019 (the “CT Energia Note”). The purpose of the loan is to provide CT Energia with collateral to obtain funds for one or more loans to Petrodelta that is 40 percent owned by HNR Finance and through which Harvest’s Venezuelan oil and natural gas interests are held. The loans to Petrodelta are to assist Petrodelta in satisfying its working capital needs and discharging its obligations. Interest on the CT Energia Note is due and payable on the first of each January and July, commencing July 1, 2016. The payable due on July 1, 2016 has not been received as of the date these financials are available for issuance. The full amount outstanding, including any unpaid accrued interest, is due on January 4, 2019; however, HNR Finance’s sole recourse for payment of the principal amount of the loan is the payments of principal and interest from loans that CT Energia will receive from Petrodelta. If and when CT Energia receives payments of principal or interest from loans it has made to Petrodelta, then those proceeds must be used to pay unpaid interest and principal under the CT Energia Note. All payments made by CT Energia to HNR Finance under the CT Energia Note must be made in U.S. Dollars.

The source of funds for HNR Finance’s $5.2 million loan to CT Energia was a capital contribution from the Company. The Company received the same aggregate amount of capital contributions from its shareholders in December of 2015, pro rata according to their equity interests in Harvest Holding.

Note 9 – Subsequent Events

The Company evaluates events and transactions occurring after the balance sheet date but before the financial statements are available to be issued. The Company evaluated such events and transactions through July     , 2016, the date the unaudited consolidated financial statements were available for issuance.

On June 29, 2016, Harvest Natural Resources, Inc., a Delaware corporation, and its wholly owned subsidiary, HNR Energia, entered into a share purchase agreement (the “Share Purchase Agreement”) with CT Energy Holding SRL, a Barbados Society with Restricted Liability (“CT Energy”), pursuant to which HNR Energia agreed to sell to CT Energy all of HNR Energia’s 51percent interest in Harvest Holding. The closing of this agreement is pursuant to numerous condtions, among which is approval by both the Venezuelean government and the shareholders of Harvest Natural Resources, Inc.

APPENDIX F

Audited Financial Statements of Petrodelta, S.A.

PETRODELTA, S.A.

(Subsidiary of Corporación Venezolana del Petróleo, S.A.—CVP)

INDEPENDENT AUDITOR’S REPORT

TO THE STOCKHOLDERS AND BOARD OF DIRECTOR OF

PETRODELTA, S.A.

REPORT ON THE FINANCIAL STATEMENTS

We have audited the accompanying financial statements of PETRODELTA, S.A. (a subsidiary 56% owned by Corporación Venezolana del Petróleo, S.A. CVP), which comprise the statements of financial position as at December 31, 2014, 2013, and 2012, and the statements of comprehensive income, statements of changes in equity, and statements of cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the financial statements present fairly, in all material respects, the financial position of Petrodelta, S.A. as at December 31, 2014, 2013, and 2012, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

EMPHASIS OF MATTER

Without qualifying our opinion as indicated in Note 21 to the financial statements, the Company belongs to a group of related companies and conducts transactions and maintains balances for significant amounts with other members of the group, with significant effects on the results of its operations and financial position, especially in recording of transactions and accounting estimates instructed by PDVSA to the Company. Because of those relationships, these transactions may have taken place on terms other than those that would characterize transactions between unrelated companies.

Without qualifying our opinion, as indicated in Notes 4 and 24-c), the National Executive has been making changes in the laws and the Exchange Agreements signed with the Central Bank of Venezuela to adapt to its plans the Venezuelan exchange rate regime, which have an effect on the operations of Petróleos de Venezuela, S.A. (PDVSA) and its subsidiaries. As indicated in Note 19 to the accompanying financial statements at December 31, 2014 the Company had a net monetary liability position in foreign currency Bs.1,915,906 (thousands), equivalent to US$ 304,112 (thousands). At the date of this report, it is not possible to know what changes will make the National Executive on the current foreign exchange regulations in 2015 that may have an effect on the financial results of the Company.

By PGFA PERALES, PISTONE & ASOCIADOS

José G. Perales S.

C.P.C N 9.578

June 19, 2015

Valencia, Venezuela.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of Financial Position

(Expressed in thousands)

	December 31,
	Note	2014	2013	2012	2014	2013	2012
		(U.S. dollars)			(Bolivars)
Assets
Property, plant and equipment, net	8	1,044,797	717,449	538,351	6,582,223	4,519,929	2,314,912
Deferred income tax	7 - f	125,974	134,238	138,492	793,629	845,693	595,516
Recoverable tax credits	7 - k	115,503	46,878	29,721	727,669	295,331	127,801

Total non-current assets		1,286,274	898,565	706,564	8,103,521	5,660,953	3,038,229

Prepaid expenses and other assets	9	1,019	869	1,161	6,420	5,475	4,993
Inventories	10	62,854	103,996	77,637	395,980	655,175	333,839
Accounts receivable	11	1,392,962	1,795,770	1,313,302	8,775,661	11,313,351	5,647,202
Cash and cash equivalents	12	2,841	5,960	3,335	17,898	37,548	14,336

Total current assets		1,459,676	1,906,595	1,395,435	9,195,959	12,011,549	6,000,370

Total assets		2,745,950	2,805,160	2,101,999	17,299,480	17,672,502	9,038,599

Total equity	13	1,160,781	1,016,056	760,274	7,312,914	6,401,146	3,269,176

Liabilities
Provision for asset retirement costs	14	44,918	65,616	70,425	282,984	413,381	302,828
Provision for retirement and other benefits	14	97,054	24,533	22,671	611,440	154,558	97,486
Deferred income tax	7 - f	5,268	46,149	68,066	33,188	290,739	292,684

Total non-current liabilities		147,240	136,298	161,162	927,612	858,678	692,998

Dividends payable	13	30,550	30,550	30,550	192,465	192,465	131,365
Provisions	14	1,042	1,499	1,569	6,566	9,444	6,744
Accruals and other liabilities	15	642,332	493,912	510,548	4,046,692	3,111,646	2,195,363
Accounts payable	16	660,431	912,147	544,931	4,160,716	5,746,526	2,343,203
Income tax payable	7	103,574	214,698	92,965	652,515	1,352,597	399,750

Total current liabilities		1,437,929	1,652,806	1,180,563	9,058,954	10,412,678	5,076,425

Total liabilities		1,585,169	1,789,104	1,341,725	9,986,566	11,271,356	5,769,423

Total equity and liabilities		2,745,950	2,805,160	2,101,999	17,299,480	17,672,502	9,038,599

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of Comprehensive Income

(Expressed in thousands)

		Years ended December 31,
	Note	2014	2013	2012	2014	2013	2012
		(U.S. dollars)			(Bolivars)
Income
Sale of crude oil		1,305,151	1,271,596	1,157,293	8,222,451	8,011,055	4,976,360
Sale of natural gas		4,583	4,005	3,360	28,873	25,232	14,448

	21	1,309,734	1,275,601	1,160,653	8,251,324	8,036,287	4,990,808

Costs and expenses:
Operational expenses	17	(331,561)	(169,666)	(138,605)	(2,088,834)	(1,068,896)	(596,002)
Depletion, depreciation and amortization	8	(129,409)	(87,203)	(86,005)	(815,276)	(549,379)	(369,821)
Sales, general and administrative expenses		(25,185)	(17,645)	(20,282)	(158,665)	(111,164)	(87,213)
Royalties and other taxes	7	(594,822)	(566,197)	(604,003)	(3,747,379)	(3,567,042)	(2,597,213)
Contributions and fundings for social development		(16,226)	(17,127)	(14,889)	(102,224)	(107,900)	(64,023)
Financial income	18	13,109	147,224	—	82,586	927,511	—
Financial expenses	18	(12,980)	(21,734)	(7,023)	(81,774)	(136,924)	(30,199)
Other income (expenses), net		3,067	(2,274)	(743)	19,323	(14,326)	(3,195)

Total costs and expenses		(1,094,007)	(734,622)	(871,550)	(6,892,243)	(4,628,120)	(3,747,666)

Income before tax		215,727	540,979	289,103	1,359,081	3,408,167	1,243,142
Income tax	7 - a	(71,002)	(285,197)	(203,110)	(447,313)	(1,796,741)	(873,373)

Net income		144,725	255,782	85,993	911,768	1,611,426	369,769

Other comprehensive income	13	—	—	—	—	1,520,544	—

Total comprehensive income for the year		144,725	255,782	85,993	911,768	3,131,970	369,769

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of changes in equity

Years ended December 31, 2014, 2013 and 2012

(Expressed in thousands of U.S. dollars)

				Retained earnings
	Note	Capital Stock	Share premium	Legal Reserve and Other Reserves	Undistributed	Total equity
Balances at December 31, 2011		6,977	212,451	147,154	307,699	674,281
Total comprehensive income for the year		—	—	—	85,993	85,993
Release from other reserves	13	—	—	(76,030)	76,030	—

Balances at December 31, 2012		6,977	212,451	71,124	469,722	760,274
Total comprehensive income for the year		—	—	—	255,782	255,782
Appropriation to other reserves	13	—	—	17,663	(17,663)	—

Balances at December 31, 2013		6,977	212,451	88,787	707,841	1,016,056
Total comprehensive income for the year		—	—	—	144,725	144,725
Appropriation to other reserves	13	—	—	32,617	(32,617)	—

Balances at December 31, 2014		6,977	212,451	121,404	819,949	1,160,781

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of changes in equity

Years ended December 31, 2014, 2013 and 2012

(Expressed in thousands of bolivars)

				Retained earnings
	Note	Capital Stock	Share premium	Legal Reserve and Other Reserves	Undistributed	Accumulated translation adjustment	Total Equity
Balances at December 31, 2011		30,000	913,540	632,760	1,323,107	—	2,899,407
Total comprehensive income for the year	13	—	—	—	369,769	—	369,769
Release from other reserves	13	—	—	(326,928)	326,928	—	—

Balances at December 31, 2012		30,000	913,540	305,832	2,019,804	—	3,269,176
Total comprehensive income for the year		—	—	—	1,611,426	1,520,544	3,131,970
Appropriation to other reserves	13	—	—	111,271	(111,271)	—	—

Balances at December 31, 2013		30,000	913,540	417,103	3,519,959	1,520,544	6,401,146
Total comprehensive income for the year		—	—	—	911,768	—	911,768
Distribution of the translation adjustment to the equity accounts	13	13,953	424,902	142,251	939,438	(1,520,544)	—
Appropriation to other reserves	13	—	—	205,487	(205,487)	—	—

Balances at December 31, 2014		43,953	1,338,442	764,841	5,165,678	—	7,312,914

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of Cash Flow

(Expressed in thousands)

	Years ended December 31,
	2014	2013	2012	2014	2013	2012
	(U.S. dollars)			(Bolivars)
Cash flow from operating activities:
Net income	144,725	255,782	85,993	911,768	1,611,426	369,769

Adjustments to reconcile net income to net cash (used in) provided by operating activities—
Depletion, depreciation and amortization	129,409	87,203	86,005	815,277	549,379	369,821
Change in estimation of provision for asset retirement costs	7,590	8,823	(23,229)	47,817	55,585	(99,886)
Asset retirement profit, net	—	1,380	—	—	8,694	—
Provision for income tax	103,619	325,217	127,080	652,800	2,048,867	546,444
Deferred income tax provision	(32,617)	(40,020)	76,030	(205,487)	(252,126)	326,929
Financial cost on provision for asset retirement obligation	(13,109)	5,046	5,678	(82,586)	31,790	24,415
Financial income from variation in the exchange rate	—	(147,224)	—	—	(927,511)	—
Tax credit financial cost	12,971	20,748	1,339	81,717	130,712	5,759
Changes in operating assets—
Prepaid expenses and other assets	(150)	(48)	(638)	(945)	(302)	(2,745)
Material and supplies inventories	(6,464)	(33,877)	(47,585)	(40,723)	(213,425)	(204,616)
Accounts receivable	321,214	(540,132)	(404,335)	2,023,646	(3,402,832)	(1,738,642)
Changes in operating liabilities—
Provisions	64,474	4,187	39,792	406,188	26,378	171,104
Accruals and other liabilities	148,420	102,327	241,899	935,046	644,660	1,040,172
Accounts payable	(251,716)	397,840	204,178	(1,585,810)	2,506,392	877,962
Income tax paid during the year	(214,744)	(173,971)	(206,994)	(1,352,889)	(1,096,016)	(890,074)

Total adjustments	268,897	17,499	99,220	1,694,051	110,245	426,643

Net cash provided by operating activities	413,622	273,281	185,213	2,605,819	1,721,671	796,412

Cash flow (used in) provided by investing activities:
Acquisition of property, plant, and equipment, net	(430,629)	(269,236)	(184,220)	(2,712,963)	(1,696,187)	(792,147)
Retirement of property, plant, and equipment, net	13,888	250	—	87,494	1,575	—

Cash used in investing activities	(416,741)	(268,986)	(184,220)	(2,625,469)	(1,694,612)	(792,147)

Effect for variation in the exchange rate in cash and cash equivalents	—	(1,670)	—	—	(10,521)	—
Effect for variation in the exchange rate in the foreign currency	—	—	—	—	6,674	—

Net cash (decrease) increase	(3,119)	2,625	993	(19,650)	23,212	4,265
Cash and cash equivalents at the beginning of the year	5,960	3,335	2,342	37,548	14,336	10,071

Cash and cash equivalents at the end of the year	2,841	5,960	3,335	17,898	37,548	14,336

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(1)	Reporting Entity

Petrodelta, S.A. was incorporated and is domiciled in the Bolivarian Republic of Venezuela (Venezuela) and its main offices are located at Avenida Alirio Ugarte Pelayo, Edificio Petrodelta, Ala Norte, Planta Baja in Maturín, Monagas State. Its legal address is: Avenida Veracruz con Calle Cali, Urbanización Las Mercedes, Edificio Pawa, Piso 5, Caracas, Distrito Capital.

Petrodelta, S.A. (the Company) was incorporated in October 2007, as published in Official Gazette Nº 38,786. Its business objective is primary exploration to discover oil reserves, extraction of oil in its natural state, and its subsequent collection, transportation and storage pursuant to Article Nº 9 of the Venezuelan Hydrocarbon Law (LOH). The Company operates within an area of approximately 1,000 square kilometers in the Uracoa, Bombal, and Tucupita fields (formerly the Monagas Sur Unit) and in the El Salto, El Isleño, and Temblador fields in the Monagas and Delta Amacuro states in Venezuela (the assigned operating area).

The Company was created as a result of the process for conversion into a mixed-capital company of the Operating Agreement signed on July, 1992 between PDVSA Petróleo, S.A. (PDVSA Petróleo) (formerly Lagoven, S.A.), Harvest Natural Resources, Inc. (Harvest) (formerly Benton Oil and Gas Company) and Venezolana de Inversiones y Construcciones Clérico, C.A. (Vinccler). As part of this process, on March 31, 2006, PDVSA Petróleo, S.A., Corporación Venezolana del Petróleo, S.A. (CVP), both wholly owned subsidiaries of Petróleos de Venezuela, S.A. (PDVSA) and Harvest Vinccler, S.C.A. (HVSCA), the agreement operator and a related company of Harvest and Vinccler, signed a memorandum of understanding for conversion into a mixed company. In June 2007, the National Assembly of the Bolivarian Republic of Venezuela approved the incorporation of the mixed company Petrodelta, S.A. In August 2006, the National Assembly approved the inclusion of the Temblador, El Isleño and El Salto areas into the Monagas Sur Unit for further development of the Company’s primary activities. An agreement for conversion into a mixed company was signed between CVP and HNR Finance B.V. (HNR Finance) in September 2007. The Company will operate for 20 years as from October 2007 when the decree for transfer of field operations was published in the Official Gazette.

On May 4, 2012, the National Executive of the Bolivarian Republic of Venezuela published in the Official Gazette Nº 39,915, by means of a decree-law Nº 8,896 created PDVSA Social, S.A. (PDVSA Social), an affiliate of Petróleos de Venezuela, S.A. (PDVSA) and ordered CVP to transfer 4% of its capital stock in mix companies of the oil industry to PDVSA Social. In August 14, 2012, shareholders of the Company approved the transfer of CVP´s 4% capital stock in Petrodelta, S.A. to PDVSA Social. Therefore, the capital stock of the Company is 56%-owned by Corporación Venezolana del Petróleo (CVP) and 4% owned by PDVSA Social, S.A. and 40%-owned by HNR Finance.

Company management considers that it operates in a single business segment (hydrocarbons) and in one country, the Bolivarian Republic of Venezuela, in conformity with its social statutes.

At December 31, 2014, 2013 and 2012 the Company had not received information regarding production from the Temblador field for the period starting October 23, 2007, official date of the decree of transferring field operations to the Company, and ending February 1, 2008. Because production was handled during this period by PDVSA as well as related operational expenses, investments, taxes and contributions by law associated, the Company started discussions to obtain information and evaluate if merits exists for an eventual reconciliation of actual crude produced during the period mentioned.

During the years ended December 31, 2014, 2013 and 2012, the Company has operated with employees assigned by its shareholders or their related companies since it has no direct employees. At December 31, 2014, 2013 and 2012, the Company has 644, 638 and 635 employees, respectively, assigned by its shareholders or their related companies.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

During the year ended December 31, the Company drilled 13 (2014), 13 (2013) and 12 (2012) development wells, produced and sold approximately 15.6 (2014), 14.5 (2013) and 13.2 (2012) million barrels of oil and sold approximately 3.0 (2014), 2.6 (2013) and 2.1 (2012) billion cubic feet of natural gas.

Regulations

The Company’s main activities are regulated by the Venezuelan Hydrocarbon Law (LOH), effective from January 2002 and its partial reform of May 2006. Gas-related operations are regulated by the Venezuelan Gaseous Hydrocarbon Law effective since September 1999 and its Regulation of June 2000, by the provisions of the bylaws and common rights norms applicable.

Below are the main regulations included in the LOH:

a)	A 30% royalty on volumes of hydrocarbon extracted (see Note 7-g).

b)	A Partial Reform of the Extraction Tax was enacted and published in Official Gazette Nº 38,443 of May 24, 2006, establishing a rate equivalent to one-third of the value of all liquid hydrocarbons extracted from any reservoir, calculated on the same basis set out in the Law for royalty calculation. The taxpayer has the right to deduct from the extraction tax any sum payable as royalties (30%), including the additional royalty paid for special advantages (3.33%).

c)	A surface tax equivalent to 100 tax units for each square kilometer or fraction thereof per year for licensed areas that are not under production. This tax will increase by 2% during the first five years, and by 5% during all subsequent years.

d)	An internal consumption tax equivalent to 10% of the value of each cubic meter of hydrocarbon derivatives produced and consumed as fuel in internal operations, calculated on the final selling price. Company management considers that, other than associated gas, no hydrocarbon derivatives are consumed (see Note 7-j).

Hydrocarbon Purchase Sale Agreement

On January 17, 2008, the Company signed a hydrocarbon purchase sale agreement with PDVSA Petróleo, whereby the Company undertakes to sell to the latter all hydrocarbons produced within the delimited operating area that are not being used in its operations. The Company may assign or transfer this agreement, or any rights and obligations thereunder, to another company in accordance with Article Nº 27 of the LOH. This agreement is for 20 years.

From October 2011, the Company began to deliver production from El Salto field to the COMOR transfer point, EPM-1 storage facility at PDVSA Morichal which serves as a reception and dispatch of crude for its proximity to El Salto field. Since that date, MPPPM determined that Petrodelta’s production flowing through the COMOR transfer point was of lower quality and higher sulphur content, and instructed the Company that invoicing of crude from El Salto field from October 2011 must be made in reference to a similar gravity crude and not using the crude currently in the purchase sale contract. On December 17, 2012 the Company received from PDVSA Marketing and Supply a proposal to amend the purchase sale agreement with PDVSA

Petróleo to invoice the production from El Salto field. This amendment incorporates a new pricing formula in addition to the one currently using Merey 16 as a reference to bill the volumes produced by the Company and include Boscán crude as a reference adjusting the transportation and commercialization costs to invoice

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

that production with lower quality and higher sulphur content coming from El Salto field. The Company agreed to amend the purchase sale agreement which will permit it to bill the production delivered from El Salto field that since October 2011 has not been able to be invoiced.

On January 31, 2013, the Board of the Company endorsed the incorporation of the oil price formula with reference to Boscan in the hydrocarbons purchase sale agreement and instructed to submit the formula to the corresponding National Executive administrative and financial authority level, and for the approval of the Petrodelta, S.A. Shareholders, which will allow the billing of the production of crude from El Salto field.

On May 2, 2013, shareholders of the Company and on April 30, 2013 the board of directors of CVP resolved to endorse the proposal of the Company to amend the hydrocarbon purchase sale agreement with PDVSA Petróleo, S.A. to include the Price Formula with crude Reference Boscan, before the Ministry of People Power of Oil and Mining so it can sign the amended agreement for Petrodelta, S.A. to start invoicing production from El Salto field. Subsequently, on November 15, 2014 PDVSA Petróleo and the Company subscribed an amendment in the hydrocarbon purchase sale agreement to include the Price Formula with crude Reference Boscan in order to allow the Company invoice volumes of crude delivered referenced to Boscan price which is currently in process. The amendment subscribed modified estimated and recorded revenues at December 31, 2013 under the price formula initially proposed which modify marketing and transportation variables. During the year 2014 additional revenues were recorded for approximately US$.53,806 thousands (Bs.338,978 miles) due to a change in marketing and transportation variables as stipulated in the Merey 16 price formula (see Notes 11, 21 and 24-a).

(2)	Basis of Preparation

(a)	Statement of Compliance

The financial statements as of December 31, 2014, 2013 and 2012 are prepared in accordance with International Financial Reporting Standards (IFRS) adopted by the International Accounting Standards Board (IASB) and their interpretations, issued by the International Financial Reporting Interpretations Committee (IFRIC) of the IASB.

On March 12, 2014 the Board of Directors of the Company approved the issuance of the financial statements as of December 31, 2013, in accordance with International Financial Reporting Standards (IFRS) and resolved to submit these financial statements to the Shareholders of the Company and it is expected its approval with no modifications.

On September 3, 2014 the financial statements of the Company presented in bolivars, the presentation currency, and approved by the Board of Directors of the Company on March 12, 2014, have been modified by decision of the Board of Directors of the Company to recognize the approval by the Shareholders of the Company on October 8, 2014 the correction of the translation adjustment in the amount of Bs. 913,578 thousands; on October 9, 2014 the approval of the translation adjustment of Bs.1.520.544 thousands and for distribution among the various equity accounts the translation adjustment recorded as of December 31, 2010 and 2013, respectively.

On February 28, 2013 the Shareholders of the Company resolved to approve the financial statements for the year ended December 31, 2012. The corresponding minutes for these assemblies have been issued and are expected to be signed by the Company representatives.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(b)	Basis of Measurement

The financial statements have been prepared on the historical cost basis, except for certain assets and liabilities measured at fair value. Assets measured and presented at fair value are: recoverable tax credits, accounts receivable and cash and cash equivalents.

The methods used for measuring fair value are discussed in more detail in Note 5.

(c)	Functional and Presentation Currency

The financial statements are presented in U.S. dollar (dollar or US$.) and bolivars (bolivars or Bs.). The Company’s functional currency is the dollar, since the main economic environment in which Petrodelta, S.A. operates is the international market for crude oil and its products. In addition, a significant portion of its revenues, as well as most costs, expenses and investments are denominated in dollars.

The financial statements in bolivars are presented for statutory purposes.

All financial information presented in U.S. dollars and bolivars has been rounded in thousands.

(d)	Use of estimates and judgments

The preparation of financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the amounts of assets, liabilities, income and expense. The Company applies its best estimates and judgments; however, actual results may differ from initial estimates.

Estimates and assumptions are reviewed periodically, and the effects of the revisions, if any, to accounting estimates are recognized in the period in which the estimate is revised and in any future periods affected.

Significant areas of critical judgment in the application of accounting policies, which significantly affect financial statement amounts, are described in the following notes:

•	Note 3-g and 8—Evaluation of assumptions on impairment of properties, plant and equipment, depletion, depreciation and amortization

•	Note 3-h and 14—Provision for asset retirement costs

•	Note 3-f and 19—Valuation of financial instruments

Information on areas of uncertainty affecting management’s estimates which significantly affect financial statement amounts in future periods are described in the following notes:

•	Notes 3-r and 14—Measurement of contract-based retirement benefit obligations and other post-retirement benefits other than pensions, which is a PDVSA obligation with the employees assigned to the Company for subsequent billing once the employee is considered eligible for pension.

•	Notes 3-d and 7-f—Calculation and evaluation of deferred income tax recoverability

•	Notes 3-m and 20—Commitments, contingencies and provisions for lawsuits and claims and for environmental issues

•	Note 7- k—Calculation of tax credits fair value

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

The Company’s operations may be affected by the political, legislative, regulatory and legal environment, both at the national and international level. In addition, significant changes in prices or availability of crude oil and its products may have an impact on the Company’s results of operations in any given year.

(3)	Significant Accounting Policies

The accounting policies used for the preparation of these financial statements have been applied consistently for all periods presented and are summarized as follows:

(a)	Foreign Currency

Transactions in Foreign Currency

Transactions in foreign currency (any currency different than the functional currency) are translated into the Company’s functional currency using the exchange rate in effect at the transaction date. Monetary assets and liabilities denominated in foreign currency are translated into U.S. dollars using the exchange rate prevailing at the date of the statement of financial position. Exchange gains or losses on monetary assets and liabilities resulting from this translation are presented as financial income or expenses in the statements of comprehensive income. Nonmonetary assets and liabilities in foreign currency are stated at fair value and translated to the functional currency using the exchange rate prevailing at the date fair value was determined. All other nonmonetary items denominated in foreign currency measured at historical cost are converted at the exchange rate at the date of the transaction.

All transactions occurred in the year ended December 31, 2014 have been recorded by the Company at the exchange rate of 6.30 for each U.S. dollar (see Note 4), taking into consideration the following:

a)	Transactions related to the sale of foreign currency generated from exports and/or sales of hydrocarbons to the Central Bank of Venezuela by Petróleos de Venezuela, S.A. (PDVSA) have been recorded by the Company using the exchange rate in conformity with article 6 of Exchange Agreement Nº1 published on February 5, 2003.

b)	For the year ended December 31, 2014 neither the Company nor PDVSA as intermediary engaged in the sale of foreign currency to the Central Bank of Venezuela derived from financing, financial instruments, capital contributions in cash, sale of assets, received dividends, collection of debts, service rendered, and any other source different from the hydrocarbon export and/or sale. In the event that the Company had done any of these transactions, the exchange rate to be used to record them would be the exchange rate indicated in the Foreign Currency Alternative Exchange System for (SICAD II) in accordance with the provisions of the Exchange Agreement Nº28 published on April 4, 2014.

Translation to the Presentation Currency

The Company’s financial statements were translated from dollars into bolivars, a currency other than the functional currency, in accordance with International Accounting Standard Nº 21 the Effects of Changes in Foreign Exchange Rates. This standard requires each entity to determine its functional currency based on an analysis of the primary economic environment in which the entity operates, which is normally the one in which it primarily generates and expends cash.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

The financial statements were translated into bolivars using the following procedures:

•	Assets and liabilities in each statement of financial position at the exchange rates in effect at the date of such statement.

•	Income and expenses in the statements of comprehensive income at the exchange rate at the date of transaction.

•	All exchange gain and losses generated as a result of the above, are recognized in the statement of comprehensive income as other comprehensive income and accumulated as a separate component of equity.

•	Equity accounts are translated at the exchange rate in effect at the date of each related transaction, except for retained earnings which are translated at the weighted-average rate for the relevant year.

(b)	Revenue Recognition

Income from sales of crude oil and gas, is measured at fair value of the cash receipts or amounts to be received, net of commercial discounts, and is recorded in the statements of comprehensive income when risks and significant rights of ownership are transferred to PDVSA Petróleo and MPPPM as stipulated in the hydrocarbon purchase sale agreement. Income is recognized when it can be reasonably measured and it is probable that future economic benefits will flow to the Company. Income from activities other than the Company’s main business is recognized when realized. Income is not recognized when there is significant uncertainty as to the recoverability of the obligation acquired by the buyer. All of the Company results are from continuing operations. The Company records revenue from the sale of crude by i) 70% of volumes it transfers and invoices to PDVSA Petróleo and ii) royalty paid in kind equivalent to 30% of production delivered (See Notes 3-n, 7-g and 21).

(c)	Financial Income and Expenses

Financial income included in the statements of comprehensive income represents mainly the effects originated by modifications and dispositions in relation to exchange rate agreements (see Note 18).

Financial expenses included in the statements of comprehensive income represents changes (losses) in the fair value of financial assets (see Note 7-k) and the asset retirement obligation (See Notes 3-g and 3-m).

Income and losses in foreign currencies are recognized on a net basis, either as financial income or financial expense, depending on the effect of foreign currency fluctuations resulting from a net asset or liability position.

(d)	Income Tax

Income tax expense comprises current and deferred income tax. Income tax expense is recognized in the results for each year, except to the extent that it relates to items that should be directly recognized in other comprehensive income.

Current income tax is the expected tax payable based on the taxable income for the year, using the methodology established by current laws and tax rates at the reporting date and any adjustment to taxes payable from previous years. Current income tax payable also includes tax responsibility derived from dividends declared.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Deferred income tax is recognized using the balance sheet liability method. Deferred tax assets and liabilities are recognized by the timing differences that exist between assets and liabilities values presented in the statement of financial position and their corresponding tax value, as well as operating losses and tax credit carry-forwards. The value of deferred tax assets and liabilities is determined based on tax rates expected to be applicable to taxable income for the year in which temporary differences will be recovered or settled pursuant to law. The effect on deferred tax assets and liabilities of changes in tax rates is recorded in the results for the year in which such changes become effective.

In the determination of deferred tax, the Company takes into consideration the impact on decisions about fiscal uncertainties and the possibility that a tax and interest liability can occur. The Company considers that provisions for tax payable are adequate for all taxable years, according to own evaluations of diverse factors including interpretations of legal regulations and prior experiences. These evaluations are made from assessments and premises and may include own judgments over future events.

A deferred tax asset is recognized only to the extent that future taxable income will be available for offsetting. Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(e)	Contributions and Funding for Social Development

Corresponds to contributions and funding the Company is obliged by law to carry out and are paid and recovered by PDVSA. These contributions are funding for endogenous projects, programs related to science, technology and innovation and funding of national programs in relation to antidrug activities and Sports Organic Law.

(f)	Financial Instruments

Non-derivative financial instruments consist of recoverable tax credits, accounts receivable, cash and cash equivalents, accounts payable to suppliers, and other liabilities (see Note 5).

Non-derivate financial instruments classified as at fair value through profit or loss are initially recognized at fair value, plus any direct transaction costs.

Recoverable tax credits are accounted for at fair value after its initial recognition (see Note 7-k). All other non-derivative financial assets and liabilities are maintained at its original recognized value.

A financial instrument is recorded when the Company engages or commits to the contractual clauses thereof. Financial assets are reversed if the Company’s contractual rights over the asset’s cash flows expire or if the Company transfers the financial asset to another entity without retaining control or a significant portion of the asset’s risks and rewards. Regular purchases and sales of financial assets are accounted for at trade date, which is generally the date on which the Company commits to purchase or sell the asset. Financial liabilities are derecognized when the Company’s specific contractual obligation expires or is paid.

During the years ended December 31, 2014, 2013 and 2012, the Company conducted no transactions with derivative instruments.

The balance of financial assets and liabilities are offset and the net amount shown in the statement of financial position when and only when, the Company has a legal right to offset amounts and intends to settle on a net basis or to realize the asset and settle the liability simultaneously.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(g)	Property, Plant and Equipment

Recognition and measurement

Property, plant and equipment are stated at cost, net of accumulated depreciation and impairment losses (see Note 3-l). The successful efforts accounting method is used for exploration and production activities of crude oil and natural gas, taking into consideration what is established under IFRS 6 Exploration For and Evaluation of Mineral Resources in relation to accounting for exploration and evaluation expenditures, including the recognition of exploration and evaluation assets. All costs for development wells, related plant and equipment, and property used for oil recovery are recorded as part of the cost of the assets. Costs of exploratory and development wells are capitalized until it is determined whether they are commercially feasible; otherwise, such costs are charged to operating expenses. Other exploratory expenditures, including geological and geophysical costs, are expensed as incurred.

The cost of property, plant, and equipment includes disbursements that are directly attributable to the acquisition of such assets and the amounts associated with asset retirement costs (See Note 3-h).

Finance costs of projects requiring major investments, and costs incurred for specific financing of projects, are recognized as part of property, plant, and equipment, when they can be directly related to the construction or acquisition of a qualifying asset. Capitalization of such costs is suspended during periods when the development of construction activity is interrupted, and capitalization ends when necessary activities are substantially complete for the utilization of a qualifying asset. An asset is considered qualified, when it requires a period of substantially time necessary before is ready for use.

The cost of assets built by the Company includes materials and direct labor, as well as any other direct cost attributable to bringing the asset to working condition. Costs for dismantling and removal from the construction site are also included.

All disbursements relating to construction or purchase of property, plant and equipment in the stage prior to implementation are stated at cost as work in progress. Once the assets are ready for use, they are transferred to the respective component of property, plant, and equipment and depreciation or amortization commences.

Gain or loss generated by the sale, retirement or disposal of an asset from property, plant, and equipment, is determined by the difference between the amount received from sale, retirement or disposal, if any, and the net carrying value in the books of the Company, and is recognized as other income or expense, net in the statements of comprehensive income.

Materials and supplies accounted for as inventory and considered strategic since they will be used as spare parts for two years operation in the production facilities and in specific investment projects are reported under property, plant, and equipment.

Subsequent Costs

Costs for major maintenance or general repairs, as well as replacement of significant parts of property, plant and equipment are capitalized when identified as a separate component of the asset to which such maintenance, repair and replacement corresponds and are depreciated between one maintenance period and the other. Disbursements for minor maintenance, repairs and renewals incurred to maintain facilities in operating conditions are expensed.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Depletion, Depreciation and Amortization

Depletion, depreciation, and amortization of capitalized costs related to wells and facilities for the production of crude oil and gas are determined by the units of production method by field, based on proved developed reserves, which include quantities of oil and gas that can be recovered from existing wells, with equipment and methods currently in use. The rates used are reviewed annually based on an analysis of reserves and are applied retroactively at the beginning of the year. Capitalized costs of other property, plant and equipment are depreciated over their estimated useful lives, mainly using the straight-line method with an average useful life of 15 years for administrative buildings and between 3 and 5 years for the remaining assets

When parts of a property, plant, and equipment asset have different useful lives, they are recorded separately as a significant component of that asset.

Depreciation methods and average useful lives of property, plant, and equipment are reviewed annually. Land is not depreciated.

(h)	Costs associated with Asset Retirement Costs

The Company capitalizes the fair value of costs associated with obligations from retirement of assets used for exploration and crude oil and natural gas production activities, based on the future retirement plan for those assets. Cost is capitalized as part of the related long-lived asset and is amortized over its useful life with a charge to operating costs (see Note 3-m).

(i)	Inventories

Inventories are stated at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the normal course of business, less costs to complete and estimated selling costs.

The cost of inventories of crude oil and its products is determined using the average cost method.

Materials and supplies are valued mainly at average cost, less an allowance for possible losses, and are classified into two groups: current assets and non-current assets.The inventory obsolescence provision is calculated from analysis of stock behavior and aging reports that will eventually determine its use type and mobility in order to apply the corresponding obsolescence percentage.

(j)	Accounts Receivable

Accounts receivable are accounted for according to price formulas established in the Hydrocarbon Purchase Sale Agreement between the Petrodelta, S.A. and PDVSA Petróleo, S.A. whereby the former undertake to sell and PDVSA Petróleo, S.A. undertakes to buy all hydrocarbons produced that are not being used in their operations within the delimited operating areas. At December 31, 2014, 2013 and 2012, the Company does not expect to incur losses on uncollectible accounts and, therefore, has not set aside a provision in this connection other than those described in the hydrocarbon purchase sale agreement with PDVSA Petróleo, S.A (see Notes 11 and 21).

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(k)	Cash and Cash Equivalent

Petrodelta, S.A. considers as cash and cash equivalents the cash in hands and banks. At December 31, 2014, 2013 and 2012 this amounted to approximately US$.2,841 thousands, US$.5,960 thousands and US$.3,335 thousands (Bs.17,898 thousands, Bs.37,548 thousands and Bs.14,336 thousands), respectively (See Note 12).

(l)	Impairment in the Value of Assets

Non-derivative Financial Assets

Financial assets are assessed by the Company at the date of the financial statements to determine whether there is any objective evidence of impairment. A financial asset is impaired if there is objective evidence that one or more events have had a negative effect on the estimated future cash flows of the asset (see Note 6).

Objective evidence that financial assets are impaired can include default or lack of compliance from debtors, restructuring a balance due to the Company in terms that may not be considered in other circumstances, signs that a debtor or issuer declares bankrupt or the instrument no longer has a market.

Significant financial assets are reviewed individually to determine their impairment. The remaining financial assets with similar credit risk characteristics are evaluated as a group.

In evaluating impairment, the Company uses historical trends of the probability of defaults, timing of recoveries and the amount of loss incurred, adjusted for management’s judgment as to whether current economic and credit conditions are such that the actual losses are likely to be greater or less than the suggested by historical trends.

An impairment loss related to a financial asset is calculated as the difference between its carrying amount and the present value of the estimated future cash flows, discounted at the effective interest rate. Impairment losses are recognized in the statements of comprehensive income. An impairment loss is reversed if the amount can be related objectively to an event occurring after the impairment loss was recognized (See Note 19).

Non-Financial Assets

The carrying amounts of non-financial assets, excluding inventory and deferred tax, are reviewed at each reporting date of the statement of financial position to determine whether evidence of impairment exists. If any such indication exists, then the recoverable value of the asset is estimated.

The recoverable value of an asset or cash-generating unit is the greater of its carrying value and its fair value, less direct selling expenses. When determining the carrying value, expected future net cash flows are discounted using present value techniques, using a discount rate before tax that reflects current market conditions over the time value of money and specific risks that the asset may bear. Impairment is determined by the Company based on cash-generating units, in accordance with its business segments, geographical locations and the final use of the production generated by each unit. A cash-generating unit is the assets grouped at the lowest levels for which there are separately identifiable cash flows. When evaluating impairment, goodwill acquired during business combinations is allocated among cash-generating units that are expected to benefit from combination synergies.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

An impairment loss is recognized when the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment loss is recognized in the statements of comprehensive income for the year and the asset cost is shown net of this impairment charge.

Impairment losses can be reversed only if the reversion is related to a change in the estimates used after the impairment loss was recognized. This reversion shall not exceed the book value of assets net of depreciation or amortization as if the impairment had never been recognized. Impairment losses associated to goodwill are not reversed.

(m)	Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be reliably estimated, and it is probable that an outflow of economic benefits will be required to settle the obligation. When the effect of the time value of money is significant, the provision is determined by applying a discount rate associated with the estimated payment terms, if the terms can be estimated reliably as well as the risk associated with those obligations.

Environmental Issues

In conformity with the environmental policy established by the Company and following instructions from PDVSA and applicable current legislation, a liability is recognized when costs are likely and can be reasonably estimated. Environmental expenditures that relate to current or future revenues are expensed or capitalized as appropriate. Expenditures for past operations that do not contribute to generating current or future income are charged to expense. Recognition of these provisions coincides with the identification of an obligation for environmental remediation where Petrodelta, S.A. has sufficient information to determine a fair estimate of the respective cost. Subsequent adjustments to estimates, if necessary, are made upon obtaining additional information. The Company as of December 31, 2014, 2013 and 2012 does not maintain a provision for environmental issues (See Note 20).

Asset Retirement

Obligations associated with the retirement of long-lived assets are recognized at fair value on the date on which such obligation is incurred, based on future discounted cash flows. The fair values are determined based on current regulations and technologies.

Changes in fair values of obligations are added to or deducted from the cost of the respective asset. The adjusted depreciation amount of the asset is depreciated over its remaining useful life. Therefore, once its useful life has ended all subsequent changes in the fair value of the obligation are recognized in the statements of comprehensive income. The increase in the obligation for each year is recognized in the results of operations as financial expenses (See Notes 14 and 20).

Litigation and Other Claims

Provision for litigations and claims are recognized in the event that legal action has been lodged, government investigations have been initiated and other legal actions are outstanding or subject to be filed in the future against the Company, as a result of past events, which may result in a probable outflow of economic benefits to pay for that obligation which may be reliably estimated (See Notes 14 and 20).

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Damages to Land

Liabilities for damage to land is recorded as a result of the regular activities carried out by the Company to access the different existing areas or new, for which third-party property or economic activity can be or are affected causing the need to compensate the economic effects caused.

As a result of the expansion of the activities during the years 2012 to 2014, the Company caused damages to third parties and currently is in negotiation process with different owners. Management estimated potential liabilities as of December 31, 2014, 2013 and 2012 (See Notes 14 and 20).

(n)	Royalties, extraction tax and other taxes

Royalties, extraction tax, and other related taxes are calculated according to the provisions of the Hydrocarbons Law and other laws regulating the oil industry (see Notes 1 and 7) and are recognized in the statements of comprehensive income when caused. Royalty for the sale of crude is paid in kind (see Note 3-b) and is calculated and recorded by the amount caused up to the capped price established in the decree law that created a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market and subsequent amendments (See Note 7-g and 23-g) and not at the price oil is sold.

(o)	Equity

Capital Stock

Common shares are classified as equity. For the years ended December 31, 2014, 2013 and 2012, the Company has no preferred shares (See Note 13).

Share Premium

The Company recognizes as share premium any excess in the value of contributions made by shareholders for Company incorporation over the par value at the incorporation date (see Note 13).

Legal Reserve

The Venezuelan Code of Commerce requires companies to set aside 5% of their net income each year to a legal reserve until it reaches an amount equivalent to at least 10% of their capital stock in bolivars (See Note 13).

Other Equity Reserves

The Company has the policy of transferring from retained earnings to other equity reserves the net balance of the deferred tax asset. This reserve is recognized in retained earnings to the extent that such asset gets realized when the temporary differences that gave rise to it are deducted for tax purposes and consequently would be available for dividend payments (See Note 13).

Dividend Distribution

Dividend distribution to the Company’s shareholders is recognized as a liability in the financial statements in the period in which the dividends are approved by the shareholders of the Company (See Note 13).

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(p)	Accounting estimates requiring a high degree of Judgment

The Company continually evaluates judgments used to record its accounting estimates, which are recorded based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances. Significant future changes to assumptions established by management may significantly affect the carrying value of assets and liabilities.

Below is a summary of the most significant accounting estimates made by the Company:

Estimates of oil and gas Reserves

Oil and gas reserves are key elements in the Company’s decision-making process. They are also important in evaluating impairment in the carrying amount of long-lived assets. Calculation of depreciation, amortization and depletion of property, plant and equipment accounts related to hydrocarbon production requires quantification of proved developed hydrocarbon reserves expected to be recovered by the Company in the future. Reserve estimates are only approximate amounts due to the high degree of judgment and specialization required to develop the information. Reserves are calculated by the support of specialized technical departments at Petróleos de Venezuela, S.A. (PDVSA) (related company that owns the Company’s main shareholder) and results are submitted for approval by Ministry of Popular Power for Oil and Mining (MPPPM) in order to guarantee the reasonableness of the information. Additionally, reserve studies are regularly updated to guarantee that any change in estimates is timely recorded in the Company’s financial statements.

Reserves studies of crude oil and gas assigned to the Company are updated once a year by the superintendence of reservoir of the Company who possesses adequate technological elements necessary to determine reserves, and its impact in the statements of comprehensive income is reflected under depletion for the years ended December 31, 2014, 2013, and 2012 (See Note 25).

Assessment of impairment in the value of Property, Plant, and Equipment

Management annually assesses impairment in the value of property, plant, and equipment. The main key assumptions considered by management to determine the recoverable amount of property, plant and equipment were income projections, oil prices, royalties, operating costs and the discount rate. Projections include proved developed reserves to be produced during the development period of production activities in the assigned fields. At December 31, 2014, 2013 and 2012, the Company has not identified impairment in the carrying value of property, plant, and equipment as a result of these estimates.

Abandonment Cost Calculation

The Company’s financial statements include an asset and a provision for property, plant, and equipment used in hydrocarbon production that is expected to be abandoned in the future and in relation to which the Company will make future disbursements. Assumptions considered for the calculation of this asset and the provision for abandonment (asset abandonment costs, date of abandonment, and inflation and discount rates) may vary depending on factors such as performance in the field, changes in technology and legal requirements. Assumptions made by the Company are recorded based on technical studies and management’s experience and are regularly reviewed (see Note 14).

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(q)	Related Party Transactions

The Company does not disclose, as part of balances and transactions with related companies (see Note 21), transactions with government entities conducted in the normal course of business, the terms and conditions of which are consistently applied to other public and private entities and for which there are no other suppliers, i.e., supplies, electricity services, taxes, among others.

(r)	Accrual for Employee Benefits

Following corporate instructions, the related company PDVSA Petróleo, S.A. assumed the employer role for employees who accepted the transfer, and are working as assigned employees to Petrodelta, S.A. operations. According to this, PDVSA Petróleo, S.A. administer, prepare and pay those employees’ payroll and labor benefits and invoice direct payroll and benefits to the Company, which recognize those costs against a liability to PDVSA Petróleo, S.A. The direct payroll and benefits costs are determined by PDVSA according to the following policies:

Termination Benefits

The Company accrues for its liability in respect of employee termination benefits based on the provisions of the Venezuelan Labor Law and the prevailing oil-sector Collective Labor Agreement (see Note 22). Most of this accrual for indemnification has been deposited in trust accounts in the name of each employee. Amounts calculated for termination benefits according to the Labor Organic Law and Workers for personnel assigned by PDVSA Petróleo to the Company are calculated and recorded based on actuarial reports.

Profit Sharing and Bonuses

Liabilities in respect of labor benefits and bonuses for staff, vacation leaves, and other benefits are accounted for as incurred along with the staff’s provision of services.

During the years ended December 31, 2014, 2013 and 2012, the Company has not had direct employees and, therefore, has not recorded liabilities derived from these labor-related benefits except for the payroll related cost monthly billed to the Company by PDVSA Petróleos S.A.

Retirement Plan

The amount to be provision for retirement benefits is received from PDVSA based on actuarial studies. Net liabilities in respect of the retirement plan as defined in the contract are accounted for separately per each participant in said plan, by estimating the amount of future benefits to be acquired by staff versus their length of service during current and prior periods; said benefits are discounted in order to determine their current value, then it is deducted the fair market value of those assets associated to the plan. The discount rate reflects the yield rate that, as of the date of the financial statements, is reported through financial instruments issued by credit institutions with high ratings and maturity dates that are in line with those due dates applicable to said liabilities. This calculation is made by an actuary by using the projected unit credit method.

Improvements made to the plan’s benefits, in connection with past service cost, are charged to the Company by PDVSA and expensed in the statements of comprehensive income over the estimated

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

period that, on average, will last until the time that said benefits will be paid in full. As said benefits fall under irrevocable acquired rights after approval, said expense which is charged to the Company by PDVSA is recorded, immediately, in the statements of comprehensive income.

The amount accounted for as income or expense is the share corresponding to the total of unrecorded actuarial earnings or loss in excess of 10% of the greater of these sums: a) the current value of liabilities in respect of those benefits defined as of that date; and b) the reasonable value of the plan’s assets as of that date. Said caps are computed and apply separately per each plan’s benefit so defined.

Post-retirement Benefits other than Retirement

Net liabilities in respect of post-retirement benefits other than retirement, as defined in the contract, equal the total of future benefits earned by PDVSA employees assigned to the Company along with their length of service during current and prior periods. Said benefits include mainly: health and dental plans, burial and funeral insurance, and food electronic card. Said liabilities are computed by using the projected unit credit method; then they are deducted to reflect their current value and, if applicable, the fair market value of related assets is deducted as well. The discount rate reflects the yield rate that, as of the date of the financial statements, is reported through financial instruments issued by credit institutions with high ratings and maturity dates that are in line with those due dates applicable to said liabilities.

Past service cost and the actuarial income or loss are recorded by using the method set out in the retirement plan per the contract.

The provision for this concept is provided by PDVSA which is based on actuarial studies.

(s)	New accounting Standards not yet Adopted

Several new standards, amendments and interpretations to existing standards are not effective yet for the year ended December 31, 2014 and have not been applied in the preparation of the Company’s financial statements. The most important for the Company are the following:

•	On September 25, 2014 the IASB issue Annual Improvements to IFRSs 2012-2014 Cycle. The improvements include amendments to IFRS 5 “Non-current Assets Held for Sale and Discontinued Operations” related to accounting treatments when there is a change of disposition of the asset or group of assets; IFRS 7 “Financial Instruments; Disclosures” which clarifies the applicability of the amendments on offsetting disclosures to condensed interim financial statements; IFRS 19 “Employee Benefits” which clarifies the high quality corporate bonds used in estimating the discount rate for post-employment benefits should be denominated in the same currency as the benefits to be paid and IAS 34 “Interim Financial Reporting” which clarifies the meaning of disclosing financial information and the introduction of cross-references to the locate them. These amendments are effective for annual periods beginning on or after January 1, 2016 with earlier application being permitted.

•

On September 11, 2014 the IASB published amendments to IFRS 10 “Consolidated Financial Statements” and IAS 28 “Investments in Associates and Joint Ventures”. The amendments seek, among other things, address inconsistencies between these two standards in relation to recognition of gains or losses in the treatment of the sale and supply of goods that do not constitute a business

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

between an investor and its associated. The amendments are effective for annual periods beginning on or after 1 January 2016, with earlier application being permitted.

Subsequently, on December 18, 2014, the IASB published amendments to these standards as well as the standard IFRS 12 “Disclosure of Interests in Other Entities”, which clarifies exemptions in preparing consolidated financial statements, subsidiaries providing services relating to the activities of its parent company and necessary disclosures among other things. The date of application of these amendments will be from January 1, 2016, early adoption is permitted.

•	On August 12, 2014 the IASB published amendments to IAS 27 “Separate Financial Statements” which reinstate the equity method as an accounting option for investments in subsidiaries, joint ventures and associated in an entity´s separate financial statements. Its purpose is to allow the application of this method in jurisdictions where this method is required and reduce costs in preparing single financial statements. The amendment is effective for annual periods beginning on or after January 1, 2016, with earlier application being permitted.

•	On May 28, 2014 the IASB issued the standard IFRS 15 “Revenue from contracts with customers”. This new standard is applicable to all contracts with customers except leases, financial instruments and insurance contracts. The standard seeks to eliminate differences in the recognition of income between International Financial Reporting Standards (IFRS) and Generally Accepted Accounting Principles in the United States. The rule also seeks to improve the inconsistencies and weaknesses of the standard IAS 18 “Income from ordinary activities” as well as provide a model to facilitate the comparability of companies from different industries and regions. The date of application will be from January 1, 2017; early adoption is permitted.

•	On May 12, 2014 the IASB published amendments to IAS 16 “Property, Plant and Equipment” and IAS 38 “Intangible Assets” clarifying acceptable methods of depreciation and amortization by providing guidance on how the depreciation and amortization of property, plant and equipment and intangible assets should be calculated. The amendments are effective for annual periods beginning on or after January 1, 2016, with earlier application being permitted.

•	On May 6, 2014 the IASB issued amendments to IFRS 11 “Joint Arrangements” clarifying the accounting for acquisitions of an interest in a joint operation when the operation constitutes a business. The amendments are effective for annual periods beginning on or after January 1, 2016, with earlier application being permitted.

•	On November 19, 2013 the IASB issued amendments to IFRS 7 Financial Instruments: Disclosures. IFRS 9 Financial Instruments and to IAS 39 Financial Instruments: Recognition and Measurement. The main changes have been introducing a chapter in the standard IFRS 9 Hedge Accounting, aspects of liabilities at fair value. The IASB has tentatively decided at its February 2014 meetings to select January 1, 2018 as the effective date for mandatory application of IFRS 9.

•	On December 16, 2011, the IASB published 2 amendments to IFRS 7 Financial Instruments: Disclosures. The first amendment seeks to improve disclosures related to offsetting of financial assets and financial liabilities and will be effective for fiscal periods starting January 1, 2013. The second amendment deals about disclosure in relation to first time application of IFRS 9 Financial Instruments and will be effective for fiscal periods starting January 1, 2015.

The Company completed the analysis of these standards and determined no significant effects on its financial statements.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(t)	Recently Adopted Accounting Pronouncements

During 2014, certain standards and interpretations came into effect. The most important for Petrodelta S.A. are the following:

•	On December 12, 2013, the IASB concluded annual improvements projects to IFRSs 2010-2012 and 2011-2013 cycles amending several standards, all effective on or after July 1, 2014. Standards amended are: IFRS 2 Share-based Payment amends the definitions of vesting condition; IFRS 3 Business Combinations clarifies contingencies measurement and scope and excludes joint arrangement in the financial statements; IFRS 8 Operating Segments on disclosures in aggregation criteria and reconciliation of reportable segments regularly; IFRS 13 Fair Value Measurements clarifies that issuing IFRS 13 and amending IFRS 9 and IAS 39 did not remove the ability to measure short-term receivables and payables with no stated interest rate at their invoice amounts without discounting if the effect of not discounting is immaterial, and also, clarifies that the scope of the portfolio exception defined in IFRS 13 includes all contracts accounted for within the scope of IAS 39 Financial Instruments: Recognition and Measurement or IFRS 9 Financial Instruments, regardless of whether they meet the definition of financial assets or financial liabilities as defined in IAS 32 Financial Instruments: Presentation; IAS 16 Property, Plant and Equipment clarifies that when an item of property, plant and equipment is revalued the gross carrying amount is adjusted in a manner that is consistent with the revaluation of the carrying amount; IAS 24 Related Party Disclosures clarifies that an entity providing key management personnel services to the reporting entity or to the parent of the reporting entity is a related party of the reporting entity; IAS 38 Intangible Assets clarifies that when an intangible asset is revalued the gross carrying amount is adjusted in a manner that is consistent with the revaluation of the carrying amount, and IAS 40 Investment Property clarifies that determining whether a specific transaction meets the definition of both a business combination as defined in IFRS 3 Business Combinations and investment property as defined in IAS 40 Investment Property requires the separate application of both standards independently of each other.

•	On 21 November 2013, the IASB published amendments to the scope of IAS 19 Employee Benefits. Changes in scope apply to contributions from employees or third parties in defined benefit plans. The purpose of the amendments is to simplify accounting of contributions that are independent of the number of years of service of the employee, such employee contributions are calculated according to a fixed percentage of salary. These scope changes apply for annual periods beginning on or after July 1, 2014.

•	On May 29, 2013, the IASB published amendments to IAS 36 Impairment of Assets. These amendments relate to the disclosure of the recoverable amount of impaired assets, if that amount is based on fair value less costs of disposal. The amendments are to be applied retrospectively for annual periods beginning on or after January 1, 2014 but earlier application is permitted for periods when the entity has already applied IFRS 13 Fair Value Measurement.

•

On October 31, 2012, the IASB published amendments to IFRS 10 Consolidated Financial Statements, IFRS 12 Disclosure of Interests in Other Entities and IAS 27 Separate Financial Statements in relation to Investments entities. The amendments apply to a particular class of business that qualifies as investment entities whose business purpose is to invest funds solely for returns from capital appreciation, investment income or both. Also, the amendments provide an exception to the consolidation requirements in IFRS 10 and require investment entities to measure particular subsidiaries at fair value through profit or loss, rather than consolidate them. Under

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

IFRS 12 the amendments also set out disclosure requirements for investment entities. These amendments are effective from January 1, 2014 with early adoption permitted.

•	On December 16, 2011, the IASB published amendments to IAS 32 Financial Instruments: Presentation. These amendments provide guidance when offsetting financial assets and financial liabilities. These amendments will be effective for fiscal periods starting January 1, 2014.

The Company’s accounting policies have been revised and modified, when necessary, to adopt the requirements established in these new standards or interpretations. Adoption of these standards and interpretations did not significantly affect the Company’s financial statements.

(4)	Exchange Agreement with the Central Bank of Venezuela (BCV)

On November 21, 2005, the Exchange Agreement Nº 9 was published in the Official Gazette Nº 38,318, later revised on March 22, 2007 and published in the Official Gazette Nº 38,650, which establishes that foreign currency obtained from hydrocarbon exports, must be sold to the Central Bank of Venezuela (BCV), except for foreign currency earmarked for activities conducted by PDVSA who will sold them to the BCV only necessary amounts to fund operational expenses and tax contributions obliged by current laws and up to the amount estimated in the National Budget law. Under this agreement, PDVSA and its subsidiaries may not maintain foreign currency funds in Venezuela for more than 48 hours, and establishes how these funds will be used by PDVSA.

On March 22, 2007, amendment to Exchange agreement Nº 9 was published in the Official Gazette Nº 38,650 which permit it PDVSA acquire funds in a currency other than the local currency directly before the BCV to replenish up to the amount authorized for funds to be invested abroad according to provisions set forth in Article Nº 113 of the BCV bylaws.

On December 30, 2010, Foreign Exchange Agreement Nº 14, effective as of January 1, 2011, was published in Official Gazette Nº 39,584. This Agreement sets the exchange rate at Bs.4.29 per U.S. dollar for purchases and Bs.4.30 per U.S. dollar for sales. This resolution supersedes Foreign Exchange Agreement Nº 14, dated January 8, 2010, published in Official Gazette of the Bolivarian Republic of Venezuela Nº 39,342, dated January 8, 2010; as well as Foreign Exchange Agreements Nº 15, Nº 16, Nº 17, and any other provision that may come into conflict with this Foreign Exchange Agreement. The pronouncement of the Exchange Agreement Nº 14 did not have an effect on the Company’s right to maintain foreign currency funds at financial institutions outside the country on revenues proceeds from sale of crude in order to make payments and disbursements that correspond to carry out the Bolivarian Republic of Venezuela (see Note 23-d).

On February 8, 2013, Exchange Agreement Nº 14 was amended and published in the Official Gazette Nº 40,108, presidential decree Nº 9,381 the creation of a higher rank agency to optimize the exchange rate system in order to design, plan, and execute monetary strategies by the government, to reach higher efficiency and transparency providing foreign currency to the country economic sector. Decisions from this agency will be adopted by the Ministry of People Power for Planning and Finance as well as the Central Bank of Venezuela (BCV). Furthermore, this agreement establishes the new official rate for the purchase and sale of the U.S. dollar at Bs.6.28 and Bs.6.30, respectively.

On March 22, 2013 Exchange Agreement Nº 21 was published in the Venezuelan Official Gazette Nº 40,134, establishing that the Superior Body for Optimization of the Exchange Rate System shall rule all the terms and conditions of the special bids for foreign currency, which shall be aimed at covering the import needs of the real local economy. The bids will be coordinated by the Superior Body for Optimization of the

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Exchange Rate System through a new system created for that purpose, called the Complementary System for Administration of Foreign Currency (SICAD), which is to be managed by BCV in accordance with the invitations to bid issued for such purposes.

On December 30, 2013, Foreign Exchange Agreement Nº 24 was published in the Official Gazette Nº 40,324. This Exchange Agreement between the Ministry of the People´s Power for Economy, Finance and Banking Post and the Central Bank of Venezuela (BCV) established among other things that the buying exchange rate applicable to Petróleos de Venezuela, S.A. (PDVSA) and its subsidiaries including mix companies created in accordance within the provision of the Organic Hydrocarbons Law, for the sale of foreign currency originated from activities different from export and or sale of hydrocarbons operations, will be equal to the exchange rate resulting from the latest foreign exchange allocation through the Complementary System for Administration of Foreign Currency (SICAD), which will be published in the website of the BCV, reduced by 0.25%. The same buying rate will apply to the sale of foreign currency transactions generated by services companies that are part of the so-called Petroleum Industrial National Conglomerate, and those who derived from mineral exports. This Foreign Exchange Agreement Nº 24 was derogated by Foreign Exchange Agreement Nº 28 published on April 4, 2014 in the Official Gazette Nº 40,387.

On March 10, 2014, Foreign Exchange Agreement Nº 27 was published in the Official Gazette Nº 40,368 emanated from Central Bank of Venezuela (BCV) jointly with the Ministry of Popular Power for Economy and Finance. In this Agreement, the transactions conducted through the Foreign Currency Alternative Exchange System (SICAD II) might be performed with positions held by individuals and legal persons from the private sector from legitimate sources wishing to bid, by Petróleos de Venezuela, SA (PDVSA) and the Central Bank of Venezuela (BCV) and any other expressly public entity authorized by the People’s Ministry of Finance. Also it establishes for individuals and private entities in export activities retain and manage up to 60% of revenue in foreign currency obtained, to cover expenses related to such activities.

On April 4, 2014, Foreign Exchange Agreement Nº 28 was published in the Official Gazette Nº 40,387. This Exchange Agreement establishes that transactions involving the sale of foreign currency by Petróleos de Venezuela, S.A. (PDVSA) and its subsidiaries, as well as mixed companies created in accordance with provisions set forth in the Organic Hydrocarbons Law, generated by operations or activities derived from financing, financial instruments, capital contributions in cash, sale of assets, received dividends, collection of debts, rendered services, and any other source different from the hydrocarbon export and/or sale, the applicable exchange rate will be that determined by the Foreign Currency Alternative Exchange System (SICAD II).

On July 10, 2014 an Official Notice was published in the Official Gazette Nº 40,108 which informs the applicable exchange rate according to Foreign Exchange Agreement Nº 14 published on February 8, 2013 in the Official Gazette Nº 40,108 for tax liabilities arising from customs transactions by PDVSA and its subsidiaries with their vendors. According to this notice, PDVSA and its subsidiaries along with its exclusive vendors of special goods operating in Venezuela shall use the exchange rate of Bs.6.30 per U.S. dollar when dealing with their own operations and related to oil activities.

On September 24, 2014, Foreign Exchange Agreement Nº 30 was published in the Official Gazette Nº 40,504. This Exchange Agreement establishes that the sale of foreign currency by Petróleos de Venezuela, S.A. (PDVSA) to the Central Bank of Venezuela (BCV) to provide bolivars to the National Development Fund (FONDEN) for special contributions referred-to in the Amended Decree-Law Nº 8,807 setting forth the Special Contribution for Extraordinary and Exorbitant Prices in the International Oil Market published on February 20, 2013 in the Official Gazette Nº 40,114 shall be settled at any of the official exchange rates referred to in current Exchange Agreements.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

On December 30, 2014, Foreign Exchange Agreement Nº 32 was published in the Extraordinary Official Gazette Nº 6,167. This agreement allows for the sale of foreign currency by Petróleos de Venezuela, S.A. (PDVSA) or its affiliates to the Central Bank of Venezuela (BCV), obtained from financing, financial instruments and debts collection, originated from export and/or sale of hydrocarbons activities or operations performed within the Energy Cooperation Agreements shall be performed at any of the official exchange rates provided in the Exchange Agreements currently in force.

(5)	Determination of Fair Values

Certain of the Company’s accounting policies and disclosures require the determination of fair values for financial and non-financial assets and liabilities. Fair values have been estimated for purposes of valuation and disclosure using available market information and appropriate valuation methods. When applicable, additional information on fair value estimates of assets and liabilities is disclosed in the specific notes to the statements of financial position.

Non-Derivative Current Financial Assets and Liabilities

The carrying amounts of financial assets and liabilities included in prepaid expenses and other assets, accounts receivable, cash and cash equivalents and accounts payable to suppliers approximate their fair value because of the short-term maturities of these instruments.

The fair value of recoverable tax credits and other liabilities has been determined by discounting their carrying value based on estimation of future collections and payments, using interest rates calculated according to the inherent risk of the assessed instrument such as credit quality, liquidity, currency and other factors (see Note 7-k).

The net carrying value of the account payable to PDVSA approximates the estimated fair value since its payment depends on the volume and nature of transactions conducted by the Company with the parent Company and its subsidiaries.

Derivative Financial Assets and Liabilities

The fair value of derivative financial instruments is based on the amount that the Company will receive or pay to terminate the agreements, taking into account current commodity prices, interest rate and the current creditworthiness of the parties involved. During the years ended December 31, 2014, 2013 and 2012, Petrodelta, S.A. did not engage in operations involving derivative financial instruments.

Non-Derivative Financial Obligations

The fair value of non-derivative financial obligations, which is determined for disclosure purposes, is calculated based on information provided by financial institutions and the present value of future principal and interest cash flows, discounted at the market interest rate at the reporting date, based on the inherent risk of those obligations. During the years ended December 31, 2014, 2013 and 2012, the Company did not engage in operations involving non derivative financial debt instruments.

Accounts Payable with Related Parties

The value of accounts payable to related parties approximate their fair value and are settle upon decisions adopted by PDVSA.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(6)	Financial Risk Management

Local and international conditions, such as recession periods, inflation, interest rates, devaluation, and hydrocarbon price volatility may have a significant effect on the Company’s financial position. The Company is exposed to a variety of financial risks: market risk (including exchange rate fluctuation risk, interest rate risk and price risk), liquidity risk and capital risk. Financial instruments exposed to concentration of credit risk consist primarily of cash and trade accounts receivable.

At December 31, 2014, 2013 and 2012, the Company’s cash is placed with local and foreign financial institutions. In addition, there is some concentration of credit risk in trade accounts receivable since all crude oil and gas produced is sold to PDVSA Petróleo, S.A.

Market Risk

Market risk is the risk that changes in market prices, including foreign exchange rates, interest rates or sales prices, will affect the Company’s income or the value of its financial instruments. The Company’s general risk management focuses on the uncertainty surrounding financial markets and seeks to minimize the potential adverse effects on the Company’s financial performance.

The Company is exposed to risks stemming from changes in the sale price of hydrocarbons, which depend on external market factors. At December 31, 2014, 2013 and 2012, hydrocarbon sales prices are calculated based on predetermined formulas that consider the price of hydrocarbons in different international markets. Price fluctuations may have a significant impact on the Company’s income. At December 31, 2014, 2013 and 2012, the Company has no mechanisms in place to protect against exposure to hydrocarbon sales price fluctuations.

In addition, the Company operates in Venezuela and is exposed to foreign exchange risk from variations in the exchange rate of the Bolívar relative to the U.S. dollar. Foreign exchange risk is mainly derived from future commercial operations and assets and liabilities recognized in bolivars.

The Company has accounts receivable to PDVSA which earn interest on arrears 45 days after bills are due and is, therefore, exposed to interest rate fluctuation.

Liquidity Risk

It is the risk that the Company will not be able to comply with its financial liabilities through their maturity. The approach the Company maintains to manage this risk implies having enough cash and temporary investments as well as the availability of funds provided by its main shareholder, who supplies funds according to the Company needs. The Company permanently evaluates its future cash flows through short and long term projections from estimated sales and cash requirements which correspond mainly to operation and maintenance of production facilities.

Capital Risk

The Company is focused on safeguarding its ability to continue as a going concern, so that it can be strength and motor development of the region in which the Company operates, it allows to provide returns shareholders and to maintain an optimal capital structure to reduce the cost of capital. Capital consists of share capital, share premium, and retained earnings.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

The Company’s strategy has been progressively strengthening its equity situation through adjustments in light of changes in economic conditions and the risk characteristics of the operations. To strengthen the capital structure, the Company may decide on the strategy paid dividends, the creation or transfer of reserves and the sale of assets.

(7)	Taxes and Royalties

Below is a summary of taxes affecting the Company’s operations, stated (in thousands):

	Years ended December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Income tax expense (benefit):
Current income tax expense	103,619	325,217	127,080	652,800	2,048,867	546,444
Deferred income tax (benefit) expense	(32,617)	(40,020)	76,030	(205,487)	(252,126)	326,929

Total income tax expense	71,002	285,197	203,110	447,313	1,796,741	873,373

	Years ended December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Royalties and other taxes:
Royalty on oil production (See Note 21)	353,245	343,331	276,620	2,225,444	2,162,985	1,189,466
Royalty on gas production (See Note 21)	5,327	4,492	4,289	33,560	28,300	18,443
Royalty for the municipalities	13,208	12,870	10,394	83,210	81,081	44,694
Royalty for endogenous development projects	26,416	25,739	20,787	166,421	162,156	89,384
Surface tax	642	480	558	4,045	3,024	2,399
Windfall tax (see Note 7-l)	195,984	179,285	291,355	1,234,699	1,129,496	1,252,827

Royalty and other taxes	594,822	566,197	604,003	3,747,379	3,567,042	2,597,213

On March 4, 2013 Petróleos de Venezuela, S.A. (PDVSA) requested to the Ministry of Popular for Oil and Mining (MPPPM) the approval of the exemption to the contribution as established in the Decree with Rank and Force of Law creating the Special Contribution for Extraordinary Prices and Exorbitant Prices in the International Oil market for the incremental production obtained during the year, in order to record and distribute this benefit among its mix companies and affiliates. That same month, CVP sent instructions to the Company to apply the estimated benefit amount of the exemption from the contribution of US$.55,168 thousands (Bs.347,558 thousands). For the year ending December 31, 2013 this benefit is being shown as windfall tax in the statements of comprehensive income under royalties and other taxes. On July 8, 2014, the Company reversed the estimated amount of the exemption from the contribution recorded during the year ended December 31, 2013, according to instructions received from its main shareholder CVP, due to the fact that it has not received approval requested to the MPPPM for investments incurred in 2013. This transaction is being reflected as an increase of windfall tax under royalties and other taxes in the statements of comprehensive income for the year ended December 31, 2014.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(a)	Income Tax

Reconciliation between the nominal and the effective income tax rates for each year is shown below (in thousands):

		Years ended December 31,
		2014			2013			2012
	%	U.S. dollars	Bolivars	%	U.S. dollars	Bolivars	%	U.S. dollars	Bolivars
Profit before income tax:
Net profit		144,725	911,768		255,782	1,611,426		85,993	369,769
Income tax expense		71,002	447,313		285,197	1,796,741		203,110	873,373

Profit before income tax		215,727	1,359,081		540,979	3,408,167		289,103	1,243,142

Oil-sector nominal income tax rate	50	107,864	679,541	50	270,490	1,704,084	50	144,552	621,571
Tax inflation adjustment	(25)	(53,924)	(339,721)	(6)	(30,182)	(190,147)	(10)	(27,971)	(120,275)
Deferred income tax	(15)	(32,617)	(205,487)	(7)	(40,020)	(252,126)	26	76,030	326,929
Non-deductible provisions and other	23	49,679	312,980	16	84,909	534,930	4	10,499	45,148

Effective rate	33	71,002	447,313	53	285,197	1,796,741	70	203,110	873,373

The decrease in the effective tax rate for the year ended December 31, 2014 is mainly attributable to the following:

•	Higher inflation adjustment to Shareholders equity due to a higher inflation rate.

•	Decrease in deferred tax over the previous year. For the year ended December 31, 2014, the Company adjusted the value of deferred tax asset originated by the non-monetary items subject to the inflation adjustment based on the exchange rate expected to recover the tax benefit in subsequent periods, resulting in a lower tax base when compared with the financial amounts and, consequently, reversing the amount of deferred tax asset of December 31, 2013.

The decrease in the effective tax rate for the year ended December 31, 2013 is mainly attributable to the following:

•	Lower inflation adjustment in determining income tax payable offset with a higher taxable income from an increase in non-deductible expenses.

•	Reduction in the deferred tax expense in relation to the year before. For the year ended December 31, 2012, the Company adjusted the deferred tax asset from non-monetary assets subject to inflation such as work in progress, fixed assets placed in service and inventories, at an exchange rate it estimated the tax benefit will be realized resulting in a reduction of the deferred tax asset recognized at the end of December 31, 2011.

As of December 31, 2014, 2013, and 2012 the Company presents a balance of income tax payable, expressed in thousands, of US$.103,574 (Bs.652,515), US$.214,698 (Bs.1,352,597) and US$.92,965 (Bs.399,750), respectively.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(b)	Tax Loss Carry forwards

The current Income Tax Law allows tax losses to be carried forward for three years to offset future taxable income, except losses resulting from the application of the fiscal inflation adjustment, which can be carried forward one year. At December 31, 2014, 2013 and 2012 the Company had no tax loss carry forward.

(c)	Tax Inflation Adjustment

Venezuelan Income Tax Law requires an initial inflation adjustment to compute taxable income. The Law provides that the initially adjusted values of property, plant and equipment should be depreciated or amortized for tax purposes over the remaining useful lives of such assets. The Law also requires that an annual inflation adjustment be included in income tax reconciliation as a taxable or deductible item.

(d)	Transfer Pricing

According to the Income Tax Law, taxpayers subject to this tax that conduct import, export and loan transactions with related parties abroad are required to calculate income, costs and deductions applying the methodology set out in the Law.

(e)	Income Tax Rate

Official Gazette Nº 38,529 of the Bolivarian Republic of Venezuela, published on September 25, 2006, modifies Article Nº 11 of the Law regarding the rate applicable to companies engaged in hydrocarbon production and related activities, establishing a 50% general rate. However, only companies that conduct integrated or non-integrated activities related to exploration and production of non-associated gas, and processing, transportation, distribution, storage, marketing and export of gas and its components, or those exclusively engaged in refining of hydrocarbons or enhancement of heavy and extra-heavy crude oil are subject to a 34% tax rate. Therefore, application of the 34% rate for companies incorporated under the joint venture agreements executed under the superseded Law Reserving Hydrocarbon Trade and Industry to the State is eliminated.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(f)	Deferred income Tax

The movements of deferred income tax asset (liability) shown in the results of each year are as follows (in thousands):

2014:	2013 Asset (Liability)		Income (Loss) recognized in Statements of Comprehensive Income		2014 Asset (Liability)		Net deferred tax at December 31, 2014 (see Note 13)
U.S. dollars-
Accounts receivable	21,805	(35,097)	34,273	—	20,981	—	20,981
Property, plant and equipment	—	(11,052)	5,784	—	—	(5,268)	(5,268)
Inventories	618	—	423	—	1,041	—	1,041
Accruals and other liabilities	111,815	—	—	(7,863)	103,952	—	103,952

	134,238	(46,149)	40,480	(7,863)	125,974	(5,268)	120,706

Bolivars-
Accounts receivable	137,372	(221,111)	215,912	—	132,173	—	132,173
Property, plant and equipment	—	(69,628)	36,440	—	—	(33,188)	(33,188)
Inventories	3,893	—	2,665	—	6,558	—	6,558
Accruals and other liabilities	704,428	—	—	(49,530)	654,898	—	654,898

	845,693	(290,739)	255,017	(49,530)	793,629	(33,188)	760,441

2013:	2012 Asset (Liability)		Income (Loss) recognized in Statements of Comprehensive Income		Effect For variation in the exchange rate	2013 Asset (Liability)		Net deferred tax at December 31, 2013 (see Note 13)
U.S. dollars-
Accounts receivable	10,995	(32,428)	45,190	(35,096)	(1,953)	21,805	(35,097)	(13,292)
Property, plant and equipment	5,082	(27,985)	30,759	(26,179)	7,271	—	(11,052)	(11,052)
Inventories	21	(7,653)	5,827	—	2,423	618	—	618
Accruals and other liabilities	122,394	—	58,119	(38,600)	(30,098)	111,815	—	111,815

	138,492	(68,066)	139,895	(99,875)	(22,357)	134,238	(46,149)	88,089

Bolivars-
Accounts receivable	47,279	(139,440)	284,700	(221,110)	(55,168)	137,372	(221,111)	(83,739)
Property, plant and equipment	21,853	(120,336)	193,784	(164,929)	—	—	(69,628)	(69,628)
Inventories	90	(32,908)	36,711	—	—	3,893	—	3,893
Accruals and other liabilities	526,294	—	122,966	—	55,168	704,428	—	704,428

	595,516	(292,684)	638,161	(386,039)	—	845,693	(290,739)	554,954

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

2012:	2011 Asset (Liability)		Income (Loss) recognized in Statements of Comprehensive Income		2012 Asset (Liability)		Net deferred tax at December 31, 2012 (see Note 13)
U.S. dollars-
Accounts receivable and other assets	9,656	—	1,339	(32,428)	10,995	(32,428)	(21,433)
Property, plant, and equipment	62,520	(8,214)	(57,438)	(19,771)	5,082	(27,985)	(22,903)
Inventories	4,182	—	(4,161)	(7,653)	21	(7,653)	(7,632)
Accruals and other liabilities	78,704	(392)	43,690	392	122,394	—	122,394

	155,062	(8,606)	(16,570)	(59,460)	138,492	(68,066)	70,426

Bolivars-
Accounts receivable and other assets	41,521	—	5,758	(139,440)	47,279	(139,440)	(92,161)
Property, plant, and equipment	268,836	(35,320)	(246,983)	(85,016)	21,853	(120,336)	(98,483)
Inventories	17,983	—	(17,893)	(32,908)	90	(32,908)	(32,818)
Accruals and other liabilities	338,427	(1,686)	187,867	1,686	526,294	—	526,294

	666,767	(37,006)	(71,251)	(255,678)	595,516	(292,684)	302,832

(g)	Royalties

According with the Venezuelan Hydrocarbon Law (LOH), royalties are paid based on crude oil produced and associated natural gas processed in Venezuela. Volumes of hydrocarbons produced in traditional areas are taxed with a 30% rate.

The partial reform of the Hydrocarbon Law was approved in May 2006, whereby operators should pay 33.33% of the wellhead value of each barrel to the Venezuelan government by means of royalties and additional taxes.

On November 14, 2006, a new calculation of royalties was established for companies that conduct primary oil activities in the country requiring that contents of sulphur and API gravity of liquid hydrocarbons extracted be measured on a monthly basis and be reported together with taxed production. This information will be part of the royalty payment price and will be used for calculation of any special advantage. This information will result in adjustments for gravity and sulphur, which will be published by Ministry of Popular Power for Energy and Mining (MPPPM).

On April 18, 2011, the Venezuelan government published in the Extraordinary Official Gazette Nº 6,022, by means of decree-law Nº 8,163 of same date, the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market. This Law and among other things, caps royalty, extraction tax, and export register tax at US$.70 per barrel until it was amended on February 20, 2013 and published in the Official Gazette Nº 40,114 which raises the cap price for royalties, extraction tax and export registry tax according to the provision in the LOH to US$.80 per barrel (See Note 23-g). Royalty under prior Law and current Law for the years ended December 31, 2014, 2013 and 2012 amounted to US$.358,572 thousands, US$.347,823 thousands and US$.280,909 thousands (Bs.2,259,004 thousands, Bs.2,191,285 thousands and Bs.1,207,909 thousands), respectively, included in the statements of comprehensive income under royalties and other taxes (See Note 21).

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(h)	Extraction Tax

The Venezuelan Hydrocarbon Law Reform establishes a rate equivalent to 33.33% of the value of all liquid hydrocarbons extracted from any reservoir, calculated on the same basis as for royalties. In determining this tax, the taxpayer may deduct the amount that would have been paid for royalty, including the additional royalty paid as special advantage. Petrodelta, S.A. incurred no tax in this connection for 2014, 2013 and 2012.

(i)	Surface Tax

The Venezuelan Hydrocarbon Law establishes a surface tax equivalent to 100 tax units for each square kilometer or fraction thereof per year for licensed areas that are not under production. This tax will increase by 2% during the first five years, and by 5% during all subsequent years. Petrodelta, S.A. incurred in this tax during 2014, 2013 and 2012 for US$.189 thousands, US$.200 thousands and US$.485 thousands (Bs.1,192 thousands, Bs.1,261 thousands and Bs.2,087 thousands), respectively, included in the statements of comprehensive income under royalties and other taxes.

(j)	General Consumption Tax

The Venezuelan Hydrocarbon Law Reform establishes an internal consumption tax equivalent to 10% of the value of each cubic meter of hydrocarbon derivatives produced and consumed as fuel in internal operations, calculated on the final selling price. For the year ended December 31, 2014, 2013 and 2012 the Company recorded in the statement of comprehensive income the amount of US$.453 thousands, US$.280 thousands and US$.73 thousands (Bs.2,853 thousands, Bs.1,763 thousands and Bs.312 thousands), respectively for general consumption tax.

(k)	Value Added Tax (VAT)

On March 26, 2009, was published in the Official Gazette Nº 39,147 the modification of applicable tax rate for value added tax to 12%, having effect from April 1, 2009 to the report date.

The VAT Law establishes an exemption on trading of certain hydrocarbon-derived fuels and also has authority to recover from the government certain tax credits originated from sales. Recoverable amounts bear no interest.

Below is a summary of the movement of recoverable tax credits (in thousands):

	December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Recoverable amounts at the beginning of the year	46,878	44,581	25,858	295,331	191,702	111,193
Generated during the year	81,596	32,963	20,062	514,055	207,666	86,268
Adjustment to fair value	(12,971)	(16,513)	(1,339)	(81,717)	(104,037)	(5,759)
Effect for variation in the exchange rate	—	(14,153)	—	—	—	—

Recoverable amounts at the end of the year	115,503	46,878	44,581	727,669	295,331	191,702
Non-current portion of recoverable tax credits	(115,503)	(46,878)	(29,721)	(727,669)	(295,331)	(127,801)

Current portion of recoverable tax credits (See Note 11)	—	—	14,860	—	—	63,901

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

The Company management considers that the efforts made and agreements reached with the Government will not permit it to recover part of the tax credits during the year 2015.

At December 31, 2014 the Company received from its main Shareholder a new guideline in relation to calculating the fair value adjustment for the present value of value added tax credits outstanding as of this date, modifying the discount rate as well as the expected duration it estimates to recover from the National Treasury.

The adjustment for fair value is the difference between the face value of the credits and its present value of future discounted cash flow. The discount rate varies from 6.39% to 9.74% and the period expected to recover from 2 to 4 years. The estimated recovery time was decreased as a result of conversations that PDVSA and the Integrated Customs and Tax National Service Administration (SENIAT) have had on the expected recovery of these credits. The fair value of these credits as of December 31, 2014 represent in average 75% of their face value.

At December 31, 2013 and 2012, the Company estimated the fair value of the tax credits to recover using the discount rate of 8.783%. These discount rates are calculated yearly by its main shareholder with the financial statements of the prior year and using outside parameters updated each year. Furthermore, at December 31, 2013 and to calculate the fair value as of this date, Management modified the years estimated to recover the tax credits from 3 to 4 years. At December 31, 2014, 2013 and 2012, the adjustment for US$.12,971 thousands, US$.16,513 thousands and US$.1,339 thousands (Bs.81,717 thousands, Bs. 104,037 thousands and Bs.5,759 thousands), respectively, is included in the statements of comprehensive income under the category of financial expenses (See Note 18).

(l)	Amendment to the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market

On February 20, 2013, was published in the Official Gazette Nº 40,114, an amendment to the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market, published on April 18, 2011 in the Extraordinary Official Gazette Nº 6,022, by means of decree-law Nº 8,163 of same date. The amendments changes the intervals for calculating the special contribution and raise the base price to US$80 per barrel from US$70 per barrel (see Note 23-g). From the date this law came into effect, April 19, 2011, the Company incurred a special contribution from extraordinary prices and special contribution from exorbitant prices and recorded it in the statement of comprehensive income under royalties and other taxes for the year ended December 31, 2014, 2013 and 2012 the amounts of US$.195,984 thousands, US$.234,453 thousands and US$.291,355 thousands (Bs.1,234,699 thousands, Bs.1,477,054 thousands and Bs.1,252,827 thousands), respectively.

(m)	Other taxes

The Company is subject to special advantage taxes, which are determined based on: a) an interest as additional royalty of 3.33% on volumes of hydrocarbons extracted in the delimited areas assigned to Petrodelta S.A., and b) an amount equivalent to the difference, if any, between (i) 50% of the value of the hydrocarbons extracted in the delimited areas assigned to Petrodelta S.A. in each calendar year and (ii) the sum of payments made by the mixed companies to the Bolivarian Republic of Venezuela, for activities developed during the calendar year, for royalties on hydrocarbons and investments in endogenous development projects, equivalent to 1% of pre-tax income. Taxes for special advantages

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

must be paid before April 20 of each year, pursuant to Exhibit F of the Agreement for Conversion into a Mixed Company. In relation to a) above, and the law that came into effect, published on April 18, 2011 creating a special contribution on extraordinary prices and exorbitant prices in the international hydrocarbons market and its amendments (see Note 23-g), which establishes a cap price of US$.70 per barrel until February 19, 2013 and a cap price of US$.80 per barrel from February 20, 2013 Petrodelta, S.A. incurred in this tax during 2014, 2013 and 2012 for US$.39,624 thousands, US$.38,609 thousands and US$.31,181 thousands (Bs.249,631 thousands, Bs.243,237 thousands and Bs.134,078 thousands), respectively, included in the statements of comprehensive income under royalties. In relation to b) above, at December 31, 2014, 2013 and 2012, this special advantage tax was lower than what the Company paid and accrued for royalties and special advantages tax.

Official Gazette Nº 39,273 of the Bolivarian Republic of Venezuela, published on September 28, 2009, approved the modification of article regulating special advantages tax levied on mix companies to redistribute the use of funds by the additional royalty of 3.33% that mix companies have to pay on hydrocarbons volumes extracted from delimited areas. The modified article establish deliver 1.11% to municipalities where oil activities in the country take place and 2.22% for a special fund to be administered by the Executive branch to finance endogenous development projects. During the year ended December 31, 2014 and 2013 the Company paid to the special fund administered by the Executive branch for financing endogenous development projects the amount of US$.38,842 thousands and US$.28,664 thousands (Bs.244,707 thousands and Bs.180,586 thousands), respectively, and paid municipalities during the year ended December 31, 2014 the amount of US$.35,353 thousands (Bs.222,724 thousands).

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(8)	Property, Plant, and Equipment, Net

Property, plant, and equipment, net at December 31 comprises the following (in thousands):

U.S. Dollars-	Wells and production facilities	Construction in progress	Asset retirement costs	Furniture and equipment	Strategic inventories	Total
Cost:

Balances at December 31, 2011	440,657	111,255	29,569	15,576	6,220	603,277

Additions	—	177,349	—	6,871	—	184,220
Transfers and capitalization	167,517	(167,517)	—	—	—	—
Strategic inventories	—	—	—	—	6,742	6,742
Asset retirement obligation	—	—	23,229	—	—	23,229

Balances at December 31, 2012	608,174	121,087	52,798	22,447	12,962	817,468

Additions	—	265,380	—	3,856	—	269,236
Transfers and capitalization	145,902	(136,284)	—	(9,618)	—	—
Strategic inventories	—	—	—	—	7,518	7,518
Asset retirement obligation	—	—	(8,823)	—	—	(8,823)
Asset retirement	(2,844)	—	(387)	—	—	(3,231)

Balances at December 31, 2013	751,232	250,183	43,588	16,685	20,480	1,082,168

Additions	—	393,799	—	36,830	—	430,629
Transfers and capitalization	241,891	(241,891)	—	—	—	—
Strategic inventories	—	—	—	—	47,605	47,605
Asset retirement obligation	—	—	(7,589)	—	—	(7,589)
Asset retirement	—	(13,888)	—	—	—	(13,888)

Balances at December 31, 2014	993,123	388,203	35,999	53,515	68,085	1,538,925

Depletion, depreciation and amortization –
Balances at December 31, 2011	174,148	—	13,141	5,823	—	193,112
Depletion, depreciation, and amortization	80,362	—	2,806	2,837	—	86,005

Balances at December 31, 2012	254,510	—	15,947	8,660	—	279,117
Depletion, depreciation, and amortization	77,945	—	5,674	3,584	—	87,203
Asset retirement	(1,464)	—	(137)	—	—	(1,601)

Balances at December 31, 2013	330,991	—	21,484	12,244	—	364,719
Depletion, depreciation, and amortization	119,213	—	3,978	6,218	—	129,409

Balances at December 31, 2014	450,204	—	25,462	18,462	—	494,128

Total net cost at December 31, 2014	542,919	388,203	10,537	35,053	68,085	1,044,797

Total net cost at December 31, 2013	420,241	250,183	22,104	4,441	20,480	717,449

Total net cost at December 31, 2012	353,664	121,087	36,851	13,787	12,962	538,351

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Bolivars-	Wells and production facilities	Construction in progress	Asset retirement costs	Furniture and equipment	Strategic inventories	Total
Cost:

Balances at December 31, 2011	1,894,826	478,396	127,146	66,977	26,746	2,594,091

Additions	—	762,602	—	29,545	—	792,147
Transfers and capitalization	720,323	(720,323)	—	—	—	—
Strategic inventories	—	—	—	—	28,991	28,991
Asset retirement obligation	—	—	99,886	—	—	99,886

Balances at December 31, 2012	2,615,149	520,675	227,032	96,522	55,737	3,515,115

Additions	—	1,671,894	—	24,293	—	1,696,187
Transfers and capitalization	919,183	(858,589)	—	(60,594)	—	—
Strategic inventories	—	—	—	—	47,363	47,363
Asset retirement obligation	—	—	(55,585)	—	—	(55,585)
Asset retirement	(17,917)	—	(2,438)	—	—	(20,355)
Effect for variation in the presentation currency	1,216,347	242,173	105,595	44,894	25,924	1,634,933

Balances at December 31, 2013	4,732,762	1,576,153	274,604	105,115	129,024	6,817,658

Additions	—	2,480,934	—	232,029	—	2,712,963
Transfers and capitalization	1,523,913	(1,523,913)	—	—	—	—
Strategic inventories	—	—	—	—	299,912	299,912
Asset retirement obligation	—	—	(47,811)	—	—	(47,811)
Asset retirement	—	(87,494)	—	—	—	(87,494)

Balances at December 31, 2014	6,256,675	2,445,680	226,793	337,144	428,936	9,695,228

Depletion, depreciation and amortization -

Balances at December 31, 2011	748,837	—	56,505	25,040	—	830,382

Depletion, depreciation and amortization	345,555	—	12,067	12,199	—	369,821

Balances at December 31, 2012	1,094,392	—	68,572	37,239	—	1,200,203
Depletion, depreciation and amortization	491,054	—	35,746	22,579	—	549,378
Asset retirement	(9,223)	—	(863)	—	—	(10,086)
Effect for variation in the presentation currency	509,021	—	31,894	17,318	—	558,234

Balances at December 31, 2013	2,085,244	—	135,349	77,136	—	2,297,729
Depletion, depreciation and amortization	751,042	—	25,061	39,173	—	815,276

Balances at December 31, 2014	2,836,286	—	160,410	116,309	—	3,113,005

Total net cost at December 31, 2014	3,420,389	2,445,680	66,383	220,835	428,936	6,582,223

Total net cost at December 31, 2013	2,647,518	1,576,153	139,255	27,979	129,024	4,519,929

Total net cost at December 31, 2012	1,520,757	520,675	158,460	59,283	55,737	2,314,912

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

During the years ended December 31, 2014, 2013 and 2012 the Company added furniture and equipment and construction in progress for approximately US$.430,629 thousands, US$.269,236 thousands and US$.184,220 thousands (Bs.2,712,963 thousands, Bs.1,696,187 thousands and Bs.792,147 thousands, respectively.

During the years ended December 31, 2014, 2013 and 2012, the Company assessed asset impairment, taking into account new market and business conditions, and determined that there was no evidence of impairment of production assets.

During the year ended December 31, 2014 and 2013, the Company received guidelines from its main Shareholder and increased the discount rate it uses to calculate the value of the provision for asset retirement costs. This increase of the discount rate from 12.88% used at the end of December 31, 2013 to 22.69% as of December 31, 2014 resulted in a decrease in the costs for asset retirement as well as in the present value of the provision. The decrease for the year ended December 31, 2014 and 2013 were in the amount of US$.7,589 thousands and US$ 8,823 thousands (Bs.47,811 thousands and Bs.55,585 thousands), respectively. For the year ended December 31, 2012, the discount rate used resulted in an increase in the provision and the costs in the amount if US$.23,229 thousands (Bs.99,886 thousands), (See Note 14).

The balance of construction in progress mainly comprises investment projects for exploration and production activities related to drilling, maintenance, electrical systems, pipelines, well reconditioning and adaptation, expansion and infrastructure aimed at maintaining and increasing production capacity and adapting the infrastructure to production levels set out in the Corporation’s business plan. At December 31, 2014, 2013 and 2012, the balance of construction in progress for investments related to the aforementioned activities amounts to approximately US$.388,203 thousands, US$.250,183 thousands and US$.121,087 thousands (Bs.2,445,680 thousands, Bs.1,576,153 thousands and Bs.520,675 thousands), respectively. During the years ended December 31, 2014, 2013 and 2012 fixed assets capitalized amounted to US$.241,891 thousands, US$.136,284 thousands and US$.167,517 thousands (Bs.1,523,913 thousands, Bs.858,589 thousands and Bs.720,323 thousands), respectively.

(9)	Prepaid expenses and other assets

Prepaid expenses and other assets comprise the following (in thousands):

	December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Prepaid insurance	893	663	669	5,626	4,177	2,877
Prepaid services	96	192	450	605	1,210	1,935
Prepaid rent	30	14	42	189	88	181

	1,019	869	1,161	6,420	5,475	4,993

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(10)	Inventories

A summary of inventories is shown below (in thousands):

	December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Materials and supplies	132,565	125,712	90,640	835,160	791,986	389,752
Less:
Inventory obsolescence provision (see Note 3-i)	(1,626)	(1,236)	(41)	(10,244)	(7,787)	(176)
Materials and supplies classified as inventory for strategic projects in other non-current assets (See Note 8)	(68,085)	(20,480)	(12,962)	(428,936)	(129,024)	(55,737)

	62,854	103,996	77,637	395,980	655,175	333,839

(11)	Accounts Receivable

Accounts receivable comprise the following (in thousands):

	December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Related parties (see Note 21)	1,383,153	1,717,946	1,232,199	8,713,864	10,823,060	5,298,456
Current portion of recoverable tax credits (See Note 7—k)	—	—	14,860	—	—	63,901
Advances on windfall tax	—	70,194	64,694	—	442,222	278,185
Other	9,809	7,630	1,549	61,797	48,069	6,660

	1,392,962	1,795,770	1,313,302	8,775,661	11,313,351	5,647,202

During the years ended December 31, 2014, 2013 and 2012, the Company offset accounts receivables and payables between PDVSA and its affiliates, including CVP with the Company in the amounts approximately of US$.1,291 million, US$.442 million and US$.770 million (Bs.8,133 million, Bs. 2,785 million and Bs. 3,311 million), respectively. These offsetting of accounts are in the process of being approved by the Board of Directors of the Company (See Note 21). Exposure to credit risk related to accounts receivable are presented in Note 19.

At of December 31, 2014, 2013 and 2012, accounts receivable from the sale of crude from El Salto field and for which are in process of being invoiced under the Boscán pricing formula due to the amended contract on November 15, 2014 amounts to US$.1,245,539 thousands, US$.756,695 thousands and US$.352,721 thousands (Bs.7,846,895 thousands, Bs.4,767,180 thousands and Bs.1,516,704 thousands), respectively. The approved amendment in the date mentioned above resulted in an increase in the accounts receivable and thus in revenues net of estimated royalty and recorded related to prior periods to the year 2014 in the amount of US$.53,806 thousands (Bs.338,978 thousands) and for which has been recorded in the statements of comprehensive income during the year ended December 31, 2014 in the corresponding revenue and royalty accounts. Should the changes related to the Boscan price formula used by the Company be known to estimate its revenues from Boscan crude, the income before tax for the years ended December 31, 2013, 2012 and 2011 would have increased by the amounts of US$.32,211 thousands, US$.19,099 thousands and US$.2,496 thousands (Bs.202,927 thousands, Bs.120,324 thousands and Bs.15,726 thousands), respectively (See Note 24-a).

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Advances on windfall tax at December 31, 2013 and 2012 corresponds to payments made by PDVSA Petróleo, on behalf of the Company, to MPPPM for special contributions on extraordinary prices and exorbitant prices in the international hydrocarbons market for the last four months of 2013 and the fourth quarter ending December 31, 2012 in the amount of US$.70,194 thousands and US$.64,694 thousands (Bs.442,222 thousands and Bs.278,185 thousands), respectively.

(12)	Cash and Cash Equivalents

Cash and cash equivalent comprises the following (in thousands):

	December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Cash on hand	3	3	5	19	19	22
Cash at banks	2,838	5,957	3,330	17,879	37,529	14,314

	2,841	5,960	3,335	17,898	37,548	14,336

(13)	Equity

a)	Capital stock

At December 31, 2014, 2013 and 2012, the Company’s nominal capital stock is represented by 1,500,000 common shares, fully authorized and paid in, with a par value of US$.4.65 each (Bs.10 each) (See Note 13-f).

The Company’s capital stock is divided into two types of shares: Class “A” and Class “B” shares. Only the Venezuelan government or Venezuelan state-owned companies can own Class “A” shares. In October 2007, when the Company was incorporated, shareholders made an initial capital contribution of approximately Bs.1,000 thousands (US$.465 thousands).

On August 14, 2012, the Shareholders of the Company approved the transfer of 4% of capital stock CVP has in the Company to PDVSA Social, S.A. (PDVSA Social), a wholly owned subsidiary of Petróleos de Venezuela, S.A. (PDVSA) (See Note 1).

Capital stock has been fully subscribed and paid in as follows:

Shareholders	Type of shares	Number of shares	Par value US$.	Bs.	Share of equity
Corporación Venezolana del Petróleo, S,A, (CVP)	A	840,000	3,906,977	24,613,954	56%
PDVSA Social, S.A.	A	60,000	279,070	1,758,139	4%
HNR Finance, B,V, (HNR Finance)	B	600,000	2,790,698	17,581,395	40%

		1,500,000	6,976,745	43,953,488	100%

b)	Legal Reserve

According to Venezuela Commerce Code, Venezuelan companies are required to establish a legal reserve which has been fully apportioned by the Company (see Note 3-o). This legal reserve is not available for dividend distribution. As of December 31, 2014 the amount apportioned as legal reserve is approximately US$.698 thousands (Bs.4,395 thousands).

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

c)	Deferred Tax Asset Equity Reserve

In June 2009, CVP issued instructions to all mixed companies regarding the accounting for deferred tax assets. The mixed companies have been instructed to set up a reserve within the equity section of the balance sheet for deferred tax assets. The setting up of the reserve had no effect on the Company financial position, results of operations or cash flows. However, the new reserve reduces the amount of reserves available to pay of dividends in the future. Changes in the deferred tax asset are recorded in appropriation to (transfer from) other reserves.

At December 31, 2014, 2013 and 2012, management has recorded as equity reserve and amount equal to the balance of the net deferred tax assets and liabilities at that date equivalent to US$.120,706 thousands, US$.88,089 thousands and US$.70,426 thousands (Bs.760,446 thousands, Bs.554,954 thousands and Bs.302,833 thousands), respectively (see Note 7-f), which has been approved by the Board of Directors of the Company (See Note 2-a).

d)	Share premium

The share premium is in respect of contributions of fixed assets and inventories made by shareholders in conformity with the Agreement for Conversion into a Mixed Company, whose value exceeds the par value of common shares issued. At December 31, 2014, 2013 and 2012, the share premium amounts to approximately US$.212,451 thousands, equivalent to approximately Bs.1.338,442 thousands, included in equity.

Class “A” share premiums are in respect of fixed assets contributed by CVP. The value of this share premium amounts to approximately US$.191,206 thousands, equivalent to approximately Bs.1,204,598 thousands, pursuant to Exhibit H of the Agreement for Conversion into a Mixed Company.

Class “B” share premiums are in respect of fixed assets and inventories contributed by HNR Finance. The value of this share premium amounts to approximately US$.21,245 thousands, equivalent to approximately Bs.133,844 thousands, pursuant to Exhibit G of the Agreement for Conversion into a Mixed Company.

In conformity with the Company’s bylaws, in case of Company liquidation, all assets will be transferred only to the Class “A” shareholder.

e)	Dividends

On November 12, 2010, in Extraordinary Shareholders meeting the shareholders of the Company resolved to distribute and pay dividends in the amount of US$.30,550 thousands. This dividend corresponds to the remaining portion of retained earnings at the end of December 31, 2009 and is recorded as dividends payable at December 31, 2014, 2013 and 2012 in the statements of financial position for the amount resolved of US$.30,550 thousands (Bs.192,465, Bs. 192,465 thousands and Bs.131,365 thousands, respectively).

On August 4, 2010, in Extraordinary Shareholders meeting the shareholders resolved to pay dividends based on retained earnings as of December 31, 2009 in the amount of US$.30,550 thousands (Bs.131,365 thousands). The dividend approved was paid on October 2010 to HNR Finance for its share in the Company in the amount of US$.12,220 thousands (Bs.52,546 thousands). At December 31, 2011 the portion of the dividend corresponding to CVP for US$.18,330 thousands (Bs.78,819

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

thousands) was paid by means of offsetting accounts receivable and payables between PDVSA and its Affiliates, including CVP, this transaction was approved by the Board on January 12, 2012 (See Note 21).

f)	Effect for Variation of the Exchange Rate in the Presentation Currency

The statements of changes in equity, in bolivars, for the year ended December 31, 2014, include the following effect originated for the variation in the official exchange rate for the year ended December 31, 2013 when translating the financial statements in U.S. dollars (Functional Currency) to Bolivars (Presentation Currency), in conformity with IAS 21 (see Note 3-a) (in thousands, net):

	Balances as of December 31, 2014
	U.S. dollars	Bolivars Before translation adjustment	Bolivars After translation adjustment	Translation Adjustment
Capital stock	6,977	30,000	43,953	13,953
Share premium	212,451	913,540	1,338,442	424,902
Legal reserve and other reserves
Legal reserve	698	3,000	4,395	1,395
Deferred tax equity reserve	120,706	619,590	760,446	140,856

	121,404	622,590	764,841	142,251

Retained earnings:
Undistributable retained earnings at January 1, 2013	707,841	3,519,959	4,459,397	939,438
Transfer from other reserves in 2013	(32,617)	(205,487)	(205,487)	—
Total comprehensive income for the year 2013	144,725	911,768	911,768	—

	819,949	4,226,240	5,165,678	939,438

Equity	1,160,781	5,792,370	7,312,914	—

Translation adjustment not allocated				1,520,544

(14)	Provisions

Provisions at December 31 comprise the following (in thousands):

	December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Provision for asset retirement costs (see Note 14)	44,918	65,616	70,425	282,984	413,381	302,828
Provision for retirement benefits	92,827	22,644	18,799	584,810	142,657	80,835
Provision for benefits payable	4,524	2,075	3,878	28,500	13,073	16,676
Commitments and Contingencies (see Note 20)	745	1,313	1,563	4,695	8,273	6,719

	143,014	91,648	94,665	900,989	577,384	407,058
Less: Non-current portion of provisions	(141,972)	(90,149)	(93,096)	(894,423)	(567,940)	(400,314)

Current portion	1,042	1,499	1,569	6,566	9,444	6,744

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

At December 31, 2014, 2013 and 2012, the provision for retirement benefits for personnel assigned to the Company amounts to US$.92,827 thousands, US$.22,644 thousands and US$.18,799 thousands, (Bs.584,410 thousands, Bs.142,657 thousands and Bs.80,835 thousands), respectively. The variation in the provision for retirement benefits for the year ended December 31, 2014 was US$.70,183 thousands (Bs.442,153 thousands) and it was due mainly with the increases related to the approved oil collective contract for the years 2013-2015 (See Note 22) and the inclusion of all personnel assigned by PDVSA to the Company in the benefit of food electronic card once they retired. At December 31, 2014, 2013 and 2012, PDVSA sent a statement for the liability according to the report of an independent actuary firm. The Company has analyzed demographic and financial data, considers that it reasonably reflects the liability for such concept and adjusted the obligation at the date of the statements of financial position. This pension and retirement plan covers all PDVSA employees and mixed companies payroll. Pension cost is not tax deductible until future periods when the pension is settled in cash. The Company is not required to reimburse the pension costs to PDVSA until PDVSA pays them.

Below are the movements of provisions during the years ended December 31, 2014, 2013 and 2012, (in thousands):

U.S. dollars-	Balance at December 31, 2013	Increase	Decrease	Balance at December 31, 2014	Current portion	Non- current portion
Provision for asset retirement costs	65,616		(20,698)	44,918	—	44,918
Provision for retirement benefits	22,644	70,183	—	92,827	41	92,786
Provision for benefits payable	2,075	2,449	—	4,524	256	4,268
Commitments and Contingencies (see Note 20)	1,313	—	(568)	745	745	—

Total provisions	91,648	72,632	(21,266)	143,014	1,042	141,972

U.S. dollars-	Balance at December 31, 2012	Effect for devaluation	Increase	Decrease	Balance at December 31, 2013	Current portion	Non- current portion
Provision for asset retirement costs	70,425	—	—	(4,809)	65,616	—	65,616
Provision for retirement benefits	18,799	(12,831)	16,676	—	22,644	18	22,626
Provision for benefits payable	3,878	(2,647)	844	—	2,075	168	1,907
Commitments and Contingencies (see Note 20)	1,563	(1,067)	817	—	1,313	1,313	—

Total provisions	94,665	(16,545)	18,337	(4,809)	91,648	1,499	90,149

U.S. dollars-	Balance at December 31, 2011	Increase	Decrease	Balance at December 31, 2012	Current portion	Non- current portion
Provision for asset retirement costs	41,518	28,907	—	70,425	—	70,425
Provision for retirement benefits	11,556	7,243	—	18,799	6	18,793
Provision for benefits payable	—	3,878	—	3,878	—	3,878
Commitments and Contingencies (see Note 20)	1,799	—	(236)	1,563	1,563	—

Total provisions	54,873	40,028	(236)	94,665	1,569	93,096

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Bolivars-	Balance at December 31, 2013	Increase	Decrease	Balance at December 31, 2014	Current portion	Non- Current portion
Provision for asset retirement costs	413,381	—	(130,397)	282,984	—	282,984
Provision for retirement benefits	142,657	442,153	—	584,810	258	584,552
Provision for benefits payable	13,073	15,427	—	28,500	1,613	26,887
Commitments and Contingencies (see Note 20)	8,273	—	(3,578)	4,695	4,695	—

Total provisions	577,384	457,580	(133,975)	900,989	6,566	894,423

Bolivars-	Balance at December 31, 2012	Effect for devaluation	Increase	Decrease	Balance at December 31, 2013	Current portion	Non- Current portion
Provision for asset retirement costs	302,828	140,850	—	(30,297)	413,381	—	413,381
Provision for retirement benefits	80,835	—	105,059	(43,237)	142,657	113	142,544
Provision for benefits payable	16,676	—	5,317	(8,920)	13,073	1,058	12,015
Commitments and Contingencies (see Note 20)	6,719	—	5,147	(3,593)	8,273	8,273	—

Total provisions	407,058	140,850	115,523	(86,047)	577,384	9,444	567,940

Bolivars-	Balance at December 31, 2011	Increase	Decrease	Balance at December 31, 2012	Current portion	Non- current portion
Provision for asset retirement costs (see Note 9)	178,527	124,301	—	302,828	—	302,828
Provision for retirement benefits	49,691	31,144	—	80,835	25	80,810
Provision for benefits payable	—	16,676	—	16,676	—	16,676
Commitments and Contingencies (see Note 20)	7,736		(1,017)	6,719	6,719	—

Total provisions	235,954	172,121	(1,017)	407,058	6,744	400,314

The movement of the provision for asset retirement costs at December 31 is shown below (in thousands):

	U.S. Dollars	Bolivars
Balance at December 31, 2011	41,518	178,527
Change on estimation	23,229	99,886
Financial cost	5,678	24,415

Balance at December 31, 2012	70,425	302,828
Change on estimation	(8,823)	(55,585)
Financial cost	5,046	31,790
Dismantlement	(1,032)	(6,501)
Effect for variation in the presentation currency	—	140,849

Balance at December 31, 2013	65,616	413,381
Change on estimation	(7,589)	(47,811)
Financial cost	(13,109)	(82,586)
Dismantlement	—	—
Effect for variation in the presentation currency	—	—

Balance at December 31, 2014	44,918	282,984

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

During 2014, 2013 and 2012, Company management reviewed, based on new information, estimates on assumptions used for calculating the provision for asset retirement costs based on new information received from its main Shareholder such as discount and inflation rate to be used in the model it uses to determine present values of costs and future obligation for asset retirements. This review modified both rates at the beginning and at the end of the years ending December 31, 2014, 2013 and 2012 to 22.69%, 12.81% and 9.02%, respectively for the discount rate and 1.22%, 2.82% and 2.41%, respectively for the inflation rate.

The changes in both rates resulted in a decrease in the financial cost of the future obligation for the year ended December 31, 2014 in the amount of US$.13,109 thousands (Bs.82,586 thousands) and a decrease in the change on estimation net of new wells that came into production added during the year ending December 31, 2014 in the amount of US$.7,589 thousands (Bs.47,811 thousands). For the year ended December 31, 2013, the change in rates previously mentioned resulted in an increase in the financial cost of the future obligation for the year ended December 31, 2013 in the amount of US$.5,046 thousands (Bs.31,790 thousands) and a decrease in the change on estimation net of new wells that came into production added during the year ending December 31, 2013 in the amount of US$.8,823 thousands (Bs.55,585 thousands). For the year ended December 31, 2012, the change in rates previously mentioned resulted in an increase in the financial cost of the future obligation for the year ended December 31, 2012 in the amount of US$.5,678 thousands (Bs.24,415 thousands) and an increase in the change on estimation net of new wells that came into production added during the year ending December 31, 2012 in the amount of US$.23,229 thousands (Bs.99,886 thousands).

The Company’s business plan as of December 31, 2014, contemplates the realization of hydrocarbons drilling and production activities until the year 2027; therefore, the accrual for asset retirement costs was calculated based on the disbursements for this concept during this period.

(15)	Accruals and Other Liabilities

Accruals and other liabilities at December 31 comprise the following (in thousands):

	December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Royalties and other taxes	36,338	125,373	130,709	228,929	789,850	562,049
Endogenous and social development	15,104	10,240	11,431	95,155	64,512	49,153
Antidrug National Fund	448	14,066	13,828	2,822	88,616	59,461
Science and Technology (LOCTI)	1,547	9,623	8,292	9,746	60,625	35,656
Sport Organic Law	435	9,108	4,192	2,741	57,380	18,026

Others:
Accrued expenses with PDVSA and related parties (See Note 21)	426,617	209,402	213,173	2,687,687	1,319,233	916,644
Accrued payables to suppliers	137,516	102,668	119,209	866,351	646,808	512,599
Income taxes withheld	1,969	2,001	1,185	12,405	12,606	5,096
Other accruals	22,358	11,431	8,529	140,856	72,016	36,679

	642,332	493,912	510,548	4,046,692	3,111,646	2,195,363

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

At December 31, 2014, 2013 and 2012, accrued payables with PDVSA in respect to drilling services and infrastructure amount to US$.226,402 thousands, US$.183,359 thousands and US$.143,174 thousands (Bs.1,426,332 thousands, Bs.1,155,164 thousands and Bs.615,651 thousands), respectively.

(16)	Accounts Payable

Accounts payable comprise the following (in thousands):

	December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Trade payables	113,215	135,272	94,747	713,255	852,214	407,412
Related parties (see Note 21)	547,216	776,875	450,184	3,447,461	4,894,312	1,935,791

Total	660,431	912,147	544,931	4,160,716	5,746,526	2,343,203

Foreign currency and liquidity risk exposure in respect of accounts payable to suppliers is shown in Note 19.

(17)	Operational Expenses

Below is a summary of operational expenses incurred by the Company (in thousands):

	Years ended December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Crude and gas operations	255,301	121,071	97,562	1,608,396	762,748	419,517
Crude transportation	41,122	35,635	29,610	259,069	224,501	127,323
Others	35,138	12,960	11,433	221,369	81,647	49,162

	331,561	169,666	138,605	2,088,834	1,068,896	596,002

(18)	Financial Income and Expenses

Financial income and expenses comprised the following (in thousands):

	Years ended December 31,
	2014	2013	2012	2014	2013	2012
	U.S. Dollars			Bolivars
Financial income:
Gain on variation of exchange rate	—	147,224	—	—	927,511	—
Financial benefit on provision for asset retirement costs (see Note 14)	13,109	—	—	82,586	—	—

	13,109	147,224	—	82,586	927,511	—

Financial expenses
Adjustment to net realizable value on financial assets (see Note 7-k)	12,971	16,513	1,339	81,717	104,037	5,759
Financial cost on provision for asset retirement costs (see Note 14)	—	5,046	5,678	—	31,790	24,415
Other financial expenses	9	175	6	57	1,097	25

	12,980	21,734	7,023	81,774	136,924	30,199

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Gain on variation of exchange rate

On February 8, 2013, the Exchange Agreement Nº 14 was published in the Official Gazette Nº 40,108, which establishes the new official rate for the purchase and sale of the U.S. dollar and effective from February 9, 2013. The new official rate increased from Bs.4.30 to Bs.6.30 per U.S. dollar. Therefore, all transactions and balances in Bolivars were converted to U.S. dollars as per the new exchange rate, resulting in a net gain for the variation effect in the exchange rate due to the fact of maintaining a net liability monetary position in bolivars at the date when the variation of the exchange rate went into effect (See Note 4).

(19)	Financial Instruments

Credit Risk

Exposure to Credit Risk

The book value of financial assets represents the highest level of credit risk exposure. A breakdown is shown below (in thousands):

	December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Accounts receivable (see Note 11)	1,383,153	1,717,946	1,232,199	8,713,864	10,823,060	5,298,456
Recoverable tax credits (see Note 7-k)	115,503	46,878	44,581	727,669	295,331	191,702
Accounts receivable other (see Note 11)	9,809	77,824	66,243	61,797	490,291	284,845
Cash and cash equivalents (see Note 12)	2,841	5,960	3,335	17,898	37,548	14,336

	1,511,306	1,848,608	1,346,358	9,521,228	11,646,230	5,789,339

Aging of the account receivables are shown below (in thousands):

	December 31,
	2014	2013	2012	2014	2013	2012
	U.S. Dollars			Bolivars
Under 30 days	1,383,153	1,034,241	709,815	8,713,864	6,515,718	3,052,205
Between 31 and 180 days	—	124,298	106,050	—	783,077	456,015
Between 180 days and one year	—	482,012	410,908	—	3,036,676	1,766,904
More than one year	—	77,395	5,426	—	487,589	23,332

	1,383,153	1,717,946	1,232,199	8,713,864	10,823,060	5,298,456

In the accounts receivable under 30 days are included unbilled receivables of US$.1,245,539 thousands, US$.756,695 thousands and US$.352,721 thousands (Bs.7,846,895 thousands, Bs.4,767,180 thousands and Bs.1,516,704 thousands) as of December 31, 2014, 2013 and 2012 respectively, which will be billed due to the approval and amendment of the Boscan price to the Petroleum Purchase and Sale Agreement on November 15, 2014 (See Notes 1, 11, and 21).

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Liquidity risk

Maturity of financial liabilities, Short-term payable, including estimated interest payments and excluding the impact of offset agreements, is shown below (in thousands):

	Book value			Contractual cash flows			6 months or less
	Non-derivative financial liabilities at December 31,
	2014	2013	2012	2014	2013	2012	2014	2013	2012
U.S. Dollars
Accounts payable to suppliers (see Note 16)	113,215	135,272	94,747	113,215	135,272	94,747	113,215	135,272	94,747

Bolivars
Accounts payable to suppliers (see Note 16)	713,255	852,214	407,412	713,255	852,214	407,412	713,255	852,214	407,412

Foreign Currency Risk

Petrodelta, S.A. has the following monetary assets and liabilities denominated in currencies other than the U.S. Dollar, which were converted into U.S. dollars at the exchange rate in effect at the statements of financial position (in thousands):

	December 31,
	2014	2013	2012
Monetary assets:
Bolivars	1,590,361	1,011,474	277,152

	1,590,361	1,011,474	277,152

Monetary liabilities:
Bolivars	3,506,267	6,683,445	2,646,171

	3,506,267	6,683,445	2,646,171

Net monetary liability position	(1,915,906)	(5,671,971)	(2,369,019)

The year-end exchange rate, the average exchange rate for the year and the interannual increases in the National Consumer Price Index (NCPI), as published by BCV, were as follows:

	December 31,
	2014	2013	2012
Exchange rate at year end (Bs./US$.1)	6.30	6.30	4.30

Average exchange rate for the year (Bs./US$.1)	6.30	6.08	4.30

Exchange rate at year end under the Complementary System for Administration of Foreign Currency (SICAD I) (Bs./US$.1)	12.00	11.30	—

Exchange rate at year end under the Foreign Currency Alternative Exchange System (SICAD II) (Bs./US$.1)	49.99	—	—

Inter-annual increase in the NCPI (%)	68.50	56.19	20.10

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Sensitivity analysis resulting in applying an exchange rate of SICAD 1 or SICAD 2, of Bs.12 or Bs.49.99 per U.S. dollar, respectively to net monetary position of the Company as of December 31, 2014 will increase net income for the year ended December 31, 2014 by US$.60 million and US$.110 million respectively.

Fair Value of Financial Instruments

The following estimated amounts do not necessarily reflect the amounts at which the instruments could be exchanged in the current market. The use of different market assumptions and valuation methods can significantly affect the estimated fair values. The bases for determining the fair value are disclosed in Note 5 (in thousands):

	December 31,
	2014		2013		2012
U.S. dollars-	Book Value	Fair Value	Book Value	Fair Value	Book Value	Fair Value
Assets:
Accounts receivable (see Note 11)	1,383,153	1,383,153	1,717,946	1,717,946	1,232,199	1,232,199

Recoverable tax credits	115,503	115,503	46,878	46,878	44,581	44,581

Advances on windfall tax (See Note 11)	—	—	70,194	70,194	64,694	64,694

Accounts receivable other (See Note 11)	9,809	9,809	7,630	7,630	1,549	1,549

Cash and cash equivalents (See Note 12)	2,841	2,841	5,960	5,960	3,335	3,335

Liabilities:
Accounts payable to suppliers (See Note 16)	113,215	113,215	135,272	135,272	94,747	94,747

Other liabilities (included in provisions, accruals and other payables) (See Notes 14 and 15)	785,346	785,346	585,560	585,560	605,213	605,213

Accounts payables to shareholders and related companies See Note 16)	577,766	577,766	776,875	776,875	450,184	450,184

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

	December 31,
	2014		2013		2012
Bolivars-	Book Value	Fair Value	Book Value	Fair Value	Book Value	Fair Value
Assets:
Accounts receivable (See Note 11)	8,713,864	8,713,864	10,823,060	10,823,060	5,298,456	5,298,456

Recoverable tax credits	727,669	727,669	295,331	295,331	191,702	191,702

Advances on windfall tax (See Note 11)	—	—	442,222	442,222	278,185	278,185

Accounts receivable other (See Note 11)	61,797	61,797	48,069	48,069	6,660	6,660

Cash and cash equivalents (See Note 12)	17,898	17,898	37,548	37,548	14,336	14,336

Liabilities:
Accounts payable to suppliers (see Note 16)	713,255	713,255	852,214	852,214	407,412	407,412

Other liabilities (included in provisions, accruals and other payables) (See Notes 14 and 15)	4,947,681	4,947,681	3,689,030	3,689,030	2,602,421	2,602,421

Accounts payables to shareholders and related companies (See Note 16)	3,639,926	3,639,926	4,894,312	4,894,312	1,935,791	1,935,791

(20)	Commitments and Contingencies

At December 31, 2014, 2013 and 2012 the Company has recorded a provision for labor related claims in the amount of US$.49 thousands, US$.11 thousands and US$.16 thousands (Bs.306 thousands, Bs.69 thousands and Bs.69 thousands), respectively. Should the outcome of existing lawsuits and claims be unfavorable to the Company, it could have a material adverse effect on its results of operations. Although it is not possible to predict the outcome, Company management, based in part on the opinion of its legal advisors, does not believe it is likely that losses related to the aforementioned legal procedures will exceed recognized estimated amounts or generate significant amounts that could affect the Company’s financial position or results of operations.

Compliance with Environmental Regulations

The subsidiaries of CVP are subject to different environmental laws and regulations which may require significant expenditures to modify facilities and prevent or remedy the environmental effects from waste disposal and spills of pollutants.

Petrodelta, S.A. and its parent company CVP are taking steps to prevent environmental risks, protect employee health and preserve the integrity of their facilities.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Damages to Land

Management estimated potential liabilities as of December 31, 2014, 2013 and 2012 amounting to US$.696 thousands, US$.1,302 thousands and US$.1,547 thousands (Bs.4,386 thousands, Bs.8,204 thousands and Bs.6,650 thousands), respectively, and were included in the Statements of Comprehensive Income for these years.

Agreements	with the Organization of Petroleum Exporting Countries (OPEC)

The Bolivarian Republic of Venezuela is a member of OPEC, an organization mainly dedicated to establishing agreements to maintain stable crude oil prices by setting production quotas. To date, the reduction in crude oil production resulting from changes in the production quotas set by OPEC and price fluctuations has not significantly affected the Company’s results of operations, cash flows or financial results.

(21)	Related Party Transactions

Petrodelta, S.A. considers its shareholders and related subsidiaries and affiliates, Company directors and executives, as well as other governmental institutions, as related parties.

A summary of transactions and balances with related parties is shown below (in thousands):

	December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollars			Bolivars
Activities for the year:
Crude oil and natural gas sales	1,309,734	1,275,601	1,160,653	8,251,324	8,036,287	4,990,808

Operational expenses	175,580	100,310	72,480	1,106,154	631,953	311,664

Sales, general, administrative and selling expenses	17,512	7,145	7,623	110,326	45,014	32,779

Production royalties for oil and gas	358,572	347,823	280,909	2,259,004	2,191,285	1,207,909

Reimbursement of expenses	784,823	189,567	135,465	4,944,388	1,194,272	582,500

Balances at the end of the year:
Accounts receivable (see Note 11)	1,383,153	1,717,946	1,232,199	8,713,864	10,823,060	5,298,456

Accounts payable and accrued expenses to Shareholder B (see Note 16)	2,064	2,907	2,722	13,003	18,314	11,705

Dividends payable to Shareholders A and B	30,550	30,550	30,550	192,465	192,465	131,365

Accounts payable to PDVSA	524,640	751,029	429,223	3,305,232	4,731,483	1,845,659

Other mixed and related companies	43,952	22,940	18,239	276,898	144,515	78,427

Accrued expenses with PDVSA	403,176	209,402	213,173	2,540,009	1,319,233	916,644

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

As of April 2006, due to the migration of operating agreements to mixed companies (see Note 1), PDVSA Petróleo signed the purchase and sale agreements with these companies, which set out that mixed companies will notify PDVSA Petróleo of the estimated volume of hydrocarbons expected to be delivered the following month. PDVSA Petróleo must pay the mixed companies for delivered volumes, net of volumes for royalties in kind and paid to the Venezuelan government.

In conformity with the terms and conditions of the agreements, CVP mixed companies agree to sell and deliver to PDVSA Petróleo, and the latter agrees to purchase and receive from these mixed companies, crude oil and natural gas produced in the delimited areas that are not used for primary activities or for payment of royalties in kind to the Venezuelan government.

Crude oil delivered from the Petrodelta fields to PDVSA is priced with reference to Merey 16 and Boscan published prices, weighted for different markets and adjusted for variations in gravity and sulphur content, commercialization costs and distortions that may occur given the reference price and prevailing market conditions, (see Notes 1 and 11). Market prices for both crude oil of the type produced (Merey 16 and Boscán) in the fields operated by Petrodelta averaged approximately US$.82.45, US$.91.22 and US$.95.90 per barrel for the year ended December 31, 2014, 2013 and 2012, respectively.

During the years ended December 31, 2014, 2013 and 2012, the Company recorded revenues in process of being invoiced, and royalty paid in kind, for the sale of crude oil in the amount of US$.666,757 thousands, US$.566,738 thousands and US$.404,619 thousands (Bs.4,200,572 thousands, Bs.3,570,453 thousands and Bs.1,739,862 thousands), respectively, corresponding to Boscan crude production from El Salto field. As of December 31, 2014, 2013 and 2012, the Company has accounts receivable of US$.1,245,539 thousands, US$.756,695 thousands and US$.352,721 thousands (Bs.7,846,895 thousands, Bs.4,767,180 thousands and Bs.1,516,704 thousands), respectively, for the delivery of such crude (see Note 24-a).

During the years ended December 31, 2014, 2013 and 2012, the Company sold crude oil and natural gas to PDVSA Petróleo SA for US$.1,309,734 thousands, US$.1,275,601 thousands and US$.1,160,653 thousands (Bs.8,251,324 thousands, Bs.8,036,287 thousands and Bs.4,990,808 thousands), respectively, included in the statements of comprehensive income under Income.

At December 31, 2014, 2013 and 2012, the statement of financial position includes US$.1,383,153 thousands, US$.1,717,946 thousands and US$.1,232,199 thousands (Bs.8,713,864 thousands, Bs.10,823,060 thousands and Bs.5,298,456 thousands) of accounts receivable which represent mostly crude and gas sales to PDVSA.

During 2014, 2013 and 2012, PDVSA Petróleo charged Petrodelta, S.A. US$.1,284 million, US$.777 million and US$.888 million (Bs.8,086 million, Bs.4,893 million and Bs.3,816 million), respectively, for labor and other costs, taxes, royalties, cash advances and operating costs.

On July 1, 2013 the Company´s results of operations were impacted by PDVSA Petróleo changing its policy with respect to invoicing in disbursements made in Bolivars on behalf of the Company to require that such invoices be denominated in US dollars rather than in Bolivars (See Note 24-e).

Certain Company directors hold key positions in other related entities; some of their attributions include influencing the operational and financial policies of these entities.

For the years ended December 31, 2014, 2013 and 2012, transactions with related parties do not necessarily reflect the results that would have been obtained had these transactions been held with third parties, especially the recording of transactions and accounting estimates instructed by PDVSA.

In the month of December, 2014, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties,

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

contributions, taxes, advances and operational expenses outstanding resulting in a netting of US$.834 million (Bs.5,257 million) against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold, invoiced and delivered at the prevailing exchange rate applicable at such date. The minutes related to this offset is in process of being approved by the Board of Directors of the Company.

On March 31, 2014, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding resulting in a netting of US$.457 million (Bs.2,882 million) against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold, invoiced and delivered at the prevailing exchange rate applicable at such date. Subsequently, on September 3, 2014 the Board of Directors of the Company approved the compensation made on March 31, 2014.

On August 30, 2013, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of August 31, 2013 resulting in a netting of US$.115 million (Bs.722 million) against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of August 31, 2013 at the prevailing exchange rate applicable at such date. Subsequently, on February 24, 2014 the Board of Directors of the Company approved the compensation made on August 30, 2013.

On February 1, 2013, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of January 31, 2013 resulting in a netting of US$.327 million (Bs.2,061 million) against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of January 31, 2013 at the prevailing exchange rate applicable at such date. On October 8, 2013 the Board of Directors of the Company approved the offset of accounts receivables and payables executed on February 1, 2013.

On December 28, 2012, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of November 30, 2012 resulting in a netting of US$.267 million (Bs.1,149 million) at the prevailing exchange rate applicable at such date against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of November 30, 2012 at the prevailing exchange rate applicable at such date. On January 31, 2013 the Board of Directors of the Company approved the offset of accounts receivables and payables executed on December 28, 2012.

On June 20, 2012, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of May 31, 2012 resulting in a netting of US$.298 million (Bs.1,282 million) at the prevailing exchange rate applicable at such date against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of May 31, 2012 at the prevailing exchange rate applicable at such date. On January 31, 2013 the Board of Directors of the Company approved the offset of accounts receivables and payables executed on June 20, 2012.

On January 12, 2012, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties,

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

contributions, taxes, advances, operational expenses and dividends payable to CVP approved by the shareholders of the Company on August 4, 2010 (see Note 13) against the Company accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold, outstanding as of December 31, 2011, resulting in a netting of US$.205 million (Bs.882 million) at the prevailing exchange rate applicable at such date. On February 23, 2012 the Board of Directors of the Company approved the offset of accounts receivables and payables executed on January 12, 2012.

As of December 31, 2014, 2013 and 2012, the accounts payable to PDVSA shown in the table above in the amount of US$.524,640 thousands (Bs.3,305,232 thousands), US$.751,029 thousands (Bs.4,731,483 thousands) and US$.429,223 thousands (Bs.1,845,659 thousands) respectively, includes the amount of US$.517,674 thousands, US$.604,064 thousands and US$.190,351 thousands, respectively, denominated in United States dollars and the amount of US$.6,966 thousands, US$146,964 thousands and US$.238,873 thousands (Bs.43,888 thousands, Bs.925,874 thousands and Bs.1,027,153 thousands), respectively, denominated in Venezuelan bolivars converted into U.S dollars at the official exchange rate at the dates mentioned before.

As of December 31, 2014, 2013 and 2012, the balances owed to other mixed companies shown in the table above in the amount of US$.43,952 thousands (Bs.276,898 thousands), US$.22,940 thousands (Bs.144,515 thousands) and US$.18,239 thousands (Bs.78,427 thousands) respectively, include the amount of US$.27,830 thousands, US$.7,133 thousands and US$.41 thousands, respectively, denominated in United States dollars, and the amount of US$.16,122 thousands, US$15,809 thousands and US$.18,198 thousands (Bs.101,557 thousands, Bs.99,598 thousands and Bs.78,250 thousands), respectively, denominated in Venezuelan bolivars converted into U.S dollars at the official exchange rate at the dates mentioned before.

As of December 31, 2014, 2013 and 2012, accrued payables with PDVSA shown in the table above in the amount of US$.403,176 thousands (Bs.2,540,009 thousands), US$.209,402 thousands (Bs.1,319,233 thousands) and US$.213,173 thousands (Bs.916,644 thousands) respectively, include the amount of US$.183,351 thousands, US$.82,526 thousands and US$.52,363 thousands, respectively, denominated in United States dollars and the amount of US$.219,641 thousands, US$291,928 thousands and US$.160,809 thousands (Bs.1,383,740 thousands, Bs.1,839,144 thousands and Bs.691,480 thousands), respectively, denominated in Venezuelan bolivars converted into U.S dollars at the official exchange rate at the dates mentioned before.

(22)	Collective Labor Agreement

On February 11, 2014 the Collective Labor Agreement was signed, valid for the period from October 1, 2013 to October 1, 2015, between the employees of the oil industry represented by the Venezuelan Unitary Federation of Workers of the Oil, Gas, and Derivatives (FUTPV) and PDVSA. The Collective Labor Agreement establishes a salary raise and payroll and retirement benefits which has a significant impact on the Company’s payroll cost. The most significant impacts are a step increase of salary around 90%, where 59% is to be retroactive from October 1, 2013, then a 23% raise from next May 1, 2014 and finally the remaining portion to be adjusted on January 1, 2015. Also, the benefit for electronic card was raise from Bs.2,700 to Bs. 5,000 per month.

Before, on July 20, 2012 the Collective Labor Agreement was signed, valid for the period from October 1, 2011 to October 1, 2013, among the employees of the oil industry represented by the Venezuelan Unitary Federation of workers of the oil, gas, its similar and derivatives (FUTPV) and the Ministry of Popular Power for Energy and Mining (MPPPM) and PDVSA. The Collective Labor Agreement establishes a salary raise

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

and payroll and retirement benefits which has a significant impact on the Company’s payroll cost. The most significant impacts had an economic and social benefit on workers and are summarized as follows:

i.	Focus the contract to a higher social justice through increases in the quality of life of workers by supporting the acquisition of school supplies for their children, provide benefits for newborns, marriage, attention to handicapped people and financing tourism packages for workers and their families under the Collective Labor Agreement.

ii.	A salary raise of Bs.40 daily from October 1, 2011. Payment of this increase was done Bs.30 at end of July 2012 and Bs.10 from January 1, 2013.

iii.	An increase in the monthly amount for electronic card for foods from Bs.1,700 to Bs. 2,700.

iv.	Provide 65 days of vacation bonus to contractual payroll and between 15 and 30 days of post-vacation bonus depending on the type of payroll. Also it was agreed to increase to Bs.200,000 the amount to finance housing acquisition.

(23)	Laws, Resolutions and Legal Contributions

a)	Law of the National Institute of Training and Socialist Education (INCES)

On November 19, 2014, reforms to the Law of the National Institute of Training and Socialist Education (INCES) was published in the Extraordinary Official Gazette Nº6,155 by means of decree-law. The purpose of this Law is to develop the INCES principles, functions, and strategies, as an entity through which the Venezuelan State trains workers to join the workforce. The Law among other things establishes a tax contribution to private entities and State enterprises with own income and self-managed, giving employment to five or more workers, and are obliged before the National Institute Socialist Training and Education, to pay two percent (2%) of the monthly average wage paid to workers, within the next five days at the end of each quarter.

b)	Partial reform on the Workers Alimentation Law

On November 17, 2014, a partial reform to the Workers Alimentation law was published in the Extraordinary Official Gazette Nº 6,147 by means of decree-law. This reform provides:

•	The value of the benefit to the worker for every working day may not be less than zero point five tax units (0.50 UT) or greater than zero point seven five tax units (0.75 UT).

•	The monthly payment made to the employee shall not exceed forty percent (40 of the sum of the monthly salary of the worker’s what it receives by way of nutrition benefit.

Additionally, this reform includes a transitional provision which reads as follows:

•	When the value of the benefit are receiving the worker is twenty tributary units (0.25 UT) and zero point five tax units (0.50 UT), inclusive between zero point shall be adjusted linearly increasing the perceived benefit zero point two five tax units (0.25 UT).

•	When the value of the benefit are receiving greater than zero point five tax units (0.50 UT), but less than zero point seven five tax units (0.75 UT), shall conform to the upper limit of zero point seven five tax units (0.75 UT).

Such adjustments will be effective from 1 December. In this regard, the monthly calculations based on the rank of major number of days worked (27 days) stay in Bs. 1714.50, in the case of 0.50 UT and Bs. 2571.75 when the calculation basis is at 0.75 UT.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

c)	Tax Unit Adjustment

On February 19, 2014 Providence NºSNAT/2014/0008 from the National Integrated Service on Tributes and Customs Administration (SENIAT) was published in Official Gazette Nº 40,359 in which the current tax unit value was adjusted from Bs.107 to Bs.127 (See Note 24-d).

d)	Law of Exchange Regime and Illicit

On February 19, 2014, the Venezuelan Government published in the Extraordinary Official Gazette Nº 6,126, decree Nº798 enacted by the President of the Bolivarian Republic of Venezuela by means of Decree-Law the Law of Exchange Regime and Illicit. The object of this decree-law is to dictate terms and conditions for different State agencies with responsibilities on managing foreign currency in accordance with exchange agreements in force; permit the participation of private companies and individuals obtaining foreign currency and establish violations and sanctions when dealing with foreign currency. This decree-law opens the path to the creation of the Foreign Currency Alternative Exchange System (SICAD II) and eliminates the Law of Illicit Exchange published in the Extraordinary Official Gazette Nº 6,117 on December 4, 2013. Furthermore, this Decree-Law permits individuals and private companies obtain foreign currency from the Central Bank of Venezuela (BCV), Petróleos de Venezuela, S.A. (PDVSA) and private companies and individuals, a condition exclusive of the BCV in the prior Law.

Later, on November 18, 2014 the Venezuelan Government published in the Extraordinary Official Gazette Nº 6,150, the Decree-Law Law of Exchange Regime and Illicit which modifies aspects of the same law published in the Extraordinary Official Gazette Nº 6,126 on February 19, 2014. Modifications to the Law relate to changes on general terms to transactions in foreign currency in the country. Among the main changes are a new authority on exchange matters, incorporates new violations regarding forging documents and stimulating others to violate current exchange agreements, among other aspects.

e)	Enabling Law

On November 20, 2013, the National Assembly published in the Extraordinary Official Gazette Nº 6,112 the Law Authorizing the President of the Bolivarian Republic of Venezuela to issue Decree-Laws in a range of areas for a term of 12 months after publication thereof. Under this law, the authorization encompasses areas among other things fighting corruption and defending the country´s economy.

On November 18, 2014, the President of the Bolivarian Republic of Venezuela, by means of this Enabling Law it was published in the Extraordinary Official Gazette N.6,152 various decrees-laws concerning fiscal policy, tourism, agriculture, fair prices, mining exploration and exploitation and foreign investments among other areas to boost the economy in order to ensure growth and stability.

Some of the laws modified and their most significant aspects having an effect in the Company are the following:

Organic Tax Code: a) increase in the number of years of prescription from 4 to 6 years and in certain cases depending on the tax violation to 10 years; b) increase fines and days of closure of establishments, especially those considered as special contributors for committing tax illicit and related compliance with formal duties; c) penal fines for defrauding and instigating publicly noncompliance of tax obligations.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Income Tax Law: a) Eliminate the deduction of losses for destruction of inventory or goods intended for sale, and only it is allowed losses of fixed assets associated with the production of income; b) sets a limit of tax losses carry foward to 25% of enrichment achieved in each taxable year, but the operating tax loss carry forwards remain for the next three years the loss occurred; c) Tax loss carry foward from inflation adjustment is eliminated; d) National Price Index (INPC) is established for inflation adjustment; e) a new provision is added where the taxable rate can be set by the National Executive.

Value Added Tax Law: a) tax credits deductibility is eliminated when these credits are not directly linked to the economic or professional activity of the taxpayer and are not reflected in the invoices after 12 months from the date the invoice is issued, the date of the payment of tax in the case of receipt of services or date tax was paid in the case of services received; b) electronic printing of invoices is obliged unless exceptional cases; c) the rates of goods and services of luxury consumption are increased between 15% and a maximum 20%.

f)	Partial Rules on Labor and Workers Organic Law

On May 16, 2013, in the Official Gazette Nº 40,157 was published decree Nº 44 issued by the National Executive related to partial rules of the labor and workers organic law related to working time. Companies private and public are obliged to post in visible areas working day and night time as well resting days. Also, establishing fixed and partial shifts as well permits on extraordinary working time.

g)	Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market

On April 18, 2011, the Venezuelan government published in the Extraordinary Official Gazette Nº 6,022, by means of decree-law Nº 8,163 of same date, the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market. This law supersedes the Law for Special Contributions on Extraordinary International Hydrocarbon Market Prices, and modifies calculation and payment of royalty, extraction tax and export registry tax as per LOH as well as special contribution for extraordinary prices and creates a special contribution for exorbitant prices from the date published. The law defines the contribution on Extraordinary Prices for 20 percent to be applied to the difference between the average monthly price up to US$.70 or less per barrel, on international markets for the Venezuelan liquid basket of hydrocarbons and the price fixed by the Venezuela Annual Budget Law for the relevant fiscal year. The law also defines the contribution on Exorbitant Prices for (1) 80 percent when the average price mentioned before exceeds US$.70 per barrel but is less than US$.90 per barrel; (2) 90 percent when the average price mentioned before exceeds US$.90 per barrel but is less than US$.100 per barrel; and (3) 95 percent when the average price mentioned before exceeds US$.100 per barrel. The law also established the maximum price to be used for calculating royalty paid in cash on production at US$.70 per barrel.

Then, on February 27, 2012, Official Gazette Nº 39,871 was published the decree Nº 8,807 modifying the articles 2 and 10 of the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market. The partial reform indicates that the use of resources derived from this law be used in financing the Great Missions created by the National Executive, and projects of infrastructure, roads, health, education, among others. The development of the national production sector, among others areas. The partial reform also stipulates treasury aspects on how the contributions is to handle between PDVSA, the National Development Fund (FONDEN).

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

On February 20, 2013 in the Official Gazette Nº 40,114, the reform to the law that creates a special contribution on extraordinary prices and exorbitant prices in the international hydrocarbons market published in the Extraordinary Official Gazette Nº 6,022 by means of decree Nº 8,163 from the Executive branch on April 18, 2011 was published. The most significant aspects are: a) guarantee financing of social missions created by the government as well as projects related to infrastructure, roads, health, education, communication, agriculture, food and in general for the development of the national productive sector, b) modify the parameter that defines what constitutes contributions from extraordinary prices (under US$.80 per barrel) and what constitutes contribution from exorbitant prices (from US$.80 per barrel and up), c) establish the new intervals to apply the percentage to calculate such contributions as per the following scheme: 1) 80% of the difference when exorbitant prices are higher than US$.80 per barrel but lower than US$.100 per barrel, 2), 90% of the difference when exorbitant prices are equal or higher than US$100 per barrel but lower than US$.110 per barrel, and 3) 95% when exorbitant prices are higher than $110 per barrel; d) modify the maximum price to calculate and pay royalty at US$.80 per barrel, e) supersede decree Nº 8,807 that modified this law and published in the Official gazette Nº 39,871 on February 27, 2012; and f) eliminates dispositions on the law from the Central Bank of Venezuela that regulates funding from PDVSA Petróleo to the National Development Fund (FONDEN) and any other provision of exceeding that collides with the present Law.

The price per barrel established in the Venezuela Annual Budget Law for the years ended December 31, 2014, 2013, and 2012 was US$.60, US$.55 and US$.50, respectively.

h)	Special Law on Severance National Fund

On June 15, 2012 the National Executive published by means of decree-law Nº 9,053 the Special Law on Severance Benefits National Fund in order to create the program National Fund for Severance Benefits which establishes the conditions to receive and manage deposits corresponding to the severance benefit guarantees of workers into government financial institutions.

i)	Labor Organic Law and Workers

On April 30, 2012, the National Executive promoted by means of decree-law Nº 8,938 the Labor Organic Law and Workers. On May 7, 2012 the National Assembly published on the Official Gazette Nº 6,076 this organic law. The most significant aspects of this law are:

(1)	Obligation by employers to calculate severance benefits retroactively by a) paying employees the equivalent of 15 days of salary every quarter with the most recent salary, this right is acquired at the beginning of each quarter, b) after the first year of service, the employer will pay employees 2 days of salary for every year worked, cumulative until a maximum of 30 days is reached, c) when by any reason the working relation ends, severance benefits will be calculated for 30 days for every year worked or fraction over 6 months and calculated with the most recent salary earned. Workers will receive as severance benefits, the higher amount between a) and b) or c) as described above. Quarterly or annual payments shall be deposited in the National Fund for Severance Benefits under each workers name, or at a trust fund in financial institutions or at the employer’s accounting records as long as workers authorize it in writing.

(2)	Increase in the rest periods woman have during pregnancy, providing as its main benefits 6 weeks prior to giving birth and 20 weeks after, as well as prohibition by employers to resign labor relation up to 2 years after giving birth.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

(3)	Reduction of the daily working time to 5 working days and 2 resting days.

(4)	Increase in the number of holidays during the year.

The Company recognized a provision in respect of the impact of the new Labor Law, through the actuarial calculation prepared by independent actuaries contracted by PDVSA.

j)	Sports Organic Law

On August 24, 2011, the National Assembly published on the Official Gazette 39,741 the Sports Organic Law promoted by the Executive branch of power. This law declares of national and general interest as well as a public service all activities for promoting, organizing and administering sports and physical activity in Venezuela. The law among other things creates the National Fund for the Development of Sports, Physical Activity and Physical Education to be constituted on contributions from companies and organizations, private or public, performing profit seeking economic activities within the national territory. These contributions are not deductible for income tax purposes and shall be 1% over net profit when net profit is above 20,000 tax units. The Company uses as the basis of calculation for this item according to guidelines of its main shareholder net income for the year excluding the following concepts: tax expense on income , expense or deferred tax benefit , any gain or loss recognized in earnings, expense LOD (see Note 23-m) and the expense adjustment in the fair value of tax credits recognized in the income statement. As of December 31, 2014, 2013 and 2012 the Company has recorded as contribution under the Sport Organic Law the amount of US$.2,549 thousands, US$.6,337 thousands and US$.3,082 thousands (Bs.16,059 thousands, Bs.39,923 thousands and Bs.13,253 thousands), respectively.

On February 28, 2012, Official Gazette Nº 39,872 was published containing decree-law Nº 8,820 on partial regulation Nº1 to the Sports Organic Law. The partial regulation scope the National Fund for the Development of Sports, Physical Activity, duties of the National Sports Institute, guidelines on the executions of resources and taxpayers subject to the law and their responsibilities, as well as means of making contributions.

k)	Law to Suppress and Liquidate the Endogenous Development Fund

On May 18, 2011, the National Assembly published on the Official Gazette Nº 39,676 the means of decree-law Nº 8,204 promoted by the President of the Bolivarian Republic of Venezuela, the Law to Liquidate and Suppress the Endogenous Development Fund, an autonomous institute created by the Law for the Creation of the Endogenous Development Fund, published in the National Gazette 38.500 on August 15, 2006.

l)	Organic Law on Science and Technology and Innovation (LOCTI)

On August 16, 2010, in the Official Gazette Nº 39,575 the Partial Amendment to the Organic Law on Science and Technology and Innovation (LOCTI) was published. This amendment among other things supersedes prior law published in the Official Gazette Nº 38,242 on August 3, 2005.

Later, on November 18, 2014, in the Extraordinary Official Gazette Nº 6,151 by means of decree law was published the Law Reforming the Organic Law on Science, Technology and Innovation. This reform introduces changes to general aspects of the Law. Among the main changes is the obligation to pay on an annual basis a percentage of gross revenues earned in the previous year for any activity

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

performed and the contribution is calculated on income from the activity that generates more value. Contribution rates will be applied according to the following:

•	Two percent when economic activity is framed within those listed in the Law for the Control of Casinos, Bingo Halls and Slot Machines, and any area related to the industry and trade of alcoholic beverages and snuff.

•	One percent for privately owned enterprises operating in business areas subject to the Organic Law on Hydrocarbons and Gaseous Hydrocarbons, including mining, processing and distribution activities.

•	Half percent for publicly owned companies if the business pursued is one of those listed in the Organic Law on Hydrocarbons and Gaseous Hydrocarbons including mining, processing and distribution activities.

•	Half percent for any other business activity.

The amount recorded for this concept during the years ended December 31, 2014, 2013 and 2012 amounts to US$.6,189 thousands, US$.4,117 thousands and US$.5,238 thousands (Bs.38,991 thousands, Bs.25,937 thousands and Bs.22,523 thousands), respectively.

m)	Antidrug Organic Law (LOD)

On September 15, 2010, the Antidrug Organic Law was published in Official Gazette Nº 39,510. The LOD eliminates the Law on Narcotic and Psychotropic Substances (LOCTISEP) and its partial regulation published June 5, 1996 under Official Gazette Nº 35,986. Among the significant changes are:

•	The tax base is changed, previously established the “Net Income” and is now established as taxable to the “Profit or Profit from Operations” exercise. Gain or Utility Operations for the year corresponds to the profit before income tax expense on income, expenditure or deferred tax benefit (see Note 7), LOD expense and expense Organic Law of Sport.

•	The deadline for the declaration and payment of this tax, which spends 15 days following each calendar year, 60 days counted from the close of the fiscal year is extended.

•	Regarding sanctions, is established by: 1) failure of contribution (1%), equivalent to twice the corresponding tax penalty, if any recidivism, is 3 times the respective contribution and; 2) for breach of its special contribution (2%), the same fine, down from 60.000 UT or suspension of activities within 1 year, in case of recurrence.

•	In the previous law, the donations made by natural and legal persons in favor of plans and programs established by the State on drugs and approved by the ONA, could be deductible from income tax, after verification by public document . In the new law, the latter is removed as a requirement for the admissibility of such deductibility.

•	The obligation to state institutions and public and private enterprises employing more than 50 workers to provide job placement for people rehabilitated as part of rehabilitation programs is included.

On February 23, 2011, providence Nº 0001-2011 was published in the Official Gazette Nº 39,622, establishing that labor matters related to Projects for Integral Prevention on Drug Consumption must be

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

presented to the National Antidrug Fund (FONA). The providence establishes that private and public companies must present between January 2 and April 30 the projects and all of their requirements to be executed in order to carry-out technical and economical evaluations necessary for the appropriate approval. Projects for Integral Prevention in regards to labor matters can only be submitted by those companies in which their fiscal year ends before the established time frame mentioned in order to be eligible and once the contribution of 1% has been paid. When companies cannot submit projects, they can present them in the same timing period of the following year and the corresponding charge shall be the year immediately before to the year corresponding the contribution determination.

During the years ended December 31, 2014, 2013 and 2012, the Company recognized and recorded an expense for US$.2,624 thousands, US$.4,155 thousands and US$.3,082 thousands (Bs.16,531 thousands, Bs.26,177 thousands and Bs.13,253 thousands), respectively, which was recorded as general and administrative expenses, net in the statement of comprehensive income of each year.

(24)	Subsequent Events

a)	On January 12, 2015 the Company issued invoices to PDVSA Petróleo in the amount of US$.1,225,573 thousands (Bs.7,721,107 thousands) according to the amendment of the hydrocarbon purchase sale agreement which incorporated the Boscán pricing formula on November 15, 2014 and permitted the Company to invoice unbilled revenues for 70% of volumes delivered from this field since the month ending October 21, 2011 until including the month ending November 30, 2014 (see Notes 1, 11 and 21).

b)	On February 6, 2015 was published in the Official Gazette Nº 40,597 Decree Nº 1,599 which increases the minimum monthly wage salary mandatory in all geographic areas of Bolivarian Republic of Venezuela and for all workers rendering services to private and public entities. The increase represents a 15% effective next February 1, 2015 to Bs.5,622. For youth and apprentice workers, the salary will be increased in 15% effective on February 1, 2015, established at Bs.4,181.

c)	On February 19, 2015 was published in the Extraordinary Official Gazette of the Bolivarian Republic of Venezuela Nº 6,171, Exchange Agreement Nº 33 whereby Rules governing Foreign Exchange Operations in the National Financial System, as well as two Notices of the Ministry of Popular Power of Economy and Finance in conjunction with the Central Bank of Venezuela (BCV) were issued, which informs operator institutions authorized to act through the Foreign Currency Alternative Exchange System (SICAD II) as well as the general public, that as of February 12, 2015 no quotation for purchasing and selling foreign currency in cash or securities in foreign currency will be processed thru the System, as well as informing to the exchange operators and the general public, the minimum and maximum amounts of foreign exchange operations conducted in accordance with the provisions of the Exchange Agreement Nº 33.

d)	On February 25, 2015 Providence NºSNAT/2015/0019 from the National Integrated Service on Tributes and Customs Administration (SENIAT) was published in Official Gazette Nº 40,608 in which the current tax unit value was adjusted from Bs.127 to Bs.150.

e)	On March 4, 2015 the Company received from its main shareholder, CVP, new guideline in relation to invoicing disbursements between PDVSA and mix companies, including Petrodelta, S.A. This new guideline will enable PDVSA to invoice goods and services paid on behalf of the Company during the year 2015 according to the currency in which they are paid.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

f)	In Extraordinary Board of Director meeting held on June 19, 2015 it was approved the fifteenth offsetting of accounts receivable and accounts payable with PDVSA for the amount of US$.834,446 thousands (Bs.84,576 thousands). Likewise, in this meeting of Board of Director it was supported and raised for approval before the Shareholders Assembly the equity reserve provision of deferred income tax asset as of December 31, 2014, which amounted US$.120,706 thousands (Bs.760,441 thousands).

g)	On June 19, 2015 the Board supported the issuance of the financial statements of the Company as at December 31, 2014, prepared in accordance with International Financial Reporting Standards (IFRS) and agreed to submit it to the Shareholders Assembly for approval and is expected to be approved without modification.

(25)	Supplementary Information on Oil and Gas Exploration and Production Activities (unaudited)

The following tables provide supplementary information on oil and gas exploration, development and production activities. All exploration and production activities are conducted mainly by CVP and Mixed Companies in Venezuela.

Table I—Crude Oil and Natural Gas Reserves

All crude oil and natural gas reserves located in Venezuela are owned by the Bolivarian Republic of Venezuela. Crude oil and natural gas reserves are estimated by PDVSA and reviewed by the People’s Power Ministry for Energy and Oil (MPPPM) using reserve criteria that are consistent with those prescribed by the American Petroleum Institute (API) of the United States of America.

Proved reserves are the estimated quantities of crude oil and gas which, with reasonable certainty, are recoverable in future years from known deposits under existing economic and operating conditions. Due to the inherent uncertainties and limited nature of reservoir data, reserve estimates are subject to changes over time, as additional information becomes available. Proved reserves do not include additional volumes which may result from the extension of currently explored areas or from the application of secondary recovery processes not yet tested and determined to be economically feasible.

Proved developed oil and gas reserves are the quantities that can be recovered from existing wells with existing equipment and methods. Proved undeveloped reserves are those volumes that are expected to be recovered from new wells on undrilled acreage or from existing wells.

A summary of annual changes in proved crude oil and natural gas reserves is shown below:

(a)	Conventional Crude Oil (in thousands of barrels)

	Years ended December 31,
	2014	2013	2012
Proved developed and undeveloped reserves of conventional crude oil at January 1	625,100	857,628	499,237
Revisions	16,461	(217,990)	—
Expansions and discoveries	—	—	371,563
Production	(15,561)	(14,538)	(13,172)

Proved developed and undeveloped reserves of conventional crude oil at December 31	626,000	625,100	857,628

Proved developed reserves of conventional crude oil at December 31 (included on the previous amount)	59,922	69,833	65,755

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

At December 31, 2014, 2013 and 2012, certified reserves assigned to the Company amounted to 626,000 thousands, 625,100 thousands and 574,725 thousand barrels, respectively. Production for the year ended December 31, 2014, 2013 and 2012 was 15,561 thousands, 14,538 thousands and 13,172 thousand barrels.

(b)	Natural Gas Reserves (in millions of cubic feet)

	Years ended December 31,
	2014	2013	2012
Proved developed and undeveloped reserves of natural gas at January 1	454,982	705,457	532,082
Revisions	56,333	(247,882)	—
Expansions and discoveries	—		175,546
Production	(2,981)	(2,593)	(2,171)

Proved developed and undeveloped reserves of natural gas at December 31	508,334	454,982	705,457

Proved developed reserves of natural gas at December 31 in Uracoa and Tucupita (included on the previous amount)	23,014	8,291	23,390

Natural gas production is shown on the basis of actual volumes before the extraction of liquefiable hydrocarbons.

Table II—Costs Incurred in Exploration and Development Activities

Exploration costs include costs incurred from geological and geophysical activities, and drilling and equipping exploratory wells. The Company did not conduct exploration activities in the year 2012. Development costs include those for drilling and equipping development wells, enhanced recovery projects and facilities to extract, treat and store crude oil and natural gas. Annual costs, summarized below, include amounts both expensed and capitalized for the Company’s conventional crude oil reserves (In thousands):

	Conventional Crude
	U.S. dollars			Bolivars
	2014	2013	2012	2014	2013	2012
Development costs	386,210	264,075	207,320	2,433,123	1,663,673	891,479

Total costs incurred from development Activities	386,210	264,075	207,320	2,433,123	1,663,673	891,479

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

Table III—Costs Recorded as Assets in Oil and Gas Production Activities

Costs recorded as assets for oil and gas exploration and production activities, as well as the related accumulated depreciation and amortization at December 31 for PDVSA’s conventional and extra-heavy crude oil reserves are summarized below (In thousands):

	Conventional Crude
	U.S. dollars			Bolivars
	2014	2013	2012	2014	2013	2012
Assets used in production	1,029,122	794,820	660,972	6,483,469	5,007,366	2,842,181
Equipment and facilities	53,515	16,685	22,447	337,145	105,116	96,522

	1,082,637	811,505	683,419	6,820,614	5,112,482	2,938,703
Accumulated Depletion, depreciation and amortization	(494,128)	(364,719)	(279,117)	(3,113,006)	(2,297,730)	(1,200,203)
Construction in progress	388,203	250,183	121,087	2,445,679	1,576,153	520,675

Total net costs capitalized as assets	976,712	696,969	525,389	6,153,287	4,390,905	2,259,175

Table IV—Results of Operations for Oil and Gas Production Activities for Each Year (In thousands):

	Conventional Crude
	Years ended December 31
	U.S. dollar			Bolivars
	2014	2013	2012	2014	2013	2012
Net production income:
Sales (see Note 21)	1,309,734	1,275,601	1,160,653	8,251,324	8,036,287	4,990,808
Production costs	(361,910)	(187,311)	(158,888)	(2,280,033)	(1,180,059)	(683,219)
Royalties in kind and other taxes (See Note 7 and Note 21)	(594,822)	(566,197)	(604,003)	(3,747,379)	(3,567,042)	(2,597,213)
Contributions and funding for social development	(16,226)	(17,127)	(14,889)	(102,224)	(107,900)	(64,023)
Depletion, depreciation and Amortization	(123,191)	(82,018)	(83,168)	(776,103)	(516,713)	(357,622)

Results of operation before income Tax	213,585	422,948	299,705	1,345,585	2,664,573	1,288,731
Income tax	(106,793)	(211,474)	(149,853)	(672,793)	(1,332,287)	(644,366)

Results production operation	106,792	211,474	149,852	672,792	1,332,286	644,365

Income from oil production is calculated at international market price as if all production were sold (See Note 21).

Production costs are lifting costs incurred to operate and maintain productive wells and related facilities and equipment, including operating labor costs, materials, supplies, fuel consumed in operations and operating costs of natural liquid gas plants.

Depreciation and amortization expenses relate to assets used in exploration and production activities. Income tax expense is computed using the statutory rate for the year. For these purposes, the results of production operations do not include finance costs and corporate overhead or their associated tax effects.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2014, 2013 and 2012

A summary of average per unit sale prices and production costs is shown below:

	Years ended December 31,
	2014	2013	2012	2014	2013	2012
	U.S. dollar			Bolivars
Average sale price
Crude oil per barrel	82.45	91.22	95.90	519.44	574.69	412.37

Natural gas per BOE	1.54	1.54	1.54	9.70	9.70	6.62

Average production cost per BOE	22.54	12.51	11.74	142.00	78.81	50.48

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

[FORM OF PROXY CARD]

[PRELIMINARY COPY SUBJECT TO COMPLETION]

Harvest Natural Resources, Inc.

ANNUAL MEETING OF STOCKHOLDERS

[●], 2016

[●], central time

at our offices

1177 Enclave Parkway

Houston, Texas 77077

Harvest Natural Resources, Inc.
1177 Enclave Parkway, Suite 300
Houston, Texas 77077

This proxy is solicited by the Board of Directors for use at the Annual Meeting on [●], 2016.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4, 5, 6 and 7.

By signing the proxy, you revoke all prior proxies and appoint Stephen C. Haynes and Keith L. Head, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARVEST NATURAL RESOURCES, INC.
The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5, 6 and 7
			For	Against	Abstain			For	Against	Abstain
1.	To authorize the sale, through subsidiaries, of our Venezuelan assets to CT Energy.		☐	☐	☐	4.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐

2.	To approve, on an advisory basis, certain executive compensation payable as a result of the sale of our Venezuelan assets.		☐	☐	☐	5.	To amend our certificate of incorporation to effect a reverse stock split at a ratio between one-for-four and one-for-ten, inclusive, with the exact ratio to be determined by the Board of Directors.	☐	☐	☐
3.	Election of Directors		For All	Withhold All	For All Except
	Nominees:		☐	☐	☐	6.	To approve an adjournment of the meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.	☐	☐	☐
01) Stephen D. Chesebro’ 05) Edgard Leal 02) Oswaldo Cisneros 06) Patrick M. Murray 03) James A. Edmiston 07) Alberto Sosa 04) Robert E. Irelan
						7.	To approve any other matters that may properly come before the meeting.	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.						THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appears on this proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and name of authorized officer signing the proxy.

	X					X
	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

VOTING INSTRUCTIONS

HARVEST NATURAL RESOURCES, INC. 1177 ENCLAVE PARKWAY, SUITE 300 HOUSTON, TEXAS 77077

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